FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-197550-02

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 15, 2014)

$754,253,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C25
as Issuing Entity
RBS Commercial Funding Inc.
as Depositor
Wells Fargo Bank, National Association
The Royal Bank of Scotland plc
Rialto Mortgage Finance, LLC
Silverpeak Real Estate Finance LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
Liberty Island Group I LLC
as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates,
Series 2014-C25

The Commercial Mortgage Pass-Through Certificates, Series 2014-C25 will include 12 classes of certificates that RBS Commercial Funding Inc. is offering pursuant to this prospectus supplement.  The Series 2014-C25 certificates represent the beneficial ownership interests in the issuing entity, which will be WFRBS Commercial Mortgage Trust 2014-C25.  The issuing entity’s main assets will be a pool of 59 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

The Series 2014-C25 certificates will represent beneficial ownership interests in the issuing entity only and will not represent interests in or obligations of the depositor, the sponsors or any of their affiliates.  Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Each class of certificates will receive distributions of interest, principal or both monthly, commencing in January 2015.  Credit enhancement will be provided by the subordination of certain classes of junior certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Only the 12 classes of certificates identified below are being offered by this prospectus supplement. Other classes of certificates are described in this prospectus supplement but not offered hereby.

Investing in the Offered Certificates involves risks.  You should carefully consider the risk factors beginning on page S-62 of this prospectus supplement and page 7 of the attached prospectus.
	Approximate Initial Principal Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$ 31,829,000	1.5180%	Fixed(5)	November 2019
Class A-2	$ 42,716,000	2.9320%	Fixed(5)	December 2019
Class A-3	$ 35,436,000	3.4290%	Fixed(5)	November 2021
Class A-4	$210,000,000	3.3650%	Fixed(5)	November 2024
Class A-5	$235,930,000	3.6310%	Fixed(5)	November 2024
Class A-SB	$ 57,125,000	3.3690%	Fixed(5)	September 2024
Class A-S(8)	$ 73,345,000(9)	3.9840%	Fixed(5)	November 2024
Class B(8)	$ 38,315,000(9)	4.2360%	WAC Cap(6)	November 2024
Class C(8)	$ 29,557,000(9)	4.3260%	WAC minus 0.048%(7)	November 2024
Class PEX(8)	$141,217,000(9)	N/A	(10)	November 2024
Class X-A	$686,381,000(11)	0.9604%	Variable(12)	N/A
Class X-B	$129,176,000(13)	0.3229%	Variable(14)	N/A
(Footnotes to table begin on page S-1)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The underwriters, RBS Securities Inc., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., will purchase the offered certificates from RBS Commercial Funding Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at variable prices determined at the time of sale, plus, in certain cases, accrued interest. Wells Fargo Securities, LLC and RBS Securities Inc. are acting as co-lead bookrunning managers in the following manner:  RBS Securities Inc. is acting as sole bookrunning manager with respect to 0% of each class of offered certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 100% of each class of offered certificates. Deutsche Bank Securities Inc. is acting as co-manager. The offered certificates are offered by the underwriters when, as and if issued by the issuing entity and delivered to and accepted by the underwriters and subject to the right of the underwriters to reject orders in whole or in part.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme, and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 12, 2014.  We expect to receive from this offering approximately 108.88% of the initial certificate principal balance of the offered certificates, plus accrued interest from December 1, 2014, before deducting expenses payable by us.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule (as defined in this prospectus supplement) under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

RBS	Wells Fargo Securities

Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

Deutsche Bank Securities Co-Manager
November 19, 2014

WFRBS Commercial Mortgage Trust 2014-C25

Commercial Mortgage Pass-Through Certificates, Series 2014-C25

Washington
4 properties
$57,629,549
6.6% of total
Idaho
3 properties
$18,455,952
2.1% of total
Missouri
2 properties
$75,315,156
8.6% of total
Illinois
1 property
$2,887,000
0.3% of total
Wisconsin
1 property
$2,100,000
0.2% of total
Indiana
3 properties
$9,018,147
1.0% of total
Michigan
5 properties
$31,323,929
3.6% of total
New York
3 properties
$12,483,924
1.4% of total
New Hampshire
1 property
$4,257,500
0.5% of total
Connecticut
2 properties
$9,398,648
1.1% of total
Ohio
6 properties
$90,393,210
10.3% of total
Nevada
3 properties
$6,291,893
0.7% of total
New Jersey
1 property
$1,059,459
0.1% of total
District of Columbia
1 property
$12,200,000
1.4% of total
California
3 properties
$49,116,215
5.6% of total
Virginia
2 properties
$36,850,000
4.2% of total
North Carolina
4 properties
$29,000,000
3.3% of total
Arizona
2 properties
$20,169,425
2.3% of total
South Carolina
1 property
$6,250,000
0.7% of total
Colorado
1 property
$100,000,000
11.4% of total
Georgia
5 properties
$29,329,050
3.3% of total
Tennessee
1 property
$4,150,000
0.5% of total
Texas
13 properties
$111,742,561
12.8% of total
Louisiana
1 property
$24,500,000
2.8% of total
Alabama
1 property
$4,194,667
0.5% of total
Florida
3 properties
$127,650,000
14.6% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 10.0%
>10.0%

SUMMARY	S-1	Subordination of Subordinate Offered
RISK FACTORS	S-62	Certificates	S-75
RISKS RELATED TO THE OFFERED		Commencing Legal Proceedings Against
CERTIFICATES	S-62	Parties to the Pooling and Servicing
The Offered Certificates May Not Be a		Agreement May Be Difficult	S-75
Suitable Investment for You	S-62	Your Lack of Control Over the Trust and
The Offered Certificates Are Limited		Servicing of the Mortgage Loans Can
Obligations	S-62	Create Risks	S-75
The Volatile Economy, Credit Crisis and		You Will Have No Control Over the
Downturn in the Real Estate Market		Servicing of a Non-Serviced Mortgage
Have Adversely Affected and May		Loan	S-76
Continue to Adversely Affect the Value		The Servicing of the AMCP Portfolio
of CMBS	S-63	Loan Combination Will Shift to Others	S-77
Subordination of the Class A-S, Class B		There Are Risks Relating to the
and Class C Regular Interests Will		Exchangeable Certificates	S-77
Affect the Timing of Distributions and		RISKS RELATED TO MORTGAGE LOANS
the Application of Losses on the		AND MORTGAGED PROPERTIES	S-78
Class X-A, Class X-B, Class A-S,		Commercial Lending is Dependent on
Class B, Class C and Class PEX		Net Operating Income	S-78
Certificates	S-63	Underwritten Net Cash Flow Could Be
External Factors May Adversely Affect		Based on Incorrect or Failed
the Value and Liquidity of Your		Assumptions	S-78
Investment	S-64	The Mortgage Loans Have Not Been
The Certificates May Have Limited		Reunderwritten By Us	S-78
Liquidity and the Market Value of the		The Prospective Performance of the
Certificates May Decline	S-65	Commercial and Multifamily Mortgage
Limited Information Causes Uncertainty	S-66	Loans Included in the Trust Fund
Legal and Regulatory Provisions		Should Be Evaluated Separately from
Affecting Investors Could Adversely		the Performance of the Mortgage
Affect the Liquidity of the Certificates	S-66	Loans in Any of the Depositor’s Other
Your Yield May Be Affected by Defaults,		Trusts	S-79
Prepayments and Other Factors	S-68	Appraisals May Not Reflect Current or
No Party to the Pooling and Servicing		Future Market Value of Each Property	S-80
Agreement Will Be Obligated to Review		Multifamily Properties Have Special Risks	S-80
the Mortgage Loans To Determine		Retail Properties Have Special Risks	S-82
Whether Representations and		Office Properties Have Special Risks	S-84
Warranties Are True; Mortgage Loan		Hospitality Properties Have Special Risks	S-85
Sellers or Other Responsible Parties		Risks Relating to Affiliation with a
May Not Be Able To Make a Required		Franchise or Hotel Management
Repurchase or Substitution of a		Company	S-86
Defective Mortgage Loan	S-72	Self-Storage Properties Have Special
Nationally Recognized Statistical Rating		Risks	S-87
Organizations May Assign Different		Manufactured Housing Community
Ratings to the Certificates; Ratings of		Properties Have Special Risks	S-88
the Certificates Reflect Only the Views		Industrial Properties Have Special Risks	S-90
of the Applicable Rating Agencies as of		Mixed Use Facilities Have Special Risks	S-91
the Dates Such Ratings Were Issued;		Data/Internet Exchange Center
Ratings May Affect ERISA Eligibility;		Properties Have Special Risks	S-91
Ratings May Be Downgraded	S-73	Specialty Use Concentrations	S-92
Risks Relating to Interest on Advances		Risks Related to Ground Leases and
and Special Servicing Compensation	S-74	Other Leasehold Interests	S-93
The Payment of Expenses of the Trust		Various Limitations and Restrictions
Fund May Reduce the Amount of		Imposed by Affordable Housing
Distributions on Your Offered		Covenants or Programs May Result in
Certificates	S-74	Losses on the Mortgage Loans	S-94
		Risks Related to Historic Tax Credits	S-95

Performance of the Certificates Will Be		Unable To Repay Remaining Principal
Highly Dependent on the Performance		Balance on Maturity Date	S-106
of Tenants and Tenant Leases	S-95	Risks Related to Redevelopment and
Concentrations Based on Property Type,		Renovation at a Mortgaged Property	S-108
Related Borrowers and Other Factors		Risks of the Anticipated Repayment Date
May Disproportionately Increase		Loans	S-108
Losses	S-98	Some Mortgaged Properties May Not Be
Increases in Real Estate Taxes May		Readily Convertible to Alternative Uses	S-109
Reduce Net Operating Income	S-99	Mortgaged Properties That Are Not in
Risks Relating to Enforceability of		Compliance with Zoning and Building
Cross-Collateralization	S-99	Code Requirements and Use
Substitution of Mortgaged Properties and		Restrictions Could Adversely Affect
Debt Severance Provisions May Lead		Distributions on Your Certificates	S-110
to Increased Risks	S-99	Inadequacy of Title Insurers May
We Cannot Assure You That Any Upfront		Adversely Affect Distributions on Your
or Ongoing Deposits Made by a		Certificates	S-111
Borrower to Any Reserve in Respect of		Condemnations With Respect to
a Mortgaged Property Will Be Sufficient		Mortgaged Properties Could Adversely
for Its Intended Purpose	S-100	Affect Distributions on Your Certificates	S-111
The Absence of Lockboxes Entails Risks		Risks Relating to Inspections of
That Could Adversely Affect		Properties	S-111
Distributions on Your Certificates	S-100	Availability of Earthquake, Flood and
The Performance of a Mortgage Loan (or		Other Insurance	S-111
Loan Combination) and Its Related		Terrorism Insurance May Not Be
Mortgaged Property Depends in Part		Available for All Mortgaged Properties	S-112
on Who Controls the Borrower and		Risks Associated with Blanket Insurance
Mortgaged Property	S-100	Policies or Self-Insurance	S-113
The Borrower’s Form of Entity May		RISKS RELATED TO CONFLICTS OF
Cause Special Risks	S-100	INTEREST	S-114
A Bankruptcy Proceeding May Result in		Interests and Incentives of the Mortgage
Losses and Delays in Realizing on the		Loan Sellers, the Sponsors and Their
Mortgage Loans	S-102	Affiliates May Not Be Aligned With
Mortgage Loans Are Nonrecourse and		Your Interests	S-114
Are Not Insured or Guaranteed	S-102	Interests and Incentives of the
A Concentration of Mortgaged Properties		Underwriter Entities May Not Be
in One or More Geographic Areas		Aligned With Your Interests	S-118
Reduces Diversification and May		Interests and Incentives of the Holders of
Increase the Risk that Your Certificates		Non-Serviced Companion Loans May
May Not Be Paid in Full	S-103	Not Be Aligned With Your Interests	S-119
Limitations on the Enforceability of Multi-		Potential Conflicts of Interest of the
Borrower/Multi-Property and Multi-		Master Servicer and the Special
Borrower/Multi-Parcel Arrangements		Servicer	S-120
May Have an Adverse Effect on		Potential Conflicts of Interest of the Trust
Recourse in the Event of a Default on a		Advisor	S-121
Mortgage Loan	S-104	Potential Conflicts of Interest of the
Adverse Environmental Conditions at or		Subordinate Class Representative	S-122
Near Mortgaged Properties May Result		Potential Conflicts of Interest in the
in Losses	S-105	Selection of the Underlying Mortgage
Risks Relating to Costs of Compliance		Loans	S-122
with Applicable Laws and Regulations	S-105	Conflicts of Interest May Occur as a
Litigation Regarding the Mortgaged		Result of the Rights of Third Parties To
Properties or Borrowers May Impair		Terminate the Special Servicer	S-123
Your Distributions	S-105	Other Potential Conflicts of Interest May
Other Financings or Ability To Incur Other		Affect Your Investment	S-123
Financings Entails Risk	S-106	Special Servicer May Be Directed To
Property Value May Be Adversely		Take Actions by an Entity That Has No
Affected Even When There Is No		Duty or Liability to Other
Change in Current Operating Income		Certificateholders	S-124
and as a Result Borrower May Be

Rights of the Trust Advisor and the		The Depositor	S-243
Subordinate Class Representative		The Originators	S-243
Could Adversely Affect Your		The Issuing Entity	S-244
Investment	S-124	The Trustee	S-245
OTHER RISKS	S-125	The Certificate Administrator, Tax
Each of the Mortgage Loan Sellers, the		Administrator, Certificate Registrar and
Depositor and the Trust Fund Is		Custodian	S-245
Subject to Insolvency or Bankruptcy		The Master Servicer	S-247
Laws That May Affect the Trust Fund’s		The Special Servicer	S-250
Ownership of the Mortgage Loans	S-125	The Primary Servicer	S-253
Loan Combinations Pose Special Risks	S-127	Affiliated Servicer	S-255
Mortgage Loan Sellers May Not Be Able		The Trust Advisor	S-258
To Make Required Repurchases or		Affiliations and Certain Relationships	S-259
Substitutions of Defective Mortgage		DESCRIPTION OF THE OFFERED
Loans	S-127	CERTIFICATES	S-262
Any Loss of Value Payment Made by a		General	S-262
Mortgage Loan Seller May Prove To		Exchanges of Exchangeable Certificates	S-266
Be Insufficient To Cover All Losses on		Distributions	S-267
a Defective Mortgage Loan	S-127	Reductions of Certificate Principal
Book-Entry Registration Will Mean You		Balances in Connection with Realized
Will Not Be Recognized as a Holder of		Losses and Additional Trust Fund
Record	S-127	Expenses	S-283
Tax Matters and Changes in Tax Law		Reductions of Interest Entitlements and
May Adversely Impact the Mortgage		the Principal Distribution Amount in
Loans or Your Investment	S-128	Connection with Certain Trust Advisor
Additional Risks	S-130	Expenses	S-287
Combination or “Layering” of Multiple		Voting Rights	S-288
Risks May Significantly Increase Risk		Advances of Delinquent Monthly Debt
of Loss	S-130	Service Payments	S-290
DESCRIPTION OF THE MORTGAGE		Delivery, Form and Denomination	S-297
POOL	S-131	Matters Regarding the Certificate
General	S-131	Administrator and the Tax
Certain Calculations and Definitions	S-132	Administrator	S-301
Statistical Characteristics of the Mortgage		The Trustee	S-302
Loans	S-133	Suits, Actions and Proceedings by
Additional Indebtedness	S-143	Certificateholders	S-304
Other Additional Financing and Preferred		YIELD AND MATURITY
Equity	S-158	CONSIDERATIONS	S-304
Underwriting Considerations	S-158	Yield Considerations	S-304
Exceptions to Underwriting Guidelines	S-159	Weighted Average Life of the Offered
Environmental Considerations	S-160	Certificates	S-309
Redevelopment and Renovation	S-161	Yield Sensitivity of the Class X-A and
Litigation Considerations	S-161	Class X-B Certificates	S-314
Insurance Considerations	S-162	Price/Yield Tables	S-314
Use Restrictions	S-162	THE POOLING AND SERVICING
Non-Recourse Carveout Limitations	S-162	AGREEMENT	S-320
Tenant or Other Third Party Issues	S-163	General	S-320
Assessments of Property Value and		Assignment of the Mortgage Loans	S-321
Condition	S-168	Servicing of the Mortgage Loans	S-321
Certain Terms of the Mortgage Loans	S-171	Servicing of the Loan Combinations	S-327
Significant Obligors	S-183	Accounts	S-331
Representations and Warranties	S-183	Servicing and Other Compensation and
Sale of Mortgage Loans; Mortgage File		Payment of Expenses	S-337
Delivery	S-184	Enforcement of Due-on-Sale and Due-
Cures, Repurchases and Substitutions	S-187	on-Encumbrance Provisions	S-351
Additional Information	S-189	Transfers of Interests in Borrowers	S-351
TRANSACTION PARTIES	S-189	Inspections	S-352
The Sponsors	S-189	Required Appraisals	S-352
Compensation of the Sponsors	S-242	Rating Agency Confirmations	S-358

Evidence as to Compliance	S-360	STATE AND LOCAL TAX
Certain Matters Regarding the Master		CONSIDERATIONS			S-413
Servicer, the Special Servicer, the		ERISA CONSIDERATIONS			S-413
Trust Advisor and the Depositor	S-361	LEGAL INVESTMENT			S-415
Servicer Termination Events	S-365	METHOD OF DISTRIBUTION
Rights Upon the Occurrence of a		(UNDERWRITER CONFLICTS OF
Servicer Termination Event	S-367	INTEREST)			S-416
Waivers of Servicer Termination Events	S-368	LEGAL MATTERS			S-418
Replacement of the Special Servicer	S-368	CERTAIN LEGAL ASPECTS OF THE
Resignation of the Master Servicer and		MORTGAGE LOANS			S-418
the Special Servicer	S-371	RATINGS			S-420
Net Present Value Calculations	S-372	INDEX OF SIGNIFICANT DEFINITIONS			S-423
Review and Consultation With Respect to
Calculations of Net Present Value and		ANNEX A	–	CERTAIN
Appraisal Reduction Amounts	S-372			CHARACTERISTICS OF
Maintenance of Insurance	S-373			THE MORTGAGE LOANS
Amendment of the Pooling and Servicing				AND MORTGAGED
Agreement	S-375			PROPERTIES	A-1
Termination of the Pooling and Servicing		ANNEX B	–	TOP FIFTEEN LOAN
Agreement	S-377			SUMMARIES	B-1
Realization upon Defaulted Mortgage		ANNEX C	–	MORTGAGE POOL
Loans	S-379			INFORMATION	C-1
Procedures With Respect to Defaulted		ANNEX D	–	ADDITIONAL MORTGAGE
Mortgage Loans and REO Properties	S-381			LOAN INFORMATION/
Modifications, Waivers, Amendments and				DEFINITIONS	D-1
Consents	S-386	ANNEX E-1	–	MORTGAGE LOAN
The Majority Subordinate				SELLER
Certificateholder and the Subordinate				REPRESENTATIONS AND
Class Representative	S-391			WARRANTIES	E-1-1
The Trust Advisor	S-394	ANNEX E-2	–	EXCEPTIONS TO
Asset Status Reports	S-401			REPRESENTATIONS AND
Reports to Certificateholders; Available				WARRANTIES	E-2-1
Information	S-403	ANNEX F	–	GLOBAL CLEARANCE,
USE OF PROCEEDS	S-409			SETTLEMENT AND TAX
MATERIAL FEDERAL INCOME TAX				DOCUMENTATION
CONSEQUENCES	S-409			PROCEDURES	F-1
General	S-409	ANNEX G	–	FORM OF TRUST
Tax Status of Offered Certificates	S-410			ADVISOR ANNUAL
Original Issue Discount and Premium	S-411			REPORT	G-1
Prepayment Premiums and Yield		ANNEX H	–	CLASS A-SB PLANNED
Maintenance Charges	S-411			PRINCIPAL BALANCE
Taxation of Foreign Investors	S-412			SCHEDULE	H-1
FATCA	S-412
Taxation of the Exchangeable
Certificates	S-412
Further Information	S-413

v

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

•	This prospectus supplement, which describes the specific terms of the offered certificates.

The terms of the offered certificates contained in this prospectus supplement are intended to supplement the terms contained in the accompanying prospectus.  In reviewing the accompanying prospectus, you should consider references to “prospectus supplement” as if they were references to this prospectus supplement.  The Annexes attached to this prospectus supplement are incorporated into and form a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with an introductory section, entitled “Summary” and commencing on page S-1 of this prospectus supplement, which gives a brief introduction to the principal terms and characteristics of the Series 2014-C25 certificates and the underlying mortgage loans.  Included in that summary are two subsections describing the Series 2014-C25 certificates and the issuing entity in abbreviated form:

•
The “Summary—Overview of the Certificates”, commencing on page S-1 of this prospectus supplement, which sets forth certain important terms and statistical information relating to the Series 2014-C25 certificates; and

•
The “Summary—Transaction Overview”, commencing on page S-4 of this prospectus supplement, which briefly describes the transactions in which the underlying mortgage loans will be transferred to the issuing entity and the offered certificates will be issued.

Additionally, “Risk Factors”, commencing on page S-62 of this prospectus supplement, describes the material risks that apply to the Series 2014-C25 certificates which are in addition to those described in the prospectus with respect to securities issued by entities formed at our direction generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-423 of this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 109 of the prospectus.

In this prospectus supplement, the terms “Depositor”, “we”, “us” and “our” refer to RBS Commercial Funding Inc.

References to “lender” with respect to the mortgage loans generally should be construed to mean the trustee as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under the “The Pooling and Servicing Agreement” in this prospectus supplement.

EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of offered certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of offered certificates.  Accordingly any person making or intending to make an offer in that Relevant Member State of offered certificates which are the subject of an offering contemplated in this prospectus supplement in relation to the offer of those offered certificates may only do so in circumstances in which no obligation arises for the depositor, the issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

None of the depositor, the issuing entity or any of the underwriters has authorized, nor does any of them authorize, the making of any offer of offered certificates in circumstances in which an obligation arises for the depositor, the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

For the purposes of this provision and the provision immediately below, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c)	in any other circumstances falling within article 3(2) of the Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (a) to (c) above will require the depositor, issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the offered certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

NOTICE TO UNITED KINGDOM INVESTORS

The issuing entity may constitute a “Collective Investment Scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a “Recognized Collective Investment Scheme” for the purposes of the FSMA and that has not been authorized or otherwise recognized or approved.  As an unregulated scheme, the offered certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this prospectus supplement (a) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“High Net Worth Companies, Unincorporated Associations, etc.”) of the Financial Promotion Order (all such persons together being referred to as “FPO Persons”) and (b) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“High Net Worth Companies, Unincorporated Associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order, or (iv) persons to whom the issuing entity may lawfully be promoted in accordance with Section 4.12 of the UK Financial Conduct Authority’s Conduct of Business Sourcebook (all such persons together being referred to as “PCIS Persons”  and, together with the FPO Persons, the “Relevant Persons”).

This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not act or rely on this prospectus supplement.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a)
in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the depositor or the issuing entity; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE

BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT.  HOWEVER, THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT.  FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT.  OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549.  YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.  COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.  THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE WELLS FARGO SECURITIES, LLC AND DEUTSCHE BANK SECURITIES INC. CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield and Maturity Considerations”.  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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SUMMARY

          The following is only a summary of selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision.  Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus.  That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates.  To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus.  See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for the locations of the definitions of capitalized terms.

Overview of the Certificates

          The certificates to be issued are known as the WFRBS Commercial Mortgage Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25.  Each certificate represents an interest in the mortgage loans included in the trust fund. We are offering the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B, class C, class PEX, class X-A and class X-B certificates pursuant to this prospectus supplement.  The table below identifies the respective classes of the series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not so offered.

Class	Approximate Initial Principal Balance or Notional Amount(1)		Approx. Initial Credit Support		Approximate Initial Pass- Through Rate(2)	Pass- Through Rate Description	Weighted Average Life (Years)(3)	Expected Principal Window(3)
Offered Certificates
A-1	$31,829,000		30.000	%(4)	1.5180%	Fixed(5)	3.02	1/15 - 11/19
A-2	$42,716,000		30.000	%(4)	2.9320%	Fixed(5)	4.96	11/19 - 12/19
A-3	$35,436,000		30.000	%(4)	3.4290%	Fixed(5)	6.93	11/21 - 11/21
A-4	$210,000,000		30.000	%(4)	3.3650%	Fixed(5)	9.82	9/24 - 11/24
A-5	$235,930,000		30.000	%(4)	3.6310%	Fixed(5)	9.93	11/24 - 11/24
A-SB	$57,125,000		30.000	%(4)	3.3690%	Fixed(5)	7.44	12/19 - 9/24
A-S(8)	$73,345,000	(9)	21.625%		3.9840%	Fixed(5)	9.93	11/24 - 11/24
B(8)	$38,315,000	(9)	17.250%		4.2360%	WAC Cap(6)	9.93	11/24 - 11/24
C(8)	$29,557,000	(9)	13.875	%(4)	4.3260%	WAC minus 0.048%(7)	9.93	11/24 - 11/24
PEX(8)	$141,217,000	(9)	13.875	%(4)	N/A	(10)	9.93	11/24 - 11/24
X-A	$686,381,000	(11)	N/A		0.9604%	Variable(12)	N/A	N/A
X-B	$129,176,000	(13)	N/A		0.3229%	Variable(14)	N/A	N/A
Non-Offered Certificates
X-C	$10,947,000	(15)	N/A		1.0540%	Variable(16)	N/A	N/A
X-D	$20,799,000	(17)	N/A		1.0540%	Variable(18)	N/A	N/A
X-E	$28,463,284	(19)	N/A		1.0540%	Variable(20)	N/A	N/A
D	$61,304,000		6.875%		3.8030%	WAC Cap(6)	9.96	11/24 - 12/24
E	$10,947,000		5.625%		3.3200%	Fixed(5)	10.01	12/24 - 12/24
F	$20,799,000		3.250%		3.3200%	Fixed(5)	10.01	12/24 - 12/24
G	$28,463,284		0.000%		3.3200%	Fixed(5)	10.01	12/24 - 12/24
V(21)	N/A		N/A		N/A	N/A	N/A	N/A
R(22)	N/A		N/A		N/A	N/A	N/A	N/A

(footnotes to table on cover and table set forth above)

(1)
The certificate principal balances and notional amounts set forth in the table are approximate.  The actual initial certificate principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2)	Approximate per annum rate as of the closing date.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex D to this prospectus supplement.

(4)
The approximate initial credit support with respect to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates represents the approximate credit enhancement for the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates in the aggregate.  The approximate initial credit support with respect to the class C and class PEX certificates represents the approximate credit support for the class C regular interest, which will have an initial outstanding principal balance on the closing date of $29,557,000.

(5)
The pass-through rates for the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class E, class F and class G certificates and the Class A-S regular interest, in each case, will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)
The pass-through rates for the class B regular interest and class D regular interest, in each case, will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (i) a fixed rate and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)
The pass-through rate for the class C regular interest will be a variable rate per annum (described in the table as “WAC minus 0.048%”) equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus (ii) 0.048%.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)
The class A-S, class B and class C certificates may be exchanged for class PEX certificates, and class PEX certificates may be exchanged for the class A-S, class B and class C certificates, in each case, only in the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(9)
On the closing date, the issuing entity will issue the class A-S, class B and class C regular interests, which will have outstanding principal balances on the closing date of $73,345,000, $38,315,000 and $29,557,000, respectively.  The class A-S, class B, class C and class PEX certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such regular interests.  Each class of the class A-S, class B, class C and class PEX certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the class A-S, class B and/or class C regular interests.  Following any exchange of class A-S, class B and class C certificates for class PEX certificates or any exchange of class PEX certificates for class A-S, class B and class C certificates, the percentage interest of the outstanding principal balances of the class A-S, class B and class C regular interests that is represented by the class A-S, class B, class C and class PEX certificates will be increased or decreased accordingly.  The initial certificate principal balance of each class of the class A-S, class B and class C certificates shown in the table above represents the maximum certificate principal balance of such class without giving effect to any issuance of class PEX certificates.  Such maximum certificate principal balance of each of the class A-S, class B and class C certificates is approximate and may be as much as 5% larger or smaller than the amount shown in the table above as a result of rounding in connection with any issuance of class PEX certificates on the closing date.  The initial certificate principal balance of the class PEX certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal balances of the class A-S, class B and class C certificates, representing the maximum certificate principal balance of the class PEX certificates that could be issued in an exchange.  The certificate principal balances of the class A-S, class B and class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the class PEX certificates issued on the closing date.

(10)
The class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the class A-S, class B and class C regular interests represented by the class PEX certificates.  The pass-through rates on the class A-S, class B and class C certificates will at all times be the same as the pass-through rates of the class A-S, class B and class C regular interests.

(11)
The class X-A certificates are notional amount certificates.  The notional amount of the class X-A certificates will be equal to the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest outstanding from time to time.  The class X-A certificates will not entitle their holders to distributions of principal.

(12)
The pass-through rate for the class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)
The class X-B certificates are notional amount certificates.  The notional amount of the class X-B certificates will be equal to the aggregate certificate principal balance of the class D certificates and the class B and class C regular interests outstanding from time to time.  The class X-B certificates will not entitle their holders to distributions of principal.

(14)
The pass-through rate for the class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the  pass-through rates on the class D certificates and the class B and class C regular interests for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The class X-C certificates are notional amount certificates.  The notional amount of the class X-C certificates will be equal to the certificate principal balance of the class E certificates outstanding from time to time.  The class X-C certificates will not entitle their holders to distributions of principal.

(16)
The pass-through rate for the class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the class E certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)
The class X-D certificates are notional amount certificates.  The notional amount of the class X-D certificates will be equal to the certificate principal balance of the class F certificates outstanding from time to time.  The class X-D certificates will not entitle their holders to distributions of principal.

(18)
The pass-through rate for the class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the class F certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(19)
The class X-E certificates are notional amount certificates.  The notional amount of the class X-E certificates will be equal to the certificate principal balance of the class G certificates outstanding from time to time.  The class X-E certificates will not entitle their holders to distributions of principal.

(20)
The pass-through rate for the class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the class G certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(21)
The class V certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date.  The class V certificates will only be entitled to distributions of excess interest accrued on each mortgage loan with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

(22)
The class R certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date.  The class R certificates represent the residual interest in each REMIC as further described in this prospectus supplement.  The class R certificates will not entitle their holders to distributions of principal or interest.

       The class X-C, class X-D, class X-E, class D, class E, class F, class G, class V and class R certificates are not offered by this prospectus supplement.  Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

          On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. This common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of December 1, 2014, among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the trust advisor. All of the mortgage loans will be serviced and administered under the pooling and servicing agreement, except that (i) the St. Johns Town Center mortgage loan will be serviced under the pooling and servicing agreement (the “WFRBS 2014-C24 pooling and servicing agreement”) entered into in connection with the commercial mortgage securitization transaction involving the issuance of the WFRBS Commercial Mortgage Trust 2014-C24 Commercial Mortgage Pass-Through Certificates, 2014-C24 (the “WFRBS 2014-C24 securitization”) and (ii) the AMCP Portfolio mortgage loan will be serviced under the pooling and servicing agreement until the securitization of the related pari passu companion loan, after which such mortgage loan will be serviced under the pooling and servicing agreement related to such other securitization.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

	Transaction Parties

Issuing Entity
WFRBS Commercial Mortgage Trust 2014-C25, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. The assets in the issuing entity will comprise the “trust fund”. We refer to that issuing entity as the “trust”. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
RBS Commercial Funding Inc., a Delaware corporation. As depositor, RBS Commercial Funding Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the issuing entity. The depositor’s address is 600 Washington Boulevard, Stamford, Connecticut 06901 and its telephone number is (203) 897-2700. Neither we nor any of our affiliates has insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors, Mortgage Loan
Sellers and Originators
Each of Wells Fargo Bank, National Association, a national banking association, The Royal Bank of Scotland plc, a public company registered in Scotland, Rialto Mortgage Finance, LLC, a Delaware limited liability company, Silverpeak Real Estate Finance LLC, a Delaware limited liability company, Basis Real Estate Capital II, LLC, a Delaware limited liability company, C-III Commercial Mortgage LLC, a Delaware limited liability company, and Liberty Island Group I LLC, a Delaware limited liability company, is a sponsor and a mortgage loan seller. The sponsors have organized and initiated the transactions in which the certificates will be issued. See “Transaction Parties—The Sponsors” and “—Affiliations and Certain Relationships” in this prospectus supplement and “The Sponsor” in the prospectus.

	The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
	Wells Fargo Bank, National Association	17	20	$373,046,122	42.6%
	The Royal Bank of Scotland plc	4	4	148,750,000	17.0
	Rialto Mortgage Finance, LLC	13	17	147,165,654	16.8
	Silverpeak Real Estate Finance LLC	9	15	105,911,164	12.1
	Basis Real Estate Capital II, LLC	6	6	55,865,402	6.4
	C-III Commercial Mortgage LLC	9	10	35,777,944	4.1
	Liberty Island Group I LLC	1	1	9,250,000	1.1
	Total	59	73	$875,766,284	100.0%

In general, each mortgage loan seller (or an affiliate of such mortgage loan seller) originated the mortgage loans as to which it is acting as a mortgage loan seller, except that:

(i)
Liberty Island Group I LLC acquired the mortgage loan as to which it is acting as a mortgage loan seller from Prudential Mortgage Capital Company, LLC, the originator of such mortgage loan, as described under “Transaction Parties—The Sponsors—Liberty Island Group I LLC” in this prospectus supplement; and

(ii)
C-III Commercial Mortgage LLC acquired one (1) mortgage loan, secured by the mortgaged property identified on Annex A to this prospectus supplement as Honeydale MHP, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, from Union Capital Investments, LLC, the originator of such mortgage loan, as described under “Transaction Parties—The Sponsors—C-III Commercial Mortgage LLC—C3CM Mortgage Loans Originated by Parties Other than C3CM” and “—The Originators—Union Capital Investments LLC” in this prospectus supplement.

See “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer pursuant to the pooling and servicing agreement. Wells Fargo Bank, National Association will be primarily responsible for servicing and administering performing mortgage loans (other than the non-serviced mortgage loans), including any worked-out mortgage loans, and primarily responsible for making debt service advances on delinquent mortgage loans (including the non-serviced mortgage loans) and servicing advances in respect of the mortgage loans (other than the non-serviced mortgage loans) and any REO properties. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

As described under “—WFRBS 2014-C24 Master Servicer and WFRBS 2014-C24 Special Servicer” below, Wells Fargo Bank, National Association (in such capacity, the “WFRBS 2014-C24 master servicer” and also an “other master servicer”) will be the initial master servicer for the St. Johns Town Center loan combination pursuant to the WFRBS 2014-C24 pooling and servicing agreement. See “Transaction Parties—Affiliated Servicer” in this prospectus supplement.

In addition, while the AMCP Portfolio loan combination will initially be serviced by Wells Fargo Bank, National Association under the pooling and servicing agreement for this transaction, the servicing of the loan combination is expected to transfer to another securitization. Specifically, with respect to the AMCP Portfolio loan combination, after the securitization of the related pari passu companion loan, the loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization (an “other master servicer”), but the master servicer under the pooling and servicing agreement for this transaction will continue to be primarily responsible for making debt service advances with respect to the related non-serviced pari passu mortgage loan included in the 2014-C25 trust fund notwithstanding any such transfer of servicing, provided however, the master servicer under the pooling and servicing agreement for this transaction will have no obligation to make any advance for debt service payments relating to any companion loan. If the related pari passu companion loan in that loan combination is securitized, then the master servicer under the pooling and servicing agreement for this transaction nevertheless will be entitled to compensation for the period before the transfer, and its right to indemnification and certain other rights in respect of its servicing activities relating to that loan combination will survive the transfer.

Special Servicer
CWCapital Asset Management LLC, a Delaware limited liability company, will act as the initial special servicer under the pooling and servicing agreement. CWCapital Asset Management LLC was appointed to be the special servicer by Seer Capital Partners Master Fund L.P., which is anticipated to purchase the class G certificates on the closing date and to become the initial majority subordinate certificateholder, which is an affiliate of the entities that are anticipated to purchase each of the class X-C, class X-D, class X-E, class E, class F and class V certificates. The primary servicing office of CWCapital Asset Management LLC is located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCapital Asset Management LLC will generally be responsible for realizing upon, working out or selling any specially serviced mortgage loans (other than the non-serviced mortgage loans) and administering and selling any REO properties. See “Transaction Parties—The Special Servicer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

As described under “—WFRBS 2014-C24 Master Servicer and WFRBS 2014-C24 Special Servicer” below, Rialto Capital Advisors, LLC, a Delaware limited liability company (in such capacity, the “WFRBS 2014-C24 special servicer” and also an “other special servicer”) will be the initial special servicer for the St. Johns Town Center loan combination pursuant to the WFRBS 2014-C24 pooling and servicing agreement. See “Transaction Parties—Affiliated Servicer” in this prospectus supplement.

The AMCP Portfolio loan combination will initially be specially serviced (if necessary) by CWCapital Asset Management LLC under the pooling and servicing agreement for this transaction. After the securitization of the related pari passu companion loan, the AMCP Portfolio loan combination will be specially serviced (if necessary) under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement entered into in connection with that securitization (an “other special servicer”). If the loan combination is being specially serviced when the related pari passu companion loan is securitized, the special servicer under the pooling and servicing agreement for this transaction, nevertheless, will be entitled to compensation for the period during which it acted as special servicer with respect to that loan combination, and its right to indemnification and certain other rights in respect of its special servicing activities relating to that loan combination will survive the transfer of special servicing duties to the special servicer for the other securitization.

Primary Servicer
Prudential Asset Resources, Inc., a Delaware corporation and a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC, will act as primary servicer and perform most servicing duties of Wells Fargo Bank, National Association, as master servicer, other than making advances, with respect to the mortgage loan sold to the issuing entity by Liberty Island Group I LLC. Liberty Island Group I LLC is partially owned by Prudential Mortgage Capital Company, LLC. See “Transaction Parties—The Primary Servicer” in this prospectus supplement. Wells Fargo Bank, National Association, as master servicer, will pay the fees of the primary servicer.

Certificate Administrator
Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator, custodian, tax administrator and certificate registrar. The principal corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” in this prospectus supplement.

WFRBS 2014-C24 Master
Servicer and WFRBS 2014-C24
Special Servicer
The St. Johns Town Center loan combination will be serviced pursuant to the WFRBS 2014-C24 pooling and servicing agreement. Accordingly, (i) the St. Johns Town Center mortgage loan and the related mortgaged property will be serviced and administered by the WFRBS 2014-C24 master servicer and the WFRBS 2014-C24 special servicer, (ii) the WFRBS 2014-C24 trustee will serve as mortgagee of record with respect to the St. Johns Town Center mortgage loan, and (iii) in its capacity as custodian under the WFRBS 2014-C24 pooling and servicing agreement, Wells Fargo Bank, National Association will serve as a custodian with respect to the mortgage loan file for the St. Johns Town Center mortgage loan (other than with respect to the promissory note evidencing the St. Johns Town Center mortgage loan). None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to the WFRBS 2014-C24 pooling and servicing agreement of its duties thereunder, including with respect to the servicing of the St. Johns Town Center mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement. See “Transaction Parties—Affiliated Servicer” in this prospectus supplement.

Trustee
Wilmington Trust, National Association, a national banking association, will act as trustee of the trust fund. The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19890. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Upon the transfer of the mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan so transferred. See “Transaction Parties—The Trustee” in this prospectus supplement.

After the closing of the WFRBS 2014-C24 securitization, the mortgagee of record with respect to the St. Johns Town Center loan combination will be the trustee under the WFRBS 2014-C24 pooling and servicing agreement (the “WFRBS 2014-C24 trustee” and also an “other trustee”), which will be Wilmington Trust, National Association. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

After the securitization of the related pari passu companion loan, the mortgagee of record with respect to the AMCP Portfolio loan combination will be a trustee designated in the pooling and servicing agreement related to such other transaction. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Underwriters
RBS Securities Inc., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are the underwriters of the offered certificates. RBS Securities Inc. and Wells Fargo Securities, LLC are acting as co-lead bookrunning managers in the following manner: RBS Securities Inc. is acting as sole bookrunning manager with respect to 0% of each class of offered certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 100% of each class of offered certificates. Deutsche Bank Securities Inc. is acting as co-manager.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) will be directed to affiliates of RBS Securities Inc. and Wells Fargo Securities, LLC. See “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement.

Trust Advisor
Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans and related companion loans (other than the non-serviced mortgage loans or related companion loans). Some of the rights and duties involving the trust advisor will be as follows:

●
During a collective consultation period or senior consultation period, if any mortgage loans in the mortgage pool (other than a non-serviced mortgage loan) were specially serviced by the special servicer in the preceding calendar year, the trust advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of and report regarding the special servicer delivered to the certificate administrator. In the event the special servicer specially serviced mortgage loans during the preceding calendar year, the trust advisor will prepare a separate report regarding the actions of the special servicer. The review and report generally will be based on one or more of: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of the servicing standard. In the event that the trust advisor has provided for review to the special servicer a trust advisor annual report containing an assessment of the performance of the special servicer that in the reasonable view of the special servicer presents a negative assessment of the special servicer’s performance, the special servicer will be permitted to provide to the trust advisor non-privileged information and documentation that is reasonably relevant to the facts upon which the trust advisor has based such assessment, and the trust advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual report regarding the special servicer.

●
During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to the specially serviced mortgage loans.

●
Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer (other than the special servicer with respect to a non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense. See “Transaction Parties—The Trust Advisor” and “The Pooling and Servicing Agreement—The Trust Advisor” and “—Asset Status Reports” in this prospectus supplement.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class D certificates, the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) has been reduced to zero. See “The Pooling and Servicing Agreement—The Trust Advisor—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will be responsible only to the issuing entity, and will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement.

Notwithstanding any contrary provision described above, the trust advisor will have no rights or duties in connection with the non-serviced mortgage loans. See “—Companion Loan Holders” below.

Majority Subordinate
Certificateholder
The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the class E, class F and class G certificates that has an aggregate certificate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial certificate principal balance or (ii) during a collective consultation period, the most subordinate class among the class E, class F and class G certificates that has an aggregate certificate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial certificate principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. During any subordinate control period, the majority subordinate certificateholder, or the subordinate class representative on its behalf (or with respect to a non-serviced loan combination, the related controlling noteholder (or its representative) under the related intercreditor agreement) will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer with respect to the specially serviced mortgage loans. It will be a condition to such appointment that (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates, and (ii) any such successor satisfies the requirement of a qualified replacement special servicer as further described in “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the class E certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver will remain effective with respect to such holder and such class until such time as such majority subordinate certificateholder has sold or transferred a majority of the class E certificates to an unaffiliated third party. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described in this prospectus supplement without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

● a senior consultation period will be deemed to have occurred and continue; and

●
the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding whether a subordinate control period or collective consultation period is or would otherwise then be in effect).

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with the AMCP Portfolio mortgage loan, other than certain limited consultation rights with respect to actions of the applicable special servicer as set forth in the related intercreditor agreements and described in this prospectus supplement. With respect to the St. Johns Town Center mortgage loan and the AMCP Portfolio mortgage loan, the related intercreditor agreement and/or pooling and servicing agreement will or is expected to grant substantially similar rights in all material respects (but not necessarily identical) to those granted to the majority subordinate certificateholder under the pooling and servicing agreement for this transaction to the holders of a designated class or group of certificates issued in connection with, or other party associated with, the securitization of the related companion loans or the representative(s) of such holders, as the case may be.

Notwithstanding any contrary provision described above, the majority subordinate certificateholder under this securitization will have no rights in connection with the St. Johns Town Center mortgage loan, other than certain limited rights under the WFRBS 2014-C24 pooling and servicing agreement to notice and information with respect to the St. Johns Town Center mortgage loan, as set forth in the related intercreditor agreement and described in this prospectus supplement.

No class of certificates other than the class E, class F and class G certificates will be eligible to act as the controlling class or appoint a subordinate class representative.

It is anticipated that the B-Piece Buyer will purchase the class X-C, class X-D, class X-E, class E, class F, class G and class V certificates and, on the closing date, is expected to appoint itself, or one of its affiliates, to be the initial subordinate class representative. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

Subordinate Class Representative	The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this prospectus supplement. Subject to the limitations described herein, this right may be exercised at any time and from time to time.

The subordinate class representative generally will be—

●
during a subordinate control period, entitled to direct the special servicer with respect to various servicing matters as to the mortgage loans it services, and replace the special servicer with or without cause; and

● during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various servicing matters as to the mortgage loans it services.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

The periods referred to herein as subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than the class E, class F and class G certificates. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates. Additionally, during a subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to replace the special servicer without cause. As a result of these rights, the subordinate class representative may have interests in conflict with those of the other certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Subordinate Class Representative”, “—Other Risks—Loan Combinations Pose Special Risks”, “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as St. Johns Town Center, which also secures a pari passu companion loan and a subordinate companion loan, the subordinate class representative will not have consultation rights with respect thereto and will be subject to, among other rights of third parties, the consent and/or consultation rights of the respective holders of the related pari passu companion loan and subordinate companion loan that have been included in the WFRBS 2014-C24 securitization, as provided for in the related intercreditor agreement and as described in this prospectus supplement. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations”.

Notwithstanding any contrary provision described above, the subordinate class representative under this securitization will have no rights in connection with the St. Johns Town Center mortgage loan, other than certain limited rights under the WFRBS 2014-C24 pooling and servicing agreement to notice and information with respect to the St. Johns Town Center mortgage loan, as set forth in the related intercreditor agreement and described in this prospectus supplement.

Notwithstanding any contrary provision described above, the subordinate class representative under this securitization will have no rights in connection with the AMCP Portfolio mortgage loan, other than certain limited consultation rights with respect to actions of the applicable special servicer, as set forth in the related intercreditor agreement and described in this prospectus supplement.  The related intercreditor agreement and/or pooling and servicing agreement grants, or is expected to grant, rights similar to those granted to the subordinate class representative under the pooling and servicing agreement for this transaction, to the holder of the related pari passu companion loan or its representative or, following the securitization of such related pari passu companion loan, subject to any limitations imposed by the pooling and servicing agreement for that other securitization, the holders of a designated class or group of certificates issued in connection with, or other party associated with, that other securitization or the representative of those holders or that other party, as the case may be.

Companion Loan Holders
The mortgaged properties identified on Annex A to this prospectus supplement as St. Johns Town Center, Colorado Mills and AMCP Portfolio each secure (i) a mortgage note to be included in the issuing entity and (ii) one or more other mortgage notes, each referred to as a “companion loan,” “pari passu companion loan” or “subordinate companion loan”, as applicable, that will not be included in the issuing entity, which pari passu companion loan will be pari passu in right of payment and subordinate companion loan will be subordinated in right of payment with the mortgage note to be included in the issuing entity.  In each case, the pair or group of mortgage notes is collectively referred to herein as a “loan combination”.

The St. Johns Town Center mortgage loan and the related pari passu companion loan and subordinate companion loan, which will be included in the WFRBS 2014-C24 securitization, will be referred to in this prospectus supplement as the “St. Johns Town Center loan combination” and a “non-serviced loan combination”. The St. Johns Town Center mortgage loan is referred to in this prospectus supplement as a “non-serviced mortgage loan” and the related pari passu companion loan and subordinate companion loan are each referred to in this prospectus supplement as a “non-serviced companion loan”.

The Colorado Mills mortgage loan and the related pari passu companion loan, which pari passu companion loan is expected to be included in  WFCM 2014-LC18 securitization, will be referred to in this prospectus supplement as the “Colorado Mills loan combination” and a “serviced loan combination.”  The Colorado Mills pari passu companion loan is referred to in this prospectus supplement as a “serviced companion loan”.

The AMCP Portfolio mortgage loan and the related pari passu companion loan, which pari passu companion loan is expected to be included in a future securitization, will be referred to in this prospectus supplement as the “AMCP Portfolio loan combination” and a “serviced loan combination” (prior to the securitization of the related pari passu companion loan) and as a “non-serviced loan combination” (after the securitization of the related pari passu companion loan).  The AMCP Portfolio pari passu companion loan is referred to in this prospectus supplement as a “serviced companion loan” (prior to its securitization) and as a “non-serviced companion loan” (after its securitization).

The St. John’s Town Center loan combination will be serviced pursuant to the pooling and servicing agreement related to the WFRBS 2014-C24 securitization (referred to in this prospectus supplement as an “other securitization”), subject to the related intercreditor agreement, as follows:

●
Wells Fargo Bank, National Association, as the WFRBS 2014-C24 master servicer, will be primarily responsible for servicing and administering, directly or through sub-servicers (including primary servicers), the St. Johns Town Center loan combination when it is not a specially serviced mortgage loan and for making servicing advances with respect to the St. Johns Town Center loan combination.  Wells Fargo Bank, National Association, as master servicer under the pooling and servicing agreement for this transaction, will be primarily responsible for making debt service advances with respect to the St. Johns Town Center mortgage loan for the benefit of the series 2014-C25 certificateholders.  The WFRBS 2014-C24 master servicer is primarily responsible for making debt service advances with respect to the related pari passu companion loan and subordinate companion loan for the benefit of the certificateholders under the WFRBS 2014-C24 securitization.

●	Wells Fargo Bank, National Association, as the certificate administrator under the pooling and servicing agreement for the WFRBS 2014-C24 securitization (the “WFRBS 2014-C24 certificate administrator” and an “other certificate administrator”), or a custodian on its behalf, will maintain custody of the mortgage loan documents for the St. John’s Town Center loan combination (other than the promissory note evidencing the St. John’s Town Center mortgage loan, which will be delivered by the related mortgage loan seller to the series 2014-C25 certificate administrator or a custodian on its behalf) and will be the mortgagee of record for each such loan combination.

●
Rialto Capital Advisors, LLC, as the WFRBS 2014-C24 special servicer, will be responsible for servicing the St. Johns Town Center loan combination following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●
Wilmington Trust, National Association, as the WFRBS 2014-C24 trustee, will be primarily responsible for back-up advancing if the WFRBS 2014-C24 master servicer fails to perform its obligations to make servicing advances with respect to the St. Johns Town Center loan combination and will be the mortgagee of record with respect to the St. Johns Town Center loan combination.

●
The rights and duties of Pentalpha Surveillance LLC, as the trust advisor under the pooling and servicing agreement for the WFRBS 2014-C24 securitization (the “WFRBS 2014-C24 trust advisor” and an “other trust advisor”), in connection with the servicing and administration of loans (including the related loan combination) under that agreement will be materially consistent with, but not identical to, the rights and duties of the series 2014-C25 trust advisor under the series 2014-C25 pooling and servicing agreement, provided that prior to a control appraisal period under the WFRBS 2014-C24 pooling and servicing agreement with respect to the most senior class of loan-specific control eligible certificates, with respect to the St. Johns Town Center loan combination, such rights will be limited as set forth in the WFRBS 2014-C24 pooling and servicing agreement.

●
The WFRBS 2014-C24 pooling and servicing agreement granted to a designated majority subordinate certificateholder (or subordinate class representative as its designee) various rights in connection with the servicing and administration of loans (including the related loan combination) under that agreement that are materially consistent with, but not identical to, those granted to the series 2014-C25 majority subordinate certificateholder and subordinate class representative under the series 2014-C25 pooling and servicing agreement, provided that prior to a control appraisal period under the WFRBS 2014-C24 pooling and servicing agreement with respect to the most senior class of loan-specific control eligible certificates, with respect to the St. Johns Town Center loan combination, such rights will be exercised by the holders of a designated class or group of classes representing interests in the St. Johns Town Center subordinate companion loan.

The Colorado Mills loan combination will be principally serviced pursuant to the pooling and servicing agreement, subject to the related intercreditor agreement.

Prior to the securitization of the related pari passu companion loan, the AMCP Portfolio loan combination will be serviced pursuant to the pooling and servicing agreement.  After the securitization of the AMCP Portfolio companion loan (referred to in this prospectus supplement as an “other securitization”), such loan combination will be serviced under the pooling and servicing agreement related to the securitization of the AMCP Portfolio companion loan (referred to in this prospectus supplement as an “other pooling and servicing agreement”), subject to the related intercreditor agreement, as follows:

●
The master servicer of the other securitization will be primarily responsible for servicing and administering, directly or through sub-servicers (including primary servicers), such loan combination when it is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination.  Wells Fargo Bank, National Association, as master servicer under the pooling and servicing agreement for this transaction, will be primarily responsible for making debt service advances with respect to the related mortgage loan for the benefit of the series 2014-C25 certificateholders.  The master servicer of the other securitization will be primarily responsible for making debt service advances with respect to the related pari passu companion loan for the benefit of the certificateholders under the other securitization.

●
The related other special servicer will be responsible for servicing such loan combination following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●
The trustee under the other pooling and servicing agreement will be primarily responsible for back-up advancing if the related other master servicer fails to perform its obligations to make servicing advances with respect to such loan combination and will be the mortgagee of record with respect to such loan combination.

●
We anticipate that the other pooling and servicing agreement will provide for a trust advisor with rights and duties in connection with the servicing and administration of loans (including such loan combination) under that agreement that are materially consistent with the rights and duties of the series 2014-C25 trust advisor under the series 2014-C25 pooling and servicing agreement.

●	We anticipate that the other pooling and servicing agreement will grant to a designated majority subordinate certificateholder various rights in connection with the servicing and administration of loans (including such loan combination) under that agreement that are materially consistent with those granted to the series 2014-C25 majority subordinate certificateholder under the series 2014-C25 pooling and servicing agreement.

●
With respect to the AMCP Portfolio mortgage loan, (i) the mortgage loan seller initially will be required to deliver the mortgage loan documents for the loan combination (other than the promissory note evidencing the pari passu companion loan) to the series 2014-C25 custodian to be held on behalf of the trustee, in accordance with the document delivery requirements that apply to all mortgage loans under the pooling and servicing agreement, except that instruments of assignment to the trustee may be in blank, and need not be recorded to reflect the series 2014-C25 trustee, and (ii) following any securitization of the related pari passu companion loan, the person selling the pari passu companion loan to the depositor in that other securitization, will be (a) entitled to direct the series 2014-C25 custodian to deliver all such mortgage loan documents in its possession (other than the promissory note evidencing the mortgage loan included in the series 2014-C25 trust fund) to the trustee or custodian for that other securitization, (b) required to cause the retention by or delivery to the series 2014-C25 trustee or custodian of photocopies of the mortgage loan documents so delivered to that other trustee or custodian, (c) entitled to cause the completion and recordation of instruments of assignment in the name of that other trustee or custodian, and (d) required to deliver to the series 2014-C25 trustee or custodian photocopies of any instruments of assignment so completed and recorded.

The servicing and administration of the serviced loan combinations will be conducted according to substantially the same provisions as applicable to mortgage loans that are not included in a loan combination, except that the holder of the related serviced companion loan, or a representative thereof, will have certain notice and consultation rights (or, in the case of the AMCP Portfolio companion loan while it is a serviced companion loan, consent and consultation rights).

For additional information regarding the loan combinations, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Significant Obligors
The mortgaged properties identified on Annex A to this prospectus supplement as St. Johns Town Center and Colorado Mills secure mortgage loans that represent approximately 11.4% and 11.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Significant Obligor” in this prospectus supplement.

Significant Affiliations
and Relationships
The Royal Bank of Scotland plc and its affiliates are playing several roles in this transaction.  RBS Commercial Funding Inc. is the depositor and an affiliate of The Royal Bank of Scotland plc, a sponsor, originator and mortgage loan seller, and RBS Securities Inc., one of the underwriters for the offering of the certificates and an underwriter in the WFRBS 2014-C24 securitization.  In addition, The Royal Bank of Scotland plc, owns the Colorado Mills pari passu companion loan.  The Royal Bank of Scotland plc is expected to transfer ownership of the Colorado Mills pari passu companion loan to one or more trusts each created in connection with a future securitization.

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is the master servicer, the custodian, the tax administrator, the certificate registrar and the certificate administrator under this securitization and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters in the offering of the certificates, an underwriter in the WFRBS 2014-C24 securitization and an expected underwriter in the WFCM 2014-LC18 securitization (which is expected to include the Colorado Mills pari passu companion loan). Wells Fargo Bank, National Association transferred ownership of the St. Johns Town Center pari passu companion loan and subordinate companion loan to the trust created in connection with the WFRBS 2014-C24 securitization. Wells Fargo Bank, National Association is the master servicer, the custodian and the certificate administrator under that WFRBS 2014-C24 securitization as well as a sponsor, mortgage loan seller, originator, tax administrator and certificate registrar in that securitization. Wells Fargo Bank, National Association is also expected to be a master servicer, the custodian and the certificate administrator under the WFCM 2014-LC18 securitization as well as a sponsor, mortgage loan seller, originator, tax administrator and certificate registrar in that securitization. Additionally, Wells Fargo Bank, National Association is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor of the WFRBS 2014-C24 securitization and the expected depositor of the WFCM 2014-LC18 securitization.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc, each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, and RBS Financial Products Inc., Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by The Royal Bank of Scotland plc to the depositor.  Additionally, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans transferred by The Royal Bank of Scotland plc to the depositor.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Liberty Island Group I LLC, Silverpeak Real Estate Finance LLC and Rialto Mortgage Finance, LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Liberty Island Group I LLC, Silverpeak Real Estate Finance LLC or Rialto Mortgage Finance, LLC, as applicable.  Most of the respective mortgage loans that each of Basis Real Estate Capital II, LLC, Liberty Island Group I LLC, Silverpeak Real Estate Finance LLC and Rialto Mortgage Finance will transfer to the depositor, and all or substantially all of the mortgage loans that C-III Commercial Mortgage LLC will transfer to the depositor, are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility that such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Silverpeak Real Estate Finance LLC, Rialto Mortgage Finance and Liberty Island Group I LLC, respectively, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a wholly-owned subsidiary or other affiliate, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) provides warehouse financing to certain affiliates of Silverpeak Real Estate Finance LLC through various repurchase facilities.  Some of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  Proceeds received by Silverpeak Real Estate Finance LLC in connection with the contribution of certain of the mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of November 11, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 3 of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor, representing approximately 5.8% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

In addition, each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Liberty Island Group I LLC and Rialto Mortgage Finance, LLC, respectively, or in any such case a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the mortgage loans that Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, will transfer to the depositor, and with respect to certain of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.  Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, also holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC.

Wells Fargo Bank, National Association is the interim custodian of the loan documents for all of the mortgage loans that C-III Commercial Mortgage LLC and Rialto Mortgage Finance, LLC, will transfer to the depositor.

Liberty Island Group I LLC, a sponsor and mortgage loan seller, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loan that Liberty Island Group I LLC will transfer to the depositor.  Prudential Asset Resources, Inc., the primary servicer of the mortgage loan, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC.  Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in each case to primary service Liberty Island Group I LLC’s mortgage loan prior to securitization.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above), including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by Basis Real Estate Capital II, LLC to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans to be transferred by Rialto Mortgage Finance, LLC to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, and Silverpeak Real Estate Finance LLC or certain affiliates of Silverpeak Real Estate Finance LLC, a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates of Silverpeak Real Estate Finance LLC (subject to the repurchase facilities described above) from time to time, including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by Silverpeak Real Estate Finance LLC to the depositor.

Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFRBS 2014-C24 pooling and servicing agreement, which governs the servicing of the St. Johns Town Center loan combination.  Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFRBS 2014-C24 pooling and servicing agreement.

Rialto Capital Advisors, LLC also is anticipated to be the special servicer for the Wells Fargo Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18 securitization (which is expected to include the Colorado Mills pari passu companion loan and, therefore, the Wells Fargo Commercial Mortgage Trust 2014-LC18 is expected to be the Colorado Mills non-controlling note holder). Also, an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is expected to be appointed as the initial Wells Fargo Commercial Mortgage Trust 2014-LC18 subordinate class representative, and, in that capacity, such affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is expected to have certain non-binding consultation rights and other rights on behalf of the Colorado Mills non-controlling note holder with respect to the Colorado Mills loan combination.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The Colorado Mills Loan Combination” in this prospectus supplement.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization may hold direct or indirect equity interests in, or a mezzanine or other similar loan secured by direct or indirect equity interests in, the related mortgage borrower.  See “Description of the Mortgage Pool—Additional Indebtedness” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

CWCapital Asset Management LLC or an affiliate of CWCapital Asset Management LLC assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Wilmington Trust, National Association, the trustee, is also the trustee under the WFRBS 2014-C24 securitization.

These roles may give rise to conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.  See also “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates.  The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2014 (or, in the case of any mortgage loan that has its first due date in January 2015, the date that would have been its due date in December 2014 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about December 12, 2014.

Determination Date
The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day.  The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the fourth business day following each determination date, commencing in January 2015.  The first distribution date is anticipated to be January 16, 2015.

Record Date
The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as otherwise described in this prospectus supplement with respect to final distributions.

Business Day
Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Georgia, Maryland, Minnesota, New York, North Carolina, Texas, Virginia or any of the jurisdictions in which the respective primary servicing offices of the master servicer and the special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period.  In general, each collection period—

	●	will relate to a particular distribution date,

	●	will be approximately one calendar month long,

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

●
will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of a non-serviced mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Assumed Final
Distribution Dates
Set forth in the table below is the month during which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases, sales or prepayments of the mortgage loans after the closing date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.  The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Assumed Final
	Class	Distribution Date*
	A-1	November 2019
	A-2	December 2019
	A-3	November 2021
	A-4	November 2024
	A-5	November 2024
	A-SB	September 2024
	A-S	November 2024
	B	November 2024
	C	November 2024
	PEX	November 2024
	X-A	N/A
	X-B	N/A

* Calculated based on a 0% CPR and the structuring assumptions described on Annex D to this prospectus supplement.

Rated Final
Distribution Date	As to each class of offered certificates, the distribution date in November 2047.

Control and
Consultation Periods
The rights of various parties to replace the special servicer and approve or consult with respect to certain material actions of the special servicer will vary according to defined periods and other provisions, as summarized below.

●
Subordinate Control Period.  A “subordinate control period” will exist as long as the aggregate certificate principal balance of the class E certificates (as reduced by any appraisal reduction amounts allocable to that class) is at least 25% of the initial certificate principal balance of the class E certificates (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause. The trust advisor will have no rights to consult with respect to actions of the special servicer during a subordinate control period.

●
Collective Consultation Period.  A “collective consultation period” will exist as long as both (i) the aggregate certificate principal balance of the class E certificates (as reduced by any appraisal reduction amounts allocable to that class) is less than 25% of the initial certificate principal balance of the class E certificates and (ii) the aggregate certificate principal balance of the class E certificates (without regard to any appraisal reduction amounts allocable to that class) is at least 25% of the initial certificate principal balance of the class E certificates (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions.  The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

●
Senior Consultation Period.  A “senior consultation period” will exist as long as either (i) the aggregate certificate principal balance of the class E certificates (without regard to the allocation of any appraisal reduction amounts to that class) is less than 25% of the initial certificate principal balance of the class E certificates or (ii) the then-majority subordinate certificateholder (during such time as the class E certificates are the most subordinate class among the class E, class F and class G certificates that have an aggregate certificate principal balance (without regard to the allocation of any appraisal reduction amounts to the related class) at least equal to 25% of its initial certificate principal balance) has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement; provided that a senior consultation period will be deemed to exist with respect to any mortgage loan that became a specially serviced mortgage loan prior to the transfer of a majority of the class E certificates to a successor majority subordinate certificateholder and had not also become a corrected mortgage loan prior to such transfer until such time as such mortgage loan becomes a corrected mortgage loan.  In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as St. Johns Town Center, which also secures a pari passu companion loan and a subordinate companion loan:

(i)
the existence of a subordinate control period, collective consultation period or senior consultation period under the series 2014-C25 pooling and servicing agreement will not limit the control and consultation rights of the holder of the companion loans included in the WFRBS 2014-C24 securitization, which control and consultation rights we describe in this prospectus supplement;

	(ii)	the trust advisor under the series 2014-C25 pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the St. Johns Town Center loan combination;

(iii)
the WFRBS 2014-C24 pooling and servicing agreement sets forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans (including the St. Johns Town Center loan combination) under that agreement that are materially consistent with, but not identical to, the time periods and corresponding relative rights of the series 2014-C25 subordinate class representative, series 2014-C25 majority subordinate certificateholder, series 2014-C25 trust advisor and series 2014-C25 certificateholders under the series 2014-C25 pooling and servicing agreement as generally described above, provided that prior to a control appraisal period under the WFRBS 2014-C24 pooling and servicing agreement, with respect to the most senior class of loan-specific control eligible certificates thereunder, such rights will be exercised by the holders of a designated class or group of classes representing interests in the St. Johns Town Center subordinate companion loan; and

(iv)
the relevant time periods under the series 2014-C25 pooling and servicing agreement and the WFRBS 2014-C24 pooling servicing agreement, are defined by reference to the circumstances existing under that agreement.  The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one such pooling and servicing agreement will not by itself affect the existence or absence of a similar period under another pooling and servicing agreement.

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Colorado Mills, which also secures a pari passu companion loan:

(i)
the holder of the related pari passu companion loan or its representative will have certain non-binding consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this prospectus supplement.  Those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and

(ii)
the existence of a subordinate control period, collective consultation period or senior consultation period under the series 2014-C25 pooling and servicing agreement will not limit the non-binding consultation rights of the holder of the related pari passu companion loan that we describe in this prospectus supplement.

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as AMCP Portfolio, which also secures a companion loan:

(i)
at all times prior to the securitization of the related companion loan, the holder of the related companion loan (or its representative) will have control and consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this prospectus supplement;

(ii)	the trust advisor under the series 2014-C25 pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the AMCP Portfolio loan combination;

(iii)
the existence of a subordinate control period, collective consultation period or senior consultation period under the series 2014-C25 pooling and servicing agreement will not limit the control and consultation rights of the holder of the companion loan, which control and consultation rights we describe in this prospectus supplement; and

(iv)
the time periods and provisions described above generally will not apply to the servicing and administration of the AMCP Portfolio loan combination after the securitization of the related companion loan.  We anticipate that the other pooling and servicing agreement will set forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans (including the AMCP Portfolio loan combination) under that agreement that are materially  consistent with the time periods and corresponding relative rights of the series 2014-C25 subordinate class representative, series 2014-C25 majority subordinate certificateholder, series 2014-C25 trust advisor and series 2014-C25 certificateholders under the series 2014-C25 pooling and servicing agreement as generally described above. The relevant time periods under the series 2014-C25 pooling and servicing agreement are, and the relevant time periods under the pooling and servicing agreement related to the securitization of the AMCP Portfolio companion loan will be, defined by reference to the circumstances existing under that agreement.  The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one such pooling and servicing agreement will not by itself affect the existence or absence of a similar period under another pooling and servicing agreement.

For additional information regarding the loan combinations, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

The Mortgage Loans

General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

● All numerical information provided with respect to one or more mortgage loans is provided on an approximate basis.

●
All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances.  We will transfer the cut-off date principal balance for each mortgage loan to the trust fund.

●
In presenting the cut-off date principal balances of the mortgage loans, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date have been received on or before their respective due dates or before the expiration of any grace periods, and no prepayments or other unscheduled collections of principal are received with respect to any mortgage loan during the period from December 1, 2014 up to and including the cut-off date.

●
With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as St. Johns Town Center, Colorado Mills and AMCP Portfolio, with respect to each of which the related mortgaged property also secures one or more companion loans, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per unit of measure, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan or companion loans, as applicable.

●	The mortgaged property identified on Annex A to this prospectus supplement as St. Johns Town Center also secures a subordinate companion loan included in the WFRBS 2014-C24 securitization.

●
None of the mortgage loans in the trust fund will be cross-collateralized with any other mortgage loan in the trust fund.  In addition, none of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as St. Johns Town Center, Colorado Mills and AMCP Portfolio, each of which also secures one or more companion loans not included in the trust fund).

●	One (1) of the mortgage loans, identified on Annex A to this prospectus supplement as an “ARD Loan”, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the related mortgage loan in full.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

●
In cases where a mortgage loan is secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan), principal balance-related information presented in this prospectus supplement is generally based on allocated loan amounts as stated in Annex A when information is presented relating to mortgaged properties and not mortgage loans.

●	Annex D presents the definitions of certain terms used in the statistical information provided in this prospectus supplement.

General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

	Cut-off Date Principal Balance	$875,766,284
	Number of mortgage loans	59
	Number of mortgaged properties	73
	Percentage of multi-property mortgage loans	10.1%
	Largest cut-off date principal balance	$100,000,000
	Smallest cut-off date principal balance	$1,498,241
	Average cut-off date principal balance	$14,843,496
	Highest mortgage interest rate	5.310%
	Lowest mortgage interest rate	3.791%
	Weighted average mortgage interest rate	4.411%
	Longest original term to maturity or anticipated repayment date	120 months
	Shortest original term to maturity or anticipated repayment date	60 months
	Weighted average original term to maturity or anticipated repayment date	115 months
	Longest remaining term to maturity or anticipated repayment date	120 months
	Shortest remaining term to maturity or anticipated repayment date	59 months
	Weighted average remaining term to maturity or anticipated repayment date	114 months
	Highest debt service coverage ratio, based on underwritten net cash flow(1)(2)	3.81x
	Lowest debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.24x
	Weighted average debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.91x
	Highest cut-off date loan-to-value ratio(1)(2)	75.9%
	Lowest cut-off date loan-to-value ratio(1)(2)	26.8%
	Weighted average cut-off date loan-to-value ratio(1)(2)	62.0%
	Highest maturity date or anticipated repayment date loan-to-value ratio(1)(2)	71.9%
	Lowest maturity date or anticipated repayment date loan-to-value ratio(1)(2)	17.7%
	Weighted average maturity date or anticipated repayment date loan-to-value ratio(1)(2)	55.0%
	Highest underwritten NOI debt yield ratio(1)(2)	25.7%
	Lowest underwritten NOI debt yield ratio(1)(2)	7.8%
	Weighted average underwritten NOI debt yield ratio(1)(2)	11.3%
	Highest underwritten NCF debt yield ratio(1)(2)	25.1%
	Lowest underwritten NCF debt yield ratio(1)(2)	7.5%
	Weighted average underwritten NCF debt yield ratio(1)(2)	10.4%

	(1)
In the case of the St. Johns Town Center, Colorado Mills and AMCP Portfolio mortgage loans, with respect to which, in each case, the related mortgaged property also secures one or more companion loans, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan or companion loans (unless otherwise stated), but not including any subordinate companion loan.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that is allowed under the terms of any mortgage loan.

	(2)
Except as otherwise specifically noted in this prospectus supplement, debt service coverage ratio, loan-to-value ratio and debt yield information for the mortgage loans are presented without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.  For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.  For mortgage loans having interest-only payments for less than their entire terms, 12 months of principal and interest payments following the commencement of amortization was used as the annual debt service for purposes of calculating the related debt service coverage ratios.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be

Based on Incorrect or Failed Assumptions” in, and Annexes A and D to, this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yields that are presented in this prospectus supplement.

Loan Combinations
Three (3) of the mortgage loans included in the mortgage pool, identified on Annex A to this prospectus supplement as St. Johns Town Center, Colorado Mills and AMCP Portfolio, representing approximately 11.4%, 11.4% and 0.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a loan combination for which the same mortgage instrument also secures one or more notes that are pari passu or subordinate in right of payment with that mortgage loan and will not be included in the issuing entity.

The table below shows the mortgage loans that are part of a loan combination:

Loan Combinations

Mortgage Loan	Trust Mortgage Loan Cut-off Date Loan Balance	Trust Mortgage Loan as a % of Cut-off Date Pool Balance	Pari Passu Companion Loan Balance as of Cut-off Date	Subordinate Companion Loan Balance as of Cut-off Date	Total Mortgage Debt
St. Johns Town Center	$ 100,000,000	11.4%	$103,500,000	$146,500,000	$350,000,000
Colorado Mills	$ 100,000,000	11.4%	$36,000,000	NAP	$136,000,000
AMCP Portfolio	$ 8,000,000	0.9%	$16,050,000	NAP	$24,050,000

For more information regarding the loan combinations, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Property Types
The table below shows the number of, and percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured by, mortgaged properties operated primarily for each indicated purpose:

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	Approx. % of Cut-off Date Pool Balance(1)
Multifamily	24	$284,937,132	32.5%
Retail	16	271,532,792	31.0
Office	6	100,700,000	11.5
Hospitality	7	90,293,374	10.3
Other	3	51,657,500	5.9
Self Storage	5	36,733,924	4.2
Manufactured Housing Community	6	25,070,500	2.9
Industrial	5	8,000,000	0.9
Mixed Use	1	6,841,061	0.8
Total:	73	$875,766,284	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based upon allocated loan amounts as set forth on Annex A to this prospectus supplement.

Geographic Concentrations	The mortgaged properties are located in 25 separate states and the District of Columbia. The table below shows the jurisdictions in which the mortgaged properties are located:

State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	Approx. % of Cut-off Date Pool Balance(1)
Florida	3	$127,650,000	14.6%
Texas	13	111,742,561	12.8
Colorado	1	100,000,000	11.4
Ohio	6	90,393,210	10.3
Missouri	2	75,315,156	8.6
Washington	4	57,629,549	6.6
California	3	49,116,215	5.6
Other (2)	41	263,919,593	30.1
Total:	73	$875,766,284	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based upon allocated loan amounts as set forth on Annex A to this prospectus supplement.

(2)	Includes 18 states and District of Columbia.

Encumbered and
Other Interests
The table below shows the number of, and percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured by, mortgaged properties for which the interest is as indicated:

Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	Approx. % of Cut-off Date Pool Balance(1)
Fee(2)	69	$759,282,522	86.7%
Leasehold	4	116,483,762	13.3
Total:	73	$875,766,284	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based upon allocated loan amounts as set forth on Annex A to this prospectus supplement.

(2)
For purposes of this prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property) and/or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the mortgaged property.

Amortization
Characteristics	The table below shows the amortization characteristics of the mortgage loans:

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Interest-only, Amortizing Balloon	26	$447,367,000	51.1%
Amortizing Balloon	28	240,449,284	27.5
Interest-only, Balloon	4	179,950,000	20.5
Interest-only, Amortizing ARD	1	8,000,000	0.9
Total:	59	$875,766,284	100.0%

Prepayment
Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Lockout/Defeasance/Open(3)	54	$847,901,038	96.8%
Lockout/Greater of Yield Maintenance or Prepayment Premium/Open	5	27,865,246	3.2
Total:	59	$875,766,284	100.0%

	(1)	See Annex A to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.

(2)
Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments Generally” and “—Partial Releases and Property Substitutions” in this prospectus supplement.

(3)
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Desert Sky Festival, representing approximately 1.0% of the aggregate balance of the mortgage pool as of the cut-off date, the borrower has the right to prepay the mortgage loan in full with the payment of the greater of a prepayment premium equal to 3.0% of the principal amount being prepaid or a yield maintenance premium during the defeasance lockout period if the ground lessor exercises its purchase option under the ground lease.

Other Mortgage
Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

	●	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

●
Six (6) groups of mortgage loans, representing approximately 39.2%, respectively, of the aggregate balance of the mortgage pool as of the cut-off date, were made to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See Annex A and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans—Related Borrower Loans” in this prospectus supplement.

●
Eleven (11) of the mortgaged properties, securing mortgage loans collectively representing approximately 9.1% of the aggregate balance of the mortgage pool as of the cut-off date by allocated loan amount, are either wholly owner-occupied or 100.0% leased to a single tenant. See, for example, “Top Fifteen Loan Summaries—Madison Park Office Portfolio” in Annex B to this prospectus supplement.

●
The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of a default interest rate following a default, (ii) in the case of a mortgage loan with an anticipated repayment date, any increase described below that may occur if any such mortgage loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described on the footnotes to Annex A in this prospectus supplement.

●
Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest may actually accrue and be applied on certain mortgage loans on an actual/360 basis. Accordingly, in such circumstances, there would be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

●
No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such loan).

Removal of Loans from
the Mortgage Pool	Generally, from and after the initial issuance of the certificates, an individual mortgage loan may be removed from the mortgage pool only as a result of (a) a repurchase or substitution by a mortgage loan seller for any mortgage loan for which it cannot cure the material breach of a representation or warranty (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a document defect that is deemed to be material) affecting such mortgage loan under circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan, such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “—The Offered Certificates—Sale of Defaulted Mortgage Loans and REO Properties”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement.

The Offered Certificates

General	We are offering the following classes of Series 2014-C25 Commercial Mortgage Pass-Through Certificates:

	●	Class A-1
	●	Class A-2
	●	Class A-3
	●	Class A-4
	●	Class A-5
	●	Class A-SB
	●	Class A-S
	●	Class B
	●	Class C
	●	Class PEX

	●	Class X-A
	●	Class X-B

The Series 2014-C25 Commercial Mortgage Pass-Through Certificates will consist of the above classes and the following classes that are not being offered by this prospectus supplement and the prospectus: class X-C, class X-D, class X-E, class D, class E, class F, class G, class V and class R certificates.

Certificate Principal Balances
and Notional Amounts
The classes of certificates offered by this prospectus supplement will have the approximate initial aggregate certificate principal balances (or notional amounts, in the case of the class X-A and class X-B certificates) set forth below, subject to a permitted variance that depends on the mortgage loans deposited into the trust fund:

Class A-1	$31,829,000
Class A-2	$42,716,000
Class A-3	$35,436,000
Class A-4	$210,000,000
Class A-5	$235,930,000
Class A-SB	$57,125,000
Class A-S	$73,345,000	(1)
Class B	$38,315,000	(1)
Class C	$29,557,000	(1)
Class PEX	$141,217,000	(1)
Class X-A	$686,381,000	(2)
Class X-B	$129,176,000	(2)

(1)
The initial certificate principal balances of the class A-S, class B and class C certificates represent the maximum certificate principal balances of such classes without giving effect to any exchange for class PEX certificates. The initial certificate principal balance of the class PEX certificates is equal to the aggregate of the initial certificate principal balances of the class A-S, class B and class C certificates and represents the maximum principal balance of the class PEX certificates that could be issued in an exchange. The initial certificate principal balances of the class A-S, class B and class C regular interests are $73,345,000, $38,315,000 and $29,557,000, respectively.

(2) Notional amount.

The classes of certificates that are not offered by this prospectus supplement and the prospectus (other than the class R and class V certificates) will have the approximate initial aggregate certificate principal balances (or notional amounts in the case of the class X-C, class X-D and class X-E certificates) as set forth under “—Overview of the Certificates” in this prospectus supplement.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates
The class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class X-A, class X-B, class B, class C and class PEX certificates will each bear interest. The class X-C, class X-D, class X-E, class D, class E, class F and class G certificates, which are not offered hereby, will each also bear interest. When referring to the interest bearing certificates collectively, we mean the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class X-A, class X-B, class B, class C, class PEX, class X-C, class X-D, class X-E, class D, class E, class F and class G certificates. Each class of interest-bearing certificates (other than the class PEX certificates) will accrue interest at a pass-through rate. The approximate per annum initial pass-through rates of the offered certificates (excluding the class PEX certificates) are set forth in the following table:

Class A-1	1.5180%
Class A-2	2.9320%
Class A-3	3.4290%
Class A-4	3.3650%
Class A-5	3.6310%
Class A-SB	3.3690%
Class A-S and A-S regular interest	3.9840%
Class B and B regular interest	4.2360%
Class C and C regular interest	4.3260%
Class X-A	0.9604%
Class X-B	0.3229%

The pass-through rates for the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest, in each case, will be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table above.

The pass-through rate for the class B certificates and the Class D regular interest, in each case, will be a variable rate per annum equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table above and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.

For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The pass-through rate for the class C regular interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.048%.

The pass-through rate for the class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date.

The pass-through rate for the class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class D certificates and the class B and class C regular interests for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date.

The class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the class A-S, class B and class C regular interests represented by the class PEX certificates. The pass-through rates on the class A-S, class B and class C regular interests will at all times be the same as the pass-through rates of the class A-S, class B and class C certificates.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement. See also the definition of “WAC Rate” under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. Prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class D, class E, class F and class G certificates, the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) on a pro rata basis. In addition, the amount of interest otherwise distributable on the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class D certificates on any distribution date may be reduced by certain trust advisor expenses. Your interest entitlement on each distribution date may therefore be less than a full month’s interest accrued at the pass-through rate on your certificates.

B. Interest Rate Calculation
Convention
Interest on the offered certificates (excluding the class PEX certificates) will be calculated based on a 360-day year consisting of twelve 30-day months (also known as a “30/360” basis). For purposes of calculating the pass-through rates on the class X-A, class X-B, class X-C, class X-D and class X-E certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the mortgage loan interest rates, the mortgage loan interest rates used in such calculation will not reflect any default interest rate, any rate at which excess interest accrues after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any loan term modifications resulting from a borrower’s bankruptcy, insolvency or similar proceeding.

In addition, the interest rate for each mortgage loan for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any interest reserve amounts withheld or added back as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement.

Exchanging Certificates
through Combination
and Recombination
If you own exchangeable certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—There Are Risks Relating to the Exchangeable Certificates” in this prospectus supplement.

Distributions

A. General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes entitled to those distributions, sequentially as follows:

Distribution Order(1)	Class
1st	A-1, A-2, A-3, A-4, A-5, A-SB, X-A(2), X-B(2), X-C(2), X-D(2) and X-E(2) certificates
2nd	A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates)
3rd	B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates)
4th	C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates)
5th	Non-offered certificates (other than the class X-C, class X-D and class X-E certificates)

(1)
With respect to priority 1st, (a) distributions of interest among the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A, class X-B, class X-C, class X-D and class X-E certificates will be made on a pro rata basis in accordance with the respective amounts of interest distributable on such classes on each distribution date and (b) distributions of principal, if and when applicable, generally will be made first to the class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the class A-SB planned principal balance identified on Annex H to this prospectus supplement, then sequentially in order of distribution priority as described under “—Interest and Principal Entitlements” below.

	(2)	The class X-A, class X-B, class X-C, class X-D and class X-E certificates do not have certificate principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to the pooling and servicing agreement, (2) reimbursements of prior servicing advances and debt service advances and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement.

B. Interest and
Principal Entitlements
With respect to each interest-bearing class of certificates, (excluding the class PEX certificates) and the class A-S, class B and class C regular interests, interest will accrue during each interest accrual period based upon:

	●	the pass-through rate for that class of certificates or regular interest and interest accrual period;

	●	the aggregate principal balance or notional amount, as the case may be, of that class of certificates or regular interest outstanding immediately prior to the related distribution date; and

●
with respect to the class A-S, class B and class C regular interests and each class of certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

Interest distributions with respect to the class PEX certificates will be made based on the interest distributable on the percentage interests of the class A-S, class B and class C regular interests represented by the class PEX certificates.

On each distribution date, subject to available funds, the allocation and distribution priorities described under “—General” above and, in the case of the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class D certificates, the allocation of certain trust advisor expenses as described in this prospectus supplement, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A, class X-B, class X-C, class X-D and class X-E certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

In addition, the certificate administrator will be required to make principal distributions in a specified sequential order to ensure that generally:

●
no principal distribution will be made on the class D, class E, class F or class G certificates until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates, the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) has been reduced to zero;

●
no principal distributions will be made on the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates, the class A-S regular interest (and therefore, the class A-S certificates and the class A-S component of the class PEX certificates) and the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) has been reduced to zero;

●
no principal distributions will be made on the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest (and therefore, the class A-S certificates and the class A-S component of the class PEX certificates) has been reduced to zero;

●
no principal distributions will be made on the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates) until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates has been reduced to zero;

●
no principal distributions will be made on the class A-5 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1, class A-2, class A-3 and class A-4 certificates has been reduced to zero;

●
no principal distributions will be made on the class A-4 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1, class A-2 and class A-3 certificates has been reduced to zero;

●
no principal distributions will be made on the class A-3 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1 and class A-2 certificates has been reduced to zero;

●
no principal distributions will be made on the class A-2 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the certificate principal balance of the class A-1 certificates has been reduced to zero;

●
no principal distributions will be made on the class A-1 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement; and

●
once the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for any distribution date as identified on Annex H to this prospectus supplement, no additional principal distributions will be made on the class A-SB certificates until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4 and class A-5 certificates has been reduced to zero.

Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the trust fund, the aggregate certificate principal balance of the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates), and the class D, class E, class F and class G certificates may be reduced to zero at a time when the class A-1, class A-2, class A-3, class A-4, class A-5 and/or class A-SB certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates pro rata (in accordance with their respective certificate principal balances immediately prior to that distribution date), until the certificate principal balance of those classes has been reduced to zero.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date appears under “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement.  The class X-A, class X-B, class X-C, class X-D, class X-E, class V and class R certificates will not be entitled to any distributions of principal.

C. Fees and Expenses
Various fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates.  Certain of those fees and expenses are described below:

●
Certain Fees of the Master Servicer, Primary Servicer and Sub-Servicers.  The master servicer will be entitled to the applicable master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each serviced companion loan (including each specially serviced mortgage loan, each applicable mortgage loan and serviced companion loan as to which the corresponding mortgaged property has become an REO property and each applicable mortgage loan and serviced companion loan as to which defeasance has occurred), including the non-serviced mortgage loans.  The weighted average master servicing fee rate as of the cut-off date will be approximately 0.0285% per annum on the stated principal balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the related mortgage loan.  The master servicing fee for each mortgage loan and each serviced companion loan will be payable monthly to the master servicer from amounts received with respect to interest on such mortgage loan and the related serviced companion loan or, upon liquidation of such mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Some of the mortgage loans may be primary serviced or sub-serviced by a primary servicer or sub-servicer, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each related mortgage loan including without limitation, Prudential Asset Resources, Inc., which will primary service a certain mortgage loan. The rate at which the primary servicing fee or sub-servicing fee accrues for each such mortgage loan is included in the master servicing fee rate for that mortgage loan.

●
Certain Fees of the Special Servicer.  Other than with respect to the non-serviced mortgage loans, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan serviced by the special servicer, if any, and (2) each mortgage loan (and any related serviced companion loan), if any, as to which the corresponding mortgaged property has become an REO property.  The special servicing fee will accrue at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $1,000 per specially serviced mortgage loan for each month during which the related mortgage loan is a specially serviced mortgage loan and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or deemed due on such REO property, as the case may be, is paid.  The special servicing fee generally will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than the non-serviced mortgage loans) and any related REO properties that are on deposit in the collection accounts from time to time.

In addition, the special servicer will generally be entitled to receive a workout fee with respect to each mortgage loan and serviced loan combination worked out by the special servicer, for so long as that mortgage loan or serviced loan combination remains a worked-out mortgage loan or serviced loan combination.  The workout fee generally will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest (other than default interest) and principal received on the applicable mortgage loan or serviced loan combination for so long as it remains a worked-out mortgage loan or serviced loan combination, subject to the cap described below.

The special servicer will also generally be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan serviced by the special servicer (other than the non-serviced mortgage loans) for which a full, partial or discounted payoff is obtained from the related borrower and each specially serviced mortgage loan (other than the non-serviced mortgage loans) or REO property (other than any non-serviced REO property) as to which any liquidation proceeds, insurance proceeds or condemnation proceeds are received.  In each case, the liquidation fee will be payable from, and will be calculated by application of the related liquidation fee rate to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, subject to the cap described below.  Notwithstanding the provisions described above, with some exceptions, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Workout fees, liquidation fees and modification fees received by the special servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a specially serviced mortgage loan  (or specially serviced loan combination) will be subject to an aggregate cap per specially serviced mortgage loan (or specially serviced loan combination) equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject specially serviced mortgage loan as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

●
Certain Fees of the Trustee and Certificate Administrator.  The trustee and certificate administrator will be entitled to a fee for each mortgage loan (including the non-serviced mortgage loans) and each REO mortgage loan on each distribution date, which fee will accrue at a specified rate per annum on the stated principal balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the related mortgage loan.  Such fee will be payable to the certificate administrator, a portion of which the certificate administrator will pay to the trustee as the trustee fee.  The certificate administrator fee will accrue at a rate equal to 0.0052% per annum.

●
Certain Fees of the Trust Advisor.  The trust advisor will be entitled to the trust advisor ongoing fee for each mortgage loan (other than the St. Johns Town Center mortgage loan and the AMCP Portfolio mortgage loan), which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan and serviced companion loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred).  The trust advisor ongoing fee will accrue at a rate per annum equal to with respect to each mortgage loan (other than the St. Johns Town Center mortgage loan and the AMCP Portfolio mortgage loan), 0.0027%, and in each case will be computed using the same interest accrual basis and principal amount respecting which any payment due on the mortgage loan is computed.

●
CREFC® Intellectual Property Royalty License Fee.  The master servicer will be required to pay to the Commercial Real Estate Finance Counsel (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for which it acts as master servicer, for each distribution date, which fee will be calculated based on the stated principal balance of each mortgage loan in the issuing entity for which it acts as master servicer, at a rate equal to 0.0005% per annum on the stated principal balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the related mortgage loan.

●	Other Fees and Expenses. The master servicer, special servicer, trustee, certificate administrator and trust advisor are entitled to certain other additional fees and reimbursement of expenses.

With respect to the non-serviced mortgage loans, the related other master servicer, other special servicer and other trust advisor are or are expected to be entitled to fees on terms and conditions that are materially consistent with the respective fees described above, in each case pursuant to the governing other pooling and servicing agreement.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations”, “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The master servicer, special servicer, trustee, certificate administrator and trust advisor, and, with respect to the non-serviced mortgage loans, we anticipate that the other master servicer, other special servicer, other trustee, other certificate administrator and other trust advisor, will be entitled to certain other additional fees and reimbursement of expenses.  In general, those fees and reimbursements are anticipated to be payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the series 2014-C25 mortgage pool, in each case prior to distributions to the certificateholders.

See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the class X-A and class X-B certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.

Advances

A. Principal and
Interest Advances
The master servicer is generally required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan (including a non-serviced mortgage loan but not a companion loan).  The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate) or (c) prepayment premiums or yield maintenance charges.  The master servicer is also not required to advance amounts deemed non-recoverable, and the interest portion of any otherwise required debt service advance may be reduced in connection with appraisal reduction amounts.  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance, subject to a right to make its own non-recoverability determination or the special servicer’s right to make a non-recoverability determination.  See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s and the certificate administrator’s fees.  The master servicer or trustee, as applicable, will be entitled to reimbursement for debt service advances from payments or other recoveries received on the related mortgage loan, or, if the advance is determined to be non-recoverable, from general collections on or in respect of unrelated mortgage loans that are on deposit in the collection account.  The latter form of reimbursement may result in losses on your certificates.  Delinquent monthly payments on any companion loan will not be advanced by the master servicer or the trustee, but may be advanced to the holder of that loan by the other master servicer or other trustee under a pooling and servicing agreement entered into in connection with the securitization of such companion loan.

B. Servicing Advances	The master servicer also is generally required to make servicing advances, including advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents, with respect to all mortgage loans and any REO properties (other than the St. Johns Town Center mortgage loan and, after the securitization of the related companion loan, the AMCP Portfolio mortgage loan). The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable.  In the event that the master servicer fails to make a required servicing advance, the trustee will be required to make that advance, subject to a right to make its own non-recoverability determination.  In addition, the special servicer may elect to make certain servicing advances on an emergency basis.  See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.  The master servicer, the special servicer or the trustee, as applicable will be entitled to reimbursement for servicing advances from payments or other recoveries on or in respect of the related mortgage loan, or if the advance is determined to be non-recoverable, from general collections on or in respect of unrelated mortgage loans that are on deposit in the collection account.  This latter form of reimbursement may result in losses on your certificates.  To the extent that a companion loan’s pro rata share of any nonrecoverable servicing advances is reimbursed from collections or recoveries on one or more mortgage loans in the trust fund, the master servicer must exercise the rights of the trust fund to obtain reimbursement from the holder of that companion loan.

C. Interest on Advances
The master servicer, the special servicer and the trustee will generally be entitled to receive interest on advances they make, which interest will accrue at the prime lending rate described more fully in this prospectus supplement, compounded annually.  If the interest on such advance is not recovered from default interest or late payment charges collected on the mortgage loan, a shortfall will result, which will have the same effect or substantially the same effect as a realized loss.

Notwithstanding the provisions described above, no interest will accrue on any advance of principal or interest due on a mortgage loan before any grace period applicable to the mortgage loan has expired.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Subordination	The amount available for distribution will be applied in the order described in “—Distributions—Interest and Principal Entitlements” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the class A-SB certificates until their certificate principal balance has been reduced to the related class A-SB planned principal balance as identified on Annex H to this prospectus supplement for the applicable distribution date, and then, to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates, in that order.  Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The chart also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of series 2014-C25 certificates that are not being offered by this prospectus supplement).  Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

*
The class X-A, class X-B, class X-C, class X-D and class X-E certificates do not have certificate principal balances and do not entitle their holders to distributions of principal.  However, principal payments and/or loan losses may reduce the notional amounts of such classes of certificates and, therefore, the amount of interest they accrue.

** Other than the class X-C, class X-D, class X-E, class V and class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates or regular interest will reduce the related certificate principal balance of that class of certificates or regular interest.  No such losses will be allocated to the class V, class R, class X-A, class X-B, class X-C, class X-D and class X-E certificates, although loan losses will reduce the notional amount of the class X-A certificates (to the extent such losses are allocated to the class A-1, class A-2, class A-3, class A-4, class A-5 or class A-SB certificates or the class A-S regular interest), the class X-B certificates (to the extent such losses are allocated to the class D certificates or the class B or class C regular interests), the class X-C certificates (to the extent such losses are allocated to the class E certificates), the class X-D certificates (to the extent such losses are allocated to the class F certificates) or the class X-E certificates (to the extent such losses are allocated to the class G certificates) and, therefore, the amount of interest they accrue.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of (i) the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation) with respect to a non-serviced mortgage loan serviced pursuant to another pooling and servicing agreement, (ii) the right of any other master servicer, other special servicer or other trustee to receive payments of interest on unreimbursed servicing advances relating to such non-serviced loan combination, (iii) the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, (iv) a modification of a mortgage loan’s interest rate or principal balance, or (v) other unanticipated trust expenses.  These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates (other than the class A-S, class B, class C, class X-A, class X-B, class X-C, class X-D, class X-E and class PEX certificates), the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates), on a pro rata basis according to accrued interest, to reduce the interest entitlements on those certificates or regular interests.  You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to the securitization of the St. Johns Town Center companion loans or the AMCP Portfolio pari passu companion loan, the related other trust advisor, then the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

In connection with any activities related to the servicing of the St. Johns Town Center loan combination, the related other trust advisor will be entitled to indemnification from the 2014-C25 trust fund (on a pro rata basis with the related other trust funds based on the respective principal balances of the related mortgage loan and each related companion loan) in respect of its obligations under the WFRBS 2014-C24 pooling and servicing agreement, certain of which obligations may be triggered early as a result of a waiver by the related other majority subordinate certificateholder of its rights under the WFRBS 2014-C24 pooling and servicing agreement.

In connection with any activities related to the servicing of AMCP Portfolio loan combination (after the securitization of the related pari passu companion loan), the related other trust advisor will be entitled to indemnification from the 2014-C25 trust fund (on a pro rata basis with the other trust fund based on the respective principal balances of the related mortgage loan and companion loan) in respect of its obligations under the related other pooling and servicing agreement, certain of which obligations may be triggered early as a result of a waiver by the related other majority subordinate certificateholder of its rights under the related other pooling and servicing agreement.

Any expenses incurred by the series 2014-C25 trust advisor or, with respect to a non-serviced mortgage loan, the related other trust advisor, that are indemnifiable by the series 2014-C25 trust fund will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class D certificates on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class B, class C and class D certificates and the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates) on that distribution date.  Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the class D certificates, the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the class D, class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S, class B and class C regular interests (with any write-off of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates to be applied on a pro rata basis among those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of each such class has been reduced to zero.  Any portion of such trust advisor expenses that remains unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to the non-serviced mortgage loans, the related other trust advisor, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor or any related other trust advisor, as applicable, is actually reimbursed for the relevant expense.  See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity and the certificates, including the periodic and other public reports required to be filed with the SEC such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Optional Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Required Repurchase, Substitution
or Loss of Value Payments
Reflecting Mortgage Loans	Under the circumstances described in this prospectus supplement, the related mortgage loan seller or an affiliate will be required to repurchase or substitute or make a loss of value payment for any mortgage loan for which it cannot cure a material breach of a representation or warranty (or, in certain cases, a breach that is deemed to be material) or a material document defect (or, in certain cases, a document defect that is deemed to be a material document defect) affecting such mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Mortgage
Loans and REO Properties
Subject to the discussion set forth below with respect to the St. Johns Town Center mortgage loan and the AMCP Portfolio mortgage loan (following securitization of the AMCP Portfolio pari passu companion loan), pursuant to the pooling and servicing agreement (and subject to the related intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) for cash a mortgage loan or serviced loan combination that constitutes a defaulted mortgage loan for which the special servicer is acting as special servicer and has determined that no satisfactory arrangements can be made for the collection of delinquent payments, or a mortgaged property that has been acquired as an REO property, in either case provided that the special servicer has determined that such a sale would be in the best economic interest of the trust and any related companion loan holder (as a collective whole, as if they together constituted a single lender).  If the special servicer so sells a defaulted mortgage loan, serviced loan combination or REO property, the special servicer will generally be required to accept the highest offer received from any person that constitutes a fair price for the defaulted mortgage loan, serviced loan combination or REO property, determined as described in “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Notwithstanding any contrary provision described above, with respect to the St. Johns Town Center loan combination,  the WFRBS 2014-C24 pooling and servicing agreement will authorize the related other special servicer to offer to sell (or offer to purchase) for cash such loan combination if such loan combination is a specially serviced mortgage loan and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property related to such loan combination, and such a sale would be in the best economic interest of the WFRBS 2014-C24 trust (as the holders of the related pari passu companion loan and subordinate companion loan) and the series 2014-C25 trust collectively.  If the WFRBS 2014-C24 special servicer so sells the St. Johns Town Center loan combination or related REO property, it will generally be required to accept the highest offer received from any person as described more fully in “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The St. Johns Town Center Loan Combination—Sale of Defaulted Mortgage Loan” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.  In connection with any such sale of a loan combination, the related other special servicer will be required to sell the related non-serviced mortgage loan, pari passu companion loan, and subordinate companion loan together as a whole loan.

With respect to the AMCP Portfolio loan combination, prior to the securitization of the related pari passu companion loan, the special servicer may offer to sell to any person (or offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan and, in connection with any such loan sale, the special servicer is required to sell both the AMCP Portfolio mortgage loan and its related pari passu companion loan together as a whole loan.  Notwithstanding any contrary provision described above, with respect to the AMCP Portfolio loan combination following the securitization of the related pari passu companion loan, it is anticipated that the related other pooling and servicing agreement will authorize the related other special servicer to offer to sell (or offer to purchase) for cash such loan combination if such loan combination is a specially serviced mortgage loan and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property related to such loan combination, and such a sale would be in the best economic interest of the related trust (as the holders of the related pari passu companion loan) and the series 2014-C25 trust collectively on a net present value basis.  If such other special servicer so sells the AMCP Portfolio loan combination or related REO property, it will generally be required to accept the highest offer received from any person as described more fully in “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The AMCP Portfolio Loan Combination—Sale of Defaulted Mortgage Loan” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.  In connection with any such sale of a loan combination, the related other special servicer will be required to sell the related non-serviced mortgage loan and companion loans together as a whole loan.

In no event may a sale of a defaulted mortgage loan (other than a non-serviced mortgage loan), serviced loan combination or REO property for less than a par price occur as otherwise described above unless the special servicer has obtained the approval of or consulted with the subordinate class representative and/or the trust advisor in accordance with the approval or consultation rights of those parties and, in the case of any serviced loan combination, consulted with the holder of the related companion loan or its representative in accordance with that holder’s consultation rights.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with any existing or permitted future mezzanine debt, the holder of the related mezzanine loan may have the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness” in this prospectus supplement.

Denominations
We intend to deliver the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B, class C and class PEX certificates in minimum denominations of $10,000.  We intend to deliver the class X-A and class X-B certificates in minimum notional amount denominations of $1,000,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.  See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement.

Clearance and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. See “Description of the Offered Certificates—Delivery, Form and Denomination”, and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the prospectus.

Other Investment Considerations

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates and, with respect to the securitization of a non-serviced companion loan, any ownership of the certificates issued pursuant to such securitization by the related other master servicer, other special servicer, other trust advisor or any of their affiliates;

●
the relationships, including the ownership of other mortgage and non-mortgage debt or other financial dealings, of the sponsors, mortgage loan sellers, originators, master servicer, special servicer, trustee, certificate administrator, trust advisor or, with respect to the securitization of a non-serviced companion loan, the related other master servicer, other special servicer or other trust advisor, or any of their affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

●
the obligation of the special servicer or, with respect to the securitization of a non-serviced companion loan, the related other special servicer, to take actions at the direction or obtain the approval of the subordinate class representative;

●
the right of any majority subordinate certificateholder or a subordinate class representative on its behalf to replace the special servicer or, with respect to the securitization of a non-serviced companion loan, the related other special servicer, as applicable, with or without cause, and any arrangements entered into between the special servicer and any such entity in consideration of the special servicer’s appointment (or continuance) as the special servicer under the pooling and servicing agreement;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investors in the class X-C, class X-D, class X-E, class E, class F, class V and class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to accept price adjustments in order to allow certain mortgage loans to be included in this securitization transaction; and

●
the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, certificate administrator or any of their affiliates in connection with any other transaction and, with respect to a non-serviced loan combination, the activities of any other master servicer, other special servicer, other trust advisor, other trustee, other certificate administrator or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Mortgage Loan Sellers, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Holders of Non-Serviced Companion Loans May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Trust Advisor”, “—Potential Conflicts of Interest of the Subordinate Class Representative”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Federal Income Tax
Consequences
Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).  Those REMICs will exclude excess interest accrued on the mortgage loans with anticipated repayment dates and the related distribution account, which assets will be held, along with the class A-S, class B and class C regular interests and the related distribution account, in portions of a grantor trust (the “Grantor Trust”), and the class A-S, class B, class C, class PEX and class V certificates will represent undivided beneficial interests in their respective portions of the Grantor Trust as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

The offered certificates will evidence the ownership of “regular interests” in a REMIC as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.  The offered certificates generally will be treated as newly issued debt instruments for federal income tax purposes.  You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

It is anticipated that the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB Certificates and the class A-S, class B, and class C regular interests will be issued at a premium for federal income tax purposes. When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

	●	the mortgage loans with anticipated repayment dates will prepay in full on the applicable anticipated repayment dates;

	●	no mortgage loan will be prepaid prior to its stated maturity; and

	●	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service (the “IRS”) will not challenge on audit the prepayment assumption used.

For information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement, which may affect significantly the yield on your investment.  In addition, see “Yield and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Code Section 4975, or governmental plans (as defined in Section 3(32) of ERISA) or other plans that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to each of RBS Securities Inc., Prohibited Transaction Exemption 90-59 (September 6, 1990), and Wells Fargo Securities, LLC, Prohibited Transaction Exemption 96-22 (April 13, 1996), each as amended by Prohibited Transaction Exemption 2013-08 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which RBS Securities Inc. or Wells Fargo Securities, LLC serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met.  See “ERISA Considerations” in this prospectus supplement and the prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates will receive investment grade ratings from at least two out of the three nationally recognized statistical rating organizations hired by the depositor to rate the offered certificates.

The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the class X-A and class X-B certificates, the ultimate distribution of principal due on the offered certificates of that class on or before the rated final distribution date. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the offered certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired three nationally recognized statistical rating organizations to rate the offered certificates. Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If unsolicited ratings on a particular class are lower than the ratings assigned by the hired rating agencies, those unsolicited ratings may have an adverse effect on the liquidity, market value and regulatory characteristics of such class. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this prospectus supplement and “Ratings” in the attached prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of the hired rating agencies no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the class X-A or class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans.  As described in this prospectus supplement, the amounts payable with respect to the class X-A and class X-B certificates consist only of interest.

The class X-A and class X-B certificates are only entitled to interest distributions. If the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the class X-A and class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the class X-A and class X-B certificates. The notional amounts of the class X-A and class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the class X-A and class X-B certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Therefore, the ratings of the class X-A and class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”, “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement and in the prospectus, and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

As of the closing date, the issuing entity will not be required to register as an investment company under the Investment Company Act.  The issuing entity will be relying upon an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

See “Legal Investment” in this prospectus supplement and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  Distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

Additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In this “Risk Factors” discussion, we sometimes give examples of mortgage loans that exhibit a particular risk factor.  The presentation of such examples should not be construed as statements that the relevant risk factor does not apply to other mortgage loans.

RISKS RELATED TO THE OFFERED CERTIFICATES

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear prepayment, credit, liquidity, market and other risks associated with that class, including the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period, and the offered certificates have the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the originators, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the United States economy could slip into an even more significant recession. Any recovery in the United States economy could be derailed by economic and political events. For example, the United States government recently nearly reached its borrowing limit and, if Congress had not increased the borrowing limit, would not have had sufficient funding to meet its financial obligations. Failure of the U.S. government to resolve a similar situation in any future instance could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating.

Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in decreased occupancy, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.

Any economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, tighter mortgage loan underwriting standards and decreases in the value of commercial and multifamily properties have prevented many commercial mortgage borrowers from refinancing their mortgages and may adversely affect the ability of borrowers to continue to perform their loan obligations.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  A substantial number of United States mortgage loans backed by commercial and multifamily properties, many with balloon payment obligations in excess of their respective current property values, will mature in the future.  This may make the circumstances described above especially severe.

As a result of all of these factors, we cannot assure you that a weakness, illiquidity, volatility and other dislocation in the CMBS market will not re-occur or become more severe.

Subordination of the Class A-S, Class B and Class C Regular Interests Will Affect the Timing of Distributions and the Application of Losses on the Class X-A, Class X-B, Class A-S, Class B, Class C and Class PEX Certificates

As described in this prospectus supplement, if your certificates are class A-S, class B, class C or class PEX certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A, class X-B, class X-C, class X-D and class X-E certificates and, if your certificates are class B or class C certificates, to those of the holders of the class A-S certificates (and the holders of the class PEX certificates as holders of the class A-S component of the class A-S regular interest) and, if your certificates are class C certificates, to those of the holders of the class B certificates (and the holders of the class PEX certificates as holders of the class B component of the class B regular interest).  Because the notional amount of the class X-A certificates is based upon the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-S regular interest, and because the notional amount of the class X-B certificates is based upon the aggregate certificate principal balance of the class D certificates and the class B and class C regular interests, the class X-A and class

X-B certificates will be adversely affected by losses allocated to such classes or regular interests.  See “Description of the Offered Certificates” in this prospectus supplement.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Concerns and/or uncertainty regarding U.S. government debt, the statutory borrowing limit, and the economic effects of tax increases and/or spending cuts could arise at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets, including the market for CMBS, at any time.

Circumstances in the Markets for Structured Products such as CMBS

The downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products occasioned by the credit crisis affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions or in the market for other asset backed securities or structured products.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist acts may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, such acts may occur and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events may affect general economic conditions and financial markets:

●	Wars, revolts, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial, multifamily and manufactured housing community real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced volatility, weakness, extremely limited liquidity and other dislocation. These conditions could re-occur or become more severe.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop or, if one develops, continue for any period. The Royal Bank of Scotland’s Corporate and Institutional Banking, Americas division has announced that it intends to exit the Commercial Real Estate origination and CMBS Sales & Trading businesses and consequently RBS Securities Inc. is not expected to make a market in the offered certificates. Additionally, one or more purchasers may purchase and hold substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS, limit the amount or types of CMBS that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, the capital markets or the economy in general; and

●	the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, your ability to sell such certificates and the proceeds of any sale will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may be unable to sell your certificates or you may be able to sell only at a discount from the price you paid.  This may be the case for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the monthly distribution date statement delivered to you by the Certificate Administrator. In addition, under certain circumstances, you may be entitled to certain other information regarding the issuing entity and the offered certificates, including the periodic and other public reports required to be filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, if a secondary market for the offered certificates even develops at all.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Effective January 1, 2014, EU Regulation 575/2013 imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, will not be less than 5%; and (b) a requirement (the “Due Diligence Requirement” ) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.  If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements” ): (i) apply to investments in securitizations by alternative investment funds managed by EEA alternative investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.  None of the mortgage loan sellers, the depositor or the trust intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected.  This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes became fully effective January 1, 2013.  Likewise, in August 2012 the federal banking regulators adopted amendments to the market risk capital regulations to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments; these amendments were also effective January 1, 2013 and may increase the costs or otherwise adversely affect the ability of banks, thrifts, and their holding companies and affiliates to invest in such instruments.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove references to or reliance upon credit ratings including but not limited to those found in the federal banking agencies’ risk-based capital guidelines.  New capital regulations were issued by the banking regulators in July 2013 and began phasing in as early as January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord.  These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS.  As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●
The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) under the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity.  The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).  The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions).  In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule.  Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement and the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for that class of the offered certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the various classes of offered certificates;

●	the rate and timing of shortfalls and losses on the mortgage loans and the extent to which they are allocated to or borne by that class of the offered certificates;

●	the pass-through rate for, and the other distribution terms of, your offered certificates;

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, the rate and timing of principal prepayments and other unscheduled collections, incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing or other criteria are not satisfied, the exercise of a purchase option by tenants or others or sales or other releases of individual real properties or parcels that can result in prepayment of principal, tenant lease termination payments, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments Generally” and “—Calculation of Yield Maintenance Charges—Defeasance, Generally” and the footnotes to Annex A to this prospectus supplement for more detail);

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans;

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout;

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates; and

●	servicing decisions with respect to the mortgage loans.

We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class or certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield you anticipated receiving in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The class X-A and class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amounts.  The yield to investors on the class X-A certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB certificates or the class A-S regular interest, and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balances of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB certificates or the class A-S regular interest.  The yield to investors on the class X-B certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the class D certificates or the class B and class C regular interests, and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balance of the class D certificates or the class B and class C regular interests.  Investors in the class X-A and class X-B certificates should fully consider the associated risks, including the risk that a rapid rate of amortization, prepayment or other liquidation of the mortgage loans or principal losses on the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See also “Yield and Maturity Considerations” in this prospectus supplement and “Risk Factors—Risk of Early Termination” and “Yield Considerations” in the accompanying prospectus.

The Timing of Prepayments and Repurchases and Other Liquidations May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of mortgage loans backed by commercial, multifamily and manufactured housing community properties.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, as well as defaults and liquidations or repurchases due to breaches of representations and warranties or document defects or purchases by a mezzanine holder pursuant to a purchase option or purchases of defaulted mortgage loans.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including the length of any prepayment lockout period, the applicable yield maintenance charges and prepayment premiums and any exceptions to the foregoing prepayment restrictions;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases and Property Substitutions” and Annex A (including the related footnotes) to this prospectus supplement and “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable.  Additionally, mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and in any such case, the purchase price will not include any yield maintenance payments or prepayment charges.  A repurchase, a prepayment, or an exercise of a purchase option may adversely affect the yield to maturity on your certificates.  Furthermore, defaulted mortgage loans and REO properties may be sold and, even if there is no loss realized upon such sale, the effect of the sale will be similar to a prepayment.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

The rate and timing of delinquencies, defaults, the application of involuntary payments such as liquidation proceeds, condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans will affect distributions on the offered certificates and their timing.  Even if losses or shortfalls on the mortgage loans are not borne by your certificates, those losses or shortfalls may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer, the special servicer, the certificate administrator or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it made and has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of current payments or collections in respect of principal available to be distributed on the certificates, thereby extending the weighted average lives of the offered certificates, and will result in a reduction of the certificate principal balance of the certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments or collections in respect of principal on the offered certificates and extending the weighted average lives of the offered certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Yield

In instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result.  In addition, if the debt service advances and/or servicing advances are made with respect to a mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate principal balances for the current month.  Even if losses on the mortgage loans are not allocated to your particular class of offered certificates with a certificate principal balance, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify the mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Pass-Through Rates

The pass-through rates on one or more classes of offered certificates may be variable and may be equal to, limited by or based upon the weighted average of the net interest rates on the mortgage loans from time to time.  The weighted average of the net interest rates on the mortgage loans would decline if the rate of principal payments (including for this purpose any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing or other criteria are not satisfied or by reason of sales or other releases of parcels, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund) on or in respect of the underlying mortgage loans with higher net interest rates was faster than the rate of principal payments on the underlying mortgage loans with lower net interest rates.  Accordingly, the yields on each of those classes of offered certificates will (if the pass-through rate is equal to or based upon that weighted average) or may (if the pass-through rate is limited by that weighted average) be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.  The weighted average of the net interest rates on the mortgage loans will not be affected by modifications, waivers or amendments with respect to the mortgage interest rates on the underlying mortgage loans, whether agreed to by the special servicer or imposed in a bankruptcy, insolvency or similar proceeding involving the borrower, but may be affected by modifications, waivers or amendments that affect loan principal balances or amortization.

See “Yield and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

No Party to the Pooling and Servicing Agreement Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement will be under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.  Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC is the sole person, or, in the case of the mortgage loan sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC are the sole persons) (such persons, a “Responsible Repurchase Party”) obligated to repurchase or replace any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect that is not cured.  If the respective entities described above default on such an obligation to repurchase or substitute, no other person or entity will be required to repurchase or substitute the applicable mortgage loan.

A Responsible Repurchase Party has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties.  We cannot assure you that a Responsible Repurchase Party will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any mortgage loan as a result of the discovery of a material document defect or a material breach of representations and warranties.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the 3 nationally recognized statistical rating organizations hired by the depositor to rate the offered securities:

●	are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously-issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Further, a rating of any class of offered certificates below an investment grade rating by any of the hired rating agencies or another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could affect the ability of a benefit plan or other investor to purchase or retain that class of offered certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement and the prospectus.

In addition, certain actions provided for in loan agreements may require that a rating agency confirmation be obtained from each rating agency hired by us to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” in this prospectus supplement.

See “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining ratings for the offered certificates.

We hired DBRS, Moody’s and Morningstar to rate the rated offered certificates.  Other nationally recognized statistical rating organizations will be furnished with information regarding the mortgage loans and the trust fund from time to time that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates.  If unsolicited ratings on a particular class are lower than the ratings assigned by the hired rating agencies, those unsolicited ratings may have an adverse effect on the liquidity, market value and regulatory characteristics of that class.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled.  The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders.  In general, the various classes of certificates will bear those shortfalls and losses in reverse of distribution priority (and pro rata as among the class A-1, class A-2, class A-3, class A-4, class A-5, and class A-SB certificates and, as to interest among the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A, class X-B, class X-C, class X-D and class X-E certificates).  However, in the case of trust advisor expenses, allocation of those expenses to reduce principal and/or interest in the manner we describe in this prospectus supplement may result in the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class D certificates, the class A-S regular interest (and, therefore, the class A-S certificates and the class A-S component of the class PEX certificates), the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates) and the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) suffering a permanent loss of principal and/or (solely in the case of the class B regular interest (and, therefore, the class B certificates and the class B component of the class PEX certificates), the class C regular interest (and, therefore, the class C certificates and the class C component of the class PEX certificates) and the class D certificates) interest even though the aggregate certificate principal balance of a more subordinate class or classes of certificates has not been reduced to zero.  See also “—Risks Relating to Interest on Advances and Special Servicing Compensation” and “Description of the Offered Certificates—Reductions of Interest

Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A or class X-B certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with a higher distribution priority.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the certificate principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee.  Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied.  These provisions may limit the ability of an investor in the certificates to enforce the provisions of the pooling and servicing agreement.

Your Lack of Control Over the Trust and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator or the trustee, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

The actions of one or more of these parties may be affected by the rights of other such parties or the rights of third parties.  This may be especially relevant for purposes of special servicing actions because of the rights of various parties to replace the special servicer (whether with or without cause) or to approve or consult with respect to major special servicing decisions.

During a subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to replace the special servicer.

During a collective consultation period or a senior consultation period, the holders of at least 25% of the voting rights of the certificates (other than the class V or class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer(s) if within 180 days of the initial request for that vote the holders of at least 75% of the voting rights of all the certificates (taking into account the allocation of any appraisal reduction amounts in respect of the mortgage loans to notionally reduce the certificate principal balances of the principal balance certificates) vote affirmatively to so replace.  See “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement.

In addition, the subordinate class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the subordinate class representative will not have such rights during a senior consultation period.  See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of the special servicer’s obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by the special servicer during a subordinate control period and has no consent rights at any time with respect to actions by the special servicer.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders. Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or the special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the trust advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” and “Transaction Parties” in this prospectus supplement.

You Will Have No Control Over the Servicing of a Non-Serviced Mortgage Loan

The St. Johns Town Center mortgage loan is secured by a mortgaged property that also secures a pari passu companion loan and a subordinate companion loan that have been transferred to and are assets of the WFRBS 2014-C24 securitization.  The St. Johns Town Center mortgage loan and its related pari passu companion loan and subordinate companion loan will be serviced and administered by the WFRBS 2014-C24 master servicer and, if applicable, specially serviced by the WFRBS 2014-C24 special servicer, in each case under the WFRBS 2014-C24 pooling and servicing agreement.  The WFRBS 2014-C24 pooling and servicing agreement provides for a servicing arrangement that is similar, but not identical, to the servicing arrangement under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the applicable subordinate class representative.

As a result, no holders of the series 2014-C25 certificates will have any control over any servicing of the St. Johns Town Center mortgage loan, except that the subordinate class representative under this series 2014-C25 securitization will have the right to notice and information regarding certain events and actions to be taken by the WFRBS 2014-C24 special servicer and master servicer, but will not have any right to consult with the WFRBS 2014-C24 special servicer or any other person whether on a non-binding basis or otherwise.

The AMCP Portfolio mortgage loan is secured by a mortgaged property that also secures a pari passu companion loan that will not be an asset of the trust.  To the extent the AMCP Portfolio companion loan is included in another securitization and the AMCP Portfolio mortgage loan thereby becomes a non-serviced mortgage loan, it will be serviced and administered by the master servicer and, if applicable, specially serviced by the special servicer, of the other securitization, in each case under the pooling and servicing agreement related to such other securitization.  We anticipate that such other pooling and servicing agreement will provide for a servicing arrangement that is materially consistent with that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholder and subordinate class representative (or similar party).

As a result, no holders of the series 2014-C25 certificates will have any control over any servicing of the AMCP Portfolio mortgage loan, except that the subordinate class representative under this series 2014-C25 securitization will have the right to consult with respect to those matters, on a non-binding basis, with each other special servicer to the extent set forth in the related intercreditor agreement.

For additional information regarding the loan combinations, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

The Servicing of the AMCP Portfolio Loan Combination Will Shift to Others

With respect to the AMCP Portfolio loan combination, the servicing of such loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the related pari passu companion loan is securitized in a separate securitization. At that time, servicing responsibilities for such loan combination will shift to the master servicer and the special servicer under such other securitization and will be governed by the pooling and servicing agreement related to such other securitization and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such other master servicer or special servicer has been determined. In addition, the terms of any such other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such other securitization except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, regardless of whether the servicing is governed by the series 2014-C25 pooling and servicing agreement or a separate pooling and servicing agreement, the controlling class representative will not have any consent or approval rights with respect to the servicing of the related loan combination, and we anticipate that the holder of the related companion loan or the controlling party in the related securitization of such companion loan or such other party specified in the related intercreditor agreement will have rights materially consistent with those granted to the subordinate class representative in this transaction for other mortgage loans. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the class PEX certificates will reflect, in the aggregate, the characteristics of the class A-S, class B and class C certificates, which, together with the class PEX certificates, are referred to as “exchangeable certificates” in this prospectus supplement.  As a result, the class PEX certificates will be subject to the same risks as the class A-S, class B and class C certificates described in this prospectus supplement.  Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange.

●
A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange over time and once the principal balance of the class A-S, class B or class C regular interest (and, correspondingly, the class A-S, class B or class C certificates and, to the extent evidencing an interest in the class A-S, class B or class C regular interest, the class PEX certificates) has been reduced to zero as a result of the payment in full of all interest and principal on such class, exchanges will no longer be permissible.

●	Certificates may only be held in authorized denominations.

An administrative fee may be payable by the certificateholder to DTC or any successor depository in connection with each exchange of certificates.

RISKS RELATED TO MORTGAGE LOANS AND MORTGAGED PROPERTIES

Commercial Lending is Dependent on Net Operating Income

The mortgage loans will be secured by various income producing commercial properties.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this prospectus supplement. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor.  No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows.  You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The actual net cash flow could be significantly different than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios and debt yields presented in this prospectus supplement.  With respect to any mortgaged property, underwritten net cash flow may be greater, and perhaps substantially greater than historical net cash flow.

In addition, the debt service coverage ratios and debt yields set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios and debt yields for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios and yields as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans or the loan combinations to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the related mortgage loan seller, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the loan combinations, to determine whether such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process would have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Other Risks—Mortgage Loan Sellers May Not Be Able To Make Required Repurchases or

Substitutions of Defective Mortgage Loans” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

A review has been and/or will be conducted by each sponsor with respect to the assets that such sponsor is contributing to the pool as required pursuant to Rule 193 under the Securities Act of 1933, as amended.  As part of such review, each sponsor and/or one of the underwriters on their behalf engaged certain third parties to assist such sponsor by comparing or recalculating certain information set forth in this prospectus supplement to a data tape or various source documents and/or reviewing certain loan and asset information.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor”, “—The Royal Bank of Scotland—Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor”, “—Rialto Mortgage Finance, LLC—Review of Mortgage Loans for Which Rialto is the Sponsor”, “—Silverpeak Real Estate Finance LLC—Review of Mortgage Loans for Which Silverpeak is the Sponsor”, “—Basis Real Estate Capital II, LLC—Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor”, “—C-III Commercial Mortgage LLC—Review of Mortgage Loans for Which C3CM is the Sponsor” and  “—Liberty Island Group I LLC—Review of Mortgage Loans for Which Liberty Island is the Sponsor” in this prospectus supplement.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, even if static pool data showed a low level of delinquencies and defaults, that would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or related loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan by the related mortgage loan seller.  See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.  Notwithstanding that all of the mortgage loans were recently underwritten (and all of the mortgage loans have appraisals dated within the 6 months prior to the cut-off date), the values of the mortgaged properties may have declined since the related mortgage loans were originated and/or may decline following the issuance of the offered certificates and any such declines may be substantial and occur in a relatively short period of time following the issuance of the offered certificates; and such declines may or may not occur for reasons that are largely unrelated to the circumstances of any particular property.  In some cases, the related borrower (or an affiliate thereof) may have recently acquired a particular mortgaged property for a price below the appraised value reflected on Annex A to this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual engineer, inspector or appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting—Appraisals”, “—The Royal Bank of Scotland—The Royal Bank of Scotland’s Underwriting Standards—Appraisal and Loan-to-Value Ratio”, “—Rialto Mortgage Finance, LLC—Rialto’s Underwriting Standards and Processes—Appraisal”, “—Silverpeak Real Estate Finance LLC—Silverpeak’s Underwriting Standards and Processes—Appraisal” , “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes—Appraisal”, “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes—Assessments of Property Condition” and  “—Liberty Island Group I LLC—Liberty Island’s Underwriting Standards and Processes—Appraisals” in this prospectus supplement for additional information regarding the appraisals.

Multifamily Properties Have Special Risks

Twenty-four (24) of the mortgaged properties, securing approximately 32.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property (for example, a proximity to employment opportunities and services or a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or military personnel or being heavily dependent on workers from a particular business or industry or workers related to a local military base;

●
the unit-type mix, such as units that are fully-furnished and designed for corporate users may be susceptible to volatility due to reliance on continued corporate or institutional demand and the use of shorter-term leases than conventional apartment units;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	applicability of affordable housing covenants;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

See “—Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Certain states regulate the relationship of an owner of a multifamily property and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

Retail Properties Have Special Risks

Sixteen (16) of the mortgaged properties, securing approximately 31.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those anchor tenants and/or non-anchor tenants to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark but continues to pay rent under its lease, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain tenant (including anchor tenant) estoppels will have been obtained in connection with the origination of the mortgage loans (or related loan combination) that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their mortgage loans.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants. See “Description of the Mortgage Pool—Tenant or Other Third Party Issues” and Representations and Warranties No. 44 (Lease Estoppels) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties have specialty use tenants, such as movie theaters, health clubs, fitness centers, gyms, dance studios, karate studios, cold storage facilities, gas stations, dental or medical offices, restaurants, bakeries and/or parking garages, as part of the mortgaged property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses. In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. In addition, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans may have been owned by commercial mortgage-backed securitization trusts.  In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.  Further, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors.  See “—Specialty Use Concentrations”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” below in this prospectus supplement.

Office Properties Have Special Risks

Six (6) of the mortgaged properties, securing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties. A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location; and

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the Mortgaged Properties may be leased in whole or in part by government-sponsored tenants who are funded through government appropriations. Further, certain of the office properties have specialty use tenants, such as dental or medical offices, labs, schools and/or parking garages, as part of the property.  These mortgaged properties and the related leased space may not be readily convertible

(or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Hospitality Properties Have Special Risks

Seven (7) of the mortgaged properties, securing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation, or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	the location of the property (for example, a change in the neighborhood over time or increased crime in the neighborhood);

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, events and perceptions that affect levels and patterns of travel, whether economic in nature, such as a credit crisis, or noneconomic in nature, such as the previous terrorist attacks in the United States and the potential for future terrorist attacks, may have rapidly occurring adverse effects on the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise, license or management agreements.

Certain of the franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan.  No assurance can be given that such agreements will be renewed.  In addition, the continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement, license agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements and license agreements is restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.  If a franchisor or hotel management company cannot be terminated and the related franchise/license/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the franchise agreements and license agreements may grant the franchisor a right of first offer to purchase the related mortgaged property if it is offered for sale or a purchase option with respect to the related mortgaged property if it is otherwise going to be transferred to a competitor of the franchisor, including in connection with a foreclosure. See Representations and Warranties No. 8 (Permitted Liens; Title Insurance) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan or quality assurance review issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise. Annex A sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, that reserve will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances. See “Description of the Mortgage Pool—Redevelopment and Renovation” and “—Tenant and Other Third Party Matters” in this prospectus supplement.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to a franchise agreement. Hospitality properties often enter into franchise agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Self-Storage Properties Have Special Risks

Five (5) of the mortgaged properties, securing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self-storage properties or mixed use properties containing self-storage businesses. Self-storage properties are considered vulnerable to new competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	dependence on a student population or military personnel or workers from a particular business or industry or workers related to a local military base

●	age of improvements; or

●	other factors,

such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owed on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Some of the self-storage mortgaged properties may also derive a material portion of their income from leasing covered and uncovered boat and/or recreational vehicle storage spaces, as well as from U-Haul rentals, mail box rentals, a mobile phone transmitter tower lease, auto repair, supply sales, late fees and/or sales of the contents of defaulted storage units.  See “Top Fifteen Loan Summaries— All Storage Keller Haslet & Katy” in Annex B to this prospectus supplement.

Storage Units at Self-Storage Properties Are Not Subject to Environmental Inspections and May Contain Hazardous Substances

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit.  No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units at the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Self-Storage Properties May Be Adversely Affected by Affiliation with Franchises

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Manufactured Housing Community Properties Have Special Risks

Six (6) of the mortgaged properties, securing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●
the location of the manufactured housing community property (for example, proximity to employment opportunities and services or a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●
state and local regulations, including rent control and rent stabilization as well as tenant association rights. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain manufactured housing community properties securing mortgage loans in the issuing entity are, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow for, and the level of occupancy at, the related mortgaged property may be subject to greater fluctuations.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan.  Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis.  In cases where the borrower itself owns, leases, sells and/or finances the sale of homes, that borrower may not fully satisfy the criteria for being a special purpose entity in all circumstances.  See also Representations and Warranties No. 33 (Single-Purpose Entity) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may not be connected to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at such mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal.  For example, a manufactured housing community in a warm weather state might earn most of its income from late fall to early spring.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they are frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may be located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein. Flood insurance may not be available for onsite water and sewer treatment facilities.  In addition, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants. See “—Availability of Earthquake, Flood and Other Insurance” in this prospectus supplement and Representations and Warranties No. 18 (Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Industrial Properties Have Special Risks

Five (5) of the mortgaged properties, securing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentration” in this prospectus supplement.

Mixed Use Facilities Have Special Risks

One (1) of the mortgaged properties, securing approximately 0.8% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date by allocated loan amount, is a mixed use property, which contains two or more of the following property types: retail, multifamily and office. To the extent a mixed use property has retail, multifamily and/or office components, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”,  “—Multifamily Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus supplement. See Annex A to this prospectus supplement for information regarding tenants that are among the five largest tenants at each mixed use property that are retail or office tenants. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Data/Internet Exchange Center Properties Have Special Risks

Two (2) of the mortgaged properties, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are comprised  (either partially or entirely) of a data center and/or an internet exchange. The primary function of a data center is to provide a secure location for back-up data storage. The primary function of an internet exchange is to provide secure location for the physical point at which internet networks connect and trade traffic. Data centers and internet exchange centers can be or may be subject to similar risks as office buildings. The value of a data center or internet exchange center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers and internet exchange centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers and internet exchange centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with the user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data centers and internet exchange center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement and see “Top Fifteen Loan Summaries–529 Bryant Street” and “–Madison Park Office Portfolio” in Annex B to this prospectus supplement.

Specialty Use Concentrations

Certain of the mortgaged properties have a restaurant or bakery as one or more of the five largest tenants at the related mortgaged property (based on net rentable area leased).  Restaurants and bakeries are subject to certain unique risks including that the restaurant/bakery space is not easily convertible to other types of retail space and that the restaurant/bakery receipts are not only affected by objective factors but by subjective factors. For instance, restaurant/bakery receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant or bakery, food safety concerns related to personal health with the handling of food items at the restaurant or bakery or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Certain of the mortgaged properties have a gym, health club, fitness center or other business related to physical fitness among the five largest tenants at the related mortgaged property (based on net rentable area leased).  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Certain of the mortgaged properties have a movie theater among the five largest tenants at the related mortgaged property (based on net rentable area leased).  Properties with movie theater tenants, are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater or other specialty entertainment venue and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater or other specialty entertainment venue could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Certain of the mortgaged properties have tenants operating medical or dental offices among the five largest tenants at the related mortgaged property (based on net rentable area leased).  The performance of a medical or dental office may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers, as well as the laws relating to such insurers, could adversely impact cash flow at such mortgaged property.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Additionally, any vacancy with respect to a data center or internet exchange center may not easily be converted to other uses due to their unique construction requirements.

Certain of the mortgaged properties have one or more parking garages, dry cleaners with onsite processing facilities, commercial laundry facilities, onsite auto service facilities or gas stations as part of the collateral.

These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Risks Related to Ground Leases and Other Leasehold Interests

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Ground Leases” in this prospectus supplement.  See also Representations and Warranties No. 36 (Ground Leases) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender also holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

Unless the overlapping fee interest is also encumbered, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) (other than with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Plaza Vista and Capital Self Storage - Liberty, collectively representing approximately 8.3% of the aggregate principal balance of the mortgage loans as of the cut-off date by allocated loan amount) and, other than as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Ground Leases” and “Top Fifteen Loan Summaries–Plaza Vista” in this prospectus supplement, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

For purposes of this prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property) and/or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the mortgaged property.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization, regulatory agreements or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project.  These programs may entail, among other restrictions:

●	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Risks Related to Historic Tax Credits

With respect to certain mortgage loans, the related property owners may be entitled to receive historic tax credits pursuant to Section 47 of the Internal Revenue Code, which provides a tax credit for a percentage of qualified rehabilitation expenditures with respect to any certified historic structure.  The property owners may use the tax credits to offset income tax that they may otherwise owe, or they may sell or pass-through the historic tax credit to  tax credit investors.

We cannot assure you that the tax credits may not ultimately be subject to recapture. Action by the Internal Revenue Service could be disruptive to the management of the mortgaged property in any event, and if the tax credits are recaptured, the borrower or its affiliates are likely to be contractually responsible to reimburse the tax credit investor for related losses.

Investors should not assume that the trust will derive any economic benefit from the historic tax credits.

To preserve the pass-through of the historic tax credits, the property owner and tax credit investor may use a master lease structure. Typically the lender agrees not to take action that would terminate the master lease during the recapture period.  Accordingly, the lender’s exercise of remedies may be subject to additional cost and delay, and we cannot assure you that your certificates will not be adversely affected as a result.

Preserving the historic tax credits may also restrict the use of the property to its uses as rehabilitated, which could limit flexibility in using the property for alternative purposes for the duration of the recapture period.

A property owner’s pass-through of historic tax credits to a tax credit investor may also have the effect of reducing the property owner’s equity in the property, and diminishing incentives to own and operate the mortgaged property in the same manner as it would otherwise.  Further, the transaction structure may provide for the tax credit investor’s obtaining a preferred return on its investment.  For these and similar reasons, a property with historic tax credits that are sold or passed-through to a third party tax credit investor may experience reduced cash flow compared to a property without them, and the operation or management of the mortgaged property may be adversely affected.

See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If retail tenants’ sales were to decline, percentage rents may decline and, further, such tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a borrower/property owner, that borrower/property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease or reduce rent due under such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition or operating results of a tenant, a tenant bankruptcy, a default by a tenant under its lease, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.  This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could significantly affect the mortgage loans individually or as a pool.  In addition, the mortgage loans individually or as a pool may be adversely affected if a tenant at one or more of the mortgaged properties is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Performance of the Certificates Will be Highly Dependent on the Performance of Tenants & Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property (based on net rentable area leased).

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest that adversely affect the lender – such as a conflict between the interests of the borrower as an owner and the obligor under the mortgage loan and the interests of the affiliate as a tenant.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant or Other

Third Party Issues—Borrower Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code a tenant has the option of assuming (continuing) or rejecting (terminating) or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant.  The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  If a tenant assumes (or assumes and assigns) its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will assume their leases or continue to make rental payments in a timely manner. See “Description of the Mortgage Pool—Tenant or Other Third Party Issues” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding purchase options and rights of first refusal with respect to mortgaged properties securing the 15 largest mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of termination rights by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Lease Terminations and Expirations” and, with respect to the five largest tenants at each mortgaged property, Annex A and the footnotes related thereto in this prospectus supplement for information on certain tenant lease expirations and early termination options.

Concentrations Based on Property Type, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the lack of diversity of property types and property characteristics and with respect to the lower number of borrowers.

See the tables entitled “Distribution of Remaining Term to Maturity” in Annex A to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans.  Because, subject to the payment of the Class A-SB certificates as described in “Description of the Offered Certificates—Distributions—Principal Distributions” in this prospectus supplement, principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgage loans representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by multifamily, retail, office, hospitality and data center properties.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” for information on the types of mortgaged properties securing the mortgage loans in pool.  For a description of the risks relating to the specific property types, see “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Multifamily Properties Have Special Risks” and “—Data/Internet Exchange Center Properties Have Special Risks” in this prospectus supplement.

Another factor that you should consider is that office and retail properties, and mixed use properties that are used for office and/or retail purposes, also may be adversely affected if there is a concentration of a particular tenant or of tenants in the same or similar business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower or group of related borrowers that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the mortgage loans in the mortgage pool secured by that borrower’s and any related borrowers’ mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; or

•
if mortgaged properties owned by the same borrower or related borrowers have common management, common general partners and/or common managing members, there is an increased risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, or if the benefits thereunder were reduced, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements (including arrangements related to a mortgage loan secured by multiple mortgaged properties) may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution.  If a multi-property mortgage loan allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well (collectively on average) after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.  If a mortgage loan permits an assumption of a portion of the mortgage loan indebtedness by a third party, it will result in partial termination of the cross-collateralization as well as introduce a new borrower who may or may not have the same degree of expertise as the original borrower in managing the related mortgaged property.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Calculation of Yield Maintenance Charges—Defeasance, Generally” and “—Partial Releases and Property Substitutions” in this prospectus supplement.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient for Its Intended Purpose

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs.  However, we cannot assure you that any such reserve will be sufficient for its intended purpose.  We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower may divert such funds for purposes unrelated to the mortgage loan obligations or the mortgaged property.

The Performance of a Mortgage Loan (or Loan Combination) and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage.  However, the enforceability of such clauses may be limited under applicable law.  In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee.  The master servicer and the special servicer (or, in the case of the St. Johns Town Center mortgage loan or AMCP Portfolio mortgage loan (after securitization of the AMCP Portfolio pari passu companion loan), the related other master servicer or other special servicer) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower.  For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  Although terms of certain of the mortgage loans require that the borrowers be single purpose entities, we cannot assure you that such borrowers will comply with such requirements.  Some borrowers under the mortgage loans are not, or are not required to be, special purpose entities.   Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or related loan combination, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property or may be a “recycled” single purpose vehicle that previously had other liabilities. In addition, that borrower may not have previously observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation. In such event, consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may be organized as a Delaware statutory trust or may own a mortgaged property as tenants-in-common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy in common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if one or more tenant-in-common borrowers files for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage loan and/or early repayment of the related mortgage loan.  Although the tenancy in common structure typically includes arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—

Tenancies-In-Common; Delaware Statutory Trusts” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

 In addition, certain of the mortgage loans, including those with borrowers that are real estate investment trusts, may have an operating lease structure under which an affiliated operating lessee receives property income and pays rent to the borrower. The operating lessee may not be a single purpose entity. In such instances, if the operating lessee is subject to a bankruptcy proceeding, the property cash flow would pass through its bankruptcy estate.  Exercise of remedies under the mortgage would also be stayed. While as part of the bankruptcy process the operating lessee would have to accept or reject the lease promptly, we cannot assure you that the lender’s exercise of remedies would not be protracted or adversely affected by a bankruptcy filing involving the operating lessee, and that amounts available for payment on the related mortgage loan would not be diminished.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including federal bankruptcy law and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  The delay and consequences thereof caused by the automatic stay can be significant. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans may have borrower sponsors that have previously filed bankruptcy.  We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” in this prospectus supplement.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are nonrecourse in nature, certain mortgage loans contain nonrecourse carveouts for certain liabilities such as liabilities resulting from fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans either do not contain nonrecourse carveouts or contain material limitations to nonrecourse carveouts.  Often (but not always) these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower.  The ability of the guarantor to perform will be affected by its net worth, liquidity and other liabilities, including other loan guarantees. A guarantor’s net worth and liquidity may be well below the amount of the related mortgage loan. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be nonrecourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this prospectus supplement.  See also Representations and Warranties No. 28 (Recourse Obligations) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in Florida, Texas, Colorado and Ohio represent security for approximately 14.6%, 12.8, 11.4% and 10.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.  Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural or man-made disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

For example, included in the mortgage pool are mortgage loans secured by mortgaged properties located in California, Texas, Florida, North Carolina, South Carolina, Washington, Tennessee and Arizona, which may be more susceptible to certain hazards (such as earthquakes, floods, forest fires or hurricanes) than properties in other parts of the country.  In particular, mortgaged properties located in coastal states may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in an impacted area will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. We cannot assure you that one or more mortgaged properties will not be affected by changes in the regional or local economies that have resulted or may result from the hurricane.

Certain of the mortgaged properties are located in areas whose economic success is heavily dependent on one or a few major employers (which may be a military base, a university or a private company). In addition, certain of the mortgaged properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.  Furthermore, some of the mortgaged properties are located in areas that, based on low and/or declining population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.  Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Five (5) of the mortgaged properties, collectively securing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located within 120 miles of Detroit, Michigan. On July 18, 2013, the City of Detroit filed a petition for relief under Chapter 9 of the federal bankruptcy code, and an amended plan of adjustment was approved by the federal bankruptcy court on November 7, 2014.  Among other things, the approved plan reduced $7 billion in unsecured liabilities from the City’s total debt of $18 billion, permitted $1.4 billion in reinvestment in City services over 10 years, and modified the City’s pension obligations. We cannot assure you that the City will timely perform its obligations under the approved plan, however, or that there will not be other effects associated with the bankruptcy that could have adverse consequences to the local economy and the performance of these mortgaged properties.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multi-Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Three (3) of the mortgage loans, representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property or multi-parcel mortgage loan.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

•	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

•	the person:

(1)         was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)         was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)         intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multi-parcel mortgage loan, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax, which could limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” and “Top Fifteen Loan Summaries–St. Johns Town Center” in this prospectus supplement for more information regarding any multi-property mortgage loans or multi-parcel mortgage loans in the trust fund.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

Under certain circumstances, the issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement and Representations and Warranties No. 15 (Actions Concerning Mortgage Loan) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement) for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risks such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may fall as a result;

•
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “Description of the Mortgage Pool—Other Additional Financing and Preferred Equity” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income and as a Result Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Twenty-eight (28) of the amortizing mortgage loans, representing approximately 27.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest” in this prospectus supplement.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or ARD payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.  A borrower’s ability to repay a mortgage loan (or loan combination) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the related mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial and multifamily real estate projects, which change over time;

•	new construction of competing properties in the same market;

•	the prevailing interest rates;

•	the availability of refinancing;

•	the net operating income generated by the related mortgaged property;

•	the fair market value of the related mortgaged property;

•	proximity and attractiveness of competing properties;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged property (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus supplement);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the related mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	potential environmental legislation or liabilities or other legal liabilities;

•	changes in governmental regulations, fiscal policy, or zoning laws;

•	the tax laws; and

•	prevailing general and regional economic conditions.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than a non-serviced mortgage loan, which will be serviced pursuant to a separate pooling and servicing agreement) subject to certain limitations.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan (or modification of a non-serviced mortgage loan by the applicable other special servicer), will likely extend the weighted average life of your certificates.

The recent credit crisis and economic downturn resulted in tightened lending standards and a reduction in capital available to prospective borrowers to refinance mortgage loans at maturity or to prospective property purchasers to finance acquisitions of commercial real estate.  These factors increased the risk that refinancing may not be available for commercial mortgage loans will be unable to be refinanced with a new mortgage loan or repaid from proceeds of a sale of the property.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Related to Redevelopment and Renovation at a Mortgaged Property

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.  The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete planned renovations or improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.  In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay amounts due under such mortgage loan.

The existence of renovation or construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation or construction of and, accordingly, could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt.  As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction or incur debt.  See “—Other Risks—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure” in this prospectus supplement.

Risks of the Anticipated Repayment Date Loans

The anticipated repayment date mortgage loans provide that, if on or after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the related anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its related anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on such a mortgage loan after its anticipated repayment date, the payment of excess interest may be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the class V certificates, which are not offered by this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self-storage facilities, manufactured housing communities, hospitality properties, bowling alleys, restaurants, theater space, automobile dealerships, medical offices, health clubs, cold storage facilities and warehouses would not easily be converted to other uses due to their unique construction characteristics.  In addition, converting commercial properties to alternate uses, including the conversion of a single tenant property to multi-tenant use or vice-versa, generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Other” in this prospectus supplement and “Top Fifteen Loan Summaries–Colorado Mills,” “–529 Bryant Street,” “–Madison Park Office Portfolio” and “–All Storage Keller Haslet & Katy” in Annex B to this prospectus supplement.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” for that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “—Multifamily Properties Have Special Risks” in this prospectus supplement.

Zoning or other restrictions also may prevent alternative uses.  See “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances, which may include non-operation of the subject property for a period of time. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the related borrower does not own the entirety of the property within the condominium regime or otherwise controls the condominium association decisions.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement.

Additionally, certain of the mortgaged properties are subject to restrictions relating to the use of the mortgaged properties.

See Representations and Warranties No. 26 (Local Law Compliance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan.  In addition, in some cases, particularly involving single-tenant mortgaged properties, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord, thereby reducing the portion of such proceeds available to pay the related mortgage loan.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.  See “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Other Matters” in this prospectus supplement, and Representations and Warranties No. 14 (Condemnation) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the sites, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified or that a more current engineering inspection would not reveal additional property condition deficiencies.  No additional property inspections were conducted in connection with the initial issuance of the offered certificates.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Property Condition Assessments” in this prospectus supplement.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, 9 mortgaged properties, representing approximately 13.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 20%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required (for example, if no material borrower-owned improvements at the related mortgaged property were in the flood zone).

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the certificates could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

See Representations and Warranties No. 18 (Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

In July, 2014, the U.S. Senate approved a bill that would, among other things, extend the Terrorism Insurance Program until December 31, 2021.  The House of Representatives has its own version of the bill which has not yet been approved by the House of Representatives.  The current version of the bill that is under consideration by the House of Representatives would, among other things, extend the Terrorism Insurance Program until December 31, 2019.  Any final legislation, if passed into law, may be significantly different from TRIPRA.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of TRIPRA, or that any subsequent terrorism insurance legislation that is passed into law will not have an adverse impact on the mortgage loans or the performance of your certificates.

If TRIPRA is not extended or renewed upon its expiration:

•	premiums for terrorism insurance coverage will likely increase;

•
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

•
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement for a description of the requirement for terrorism insurance for each of the 15 largest mortgage loans and Representations and Warranties No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant or by another third party (such as a condominium association or board, if applicable, a hotel franchisor, if applicable, or a property manager).  In some cases, the sole tenant at a mortgaged property or tenants of stand-alone buildings at a mortgaged property are permitted to self-insure.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant may be allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Other mortgaged properties securing mortgage loans may also be insured by a sole tenant or by another third party (such as a condominium association or board, if applicable, a hotel franchisor, if applicable, or a property manager).  In some cases, the sole tenant at a mortgaged property or tenants of stand-alone buildings at a mortgaged property are permitted to self-insure.  See Representations and Warranties No. 18 (Insurance) and No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

RISKS RELATED TO CONFLICTS OF INTEREST

Interests and Incentives of the Mortgage Loan Sellers, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The mortgage loan sellers, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the certificates.  The mortgage loan sellers originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the certificates.  The mortgage loan sellers will sell the mortgage loans to the depositor (an affiliate of The Royal Bank of Scotland plc, one of the mortgage loan sellers and sponsors) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The mortgage loan sellers made or acquired the mortgage loans with a view toward securitizing them and reducing the exposure by means of a transaction such as this offering of certificates.  This offering of certificates will effectively transfer the mortgage loan sellers’ and sponsors’ exposure to the mortgage loans to purchasers of the certificates.  Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers, the sponsors and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller or a sponsor and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers, sponsors and their affiliates may acquire, sell or lease properties, or finance or hedge loans secured by properties (or by ownership interests in the related borrowers), securing the mortgage loans or properties that are in the same markets as those mortgaged properties.  Such activities may include without limitation making or participating in any future mezzanine financing or other secured or unsecured financing that is permitted under the terms of the mortgage loans or the pooling and servicing agreement under provisions that we described in this prospectus supplement. See “Description of the Mortgage Pool—Additional Indebtedness” and the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or a sponsor, or an affiliate of a mortgage loan seller or a sponsor, and the mortgage loan sellers, the sponsors or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties.  Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower or had equity investments in such mortgaged properties. One or more of the mortgage loan sellers and/or the sponsors and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates. In addition, with respect to certain mortgage loans, the related mortgage loan seller or sponsor, an affiliate thereof or another participant in this securitization may hold a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Property-Secured

Financing and Mezzanine and Similar Financing” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

The mortgage loan sellers, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans.  The benefits to the mortgage loan sellers, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for their investment represented by the certificates, if they initially retain their certificates, or for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC or Liberty Island Group I LLC, as applicable.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis.  The dollar amount of the mortgage loan expected to be subject to that repurchase facility that will be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $9,250,000.  Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, the mortgage loan subject to that repurchase facility that are to be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction, which mortgage loan will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis.  The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $55,865,402.  Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, the mortgage loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis.  C-III Commercial Mortgage LLC guarantees certain obligations of its subsidiary under that repurchase facility.  All of the mortgage loans that will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, with an aggregate principal balance as of the cut-off date of approximately $35,777,944, are (or, as of the securitization closing date, are expected to be) subject to that repurchase facility.  Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, the mortgage loans subject to that repurchase facility that are to be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $147,165,654.  Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Silverpeak Real Estate Finance LLC on a revolving basis. The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $54,703,780.  Proceeds received by Silverpeak Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, the mortgage loans subject to that repurchase facility that are to be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) provides warehouse financing to certain affiliates of Silverpeak Real Estate Finance LLC through various repurchase facilities.  Some of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  Proceeds received by Silverpeak Real Estate Finance LLC in connection with the contribution of certain of the mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of November 11, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 3 of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor, representing approximately 5.8% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

In addition, each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Liberty Island Group I LLC and Rialto Mortgage Finance, LLC, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the mortgage loans that Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, and some of the mortgage loans that Rialto Mortgage Finance, LLC, will transfer to the depositor.  In each instance those hedging arrangements will terminate with respect to the loans that will be transferred to the depositor in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding six paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to all of the mortgage loans that are to be transferred by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Liberty Island Group I LLC, Rialto Mortgage Finance, LLC and Silverpeak Real Estate Finance LLC, respectively, to the depositor.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc, each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, and RBS Financial Products Inc., Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by The Royal Bank of Scotland plc. to the depositor.  Additionally, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans to be transferred by The Royal Bank of Scotland plc to the depositor.  In addition, The Royal Bank of Scotland plc, owns the Colorado Mills pari passu companion loan.  The Royal Bank of Scotland plc is expected to transfer ownership of the Colorado Mills pari passu companion loan to one or more trusts each created in connection with a future securitization.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans to be transferred by Rialto Mortgage Finance, LLC to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, and Silverpeak Real Estate Finance LLC or certain affiliates of Silverpeak Real Estate Finance LLC, a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates of Silverpeak Real Estate Finance LLC (subject to the repurchase facilities described above) from time to time, including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by Silverpeak Real Estate Finance LLC to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association from time to time acts as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, all of the mortgage loans to be transferred by Basis Real Estate Capital II, LLC to the depositor.

Liberty Island Group I LLC, a mortgage loan seller and a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loan that Liberty Island Group I LLC will transfer to the depositor under authority delegated by that sponsor.  Prudential Asset Resources, Inc., the primary servicer of the mortgage loan, is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC.  Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short term warehousing facility described herein), in either case to primary service Liberty Island Group I LLC’s mortgage loan prior to securitization.

In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC.

Wells Fargo Bank, National Association is the interim custodian of the loan documents for all of the mortgage loans that C-III Commercial Mortgage LLC will transfer to the depositor.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFRBS 2014-C24 pooling and servicing agreement, which governs the servicing of the St. Johns Town Center loan combination.  Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFRBS 2014-C24 pooling and servicing agreement.  Rialto Capital Advisors, LLC also is anticipated to be the special servicer for the Wells Fargo Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18 securitization (which is expected to include the Colorado Mills pari passu companion loan and, therefore, the Wells Fargo Commercial Mortgage Trust 2014-LC18 is expected to be the Colorado Mills non-controlling note holder). Also, an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is expected to be appointed as the initial Wells Fargo Commercial Mortgage Trust 2014-LC18 subordinate class representative and, in that capacity, such affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is expected to have certain non-binding consultation rights and other rights on behalf of the Colorado Mills non-controlling note holder with respect to the Colorado Mills loan combination.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The Colorado Mills Loan Combination” in this prospectus supplement.

Wilmington Trust, National Association, the Trustee, is also the trustee under the WFRBS 2014-C24 securitization.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” below and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of certificateholders.  The Underwriter Entities are part of global banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

If an Underwriter Entity becomes a holder, or finances the acquisition, of any of the certificates, through market-making activity or otherwise, any actions that it, or the entity benefiting from its financing, takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the trust advisor, the certificate administrator or the trustee (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of a non-serviced companion loan) or to direct their actions.

Furthermore, the Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

See “Summary—Other Investment Considerations—Conflicts of Interest” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement, and “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Holders of Non-Serviced Companion Loans May Not Be Aligned With Your Interests

With respect to the St. Johns Town Center mortgage loan, the related mortgaged property also secures one pari passu companion loan and a subordinate companion loan.  The St. Johns Town Center loan combination will be serviced pursuant to the WFRBS 2014-C24 pooling and servicing agreement, and certain decisions to be made with respect to the St. Johns Town Center mortgage loan may require the approval of the related subordinate class representative or such other party specified in the related intercreditor agreement or the WFRBS 2014-C24 pooling and servicing agreement, and will not require consultation with or the consent of the Special Servicer, the Majority Subordinate Certificateholder or the Subordinate Class Representative or any other participant in this securitization.  As a result, you will have less control over the servicing of the St. Johns Town Center mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.

With respect to the AMCP Portfolio mortgage loan, the related mortgaged property also secures one pari passu companion loan.  If the related pari passu companion loan is included in another securitization, then the entire AMCP Portfolio loan combination will be serviced pursuant to the other pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to the AMCP Portfolio mortgage loan may require the approval of the related subordinate class representative or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement.  As a result, if the related pari passu companion loan is included in another securitization, you will have less control over the servicing of the AMCP Portfolio mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.

The interests of a holder (or its designee) of a pari passu companion loan or subordinate companion loan related to the St. Johns Town Center mortgage loan or the AMCP Portfolio mortgage loan (after the securitization of the AMCP Portfolio pari passu companion loan), who is entitled to exercise various rights with respect to the servicing of such mortgage loan, pari passu companion loan or subordinate companion loan, may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against a holder of a pari passu companion loan or a subordinate companion loan (or its designee) for having acted solely in its respective interest.

See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The pooling and servicing agreement entered into in connection with the securitization of a non-serviced companion loan provides or is anticipated to provide that the related non-serviced loan combination will be administered in accordance with a servicing standard that is materially consistent with the servicing standard set forth in the pooling and servicing agreement.

See “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the related other master servicer (or related subservicer), other special servicer or any of their respective affiliates with respect to any securitization of the related non-serviced companion loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or companion loans or other debt of a borrower or sponsor, or has financial interests in or other financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2014-C25 non-offered certificates or the related companion loans.

The master servicer and special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the applicable mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.  However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

Similarly, with respect to a non-serviced mortgage loan serviced pursuant to another securitization, conflicts of interest similar to those described above may arise with respect to the related other master servicer, other special servicer and/or other subservicer with respect to any such securitization, and/or their respective affiliates.

The St. Johns Town Center loan combination will be specially serviced by Rialto Capital Advisors, LLC, the special servicer under the WFRBS 2014-C24 pooling and servicing agreement.

CWCapital Asset Management LLC or an affiliate of CWCapital Asset Management LLC assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Trust Advisor

Trimont Real Estate Advisors, Inc. has been appointed as the initial trust advisor. See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement.  During a collective consultation period or a senior consultation period, the trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer, except that such consultation is not permitted in connection with any loan combination at any time when the holder of a companion loan is the directing holder for such mortgage loan.  Additionally, during a collective consultation period and a senior consultation period, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a trust advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

In the normal course of conducting its business, Trimont Real Estate Advisors, Inc. and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance. These parties may have included the mortgage loan sellers and their respective affiliates, the master servicer, the special servicer, the certificate administrator, the trustee or the directing certificateholder. These relationships may continue in the future. Each of these relationships may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as trust advisor. There can be no assurance that the existence of these relationships and other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement.

The trust advisor serves as special servicer in other commercial mortgage securitization transactions and has advised us that it intends to continue to serve, or reserves the right to serve, as the special servicer with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the trust advisor and its affiliates and their clients may differ from, and compete with the interests of the trust fund. Although the trust advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates or interest therein, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor or pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with the St. Johns Town Center mortgage loan, the statements set forth above will generally apply in a similar manner in relation to the related other trust advisor and its activities under the WFRBS 2014-C24 pooling and servicing agreement.

In connection with the AMCP Portfolio mortgage loan (after the securitization of the related pari passu companion loan), the statements set forth above will generally apply in a similar manner in relation to the related other trust advisor and its activities under the related other pooling and servicing agreement.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that the B-Piece Buyer will be an affiliate of the initial subordinate class representative.  In connection with the servicing of the mortgage loans (other than with respect to the St. Johns Town Center mortgage loan and the AMCP Portfolio mortgage loan), the special servicer may, at the direction of the subordinate class representative, take actions with respect to such mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be appointed by the majority subordinate certificateholder, which will initially be the B-Piece Buyer.  The subordinate class representative may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement, during a subordinate control period, the special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf.  See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicer” in this prospectus supplement.  Additionally, the subordinate class representative or the loan-specific subordinate class representative for the St. Johns Town Center mortgage loan and the subordinate class representative for the AMCP Portfolio mortgage loan may direct the applicable special servicer to take actions that conflict with the interests of the certificateholders.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the class X-C, class X-D, class X-E, class E, class F, class G and class V certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, the anticipated initial investors may have requested and received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans included in the mortgage pool, which price adjustments or cost mitigation arrangements may have been effected through a payment by the related mortgage loan seller to the anticipated initial investors out of the proceeds received by the related mortgage loan seller in connection with this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and have no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the class X-C, class X-D, class X-E, class E, class F, class G and class V certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial subordinate class representative under the pooling and servicing agreement.  The subordinate class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer

The majority subordinate certificateholder (or the subordinate class representative on its behalf) may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement with or without cause and appoint a successor special servicer for all the mortgage loans it services.  That holder may have special relationships or interests that conflict with those of the holders of one or more other classes of certificates.  In addition, that holder does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any other certificateholders for having done so.  No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in its own interests.  See “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer may enter into one or more arrangements with the subordinate class representative, a majority subordinate certificateholder, a companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

In some cases an affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the mortgaged property.  These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of or pursuant to consultation with the subordinate class representative (or with respect to the AMCP Portfolio mortgage loan, for so long as it is serviced under the WFRBS 2014-C25 pooling and servicing agreement, at the direction or upon the advice of the related companion loan holder), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the subordinate class representative will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.  The subordinate class representative will be appointed by the majority subordinate certificateholder.  The subordinate class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the subordinate class representative may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates.  While the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents, we cannot assure you that all special servicers will make the same determination of whether any such action is prohibited by law or violates the servicing standard or the terms of the mortgage loan documents.

Similarly, with respect to the St. Johns Town Center mortgage loan, the related other special servicer may, at the direction or upon the advice of the other subordinate class representative or such other party specified in the related intercreditor agreement or the WFRBS 2014-C24 pooling and servicing agreement, take actions with respect to such non-serviced mortgage loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates.

Furthermore, with respect to the AMCP Portfolio mortgage loan (after securitization of the related companion loan), the related other special servicer may, at the direction or upon the advice of the other subordinate class representative take actions with respect to such non-serviced mortgage loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates.

Rights of the Trust Advisor and the Subordinate Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, the special servicer generally will be required to obtain the consent of the subordinate class representative during a subordinate control period.  In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan during a collective consultation period, the special servicer generally will be required to consult with the subordinate class representative and the trust advisor.  In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan during a senior consultation period, the special servicer will be required to consult with the trust advisor.  If the matter involves a loan combination, the special servicer will be required to consult with the holder or representative of the related companion loan, regardless of when the action is taken.  These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the trust advisor, or approval of or consultation with the subordinate class representative or a companion loan holder. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the subordinate class representative:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the subordinate class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

OTHER RISKS

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Is Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency, bankruptcy or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The Royal Bank of Scotland plc is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency.  Under the Banking Act 2009, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions.  One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme).  Further, under the Banking Act 2009, the UK Treasury, the Prudential Regulation Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised.  These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc. An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

The transfers of the mortgage loans by Wells Fargo Bank, National Association as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6). However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association. Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the receivables rather than a sale.  An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by any such other mortgage loan seller or by the depositor would generally be respected in the event the transferor were to become subject to a proceeding under the bankruptcy code.  Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was not a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company’s assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts.  If, however, the FDIC were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the related certificates could occur.

Loan Combinations Pose Special Risks

With respect to each loan combination, although the related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such other financing.  As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on this other obligation and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan(s) upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each mortgage loan seller or other responsible repurchase party is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.  Neither we nor any of our affiliates (except The Royal Bank of Scotland plc in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller or other responsible repurchase party defaults on its obligation to do so.  We cannot assure you that the mortgage loan sellers or other responsible repurchase parties will effect such repurchases or substitutions.  In addition, the mortgage loan sellers or other responsible party may have various legal defenses available to them in connection with a repurchase or substitution obligation.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient To Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related Responsible Repurchase Party may make a payment to the issuing entity to compensate it for the loss of value of the related mortgage loan.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property” within the meaning of Code Section 856(d)), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service or (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, in each case will subject REMIC I to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property.”  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit REMIC I to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

As described in “Top Fifteen Loan Summaries—Tobin Lofts” in Annex B to this prospectus supplement, the Tobin Lofts mortgage loan is secured by a mortgage on the leasehold interest in the Tobin Lofts mortgaged property and is also secured by a pledge of the equity interests in the developer and the developer’s rights under the development agreement (such pledge, the “Tobin Lofts Additional Collateral”). The REMIC provisions of the Internal Revenue Code restrict a REMIC from becoming the owner of assets securing a mortgage loan other than real property on which the REMIC held a lien and personal property incidental to such real property (within the meaning of Internal Revenue Code Section 856(e)(1)). Therefore, upon the occurrence of an event of default with respect to the Tobin Lofts mortgage loan, the trust will not be permitted to foreclose on and acquire the Tobin Lofts Additional Collateral unless an opinion of counsel is delivered that such acquisition will not cause any trust REMIC to fail to qualify as a REMIC.  If such an opinion of counsel is not so delivered, rather than acquiring any Tobin Lofts Additional Collateral, the trust will be required to exercise the legal remedies available to it under applicable law, including (i) direct foreclosure on the Tobin Lofts mortgaged property, (ii) the sale of the Tobin Lofts Additional Collateral or (iii) sale of the Tobin Lofts mortgage loan. If the trust forecloses on the lien on the Tobin Lofts mortgaged property, the tax exemption with respect to the Tobin Lofts mortgaged property will be lost, substantially reducing the net income from such mortgaged property. If, in lieu of foreclosure, the trust elects to sell any such assets, the sale proceeds could be less than foreclosure proceeds that might be received if the trust foreclosed on such assets instead.

Certain Federal Tax Considerations Regarding Original Issue Discount

Investors must report interest income with respect to regular interests on the accrual method of accounting, and certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  In addition, holders of such classes may be required to accrue interest income or original issue discount without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans. A holder of any such class may have income, or may incur a diminution in amounts received as a result of a default or delinquency, but may not be able to claim a corresponding loss until a subsequent taxable year, which loss may be a capital loss. Investors in such classes must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict a servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.

These regulations and additional guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.  You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code, for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including REMIC I, REMIC II and REMIC III, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.  It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns.  If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the certificate administrator, the trustee, the trust advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement (the “Issuing Entity”) will consist of a pool of fixed rate mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates for the Mortgage Loans in December 2014 (or, in the case of any Mortgage Loan that has its first due date in January 2015, the date that would have been its due date in December 2014 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (such date in December 2014, individually and collectively, the “Cut-off Date”), after deducting payments of principal due on such or before such date, whether or not received, of approximately $875,766,284 (the “Cut-off Date Pool Balance”, and the portion thereof attributable to each Mortgage Loan, its “Cut-off Date Principal Balance”).  As used herein, the term “Mortgage Loan” with respect to any Loan Combination includes the note or notes included in the Mortgage Pool, but does not include any related Companion Loan. See “—Additional Indebtedness—The Loan Combinations” below.  Each Mortgage Loan is evidenced by one or more promissory notes (each a “Mortgage Note”) and secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, multifamily, hospitality, retail, industrial, manufactured housing community, self-storage or other commercial property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

The Mortgage Loans to be included by the Issuing Entity were originated by the following parties:
Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	20	$373,046,122	42.6%
The Royal Bank of Scotland plc	The Royal Bank of Scotland plc	4	4	148,750,000	17.0
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	13	17	147,165,654	16.8
Silverpeak Real Estate Finance LLC	Silverpeak Real Estate Finance LLC	9	15	105,911,164	12.1
Basis Real Estate Capital II, LLC	Basis Real Estate Capital II, LLC	6	6	55,865,402	6.4
C-III Commercial Mortgage LLC(1)	C-III Commercial Mortgage LLC	9	10	35,777,944	4.1
Prudential Mortgage Capital Company, LLC(2)	Liberty Island Group I LLC	1	1	9,250,000	1.0
Total:		59	73	$875,766,284	100.0%

(1)
C-III Commercial Mortgage LLC acquired one (1) Mortgage Loan, secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Honeydale MHP, representing approximately 0.2% of the Cut-off Date Pool Balance, from Union Capital Investments, LLC. Union Capital Investments, LLC is an unaffiliated third party originator. In connection with its acquisition of such Mortgage Loan, C-III Commercial Mortgage LLC re-underwrote such Mortgage Loan to confirm compliance with its own underwriting standards.

(2)
The Mortgage Loan to be sold to the Depositor by Liberty Island Group I LLC was originated by Prudential Mortgage Capital Company, LLC and acquired by Liberty Island Group I LLC from the originator at or about the time of origination.

Wells Fargo Bank, National Association, The Royal Bank of Scotland plc, Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Prudential Mortgage Capital Company, LLC and Union Capital Investments, LLC are referred to in this prospectus supplement as the “Originators”.  RBS Commercial Funding Inc. (the “Depositor”) will acquire the Mortgage Loans from Wells Fargo Bank, National Association, The Royal Bank of Scotland plc, Liberty Island Group I LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Rialto Mortgage Finance, LLC and Silverpeak Real Estate Finance LLC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about December 12, 2014 (the “Closing Date”).  The Depositor will cause the Mortgage Loans to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of any table presented in this prospectus supplement, including in Annex A, Annex B and Annex C to this prospectus supplement may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Loan Combinations, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date have been or will be timely made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Cut-off Date Pool Balance or as an aggregate Cut-off Date Principal Balance, the percentages and balances are based on (in circumstances where multiple Mortgaged Properties secure a single Mortgage Loan (other than by reason of cross-collateralization with another Mortgage Loan)) an allocated loan amount that has been assigned to each of the related Mortgaged Properties (based upon one or more of the related Appraised Values thereof, the related Underwritten Net Cash Flows generated thereby or prior allocations reflected in the related loan documents or in such other manner as the related Sponsor may deem appropriate) as set forth on Annex A to this prospectus supplement and the related footnotes. The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the underlying borrowers.

See Annex D for the definitions of certain terms used in connection with presenting the statistical information provided in this prospectus supplement.  All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per unit of measure presented in this prospectus supplement with respect to a Mortgage Loan with a Companion Loan is calculated including such Companion Loan, unless otherwise indicated.

Where an appraisal report, or a Phase I environmental report, a Phase II environmental report, or a seismic or property condition report (each a “Third Party Report”) is referred to, such reports were prepared prior to the date of this prospectus supplement.  The information included in the Third Party Reports may not reflect the current economic, competitive, market, physical and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Statistical Characteristics of the Mortgage Loans

Overview
General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

Cut-off Date Pool Balance	$875,766,284
Number of Mortgage Loans	59
Number of Mortgaged Properties	73
Percentage of multi-property Mortgage Loans	10.1%
Largest Cut-off Date principal balance	$100,000,000
Smallest Cut-off Date principal balance	$1,498,241
Average Cut-off Date principal balance	$14,843,496
Highest mortgage interest rate	5.310%
Lowest mortgage interest rate	3.791%
Weighted average mortgage interest rate	4.411%
Longest original term to maturity or Anticipated Repayment Date	120 months
Shortest original term to maturity or Anticipated Repayment Date	60 months
Weighted average original term to maturity or Anticipated Repayment Date	115 months
Longest remaining term to maturity or Anticipated Repayment Date	120 months
Shortest remaining term to maturity or Anticipated Repayment Date	59 months
Weighted average remaining term to maturity or Anticipated Repayment Date	114 months
Highest Underwritten Debt Service Coverage Ratio(1)(2)	3.81x
Lowest Underwritten Debt Service Coverage Ratio(1)(2)	1.24x
Weighted average Underwritten Debt Service Coverage Ratio(1)(2)	1.91x
Highest Cut-off Date Loan-to-Value Ratio(1)(2)	75.9%
Lowest Cut-off Date Loan-to-Value Ratio(1)(2)	26.8%
Weighted average Cut-off Date Loan-to-Value Ratio(1)(2)	62.0%
Highest LTV Ratio at Maturity or Anticipated Repayment Date (1)(2)	71.9%
Lowest LTV Ratio at Maturity or Anticipated Repayment Date (1)(2)	17.7%
Weighted average LTV Ratio at Maturity or Anticipated Repayment Date(1)(2)	55.0%
Highest Underwritten NOI Debt Yield(1)(2)	25.7%
Lowest Underwritten NOI Debt Yield(1)(2)	7.8%
Weighted average Underwritten NOI Debt Yield(1)(2)	11.3%
Highest Underwritten NCF Debt Yield(1)(2)	25.1%
Lowest Underwritten NCF Debt Yield(1)(2)	7.5%
Weighted average Underwritten NCF Debt Yield(1)(2)	10.4%

(1)
In the case of each of the St. Johns Town Center Mortgage Loan, the Colorado Mills Mortgage Loan and the AMCP Portfolio Mortgage Loan, with respect to which the related Mortgaged Properties also secure one or more Companion Loans, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement including the related Companion Loan or Companion Loans (unless otherwise stated), but not including any Subordinate Companion Loan.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the Mortgaged Property) that is allowed under the terms of any Mortgage Loan.

(2)
Except as otherwise specifically noted in this prospectus supplement, debt service coverage ratio, loan-to-value ratio and debt yield information for the Mortgage Loans are presented without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.  For Mortgage Loans having interest-only payments for less than their entire terms, 12 months of principal and interest payments following the commencement of amortization was used as the annual debt service for purposes of calculating the related Debt Service Coverage Ratios.  For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.  See “—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in, and Annexes A and D to, this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yields that are presented in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans
	Aggregate Cut-off Date Principal Balance	Approximate % of Cut-off Date Pool Balance
Largest Single Mortgage Loan	$ 100,000,000	11.4%
Largest 3 Mortgage Loans	$ 267,600,000	30.6%
Largest 5 Mortgage Loans	$ 348,200,000	39.8%
Largest 10 Mortgage Loans	$ 494,257,384	56.4%
Largest Related-Borrower Concentration(1)	$ 200,000,000	22.8%
Next Largest Related-Borrower Concentration(1)	$ 58,100,000	6.6%

(1)	Excluding single Mortgage Loans.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include 6 individual Mortgage Loans that are each secured by two or more Mortgaged Properties, as set forth in the table below. However, the amount of the Mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the related Mortgage Loan, generally to minimize recording tax. In such instances, the Mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the Appraised Value or allocated loan amount for the particular property.  This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans
Mortgaged Property Portfolio Names	Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Madison Park Office Portfolio	$ 29,000,000	3.3%
Twin Falls Portfolio	18,455,952	2.1
Georgia MHC Portfolio	16,479,050	1.9
New York Self Storage Portfolio	12,483,924	1.4
AMCP Portfolio	8,000,000	0.9
Stones Crossing II & Mooresville II & III	3,725,000	0.4
Total:	$ 88,143,926	10.1%

In addition, some of the Mortgaged Properties that we present on Annex A to this prospectus supplement as a single Mortgaged Property consist of multiple parcels of real estate that are contiguous or multiple parcels of real estate that are separated by a public street, road or highway or otherwise non-contiguous.  For example, the Mortgaged Properties identified on Annex A to this prospectus supplement as St. Johns Town Center and Four Seasons Hotel – Seattle, collectively securing approximately 16.2% of the Cut-off Date Pool Balance, the Mortgaged Property consists of separate parcels, each of which is owned by a separate co-borrower. In addition, the Mortgaged Property identified on Annex A to this prospectus supplement as Stones Crossing II & Mooresville II & III—Mooresville II & III, securing approximately 0.4% of the Cut-off Date Pool Balance by allocated loan amount, consists of two non-contiguous strip shopping centers in the same retail development. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multi-Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan” in this prospectus supplement.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests or common sponsorship and where, in general, the related Mortgaged Properties are commonly managed.  The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners or otherwise have common sponsorship.

Related Borrower Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance

Group A
St. Johns Town Center	$100,000,000	11.4%
Colorado Mills	100,000,000	11.4
Total for Group A	$200,000,000	22.8%

Group B
Granada Gardens	$34,500,000	3.9%
Clarkwood Greens	23,600,000	2.7
Total for Group B	$58,100,000	6.6%

Group C
Vista Verde Apartments	$16,650,000	1.9%
The Falls at Tampa Bay	11,000,000	1.3
Total for Group C	$27,650,000	3.2%

Group D
All Storage Keller Haslet & Katy	$19,850,000	2.3%
All Storage Old Denton	4,400,000	0.5
Total for Group D	$24,250,000	2.8%

Group E
John Alden Apartments	$9,087,907	1.0%
Inn at Queen Anne	4,544,275	0.5
Cathedral Towne Villas Apartments	3,675,154	0.4
Maxwell Apartments	1,997,366	0.2
Total for Group E	$19,304,703	2.2%

Group F
Crossing at Sun Meadow	$5,780,500	0.7%
Crossing at Burke Regency	5,440,000	0.6
Crossing at Allen Square	3,052,000	0.3
Total for Group F	$14,272,500	1.6%

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance(1)	Approx. % of Cut-off Date Pool Balance(1)
Multifamily	24	$284,937,132	32.5%
Retail	16	271,532,792	31.0
Office	6	100,700,000	11.5
Hospitality	7	90,293,374	10.3
Other	3	51,657,500	5.9
Self Storage	5	36,733,924	4.2
Manufactured Housing Community	6	25,070,500	2.9
Industrial	5	8,000,000	0.9
Mixed Use	1	6,841,061	0.8
Total:	73	$875,766,284	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property (other than by reason of cross-collateralization with another Mortgage Loan) is based upon allocated loan amounts as set forth on Annex A to this prospectus supplement.

With respect to the property types set forth in the above chart, among other things:

●
Nine (9) of the Mortgaged Properties, securing Mortgage Loans collectively representing approximately 28.1% of the Cut-off Date Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be a regional mall and/or have an “anchor tenant”.  Four (4) of the Mortgaged Properties, securing a Mortgage Loan representing approximately 1.9% of the Cut-off Date Pool Balance, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.  Three (3) of the Mortgaged Properties, securing Mortgage Loans collectively representing approximately 0.9% of the Cut-off Date Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored” or “single tenant”.  Retail properties pose unique risks.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

●
Six (6) of the hospitality Mortgaged Properties identified on Annex A to this prospectus supplement as Four Seasons Hotel – Seattle, DoubleTree-Virginia Beach, La Quinta Plainfield, Holiday Inn Express - Twin Falls, Hampton Inn - Twin Falls and Quality Inn - Twin Falls, securing in part Mortgage Loans representing approximately 9.8% of the Cut-off Date Pool Balance, are affiliated with a franchise or hotel management company through a franchise, license or management agreement.  In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Inn at Queen Anne, securing a Mortgage Loan representing approximately 0.5% of the Cut-off Date Pool Balance, such Mortgaged Property is not affiliated with a franchise or national hotel management company.  Hospitality properties pose unique risks.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Hospitality Properties Have Special Risks” and “—Risks Related to Affiliations with a Franchise or Hotel Management Company” in this prospectus supplement.

●
Ten (10) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Plaza Vista, The Village at Mirror Lake, Desert Sky Festival, Hawthorne 40 Shopping Center, Great Petaluma Mill, Sherman Crossroads, Village on Lorna, Stones Crossing II & Mooresville II & III and Sunrise Plaza, securing Mortgage Loans collectively representing approximately 13.2% of the Cut-off Date Pool Balance by allocated loan amount, have a restaurant or bakery as one or more of the five largest tenants at the related Mortgaged Property (based on net rentable area leased). In addition, the Mortgaged Property identified on Annex A to this prospectus supplement as Four Seasons Hotel - Seattle, securing a Mortgage Loan representing approximately 4.8% of the Cut-off Date Pool Balance, has a restaurant tenant situated on the hotel property.  Further, the Mortgaged Property identified on Annex A to this prospectus supplement as Residences at 865 East, securing a Mortgage Loan representing approximately 1.9% of the Cut-off Date Pool Balance, has restaurant tenants situated on the ground floor of the Mortgaged Property.  Restaurants and bakeries pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Specialty Use Concentrations” in this prospectus supplement.

●
One (1) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Chesapeake Points Apts, securing a Mortgage Loan representing approximately 0.6% of the Cut-off Date Pool Balance by allocated loan amount, 40% of the units in the Mortgaged Property rely on rent subsidies under the Section 8 tenant-based assistance program of the U.S. Department of Housing and Urban Development. We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan. See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” in this prospectus supplement.

●
One (1) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Colorado Mills, securing a Mortgage Loan representing approximately 11.4% of the Cut-off Date Pool Balance by allocated loan amount, has a movie theater tenant among the five largest tenants (based on net rentable area leased) at the Mortgaged Property. Movie theaters pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

●
Five (5) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Colorado Mills, The Village at Mirror Lake, Desert Sky Festival, Great Petaluma Mill and Sherman Crossroads, securing Mortgage Loans collectively representing approximately 14.8% of the Cut-off Date Pool Balance by allocated loan amount, have a gym, health club, dance studio, martial arts studio, indoor trampoline park or fitness center tenant among the five largest tenants (based on net rentable area leased) at the related Mortgaged Properties. Health clubs and similar tenants pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

●
Five (5) of the Mortgaged Properties identified on Annex A to this prospectus supplement as AMCP Portfolio, securing a Mortgage Loan representing approximately 0.9% of the Cut-off Date Pool Balance by allocated loan amount, are commercial laundry facilities. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Industrial Properties Have Special Risks” and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Specialty Use Concentrations” in this prospectus supplement.

●
Two (2) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Hawthorne 40 Shopping Center and Texas Avenue at Redmond, securing Mortgage Loans collectively representing approximately 1.2% of the Cut-off Date Pool Balance by allocated loan amount, have tenants operating medical or dental offices among the five largest tenants at the related mortgaged property (based on net rentable area leased).  Medical and dental offices pose unique risks.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Office Properties Have Special Risks” in this prospectus supplement.

●
Two (2) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Tobin Lofts and Residences at 865 East, securing Mortgage Loans collectively representing approximately 5.9% of the Cut-off Date Pool Balance by allocated loan balance, are 20% or more occupied by student tenants. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Multifamily Properties Have Special Risks” in this prospectus supplement.

●
One (1) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Elsinore Courtyard Apartments, securing a Mortgage Loan representing approximately 1.4% of the Cut-off Date Pool Balance by allocated loan balance, has rents subsidized by government low income housing programs, and is subject to affordable housing related use and rent restrictions. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Multifamily Properties Have Special Risks” in this prospectus supplement.

●
One (1) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Cathedral Towne Villas Apartments, securing a Mortgage Loan representing approximately 0.4% of the Cut-off Date Pool Balance, received public financing at the time of construction in exchange for its compliance (including use and rent restrictions) as an affordable housing project, in which all of the units are reserved for “moderate income” families only.  The Mortgaged Property is located in California, and California’s Department of Housing and Community Development (“HCD”) determines the minimum and maximum income levels for each County in the State.  The Affordable Housing requirement expires in September 2062.  See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” in this prospectus supplement.

●
Two (2) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Four Seasons Hotel – Seattle and The Village at Mirror Lake, securing Mortgage Loans collectively representing approximately 5.9% of the Cut-off Date Pool Balance by allocated loan amount, each has an on-site processing dry cleaners among the tenants at the related Mortgaged Property.  The Phase I obtained by related lender for each such Mortgaged Property found no recognized environmental conditions at such Mortgaged Property.

●
One (1) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Stones Crossing II & Mooresville II & III—Mooresville II & III, securing approximately 0.2% of the Cut-off Date Pool Balance by allocated loan amount, has an onsite auto service facility as part of the collateral.

●
Two (2) of the Mortgaged Properties identified on Annex A to this prospectus supplement as 529 Bryant Street and Madison Park Office Portfolio—Lowe’s Buildings, securing in part Mortgage Loans representing approximately 7.7% of the Cut-off Date Pool Balance, include a data center and/or internet exchange center as part of the collateral.  See “Risk Factors—Data/Internet Exchange Center Properties Have Special Risks” in this prospectus supplement.

●
Two (2) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Abbey Park Apartments and Honeydale MHP, collectively securing Mortgage Loans representing approximately 1.1% of the Cut-off Date Pool Balance by allocated loan amount, are age-restricted to individuals who are 55 years of age or older.

Geographic Concentrations

As of the Cut-off Date, the Mortgaged Properties are located in 25 states and the District of Columbia.

This table shows the jurisdictions that have concentrations of Mortgaged Properties of 5.0% or more (based on allocated loan amount as a percentage of the Cut-off Date Pool Balance):

Geographic Distribution
State	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Florida	3	$127,650,000	14.6%
Texas	13	$111,742,561	12.8%
Colorado	1	$100,000,000	11.4%
Ohio	6	$90,393,210	10.3%
Missouri	2	$75,315,156	8.6%
Washington	4	$57,629,549	6.6%
California	3	$49,116,215	5.6%

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full” in this prospectus supplement.

Tenancies-In-Common; Delaware Statutory Trusts

With respect to four (4) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sharon Park, Great Petaluma Mill, Creekside Village of Fairfield and The Village at Mirror Lake, collectively representing approximately 4.8% of the Cut-off Date Pool Balance, each such Mortgage Loan has two or more borrowers that own the related Mortgaged Property or Mortgaged Properties as tenants-in-common. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Structures

Six (6) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Plaza Vista, Four Seasons Hotel – Seattle, Tobin Lofts, Kensington Commons, Cornerstone Apartments and Villages of Capital Pointe, collectively representing approximately 18.8% of the Cut-off Date Pool Balance, are secured by the related borrower’s interest in one or more units in a condominium.  With respect to any such Mortgage Loan, if the borrower does not own the entirety of the interests in the condominium, then the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.  Set forth below is a brief description of these condominium interests:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Plaza Vista, representing approximately 7.7% of the Cut-off Date Pool Balance, the Mortgaged Property consists of leasehold interest in two units (office and garage) of three unit condominium regime (hotel unit excluded). The office and garage units have an ownership interest in the common elements equal to 57.14% and 14.29%, respectively, and an aggregate of 5 votes out of 7 in the condo association.  So long as the borrower’s master lease for the office and garage units is in place, the borrower has the right to vote or appoint directors on behalf of the office and garage units.  Amendment or termination of the condominium regime, new easements, assignment of association income and common element improvements in excess of $300,000 require unanimous consent of all unit owners, but otherwise the borrower has effective operational control over the condominium association.

●
The Mortgaged Property identified on Annex A to this prospectus supplement as Four Seasons Hotel - Seattle, securing a Mortgage Loan representing approximately 4.8% of the Cut-off Date Pool Balance, consists of 3 units (hotel, garage and retail units) in a 4 unit condominium. The residential unit is not included as part of collateral. Co-borrowers’ have a combined 75% voting interest in the owners’ association, and the ability to control operational decisions.

●
The Mortgaged Property identified on Annex A to this prospectus supplement as Tobin Lofts, securing a Mortgage Loan representing approximately 3.9% of the Cut-off Date Pool Balance, consists of 2 units in a 3 unit condominium.  The borrower holds a controlling interest in the condominium association.

●
The Mortgaged Property identified on Annex A to this prospectus supplement as Kensington Commons, securing a Mortgage Loan representing approximately 1.4 % of the Cut-off Date Pool Balance, consists of  264 condominium units.  The borrower owns 100% of the units and, as such, has 100% control.

●
The Mortgaged Property identified on Annex A to this prospectus supplement as Cornerstone Apartments, securing a Mortgage Loan representing approximately 0.6% of the Cut-off Date Pool Balance, was previously intended to be converted to a condominium.  In connection therewith, a condominium declaration was recorded (and remains of record), a condominium association was established, and each unit is given a separate tax bill.  However, according to the related borrower, which owns all of the units at such Mortgaged Property, the association was dissolved prior to the borrower’s purchase of such Mortgaged Property in 2011, and the subject Mortgaged Property is operated as a multifamily rental apartment complex.

●
The Mortgaged Property identified on Annex A to this prospectus supplement as Villages of Capital Pointe, securing a Mortgage Loan representing approximately 0.4% of the Cut-off Date Pool Balance, consists of 1 unit (consisting of a 48-unit residential condominium) in a 2 unit condominium regime. Currently, the two units are part of the same tax parcel.  However, the borrower has applied to have the property divided into two tax parcels and the Mortgage Loan documents require the borrower to escrow amounts sufficient to pay taxes for both tax lots until the subdivision is complete. In addition, as of the Mortgage Loan closing date, the condominium documents had not been filed and recorded pursuant to the Michigan Condominium Act and the borrower is required to do this.  The borrower has a 59.2% interest in the condominium and has the ability to control all decisions except the termination of the master deed, which requires a 2/3rds majority vote.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Ground Leases

A leasehold interest under a ground lease secures all or a portion of each of the Mortgage Loans identified on Annex A to this prospectus supplement as Plaza Vista, Tobin Lofts, New York Self Storage Portfolio and Desert Sky Festival, collectively representing approximately 14.1% of the Cut-off Date Pool Balance.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 855 Ridge Lake, representing approximately 0.5% of the Cut-off Date Pool Balance, is secured by a leasehold interest in the related Mortgaged Property and the related ground lease is scheduled to expire by August 1, 2020 and may not contain all customary leasehold mortgagee protections; however, the overlapping fee interest is also encumbered and the related borrower has the option to purchase the related fee interest for nominal consideration upon the expiration of the applicable ground lease.  For purposes of this prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the Mortgaged Property.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Ground Leases and Other Leasehold Interests” in this prospectus supplement and “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

Furthermore, certain of the Mortgage Loans identified in the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement are secured by leasehold interests that create special risks. For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Plaza Vista, representing approximately 7.7% of the Cut-off Date Pool Balance, to achieve property tax abatement objectives, the Mortgaged Property is subject to two ground leases with the City of Kansas City, Missouri (the “City”): the “Plaza Vista Office Ground Lease” and the “Plaza Vista Garage Ground Lease”. The Plaza Vista Office Ground Lease has an expiration date of December 1, 2037, and the Plaza Vista Garage Ground Lease has an expiration date of June 14, 2040. The annual rent payment due from the borrower to the City under the Plaza Vista Office Ground Lease is $4,080,000, which equals the annual interest payment due under certain industrial development bonds (the “Chapter 100 Bonds”) arranged by the Missouri Development Finance Board and issued by the City. The amount on deposit in the Office Lease Rent Reserve will be disbursed on a recurring, monthly basis to the City to fund the borrower’s lease payments under the Plaza Vista Office Ground Lease; the City will then remit that amount to the bond trustee for the benefit of the borrower/bondholder to pay interest on the Chapter 100 Bonds; and amounts received by the borrower from the bond trustee as payments under the Chapter 100 Bonds will be deposited pursuant to the loan documents back into the Office Lease Rent Reserve to be available for the following month’s lease payment.  The annual rent payment due under the Plaza Vista Garage Ground Lease is $1.00.  The fee interest in the Plaza Vista Office Ground Lease will revert to the borrower in December 2037 for nominal consideration and surrender of the Chapter 100 Bonds for redemption. The fee interest in the Plaza Vista Garage Ground Lease will revert to the borrower in June 2040 for nominal consideration. The borrower has the option to purchase the garage portion of the Mortgaged Property for the lesser of (i) fair market value or (ii) a fixed price, $9,500,000 currently, that decreases $475,000 effective January 1st of each calendar year. Effective January 1, 2034, the purchase price for the garage portion will be $100.00. The City’s consent is not required in connection with the exercise of foreclosure remedies, but any further assignment would require ground lessor’s consent, not to be unreasonably withheld.

See “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement and Representations and Warranties No. 36 (Ground Leases) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Default History, Prior Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or in certain cases a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity are, or previously have been, parties to or the subject of bankruptcy proceedings, foreclosure proceedings, discounted payoffs, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts.

With respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as St. Johns Town Center, Colorado Mills, Plaza Vista, Four Seasons Hotel - Seattle, Madison Park Office Portfolio, Great Petaluma Mill, New York Self Storage Portfolio, Southgate Mall, John Alden Apartments, Inn at Queen Anne, Sherman

Crossroads, Cathedral Towne Villas Apartments, Sunrise Plaza, Maxwell Apartments and Texas Avenue at Redmond, collectively representing approximately 45.5% of the Cut-off Date Pool Balance, within the 10 years preceding the date of this prospectus supplement or as otherwise disclosed, related sponsors or key principals (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of bankruptcy or insolvency proceedings, foreclosure proceedings or a deed in lieu of foreclosure or that secured prior loans that were, in any such case, the subject of a discounted payoff, maturity default, short sale or other restructuring.  If a borrower or a principal of a borrower has been a party to a bankruptcy or insolvency proceeding in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related Mortgage Loan documents, or otherwise conduct its operations in a manner that is not in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.  See also Representations and Warranties No. 15 (Actions Concerning Mortgage Loan), No.  41 (Bankruptcy), No. 42 (Organization of Borrower) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

In cases where the borrower or its affiliate acquired the related Mortgaged Property at a foreclosure sale or after it became REO, the purchase price may be below, and perhaps materially below, the Appraised Value for that Mortgaged Property as reflected on Annex A.  For example, with respect to the Mortgage Loans identified in the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement:

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as St. Johns Town Center and Colorado Mills, representing approximately 11.4% and 11.4% of the Cut-off Date Pool Balance, respectively, the loan sponsor, Simon Property Group, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Plaza Vista, representing approximately 7.7% of the Cut-off Date Pool Balance, an affiliate of prior owner/ developer of the project (Robert Bernstein) filed bankruptcy on 2009 following project management issues with contractor left project partially constructed. Property was purchased out of bankruptcy by borrower’s predecessor-in-title, which completed construction and secured the anchor tenant for the project. In addition, affiliates of the guarantor (EverWest LLC) were involved in mortgage loan defaults and/or workouts in connection with five office properties (located in Arizona, California and Illinois), three residential land developments (located in California, Colorado and Florida), one flex property (located in Colorado) and one industrial property (located in California). All the workouts involved acquisition financing for the related properties between 2005 and 2007.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Four Seasons Hotel - Seattle, representing approximately 4.8% of the Cut-off Date Pool Balance, an affiliate of the borrower defaulted on construction loans for the subject property at loan maturity in 2009 due to slow sales of residential condo units. In April 2011 the loan was restructured pursuant to which the related lender agreed to waive $8.3 million in accrued interest and principal and extend the loan term to December 31, 2015 in exchange for a $14.4 million principal paydown and the funding of additional reserves. The subject loan is a refinancing of that prior restructured obligation.

Other

Certain of the Mortgaged Properties securing the Mortgage Loans may not be readily convertible (or convertible at all) to alternative uses.  See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” in this prospectus supplement.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or having equity therein pledged to secure mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt secured by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a majority of the equity interests, or the pledge of limited partnership or non-managing membership equity interests, in a borrower;

●
although the Mortgage Loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some Mortgage Loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the Mortgage Loan Sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the Mortgage Loans described under “—Property-Secured Financing and Mezzanine and Similar Financing” in this prospectus supplement;

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests; and

●
certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower of its equity owners.

The Loan Combinations

General.  Three (3) of the Mortgage Loans are each part of a loan combination where the related Mortgage Loan is represented by a note that has one or more companion notes that are pari passu or subordinate in right of payment to the related Mortgage Loan.  Each pari passu or subordinate companion note will be held outside the Issuing Entity and is referred to in this prospectus supplement as a “Companion Loan”.  Each Mortgage Loan and its related Companion Loan or Companion Loans are collectively referred to in this prospectus supplement as a “Loan Combination”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Johns Town Center, representing approximately 11.4% of the Cut-off Date Pool Balance (the “St. Johns Town Center Mortgage Loan”), the related Mortgaged Property (the “St. Johns Town Center Mortgaged Property”) also secures six other mortgage notes.  Three of such six other mortgage notes will comprise a single companion loan that will be pari passu in right of payment to the St. Johns Town Center Mortgage Loan (the “St. Johns Town Center Pari Passu Companion Loan”) and the other three mortgage notes will comprise a single companion loan that will be subordinate in right of payment to the St. Johns Town Center Mortgage Loan and the St. Johns Town Center Pari Passu Companion Loan (the “St. Johns Town Center Subordinate Companion Loan”) (each of the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan, a “St. Johns Town Center Companion Loan” and, collectively, together with the St. Johns Town Center Mortgage Loan, the “St. Johns Town Center Loan Combination”).  The St. Johns Town Center Companion Loans are included in the WFRBS 2014-C24 securitization.  The St. Johns Town Center Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $103,500,000 and the St. Johns Town Center Subordinate Companion Loan has a principal balance as of the Cut-off Date of approximately $146,500,000.  Only the St. Johns Town Center Mortgage Loan will be included in the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Colorado Mills, representing approximately 11.4% of the Cut-off Date Pool Balance (the “Colorado Mills Mortgage Loan”), the related Mortgaged Property (the “Colorado Mills Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the Colorado Mills Mortgage Loan (the “Colorado Mills Pari Passu Companion Loan” and, together with the Colorado Mills Mortgage Loan, the “Colorado Mills Loan Combination”).  The Colorado Mills Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $36,000,000.  Only the Colorado Mills Mortgage Loan will be included in the Issuing Entity.  The Colorado Mills Pari Passu Companion Loan is expected to be included in a future securitization.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as AMCP Portfolio, representing approximately 0.9% of the Cut-off Date Pool Balance (the “AMCP Portfolio Mortgage Loan”), the related Mortgaged Property (the “AMCP Portfolio Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the AMCP Portfolio Mortgage Loan (the “AMCP Portfolio Pari Passu Companion Loan” and, together with the AMCP Portfolio Mortgage Loan, the “AMCP Portfolio Loan Combination”).  The AMCP Portfolio Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $24,050,000.  Only the AMCP Portfolio Mortgage Loan will be included in the Issuing Entity.  The AMCP Portfolio Pari Passu Companion Loan is expected to be included in a future securitization.

The St. Johns Town Center Mortgage Loan is referred to in this prospectus supplement as a “Non-Serviced Mortgage Loan”.  The St. Johns Town Center Loan Combination is referred to in this prospectus supplement as a “Non-Serviced Loan Combination”.  The St. Johns Town Center Companion Loans are referred to in this prospectus supplement as a “Non-Serviced Companion Loans”.

The Colorado Mills Loan Combination is referred to in this prospectus supplement as a “Serviced Loan Combination” and the Colorado Mills Pari Passu Companion Loan is referred to in this prospectus supplement as a “Serviced Companion Loan”.

Prior to the securitization of the AMCP Portfolio Pari Passu Companion Loan, the AMCP Portfolio Loan Combination is referred to in this prospectus supplement as a “Serviced Loan Combination” and the AMCP Portfolio Pari Passu Companion Loan is referred to in this prospectus supplement as a “Serviced Companion Loan”.  After the securitization of the AMCP Portfolio Pari Passu Companion Loan, the AMCP Portfolio Mortgage Loan is referred to in this prospectus supplement as a “Non-

Serviced Mortgage Loan”, the AMCP Portfolio Loan Combination is referred to in this prospectus supplement as a “Non-Serviced Loan Combination” and the AMCP Portfolio Pari Passu Companion Loan is referred to in this prospectus supplement as a “Non-Serviced Companion Loan”.

With respect to each Loan Combination, the related Mortgage Loan and Companion Loan or Companion Loans are cross-collateralized and cross-defaulted.

In connection with each Loan Combination, the rights between the Issuing Entity, as holder of the related Mortgage Loan and the holder of the related Companion Loan or Companion Loans are generally governed by an intercreditor agreement (each, an “Intercreditor Agreement”).

The following table presents certain information regarding the Loan Combinations:
Loan Combination Name	Cut-off Date Principal Balance of Trust Mortgage Loan	Cut-off Date Principal Balance of Non-Trust Mortgage Loan(s)	Cut-off Date Balance of Subordinate Loans	Aggregate Cut-off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Loan Combination		Trust Mortgage Loan Interest Rate	Non-Trust Mortgage Loan Interest Rate	U/W NCF DSCR for Loan Combination
St. Johns Town Center	$100,000,000	$103,500,000	$146,500,000	$350,000,000	46.1%	(1)	3.819%	3.819%	2.22x	(1)
Colorado Mills	$100,000,000	$36,000,000	N/A	$136,000,000	63.3%		4.282%	4.282%	1.91x
AMCP Portfolio	$8,000,000	$16,050,000	N/A	$24,050,000	70.7%		4.394%	4.394%	1.63x

(1)	Debt service coverage ratio and loan-to-value ratio information takes into account the subordinate debt that is allowed under the terms of the St. Johns Town Center Mortgage Loan.

The St. Johns Town Center Loan Combination

General. Wells Fargo Bank, National Association, as the holder of the notes comprising the St. Johns Town Center Mortgage Loan, the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan (the “St. Johns Town Center Noteholders”) has entered into an intercreditor agreement that sets forth the respective rights of each St. Johns Town Center Noteholder (the “St. Johns Town Center Intercreditor Agreement”).  In connection with its transfer of the St. Johns Town Center Mortgage Loan to the Depositor on the Closing Date, Wells Fargo Bank, National Association will also transfer its rights and obligations as a St. Johns Town Center Noteholder with respect to the St. Johns Town Center Mortgage Loan to the Depositor, and the Depositor will in turn transfer such rights and obligations to the Issuing Entity.  In connection with the closing of the WFRBS 2014-C24 securitization, Wells Fargo Bank, National Association transferred its rights and obligations as a St. Johns Town Center Noteholder with respect to each of the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan to the depositor under the WFRBS 2014-C24 securitization, and such depositor transferred such rights and obligations to the related securitization trust.

Servicing.  The St. Johns Town Center Loan Combination will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as master servicer under the WFRBS 2014-C24 securitization (the “WFRBS 2014-C24 Master Servicer” or an “Other Master Servicer”), and Rialto Capital Advisors, LLC, in its capacity as special servicer under the WFRBS 2014-C24 securitization (the “WFRBS 2014-C24 Special Servicer” or an “Other Special Servicer”).  Subject to the terms of the St. Johns Town Center Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions (if any) on the part of any of the holders of the St. Johns Town Center Mortgage Loan, the St. Johns Town Center Pari Passu Companion Loan or the St. Johns Town Center Subordinate Companion Loan will be effected in accordance with the pooling and servicing agreement entered into in connection with the WFRBS 2014-C24 securitization (the “WFRBS 2014-C24 Pooling and Servicing Agreement” or an “Other Pooling and Servicing Agreement”).

Advances.  The Master Servicer or the Trustee, as applicable, under the Pooling and Servicing Agreement, will be responsible for making any required principal and interest advance (as used herein, a “P&I Advance”) on the St. Johns Town Center Mortgage Loan (but not on the St. Johns Town Center Pari Passu Companion Loan or the St. Johns Town Center Subordinate Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that any P&I Advance would not be recoverable from collections on the St. Johns Town Center Mortgage Loan.  The Other Master Servicer or trustee (the “WFRBS 2014-C24 Trustee” or an “Other Trustee”), as applicable, under the WFRBS 2014-C24 Pooling and Servicing Agreement, will be required to and the Other Special Servicer may make any required servicing advances with respect to the St. Johns Town Center Loan Combination unless the Other Master Servicer, the Other Special Servicer or the Other Trustee, as applicable, determines that such an advance would not be recoverable from collections on the St. Johns Town Center Loan Combination.

The Other Master Servicer or the Other Trustee, as applicable, under the WFRBS 2014-C24 Pooling and Servicing Agreement is responsible for making advances of principal and interest on the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan (but not on the St. Johns Town Center Mortgage Loan) pursuant to the terms of the WFRBS 2014-C24 Pooling and Servicing Agreement, unless the related Other Master Servicer or the related Other Trustee, as applicable, determines that such an advance would not be recoverable from collections on the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan.

Reimbursement of Servicing Advances made with respect to the St. Johns Town Center Loan Combination will be made as described herein under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payments of Servicing Expenses; Servicing Advances”.

After giving effect to the priority of distributions described below, servicing advances, payment or reimbursement of trust fund expenses and any other expenses payable in accordance with the WFRBS 2014-C24 Pooling and Servicing Agreement and the St. Johns Town Center Intercreditor Agreement on the St. Johns Town Center Loan Combination will effectively be reimbursed first from amounts available in respect of distributions on the St. Johns Town Center Subordinate Companion Loan, and, then, to the extent such amounts are insufficient, from amounts available in respect of distributions on each of the St. Johns Town Center Mortgage Loan and St. Johns Town Center Pari Passu Companion Loan pro rata based on their respective outstanding principal balances.

Distributions.  The terms of the St. Johns Town Center Intercreditor Agreement set forth the respective rights of the St. Johns Town Center Noteholders with respect to the distributions of funds received with respect to the St. Johns Town Center Loan Combination, and provide, in general, that prior to the occurrence and continuance of (i) an event of default with respect to payments due under the St. Johns Town Center Loan Combination, (ii) an event of default that results in the St. Johns Town Center Loan Combination becoming accelerated or becoming serviced by the WFRBS 2014-C24 Special Servicer pursuant to the terms of the WFRBS 2014-C24 Pooling and Servicing Agreement, or (iii) any bankruptcy or insolvency event that constitutes an event of default under the related mortgage loan documents (each of clauses (i) – (iii), a “WFRBS 2014-C24 Loan-Specific Certificates Sequential Pay Event”), after payment of amounts for required reserves or escrows required by the related mortgage loan documents and amounts payable or reimbursable under the WFRBS 2014-C24 Pooling and Servicing Agreement to the WFRBS 2014-C24 Master Servicer, WFRBS 2014-C24 Special Servicer or WFRBS 2014-C24 Trustee, payments and proceeds received with respect to the St. Johns Town Center Loan Combination will generally be applied in the following order:

first, to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the accrued and unpaid interest on their respective principal balances;

second, to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of the Aggregate Senior Percentage Interest of principal payments received, if any, on the St. Johns Town Center Loan Combination;

third, if the proceeds of any foreclosure sale or any liquidation of the St. Johns Town Center Loan Combination or the related Mortgaged Property exceed the amounts applied as described in the foregoing clauses first and second and, as a result of a workout the principal balance with respect to the St. Johns Town Center Mortgage Loan and the St. Johns Town Center Pari Passu Companion Loan has been reduced, such excess amount will be paid to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan in an amount up to the reduction, if any, as a result of such workout, plus interest on such amount at the related mortgage rate applicable thereto in each instance on a pro rata and pari passu basis;

fourth, to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the St. Johns Town Center Loan Combination pursuant to the St. Johns Town Center Intercreditor Agreement or the WFRBS 2014-C24 Pooling and Servicing Agreement;

fifth, to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on its principal balance;

sixth, to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Subordinate Companion Loan in an amount equal to the Note B Percentage Interest of principal payments received, if any, on the St. Johns Town Center Loan Combination;

seventh, to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the St. Johns Town Center Loan Combination pursuant to the St. Johns Town Center Intercreditor Agreement or the WFRBS 2014-C24 Pooling and Servicing Agreement;

eighth, if the proceeds of any foreclosure sale or any liquidation of the St. Johns Town Center Loan Combination or the related Mortgaged Property exceed the amounts applied as described in the foregoing clauses first through seventh and, as a result of a workout the principal balance of the St. Johns Town Center Subordinate Companion Loan has been reduced, such excess amount will be paid to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the St. Johns Town Center Subordinate Companion Loan as a result of such workout, plus interest on such amount at the interest rate applicable to the St. Johns Town Center Subordinate Companion Loan;

ninth, to the extent assumption fees, transfer fees or late payment fees or charges actually paid by the related borrower are not required to be otherwise applied under the WFRBS 2014-C24 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on P&I Advances or servicing advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the St. Johns Town Center Loan Combination), any such fees or expenses, to the extent actually paid by the related borrower, shall be paid to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan, pro rata, based on the respective principal balances of such interests; and

tenth, if any excess amount is available to be distributed in respect of the St. Johns Town Center Loan Combination, and not otherwise applied as described in the foregoing clauses first through ninth, any remaining amount shall be paid to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan, pro rata, in accordance with the respective principal balances of such interests.

“Aggregate Senior Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of the St. Johns Town Center Mortgage Loan and (b) the principal balance of the St. Johns Town Center Pari Passu Companion Loan and the denominator of which is the sum of the (a) the principal balance of the St. Johns Town Center Mortgage Loan, (b) the principal balance of the St. Johns Town Center Pari Passu Companion Loan and (c) the principal balance of the St. Johns Town Center Subordinate Companion Loan.

“Note B Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the principal balance of the St. Johns Town Center Subordinate Companion Loan and the denominator of which is the sum of the (a) the principal balance of the St. Johns Town Center Mortgage Loan, (b) the principal balance of the St. Johns Town Center Pari Passu Companion Loan and (c) the principal balance of the St. Johns Town Center Subordinate Companion Loan.

Following the occurrence and during the continuance of a WFRBS 2014-C24 Loan-Specific Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the related mortgage loan documents and amounts then payable or reimbursable under the WFRBS 2014-C24 Pooling and Servicing Agreement to the WFRBS 2014-C24 Master Servicer, WFRBS 2014-C24 Special Servicer and WFRBS 2014-C24 Trustee, payments and proceeds with respect to the St. Johns Town Center Loan Combination will generally be applied in the following order, in each case to the extent of available funds:

first, to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the accrued and unpaid interest on their respective principal balances;

second, to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective principal balances until their respective principal balances have been reduced to zero;

third, if the proceeds of any foreclosure sale or any liquidation of the St. Johns Town Center Loan Combination or the related Mortgaged Property exceed the amounts applied as described in the foregoing clauses first and second and, as a result of a workout the principal balance with respect to the St. Johns Town Center Mortgage Loan and the St. Johns Town Center Pari Passu Companion Loan has been reduced, such excess amount shall be paid to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan in an amount up to the reduction, if any, as a result of such workout, plus interest on such amount at the related mortgage rate applicable thereto in each instance on a pro rata and pari passu basis;

fourth, to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the St. Johns Town Center Loan Combination pursuant to the St. Johns Town Center Intercreditor Agreement or the WFRBS 2014-C24 Pooling and Servicing Agreement;

fifth, to the WFRBS 2014-C24 securitization trust as the  holder of the St. Johns Town Center Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on its principal balance;

sixth, to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center  Subordinate Companion Loan in an amount equal to the principal balance of the St. Johns Town Center Subordinate Companion Loan, until such principal balance has been reduced to zero;

seventh, to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center  Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by such holder with respect to the St. Johns Town Center Loan Combination pursuant to the St. Johns Town Center Intercreditor Agreement or the WFRBS 2014-C24 Pooling and Servicing Agreement;

eighth, if the proceeds of any foreclosure sale or any liquidation of the St. Johns Town Center Loan Combination or the related Mortgaged Property exceed the amounts applied as described in the foregoing clauses first through seventh and, as a result of a workout the principal balance of the St. Johns Town Center Subordinate Companion Loan has been reduced, such excess amount shall be paid to the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the St. Johns Town Center Subordinate Companion Loan as a result of such workout, plus interest on such amount at the interest rate applicable to St. Johns Town Center Subordinate Companion Loan;

ninth, to the extent assumption, transfer fees, late payment fees or charges actually paid by the related borrower are not required to be otherwise applied under the WFRBS 2014-C24 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on P&I Advances or servicing advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the St. Johns Town Center Loan Combination), any such fees or expenses, to the extent actually paid by the related borrower, shall be paid to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan, pro rata, based on the respective principal balances of such interests; and

tenth, if any excess amount is available to be distributed in respect of the St. Johns Town Center Loan Combination, and not otherwise applied as described in the foregoing clauses first through ninth, any remaining amount shall be paid to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and to the holder of the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan, pro rata, in accordance with the respective principal balances of such interests.

Notwithstanding the distribution allocations described above, if the WFRBS 2014-C24 Special Servicer in connection with a workout or proposed workout of the St. Johns Town Center Loan Combination modifies the terms thereof such that (i) the aggregate unpaid principal balance of the St. Johns Town Center Loan Combination is decreased, (ii) the interest rate or scheduled amortization payments on the St. Johns Town Center Loan Combination are reduced, (iii) payments of interest or principal on the St. Johns Town Center Loan Combination are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the interest rate or increase in scheduled amortization payments) is made to any of the terms of the St. Johns Town Center Loan Combination (each, a “Workout”), all payments to the Issuing Entity as holder of the St. Johns Town Center Mortgage Loan and the WFRBS 2014-C24 securitization trust as the holder of the St. Johns Town Center Pari Passu Companion Loan will be made as described above as though such Workout did not occur, with the payment terms of the St. Johns Town Center Mortgage Loan and St. Johns Town Center Pari Passu Companion Loan remaining the same as they were on the origination date and the St. Johns Town Center Subordinate Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the St. Johns Town Center Loan Combination attributable to such Workout until its principal balance is reduced to zero.

Consultation and Control.  Holders of the Class SJ-A, SJ-B, SJ-C and SJ-D Certificates issued in connection with the WFRBS 2014-C24 securitization will comprise the “Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates” with respect to the St. Johns Town Center Loan Combination.  The “WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in the most subordinate class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance.

The WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder will be entitled to appoint, remove and replace a WFRBS 2014-C24 Loan-Specific Subordinate Class Representative in its

sole discretion.  Subject to certain limitations, this right may be exercised by the WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder at any time, and from time to time, prior to the occurrence and continuance of a “Control Appraisal Period” with respect to the senior-most class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates.  If at any time the WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder has not appointed a WFRBS 2014-C24 Loan-Specific Subordinate Class Representative, then the WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder shall be deemed to be the WFRBS 2014-C24 Loan-Specific Subordinate Class Representative.

The WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder and WFRBS 2014-C24 Loan-Specific Subordinate Class Representative generally have the same rights with respect to the St. Johns Town Center Loan Combination as the Majority Subordinate Certificateholder and Subordinate Class Representative have during the continuance of a Subordinate Control Period under the Pooling and Servicing Agreement with respect to the other Mortgage Loans (other than the Non-Serviced Mortgage Loans and the AMCP Portfolio Mortgage Loan when it is a Serviced Loan) in the Mortgage Pool.  After the occurrence and during the continuance of a Control Appraisal Period with respect to the senior-most Class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates, the WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder and the WFRBS 2014-C24 Loan-Specific Subordinate Class Representative will no longer have any such rights with respect to the St. Johns Town Center Loan Combination and all of those rights will be exercisable by the WFRBS 2014-C24 majority subordinate certificateholder and the WFRBS 2014-C24 subordinate class representative.

A “Control Appraisal Period” will exist with respect to any class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates, if and for so long as the initial principal balance of such class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates minus (i) all payments of principal distributed to such class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates and (ii) any appraisal reduction amounts or realized losses allocated to such class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates is less than 25% of the initial principal balance of such class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates.

Neither the WFRBS 2014-C24 Master Servicer nor the WFRBS 2014-C24 Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard applicable to the WFRBS 2014-C24 securitization, require or cause such parties to violate provisions of the St. Johns Town Center Intercreditor Agreement or the WFRBS 2014-C24 Pooling and Servicing Agreement or require or cause such parties to violate the terms of the St. Johns Town Center Loan Combination loan documents.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the St. Johns Town Center Intercreditor Agreement, if the St. Johns Town Center Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the WFRBS 2014-C24 Pooling and Servicing Agreement and thereafter the WFRBS 2014-C24 Special Servicer determines pursuant to the WFRBS 2014-C24 Pooling and Servicing Agreement and the St. Johns Town Center Intercreditor Agreement to pursue a sale of the St. Johns Town Center Mortgage Loan, the WFRBS 2014-C24 Special Servicer will be required to sell the St. Johns Town Center Mortgage Loan, the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan together as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the WFRBS 2014-C24 Trustee’s (or any third party hired by the WFRBS 2014-C24 Trustee in accordance with the WFRBS 2014-C24 Pooling and Servicing Agreement) obligation to review whether any offer received with respect to the St. Johns Town Center Mortgage Loan, the St. Johns Town Center Pari Passu Companion Loan and the St. Johns Town Center Subordinate Companion Loan constitutes a fair price if such offer is from an Interested Person (as defined in the St. Johns Town Center Intercreditor Agreement).  The WFRBS 2014-C24 Special Servicer may not sell the St. Johns Town Center Loan Combination without the written consent of the Trustee, as holder of the St. Johns Town Center Mortgage Loan, unless it has delivered to the Trustee (a) at least 15 business days’ prior written notice of such proposed sale, (b) at least 10 days’ prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the WFRBS 2014-C24 Special Servicer in connection with any such proposed sale, (c) at least 10 days’ prior to the proposed sale date, a copy of the most recent appraisal for the St. Johns Town

Center Loan Combination, and any documents in the related mortgage file reasonably requested by the Trustee that are material to the price of the St. Johns Town Center Loan Combination and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFRBS 2014-C24 Master Servicer or the WFRBS 2014-C24 Special Servicer in connection with the proposed sale.  None of the Majority Subordinate Certificate, the Subordinate Class Representative, the Master Servicer or the Special Servicer or any other person under this securitization will have consent or consultation rights with respect to any such sale of the St. Johns Town Center Loan Combination (except as described in the immediately preceding sentence).

Replacement of the WFRBS 2014-C24 Special Servicer.  With respect to the St. Johns Town Center Loan Combination, prior to the occurrence and continuance of a Control Appraisal Period in respect of the senior-most Class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates, the WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder (or the WFRBS 2014-C24 Loan-Specific Subordinate Class Representative on its behalf) will have the right, without or without cause, to terminate and replace the WFRBS 2014-C24 Special Servicer solely with respect to the St. Johns Town Center Loan Combination.  After the occurrence and during the continuance of such a Control Appraisal Period with respect to the senior-most class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates, the WFRBS 2014-C24 Special Servicer may be terminated and replaced with respect to the St. Johns Town Center Loan Combination by the WFRBS 2014-C24 subordinate class representative, during any subordinate control period under the WFRBS 2014-C24 Pooling and Servicing Agreement, or, during any collective consultation period or senior consultation period under the WFRBS 2014-C24 Pooling and Servicing Agreement, by holders of the WFRBS 2014-C24 certificates under substantially similar, but not necessarily identical, circumstances as described under “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement.  In either case, the WFRBS 2014-C24 Special Servicer can be terminated and replaced without the consent of, or consulting with, the Trustee or any other party under this securitization.

For additional information regarding the servicing of the St. Johns Town Center Loan Combination, see “The Pooling and Servicing Agreement” in this prospectus supplement.

The Colorado Mills Loan Combination

General. The holders of the Colorado Mills Loan Combination (the “Colorado Mills Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Colorado Mills Noteholder (the “Colorado Mills Intercreditor Agreement”).

Servicing.  The Colorado Mills Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement and, subject to the terms of the Colorado Mills Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the Colorado Mills Noteholders will be effected in accordance with the Pooling and Servicing Agreement.

Advances.   The Master Servicer or the Trustee, as applicable, will be responsible for making any required advances of principal and interest on the Colorado Mills Mortgage Loan (but not on the Colorado Mills Pari Passu Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be responsible for making any required Servicing Advances with respect to the Colorado Mills Loan Combination, in each case unless the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement, as applicable, determines that such an advance would not be recoverable from collections on the Colorado Mills Mortgage Loan (in the case of an advance of principal and interest) or the Colorado Mills Loan Combination (in the case of a Servicing Advance).

Distributions.  The terms of the Colorado Mills Intercreditor Agreement set forth the respective rights of the Colorado Mills Noteholders with respect to distributions of funds received in respect of the Colorado Mills Loan Combination, and provides, in general, that:

●
the Colorado Mills Mortgage Loan and the Colorado Mills Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the Colorado Mills Mortgage Loan and the Colorado Mills Pari Passu Companion Loan will be applied to the Colorado Mills  Mortgage Loan and the Colorado Mills Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Colorado Mills Intercreditor Agreement, the Pooling and Servicing Agreement and any pooling and servicing agreement related to a future securitization that includes the Colorado Mills Pari Passu Companion Loan, as applicable.

Consultation and Control.  The controlling note holder under the Colorado Mills Intercreditor Agreement with respect to the Colorado Mills Loan Combination will be the Subordinate Class Representative (such party, the “Colorado Mills Controlling Note Holder”).  Certain decisions to be made with respect to the Colorado Mills Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described under “The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement) will require the approval of the Colorado Mills Controlling Note Holder.  If the Colorado Mills Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days of notice thereof, such decisions or actions will be deemed approved.  Pursuant to the terms of the Pooling and Servicing Agreement, the Colorado Mills Controlling Note Holder will have certain consent and/or consultation rights with respect to the Colorado Mills Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan of the Issuing Entity.

Notwithstanding the Colorado Mills Controlling Note Holder’s consent and/or consultation rights described above, the Special Servicer is permitted to implement (or consent to the Master Servicer implementing) any major decision before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Colorado Mills Mortgage Loan and the Colorado Mills Pari Passu Companion Loan.

Pursuant to the terms of the Colorado Mills Intercreditor Agreement, the holder of the Colorado Mills Pari Passu Companion Loan, as a non-controlling noteholder (the “Colorado Mills Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Colorado Mills Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Colorado Mills Controlling Note Holder under such agreement within the same time frame the Master Servicer or the Special Servicer, as applicable, is required to provide such notices, information and reports to the Colorado Mills Controlling Note Holder and (ii) to be consulted by the Colorado Mills Controlling Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) on a strictly non-binding basis with respect to certain major decisions as set forth in the Colorado Mills Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of the Colorado Mills Non-Controlling Note Holder will expire 10 business days after the delivery by the Colorado Mills Controlling Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) of notice and information relating to the matter subject to consultation; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Colorado Mills Non-Controlling Note Holder’s consultation rights described above, the Colorado Mills Controlling Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) is permitted to implement any major decision or

(with respect to the Special Servicer only) take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Colorado Mills Mortgage Loan and the Colorado Mills Pari Passu Companion Loan.

In addition to the consultation rights of the Colorado Mills Non-Controlling Note Holder described above, the Colorado Mills Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Colorado Mills Controlling Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Colorado Mills Loan Combination are discussed.

Neither the Master Servicer nor the Special Servicer, may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the Colorado Mills Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause such parties to violate the terms of the Colorado Mills Loan Combination documents and the Pooling and Servicing Agreement or materially expand the scope of any of such parties’ responsibilities under the Colorado Mills Intercreditor Agreement or the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Colorado Mills Intercreditor Agreement, if the Colorado Mills Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement, the Colorado Mills Controlling Note Holder (or the Special Servicer acting on its behalf) will be required to sell the Colorado Mills Mortgage Loan together with the Colorado Mills Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review any offer received for the Colorado Mills Mortgage Loan and the Colorado Mills Pari Passu Companion Loan.  The Colorado Mills Non-Controlling Note Holder will have certain consent and consultation rights in connection with such sale, as described under “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Appointment of Special Servicer.  The Colorado Mills Controlling Note Holder (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of Voting Rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Colorado Mills Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Colorado Mills Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement.  See “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement.

The AMCP Portfolio Loan Combination

General. The holders of the AMCP Portfolio Loan Combination (the “AMCP Portfolio Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of the AMCP Portfolio Noteholder (the “AMCP Portfolio Intercreditor Agreement”).

Servicing. The AMCP Portfolio Loan Combination will initially be serviced by Wells Fargo Bank, National Association, in its capacity as Master Servicer and specially serviced (if necessary) by  CWCapital Asset Management LLC, in its capacity as Special Servicer, pursuant to the Pooling and Servicing Agreement.  After the securitization of the AMCP Portfolio Pari Passu Companion Loan (the “AMCP Portfolio Companion Securitization”), the AMCP Portfolio Loan Combination will be serviced under, and by the master servicer (an “Other Master Servicer”) designated in, the pooling and servicing agreement entered into in connection with that securitization (the “AMCP Companion Loan Pooling and Servicing Agreement” or an “Other Pooling and Servicing Agreement”), but the Master Servicer will continue to be primarily responsible for making debt service advances with respect to the AMCP Portfolio Mortgage Loan notwithstanding any such transfer of servicing; provided however, the Master Servicer will have no obligation to make any advance for debt service payments relating to the AMCP Portfolio Pari Passu Companion Loan.  If the AMCP Portfolio Pari Passu Companion Loan is securitized, then the Master Servicer and the Special Servicer, as applicable, nevertheless, will be entitled to compensation for the period before the transfer, reimbursement of all outstanding servicing advances, and its right to indemnification and certain other rights in respect of its servicing activities relating to the AMCP Portfolio Loan Combination will survive the transfer.

Advances. The Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the AMCP Portfolio Mortgage Loan (but not on the AMCP Portfolio Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the AMCP Portfolio Mortgage Loan.

Distributions. The terms of the AMCP Portfolio Intercreditor Agreement set forth the respective rights of the AMCP Portfolio Noteholders with respect to distributions of funds received in respect of the AMCP Portfolio Loan Combination, and provides, in general, that:

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the AMCP Portfolio Mortgage Loan and the AMCP Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the AMCP Portfolio Mortgage Loan and the AMCP Portfolio Pari Passu Companion Loan will be applied to the AMCP Portfolio Mortgage Loan and the AMCP Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the AMCP Portfolio Intercreditor Agreement, the Pooling and Servicing Agreement and the AMCP Companion Loan Pooling and Servicing Agreement, as applicable.

Consultation and Control. The controlling note holder under the AMCP Portfolio Intercreditor Agreement with respect to the AMCP Portfolio Loan Combination will initially be the holder of the AMCP Portfolio Pari Passu Companion Loan, and from and after the date of the AMCP Portfolio Companion Securitization (the “AMCP Portfolio Companion Securitization Date”), will be the subordinate class representative under the AMCP Companion Loan Pooling and Servicing Agreement (such party, the “AMCP Portfolio Controlling Note Holder”). Certain decisions to be made with respect to the AMCP Portfolio Loan Combination, including certain major decisions pursuant to the AMCP Companion Loan Pooling and Servicing Agreement, will require the approval of the AMCP Portfolio Controlling Note Holder.

Pursuant to the terms of the AMCP Portfolio Intercreditor Agreement, the Subordinate Class Representative, as the non-controlling noteholder (the “AMCP Portfolio Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the AMCP Portfolio Loan Combination, that the Other Master Servicer or the Other Special Servicer, as applicable, under the AMCP Companion Loan Pooling and Servicing Agreement is required to provide to the AMCP Portfolio Controlling Note Holder under such agreement within the same time frame such Other Master Servicer or such Other Special Servicer, as applicable, is required to provide such notices, information and reports to the AMCP Portfolio Controlling Note Holder and (ii) to be consulted by such Other Master Servicer or such Other Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the AMCP Portfolio Intercreditor Agreement and the implementation by the Other Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the AMCP Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the Other Master Servicer or the Other Special Servicer, as applicable, under the AMCP Companion Loan Pooling and Servicing Agreement, of notice and information relating to the matter subject to consultation, whether or not such AMCP Portfolio Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the AMCP Portfolio Non-Controlling Note Holder’s non-binding consultation rights described above, the Other Master Servicer or the Other Special Servicer, as applicable, under the AMCP Companion Loan Pooling and Servicing Agreement is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the AMCP Portfolio Mortgage Loan and the AMCP Portfolio Pari Passu Companion Loan.

In addition to the non-binding consultation rights of the AMCP Portfolio Non-Controlling Note Holder described above, prior to the occurrence and continuance of a control termination event or similar event with respect to the “controlling class” under the AMCP Companion Loan Pooling and Servicing Agreement, the AMCP Portfolio Non-Controlling Note Holder will have the right to attend annual conference calls with the Other Master Servicer or the Other Special Servicer, as applicable, under the AMCP Companion Loan Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such Other Master Servicer or the Other Special Servicer, as applicable, in which servicing issues related to the AMCP Portfolio Loan Combination and the properties securing the AMCP Portfolio Loan Combination are discussed.

None of the Master Servicer, the Special Servicer or the related Other Master Servicer or the Other Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the AMCP Portfolio Intercreditor Agreement, the Pooling and Servicing Agreement or the AMCP Companion Loan Pooling and Servicing Agreement, require or cause such parties to violate the terms of the AMCP Portfolio Loan Combination, or materially expand the scope of any of such parties’ responsibilities under the AMCP Portfolio Intercreditor Agreement.  Neither the Master Servicer, the Special Servicer, the related Other Master Servicer nor the Other Special Servicer is obligated at any time to follow or take any alternative actions recommended by any of the AMCP Portfolio Non-Controlling Note Holders.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the AMCP Portfolio Intercreditor Agreement, if the AMCP Portfolio Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement (prior to the AMCP Portfolio Companion Loan Securitization Date) or the AMCP Companion Loan Pooling and Servicing Agreement (after to the AMCP Portfolio Companion Loan Securitization Date), as applicable, and the Special Servicer or the Other Special Servicer, as applicable, determines to pursue a sale of the AMCP Portfolio Mortgage Loan or any of the AMCP Portfolio Pari Passu Companion Loan, then the Special Servicer or the Other Special Servicer, as applicable, will be required to sell the AMCP Portfolio Mortgage Loan together with the AMCP Portfolio Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Other Trustee’s (or any third party hired by the Other Trustee in accordance with the AMCP Companion Loan Pooling and Servicing Agreement) obligation to review any offer received for the AMCP Portfolio Mortgage Loan and the AMCP Portfolio Pari Passu Companion Loan.  The AMCP Portfolio Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.  See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Appointment of Special Servicer. The AMCP Portfolio Controlling Note Holder or its designee will have the right, with or without cause, to replace the special servicer then acting with respect to the AMCP Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the AMCP Portfolio Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement or the AMCP Companion Loan Pooling and Servicing Agreement, as applicable.

Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The Sponsors have informed us that they are not aware of any existing secondary financing secured by the Mortgaged Properties and/or existing mezzanine or similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

The following table sets forth certain combined loan-to-value ratio and debt service coverage ratio information for the Mortgage Loan that has related mezzanine indebtedness outstanding.
Mortgage Loan Name	Cut-off Date Principal Balance of Mortgage Loan	Cut-off Date Principal Balance of Mezzanine Debt	Aggregate Cut-off Date Balance of Aggregate Indebtedness	Cut-off Date LTV Ratio of Aggregate Indebtedness(1)	Mortgage Loan Interest Rate	U/W Debt Service Coverage Ratio for Aggregate Indebtedness(2)
Four Seasons Hotel – Seattle	$42,000,000	$9.450,000	$51,450,000	91.3%	4.500%	1.04x

(1)
The combined Cut-off Date loan-to-value ratio of the Mortgage Loan, subordinate secured lien and mezzanine loan is equal to the ratio of their aggregate Cut-off Date Principal Balances to the Appraised Value of the related Mortgaged Property.

(2)
The combined underwritten debt service coverage ratio of the Mortgage Loan, subordinate secured lien and mezzanine loan is equal to the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property to the sum of the annual debt service due under the Mortgage Loan and the annual debt service due under the mezzanine loan.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

In the case of the above-described Mortgage Loan with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the Mortgage Loan from the Issuing Entity if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights that are expected to be substantially similar to the cure and repurchase rights described in the preceding sentence.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and “Due-On-Encumbrance” Provisions” below.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Four Seasons Hotel - Seattle, representing approximately 4.8% of the Cut-off Date Pool Balance, co-borrowers and project affiliates (including parent) incurred existing debt in the original amount of $10,000,000 payable to Four Seasons Hotel Limited (franchisor and property manager) and secured by an equity pledge from the entity owning 100% of the Four Seasons Seattle project (including the residential units).  The related loan has an 80 year term and principal payments are not required unless the management agreement is terminated. Interest payments shall accrue annually but shall only be payable if there is sufficient cash flow after debt service on the related loan is paid. A subordination and standstill agreement was obtained that provides, among other things, that upon foreclosure, neither the lender nor successors will be liable for the subordinate debt and any transfer resulting from the pledge may only be exercised in accordance with terms of the related loan documents. In addition, the borrowers and other project affiliates have incurred existing subordinate second mortgage in original amount of $26,050,000 held by LC Hotels Agent LLC (an affiliate of the borrower that is comprised of the original investors in Four Seasons Seattle project (the Mortgaged Property and the residential units)), which is secured by second lien on the Mortgaged Property and the remaining unsold residential units in the Four Seasons Seattle project, among other things. Monthly interest payments on the secured debt are only required to the extent there is excess cash flow after payment of debt service on the Mortgage Loan. The subordinate debt has a December 31, 2016 maturity, and, as of June 30, 2014, the balance on subordinate debt was $21,050,000 along with $5,434,671 of accrued interest. There are 6 residential units with aggregate list price of $23,208,000 which remain unsold. The sales proceeds from the sale of the remaining residential units will be used to pay down the subordinate debt. A subordination and standstill agreement was obtained at closing.

Permitted in Future (Secured Financing and Mezzanine and Similar Financing)

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower.  With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, which conditions may include, among other things, a combined maximum LTV ratio, a combined minimum DSCR and/or a maximum mezzanine debt permitted.  The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing
Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Sharon Park	$ 16,475,328	2.0%	(4)	Yes	1.25x	Not Specified	Yes
Southgate Mall	$ 11,186,037	1.0%	N/A	Yes	1.30x	70%	Yes
Creekside Village of Fairfield	$ 9,800,000	1.0%	N/A	Yes	1.30x	75%	Yes
Villages of Capital Pointe	$ 3,800,000	0.0%	N/A	Yes	1.35x	75%	Yes
Total:	$ 41,261,365	4.0%

(1)
Indicates the maximum principal amount (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents.  Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include delivery of confirmation from the three nationally recognized statistical rating organizations (“NRSROs”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hired by the Depositor to rate the Offered Certificates (together, the “Rating Agencies”) that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates.

(4)	Borrower may obtain mezzanine financing up to an amount equal to the difference between 75% of the purchase price and the then outstanding balance of the Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Other Additional Financing and Preferred Equity

Some of the Mortgage Loans may permit certain affiliates of the borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The loan documents for such Mortgage Loans may contain limitations on the amounts that such collateral may secure and/or the maximum percentage ownership interest that may be pledged but do not prohibit a change in control in the event of a permitted foreclosure.

Some of the Mortgage Loans permit certain equityholders to pledge indirect ownership interests in the borrower if a public entity or an entity of sufficient credit worthiness exists in the organizational structure between the pledgor and the borrower.  In addition, some of the Mortgage Loans permit equityholders to pledge direct and/or indirect ownership interests in the borrower if the transfer resulting in connection with a realization on such pledge would otherwise be permitted under the related loan documents.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as St. Johns Town Center and Colorado Mills, representing approximately 11.4% and 11.4% of the Cut-off Date Pool Balance, respectively, the loan documents permit the pledge of interest by a direct or indirect owner of borrower to secure a corporate or parent-level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Madison Park Office Portfolio, representing approximately 3.3% of the Cut-off Date Pool Balance, the loan documents permit the pledge of interest by the controlling owner of borrower to secure an operating debt facility to parties satisfying “qualified pledgee” criteria (generally, total assets in excess of $400 million and, except for pension advisory firms or similar fiduciaries, $150 million in capital/ statutory surplus or shareholder equity), involving multiple underlying real estate assets.

Certain borrowers or their owners may be permitted to enter into financing arrangements referred to as “preferred equity” structures, where a special limited partner or member receives preferred return in exchange for a capital infusion or a conversion of debt to equity.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur (and, in certain cases, the borrowers may have incurred) a limited amount (generally in an amount not more than 5% of the original loan balance) of trade payables and unsecured indebtedness in the ordinary course of business.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Other Financings or Ability To Incur Other Financings Entails Risk” and “—Risks Related to Historic Tax Credits” in this prospectus supplement.

Underwriting Considerations

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Brookstone Park Apartments, securing a Mortgage Loan representing approximately 2.8% of the Cut-off Date Pool Balance, (i) construction or major renovation was completed within 12 calendar months prior to the Cut-off Date and the related Mortgaged Property has no prior operating history, (ii) the borrower or an affiliate acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired property or (iii) due to recent construction or renovation, the prior operating history may not accurately reflect the current use or economic performance of the Mortgaged Property.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than Wells Fargo Bank) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Johns Town Center, representing approximately 11.4% of the Cut-off Date Pool Balance, (i) no underwritten vacancy was applied to the Nordstrom space; and (ii) underwritten revenue includes $448,824 of additional base rent associated with tenants who have strong sales and who have leases that mature within 12 months of the note date of the Mortgage Loan, which such amount is based upon an assumption that the tenant will renew at either (x) the tenant’s specified renewal rent as in its current lease, or (y) the appraiser’s estimate of market rental rates.  Each of (i) and (ii) above represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Mortgage Loan has an U/W NCF DSCR of 3.81x and a Cut-off Date LTV Ratio of 26.8%;  (b) the Mortgaged Property’s occupancy has averaged over 99.0% since construction in 2005; (c) Nordstrom’s (rated “A-” by Fitch, “Baa1” by Moody’s and “A-” by S&P) lease matures in 2030; (d) assuming a 3.0% vacancy is applied to the Nordstrom space, the U/W NCF DSCR and U/W NCF Debt Yield would be 3.73x and 14.5%, respectively; (e) in addition to (d) above, excluding the $448,824 of additional base rent associated with tenants who have strong sales and who have leases that mature within 12 months of the note date of the Mortgage Loan results in an U/W NCF DSCR and an U/W NCF Debt Yield of 3.67x and 14.2%, respectively; (f) in-line sales for tenants occupying less than 10,000 square feet reported strong year-end 2013 sales of $603 per square foot with a low occupancy cost of 9.4%; and (g) the Mortgage Loan sponsor, Simon Property Group, L.P. is an S&P 100 company with total market capitalization of $88.0 billion as of June 30, 2014 and owns or has an interest in 228 retail commercial properties totaling approximately 189.0 million square feet.  Certain characteristics of the Mortgage Loan can be found in Annex A to this prospectus supplement. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Four Seasons Hotel - Seattle, representing approximately 4.8% of the Cut-off Date Pool Balance, (i) the underwritten occupancy (84.3%) is greater than 80.0%; and (ii) when incorporating existing subordinate debt, the aggregate loan-to-value ratio (91.3%) and U/W NCF DSCR (1.04x) are greater than 80.0% and 1.20x, respectively. Each of (i) and (ii) above represents exceptions to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following:  (a) the Mortgaged Property is located in downtown Seattle with direct views to Puget Sound and adjacent to Pike Place Market, cultural district, financial district and retail core; (b) the Mortgaged Property has had robust growth since construction was completed in 2009 and has outpaced the downtown hotel submarket. (Since 2010, the submarket has exhibited strong performance with occupancy growth of 3%-5% and RevPAR growth of 7%-10%, whereas the Mortgaged Property has increased occupancy by 3%-13% and RevPAR by 11%-19% over the same time frame); (c) according to a third party research report, compared to its competitive set, the Mortgaged Property had RevPAR penetration rates of 172.1%, 177.4% and 183.9%; and ADR penetration rates of 175.3%, 180.3% and 185.2% in each case for the trailing 12-month periods ending in September of 2012, 2013 and 2014, respectively; (d) 5.3 million square feet of office space is currently under construction in the Seattle central business district with an additional 10.4 million square feet planned, which is expected to generate additional demand for the Mortgaged Property; (e) the Mortgaged Property is considered the premier luxury hotel in Seattle and ranked number three in guest satisfaction out of 42 Four Seasons facilities in operation in the Americas, according to a third party report; (f) if the Mortgaged Property were underwritten to an 80.0% occupancy, the Mortgage Loan would still exhibit a 1.66x U/W NCF DSCR; (g) the Mortgage Loan is low leverage with a 52.9% loan-to-

value ratio and 45.8% loan-to-value ratio at maturity; (h) outstanding subordinate debt is only paid from excess cash flow after all requirements under the Mortgage Loan and cash management agreements are met and will accrue if not paid; (i) the lender received subordination and standstill agreements; and (j) the holders of additional debt were part of the original investor group for the project, and the source of repayment for the additional debt is the sale of unsold residential condominium units that are not part of the collateral for the Mortgaged Property. Certain characteristics of the Mortgage Loan can be found in Annex A to this prospectus supplement. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Environmental Considerations

Generally, an environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the origination of the Mortgage Loan.  See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property.  It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and additional information regarding environmental matters that may affect the Mortgaged Properties, see “—Assessments of Property Value and Condition—Environmental Assessments” and “—Environmental Insurance” in this prospectus supplement and “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus, and Representations and Warranties No. 43 (Environmental Conditions) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Tobin Lofts, representing approximately 3.9% of the Cut-off Date Pool Balance, the Phase I environmental assessment identified evidence of a recognized environmental condition at the Mortgaged Property relating to a leaking petroleum storage tank. Alamo College (an affiliate of the borrower) has been identified as the responsible party for liability and costs associated with groundwater monitoring and remediation, if required. The Phase I environmental assessment recommended no further investigation, however it recommends that the borrower continue to provide site access to environmental consultants performing the ongoing groundwater monitoring.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Madison Park Office Portfolio, representing approximately 3.3% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition associated with a  leaking UST at one of the buildings on the Lowe’s parcel. The 10,000 gallon diesel fuel tank was removed in 2011, and was used in conjunction with the tenant’s (Lowe’s) data center operations. Groundwater tests at the time of UST removal identified contaminants above regulatory action limits, but below gross contamination limits.  The Phase I ESA concluded that Lowe’s was the responsible party for the LUST and had sufficient resources to remediate the issue. The loan documents provide that the borrower and guarantors are personally liable for losses arising from breaches of environmental laws or related loan document requirements concerning hazardous substances.

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as John Alden Apartments, securing a Mortgage Loan that represents approximately 1.0% of the Cut-off Date Pool Balance, environmental testing identified an underground storage tank (“UST”)

(believed to be 1,000 gallons in capacity based upon available information) that had been used to store No. 2 fuel oil as a backup fuel for the dual-fired furnace at the property.  According to the environmental assessment, although there have been no reported leaks from the UST, because of the lack of information pertaining to the UST, the UST represents an environmental concern that should be investigated.  The environmental consultant recommended that the UST be accessed, emptied and properly decommissioned in accordance with all applicable regulations.  In response, the related borrower was required to provide the lender with a lender environmental collateral protection and liability insurance policy (claims made and reported coverage) issued by Steadfast Insurance Company, with per occurrence and aggregate loss limits of $1,000,000, a deductible of $25,000, and a term of 10 years, plus a 3 year tail.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens - Savannah, representing approximately 0.4% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition is connection with one on-site dry cleaners that operated between 1954-1966 and a second on-site dry cleaners that operated between the mid 1960s-1997. Due to the duration of these operations and the lack of available information concerning materials and solvents used, a Phase II ESA was recommended to evaluate possible soil or groundwater contamination and vapor intrusion risks. In lieu of a Phase II ESA, the borrower obtained a $3 million environmental insurance policy from Steadfast Insurance Company, a member company of Zurich American Insurance Co., with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Zurich American Insurance Co. has an S&P rating of “AA-”.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation including certain hotel properties which may, or are likely to, have property improvement plans in various stages of completion or planning.  For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as DoubleTree – Virginia Beach, representing approximately 2.3% of the Cut-off Date Pool Balance, the borrower escrowed $2,110,000 at closing for upgrades to be performed to the exterior and lobby of the Mortgaged Property during the winter of 2014/2015.

See “Top Fifteen Loan Summaries” attached as Annex B in this prospectus supplement for additional information on the 15 largest Mortgage Loans. Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Redevelopment and Renovation at a Mortgaged Property” in this prospectus supplement.

Litigation Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates, or the Mortgaged Properties may be subject to ongoing litigation. For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lewisville Shopping Center, representing approximately 0.5% of the Cut-off Date Pool Balance, the sponsor (Herman Singer) is named defendant in action seeking damages for unpaid broker’s commission. The amount claimed is approximately $1.15 million. The suit was filed in 2011 in New York state court. As of October 2, 2014, the guarantor’s stated net worth is approximately $15.6 million.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Madison Park Office Portfolio representing approximately 3.3% of the Cut-off Date Pool Balance, guarantor (Arthur Samberg) was subject of SEC civil enforcement action filed in May 2010 in connection with alleged insider trading involving Microsoft Corp. securities in 2001. Without admitting or denying the allegations in the complaint, Samberg and Pequot Capital Management, Inc., an investment advisory firm for which he is chairman and CEO, have consented to the entry of a final judgment enjoining them from violating specified securities laws. The judgment also orders them to disgorge, on a joint and several basis, ill-gotten gains of $15,242,020 (plus prejudgment interest), and pay a civil penalty of $5 million each. In a related administrative proceeding before the Commission, Pequot and Samberg have also agreed to an order censuring Pequot and, subject to a limited carve-out, barring Samberg from association with an investment adviser.

Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.  See also Representations and Warranties No. 15 (Actions Concerning Mortgage Loan) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Insurance Considerations

For certain of the mortgage loans, required insurance may be provided under blanket policies.  In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.  With respect to certain of the Mortgaged Properties that are hospitality properties, the related franchisor or its affiliate acting as property manager may maintain the insurance in its name rather than the borrower (with the borrower and lender identified as additional insureds).  With respect to certain of the Mortgaged Properties, either the sole tenant at the Mortgaged Property or tenants of stand-alone buildings at the Mortgaged Property may maintain the insurance rather than the borrower or are permitted to self-insure.  Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement.  See also Representations and Warranties No. 18 (Insurance) and No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to use or property-related restrictions imposed by leases or other third party agreements, which can trigger tenant or other third party remedies and subject the Mortgage Loan to potential losses if breached.

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates”, “— Risks Related to Historic Tax Credits” and “—Other Risks” in this prospectus supplement and Representations and Warranties No. 8 (Permitted Liens; Title Insurance) and No. 26 (Local Law Compliance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Johns Town Center, representing approximately 11.4% of the Cut-off Date Pool Balance, the Mortgage Loan documents limit the aggregate liability of the guarantor Simon Property Group, L.P., for matters identified as non-recourse carve-outs or springing recourse events to $35,000,000. Any amounts realized thereunder would be allocable to holders of interests in the St. Johns Town Center Loan Combination pursuant to the Pooling and Servicing Agreement.  Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified as Colorado Mills, representing approximately 11.4% of the Cut-off Date Pool Balance, the related guarantor’s recourse liability is capped at $13,600,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of, or preservation of the lender’s rights under, the guaranty.  Moreover, the related Mortgage Loan documents do not provide full recourse to the borrower and guarantor in the event that the guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the borrower, or recourse against the borrower and guarantor for losses and damages resulting from criminal acts by the borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property or borrower’s commission of material physical waste at the related Mortgaged Property.  In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  Some Mortgage Loans have non-recourse carveout guarantors that are foreign citizens, which may affect the issuing entity’s ability to realize on the guarantee.  For example, the non-recourse carveout guarantor for the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 855 Ridge Lake, representing approximately 0.5% of the Cut-off Date Pool Balance, is an Israeli citizen.  In the case of some Mortgage Loans, there is no party other than the related borrower that is liable for the non-recourse carveouts.

See Representations and Warranties No. 28 (Recourse Obligations) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Tenant or Other Third Party Issues

Tenant Concentrations.  Mortgaged Properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail and office Mortgaged Property.

The Mortgaged Properties have certain single tenant concentrations as set forth below:

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Eleven (11) of the Mortgaged Properties, securing Mortgage Loans collectively representing approximately 9.1% of the Cut-off Date Pool Balance by allocated loan amount, are leased to a single tenant; and

●	No Mortgage Loan that is secured solely by a single-tenant Mortgaged Property or Mortgaged Properties represents more than approximately 4.4% of the Cut-off Date Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity date or Anticipated Repayment Date of the Mortgage Loan or the related tenant may have the right to terminate the lease prior to the maturity date or Anticipated Repayment Date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

In the event of a default by any of the above-referenced tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail and office Mortgaged Property.  Whether or not any of the top five tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire or permit termination by the tenant before or shortly following the maturity of the related Mortgage Loan. Identified below are certain types of early lease terminations with respect to the Mortgaged Properties.  In particular, a number of Mortgaged Properties securing the Mortgage Loans, including certain Mortgage Loans in the 15 largest Mortgage Loans included on Annex B to this prospectus supplement, have single tenant leases that expire or permit termination by the tenant during or shortly following the end of the term of the related Mortgage Loan or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review all the lease expiration schedules for the fifteen largest Mortgage Loans presented on Annex B to this prospectus supplement.  See “Top Fifteen Loan Summaries—St. Johns Town Center,” “—Colorado Mills” and “—Madison Park Office Portfolio” in Annex B to this prospectus supplement.  See also Annex A to this prospectus supplement for information regarding lease expirations relating to the five largest tenants at each Mortgaged Property (based on net rentable area leased).

Terminations.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates (or a prior landlord from whom the borrower acquired the Mortgaged Property) owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or occurs during a specified period prior to the end of the subject lease or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights:

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Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

●	Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.

●	Certain of the Mortgaged Properties may be leased in whole or in part by military-related tenants who have the right to cancel their leases in the event of military deployment.

●	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

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Certain of the tenant leases for the retail Mortgaged Properties may permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

●
Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

●
Certain of the tenant leases for the retail Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

●
In addition to termination options tied to certain triggers as set forth above common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

See Annex A to this prospectus supplement and the related footnotes for information regarding certain early lease termination options held by the five largest tenants at each retail and office Mortgaged Property (based on net rentable area leased).  See also “Top Fifteen Loan Summaries—Plaza Vista” and “—Madison Park Office Portfolio”.

Other.  Tenants under certain leases included in the net underwritten cash flow may not be in occupancy or paying full contract rent as set forth below:

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Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy or are otherwise in a free rent or rent abatement period. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each such retail, office or industrial Mortgaged Property (based on net rentable area leased).  In these cases we cannot assure you that these tenants will take occupancy of the related Mortgaged Properties or commence paying full rent.

●
In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each such retail, office or industrial Mortgaged Property (based on net rentable area leased). We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related Mortgaged Property.

●
In addition, the underwritten occupancy and net cash flow for some of the Mortgaged Properties may reflect rents from tenants whose lease terms are under negotiation but not yet signed. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each such retail, office or industrial Mortgaged Property (based on net rentable area leased).

If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.  For more detail with respect to such Mortgage Loans, see Annex A to this prospectus supplement and the footnotes thereto.  See also “Top Fifteen Loan Summaries—Plaza Vista”.

See Annex A to this prospectus supplement and the related footnotes for information regarding leases that were included in Underwritten Net Operating Income and Underwritten Net Cash Flow when the tenant was not in occupancy.

Purchase Options and Rights of First Refusal

Six (6) of the Mortgaged Properties or portfolios of Mortgaged Properties, including each of the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Colorado Mills, 529 Bryant Street, Madison Park Office Portfolio, The Village at Mirror Lake, Desert Sky Festival and Walgreens – Savannah, collectively securing approximately 21.6% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property.  See Representations and Warranties No. 8 (Permitted Liens; Title Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement) and “Top Fifteen Loan Summaries—Colorado Mills,” “—529 Bryant Street” and “— Madison Park Office Portfolio” on Annex B to this prospectus supplement for information regarding certain purchase options and rights of first refusal held by certain tenants at the Mortgaged Properties or third parties.

Borrower Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  For example:

●
In the case of certain manufactured housing community Mortgaged Properties, some of the mobile homes are owned by the borrower or an affiliate of the borrower and rented to the tenants like an apartment.  If the leased homes are owned by an affiliate of the borrower, there may be a master lease with respect to the related pads between the borrower and such affiliate.

●
See Annex A to this prospectus supplement and the related footnotes for information regarding leases to borrowers or borrower affiliates that would on an aggregate basis be among the five largest tenants at the related Mortgaged Property (based on net rentable area leased).  Certain of the Mortgaged Properties may include smaller tenants that are borrowers or borrower affiliates.

Other Matters

Described below are certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans:

●
At the Mortgaged Property identified on Annex A to this prospectus supplement as Colorado Mills, which secures a Mortgage Loan representing approximately 11.4% of the Cut-off Date Pool Balance, tenants are required to remit an amount equal to 1.4% of all sales (the “PIF”) to the City of Lakewood, Colorado to support certain bonds. The bonds were originally the responsibility of the Elk Valley district but were defeased by the Indiana Valley district (where the Mortgaged Property is located) in 2010. In 2012 the term of the bonds was extended to 2020. Neither the borrower nor the sponsor of the related Mortgage Loan has any obligation to fund any portion of the PIF due by the tenants and the failure of a tenant to pay such amounts will not result in a lien against the Mortgaged Property. We cannot assure you that the requirement that tenants pay the PIF will not have an adverse effect on the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Plaza Vista, representing approximately 7.7% of the Cut-off Date Pool Balance, the development of the office portion of the Mortgaged Property was financed by the issuance of $90.0 million of industrial development revenue bonds (“Chapter 100 Bonds”) arranged by the Missouri Development Finance Board and issued by the City of Kansas City (the “City”). The borrower owns the related Chapter 100 Bonds. The borrower’s lease payments to the City under the ground lease for the office property is used to pay the interest on the Chapter 100 Bonds, effectively reimbursing the borrower for its lease payments. The City, as issuer of the Chapter 100 bonds, also authorized property tax abatement for the Plaza Vista Property for the duration of its ownership. The Chapter 100 Bonds were pledged as collateral for the related Mortgage Loan. The Chapter 100 Bonds mature on December 1, 2037 and the tax abatement will expire at that time. Therefore, property taxes were not underwritten.  In addition, the related development agreement provides that the City pay the borrower a redirected tax incentive derived from the earnings tax, sales tax and tourism tax-related revenue generated by the Plaza Vista project, subject to Polsinelli law firm, the largest tenant, substantially occupying its leased space, for a period of 20 years. See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Ground Leases”.

●
The Mortgaged Property identified on Annex A to this prospectus supplement as Tobin Lofts, securing a Mortgage Loan representing approximately 3.9% of the Cut-off Date Pool Balance, benefits from a real estate tax exemption.  The Mortgage Loan is secured by a mortgage on the borrower’s leasehold interest in the Tobin Lofts Mortgaged Property and is also secured by a pledge of the equity interests in the developer of the Mortgaged Property and the developer’s rights under the development agreement (the “Pledge”).  The fee simple owner of the land is Alamo Community College District (“ACCD”).  The Mortgaged Property will benefit from a 100% real estate tax exemption for so long as ACCD owns the land.  In the event of foreclosure of the Mortgage Loan, the tax exemption with respect to the Tobin Lofts Mortgaged Property will be lost. Alternatively, and subject to certain conditions, the lender may foreclose on the pledge of equity interests in the developer.  For additional information see “Risk Factors—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loan or Your Investment—Tax Considerations Relating to Foreclosure “ in this prospectus supplement.  In addition, pursuant to the development agreement (the “Development Agreement”), NRP Tobin LLC (the “Developer”), an affiliate of the mortgage loan sponsor, is entitled to a certain portion of the revenue from the Mortgaged Property.  Pursuant to the Development Agreement, from and after a foreclosure of the Pledge, the revenue from the Mortgaged Property will be applied as follows:  (i) first, 100% to the lender (as the 100% owner of the Developer) until the entirety of the Mortgage Loan (including all costs, expenses and default interest) has been returned, (ii) second, to the lender (as the 100% owner of the Developer) until the lender receives a 20% return on the Mortgage Loan (the “Preferred Return”), (iii) third, during a revenue sharing period, 50% cash flow to the lender (as the 100% owner of the Developer) and 50% cash flow to ACCD, and (iv) thereafter, all remaining amounts to the borrower.

●
With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as All Storage Keller Haslet & Katy, securing a Mortgage Loan representing approximately 2.3% of the Cut-off Date Pool Balance, according to the survey, a number of self-storage buildings are located within a flood plain easement that affects the northern portion of the Mortgaged Property. Notwithstanding the flood plain easement, which was recorded in 2014, according to the Federal Emergency Management Agency’s Flood Insurance Rate Maps, the entire Mortgaged Property is located in flood zone “X”, which is outside the 100- and 500-year flood plains. However, affirmative title coverage is unavailable in the jurisdiction where the Mortgaged Property is located.

●
The portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as New York Self Storage Portfolio, securing a Mortgage Loan representing approximately 1.4% of the Cut-off Date Pool Balance, includes a self storage facility (Capital Self Storage – Liberty) that is subject to a PILOT agreement  with the Sullivan County Industrial Development Agency’s

(“IDA”) pursuant to which the IDA holds the fee interest in the Mortgaged Property and the borrower holds the leasehold interest.  Pursuant the agreement, the borrower pays a fixed amount specified in the agreement instead of paying actual real estate taxes.  Neither the related lease nor the agreement runs with the land. As such, the real estate taxes will revert to market rate in the event of a foreclosure or at the expiration of the agreement. The agreement expires on February 15, 2024, at which time the borrower has the option to purchase the fee interest of the IDA in the Mortgaged Property for $1.00.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as AMCP Portfolio, representing approximately 0.9% of the Cut-off Date Pool Balance, one of the Mortgaged Properties is located in Atlantic City, New Jersey.  The Casino Redevelopment Authority, a public body established by the State of New Jersey (“CRDA”), has a reversionary interest (the “Reversion Right”) in the Mortgaged Property, pursuant to which CRDA may take title and possession of the Mortgaged Property upon any date that such Mortgaged Property is no longer used for commercial laundry purposes.  The Reversion Right is extinguished by a foreclosure of a mortgage or the termination of the AMCP lease by the borrower following an event of default by the tenant.  Pursuant to an estopped received from the Casino Redevelopment Authority, the Reversion Right is subordinate to the lien of the mortgage.

●
The Mortgaged Property identified on Annex A to this prospectus supplement as 855 Ridge Lake, securing a Mortgage Loan representing approximately 0.5% of the Cut-off Date Pool Balance, is the subject of a Payment In Lieu of Taxes (“PILOT”) program lease.  The PILOT program is an economic development incentive program whereby, in connection with deeding a tract (land and building) to the relevant Industrial Development Board (“IDB”), the owner receives a real estate tax abatement for a specified number of years in exchange for the economic benefits gained by the relevant City and County through completion of the project, which may be construction or redevelopment of an entire property, or through the hiring of a certain number of employees at a certain average salary by a single employer, or other such metrics.  In the case of the subject Mortgaged Property, the PILOT was tenant specific and was granted to the largest tenant (based on net rentable square footage leased) based on their capital investment at the property and the creation of a specified number of jobs at a certain median wage.  To effect the partial tax abatement, the subject Mortgaged Property was transferred to a non-profit government entity, in this case the IDB of the City of Memphis and Shelby County, then leased back to the property owner for a fixed term, with a repurchase option for the property owner of $1,000 at the end of the lease term.  Given this PILOT structure, at origination the lender has a leasehold mortgage from the borrower.  In addition, the relevant IDB executed a joinder of the borrower’s mortgage, thereby enabling the lender to foreclose the fee title if necessary.  Once the PILOT expires on August 1, 2020, the subject Mortgaged Property is expected to be re-conveyed to the borrower upon exercise of the $1,000 repurchase option, and the partial tax abatement (which is currently in the amount of approximately $30,869 per year) will cease.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only and reflects calculations based on the “as-is” (or, if so indicated in the footnotes to Annex A, a hypothetical “as-is” or other alternative) appraised value in each case. The appraisals may be based on assumptions regarding market conditions, capital improvements to such Mortgaged Properties and other matters as reflected therein. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.  None of the appraisals of the Mortgaged Properties is more than 6 months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans. In some cases, a Phase II environmental site assessment was also performed or environmental insurance was obtained in lieu of performing a Phase II environmental site assessment. In certain cases, these environmental assessments revealed conditions or potential conditions such as asbestos-containing materials, lead-based paint, radon or mold that were present in conditions or circumstances that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition and/or provide additional security, such as letters of credit or reserves, or environmental indemnification. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus supplement. None of the environmental assessments of the Mortgaged Properties is more than 10 months old as of the Cut-off Date.

Environmental Insurance

Certain of the Mortgaged Properties securing the Mortgage Loans have environmental insurance policies, as follows:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens - Savannah, representing approximately 0.4% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition is connection with one on-site dry cleaners that operated between 1954-1966 and a second on-site dry cleaners that operated between the mid 1960s-1997. Due to the duration of these operations and the lack of available information concerning materials and solvents used, a Phase II ESA was recommended to evaluate possible soil or groundwater contamination and vapor intrusion risks. In lieu of a Phase II ESA, the borrower obtained a $3 million environmental insurance policy from Steadfast Insurance Company, a member company of Zurich American Insurance Co., with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Zurich American Insurance Co. has an S&P rating of “AA-”.

●
With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as John Alden Apartments, securing a Mortgage Loan representing approximately 1.0% of the Cut-off Date Pool Balance, the related borrower provided the lender, in response to a specific environmental condition, with a lender environmental collateral protection and liability insurance policy (claims made and reported coverage) issued by Steadfast Insurance Company, with per occurrence and aggregate loss limits of $1,000,000, a deductible of $25,000, and a term of 10 years, plus a 3 year tail.

See “—Environmental Considerations” above.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, in connection with the origination of the Mortgage Loans or in connection with this offering. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Relating to Inspections of Properties” in this prospectus supplement. None of the engineering reports for the Mortgaged Properties is more than 10 months old as of the Cut-off Date.

Seismic Review Process

In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  No such PML, PL or SEL exceeded 20%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.  Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, information set forth in the related appraisal, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents.  In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof.  Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal nonconforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements may be smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

●	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

●
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

See Representations and Warranties No. 26 (Local Law Compliance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

See also “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest.  Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the respective grace period indicated on Annex A to this prospectus supplement (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower).
Due Date	Number of Mortgage Loans	Approx. % of Cut-off Date Pool Balance
11th	16	41.9%
6th	22	28.9
1st	15	26.6
5th	6	2.6
Total	59	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the express terms of each Mortgage Loan.  See Annex A to this prospectus supplement and the related footnotes for information on the number of days before late payment charges are due (if at all) under the Mortgage Loan.  The information on Annex A regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan.  However, some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates except for the ARD Loans after their respective Anticipated Repayment Dates, as described below.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Twenty-eight (28) of the Mortgage Loans (excluding the ARD Loans), representing approximately 27.5% of the Cut-off Date Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. Each of these Mortgage Loans will have a Balloon Payment due at the related stated maturity date unless prepaid prior thereto.

Twenty-six (26) of the Mortgage Loans (excluding the ARD Loans), representing approximately 51.1% of the Cut-off Date Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from 12 months to 66 months. Each of these Mortgage Loans will have a Balloon Payment due at the related stated maturity date unless prepaid prior thereto.

Four (4)  of the Mortgage Loans (excluding the ARD Loans), representing approximately 20.5% of the Cut-off Date Pool Balance, provide for monthly payments of interest only over the term of the loan. Each of these Mortgage Loans will have a Balloon Payment due at the related stated maturity date unless prepaid prior thereto.

The ARD Loans, representing approximately 0.9% of the Cut-off Date Pool Balance, provide for an increase in the related interest rate after the applicable Anticipated Repayment Date.  The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan has been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “Description of the Offered Certificates—Distributions—Excess Interest” in this prospectus supplement.  In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

Some of the Mortgage Loans may provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

Single Purpose Entity Covenants.  The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and the related Mortgage Loan.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard Rating Agency criteria as “special purpose entities”.  In addition, in some cases, such borrowers were structured as “special purpose entities” in connection with the origination of their respective mortgage loans, and prior thereto owned other assets (including other real estate assets) and engaged in other businesses.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the various property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.  Additionally, there are certain Mortgage Loans, particularly Mortgage Loans with principal balances less than $30,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower and as to which no non-consolidation opinion has been rendered regarding the borrower and its affiliates.  See Representations and Warranties No. 33 (Single-Purpose Entity) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement.

In most cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans currently (and, in some cases, may have only been recently modified to) limit the borrower’s activities to the ownership of only the related Mortgaged Property or Properties and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and the related Mortgage Loan.  However, we cannot assure you that such borrowers will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus, and Representations and Warranties No. 33 (Single Purpose Entity) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Prepayment Protections and Certain Involuntary Prepayments. All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, yield maintenance provisions or prepayment premium provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Loan Combination, if applicable) is prepaid within a specified period (ranging from approximately 1 to 13 payments) prior to the stated maturity date or Anticipated Repayment Date.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or ground lessor, the related Mortgage Loans may be prepaid in full or in part prior to the expiration of a defeasance lockout provision.  See Representations and Warranties No. 8 (Permitted Liens; Title Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex

E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any Yield Maintenance Charge or Prepayment Premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the Mortgage Loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the Mortgage Loan and the remaining unpaid balance of the Mortgage Loan may be re-amortized over the remaining amortization term.  For more detail with respect to such Mortgage Loans, see Annex A to this prospectus supplement.

Voluntary Prepayments Generally.  As of the Cut-off Date, the following general prepayment restrictions and defeasance provisions apply to the Mortgage Loans:

●
Fifty-four (54) Mortgage Loans, representing approximately 96.8% of the Cut-off Date Pool Balance, permit the related borrower after a lockout period to substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property and thereafter such Mortgage Loan is freely prepayable.

●
Five (5)  Mortgage Loans, representing approximately 3.2% of the Cut-off Date Pool Balance, permit the related borrower after a lockout period to prepay the Mortgage Loan with the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium and thereafter such Mortgage Loan is freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:
Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
1	2	$ 8,600,000	1.0%
2	2	17,493,147	2.0
3	15	129,757,170	14.8
4	35	504,859,679	57.6
7	4	212,169,289	24.2
13	1	2,887,000	0.3
Total:	59	$ 875,766,284	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Also notwithstanding the foregoing, even during a prepayment lockout period, certain of the Mortgage Loans permit principal prepayments in connection with the release of a Mortgaged Property or a portion thereof, or in connection with the sale of a Mortgaged Property and the termination of the related cross-collateralization feature, as described under “—Partial Releases and Property Substitutions” below, or require the application of earnout funds to prepay the subject Mortgage Loan if various leasing and other property performance conditions or other criteria are not satisfied within the requisite time period.  Such prepayments may occur during what would otherwise be a prepayment lockout period.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the excess of (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the mortgage loan through and including the maturity date had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, over (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date of the loan or the date that the borrower could prepay the mortgage loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) the Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in (z) for the same loan). In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated using a methodology which is expressed differently than the above methodologies, but which results in a Yield Maintenance Charge which does not substantially differ in amount from the Yield Maintenance Charges that would be calculated under the foregoing methodologies.  In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the discount rate, if any.  With respect to certain Mortgage Loans, Yield Maintenance Charges are calculated for a yield maintenance period that ends prior to the related maturity date. Calculation of Yield Maintenance Charges by reference to a yield maintenance period that ends prior to the related maturity date will likely result in a Yield Maintenance Charge that is lower than the Yield Maintenance Charge that would have been calculated had the yield maintenance period ended on the maturity date of such Mortgage Loan.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield or yields to maturity on specified United States Treasury securities with either (a) a maturity generally corresponding to or close to the maturity date or other date that corresponds to the end of a yield maintenance period, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or (b) a term generally corresponding to or close to the remaining average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the Yield Maintenance Discount Rate is sometimes equal to (or, when being used as a discount rate as opposed to its use in clause (z) of the second sentence of the prior paragraph) the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents.  See Annex A to this prospectus supplement and the footnotes thereto.

Defeasance, Generally.  The terms of 54 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 96.8% of the Cut-off Date Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on the date on which the defeasance is to occur (the “Release Date”) (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or the related Loan Combination) up to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)16 of the Investment Company Act and otherwise satisfying REMIC requirements for defeasance collateral) providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan are permitted, and (2) in amounts equal to the scheduled payments of principal and interest due on such dates under the Mortgage Loan (including any balloon payment due on the related maturity date), or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any reasonable costs and expenses incurred in connection with the purchase of such government securities and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.  In some cases, the borrower will deliver to the lender the defeasance collateral itself rather than a Defeasance Deposit.

Certain of the Mortgage Loans may permit variations in the mechanics of defeasances that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances or at all and/or may not be required to pay the fees and expenses incurred by the lender in connection with the defeasance.  See Representations and Warranties No. 34 (Defeasance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Certain of the Mortgage Loans permit partial defeasance as described under “—Partial Releases and Property Substitutions” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases and Property Substitutions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or partial prepayment or partial property substitutions:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Madison Park Office Portfolio, representing approximately 3.3% of the Cut-off Date Pool Balance, following defeasance lockout period, the loan documents permit the partial release of up to three of the four constituent parcels (excluding the Blue Cross Blue Shield NC (“BCBS”) buildings parcel) in connection with partial defeasance, subject to certain conditions, including (i) if, prior to the expiration of the BCBS lease on December 31, 2018, the BCBS lease has not been renewed or replaced with an approved tenant, the borrower may only release (A) the 5635 Hanes Mill Road building parcel and (B) either the National General Insurance buildings parcel or Lowe’s buildings parcel; (ii) defeasance of a portion of the Mortgage Loan in an amount equal to 110% of allocated loan amount for the release property; (iii) the post-release debt service coverage ratio for the remaining Mortgaged Properties will be greater than the greater of (A) 1.25x or (B) the debt service coverage ratio of all Mortgaged Properties prior to the release; (iv) the post-release assumed debt service coverage ratio (based on an imputed interest rate of 10.0%) for the remaining Mortgaged Properties will be greater than (A) 0.80x or (B) the assumed debt service coverage ratio of all Mortgaged Properties prior to the release; (v) the post-release loan-to-value ratio for the remaining Mortgaged Properties is not greater than 70%; (vi) borrower’s deposit with lender of the required release deposit amount;  (vii) a rating agency confirmation; and (viii) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release, among other things. In addition, the loan documents provide that, following 12 months from Mortgage Loan closing date (October 21, 2014), lender will not unreasonably withhold consent to a single Mortgaged Property sale involving a release property (excludes BCBS buildings parcels) and related partial assumption of the Mortgage Loan, subject to certain  conditions, including  (i) the post-sale actual debt service coverage ratio for the remaining properties will be greater of the greater of (A) 1.25x or (B) the debt service coverage ratio of all Mortgaged Properties prior to the sale; (ii) the post-sale assumed debt service coverage ratio (based on an imputed interest rate of 10.0%) for the remaining Mortgaged Properties will be greater than (A) 0.80x or (B) the assumed debt service coverage ratio of all Mortgaged Properties prior to the sale; and (iii) the post-sale loan-to-value ratio for the remaining Mortgaged Properties is not greater than 70%.  See “Top Fifteen Loan Summaries–Madison Park Office Portfolio” in Annex B to this prospectus supplement.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Twin Falls Portfolio, representing approximately 2.1% of the Cut-off Date Pool Balance, the borrower may obtain the release of any individual Mortgaged Property from the lien of the mortgage upon a bona fide sale of such Mortgaged Property to an unaffiliated third party, subject to certain conditions, including: (i) defeasance of a portion of the Mortgage Loan in an amount equal to the greater of (A) 100% of the net sales proceeds for the release property or (B) 125% of allocated loan amount for the release property; (ii) the post-release loan-to-value ratio for the remaining Mortgaged Properties is no greater than the lesser of (A) 69.29% or (B) the loan-to-value ratio of all Mortgaged Properties prior to the release; (iii) the post-release debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (A) 1.63x and (B) the debt service coverage ratio of all Mortgaged Properties prior to the release.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Georgia MHC Portfolio, representing approximately 1.9% of the Cut-off Date Pool Balance, the borrower may obtain the release of any individual Mortgaged Property from the lien of the Mortgage, subject to certain conditions, including: (i) after giving effect to such release, (a) the debt service coverage ratio with respect to the remaining Mortgaged Properties will not be less than the greater of (1) 1.50x and (2) the debt service coverage ratio as of the date immediately preceding such release; and (b) the LTV ratio will not be greater than the lesser of (1) 75%, and (2) the LTV ratio as of the date immediately preceding such release and  (ii) the lender receives rating agency confirmation with respect to such release.  Additionally, the borrower may obtain the release of any borrower-owned mobile homes in connection with a sale of such homes to an unaffiliated third party provided, among other things, such sale satisfies the REMIC LTV release requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as New York Self Storage Portfolio, representing approximately 1.4% of the Cut-off Date Pool Balance, the borrower may obtain the release of any individual Mortgaged Property from the lien of the Mortgage, subject to certain conditions, including: (i) after giving effect to such release, (a) the debt service coverage ratio with respect to the remaining Mortgaged Properties will not be less than the greater of (1) 1.50x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the LTV ratio will not be greater than the lesser of (1) 70%, and (2) the LTV ratio as of the date immediately preceding such release; and  (ii) the lender receives rating agency confirmation with respect to such release.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as AMCP Portfolio, representing approximately 0.9% of the Cut-off Date Pool Balance, the borrower may obtain the release of the individual Mortgaged Property located in Atlantic City, New Jersey, from the lien of the mortgage following termination of the AMCP lease, subject to certain conditions, including: (a) prepayment of the Mortgage Loan in an amount equal to 110% of the allocated loan amount for such property, together with any applicable yield maintenance premium (if such prepayment is made prior to the permitted prepayment date) and (b) if, after taking into account the prepayment of principal in subclause (a) above, the loan-to-value ratio of the remaining properties is greater than 125%, payment of principal which, when applied to prepayment of the loan, will result in a loan-to-value ratio of no greater than 125%.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Inn at Queen Anne, representing  approximately 0.5% of the Cut-off Date Pool Balance, the related borrower has the right to obtain a release of a specified parcel used for parking (the “Parking Parcel”) in connection with either a partial defeasance of such Mortgage Loan (which may only occur after the second anniversary of the Closing Date) or the delivery of new collateral (the “New Collateral”) in substitution for the Parking Parcel (which may occur at any time), and upon the satisfaction of various conditions, including: (i) as applicable, (A) with respect to a partial defeasance, the related borrower partially defeases such Mortgage Loan in the amount of $200,000, or (B) with respect to a collateral substitution, the lender approves the New Collateral (which must include no fewer than 11 standard sized parking spaces) in its sole discretion; (ii) the lender determines that, after the release and, if applicable, collateral substitution, the remaining collateral remains in compliance with all applicable laws, including with respect to zoning; (iii) the Parking Parcel is, concurrently with the release, transferred as part of a bona fide sale of the land upon which the Parking Parcel sits to a third party not affiliated with the related borrower; and (iv) the lender determines that, after the release and, if applicable, collateral substitution, (A) the debt service coverage ratio for such Mortgage Loan or, in connection with a partial defeasance, the undefeased portion of such Mortgage Loan (considering only revenue from the portion of the related Mortgaged Property not released and, if applicable, the New Collateral) will not be less than 2.0x and (B) the loan-to-value-ratio of such Mortgage Loan or, in connection with a partial defeasance, the undefeased portion of such Mortgage Loan (considering only the portion of the related Mortgaged Property not released and, if applicable, the New Collateral) will not be greater than 50%.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels or portions of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral, if zoning and other conditions are satisfied.

For example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as St. Johns Town Center, Colorado Mills, Georgia MHC Portfolio and Sherman Crossroads, representing approximately 11.4%, 11.4%, 1.9% and 0.5%, respectively, of the Cut-off Date Pool Balance, the related borrower is permitted to obtain the release of (a) unimproved outparcels or (b) non-income producing property that was not assigned value in underwriting the related Mortgage Loan, subject to the satisfaction of certain conditions, including satisfaction of the REMIC requirements.

See “Risk Factors—Other Risks—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in this prospectus supplement.

Escrows

Fifty-two (52) of the Mortgage Loans, representing approximately 74.0% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

Fifty (50) of the Mortgage Loans, representing approximately 62.3% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

Forty-eight (48) of the Mortgage Loans, representing approximately 56.2% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

Fourteen (14) of the Mortgage Loans, representing approximately 18.7% of the aggregate allocated Cut-off Date Principal Balance of all office, retail, mixed use, industrial and other properties excluding lease fee Mortgaged Properties, provide for upfront or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office and/or retail properties only.

Many of the Mortgage Loans provide for other escrows and releases, including, in certain cases, reserves for debt service, operating expenses and other shortfalls or reserves to be released under circumstances described in the related loan documents.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company or a specified entity, transfers of direct or indirect interests in the related borrower to facilitate a public offering, transfers to and/or among existing partners, members or other equity owners in a borrower and/or affiliates of such existing equity owners, the transfer or pledge of less than a controlling portion or less than a majority of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons satisfying qualification criteria set forth in (or to persons specifically identified in) the related loan documents and transfers to permitted holders of related mezzanine debt.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of equity interests in a borrower so long as no change of control results or, with respect to Mortgage

Loans with tenant-in-common borrowers or as to which the borrower is a Delaware Statutory Trust, transfers to new tenant-in-common borrowers or new beneficial owners in the Delaware Statutory Trust, as applicable.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.  See “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement for a description of certain permitted transfers of the related Mortgaged Properties applicable to the 15 largest Mortgage Loans.   See also Representation and Warranty No. 32 (Due on Sale or Encumbrance) and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and/or has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency (if applicable);

●
the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and/or

●
the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

The Master Servicer (with respect to a Performing Mortgage Loan and any related Serviced Companion Loan and with the Special Servicer’s consent) and the Special Servicer (with respect to a Specially Serviced Mortgage Loan and any related Serviced Companion Loan) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval and/or rights of the Subordinate Class Representative and/or the Trust Advisor and, in the case of a Mortgage Loan included in a Loan Combination, the holders of the Companion Loan(s) or a representative thereof that we describe elsewhere in this prospectus supplement.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  With respect to a Non-Serviced Mortgage Loan, the related Other Master Servicer or Other Special Servicer, as applicable, will make the foregoing determinations in accordance with the Other Pooling and Servicing Agreement.  Neither the Depositor nor the Sponsors nor any other person makes any representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

A “Performing Mortgage Loan” is any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Mortgage Loan.

ARD Loans

One (1) Mortgage Loan identified on Annex A to this prospectus supplement as an “ARD Loan” (the “ARD Loan”), representing approximately 0.9% of the Cut-off Date Pool Balance, provides that after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”). See Annex A to this prospectus supplement for the Anticipated Repayment Date for the ARD Loan. After the Anticipated

Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after the Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. Additionally, in each case, an account was established at the origination of each ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property, although the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred. Although these provisions may create an incentive for a borrower to repay the related Mortgage Loan in full on its Anticipated Repayment Date, a substantial payment would be required and the borrower has no obligation to do so. The amortization terms for the Mortgage Loan is significantly longer than the period up to the related Mortgage Loan’s Anticipated Repayment Date.

The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its Anticipated Repayment Date.  However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

Cash Management Agreements/Lockboxes

Fifty-five (55) of the Mortgage Loans, representing approximately 97.4% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be subject to a cash management or lockbox arrangement.

Annex A to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan.  The following is a description of each type of provision:

●
Hard/Upfront Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

●
Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the applicable servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/Upfront Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●
Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  Upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants, other payors and/or the property manager to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund.  All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●
Springing (With Established Account).  A lockbox account is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents,  the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●
Springing (Without Established Account).  No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●
None.  Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will (or after the occurrence of a specified trigger event will) be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the Trust Fund.

Additional Mortgage Loan Information.  Each of Annex A and Annex C sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date.  For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.  For a brief summary of the fifteen (15) largest Mortgage Loans in the Mortgage Pool, see Annex B to this prospectus supplement.

Significant Obligors

The Mortgaged Properties identified on Annex A to this prospectus supplement as St. Johns Town Center and Colorado Mills, securing Mortgage Loans that represent approximately 11.4% and 11.4% of the Cut-off Date Pool Balance, respectively, are each a “significant obligor” with respect to this offering as contemplated by Regulation AB under the Securities Act of 1933, as amended (the “Securities Act”).  See “Top Fifteen Loan Summaries—St. Johns Town Center” and “—Colorado Mills” in the attached Annex B to this prospectus supplement.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

Representations and Warranties

Pursuant to the mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable mortgage loan seller (each, a “Mortgage Loan Seller”), as of the Closing Date, each Mortgage Loan Seller will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions described on Annex E-2 and in the applicable Mortgage Loan Purchase Agreement.  Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer to the Issuing Entity, for the benefit of the Certificateholders, its rights under the Mortgage Loan Purchase Agreements with respect to the Mortgage Loan representations and warranties.

The representations and warranties:

●	do not cover all of the matters that we or a Sponsor, Mortgage Loan Seller or Originator would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for reunderwriting the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Mortgage Loan Sellers have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable Mortgage Loan Purchase Agreement).

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and that breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Mortgage Loan Seller or other Responsible Repurchase Party as described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Mortgage Loan Seller or Responsible Repurchase Party will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver on or prior to (in the case of (i) below) or within a specified period following (in the case of items (ii) through (xxi) below) the Closing Date, to the Certificate Administrator as custodian (a “Custodian”), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Mortgage Loan Seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) to the Trustee or in blank, and further showing a complete, unbroken chain of endorsement from the originator; or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note and, in the case of each Loan Combination, a copy of the executed notes evidencing the related Companion Loans;

(ii)     an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof prior to the assignment to the Trustee, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording indicated thereon; provided that if the original or a copy of the Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, or because the public recording office retains the original or because such original Mortgage has been lost, there will be delivered to the Custodian a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of the applicable Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation or retained by the appropriate public recording office, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

(iii)     the original or a copy of any related assignment of leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording thereon;

(iv)     an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the Trustee, or a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording;

(v)     an original or a copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

(vi)     an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee, which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iv) above;

(vii)    originals or copies of any assumption, modification, written assurance, consolidation, extension and substitution agreements, if any, with evidence of recording thereon if the applicable document or instrument being modified or assumed, was recorded (unless the particular item has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note (or, if applicable, any related Companion Loan Note) or any related security document have been materially modified or the Mortgage Loan has been assumed;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment “marked-up” at the closing of such Mortgage Loan interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

(ix)    (A) filed copies (with evidence of filing) of any prior effective UCC financing statements in favor of the Originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC financing statements prior to the Closing Date) and (B) an original assignment thereof, in form suitable for filing, in favor of the Trustee, or a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing;

(x)     if a portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the ground lease or space lease relating to such Mortgage Loan, together with a notice to the related lessor of the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf;

(xi)    any original documents not otherwise described in the preceding clauses relating to, evidencing or constituting additional collateral (except that, in the case of such documents, if any, that are in the form of a letter of credit, the “Mortgage File” will initially contain a copy of such letter of credit and the original of such letter of credit will initially be delivered to the Master Servicer and, thereafter, such original will be maintained by the Master Servicer) and, if applicable, the originals or copies of any intervening assignments thereof;

(xii)    an original or a copy of the loan agreement, if any, related to such Mortgage Loan;

(xiii)   an original or a copy of the related guaranty of payment under such Mortgage Loan, if any;

(xiv)  an original or a copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

(xv)    an original or a copy of the environmental indemnity from the related borrower or other party, if any;

(xvi)   an original or a copy of any intercreditor agreement or similar agreement relating to such Mortgage Loan;

(xvii)  an original or a copy of any management agreement with respect to the related Mortgaged Property;

(xviii)  an original or a copy of any master operating lease with respect to the related Mortgaged Property;

(xix)   an original or a copy of any related environmental insurance policy;

(xx)    if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement; (b) either (i) a signed copy of the estoppel certificate or comfort letter delivered by the franchisor, manager or similar person for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together with such instrument(s) of notice or transfer (if any) as are necessary to (A) transfer or assign to the issuing entity or the Trustee the benefits of such estoppel certificate or comfort letter or (B) request the issuance of a new estoppel certificate or comfort letter for the benefit of the Trust or the Trustee, or (ii) a copy of the estoppel certificate or comfort letter delivered by the franchisor, manager or similar person for the benefit of the holder of the Mortgage Loan in connection with such origination or acquisition of the Mortgage Loan, together with a signed copy or a fax copy of a new estoppel certificate or comfort letter (in substantially the same form and substance as the estoppel certificate or comfort letter delivered in connection with such origination or acquisition) by the franchisor, manager or similar person for the benefit of the issuing entity or the Trustee (and, if a fax copy of a new estoppel certificate or comfort letter is delivered, then the original copy will be included in the “Mortgage File” promptly following receipt thereof by the related Mortgage Loan Seller); and (c) a copy of an instrument in which the Mortgage Loan Seller or its designee notifies the franchisor, manager or similar person of the transfer of such Mortgage Loan (and the related estoppel certificate or comfort letter) to the issuing entity pursuant to the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement and directs such person to deliver any and all notices of default or other correspondence under the related estoppel certificate or comfort letter to the Master Servicer, together with reasonable evidence of the delivery of such instrument to such franchisor, manager or similar person; and

(xxi)    a checklist (a “Mortgage File Checklist”) of the applicable documents described above and delivered in connection with the origination of such Mortgage Loan (which checklist may be in a reasonable form selected by the related Mortgage Loan Seller);

provided, however, that whenever the term “Mortgage File” is used to refer to documents actually received by the Custodian, such term will not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Custodian for documents described in clauses (vi), (vii) and (ix) through (xx) of this definition, will be deemed to include such documents only to the extent the Custodian has actual knowledge of their existence (and the Custodian will be deemed to have actual knowledge of the existence of any document listed on the related Mortgage File Checklist).

With respect to the St. Johns Town Center Mortgage Loan, the Mortgage File will contain a copy of each item specified above (other than the related Mortgage Note) that would otherwise be required to be held as an original, while the custodian under the WFRBS 2014-C24 Pooling and Servicing Agreement will hold the original.

With respect to the AMCP Portfolio Mortgage Loan, (i) the Mortgage Loan Seller initially will be required to deliver the Mortgage Loan documents for the AMCP Portfolio Loan Combination (other than the promissory note evidencing the related Companion Loan) to the Series 2014-C25 Custodian to be held on behalf of the Trustee, in accordance with the document delivery requirements that apply to all Mortgage Loans under the Pooling and Servicing Agreement, except that instruments of assignment to the Trustee may be in blank, and need not be recorded to reflect such Series 2014-C25 Trustee, and (ii) following any securitization of the AMCP Portfolio Companion Loan, the person selling the AMCP Portfolio Companion Loan to the depositor in that other securitization will be (a) entitled to direct the Series 2014-C25 Custodian to deliver all such Mortgage Loan documents in its possession (other than the promissory note evidencing the Mortgage Loan included in the Series 2014-C25 Trust Fund) to the trustee or custodian for that other securitization, (b) required to cause the retention by or delivery to the Series 2014-C25 Trustee or Custodian of photocopies of the Mortgage Loan documents so delivered to that other trustee or custodian, (c) entitled to cause the completion and recordation of instruments of assignment in the name of that other trustee or custodian, and (d) required to deliver to the Series 2014-C25 Trustee or Custodian photocopies of any instruments of assignment so completed and recorded.

The Custodian is generally required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the holders of the certificates therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the holders of the certificates therein) with respect to any of those Mortgage Loans, as discussed under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”, then the applicable Mortgage Loan Seller (or in the case of the Liberty Island Mortgage Loan, the applicable Mortgage Loan Seller and Liberty Island’s Parent, on a joint and several basis) will be required to take one of the following courses of action:

●	cure the material breach or the material document defect in all material respects;

●	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

●
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan (other than the St. Johns Town Center Mortgage Loan for which no such replacement or substitution is permitted) with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that the substitute Mortgage Loan—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

“Purchase Price” means, with respect to any particular Mortgage Loan being purchased from the Trust Fund, a price approximately equal to the sum of the following:

●	the outstanding principal balance of that Mortgage Loan (less any previous Loss of Value Payment available to reduce the principal balance);

●	all accrued and unpaid interest on that Mortgage Loan generally through the due date in the collection period of purchase, other than Default Interest or Excess Interest;

●	all unreimbursed Servicing Advances with respect to that Mortgage Loan;

●	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans and/or REO Properties relating to other Mortgage Loans;

●	all accrued and unpaid interest on any related advances; and

●
in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the Mortgage Loan.

      “Default Interest” means any interest that—

●	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

●	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

If the applicable party or parties described above (individually or collectively as the context may require, the “Responsible Repurchase Party”) replaces one Mortgage Loan with another Mortgage Loan, as described in the third bullet of the first paragraph under this section, then it will be required to pay to the Trust Fund the amount, if any, by which the Purchase Price exceeds the Stated Principal Balance of the substitute Mortgage Loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the cure, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement.  However, in most cases (but not all), if the Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that cure, repurchase or substitution.  Any cure, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Trust (with the consent of the Subordinate Class Representative to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects.  A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by the related Mortgage Loan Seller or a material document defect, in any event with respect to a Mortgage Loan transferred by that Mortgage Loan Seller to the Trust Fund.  However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related Mortgage Loan documents, then the payment of that expense together with (but without duplication of) any related advances, interest on such advances and other trust fund expenses directly related to the payment of that expense, including without limitation, special servicing fees and all expenses directly related to the collection of such amounts (whether from the borrower or the Responsible Repurchase Party) by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its obligations to cure, repurchase or substitute or otherwise take remedial action in connection with a material document defect or material breach of the related Mortgage Loan Seller’s representations and warranties.

A Responsible Repurchase Party has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of the related Mortgage Loan Seller’s representations or warranties.  We cannot assure you that a Responsible Repurchase Party will fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach.  See “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement and “The Sponsor” in the attached prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not paid by that party, will be reimbursable out of the Collection Account.

Additional Information

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Wells Fargo Bank, National Association, The Royal Bank of Scotland plc, Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” and “Mortgage Loan Sellers” in this prospectus supplement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly owned subsidiary of Wells Fargo & Company (NYSE:  WFC).  The principal office of Wells Fargo

Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697.  Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.  Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, Wachovia Bank and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank.  On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor.  Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties.  With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995.  The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion.  Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans.  Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an affiliated securitization depositor.  In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.  For the 12-month period ended December 31, 2013, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.8 billion.  From January 1, 2010, to the date of this prospectus supplement, Wells Fargo Bank originated approximately 852 fixed rate and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion, which were included in 41 securitization transactions.  The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties.  Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General.  Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization.  Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals.  Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property that will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis.  Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan.  In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type:  historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases.  Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed.  Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee.  Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports.  Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant.  Generally, the results of these reviews are incorporated into the underwriting report.  In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval.  Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund.  For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement and Annex D to this prospectus supplement.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.  In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments.  Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements.  Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments.  Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums.  Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed.  In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originations. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.  No Wells Fargo Bank Mortgage Loan included in the Trust Fund has been co-originated as described in this paragraph.

Exceptions.  One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  Except as described in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement, none of the Wells Fargo Bank Mortgage Loans was originated with any material exceptions from Wells Fargo Bank’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview.  Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects.  Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties.  Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process.  Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Wells Fargo Bank engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus supplement regarding the Wells Fargo Bank Mortgage Loans.  These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●
comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage loan seller counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, mortgage loan seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Provisions.

Mortgage loan seller counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions.  Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement is accurate in all material respects.  Wells Fargo Bank also found and concluded with reasonable assurance that the

Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Repurchase Requests

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured.  The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2011 to June 30, 2014 or is still outstanding. Unless otherwise indicated, the information in the table and the footnotes to the table is reflected as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed by Wells Fargo Bank and Wells Fargo Commercial Mortgage Securities, Inc. as indicated immediately below the table and footnotes.

												Assets Pending
	Check											Repurchase or
Name of	if	Name of				Assets That Were			Assets That Were			Replacement
Issuing	Regis-	Origina-	Total Assets in ABS			Subject of			Repurchased or			(within cure			Demand in			Demand
Entity(1)	tered	tor	by Originator(2)			Demand (3)			Replaced (3)(4)			period)(3)(5)			Dispute(3)(6)			Withdrawn (3)(7)			Demand Rejected(3)
					(% of			(% of			(% of			(% of			(% of			(% of			(% of
			#	$	principal	#	$	principal	#	$	principal	#	$	principal	#	$	principal	#	$	principal	#	$	principal
					balance)			balance)			balance)			balance)			balance)			balance)			balance)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class –
Commercial
Mortgages(1)

Wachovia	X	Wachovia	139	2,903,975,599.43	68.65	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial		Bank,
Mortgage		National
Securities, Inc.,		Association
Commercial
Mortgage Pass-
Through
Certificates
Series 2006-
C23
CIK #: 1352059		Nomura	87	897,454,001.87	21.22	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Credit &
		Capital, Inc.
		Artesia	79	428,429,428.41	10.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00
		Mortgage
		Capital
		Corporation (8)

Issuing Entity			305	4,229,859,029.71	100.00	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00
Subtotal

Wachovia	X	Wachovia	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial		Bank,
Mortgage		National
Securities, Inc.,		Association
Commercial
Mortgage Pass-
Through
Certificates
Series 2006-
C28
CIK #: 1376448		Nomura	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Credit &
		Capital, Inc.
		Artesia	50	269,226,893.21	7.49	1	13,800,000.00	0.62	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.62	0	0.00	0.00	0	0.00	0.00
		Mortgage
		Capital
		Corporation(9)

Issuing Entity			207	3,595,196,700.61	100.00	1	13,800,000.00	0.62	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.62	0	0.00	0.00	0	0.00	0.00
Subtotal

Wachovia	X	Wachovia	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial		Bank,
Mortgage		National
Securities, Inc.,		Association
Commercial
Mortgage Pass-
Through
Certificates
Series 2006-
C24
CIK #: 1354736		Artesia	26	214,877,938.00	10.73	1	35,588,502.00	2.75	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.75	0	0.00	0.00	0	0.00	0.00
		Mortgage
		Capital
		Corporation(10)
		JP Morgan	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Chase Bank,
		National
		Association
		Nomura	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Credit &
		Capital, Inc.

Issuing Entity			119	2,001,932,625.00	100.00	1	35,588,502.00	2.75	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.75	0	0.00	0.00	0	0.00	0.00
Subtotal

Wachovia	X	Wachovia	88	2,043,814,381.00	56.74	0	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
Commercial		Bank,
Mortgage		National
Securities, Inc.,		Association(11)
Commercial
Mortgage Pass-
Through
Certificates
Series 2006-
C33
CIK #: 1406873		Barclays	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Capital Real
		Estate Inc.
		Nomura	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Credit &
		Capital, Inc.
		Artesia	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Mortgage
		Capital
		Corporation

Issuing Entity			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
Subtotal

Commercial			797	13,429,102,941.32		1	137,316,660.00		0.00	0		0	0.00		2	49,388,502.00		1	2,157,849.91		0	87,928,158.00
Mortgages
Asset
Class Total

(1)
In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage backed securities transactions.  Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.  In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entities as to demands (from investors or others) that occurred prior to July 22, 2010.  It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)	Includes only new demands received during the reporting period. (For columns g-i).

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)
Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l).

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o).

(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r).

(7)
Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u).

(8)
On April 8, 2010, Dexia Real Estate Capital Markets (“Dexia”) (formerly known as Artesia Mortgage Capital Corporation) received a repurchase request with respect to Loan #264 GM&O Building from the special servicer for the Wachovia Bank Commercial Mortgage Trust Series 2006-C23 securitization trust. Dexia considered the repurchase request to be without merit and rejected the repurchase request. As of December 31, 2011, to Dexia’s knowledge, the repurchase request is no longer being pursued.  The amounts in the table with respect to this loan are reflected as of a date prior to January 1, 2012.

(9)
U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. On September 29, 2011, Dexia received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center.  By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand.  U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia.  The matter has been set for further briefing to determine the repurchase price of the loan.  Dexia believes that the Opinion and Order is subject to reversal, and will file an appeal.

(10)
U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC. In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12. U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

(11)
The amounts in the table with respect to this loan are reflected as of September 30, 2013, which was the last day of the quarterly reporting period in which this loan repurchase request was rejected. The outstanding principal balance of this loan as of June 30, 2014, was approximately $87,085,982.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2014 through June 30, 2014 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 13, 2014, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 13, 2014, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor.  Such Forms ABS-15G are available electronically through the SEC’s EDGAR system.  The Central Index Key number of Wells Fargo Bank is 0000740906.  The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Royal Bank of Scotland

General

The Royal Bank of Scotland, as used herein, refers to two affiliated companies (together, “The Royal Bank of Scotland”):  The Royal Bank of Scotland plc, which is selling four (4) Mortgage Loans representing approximately 17.0% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which is not selling any Mortgage Loans to the Issuing Entity.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc is a direct subsidiary of The Royal Bank of Scotland Group plc and RBS Financial Products Inc. is an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters.  The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program

The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990. The Royal Bank of Scotland’s Corporate and Institutional Banking, Americas division recently announced that it intends to exit the Commercial Real Estate origination and CMBS Sales & Trading businesses.

The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

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Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self-storage and industrial properties.  These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

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Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998.  During the period commencing on January 1, 1998 and ending on September 30, 2014, The Royal Bank of Scotland affiliates were the sponsors of 63 commercial mortgage-backed securitization transactions.  Approximately $50.5 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2010, 2011, 2012, 2013 and the period from January 1, 2014 through September 30, 2014.

Fixed Rate Commercial Loans
Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2014(1)	$1,814,005,261
2013	$4,560,838,347
2012	$2,284,836,866
2011	$2,091,364,407
2010	$237,100,000

(1)   Through September 30, 2014

Floating Rate Commercial Loans
Year	Aggregate Principal Balance of Floating Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2014(1)	$0
2013	$253,333,333
2012	$0
2011	$0
2010	$0

(1)   Through September 30, 2014

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  The Royal Bank of Scotland originates mortgage loans principally for securitization.

General.  The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia.  Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis.  Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by an independent credit officer with the appropriate level of approval authority for the size of the loan together with approval from either the Head of Commercial Real Estate Securitization or more senior management depending upon the size of the loan.  Larger loans are reviewed and approved by more senior credit officers and more senior management.  If deemed appropriate, a member of the real estate team within the credit department will visit the subject property.  The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, The Royal Bank of Scotland typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  The Royal Bank of Scotland typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and LTV Ratio.  The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements.  Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A to this prospectus supplement for instances in which reserves were not taken):

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Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

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Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report.  The Royal Bank of Scotland generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an approved environmental firm.  The Royal Bank of Scotland or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, The Royal Bank of Scotland generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  The Royal Bank of Scotland generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm.  The Royal Bank of Scotland, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, The Royal Bank of Scotland often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and The Royal Bank of Scotland or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  The Royal Bank of Scotland typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Review Procedures in the Event of a Mortgage Loan Substitution.  RBS will perform a review of any RBS Mortgage Loan that it elects to substitute for a RBS Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect.  RBS, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement  and the Pooling and Servicing Agreement.  Legal counsel may also be engaged by RBS to render any tax opinion required in connection with the substitution.

Exceptions.  Notwithstanding the discussion above, one or more of the Mortgage Loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above.  In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Mortgage Loans originated by The Royal Bank of Scotland were originated with any material exceptions to The Royal Bank of Scotland’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor

Overview.  In connection with the securitization described in this prospectus supplement, The Royal Bank of Scotland, as a sponsor of this offering, has conducted a review of the Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Mortgage Loans is accurate in all material respects. The Royal Bank of Scotland determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of The Royal Bank of Scotland’s Mortgage Loans was conducted as described below with respect to each of those Mortgage Loans.  The review of The Royal Bank of Scotland’s mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of The Royal Bank of Scotland or its affiliates (collectively, “The Royal Bank of Scotland Deal Team”) with the assistance of certain third parties.  The Royal Bank of Scotland has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of The Royal Bank of Scotland’s Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of The Royal Bank of Scotland Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of The Royal Bank of Scotland’s mortgage loans.  The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by The Royal Bank of Scotland during the underwriting process.  After origination of each of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland Deal Team may have updated the information in the database and the related asset summary report with respect to The Royal Bank of Scotland Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of The Royal Bank of Scotland Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (“The Royal Bank of Scotland Data Tape”) containing detailed information regarding each of The Royal Bank of Scotland’s Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Royal Bank of Scotland Data Tape was used by The Royal Bank of Scotland Deal Team to provide the numerical information regarding The Royal Bank of Scotland’s Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of The Royal Bank of Scotland, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by The Royal Bank of Scotland, relating to information in this prospectus supplement regarding The Royal Bank of Scotland’s Mortgage Loans.  These procedures included:

●	comparing the information in The Royal Bank of Scotland Data Tape against various source documents provided by The Royal Bank of Scotland;

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comparing numerical information regarding The Royal Bank of Scotland’s Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in The Royal Bank of Scotland Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to The Royal Bank of Scotland’s Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  The Royal Bank of Scotland engaged various law firms to conduct certain legal reviews of The Royal Bank of Scotland’s Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of the mortgage loans originated by The Royal Bank of Scotland, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from The Royal Bank of Scotland’s standard form loan documents.  In addition, origination counsel for each mortgage loan reviewed The Royal Bank of Scotland’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of The Royal Bank of Scotland’s Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from The Royal Bank of Scotland’s standard form documents, as identified by The Royal Bank of Scotland and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by The Royal Bank of Scotland relating to its Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

The Royal Bank of Scotland prepared, and both originating counsel and securitization counsel reviewed, the loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland, together with origination counsel, conducted a search with respect to each borrower under the related Mortgage Loan to determine whether it filed for bankruptcy.  If The Royal Bank of Scotland became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of its Mortgage Loans, The Royal Bank of Scotland obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland Deal Team also consulted with the applicable The Royal Bank of Scotland mortgage loan origination team to confirm that each of The Royal Bank of Scotland’s Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—The Royal Bank of Scotland’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Findings and Conclusions.  The Royal Bank of Scotland found and concluded with reasonable assurance that the disclosure regarding each Mortgage Loan to be sold to us by The Royal Bank of Scotland in this prospectus supplement is accurate in all material respects.  The Royal Bank of Scotland also found and concluded with reasonable assurance that The Royal Bank of Scotland’s Mortgage Loans were originated in accordance with The Royal Bank of Scotland’s origination procedures and underwriting criteria.

Neither The Royal Bank of Scotland nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against The Royal Bank of Scotland for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by The Royal Bank of Scotland in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Repurchase Requests

As of the date of this prospectus supplement, The Royal Bank of Scotland plc filed its most recent Form ABS-15G with the SEC on February 14, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of The Royal Bank of Scotland plc is 0000729153.  With respect to the period from and including July 1, 2011, to and including September 30, 2014, The Royal Bank of Scotland plc does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—The Royal Bank of Scotland” has been provided by The Royal Bank of Scotland.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009.  The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Rialto’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties.  All of the Mortgage Loans being sold to the Depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated by Rialto Mortgage.  This is the twelfth commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Rialto’s Underwriting Standards and Processes

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis.  Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage, two officers of Rialto Capital Management LLC and one officer of Lennar Corporation.  If deemed appropriate, a member of the real estate team will visit the subject property.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio.  In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy.  There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Appraisal and Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset.  To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report.  Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset.  Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination.  In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report.  If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property:  zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.  In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters.  Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions.  Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above.  In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto is the Sponsor

Overview.  Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans.  This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”).  The review procedures described below were employed with respect to the Rialto Mortgage Loans.  No sampling procedures were used in the review process.  Rialto Mortgage is the Mortgage Loan Seller with respect to thirteen Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database.  To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process.  Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.  A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above.  The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  The Depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus supplement regarding the Rialto Mortgage Loans.  These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●
comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization described in this prospectus supplement, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans.  Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures.  The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions.  Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus supplement is accurate in all material respects.  Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above.  Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect.  Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”).  Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Repurchase Requests

Rialto Mortgage most recently filed a Form ABS-15G on February 11, 2014.  Rialto Mortgage’s Central Index Key number is 0001592182.  With respect to the period from and including January 1, 2011 to and including September 30, 2014, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage Finance, LLC.

Rialto Mortgage is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFRBS 2014-C24 Pooling and Servicing Agreement, which governs the servicing of the St. Johns Town Center Loan Combination.  Rialto Mortgage and Rialto Capital Advisors, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFRBS 2014-C24 Pooling and Servicing Agreement.  Rialto Capital Advisors, LLC also is anticipated to be the special servicer for the Wells Fargo Commercial Mortgage Trust 2014 LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18 securitization (which is expected to include the Colorado Mills Pari Passu Companion Loan and, therefore, the Wells Fargo Commercial Mortgage Trust 2014-LC18 is expected to be the Colorado Mills Non-Controlling Note

Holder). Also, an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is expected to be appointed as the initial Wells Fargo Commercial Mortgage Trust 2014-LC18 subordinate class representative and, in that capacity, such affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is expected to have certain non-binding consultation rights and other rights on behalf of the Colorado Mills Non-Controlling Note Holder with respect to the Colorado Mills Loan Combination.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The Colorado Mills Loan Combination” in this prospectus supplement.

Silverpeak Real Estate Finance LLC

General

Silverpeak Real Estate Finance LLC (“Silverpeak”) is a sponsor of, and a seller of certain mortgage loans (the “Silverpeak Mortgage Loans”) into, the securitization described in this prospectus supplement.  Silverpeak is a limited liability company organized under the laws of the State of Delaware.  The primary offices of Silverpeak are located at 1330 Avenue of the Americas, Suite 1200, New York, New York 10019.

Silverpeak’s Securitization Program

The participation by Silverpeak in this securitization will be the second securitization in which it has been involved.  Silverpeak began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

Silverpeak originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.  The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by Silverpeak that have been securitized as of 2014.

Originations and Acquisitions of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans
	2014
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	16	$156,680,020

In connection with this commercial mortgage securitization transaction, Silverpeak will transfer the Silverpeak Mortgage Loans to the depositor, who will then transfer the Silverpeak Mortgage Loans to the issuing entity for this securitization.  In return for the transfer by the depositor to the issuing entity of the Silverpeak Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the depositor, Silverpeak will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, Silverpeak will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Silverpeak Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Silverpeak will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Silverpeak does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Silverpeak originates or acquires and will not act as servicer in this commercial mortgage securitization transaction.  Instead, Silverpeak sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Silverpeak’s Underwriting Standards and Processes

Each of the Silverpeak Mortgage Loans was originated or acquired by Silverpeak.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Silverpeak may not conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular Silverpeak Mortgage Loans, see “—Silverpeak’s Underwriting Guidelines and Processes—Exceptions” below and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, Silverpeak also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Silverpeak.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio.  Silverpeak’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Silverpeak and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that Silverpeak or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance.  The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Silverpeak typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Silverpeak will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Silverpeak may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Silverpeak may require the borrower to remediate such violation and, subject to the discussion under “—Silverpeak’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on Silverpeak’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan.  Furthermore, Silverpeak may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Silverpeak Mortgage Loans, see Annex A to this prospectus supplement.

Exceptions. The Silverpeak Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Review of Mortgage Loans for Which Silverpeak is the Sponsor

Overview.  Silverpeak has conducted a review of the Silverpeak Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the Silverpeak Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Silverpeak Review Team”). The review procedures described below were employed with respect to all of the Silverpeak Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus supplement.  No sampling procedures were used in the review process.

Database.  Members of the Silverpeak Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Silverpeak Mortgage Loan.  The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Silverpeak Team during the underwriting process.  After origination of each Silverpeak Mortgage Loan, the Silverpeak Review Team updated the information in the database and the related asset summary report with respect to such Silverpeak Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Silverpeak Review Team.

A data tape (the “Silverpeak Data Tape”) containing detailed information regarding each Silverpeak Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Silverpeak Data Tape was used to provide the numerical information regarding the Silverpeak Mortgage Loans in this prospectus supplement.

Data Validation and Recalculation. The Depositor, on behalf of Silverpeak, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Silverpeak, relating to information in this prospectus supplement regarding the Silverpeak Mortgage Loans.  These procedures included:

●	comparing the information in the Silverpeak Data Tape against various source documents provided by Silverpeak that are described under “—Review of Silverpeak Mortgage Loans—Database” above;

●	comparing numerical information regarding the Silverpeak Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Silverpeak Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Silverpeak Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Silverpeak engaged various law firms to conduct certain legal reviews of the Silverpeak Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each Silverpeak Mortgage Loan, Silverpeak’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms.  In addition, such origination counsel for each Silverpeak Mortgage Loan reviewed Silverpeak’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Silverpeak Mortgage Loans.  Such assistance included, among other things, (i) a review of Silverpeak’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Silverpeak Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Silverpeak Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Silverpeak Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation on the underlying mortgaged properties of which Silverpeak was aware at the origination of any Silverpeak Mortgage Loan, the Silverpeak Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  Silverpeak conducted a search with respect to each borrower under the related Silverpeak Mortgage Loan to determine whether it filed for bankruptcy.  If the Silverpeak Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Silverpeak Mortgage Loan, the Silverpeak Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Silverpeak Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Silverpeak Mortgage Loans to determine whether any Silverpeak Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Silverpeak’s Underwriting Guidelines and Processes” below.  See “—Silverpeak’s Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, the Silverpeak Review Team determined that the disclosure regarding the Silverpeak Mortgage Loans in this prospectus supplement is accurate in all material respects.  The Silverpeak Review Team also determined that the Silverpeak Mortgage Loans were originated in accordance with Silverpeak’s origination procedures and underwriting criteria, except as described under “—Silverpeak’s Underwriting Guidelines and Processes—Exceptions” below.  Silverpeak attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Silverpeak most recently filed a Form ABS-15G on November 15, 2014.  PF’s Central Index Key is 0001624053.  With respect to the period from and including July 1, 2011 to and including September 30, 2014, Silverpeak does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. Silverpeak is required by Rule 15Ga-1 under the Exchange Act to file a Form ABS-15G for the annual reporting period from January 1, 2014 to December 31, 2014 on or before February 14, 2015.

The information set forth under “—Silverpeak Real Estate Finance LLC” has been provided by Silverpeak Real Estate Finance LLC.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”).  Basis is a privately-held company that commenced operations in January of 2009.  Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt.  Basis is an affiliate of JEMB Realty Corporation.  JEMB Realty Corporation and its affiliated partnerships and individual investors (“JEMB”) have been in business for over 30 years.  According to its consolidated balance sheet (unaudited), as of August 31, 2011, JEMB’s asset base was in excess of $1 billion with net equity of approximately $2 billion.  Basis, together with JEMB, is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity.  The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility.  The mortgage loans that Basis Real Estate Capital will be selling to the Depositor (the “Basis Mortgage Loans”) are (or are expected to be) subject to such repurchase facility.  Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the 24th commercial mortgage securitization to which Basis and its affiliates are contributing loans.  However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010, 2011, 2012 and 2013 and through November 3, 2014, Basis contributed approximately $1,411,314,419 of mortgage loans to multiple commercial mortgage securitizations.  Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States.  The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans.  The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the Depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, Basis will conduct its own due diligence review.  In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Offered Certificates—No Party to the Pooling and Servicing Agreement Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this prospectus supplement.  In addition, Basis Investment has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Basis is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans.  See “—Affiliations and Certain Relationships” below.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, Sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced Sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan.  Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt.  The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases.  Basis generally requires third party appraisals, as well as environmental and property condition reports.  Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards.  Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  All mortgage loans to be originated by Basis require approval by a loan credit committee which includes senior personnel from Basis.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Basis may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, and/or guarantees, Basis’ judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.  With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date.  Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.  Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus supplement.

Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan.  For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal.  An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan.  For a majority of the properties, the appraisals are performed during the 12-month period before the applicable Cut-off Date.  The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan.  All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute.  The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report.  If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance.  The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk.  For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”.  In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans.  Some of Basis’ mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A of this prospectus supplement and the related footnotes.

Escrow Requirements.  Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Basis are as follows:

●
Taxes— Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments.  Basis may waive this escrow requirement under certain circumstances.

●
Insurance— If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums.  Basis may waive this escrow requirement under certain circumstances.

●
Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Basis may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation— Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Basis may waive this escrow requirement under certain circumstances.

●
Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above.  In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to Basis’ underwriting guidelines described above in respect of the Basis Mortgage Loans, see

“Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview.  Basis, in its capacity as the Sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis Mortgage Loans is accurate in all material respects.  Basis determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Basis Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties.  Basis has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process.  Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this prospectus supplement regarding the Basis Mortgage Loans.  These procedures included:

●	comparing the information in the Basis Data Tape against various source documents provided by Basis;

●
comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Basis Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis’s standard form loan documents.  In addition, origination counsel for each Basis Mortgage Loan reviewed Basis’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Provisions.

Mortgage loan seller counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Basis confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property;  and (v)  any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions.  Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this prospectus supplement is accurate in all material respects.  Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria.

Repurchase Requests

As of the date of this prospectus supplement, Basis Real Estate Capital II, LLC filed its most recent Form ABS-15G with the SEC on February 14, 2014. Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105. With respect to the period from and including October 1, 2011 to and including September 30, 2014, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a Sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus supplement.  C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010.  C3CM is a direct, wholly-owned subsidiary of C-III Capital Partners LLC (“C-III Parent”).

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010.  C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”.  The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing.  The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States.  Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010, 2011, 2012, 2013 and the first nine calendar months of 2014.

Originations and Securitizations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans
		Originations(a)		Securitizations(b)
	No. of Loans	Approximate Aggregate Principal Balance at Origination	No. of Loans	Approximate Aggregate Principal Balance at Securitization
2010(c)	5	$30,090,000	0	$0
2011	35	$195,668,500	30	$181,834,330
2012	79	$365,601,000	72	$326,672,918
2013	117	$505,529,000	122	$540,435,224
2014(d)	87	$413,944,000	88	$417,741,883

(a)	Includes mortgage loans that were originated by a correspondent, re-underwritten by C3CM and acquired by C3CM at or about the time of origination.
(b)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.
(c)	C3CM was organized on June 9, 2010.
(d)	Reflects activity from January 1, 2014 to and including September 30, 2014.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% indirect equity interest in C3CM.  In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”).  C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility.  All of the C3CM Mortgage Loans, with an aggregate Cut-off Date Principal Balance of approximately $35,777,944, are (or, as of the Closing Date, are expected to be) subject to such repurchase facility.  C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the Depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens.  Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the C3CM Mortgage Loans.  Those hedging arrangements will terminate in connection with the contribution of such Mortgage Loans to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis as of June 30, 2014, C3CM and its wholly-owned subsidiaries had combined total assets of approximately

$231.4 million, combined total liabilities of approximately $136.5 million and combined total member’s equity of approximately $94.8 million.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.  In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement and “Annex E-2—Exceptions to Representations and Warranties” in this prospectus supplement.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized.  We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey. In some cases, the title insurer may be an affiliate of C3CM.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements on the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain:  (i)  comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM.  In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the C3CM are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the borrower for the payment of taxes, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance, or (v) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A to this prospectus supplement.

C3CM Mortgage Loans Originated by Parties Other Than C3CM

The C3CM Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Honeydale MHP, which Mortgage Loan represents approximately 0.2% of the Cut-off Date Pool Balance, was originated by Union Capital Investments, LLC, and acquired by C3CM from the originator at or about the time of origination.  In connection with its acquisition of that C3CM Mortgage Loan, C3CM re-underwrote such Mortgage Loan to confirm whether it complied with the underwriting guidelines described above.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above.  In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which C3CM is the Sponsor

A    Overview.  C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus supplement.  C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties.  C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B.   Data Tape.  To prepare for securitization, members of C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan.  The data tape and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process.  After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM.  Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan.  The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus supplement.

C.   Data Comparisons and Recalculation.  The Depositor, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus supplement regarding the C3CM Mortgage Loans.  These procedures included:

●	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

●
comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the C3CM data tape; and

●	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus supplement.

D.   Legal Review.  C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan reviewed the representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans.  Such assistance included, among other things, a review of (i) the C3CM data tape, (ii) C3CM’s asset summary report or credit memorandum for each C3CM Mortgage Loan, (iii) certain reports or other written confirmations from origination counsel identifying the existence, or confirming the absence, of representation and warranty exceptions relating to certain C3CM Mortgage Loans, (iv) a due diligence questionnaire completed by C3CM with respect to the C3CM Mortgage Loans, and (v) select provisions in certain loan documents with respect to certain of the C3CM Mortgage Loans.

E.   Other Review Procedures.  With respect to any material pending litigation of which C3CM was aware at the origination of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

F.   Findings and Conclusions.  C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus supplement is accurate in all material respects.  C3CM also found and concluded with reasonable assurance that the C3CM Mortgage Loans were originated in accordance with C3CM’s origination procedures and underwriting criteria.

Repurchase Requests

As of the date of this prospectus supplement, C3CM filed its most recent Form ABS-15G with the SEC on January 10, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of C3CM is 0001541214.  For the period from and including October 1, 2011 to and including September 30, 2014, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—C-III Commercial Mortgage LLC” has been provided by C3CM.

Liberty Island Group I LLC

General

Liberty Island Group I LLC (“Liberty Island”) is a Delaware limited liability company, which was formed in July 2011. Liberty Island is wholly-owned by Liberty Island Group LLC (“Liberty Island’s Parent”), a Delaware limited liability company, which was formed in June 2011.  Liberty Island’s Parent was formed as a joint venture between Prudential Mortgage Capital Company, LLC (“PMCC”) and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy (“PWP”) to acquire or originate and securitize mortgage loans.  PMCC currently underwrites and originates the loans intended for securitization and sells them to Liberty Island’s Parent pursuant to the terms of a mortgage loan purchase agreement. An investment committee with representation from both PMCC and PWP evaluates and approves all loans prior to origination.  Liberty Island utilizes PMCC’s underwriting guidelines as the basis for its underwriting and closing policies and procedures. These policies and procedures were used by PMCC in the origination of the loan contributed to the securitization by Liberty Island (the “Liberty Island Mortgage Loans”). Please see “—Liberty Island’s Underwriting Standards and Processes” section below for further detail. Prudential Asset Resources, Inc. (“PAR”), an affiliate of PMCC, serviced the Liberty Island Mortgage Loan prior to securitization and will continue to act as primary servicer with respect to the Liberty Island Mortgage Loan after securitization. Under “Description of the Mortgage Pool—Representations and Warranties”, with respect to the Liberty Island Mortgage Loan, Liberty Island and Liberty Island’s Parent, and no other party, will be jointly and severally responsible for curing a breach or defect, repurchasing an affected mortgage loan from the Trust Fund, substituting the affected mortgage loan with another mortgage loan or making a loss of value payment based on such defect or breach.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Liberty Island through a repurchase facility.  The Liberty Island Mortgage Loan is (or is expected to be) subject to such repurchase facility.  Liberty Island expects to use the proceeds from its sale of the Liberty Island Mortgage Loan to the Depositor to, among other things, reacquire the mortgage loan from Wells Fargo Bank, National Association.

Liberty Island’s Securitization Program

This is the 22nd commercial mortgage loan securitization to which Liberty Island is contributing loans and Liberty Island has not been involved in the securitization of any other types of financial assets.

However, PMCC, an affiliate of Liberty Island and the originator of the Liberty Island Mortgage Loans, has been active in the commercial mortgage securitization business for years and has originated for securitization several billion dollars of commercial mortgage loans.  As of the date of this prospectus supplement, PMCC filed its most recent Form ABS-15G with the SEC on February 12, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  PMCC’s Central Index Key number is 0001549224.  In addition, certain members of Liberty Island’s board and investment committee were senior commercial mortgage backed securitization or commercial real estate bankers at other known institutions and have been active in the commercial mortgage securitization business for years.

Since 2012, Liberty Island contributed approximately $2,069,013,643 of mortgage loans to 21 commercial mortgage securitizations.  Liberty Island did not securitize any commercial mortgage loans prior to 2012 and has not been involved in the securitization of any other types of financial assets.

The commercial and multifamily mortgage loans originated and acquired to be securitized by Liberty Island may include both small balance and large balance fixed-rate loans.  The commercial mortgage loan that will be sold by Liberty Island to the Depositor has been originated and/or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, PMCC will conduct due diligence review on Liberty Island’s behalf.  In addition, origination counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Mortgage loan seller counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Liberty Island due to a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Liberty Island and Liberty Island’s Parent will be jointly and severally responsible for any cure, repurchase or substitution.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Other Risks—Mortgage Loan Sellers May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans”.  In addition, Liberty Island and Liberty Island’s Parent have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the offered Certificates.

In addition, Liberty Island is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Liberty Island Mortgage Loans as of the Cut-off Date.  See “—Affiliations and Certain Relationships” below.

Liberty Island’s Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by PMCC for acquisition by Liberty Island, as approved by Liberty Island.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the Liberty Island Mortgage Loans, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, PMCC reviews and analyzes borrower, property and market information pertinent to the underwriting of the loan.  Areas of review and analysis include, without limitation, the following:  borrower cost basis and equity; sources and uses of funds; borrower and sponsor experience, credit strength/suitability, and financial wherewithal; property management; property market/submarket; property operating statements and rent rolls; ground lease (if applicable); and appraisal, environmental, engineering, and seismic reports (as applicable).  PMCC performs an inspection or retains a third party to perform an inspection of each property.

Loan Approval.  All mortgage loans originated by PMCC for acquisition by Liberty Island must be approved by an investment committee consisting of senior personnel from PMCC and PWP on behalf of Liberty Island.  The Liberty Island investment committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a mortgage loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or greater than 1.25x and the loan-to-value ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or less than 80%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, related property, reserves or other factors.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the stressed loan-to-value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.

In addition, with respect to certain mortgage loans originated by PMCC for acquisition by Liberty Island, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Assessments of Property Condition.  As part of the underwriting process, PMCC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, PMCC will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  PMCC will require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, PMCC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Seismic Report.  Seismic reports or updates of previously conducted seismic reports are performed on all mortgaged properties located in seismic zones 3 or 4.  The reports will conclude to an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost, would either be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  With respect to each mortgage loan, PMCC will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower.  Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, PMCC will consider whether to require the related borrower to obtain law and ordinance coverage and/or if an alternative mitigating factor is in place.

Hazard, Liability and Other Insurance.  Pursuant to the underwriting guidelines, the mortgage loans typically requires that the related property be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements.  Generally, PMCC requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by PMCC for acquisition by Liberty Island are as follows:

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Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes are required to provide PMCC with sufficient funds to satisfy all taxes and assessments. PMCC may waive this escrow requirement under certain circumstances.

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Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide PMCC with sufficient funds to pay all insurance premiums.  PMCC may waive this escrow requirement under certain circumstances.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  PMCC may waive this escrow requirement under certain circumstances.

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Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, PMCC generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  PMCC may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

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Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk with respect to retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  PMCC may waive this escrow requirement under certain circumstances.

Furthermore, PMCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Exceptions.  Notwithstanding the discussion above, Liberty Island’s Mortgage Loan may vary from, or not comply with, Liberty Island’s underwriting guidelines described above.  In addition, Liberty Island or its originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  Except as described in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement, the mortgage loan was not originated with any material exceptions from Liberty Island’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Liberty Island is the Sponsor

Overview.  Liberty Island, in its capacity as the Sponsor of the Liberty Island Mortgage Loan, has conducted a review of the Liberty Island Mortgage Loan in connection with the securitization described in this prospectus supplement designed and effected to provide reasonable assurance that the disclosure related to the Liberty Island Mortgage Loan is accurate in all material respects.  Liberty Island determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Liberty Island Mortgage Loan was performed by a deal team comprised of real estate and securitization professionals who are employees of PMCC (collectively, the “Liberty Island Deal Team”) with the assistance of certain third parties.  Liberty Island has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Liberty Island Mortgage Loan (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Liberty Island Deal Team created a database of loan-level and property-level information relating to the Liberty Island Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by PMCC during the underwriting process.  Prior to securitization of the Liberty Island Mortgage Loan, the Liberty Island Deal Team may have updated the information in the database with respect to the Liberty Island Mortgage Loan based on current information provided by the PAR relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Liberty Island Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Liberty Island Data Tape“) containing detailed information regarding the Liberty Island Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Liberty Island Data Tape was used by the Liberty Island Deal Team to provide the numerical information regarding the Liberty Island Mortgage Loan in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Liberty Island, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Liberty Island relating to information in this prospectus supplement regarding the Liberty Island Mortgage Loan.  These procedures included:

•	comparing the information in the Liberty Island Data Tape against various source documents provided by Liberty Island;

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comparing numerical information regarding the Liberty Island Mortgage Loan and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Liberty Island Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Liberty Island Mortgage Loan disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of the Liberty Island Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material loan terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage loan seller counsel reviewed the legal summaries for each Liberty Island Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, mortgage loan seller counsel reviewed Liberty Island’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Liberty Island Mortgage Loan.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Liberty Island Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for the Liberty Island Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Provisions.

Mortgage loan seller counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on its review of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Liberty Island confirmed with PAR that, to the best of PAR’s knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property;  and (v)  any existing or incipient material defaults.

Findings and Conclusions.  Liberty Island found and concluded with reasonable assurance that the disclosure regarding the Liberty Island Mortgage Loan in this prospectus supplement is accurate in all material respects.  Liberty Island also found and concluded with reasonable assurance that the Liberty Island Mortgage Loans was originated in accordance with Liberty Island’s origination procedures and underwriting criteria.

Repurchase Requests

Liberty Island Group I LLC has no history as a securitizer prior to February 2012.  As of the date of this prospectus supplement, Liberty Island Group I LLC filed its most recent Form ABS-15G with the SEC on February 12, 2014, generally relating to the annual period which ended on December 31, 2013.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of Liberty Island Group I LLC is 0001555501.  For the period from and including October 1, 2011, to and including September 30, 2014, Liberty Island Group I LLC does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Liberty Island Group I LLC” has been provided by Liberty Island.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)      the sum of any proceeds received or value of any interests retained from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans and Serviced Companion Loans for which it is to be the Master Servicer (excluding primary servicing rights, if any, retained or previously sold by a Sponsor), over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

In the case of the Mortgage Loans and Serviced Companion Loans as to which Wells Fargo Bank, National Association is the Master Servicer, the mortgage servicing rights (excluding primary servicing rights, if any, retained or previously sold by a Sponsor) will be sold to the Master Servicer for a price based on the value of the master and/or primary servicing fees to be paid to the Master Servicer with respect to each such Mortgage Loan and Serviced Companion Loan and the value of the right to earn income on investments of amounts held by the Master Servicer with respect to such Mortgage Loans and Serviced Companion Loans.

The Depositor

RBS Commercial Funding Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1999 as Greenwich Capital Commercial Funding Corp., for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The Depositor changed its name to RBS Commercial Funding Inc. on July 8, 2009. The sole shareholder of the Depositor is The Royal Bank of Scotland plc.  The Depositor’s executive offices are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number:  (203) 897-2700. The Depositor will not have any material assets.  The Depositor is an affiliate of The Royal Bank of Scotland plc, a Sponsor and an Originator and an affiliate of RBS Securities Inc., one of the underwriters.

The Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties will include:  (i) the duty to appoint a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) pay any ongoing fees of the rating agencies, (iii) to promptly deliver to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the parties to the Pooling and Servicing Agreement and the related Mortgage Loan Seller, (v) to provide information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC and grantor trust tax administration, (vi) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity, and (vii) to mail the notice of a succession of Trustee or Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Wells Fargo Bank, National Association, The Royal Bank of Scotland plc, Prudential Mortgage Capital Company, LLC, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC and Union Capital Investments, LLC are referred to as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Sponsors, Originators and their underwriting standards has been provided by the Sponsors and Originators.

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association is a Mortgage Loan Seller and an Originator. See “—The Sponsors—Wells Fargo Bank, National Association” above.

The Royal Bank of Scotland plc

The Royal Bank of Scotland plc is a Mortgage Loan Seller and an Originator. See “—The Sponsors—The Royal Bank of Scotland plc” above.

Rialto Mortgage Finance, LLC

Rialto Mortgage Finance, LLC is a Mortgage Loan Seller and an Originator. See “—The Sponsors—Rialto Mortgage Finance, LLC” above.

Silverpeak Real Estate Finance LLC

Silverpeak Real Estate Finance LLC is a Mortgage Loan Seller and an Originator. See “—The Sponsors—Silverpeak Real Estate Finance LLC” above.

Basis Real Estate Capital II, LLC

Basis Real Estate Capital II, LLC is a Mortgage Loan Seller and an Originator. See “—The Sponsors—Basis Real Estate Capital II, LLC” above.

C-III Commercial Mortgage LLC

C-III Commercial Mortgage LLC is a Mortgage Loan Seller and an Originator. See “—The Sponsors—C-III Commercial Mortgage LLC” above.

Prudential Mortgage Capital Company, LLC

Prudential Mortgage Capital Company, LLC is the Originator of the Mortgage Loan contributed by Liberty Island Group I LLC.  See “—The Sponsors—Liberty Island Group I LLC” above.

Union Capital Investments, LLC

Union Capital Investments, LLC, a limited liability company organized under the laws of the State of Florida, is the Originator of one (1) C3CM Mortgage Loan, secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Honeydale MHP, representing approximately 0.2% of the Cut-off Date Pool Balance. See “—The Sponsors—C-III Commercial Mortgage LLC” above.

The Issuing Entity

The Issuing Entity with respect to the Offered Certificates will be the WFRBS Commercial Mortgage Trust Series 2014-C25 (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make P&I Advances and Servicing Advances to or for the benefit of the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan or proceeds thereof; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor.  A discussion of the duties of the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian”, “—The Master Servicer”, “—The Special Servicer” and “The Pooling and Servicing Agreement—The Trust Advisor” and “—Servicing of the Mortgage Loans” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to a Non-Serviced Loan Combination, the Issuing Entity’s interest in any REO Property acquired with respect to such Non-Serviced Loan Combination pursuant to the related Other Pooling and Servicing Agreement, but does not include the Serviced Companion Loans’ pro rata interest in any REO Property) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to a Non-Serviced Loan Combination, the Issuing Entity’s interest in any REO Property acquired pursuant to the Other Pooling and Servicing Agreement, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Advisor.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement.  WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.  As of June 30, 2014, WTNA served as trustee on approximately 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $33 billion, of which approximately 39 commercial mortgage-backed securities transactions having an aggregate original principal balance in excess of $13 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates.  In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as owner trustee.

The information set forth under this sub-heading has been provided by WTNA.  None of the Depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.6 trillion in assets and 265,000 employees as of June 30, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsors, the master servicer, the special servicer, the trustee, the trust advisor, and the mortgage loan seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of June 30, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $195 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2014, Wells Fargo Bank was acting as custodian of more than 80,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsors or an affiliate of the Sponsors, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, and the group filed an amended complaint on July 18, 2014, which included eight additional RMBS trusts, for an alleged total of 284 RMBS trusts (together, the “complaint”). The complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by certain of the institutional investor plaintiffs. The complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality, failure to notify security holders of purported events of default allegedly caused by breaches by mortgage loan servicers and purported failure to abide by appropriate standards of care following events of default. Relief sought includes money damages in an unspecified amount, reimbursement of certain expenses and equitable relief.  Other cases alleging similar causes of action have previously been filed against Wells Fargo Bank and other trustees by RMBS investors in other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.

The Master Servicer

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the Pooling and Servicing Agreement (in such capacity, the “Master Servicer”).

Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo Bank.  Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the Certificate Administrator, the Custodian, the tax administrator, the Certificate Registrar and an affiliate of Wells Fargo Securities, LLC, an underwriter.  Wells Fargo Bank is the master servicer, the custodian, the tax administrator, the certificate registrar and the certificate administrator under the WFRBS 2014-C24 securitization, as well as a sponsor, a mortgage loan seller and an originator in that securitization. Wells Fargo Bank is also expected to be a master servicer, the custodian, the tax administrator, the certificate registrar and the certificate administrator under the WFCM 2014-LC18 securitization as well as a sponsor, a mortgage loan seller and an originator in that securitization.  Additionally, Wells Fargo Bank is an affiliate of (i) Wells Fargo Commercial Mortgage Securities, Inc., the depositor of the WFRBS 2014-C24 securitization and the expected depositor of the WFCM 2014-LC18 securitization and (ii) Wells Fargo Securities, LLC, an underwriter in the WFRBS 2014-C24 securitization and an expected underwriter in the WFCM 2014-LC18 securitization.

Wells Fargo Bank is the purchaser under repurchase agreements with each of C3CM, Liberty Island, Basis Real Estate Capital, Rialto Mortgage Finance, LLC and Silverpeak Real Estate Finance LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by C3CM, Liberty Island, Basis Real Estate Capital, Rialto Mortgage Finance, LLC or Silverpeak Real Estate Finance LLC, as applicable.  Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above in this paragraph), including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by Basis Real Estate Capital to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Basis Real Estate Capital that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc, each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, and RBS Financial Products Inc., Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc. including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by The Royal Bank of Scotland plc to the Depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by The Royal Bank of Scotland plc that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage Finance, LLC, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC (subject to the repurchase facility described above in this paragraph), including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by Rialto Mortgage Finance, LLC to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Rialto Mortgage Finance, LLC that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, and Silverpeak Real Estate Finance LLC or certain affiliates of Silverpeak Real Estate Finance LLC, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates of Silverpeak Real Estate Finance LLC (subject to the repurchase facilities described above in this paragraph), including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by Silverpeak Real Estate Finance LLC to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Silverpeak Real Estate Finance LLC that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Wells Fargo Bank expects to enter into one or more agreements with the other Sponsors to purchase the servicing rights to the related Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans. See “—Affiliations and Certain Relationships” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 9/30/2014
By Approximate Number:	38,132	35,189	33,354	33,473
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.7	$428.5	$434.4	$457.9

Within this portfolio, as of September 30, 2014, are approximately 24,464 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $381.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
YTD September 30, 2014	$368,794,050,097	$1,845,038,248	0.50%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer	CPS1-	Above Average	MOR CS1
Master Servicer	CMS1-	Above Average	MOR CS1

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch.  The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, Wells Fargo Bank, as the Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act.  Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.

The Special Servicer

CWCapital Asset Management LLC

CWCapital Asset Management LLC (“CWCAM”), a Delaware limited liability company, will initially be appointed as special servicer for the Mortgage Loans to be deposited into the Issuing Entity (other than any Non-Serviced Mortgage Loans) and any Serviced Companion Loan (in such capacity, a “Special Servicer”), and in such capacity, CWCAM will be responsible for the servicing and administration of such Mortgage Loans and such Serviced Companion Loans that are Specially Serviced Mortgage Loans and REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to such Mortgage Loans and such Serviced Companion Loans that are non-Specially Serviced Mortgage Loans, pursuant to the Pooling and Servicing Agreement.  CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in special servicing, management and investment management of commercial real estate assets, including:

•	special servicing of commercial and multifamily real estate loans;

•	commercial real estate property management and insurance brokerage services; and

•	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC.  CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2011, CWCAM acted as special servicer with respect to 149 domestic and one Canadian CMBS pools containing approximately 12,000 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $151 billion. As of December 31, 2012, CWCAM acted as special servicer with respect to 154 domestic and one Canadian CMBS pools containing approximately 10,500 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $140 billion.  As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $125 billion.  As of September 30, 2014, CWCAM acted as special servicer with respect to 151 domestic CMBS pools containing approximately 8,200 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $113 billion.  Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2014, CWCAM had 114 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2014, within the CMBS pools described in the preceding paragraph, 540 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.  CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Recent refinements include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage subservicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as the special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

CWCAM may enter into one or more arrangements with the Majority Subordinate Certificateholder, the Subordinate Class Representative or other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace CWCAM as the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as the Special Servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the Special Servicer.

CWCAM or an affiliate of CWCAM assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information under this subheading regarding CWCAM has been provided by CWCAM.  None of the Depositor, the underwriters, any Master Servicer, the Trust Advisor, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

General Information—The Special Servicer

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.

The Special Servicer may be terminated, with respect to the Mortgage Loans or Companion Loan that it is servicing, without cause by (i) the applicable Certificateholders (if a Servicer Termination Event has occurred and is continuing) and (ii) the Subordinate Class Representative (for so long as a Servicer Termination Event does not exist), as described in “The Pooling and Servicing Agreement—Servicer Termination Events” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer and the Special Servicer” in this prospectus supplement.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of Due-On-Sale and Due-On-Encumbrance Provisions,” “—Certain Matters

Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor,” “—Inspections,” and “—Required Appraisals” in this prospectus supplement. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.

The Primary Servicer

Prudential Asset Resources, Inc.

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as primary servicer with respect to the pooled mortgage loan sold by the sponsor, Liberty Island, to the depositor for deposit into the trust fund.  PAR is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC (“PMCC”), which is delegated the loan originations, underwriting and closing functions for the mortgage loan being deposited into the pool by Liberty Island.  PMCC, an indirect subsidiary of Prudential Financial, Inc., owns a minority indirect interest in Liberty’s parent company.

PAR’s principal offices are located at 2100 Ross Avenue, Suite 2500, Dallas, TX 75201. The company was formed in 2001 to consolidate Prudential’s disparate servicing operations.  PAR services commercial and agricultural mortgage loans for Prudential’s general and separate accounts as well as for CMBS trusts, commercial mortgage CDOs, Freddie Mac CMEs and other loan portfolios owned and/or originated through Freddie Mac, Fannie Mae, FHA and institutional investors.

PAR is rated by Fitch, S&P and Morningstar. Current ratings are shown below:
Servicer Rating Type	Fitch	S&P	Morningstar
Master Servicer	CMS2+	Above Average	MOR CS2
Primary Servicer	CPS1	Strong	MOR CS1
Special Servicer	CSS2-	Above Average	N/A

PAR’s total portfolio of serviced loans by outstanding principal balance is shown below:
Year-End	2011	2012	2013	As of 9/30/2014 (Approx.)
CMBS	$10,717,861,142	$10,178,085,964	$8,674,700,089	$8,355,731,775
Total Loans	$68,410,689,362	$70,124,273,375	$75,410,562,561	$79,730,805,961

PAR utilizes the McCracken Strategy servicing system, which is widely used in the commercial mortgage loan servicing industry. The servicing teams perform numerous functions, including new loan set up, payment processing, escrow and reserve administration, and UCC continuations. The surveillance group monitors and reviews financial statements, rent rolls, property inspections and the completion of deferred maintenance items, as well as serving as the primary liaison for rating agencies. Asset management is responsible for general oversight of the loan collateral and for credit-related borrower requests. The investor reporting teams perform numerous reconciliations and generate monthly reports to investors. The accounting group is responsible for cash releases to trustees and/or investors in addition to their general accounting responsibilities. The quality control and improvement group monitors performance of all other groups through the compilation and reporting of more than 250 monthly performance metrics.

PAR has administrative, supervisory and quality control policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements and with the servicing criteria set forth in Item 1122 of Regulation AB. PAR’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and program changes in addition to changing practices in the servicing industry. There have been no material non-compliance or default issues brought against PAR in the servicing of its CMBS or other loans.

Generally, all loan payments received by PAR are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

Via a password-protected website, PAR provides its CMBS investors with access to data and reports. A separate password-protected website provides borrowers with access to loan documents, monthly statements, and current and historical loan information.

From time-to-time, PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings individually or in the aggregate, now have or in the future may have, a material adverse effect on its business or its ability to service as master, primary or special servicer.

PAR has an interim servicing agreement with Liberty Island and also has a servicer acknowledgement agreement with Liberty Island, Liberty Island’s parent and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary service the Liberty Island Mortgage Loan prior to securitization.

PAR has acquired the right to be appointed as the primary servicer of some or the Liberty Island Mortgage Loan.  Accordingly, Wells Fargo Bank, as Master Servicer, and PAR, as primary servicer, will enter into a Primary Servicing Agreement dated as of December 1, 2014 (the “PAR Primary Servicing Agreement”).  The primary servicing of the Liberty Island Mortgage Loan will be governed by the PAR Primary Servicing Agreement.

Pursuant to the PAR Primary Servicing Agreement, PAR, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Liberty Island Mortgage Loan described under “The Pooling and Servicing Agreement” in this prospectus supplement, including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related Mortgaged Property. PAR will have no obligation to make P&I Advances on the Liberty Island Mortgage Loan. PAR will be responsible for performing the primary servicing of the Liberty Island Mortgage Loan in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

As compensation for its activities under the PAR Primary Servicing Agreement, PAR will be paid a primary servicing fee with respect to the Liberty Island Mortgage Loan only to the extent that the Master Servicer receives the servicing fee with respect to such Liberty Island Mortgage Loan under the Pooling and Servicing Agreement.  PAR will be entitled to certain additional servicing compensation with respect to the Liberty Island Mortgage Loan, including, but not limited to, a portion of Modification Fees and Assumption Fees, but only from amounts to which the Master Servicer is entitled under the Pooling and Servicing Agreement.

PAR may not resign as primary servicer except (a) upon 30 days prior written notice to the Master Servicer and payment by PAR of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing (or as otherwise agreed to between the Master Servicer and PAR), or (b) upon the determination that its duties under the PAR Primary Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by PAR.

The Master Servicer will have the right to terminate PAR as primary servicer for so long as certain termination events under the PAR Primary Servicing Agreement occur and are not remedied.  In addition, the Depositor will have the right to terminate PAR as primary servicer under the PAR Primary Servicing Agreement upon any failure of PAR to comply with the Exchange Act reporting requirements of the

Pooling and Servicing Agreement, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under the Pooling and Servicing Agreement.

The information set forth under this sub-heading has been provided by PAR.

Affiliated Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), was appointed to act as special servicer with respect to the St. Johns Town Center Loan Combination (the “WFRBS 2014-C24 Special Servicer”), which will be serviced under the WFRBS 2014-C24 Pooling and Servicing Agreement, and in this capacity will initially be responsible for the servicing and administration of the St. Johns Town Center Loan Combination (including the St. Johns Town Center Mortgage Loan) to the extent it becomes a specially serviced mortgage loan under the WFRBS 2014-C24 Pooling and Servicing Agreement and any associated REO Property.  Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of September 30, 2014, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the “Funds”) with an aggregate of $2.5 billion of equity under management and RCM also advised one separately managed account with $200 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing approximately $6.3 billion of non- and sub-performing real estate assets, representing over 9,900 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a subadvisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, approximately $2.7 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 39 different securitizations totaling approximately $46.3 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 385 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Charlotte, North Carolina and Tampa, Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,400 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of September 30, 2014, Rialto and its affiliates were actively special servicing approximately 3,500 portfolio loans with a principal balance of approximately $1.3 billion and were responsible for approximately 1,600 portfolio REO assets with a principal balance of approximately $1.7 billion.

Rialto is also currently performing special servicing for 42 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 3,200 assets with a principal balance of approximately $48.0 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:
CMBS Pools	As of December 31, 2012	As of December 31, 2013	As of September 30, 2014
Number of CMBS Pools Named Special Servicer	16	27	39
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$44.6 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	26
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$112.7 million

(1)
Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)
Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as WFRBS 2014-C24 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the St. Johns Town Center Loan Combination. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the St. Johns Town Center Loan Combination.  To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the WFRBS 2014-C24 Pooling and Servicing Agreement.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the WFRBS 2014-C24 Pooling and Servicing Agreement for assets of the same type included in the WFRBS 2014-C24 securitization, including the St. Johns Town Center Loan Combination. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the WFRBS 2014-C24 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the St. Johns Town Center Mortgage Loan or the performance of the Certificates.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the St. Johns Town Center Loan Combination pursuant to the WFRBS 2014-C24 Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of Rialto Mortgage Finance, LLC, a Sponsor, Mortgage Loan Seller and Originator.  Rialto and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFRBS 2014-C24 Pooling and Servicing Agreement.  Rialto also is anticipated to be the special servicer for the Wells Fargo Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18 securitization (which is expected to include the Colorado

Mills Pari Passu Companion Loan and, therefore, the Wells Fargo Commercial Mortgage Trust 2014-LC18 is expected to be the Colorado Mills Non-Controlling Note Holder). Also, an affiliate of Rialto and Rialto Mortgage Finance, LLC is expected to be appointed as the initial Wells Fargo Commercial Mortgage Trust 2014-LC18 subordinate class representative and, in that capacity, such affiliate of Rialto and Rialto Mortgage Finance, LLC is expected to have certain non-binding consultation rights and other rights on behalf of the Colorado Mills Non-Controlling Note Holder with respect to the Colorado Mills Loan Combination.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The Colorado Mills Loan Combination” in this prospectus supplement.

The information set forth under this sub-heading “—Affiliated Servicer” regarding Rialto has been provided by Rialto.

The Trust Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”) will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York, Hoevelaken, The Netherlands, and London, England.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 30 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $35 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of September 30, 2014, Trimont was special servicing approximately 475 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $786 million. Trimont has been named special servicer on 36 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $33 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsors.

The information set forth under this sub-heading has been provided by Trimont.

Affiliations and Certain Relationships

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other. Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization. In this section, we do not describe all the conflicts of interest that a party to the securitization may have. For information regarding conflicts of interest, see the “Risk Factors” section of this prospectus supplement.

The depositor is an affiliate of The Royal Bank of Scotland plc, a Mortgage Loan Seller, Originator and Sponsor, and RBS Securities Inc., one of the underwriters.

The Royal Bank of Scotland plc is also currently the owner of the Colorado Mills Pari Passu Companion Loan. The Royal Bank of Scotland plc is expected to transfer ownership of the Colorado Mills Pari Passu Companion Loan to one or more trusts created in connection with a future securitization.  RBS Securities Inc., was one of the underwriters in the WFRBS 2014-C24 transaction.

Silverpeak Real Estate Finance LLC, a Mortgage Loan Seller, Originator and Sponsor, is also currently the owner of the AMCP Portfolio Pari Passu Companion Loan. Silverpeak Real Estate Finance LLC is expected to transfer ownership of the AMCP Portfolio Pari Passu Companion Loan to one or more trusts created in connection with a future securitization.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the Custodian, the tax administrator, the Certificate Registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters, and is the WFRBS 2014-C24 Master Servicer, the WFRBS 2014-C24 Certificate Administrator, the WFRBS 2014-C24 custodian, the WFRBS 2014-C24 certificate registrar, the WFRBS 2014-C24 tax administrator, as well as a sponsor, originator and mortgage loan seller in that WFRBS 2014-C24 securitization.  Wells Fargo Bank is also expected to be a master servicer, the custodian, the certificate administrator, the certificate registrar and the tax administrator under the WFCM 2014-LC18 securitization as well as a sponsor, originator and mortgage loan seller in that WFCM 2014-LC18 securitization.  Additionally, Wells Fargo Bank is an affiliate of (i) Wells Fargo Commercial Mortgage Securities, Inc., the depositor of the WFRBS 2014-C24 securitization and the expected depositor of the WFCM 2014-LC18 securitization and (ii) Wells Fargo Securities, LLC, an underwriter in the WFRBS 2014-C24 securitization and an expected underwriter in the WFCM 2014-LC18 securitization.  Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank and Wells Fargo Securities, LLC, also holds a less than 10% indirect equity interest in C3CM, a Sponsor and Mortgage Loan Seller.

Wells Fargo Bank is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C3CM Liberty Island Group I LLC, Rialto Mortgage Finance, LLC and Silverpeak Real Estate Finance LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C3CM, Liberty Island Group I LLC, Rialto Mortgage Finance, LLC or Silverpeak Real Estate Finance LLC, as applicable.

In the case of the repurchase facility provided to C3CM, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis.  C3CM guarantees the performance by its wholly owned subsidiary of certain obligations under that repurchase facility.  All of the C3CM Mortgage Loans, with an aggregate Cut-off Date Principal Balance of approximately $35,777,944, are (or, as of the Closing Date, are expected to be) subject to such repurchase facility.  Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo

Bank, the C3CM Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis.  The dollar amount of the Liberty Island Mortgage Loan expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $9,250,000.  Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Liberty Island Mortgage Loan subject to that repurchase facility, which Mortgage Loan will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis.  The dollar amount of the Basis Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $55,865,402.  Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Basis Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis.  Rialto Mortgage Finance, LLC guarantees the performance by its wholly owned subsidiary of certain obligations under that repurchase facility.  All of the Rialto Mortgage Finance, LLC Mortgage Loans, with an aggregate Cut-off Date Principal Balance of approximately $147,165,654, are (or, as of the Closing Date, are expected to be) subject to such repurchase facility.  Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, the Rialto Mortgage Finance, LLC Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Silverpeak Real Estate Finance LLC, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis.  Silverpeak Real Estate Finance LLC guarantees the performance by its wholly owned subsidiary of certain obligations under that repurchase facility.  Some of the Silverpeak Real Estate Finance LLC Mortgage Loans, with an aggregate Cut-off Date Principal Balance of approximately $105,911,164, are (or, as of the Closing Date, are expected to be) subject to such repurchase facility.  Proceeds received by Silverpeak Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, the Silverpeak Real Estate Finance LLC Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) provides warehouse financing to certain affiliates of Silverpeak Real Estate Finance LLC through various repurchase facilities.  Some of the Mortgage Loans that Silverpeak Real Estate Finance LLC will transfer to the depositor are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  Proceeds received by Silverpeak Real Estate Finance LLC in connection with the contribution of certain of the Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of November 11, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 3 of the Mortgage Loans that Silverpeak Real Estate Finance LLC will transfer to the depositor, representing approximately 5.8% of the Cut-off Date Pool Balance (except that the number and dollar amount of Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

In addition, each of Basis Real Estate Capital II, LLC, C3CM, Liberty Island Group I LLC, Rialto Mortgage Finance, LLC and Silverpeak Real Estate Finance LLC, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all of the mortgage loans that Basis Real Estate Capital II, LLC, C3CM, Liberty Island Group I LLC, and Silverpeak Real Estate Finance LLC respectively, and some of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the Depositor in connection with this securitization transaction.  In each instance those hedging arrangements will terminate with respect to the subject Mortgage Loans that will be transferred to the Depositor in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed in the preceding six paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Basis Real Estate Capital II, LLC, C3CM, Liberty Island Group I LLC, Rialto Mortgage Finance, LLC and Silverpeak Real Estate Finance LLC, respectively, to the Depositor.

Wells Fargo Bank is the interim custodian of the loan documents for all of the C3CM Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering.  In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose.  The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans, and the respective Responsible Repurchase Parties are solely responsible for the Mortgage Loan representations and warranties related thereto.

Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc, each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, and RBS Financial Products Inc., Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc. including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by The Royal Bank of Scotland plc to the Depositor.  Additionally, Wells Fargo Bank is the interim custodian of the loan files for all of the Mortgage Loans transferred by The Royal Bank of Scotland plc to the Depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by Basis Real Estate Capital to the Depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage Finance, LLC, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC (subject to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by Rialto Mortgage Finance, LLC to the Depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, and Silverpeak Real Estate Finance LLC or certain affiliates of Silverpeak Real Estate Finance LLC, a Sponsor, Originator and Mortgage Loan Seller, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates of Silverpeak Real Estate Finance LLC (subject to the repurchase facilities described above), including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by Silverpeak Real Estate Finance LLC to the Depositor.

Liberty Island Group I LLC, a Sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the Mortgage Loan that Liberty Island Group I LLC will transfer to the Depositor under authority delegated by that Sponsor.  Prudential Asset Resources, Inc., the primary servicer of the Mortgage Loan, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC.  Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I

LLC and Wells Fargo Bank (as the purchaser under the short-term warehousing facility described herein), in either case to primary service Liberty Island Group I LLC’s Mortgage Loans prior to securitization.  See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Mortgage Loan Sellers, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” in this prospectus supplement.

In the case of certain Mortgage Loans, a mezzanine or other similar loan secured by direct or indirect equity interests in the related borrower may be held by the related Mortgage Loan Seller, an affiliate thereof or another participant in this securitization.  See “Description of the Mortgage Pool—Additional Indebtedness” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Rialto Mortgage Finance, LLC, a Sponsor, Mortgage Loan Seller and Originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFRBS 2014-C24 Pooling and Servicing Agreement which governs the servicing of the St. Johns Town Center Loan Combination.  Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder and was appointed as the initial subordinate class representative under the WFRBS 2014-C24 Pooling and Servicing Agreement.  Rialto Capital Advisors, LLC also is anticipated to be the special servicer for the Wells Fargo Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18 securitization (which is expected to include the Colorado Mills Pari Passu Companion Loan and, therefore, the Wells Fargo Commercial Mortgage Trust 2014-LC18 is expected to be the Colorado Mills Non-Controlling Note Holder). Also, an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is expected to be appointed as the initial Wells Fargo Commercial Mortgage Trust 2014-LC18 subordinate class representative and, in that capacity, such affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is expected to have certain non-binding consultation rights and other rights on behalf of the Colorado Mills Non-Controlling Note Holder with respect to the Colorado Mills Loan Combination.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The Colorado Mills Loan Combination” in this prospectus supplement.

CWCAM or an affiliate of CWCAM assisted Seer Capital Partners Master Fund L.P. or one of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 21 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-SB Certificates, the Class A-S Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class B Certificates, the Class C Certificates, the Class PEX Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class V Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-SB Certificates, the Class A-S Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class B Certificates, the Class C Certificates and the Class PEX Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class X-C Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class V Certificates and the Class R Certificates are not offered in this prospectus supplement and any information presented in this prospectus supplement with respect to such Certificates is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans, other than scheduled payments of interest due on or before the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property” which such REO Property includes, (a) with respect to a Non-Serviced Loan Combination, the interest of the related Non-Serviced Mortgage Loan in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the Other Pooling and Servicing Agreement by or on behalf of the Issuing Entity with respect to such Non-Serviced Loan Combination and (b) with respect to a Serviced Loan Combination, the Issuing Entity’s interest therein (but not the interest of the holder of the related Serviced Companion Loan); (iii) all of the Trustee’s rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, and any account established in connection with REO Properties (an “REO Account”), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class PEX, Class D, Class E, Class F and Class G Certificates (collectively, the “Principal Balance Certificates”) will have the following initial Certificate Principal Balances (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Balances):
Class	Initial Certificate Principal Balance
Class A-1	$31,829,000
Class A-2	$42,716,000
Class A-3	$35,436,000
Class A-4	$210,000,000
Class A-5	$235,930,000
Class A-SB	$57,125,000
Class A-S(1)	$73,345,000	(2)
Class B(1)	$38,315,000	(2)
Class C(1)	$29,557,000	(2)
Class PEX(1)	$141,217,000	(2)
Class D	$61,304,000
Class E	$10,947,000
Class F	$20,799,000
Class G	$28,463,284

(1)
The Class A-S, Class B and Class C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for the Class A-S, Class B and Class C Certificates, in each case, only in the manner described under “—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Regular Interests, which will have Certificate Principal Balances on the Closing Date of $73,345,000, $38,315,000 and $29,557,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests.  Each of the Class A-S, Class B, Class C and Class PEX Certificates will, at all times, represent a beneficial interest in a percentage of the Certificate Principal Balance of the Class A-S, Class B and/or Class C Regular Interests.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, Class B and Class C Certificates, the percentage interest of the Certificate Principal Balances of the Class A-S, Class B and Class C Regular Interests that is represented by the Class A-S, Class B, Class PEX and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Principal Balance of each Class of the Class A-S, Class B and Class C Certificates shown in the table above represents the maximum Certificate Principal Balance of such Class without giving effect to any issuance of Class PEX Certificates.  The initial Certificate Principal Balance of the Class PEX Certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Principal Balances of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Balance of the Class PEX Certificates that could be issued in an exchange.  The Certificate Principal Balances of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Balance of the Class PEX Certificates issued on the Closing Date.  The initial Certificate Principal Balance of the Regular Interests will equal the Initial Certificate Principal Balance of the Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEX Certificates.

The “Certificate Principal Balance” of any Class of Principal Balance Certificates or Regular Interest outstanding at any time represents the maximum amount to which its Holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Balance of the Class A-S Regular Interest will at all times equal the aggregate Certificate Principal Balance of the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates.  The Certificate Principal Balance of the Class B Regular Interest will at all times equal the aggregate Certificate Principal Balance of the Class B Certificates and the Class B Component of the Class PEX Certificates.  The Certificate Principal Balance of the Class C Regular Interest will at all times equal the aggregate Certificate Principal Balance of the Class C Certificates and the Class C Component of the Class PEX Certificates. The Certificate Principal Balance of each Class of Principal Balance Certificates and each Regular Interest will in each case be reduced by amounts actually distributed to that Class of Certificates or Regular Interest that are allocable to principal and by any Realized Losses allocated to that Class of Certificates or Regular Interest and may be increased by recoveries of such Realized Losses as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.  In the event that Realized Losses previously allocated to a Class of Certificates or Regular Interest in reduction of their Certificate Principal Balance are recovered subsequent to the reduction of the Certificate Principal Balance of such Class of Certificates or Regular Interest to zero, such Class of Certificates or Regular Interest may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Priority of Distributions” in this prospectus supplement.

The Class X-A Certificates, Class X-B Certificates, Class X-C Certificates, Class X-D Certificates and Class X-E Certificates will not have Certificate Principal Balances.  The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on their notional principal amounts (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will in the aggregate, for purposes of distributions on each distribution date, equal the sum of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB Certificates and the Class A-S Regular Interest immediately prior to such distribution date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-S Regular Interest.  The Notional Amount of the Class X-B Certificates will, for purposes of distributions on each distribution date, equal the sum of the Certificate Principal Balances of the Class D Certificates and the Class B and Class C Regular Interests immediately prior to such distribution date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Balances of the Class D Certificates and the Class B and Class C Regular Interests.  The Notional Amount of the Class X-C Certificates will, for purposes of distributions on each distribution date, equal the Certificate Principal Balance of the Class E Certificates immediately prior to such distribution date.  The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions of the Certificate Principal Balance of the Class E Certificates.  The Notional Amount of the Class X-D Certificates will, for purposes of distributions on each distribution date, equal the Certificate Principal Balance of the Class F Certificates immediately prior to such distribution date.  The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions of the Certificate Principal Balance of the Class F Certificates. The Notional Amount of the Class X-E Certificates will, for purposes of distributions on each distribution date, equal the Certificate Principal Balance of the Class G Certificates immediately prior to such distribution date.  The Notional Amount of the Class X-E Certificates will be reduced to the extent of all reductions of the Certificate Principal Balance of the Class G Certificates.

The Class A-S, Class B and Class C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for the Class A-S, Class B and Class C Certificates, in each case, only in the manner described under “—Exchanges of Exchangeable Certificates” in this prospectus supplement.  The Class A-S, Class B, Class C and Class PEX Certificates are sometimes collectively referred to in this prospectus supplement as the “Exchangeable Certificates”.

On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Regular Interests, which will have Certificate Principal Balances on the Closing Date of $73,345,000, $38,315,000 and $29,557,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests.  Each of the Class A-S, Class B, Class C and Class PEX Certificates will, at all times, represent a beneficial interest in a percentage of the Certificate Principal Balance of the Class A-S, Class B and/or Class C Regular Interests.  The Class PEX Certificates’ beneficial interests in the Class A-S, Class B and/or Class C Regular Interests are sometimes referred to in this prospectus supplement as the “Class A-S Component”, “Class B Component” and “Class C Component” of the Class PEX Certificates.

Following any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, Class B and Class C Certificates, the percentage interest of the Certificate Principal Balances of the Class A-S, Class B and Class C Regular Interests that is represented by the Class A-S, Class B, Class C and Class PEX Certificates will be increased or decreased accordingly.  The initial Certificate Principal Balance of each Class of the Class A-S, Class B and Class C Certificates shown in the table above represents the maximum Certificate Principal Balance of such Class without giving effect to any issuance of Class PEX Certificates.  The initial Certificate Principal Balance of the Class PEX Certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Principal Balances of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Balance of the Class PEX Certificates that could be issued in an exchange.  The Certificate Principal Balances of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Balance of the Class PEX Certificates issued on the Closing Date.  The initial Certificate Principal Balance of the Regular Interests will equal the Initial Certificate Principal Balance of the Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEX Certificates.

On the Closing Date, the Trust will issue uncertificated regular interests in REMIC III referred to in this prospectus supplement as the “Class A-S Regular Interest”, the “Class B Regular Interest” and the “Class C Regular Interest”, and collectively, the “Regular Interests”.  The Regular Interests are not offered by this prospectus supplement.  On the Closing Date, the Depositor will transfer (i) the Class A-S Regular Interest to the Trust in exchange for the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates, which are offered by this prospectus supplement, and will be entitled to, among other amounts, the amounts distributed in respect of the Class A-S Regular Interest, (ii) the Class B Regular Interest to the Trust in exchange for the Class B Certificates and the Class B Component of the Class PEX Certificates, which are offered by this prospectus supplement, and will be entitled to, among other amounts, the amounts distributed in respect of the Class B Regular Interest, and (iii) the Class C Regular Interest to the Trust in exchange for the Class C Certificates and the Class C Component of the Class PEX Certificates, which are offered by this prospectus supplement, and will be entitled to, among other amounts, the amounts distributed in respect of the Class C Regular Interest.

The Class R Certificates will not have a Certificate Principal Balance or Notional Amount. The Class R Certificates will be residual interest Certificates. Holders of the Class R Certificates are not expected to receive any material payments.

The Class V Certificates will not have a Certificate Principal Balance or Notional Amount and will only be entitled to receive Excess Interest on the ARD Loans.

“Excess Interest” with respect to each ARD Loan is the interest accrued on such Mortgage Loan after the related Anticipated Repayment Date allocable to the difference between the Revised Rate and the sum of the Mortgage Pass-Through Rate and the Administrative Fee Rate, plus any compound interest thereon, to the extent permitted by law.

Exchanges of Exchangeable Certificates

Exchanges

Class A-S, Class B and Class C Certificates may be exchanged for Class PEX Certificates and vice versa, in whole or in part, as described more fully below.  This process may occur repeatedly.  In the event that the principal balance of the Class A-S, Class B, Class C and/or PEX Certificates is reduced to zero as a result of such Class being paid all interest and principal in full, exchanges will no longer be permissible.

At the request of the Holder of Class A-S, Class B and Class C Certificates in the Exchange Proportion, and upon the surrender of such Exchangeable Certificates, the Certificate Administrator, on behalf of the Trustee, will be required to exchange such Exchangeable Certificates for Class PEX Certificates with an original aggregate Certificate Principal Balance equal to the original aggregate Certificate Principal Balance of the Class A-S, Class B and Class C Certificates exchanged for such Class PEX Certificates.  At the request of the Holder of Class PEX Certificates, and upon the surrender of such Exchangeable Certificates, the Certificate Administrator, on behalf of the Trustee, will exchange such Exchangeable Certificates for Class A-S, Class B and Class C Certificates in the Exchange Proportion and with an original aggregate Certificate Principal Balance equal to the original aggregate Certificate Principal Balance of the Class PEX Certificates exchanged for such Class A-S, Class B and Class C Certificates.  The aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) received in an exchange, immediately after the exchange, must equal the aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) surrendered for exchange immediately prior to such exchange.

An “Exchange Proportion”  consists of Class A-S, Class B and Class C Certificates with original Certificate Principal Balances (regardless of current Certificate Principal Balance) that represent approximately 51.9%, 27.1% and 20.9%, respectively, of the aggregate original Certificate Principal Balances of all Class A-S, Class B and Class C Certificates involved in the exchange.  The Exchange Proportion is based on the original Certificate Principal Balances of the Classes (rather than the current Certificate Principal Balances).

The Class PEX Certificates will only receive distributions of interest, principal, Prepayment Premiums and Yield Maintenance Charges that are allocated to the Class A-S, Class B and Class C Certificates exchanged for such Class PEX Certificates.  Any Realized Losses or other shortfalls, including as a result of Appraisal Reduction Amounts, allocated to Class A-S, Class B and Class C Certificates that were exchanged for Class PEX Certificates will be borne by such Class PEX Certificates.  See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

 For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEX Certificates, or Class PEX Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the certificate administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”).  The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the Certificate Administrator.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Principal Balance of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  After receiving the notice, the Certificate Administrator will be required to e-

mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to any administrative fee payable to DTC or any successor depository.  The Certificateholder will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received must equal the aggregate principal and interest entitlements of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay any fees charged by DTC or any successor depository, and such fees must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected.  The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable record date for such Certificate.  Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

General.  On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the Holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered Holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.  Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered Holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations, until physical Certificates are issued, if ever.  See “—Delivery, Form and Denomination” below.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so.  The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust.  Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions.  All of the Classes of Certificates and the Regular Interests will bear interest, except for the Class R and Class V Certificates.  The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of Certificates (other than the Exchangeable Certificates) and the Regular Interests, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that Class of Certificates or Regular Interest and interest accrual period;

•
the aggregate Certificate Principal Balance or Notional Amount, as the case may be, of that Class of Certificates or Regular Interest outstanding immediately prior to the related distribution date; and

•
with respect to the Regular Interests and each Class of Certificates (other than the Exchangeable Certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the Holders of each interest-bearing class of the certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) will be entitled to receive the sum of—

•	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates or Regular Interest, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class of Certificates or Regular Interest as described further below, and

•
any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class of Certificates or Regular Interest on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

•	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

•	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including a Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of (i) a Non-Serviced Mortgage Loan, net of additional rates payable to the related Other Master Servicer or other parties under the related Other Pooling and Servicing Agreement and (ii) each ARD Loan after its Anticipated Repayment Date, net of any Excess Interest) and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including a Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees (and, in the case of a Non-Serviced Mortgage Loan, net of additional rates payable to the Other Master Servicer or other parties under the Other Pooling and Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest and/or late payment charges) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment.

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

•
In the case of the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class of Certificates or Regular Interest as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

•
If and to the extent that any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates), in that order, will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class of Certificates or Regular Interest), and the amount otherwise distributable in respect of interest on the Class D Certificates and (if necessary) the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates), in that order, will be reduced (in each case, up to the amount of interest otherwise distributable on that Class of Certificates or Regular Interest on the current distribution date);

•
If any such Trust Advisor Expenses were previously allocated to the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) or the Class D Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the Holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class of Certificates or Regular Interest; and

•
If any Class of Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) experiences a reinstatement of its Certificate Principal Balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class of Certificates or Regular Interest will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued for certain prior interest accrual periods (from the date(s) at which the applicable dollar amount(s) being reinstated were most recently written down on that Class (whether such written down amount(s) were written down as a result of the Realized Loss whose recovery has resulted in the reinstatement or as a result of subsequent allocations of Realized Loss(es) unrelated to such Realized Loss whose recovery has resulted in the reinstatement), and at the applicable pass-through rate(s) for such prior interest accrual periods (from the date(s) at which the applicable dollar amounts being reinstated were originally written down on the affected class, and at the applicable pass-through rate(s) for such prior interest accrual periods) and interest will thereafter accrue on the Certificate Principal Balance of that Class of Certificates or Regular Interest (as calculated taking into account any such restorations and any reductions in such Certificate Principal Balance from time to time) at the pass-through rate for that Class of Certificates or Regular Interest in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E Certificates.  The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) will equal the product of—

•	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

•	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class, and

2.
the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates).

With respect to each Class of interest-bearing Certificates and the Class A-S, Class B and Class C Regular Interests, the accrued interest for that Class of Certificates or Regular Interest, subject to all the above-described adjustments as described above and elsewhere in this prospectus supplement, is the interest entitlement for that class and distribution date.

The Class A-S, Class B and Class C Certificates’ respective interest entitlements for any distribution date will equal their percentage interest of the interest entitlements of the Class A-S, Class B and Class C Regular Interests, respectively, on that distribution date.  The Class PEX Certificates’ interest entitlement for any distribution date will equal their percentage interest of the interest entitlement of each of the Class A-S, Class B and Class C Regular Interests for that distribution date.

Calculation of Pass-Through Rates.  The pass-through rate applicable to each interest-bearing Class of Certificates for the initial interest accrual period is shown in the table and the related footnotes appearing under the caption “Summary—Overview of the Certificates” in this prospectus supplement.

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class E, Class F and Class G Certificates and the Class A-S Regular Interest for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates or Regular Interest for the initial interest accrual period.

The pass-through rates for the Class B and Class D Certificates and the Class B Regular Interest for each subsequent interest accrual period will equal the lesser of:

•	the pass-through rate applicable to that Class of Certificates or Regular Interest for the initial interest accrual period, and

•	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate applicable to the Class C Certificates and the Class C Regular Interest for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period minus 0.048%.

The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Regular Interests represented by the Class PEX Certificates.  The pass-through rates on the Class A-S, Class B and Class C Regular Interests will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C Certificates.  The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-S Regular Interest weighted according to the respective aggregate outstanding Certificate Principal Balances of those Classes of Certificates or Regular Interest.  The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class D Certificates and the Class B and Class C Regular Interests weighted according to the respective aggregate outstanding Certificate Principal Balances of those Classes of Certificates or Regular Interests.  The pass-through rate applicable to the Class X-C Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class E Certificates.  The pass-through rate applicable to the Class X-D Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class F Certificates.  The pass-through rate applicable to the Class X-E Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class G Certificates.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date,

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month.  Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

The Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest or Excess Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of (i) the certificate administrator fee rate (which includes the portion of the Trustee fee), (ii) the CREFC® intellectual property royalty license fee rate, (iii) the trust advisor ongoing fee rate (except with respect to the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan), (iv) the applicable master servicing fee rate and (v) in the case of each Mortgage Loan that is part of a Loan Combination, a rate per annum equal to the related primary servicing fee rate.

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties (including any REO Property related to a Non-Serviced Companion Loan) during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans and any REO Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of P&I Advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of P&I Advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is both (A)  a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.  For a description of how the delinquency status of a Mortgage Loan is determined, see “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.”

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class D Certificates or the Class A-S, Class B or Class C Regular Interests) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) or the Class D Certificates on that distribution date.  “Control-Eligible Certificates” means the Class E, Class F and Class G Certificates.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class A-S, Class B and Class C Certificates’ respective allocable share of the Principal Distribution Amount for any distribution date will equal their percentage interest of the Class A-S, Class B and Class C Regular Interests’ respective allocable shares of the Principal Distribution Amount on that distribution date.  The Class PEX Certificates’ share of the Principal Distribution Amount for any distribution date will equal their percentage interest of each of the Class A-S, Class B and Class C Regular Interests’ allocable share of the Principal Distribution Amount for that distribution date.

The Class R and Class V Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions.  Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Class A-S, Class B and Class C Regular Interests on each distribution date will equal that Class of Certificates’ or Regular Interests’ allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

•	to the Holders of the Class A-SB Certificates, in an amount equal to the lesser of—

(1)      the Principal Distribution Amount for that distribution date, and

(2)      the excess of (a) the Certificate Principal Balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

•	to the Holders of the Class A-1 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

(2)      the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-2 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-3 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1 and Class A-2 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-3 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-4 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2 and Class A-3 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-4 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-5 Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-5 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-SB Certificates in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-SB Certificates (following the distributions to the Class A-SB Certificates pursuant to the first bullet point above);

•	to the Holders of the Class A-S Regular Interest (and, therefore, to the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates) in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class A-S Regular Interest immediately prior to that distribution date;

•	to the Holders of the Class B Regular Interest (and, therefore, to the Class B Certificates and the Class B Component of the Class PEX Certificates) in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S Regular Interest as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class B Regular Interest immediately prior to that distribution date;

•	to the Holders of the Class C Regular Interest (and, therefore, to the Class C Certificates and the Class C Component of the Class PEX Certificates) in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any remaining portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S and Class B Regular Interests as described in the preceding bullet points), and

(2)      the aggregate Certificate Principal Balance of the Class C Regular Interest immediately prior to that distribution date;

•	to the Holders of the Class D, Class E, Class F and Class G Certificates, in that order, in each case in an amount equal to the lesser of—

(1)      the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Classes of Certificates with an earlier alphabetical designation), and

(2)      the aggregate Certificate Principal Balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and/or Class A-SB Certificates are outstanding at a time when the aggregate Certificate Principal Balance of the Class A-S, Class B and Class C Regular Interests and the Class D, Class E, Class F and Class G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate Certificate Principal Balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate Certificate Principal Balances immediately prior to that distribution date.

“Class A-SB Planned Principal Balance”  means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex H to this prospectus supplement.  Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions.  See “Yield and Maturity Considerations—Weighted Average Life of the Offered Certificates” in this prospectus supplement.  Based on such assumptions, the Certificate Principal Balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex H to this prospectus supplement.  There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions.  Therefore, there can be no assurance that the Certificate Principal Balance of the Class A-SB Certificates on any distribution date will be equal to the Certificate Principal Balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee (or with respect to the Non-Serviced Mortgage Loans, the Other Master Servicer, the Other Special Servicer or the Other Trustee) is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of P&I Advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs).  See “—Advances of Delinquent Monthly Debt Service Payments”, “The

Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “—Distributions” in this prospectus supplement.

Loss Reimbursement Amounts.  As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate Certificate Principal Balance of any Class of Principal Balance Certificates (other than the Exchangeable Certificates) the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) may be reduced without a corresponding distribution of principal.  If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates), then, subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the Holder(s) of that Class of Certificates or Regular Interest will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate Certificate Principal Balance of that Class of Certificates or Regular Interest under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).  Any such allocation of losses and/or reimbursement amounts allocated to the Class A-S, Class B and Class C Regular Interests will be allocated between the Class A-S, Class B and/or Class C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Priority of Distributions. On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

•
first, to make distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

•
second, to make distributions of principal to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5  and Class A-SB Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

•
third, to reimburse the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

•
fourth, sequentially to the Holders of the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D, Class E, Class F and Class G Certificates, in that order (with no distribution to be made on any such Class of Certificates or Regular Interest until all the distributions described in this clause have been made to all other such Classes of Certificates or Regular Interests with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class of Certificates or Regular Interest for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class of Certificates or Regular Interest as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class of Certificates or Regular Interest (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

•
fifth, to reimburse the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D, Class E, Class F and Class G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes of Certificates or Regular Interests in reduction of their Certificate Principal Balances and for which reimbursement has not previously been made; and

•	sixth, to the Holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loans, those recoveries will, prior to the distributions described above, be distributed to the Holders of any Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates that suffered write-offs in connection with Trust Advisor Expenses.  Those distributions will be made to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, and then the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class of Certificates or Regular Interest in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “The Pooling and Servicing Agreement—Accounts—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

•	Prepayment Premiums, Yield Maintenance Charges or Excess Interest (which are separately distributable on the Certificates as described in this prospectus supplement); and

•
any amounts that may be withdrawn from the Distribution Account, as described under “The Pooling and Servicing Agreement—Accounts—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2014, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.
if such distribution date occurs in March of any year (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

Any portion of the Available Distribution Amount distributed to the Class A-S, Class B and Class C Regular Interests will be allocated between the Class A-S, Class B and/or Class C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Distributions of Yield Maintenance Charges and Prepayment Premiums.  If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (“YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates and the Class A-S Regular Interest, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class D and Class X-B Certificates and the Class B and Class C Regular Interests, based upon the aggregate of principal distributed to the applicable Classes of Principal Balance Certificates  (other than the Class PEX Certificates) and Regular Interest(s) in each YM Group for that distribution date, and (2) among the Classes of Certificates and Regular Interest(s) in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the Holder(s) of that such Class of Certificates or Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all the Certificates and Regular Interests in that YM Group for that distribution date.  Any Yield Maintenance Charge or Prepayment Premium remaining after such distributions will be distributed to the Class of Class X-A or Class X-B Certificates, as applicable, in such YM Group.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates (other than the Exchangeable Certificates) and any Regular Interest, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class of Certificates or Regular Interest, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class of Certificates or Regular Interest, then the Base Interest Fraction will equal zero; and

•
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class of Certificates or Regular Interest, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•
if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

•
if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Any portions of Prepayment Premiums and/or Yield Maintenance Charges distributed to the Class A-S, Class B and Class C Regular Interests will be allocated between the Class A-S, Class B and/or Class C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the Holders of the Class X-C, Class X-D, Class X-E, Class E, Class F, Class G, Class V or Class R Certificates.  The Holders of the Class X-B Certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) are retired.

“Servicing Advances” means all customary, reasonable and necessary “out-of-pocket” costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan or Serviced Loan Combination and any related Mortgaged Property as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, or any other expenditure which is expressly designated as a “Servicing Advance”  in the Pooling and Servicing Agreement, including all emergency advances made by the Special Servicer or by the Master Servicer at the direction of the Special Servicer.

Application of Mortgage Loan Collections.  The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated.  The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans but exclusive, if applicable, in the case of a Loan Combination, of any amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related Mortgage Loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable Servicing Advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior P&I Advances of such interest and any P&I Advances of interest theretofore determined to constitute nonrecoverable P&I Advances) on such Mortgage Loan through and including the end of the related interest accrual period in which such collections are received by or on behalf of the Issuing Entity, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, that constitutes Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior P&I Advances of such principal and any prior P&I Advances of such principal theretofore determined to constitute nonrecoverable P&I Advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid Stated Principal Balance);

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal or, in the case of each ARD Loan after its Anticipated Repayment Date, other than Excess Interest (if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) Trust Advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to Trust Advisor consulting fees);

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid Stated Principal Balance; and

twelfth, in the case of each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan;

provided that, in connection with any Mortgage Loan (or Serviced Loan Combination), payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee) must be applied to reduce the Stated Principal Balance of such Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC Provisions.

In connection with each REO Property or, with respect to a Non-Serviced Loan Combination, any interest in an REO Property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property but exclusive, if applicable, in the case of a Loan Combination as to which the related Mortgaged Property has become an REO Property (or, with respect to a Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination), of any amounts payable to the holder of the related Companion Loan pursuant to the related Intercreditor Agreement, be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable Servicing Advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior P&I Advances of such interest and any P&I Advances of interest theretofore determined to constitute nonrecoverable P&I Advances) on the related REO Mortgage Loan through and including the end of the related interest accrual period in which such collections are received by or on behalf of the Issuing Entity, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, that constitutes Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior P&I Advances of such principal and any P&I Advances of principal theretofore determined to constitute nonrecoverable P&I Advances) of the related REO Mortgage Loan to the extent of its entire unpaid Stated Principal Balance;

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan;

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest (if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) Trust Advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to Trust Advisor consulting fees)); and

eighth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Mortgage Loan.

Any payments, collections and recoveries related to a Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the Other Pooling and Servicing Agreement and Intercreditor Agreement.  See “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Excess Interest.  On each distribution date, the Certificate Administrator is required to distribute any Excess Interest received with respect to an ARD Loan during the 1-month period ending on the related determination date to the Class V Certificates.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the amount of any reduction in any P&I Advance that occurs as a result of Appraisal Reduction Amounts as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate Certificate Principal Balance of the Certificates.  If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate Certificate Principal Balances of the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) are to be sequentially reduced in the following order, until the aggregate Certificate Principal Balance of those Classes of Certificates or Regular Interests equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	Class G Certificates
2nd	Class F Certificates
3rd	Class E Certificates
4th	Class D Certificates
5th	Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates)
6th	Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates)
7th	Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates)
8th	Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their total outstanding Certificate Principal Balances

Any reduction of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-SB Certificates will be made on a pro rata basis in accordance with the relative sizes of those Certificate Principal Balances at the time of the reduction.  Any reduction of the Certificate Principal Balances of the Class A-S, Class B or Class C Regular Interests will be allocated between the Class A-S, Class B and/or Class C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The above-described reductions in the aggregate Certificate Principal Balances of the respective Classes of Certificates and the Regular Interests identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes of Certificates or Regular Interests.  In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates or Regular Interests.  However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates or Regular Interests.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

•
the outstanding Stated Principal Balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any default interest and Excess Interest) to, but not including, the Due Date in such collection period, and

2.
all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan not previously reflected as a Realized Loss, and interest on advances made in respect of the Mortgage Loan, over

•	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of P&I Advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate Certificate Principal Balance of the Certificates on the succeeding distribution date.  The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce Certificate Principal Balances of the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the distribution date for that collection period.  However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the Certificate Principal Balances of the Certificates and Regular Interests will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate Certificate Principal Balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the Certificate Principal Balances of the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to a Non-Serviced Loan Combination, the related Other Master Servicer will be obligated to make servicing advances with respect to such Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that are or are expected to be substantially similar to the provisions set forth above.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then such Other Master Servicer (or the Other Trustee), as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

•	arises out of a default on a Mortgage Loan or Serviced Companion Loan or an otherwise unanticipated event,

•	is not included in the calculation of a Realized Loss,

•	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

•	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

•	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

•
any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement and “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in the attached prospectus);

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

•	any unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” in this prospectus supplement;

2.
any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement, or to the Subordinate Class Representative as described under “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool—Prohibited Transactions” in the attached prospectus;

•
Rating Agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;

•
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement; and

•
with respect to a Non-Serviced Mortgage Loan, any additional trust fund expenses of the issuing entity under the Other Pooling and Servicing Agreement will be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Non-Serviced Companion

Loans, thereby potentially resulting in a loss to the Issuing Entity in the same manner as the Additional Trust Fund Expenses described above.  For further information relating to the allocation of expenses, losses and shortfalls relating to a Non-Serviced Loan Combination, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below.  Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor and, with respect to a Non-Serviced Loan Combination, the related Other Trust Advisor, will be entitled to indemnification or reimbursement in respect of its or their obligations under the Pooling and Servicing Agreement and/or the Other Pooling and Servicing Agreement or Intercreditor Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.  We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement or, with respect to a Non-Serviced Loan Combination, the Trust Fund’s pro rata share of any expenses incurred by the related Other Trust Advisor for which it is entitled to indemnification or reimbursement under the Other Pooling and Servicing Agreement and/or Intercreditor Agreement, as “Trust Advisor Expenses”.  The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

•
the interest otherwise distributable on the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class D Certificates on that distribution date, and

•
the portion of the Principal Distribution Amount that would otherwise be distributed on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class D Certificates, the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) and the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates), in

that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero.  No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class E, Class F or Class G Certificates or the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates) on any distribution date.  Any remaining unallocated portion of such Trust Advisor Expenses will constitute “excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) for the applicable distribution date).  Such reduction will also result in a write-off of the Certificate Principal Balances of the Class D Certificates, the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), in that order, in each case until the Certificate Principal Balance of that Class of Certificates or Regular Interest has been reduced to zero.  Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such excess Trust Advisor Expenses among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata (based upon their respective Certificate Principal Balances), until the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Control-Eligible Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement, or for which the related Other Trust Advisor with respect to a Non-Serviced Loan Combination is entitled to indemnification under the related Intercreditor Agreement (see “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement), and arise from any legal action that is pending or threatened against the Trust Advisor or such Other Trust Advisor at the time of its termination, discharge or resignation under such Other Pooling and Servicing Agreement (see “The Pooling and Servicing Agreement—The Trust Advisor—Termination, Discharge and Resignation of the Trust Advisor” in this prospectus supplement).

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  98% of the Voting Rights will be allocated to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in proportion to the respective aggregate Certificate Principal Balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement, in proportion to the respective aggregate Certificate Principal Balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 2% of the Voting Rights will be allocated pro rata based upon the outstanding Notional Amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates to the Holders of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, whichever are outstanding from time to time; and 0% of the Voting Rights will be allocated to the Holders of the Class V or Class R Certificates.  For purposes of this definition, the Class A-S, Class B and Class C Components of the Class PEX Certificates will be treated as if they were Principal Balance Certificates, and the Class A-S Certificates and the Class A-S Component will be considered as if they together constitute a single “Class,” the Class B Certificates and the Class B Component will be considered as if they together constitute a single “Class,” the Class C Certificates and the Class C Component will be considered as if they together constitute as single “Class,” and the holders of the Class PEX Certificates will have the Voting Rights so allocated to the Class A-S, Class B and Class C Components and no other Voting Rights.  Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class.  Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate Certificate Principal Balances of the respective Classes of Principal Balance Certificates for purposes of allocating the Voting Rights.

A “Certificateholder” or “Holder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the Certificate register maintained pursuant to the Pooling and Servicing Agreement, provided, however, that:  solely for purposes of giving any consent, approval, direction or waiver pursuant to the Pooling and Servicing Agreement that specifically relates to the rights, duties and/or obligations under the Pooling and Servicing Agreement of any of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the tax administrator, the Certificate Administrator or the Trustee in its respective capacity as such (other than certain consents, approvals or waivers on the part of the Subordinate Class Representative relating to asset status reports, as contemplated by the Pooling and Servicing Agreement), any Certificate registered in the name of such party or in the name of any affiliate thereof will be deemed not to be outstanding, and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained.  The Certificate Registrar will be entitled to request and conclusively rely upon a Certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an affiliate of such person.  All references to “Certificateholders” or “Holders” in this prospectus supplement reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein).  The parties to the Pooling and Servicing Agreement will be required to recognize as a “Certificateholder” or “Holder” only the person in whose name a Certificate is registered in the certificate register.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate (or a holder of a Serviced Companion Loan) and that either (a) such person is a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of any borrower, or a mezzanine lender that has commenced foreclosure proceedings (collectively, a “Borrower Party”), in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator, or (b) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement.  The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement.  The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to any mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest (each a “P&I Advance”) generally equal to all scheduled monthly debt service payments on the Mortgage Loans (excluding any Companion Loan), other than Balloon Payments and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and Excess Interest and, with respect to a Non-Serviced Mortgage Loan, the master or similar servicing and administrative fees payable to the related Other Master Servicer or other parties under the Other Pooling and Servicing Agreement, that—

•	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan as to which:

•
the related Mortgage Loan is delinquent with respect to its Balloon Payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

•	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its Balloon Payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related Balloon Payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date.  The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its Balloon Payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each P&I Advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists.  The interest portion of any P&I Advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

•
the amount of the interest portion of that P&I Advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

A Non-Serviced Mortgage Loan will be subject to the provisions in the Other Pooling and Servicing Agreement relating to appraisal reductions that are or are anticipated to be substantially similar to the provisions set forth above.  The existence of an appraisal reduction in respect of a Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Mortgage Loan and the holder of the related Companion Loan.

With respect to any distribution date, the Master Servicer will be required to make P&I Advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required P&I Advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made.  Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it or the Special Servicer determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan.  If the Master Servicer or the Trustee makes any P&I Advance that it or the Special Servicer subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time.  In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of Special Servicer for such purposes.  The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer.  The Master Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance for any Mortgage Loan or REO Property.  With respect to a Non-Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the related Other Master Servicer or Other Trustee.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.  In addition, any Special Servicer may, at its option and in its sole discretion, make a determination, subject to the Servicing Standard, that any P&I Advance previously made and any proposed P&I Advance, if made, would not ultimately be recoverable and may deliver to the Master Servicer and the Trustee notice of such determination, and the Master Servicer and the Trustee will be required to conclusively rely on such determination by the Special Servicer; provided that in no event will a determination by the Special Servicer that any P&I Advance previously made or proposed to be made would be recoverable be binding on the Master Servicer or the Trustee.

Any P&I Advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable P&I Advance, including interest accrued thereon, will be made first from the principal portion of current P&I Advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates) (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative and during a Collective Consultation Period, consultation with the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate Certificate Principal Balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, if any P&I Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable P&I Advances (as described in the prior paragraph) and/or nonrecoverable Servicing Advances as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph).  The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on P&I Advances made by that party out of its own funds.  However, that interest will commence accruing on any P&I Advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.  Interest will accrue on the amount of each P&I Advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any P&I Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the related Collection Account thereby reducing amounts available for distribution on the Certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of

Default Interest and late payment charges will be de minimis.  See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this prospectus supplement.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses.  Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the Holders of the Offered Certificates.  In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid.  Refer to the column titled “sources of payment” for such limitations.

Type	Recipient(s)	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee	Master Servicer, primary servicer and sub-servicers
The product of the portion of the per annum master servicing fee rate for the Master Servicer and the related Mortgage Loan (including any Non-Serviced Mortgage Loans) and any Serviced Companion Loan that is applicable to such month, determined in the same manner as the applicable Mortgage interest rate is determined for that Mortgage Loan for such month, and the Stated Principal Balance of that Mortgage Loan and Companion Loan.  The master servicing fee rate will range, on a loan-by-loan basis, from 0.0200% per annum to 0.1100% per annum.  With respect to each Mortgage Loan for which a primary servicer or sub-servicer is appointed, a portion of the master servicing fee is payable to that primary servicer or sub-servicer.(1)
Monthly
Interest payment on the related Mortgage Loan and any related Serviced Companion Loan (including any related REO Mortgage Loan or REO Companion Mortgage Loan) and, with respect to unpaid master servicing fees (including any primary and sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest or, upon liquidation of the related Mortgage Loan, from any and all collections on the Mortgage Loans.

Special Servicing Fee(2)	Special Servicer
For any Specially Serviced Mortgage Loan or REO Mortgage Loan, the product of the portion of a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $1,000 for such loan for the related month, determined in the same manner as the applicable mortgage rate is determined for such loan for such month, and the Stated Principal Balance of such loan (in each case excluding the Non-Serviced Mortgage Loans).
			Monthly	Any and all collections on the Mortgage Loans and any related Serviced Companion Loan (including any related REO Mortgage Loan).

Workout Fee(2)	Special Servicer
1.00% of each collection of principal and interest on each worked-out Serviced Mortgage Loan (and any related Serviced Companion Loan) for as long as it remains a worked-out Mortgage Loan; provided, further, that the amount of any Workout Fee may be reduced by certain Offsetting Modification Fees as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this prospectus supplement.
			Monthly following a workout and before any redefault	The related collections on such Mortgage Loan and any related Serviced Companion Loan (including any related REO Mortgage Loan).

Type	Recipient(s)	Amount	Frequency	Source of Payment
Liquidation Fee(2)	Special Servicer
(a) 1.00% of the liquidation proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property (other than the Non-Serviced Mortgage Loans) or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (other than with respect to the Non-Serviced Mortgage Loans) (in each case, net of any default interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by any person (and the purchase or repurchase of any related Serviced Companion Loan), or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan)	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Certificate Administrator Fee	Certificate Administrator and Trustee
The product of the portion of a rate equal to 0.0052% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan (including the Non-Serviced Mortgage Loans)  for such month, and the Stated Principal Balance of each Mortgage Loan.  A portion of the certificate administrator fee will be payable to the Trustee pursuant to the Pooling and Servicing Agreement.
			Monthly	Any and all collections and P&I Advances on the Mortgage Loans (including the Non-Serviced Mortgage Loans) in the pool, to the extent included in the amounts remitted by the Master Servicer.

CREFC® Intellectual Property Royalty License Fee	CREFC®
The product of the portion of a rate equal to 0.0005% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan (including the Non-Serviced Mortgage Loans) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly	Any and all collections and P&I Advances on the Mortgage Loans (including the Non-Serviced Mortgage Loans) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Ongoing Fee(2)	Trust Advisor
The product of the portion of a rate equal to with respect to each Mortgage Loan (other than the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan), 0.0027% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan (other than the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly
Any and all collections and P&I Advances on the Mortgage Loans (other than the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Consultation Fee(2)	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.

Additional Servicing Compensation(2)	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(3)	From time to time	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.(3)

Any and all amounts collected for checks returned for insufficient funds on all applicable Mortgage Loans and Serviced Companion Loans;

Type	Recipient(s)	Amount	Frequency	Source of Payment
All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the applicable Mortgage Loans and Serviced Companion Loans;(3)

Any Prepayment Interest Excesses arising from any principal prepayments on the applicable Mortgage Loans; (3) and

Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan and Serviced Companion Loans).(3)

Expenses

Servicing Advances(4)	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any applicable Servicing Advances.	From time to time
Recoveries on the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan or, to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including Non-Serviced Mortgage Loans) and Serviced Companion Loans.

Interest on Servicing Advances(4)	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the applicable Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, and then from any and all other collections on the Mortgage Loans (including Non-Serviced Mortgage Loans) and Serviced Companion Loans.

P&I Advances	Master Servicer and Trustee	The amount of any applicable P&I Advances.	From time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the Mortgage Loans.

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans.

Type	Recipient(s)	Amount	Frequency	Source of Payment
Indemnification Expenses(4)
Trustee/Other Trustee, Certificate Administrator/Other Certificate Administrator, Master Servicer/Other Master Servicer and Special Servicer/Other Special Servicer (and their directors, members, managers, officers, employees and agents)

Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer and, with respect to a Non-Serviced Mortgage Loan, the related Other Trustee, Other Certificate Administrator, Other Master Servicer or Other Special Servicer, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).
			From time to time	Any and all collections on the Mortgage Loans and Serviced Companion Loans.

Indemnification Expenses(4)	Trust Advisor/Other Trust Advisor with respect to a Non-Serviced Loan Combination
Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to a Non-Serviced Mortgage Loan, the related Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement and amounts incurred in connection with the replacement of the Special Servicer) or, with respect to such Other Trust Advisor, such Non-Serviced Mortgage Loan.
From time to time
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B and Class C Regular Interests and Class D Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates and Regular Interests (other than the Control-Eligible Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time	Any and all collections on the Mortgage Loans.

(1)	With respect to a Non-Serviced Mortgage Loan, the related Other Master Servicer is entitled to a primary servicing fee accruing at a rate equal to 0.01% per annum.

(2)
In general, with respect to a Non-Serviced Mortgage Loan, the related Other Master Servicer, Other Special Servicer and Other Trust Advisor are or are expected to be entitled to receive fees with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are or are expected to be substantially similar to those described in the table.  The rights to compensation for such parties is governed by the Other Pooling and Servicing Agreement.  See “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

(3)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

(4)
In general, with respect to a Non-Serviced Mortgage Loan, the related Other Master Servicer, Other Special Servicer, Other Trust Advisor, Other Certificate Administrator and Other Trustee are or are expected to be entitled to receive reimbursement with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are or are expected to be substantially similar to those described in the table.

Delivery, Form and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 Initial Certificate Principal Balance or Notional Amount, as applicable, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred in book-entry form only in denominations of $1,000,000 Notional Amount and in multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  Certificateholder will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”)

representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates”.  Unless and until Definitive Certificates are issued, all references to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to Holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Offered Certificates, for distribution to Holders of Offered Certificates through its Participants in accordance with DTC procedures.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream

Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The Holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, Holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, Holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates (“Certificate Owners”).  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Certificate Administrator, the Special Servicer or the Master Servicer as Holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a Holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of a Servicer Termination Event under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.  Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Certificate Administrator, Certificate Registrar and Master Servicer will recognize the Holders of such Definitive Certificates as Holders under the Pooling and Servicing Agreement.  Distributions of principal of and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services.  That fee will accrue with respect to each and every Mortgage Loan.  In each case, that fee and the monthly fee payable to the Trustee will collectively accrue at 0.0052% per annum on the Stated Principal Balance of the related Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is an Actual/360 Basis.  The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement.  The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund.  In addition, the Certificate Administrator will be entitled on behalf of itself and the Trustee, to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

None of the Certificate Administrator, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  Neither the Trustee nor the Certificate Administrator will be liable for any failure or delay in the performance of its obligations under the Pooling and Servicing Agreement due to force majeure or acts of God; provided that any such failure or delay is not also a result of its own negligence, bad faith or willful misconduct.  In addition in no event will the Trustee or the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.  None of the Certificate Administrator, tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to a Non-Serviced Loan Combination, the certificate administrator under the Other Pooling and Servicing Agreement (the “Other Certificate Administrator”) is or is expected to be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are or are expected to be substantially similar to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (ii) not a Prohibited Party (unless the Depositor consents to the Trustee’s continuation in its reasonable discretion), and (iii) an institution whose short-term unsecured debt obligations are at all times rated not less than “P-1” by Moody’s and whose long-term unsecured debt is at all times rated not less than “A” by DBRS and “A2” by Moody’s; provided that the Trustee may maintain a long-term unsecured debt rating of at least “Baa2” by Moody’s and “A(low)” by DBRS and a short-term unsecured debt rating of at least of “P-2” by Moody’s if the Master Servicer maintains a rating of at least “A2” by Moody’s and “A” by DBRS; provided further that if the Trustee is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (or such lower rating as is the subject of a confirmation from such Rating Agency and Morningstar (or, in the case of a Serviced Loan Combination, any NRSRO rating mortgage-backed securities backed by the related Companion Loan) that such Trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates).

“Prohibited Party” means, as of any date of determination, any person or entity that has theretofore failed to comply with such person’s or entity’s obligations under Regulation AB with respect to the Trust Fund or any other securitization if (and only if) both (A) such failure was an “event of default” under the relevant agreement to which such person or entity was a party, and (B) such person or entity is proposed to become a Servicing Function Participant in respect of the Trust Fund.  In determining whether any person or entity is a “Prohibited Party”, each party to the pooling and servicing agreement, provided that they are not an affiliate of such person or entity, will be entitled to conclusively rely on a written certification from any person or entity stating that it is not a Prohibited Party.  All necessary determinations under or for purposes of this definition will be made as of the date of consummation of the transaction in which the relevant person or entity would become a Servicing Function Participant in respect of the Trust Fund.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of a Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee.  However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The Trustee is required to notify the Certificate Administrator, who will be required to notify Certificateholders of any termination of the Master Servicer or the Special Servicer or appointment of a successor to the Master Servicer or the Special

Servicer.  The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.  The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special Servicer, that an advance, if made, would be a nonrecoverable advance.  In addition, the Trustee will not be obligated to make any Servicing Advances with respect to the Non-Serviced Mortgage Loans.  The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.  See “—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to a Non-Serviced Loan Combination, a trustee under an Other Pooling and Servicing Agreement (an “Other Trustee”) is or is expected to be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are or are expected to be substantially similar to those described above and is entitled to reimbursement from the Trust Fund for the related Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under this section of the prospectus supplement entitled “—Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicer, the Special Servicer, the Rule 17g-5 Information Provider (who will promptly post such notice to the Rule 17g-5 Information Provider’s Website), and all Certificateholders.  Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above.  If no successor Trustee will have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) will cease to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) will become incapable of acting, or will be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property will be appointed, or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may (and, with respect to an event described in clause (i) of this sentence, if it fails to do so within ten (10) Business Days, the requesting Master Servicer will as soon as practicable) remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above.  Holders of the Certificates entitled to more than 50% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense (which will include all expenses incurred by the Trustee in connection with its transfer of the mortgage files to a successor Trustee), at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee meeting the eligibility requirements set forth above.  Upon any succession of the Trustee, the predecessor Trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal.  The resigning Trustee unless removed without cause will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring Mortgage Files (if applicable) and related information, records and reports to the successor).

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or any borrower, unless that Certificateholder has previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) has made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and will have offered to the Trustee such reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.  No one or more Holders of Certificates will have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement or the Certificates, except in the manner provided in the Pooling and Servicing Agreement or the Certificates and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee will be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on—

●	the price at which that Certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that Certificate, and

●	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the pass-through rate for that Certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of Defaulted Mortgage Loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the Certificate Principal Balance or Notional Amount, as applicable, of that Certificate,

●
the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the Certificate Principal Balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

●
except in the case of the Class X-A and Class X-B Certificates, the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments.  The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate Certificate Principal Balances of, those Certificates.  In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of, the aggregate Certificate Principal Balances of those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans.  Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, incentives for a borrower to repay its Mortgage Loan by an Anticipated Repayment Date, the dates on which Balloon Payments are due occur and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing or other criteria are not satisfied or by reason of sales or other releases of Mortgaged Properties and/or parcels and/or the termination of cross-collateralization arrangements, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases, casualties and condemnations.  See “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments Generally” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of any Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans.  This will tend to shorten the weighted average lives of the Offered Certificates.  Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed.  These delays will tend to lengthen the weighted average lives of the Offered Certificates.  See “The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are not outstanding.  In addition, the Certificateholders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates may receive principal distributions on a date when the Class A-SB Certificates remain outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the Certificate Principal Balance of the Certificate.  If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase Class X-A or Class X-B Certificates or otherwise purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class X-A or Class X-B Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the Mortgage Loans.  Each payment of principal in reduction of the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB Certificates or the Class A-S Regular Interest will result in a reduction in the aggregate notional amount of the Class X-A Certificates.  Each payment of principal in reduction of the principal balance of the Class D Certificates or the Class B or Class C Regular Interests will result in a reduction in the aggregate notional amount of the Class X-B Certificates.  Accordingly, if principal payments on the Mortgage Loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class X-A or Class X-B Certificates will be lower than that assumed at the time of purchase.  Your yield to maturity would also be adversely affected by sales of Mortgage Loans following default, Mortgage Loan Seller repurchases of Mortgage Loans in connection with a material breach or representation or warranty or other removals of Mortgage Loans from the Trust Fund.  Prior to investing in the Class X-A or Class X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment.  The ratings on the Class X-A and Class X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans.  The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

●	the amount of distributions on your Offered Certificates,

●	the yield to maturity of your Offered Certificates,

●	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates,

●	if you are purchasing Class X-A or Class X-B Certificates, the rate of reductions in the Notional Amount of your Offered Certificates, and

●	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month.  Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.  Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

●
you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

●	the additional losses result in a reduction of the total distributions on, or the aggregate Certificate Principal Balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate Certificate Principal Balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your Certificate Principal Balance and otherwise reduce amounts distributable to you.  Because the Notional Amount of the Class X-A Certificates is based upon the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and the Class A-S Regular Interest, the Class X-A Certificates will be adversely affected by losses allocated to such Classes or Regular Interest.  Because the Notional Amount of the Class X-B Certificates is based upon the aggregate Certificate Principal Balance of the Class D Certificates and the Class B and Class C Regular Interests, the Class X-B Certificates will be adversely affected by losses allocated to such Class or Regular Interests.  In addition, because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate Certificate Principal Balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current P&I Advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates.  Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the related Collection

Account representing the principal portion of current P&I Advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and Servicing Advances as contemplated by the prior paragraph.  Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors.  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

●	prevailing interest rates;

●	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment lock-out periods or require Yield Maintenance Charges or Prepayment Premiums and any exceptions to those prepayment restrictions;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.	incentives for a borrower to repay its Mortgage Loan by an Anticipated Repayment Date;

5.
the exercise of purchase options by tenants or others and other sales of Mortgaged Properties or parcels by borrowers and/or the termination of cross-collateralization arrangements that can result in prepayments of principal, including during a lockout period for the Mortgage Loan; and

6.	amortization terms;

●	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

●	the general supply and demand for commercial and multifamily rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

●	the quality of management of the Mortgaged Properties;

●	the servicing of the Mortgage Loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “The Pooling and Servicing Agreement” in this prospectus supplement, the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement, and “Risk Factors” in the attached prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level.  When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan.  Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments.  In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships.  The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership.  The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

●	the relative importance of those factors;

●	the percentage of the aggregate Stated Principal Balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life of the Offered Certificates

For purposes of this prospectus supplement, the weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the assumed settlement date of December 12, 2014 until each dollar to be applied in reduction of the aggregate Certificate Principal Balance of those Certificates is paid to the investor.  For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate is determined by:

●	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the Certificate Principal Balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Principal Balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with a Certificate Principal Balance,

●	the weighted average life of that Class, and

●	the percentage of the initial aggregate Certificate Principal Balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below.  Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement.  The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios.  Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate Certificate Principal Balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates.  You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of Mortgage Loans (in this case, the Mortgage Loans) for the life of those loans.  The CPR model is the prepayment model that we use in this prospectus supplement.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans.  The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool.  We do not make any representations about the appropriateness of the CPR model.

Percentages of the Initial Certificate Principal Balance of
the Class A-1 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	88%	88%	88%	88%	88%
December 2016	75%	75%	75%	75%	75%
December 2017	58%	58%	58%	58%	58%
December 2018	27%	27%	27%	27%	27%
December 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	3.02	3.01	3.01	3.01	3.01

Percentages of the Initial Certificate Principal Balance of
the Class A-2 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.95	4.94	4.93	4.80

Percentages of the Initial Certificate Principal Balance of
the Class A-3 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.93	6.91	6.90	6.87	6.68

Percentages of the Initial Certificate Principal Balance of
the Class A-4 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	99%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.82	9.76	9.70	9.62	9.35

Percentages of the Initial Certificate Principal Balance of
the Class A-5 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.92	9.91	9.87	9.66

Percentages of the Initial Certificate Principal Balance of
the Class A-SB Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	80%	80%	80%	80%	80%
December 2021	59%	59%	59%	59%	59%
December 2022	38%	38%	38%	38%	38%
December 2023	15%	15%	15%	15%	15%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.44	7.44	7.44	7.44	7.45

Percentages of the Initial Certificate Principal Balance of
the Class A-S Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percentages of the Initial Certificate Principal Balance of
the Class B Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percentages of the Initial Certificate Principal Balance of
the Class C Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.72

Percentages of the Initial Certificate Principal Balance of
the Class PEX Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.69

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to investors on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB Certificates or the Class A-S Regular Interest and the default and loss experience on the Mortgage Loans to the extent that losses reduce the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB Certificates or the Class A-S Regular Interest. The yield to investors on the Class X-B Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class D Certificates or the Class B and Class C Regular Interests and the default and loss experience on the Mortgage Loans to the extent that losses reduce the Certificate Principal Balance of the Class D Certificates or the Class B and Class C Regular Interests. If you are contemplating an investment in the Class X-A or Class X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. Your yield to maturity would also be adversely affected by sales of Mortgage Loans in connection with a material breach of a representation or warranty or other removals of Mortgage Loans from the trust fund. Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the trust. The ratings on the Class X-A and Class X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Price/Yield Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates.  We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios.  The assumed purchase prices are expressed as a percentage (in 32nds) of the initial total Certificate Principal Balance of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including December 1, 2014 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates.  Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE)
for the Class A-1 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.2777%	3.2794%	3.2800%	3.2808%	3.2816%
96-00	2.9125%	2.9138%	2.9142%	2.9149%	2.9155%
97-00	2.5524%	2.5534%	2.5538%	2.5543%	2.5547%
98-00	2.1975%	2.1982%	2.1984%	2.1987%	2.1990%
99-00	1.8476%	1.8479%	1.8480%	1.8482%	1.8483%
100-00	1.5026%	1.5026%	1.5025%	1.5025%	1.5025%
101-00	1.1623%	1.1619%	1.1618%	1.1616%	1.1615%

Pre-Tax Yield to Maturity (CBE)
for the Class A-2 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.3690%	3.3693%	3.3699%	3.3708%	3.3816%
99-00	3.1457%	3.1458%	3.1461%	3.1465%	3.1515%
100-00	2.9249%	2.9249%	2.9249%	2.9248%	2.9242%
101-00	2.7068%	2.7066%	2.7062%	2.7057%	2.6994%
102-00	2.4910%	2.4907%	2.4901%	2.4891%	2.4773%
103-00	2.2778%	2.2773%	2.2763%	2.2748%	2.2576%
104-00	2.0669%	2.0662%	2.0650%	2.0630%	2.0403%

Pre-Tax Yield to Maturity (CBE)
for the Class A-3 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.7645%	3.7650%	3.7656%	3.7666%	3.7749%
99-00	3.5971%	3.5973%	3.5976%	3.5981%	3.6019%
100-00	3.4316%	3.4316%	3.4316%	3.4315%	3.4309%
101-00	3.2681%	3.2678%	3.2674%	3.2669%	3.2619%
102-00	3.1064%	3.1058%	3.1052%	3.1041%	3.0948%
103-00	2.9465%	2.9457%	2.9447%	2.9432%	2.9296%
104-00	2.7884%	2.7874%	2.7861%	2.7840%	2.7663%

Pre-Tax Yield to Maturity (CBE)
for the Class A-4 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.6182%	3.6194%	3.6206%	3.6222%	3.6279%
99-00	3.4948%	3.4953%	3.4959%	3.4966%	3.4993%
100-00	3.3728%	3.3727%	3.3726%	3.3725%	3.3721%
101-00	3.2522%	3.2515%	3.2508%	3.2499%	3.2464%
102-00	3.1331%	3.1317%	3.1304%	3.1286%	3.1222%
103-00	3.0153%	3.0132%	3.0113%	3.0088%	2.9994%
104-00	2.8988%	2.8961%	2.8936%	2.8902%	2.8779%

Pre-Tax Yield to Maturity (CBE)
for the Class A-5 Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.8878%	3.8878%	3.8882%	3.8889%	3.8931%
99-00	3.7639%	3.7639%	3.7640%	3.7643%	3.7663%
100-00	3.6414%	3.6414%	3.6413%	3.6413%	3.6410%
101-00	3.5203%	3.5203%	3.5201%	3.5197%	3.5171%
102-00	3.4006%	3.4006%	3.4003%	3.3995%	3.3947%
103-00	3.2823%	3.2823%	3.2818%	3.2807%	3.2737%
104-00	3.1654%	3.1654%	3.1647%	3.1632%	3.1540%

Pre-Tax Yield to Maturity (CBE)
for the Class A-SB Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.6853%	3.6853%	3.6853%	3.6853%	3.6850%
99-00	3.5279%	3.5279%	3.5279%	3.5279%	3.5278%
100-00	3.3725%	3.3725%	3.3725%	3.3725%	3.3725%
101-00	3.2189%	3.2189%	3.2189%	3.2189%	3.2190%
102-00	3.0671%	3.0671%	3.0671%	3.0671%	3.0673%
103-00	2.9170%	2.9170%	2.9170%	2.9170%	2.9173%
104-00	2.7687%	2.7687%	2.7687%	2.7687%	2.7691%

Pre-Tax Yield to Maturity (CBE)
for the Class A-S Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.2489%	4.2489%	4.2489%	4.2489%	4.2538%
99-00	4.1227%	4.1227%	4.1227%	4.1227%	4.1249%
100-00	3.9980%	3.9980%	3.9980%	3.9980%	3.9976%
101-00	3.8748%	3.8748%	3.8748%	3.8748%	3.8718%
102-00	3.7530%	3.7530%	3.7530%	3.7530%	3.7474%
103-00	3.6326%	3.6326%	3.6326%	3.6326%	3.6245%
104-00	3.5136%	3.5136%	3.5136%	3.5136%	3.5029%

Pre-Tax Yield to Maturity (CBE)
for the Class PEX Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97-00	4.5335%	4.5336%	4.5336%	4.5338%	4.5416%
98-00	4.4047%	4.4048%	4.4049%	4.4050%	4.4103%
99-00	4.2775%	4.2776%	4.2777%	4.2778%	4.2806%
100-00	4.1519%	4.1519%	4.1520%	4.1522%	4.1524%
101-00	4.0277%	4.0278%	4.0279%	4.0280%	4.0257%
102-00	3.9050%	3.9051%	3.9051%	3.9053%	3.9005%
103-00	3.7837%	3.7838%	3.7838%	3.7840%	3.7768%

Pre-Tax Yield to Maturity (CBE)
for the Class X-A Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
6-12	6.0929%	6.0476%	5.9930%	5.9133%	5.4877%
6-16	5.6065%	5.5604%	5.5051%	5.4242%	4.9930%
6-20	5.1344%	5.0877%	5.0316%	4.9496%	4.5128%
6-24	4.6759%	4.6286%	4.5718%	4.4887%	4.0465%
6-28	4.2305%	4.1826%	4.1250%	4.0408%	3.5932%
7-0	3.7973%	3.7488%	3.6905%	3.6052%	3.1525%
7-4	3.3759%	3.3268%	3.2677%	3.1814%	2.7236%

Pre-Tax Yield to Maturity (CBE)
for the Class X-B Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
2-20	7.0539%	7.0566%	7.0607%	7.0678%	6.8437%
2-24	5.9875%	5.9903%	5.9944%	6.0017%	5.7696%
2-28	4.9916%	4.9944%	4.9986%	5.0059%	4.7664%
3-0	4.0581%	4.0609%	4.0652%	4.0727%	3.8260%
3-4	3.1804%	3.1832%	3.1876%	3.1951%	2.9416%
3-8	2.3527%	2.3556%	2.3599%	2.3676%	2.1075%
3-12	1.5701%	1.5730%	1.5774%	1.5852%	1.3188%

Pre-Tax Yield to Maturity (CBE)
for the Class B Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.5070%	4.5070%	4.5070%	4.5070%	4.5118%
99-00	4.3792%	4.3792%	4.3792%	4.3792%	4.3814%
100-00	4.2529%	4.2529%	4.2529%	4.2529%	4.2524%
101-00	4.1281%	4.1281%	4.1281%	4.1281%	4.1250%
102-00	4.0047%	4.0047%	4.0047%	4.0047%	3.9991%
103-00	3.8829%	3.8829%	3.8829%	3.8829%	3.8747%
104-00	3.7624%	3.7624%	3.7624%	3.7624%	3.7517%

Pre-Tax Yield to Maturity (CBE)
for the Class C Certificates
at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium
— otherwise at indicated CPR
	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97-00	4.7895%	4.7898%	4.7903%	4.7909%	4.7989%
98-00	4.6591%	4.6594%	4.6599%	4.6605%	4.6663%
99-00	4.5303%	4.5306%	4.5311%	4.5317%	4.5354%
100-00	4.4031%	4.4034%	4.4038%	4.4044%	4.4060%
101-00	4.2774%	4.2777%	4.2781%	4.2787%	4.2782%
102-00	4.1531%	4.1534%	4.1538%	4.1545%	4.1519%
103-00	4.0303%	4.0306%	4.0310%	4.0317%	4.0271%

Notwithstanding the assumed prepayment rates reflected in the preceding tables in this “Yield and Maturity Considerations” section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see Structuring Assumptions in Annex D and “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 2014 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and in the case of a Serviced Loan Combination, the related Mortgage Loan and any REO Properties (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) will be governed by the Pooling and Servicing Agreement.  The Serviced Loan Combinations and related REO Properties will also be serviced and administered in accordance with the related Intercreditor Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.

For more detailed information, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement. In reviewing the remainder of this section, you should be aware that the consultation and other rights of the holder of a Serviced Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

With respect to the AMCP Portfolio Loan Combination, the discussion under this heading “The Pooling and Servicing Agreement” as to particular servicing matters is applicable with respect to such Loan Combination only prior to the securitization of the related Companion Loan.  As described under “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the AMCP Portfolio Loan Combination Will Shift to Others” in this prospectus supplement, on and after the securitization of the AMCP Portfolio Pari Passu Companion Loan, the AMCP Portfolio Loan Combination will be serviced pursuant to the AMCP Companion Loan Pooling and Servicing Agreement, and the provisions of the AMCP Companion Loan Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although such Loan Combination will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, which are described under “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

As used in this prospectus supplement, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans (a) does include, unless otherwise specifically indicated, a Serviced Mortgage Loan and (b) does not include, unless otherwise specifically indicated, a Non-Serviced Mortgage Loan.  In certain instances references are made that specifically exclude the Non-Serviced Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect of the Mortgage Loans “other than a Non-Serviced Mortgage Loan”, “other than any Non-Serviced Mortgage Loan”, “except with respect to a Non-Serviced Mortgage Loan” or “except with respect to any Non-Serviced Mortgage Loan” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to a Non-Serviced Mortgage Loan.  Servicing of the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan (after securitization of the AMCP Pari Passu Companion Loan) will be primarily handled under a related Other Pooling and Servicing Agreement.  The terms of each such Other Pooling and Servicing Agreement are anticipated to be similar, but not identical, to the servicing provisions discussed in this prospectus supplement related to the related Mortgage Loans.  Prospective investors are nonetheless encouraged to review “—Servicing of the Loan Combinations” in this prospectus supplement for a discussion of certain important servicing terms related to the Non-Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding Stated Principal Balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date and the maturity date or Anticipated Repayment Date, as applicable, of each Mortgage Loan.

In addition, the Depositor will require each Mortgage Loan Seller to deliver to the Certificate Administrator the Mortgage File for each of the Mortgage Loans.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Custodian will hold the Mortgage File for each Mortgage Loan (other than with respect to the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan, following the securitization of the related Companion Loan) in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Custodian is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Trustee receives notice that a material document defect exists, the Trustee will promptly notify the Depositor, the Certificate Administrator, the applicable Mortgage Loan Seller, the Special Servicer and the Master Servicer. If the applicable Mortgage Loan Seller cannot cure the material document defect within the time period specified in the Pooling and Servicing Agreement, the applicable Mortgage Loan Seller will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, make a Loss of Value Payment, or repurchase the related Mortgage Loan at the Purchase Price within the time period specified in the Pooling and Servicing Agreement. This substitution, payment or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a material document defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

With respect to the AMCP Portfolio Mortgage Loan, following the securitization of the related Companion Loan, the documents contained in the Mortgage File (other than the mortgage note evidencing the AMCP Portfolio Mortgage Loan included in this securitization) will be transferred to the custodian under such other securitization.

Notwithstanding any contrary provision described above, in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller will have no duty to deliver any instrument to assign the mortgage or the assignment of assignment of leases and rents to the Trustee.  The Other Pooling and Servicing Agreement will recognize the obligation of a designated mortgage loan seller in the related securitization to deliver instruments to assign such mortgage and assignment of leases and rents to the related Other Trustee.

Servicing of the Mortgage Loans

The Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans), and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans (and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan) to one or more third-party sub-servicers.  The

Master Servicer will be responsible for paying the servicing fees of any primary servicer or sub-servicer (other than an Other Master Servicer). Notwithstanding any subservicing or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders and the holder of any Serviced Companion Loans for the servicing and administering of the Mortgage Loans and the Serviced Companion Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties unless the Subordinate Class Representative has consented (during any Subordinate Control Period), and a Rating Agency Confirmation is obtained.

The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and, in the case of any Serviced Loan Combination, the related Serviced Companion Loan and each REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and any Serviced Loan Combination and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the “Servicing Standard”, which means:

●
in the best interests and for the benefit of the Certificateholders and, with respect to any Serviced Loan Combination, for the benefit of the Certificateholders and the holder of the related Serviced Companion Loan (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender,

●
in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (including any Loan Combinations, if applicable) and the terms of the related Intercreditor Agreement (provided that in the event the Master Servicer or the Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an Additional Trust Fund Expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC Provisions to the extent necessary to avoid an Adverse REMIC Event), and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans and any Serviced Loan Combination and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

●	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest, including Balloon Payments, under those Mortgage Loans and any Serviced Loan Combination,

2.
in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans and any Serviced Loan Combination, and

3.
in the case of the Special Servicer and any Mortgage Loan and any Serviced Loan Combination that is (A) a Specially Serviced Mortgage Loan or (B) a Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on such Mortgage Loan to the Certificateholders  (or, in the case of any Serviced Loan Combination, to the Certificateholders and the holder of the related Serviced Companion Loan), as a collective whole, of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of any Serviced Loan Combination, to the Certificateholders and the holder of the related Serviced Companion Loan), as a collective whole, to be performed at a rate determined by the Special Servicer but in no event less than the related net mortgage interest rate (or, in the case of any Serviced Loan Combination, in no event less than the weighted average of the net mortgage rates for the related Mortgage Loan and Serviced Companion Loan)); and

●	without regard to any potential conflict of interest arising from—

1.
any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate or any interest in a Serviced Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates,

3.
the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Companion Loan or REO Property serviced or administered under the Pooling and Servicing Agreement  (or, if applicable, to make P&I Advances with respect to a Non-Serviced Mortgage Loan),

4.
the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Companion Loan or REO Property serviced or administered under the Pooling and Servicing Agreement,

5.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the Master Servicer or Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.
the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, or

8.
the obligations of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders or the holder of any related Companion Loan for taking any action or refraining from taking any action in good faith, or for errors in judgment.  The foregoing provision will not protect the Master Servicer or the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud, or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

In general, subject to the more specific discussions in the other subsections of this “The Pooling and Servicing Agreement” section, the Master Servicer will be responsible for the servicing and administration of—

●	all applicable Mortgage Loans and Serviced Loan Combinations as to which no Servicing Transfer Event has occurred, and

●	all applicable worked-out Mortgage Loans and Serviced Loan Combinations as to which no new Servicing Transfer Event has occurred.

For descriptions of the servicing of the Non-Serviced Mortgage Loans, see “—Servicing of the Loan Combinations” below and “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

A “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than a Non-Serviced Mortgage Loan), including any REO Mortgage Loan and the Serviced Loan Combinations, including any REO Companion Mortgage Loan, being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)      the related borrower has failed to make when due any Balloon Payment, and the borrower has not delivered to the Master Servicer or the Special Servicer, on or before the Due Date of such Balloon Payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer, as applicable (and the Master Servicer or the Special Servicer, as applicable, will be required to promptly forward such commitment to the Special Servicer or the Master Servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such Balloon Payment will become due (provided that such Mortgage Loan or Serviced Loan Combination will immediately become a Specially Serviced Mortgage Loan if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the Master Servicer is required to make a P&I Advance in respect of such Mortgage Loan at any time prior to such a refinancing); or

(b)      the related borrower has failed to make when due any monthly payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty (60) days; or

(c)      the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer must make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder), that a default in making any monthly payment (other than a Balloon Payment) or any other material payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer must make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder), that a default in making a Balloon Payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such

Balloon Payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer or Special Servicer (and the Master Servicer or Special Servicer, as applicable, will be required to promptly forward such commitment to the Special Servicer or Master Servicer, as applicable) which provides that such refinancing will occur within 120 days following the date on which such Balloon Payment will become due, the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer must make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder), that (A) the borrower is likely not to make one or more assumed monthly debt service payments prior to such a refinancing or (B) such refinancing is not likely to occur within 120 days following the date on which such Balloon Payment will become due); or

(d)      there has occurred a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the related mortgage loan documents, other than as described in clause (a) or (b) above, that may, in the good faith and reasonable judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer and to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder, and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Loan Combination or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a loan in a Serviced Loan Combination, the holders of the related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Loan Combination (or, if no cure period is specified, sixty (60) days); or

(e)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days; or

(f)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(g)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

(h)      the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(i)       the Master Servicer or the Special Servicer (and in the case of the Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines that (i) a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the mortgage loan documents (other than as described in clause (c) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Loan Combination (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan documents, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days.

A Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Mortgage Loan or Serviced Loan Combination or the related Mortgaged Property becoming an REO Property):

●
with respect to the circumstances described in clauses (a) and (b) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the related mortgage loan documents (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e), (f), (g) and (i) of the definition of Specially Serviced Mortgage Loan, those circumstances cease to exist in the good faith, reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer; and

●	with respect to the circumstances described in clause (h) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to a Mortgage Loan in a Serviced Loan Combination or the Serviced Companion Loans, it will be considered to exist for the entire Serviced Loan Combination.  Notwithstanding any contrary provision described above, with respect to any Serviced Loan Combination, neither the related Mortgage Loan nor the related Serviced Companion Loan will be a Corrected Mortgage Loan unless both related Mortgage Loan and the related Serviced Companion Loan are Corrected Mortgage Loans.

The Special Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Mortgage Loan.  The Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to a Non-Serviced Loan Combination).

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to make P&I Advances with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan and each successor REO Mortgage Loan in respect thereof, make Servicing Advances with respect to any Specially Serviced Mortgage Loan and REO Properties (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loans and REO Companion Mortgage Loans, receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loans, and render such incidental services with respect to any Specially Serviced Mortgage Loan and REO Properties (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) as and to the extent as may be specifically provided for in Pooling and Servicing Agreement.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans and Companion Loans in Serviced Loan Combinations to which it is engaged to act as Special Servicer that are not Specially Serviced Mortgage Loans.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis employed in servicing Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor may be required to consult with the Special Servicer with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of the Other Special Servicer with respect to the securitization of a Non-Serviced Companion Loan, and as a result will not provide a review of any special servicing actions in respect of the Non-Serviced Mortgage Loans.  Each Other Trust Advisor will act as trust advisor with respect to the related Non-Serviced Mortgage Loans pursuant to the related Other Pooling and Servicing Agreement, and each such Other Trust Advisor has or is anticipated to have obligations that are substantially similar to those of the Trust Advisor described in this prospectus supplement.

As used in this prospectus supplement, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each REO Property, and “REO Companion Mortgage Loan” means the successor mortgage loan to the Serviced Companion Loan deemed to be outstanding with respect to an REO Property related to the Serviced Loan Combination.

Servicing of the Loan Combinations

Prior to the securitization of the AMCP Portfolio Pari Passu Companion Loan, the AMCP Portfolio Loan Combination will be a Serviced Loan Combination.  Such Serviced Loan Combination will be serviced and administered in accordance with the Pooling and Servicing Agreement and the related Intercreditor Agreement.

If a Serviced Companion Loan becomes a Specially Serviced Mortgage Loan, then the related Mortgage Loan will also become a Specially Serviced Mortgage Loan.  If a Mortgage Loan in a Serviced Loan Combination becomes a Specially Serviced Mortgage Loan, then the related Serviced Companion Loan will also become a Specially Serviced Mortgage Loan.  For more detailed information, please see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.  In reviewing the remainder of “The Pooling and Servicing Agreement” section, you should be aware that the consultation and other rights of the holder of a Serviced Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise the Other Master Servicers, Other Special Servicers, Other Trust Advisors, Other Certificate Administrators and/or Other Trustees, or to make Servicing Advances with respect to the Non-Serviced Loan Combinations.  The obligation of the Master Servicer and the Special Servicer to provide information or remit collections with respect to the related Mortgage Loan is dependent on their receipt of the corresponding information and/or collections from the applicable party under the related Other Pooling and Servicing Agreement.  The Master Servicer will be required to make P&I Advances with respect to each Non-Serviced Mortgage Loan, unless the Master Servicer or the Special Servicer has determined that such advance would not be recoverable from collections on such Non-Serviced Mortgage Loan.

The St. Johns Town Center Mortgage Loan will be a Non-Serviced Mortgage Loan, and the related Non-Serviced Loan Combination and any related REO Property will be serviced under the related Other Pooling and Servicing Agreement and the related Intercreditor Agreement.  With respect to such Mortgage Loan, the related Other Master Servicer will generally make servicing advances and remit collections on such Mortgage Loan to or on behalf of the Trust Fund.  The Master Servicer will generally be obligated (i) to compile reports that include information on such Mortgage Loan, (ii) to the extent required by the Servicing Standard, to enforce the rights as holder of such Mortgage Loan under the terms of the related Intercreditor Agreement and (iii) to make P&I Advances with respect to such Mortgage Loan, subject to a non-recoverability determination.  The servicing arrangements under the related Other Pooling and Servicing Agreement may differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

With respect to the St. Johns Town Center Mortgage Loan, the related Other Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the St. Johns Town Center Mortgage Loan, and that are otherwise (i) required by the Code relating to the tax elections of the trust fund related to the related other securitization, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the related other securitization.  Such terms of the related Other Pooling and Servicing Agreement include, without limitation:

●
The related Other Master Servicer and related Other Special Servicer must satisfy customary servicer rating criteria and the related Other Master Servicer and related Other Special Servicer are subject to servicer termination events, in each case, that are substantially similar to those in the Pooling and Servicing Agreement.

●	The related Other Master Servicer will be entitled to receive a primary servicing fee on the St. Johns Town Center Mortgage Loan.

●
During any subordinate control period or similar period under the related Other Pooling and Servicing Agreement, the WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder, the majority subordinate certificateholder or equivalent party under the related Other Pooling and Servicing Agreement, or the related representative on its behalf, will have the right to terminate the related Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to the related Other Special Servicer.

●
The Other Pooling and Servicing Agreement may make a provision for a vote of certificateholders of the related other securitization to terminate the related Other Special Servicer, and for the appointment of a successor to the related Other Special Servicer, at the written direction of holders of principal balance certificates under the related Other Pooling and Servicing Agreement evidencing a certain percentage of the voting rights of such certificates.

●
To the extent a Control Appraisal Period has occurred and is continuing with respect to the senior most class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates, during any senior consultation or similar period under the related Other Pooling and Servicing Agreement, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under the related Other Pooling and Servicing Agreement in accordance with the related servicing standard, the related Other Trust Advisor has the right to recommend the replacement of the related Other Special Servicer.

●
The related Other Master Servicer will be obligated to make servicing advances with respect to the St. Johns Town Center Loan Combination.  If the related Other Master Servicer determines that a servicing advance it made with respect to the St. Johns Town Center Loan Combination or the related Mortgaged Property is nonrecoverable, the related Other Master Servicer will be entitled to be reimbursed first from collections on, and proceeds of the St. Johns Town Center Subordinate Companion Loan, and then from the St. Johns Town Center Mortgage Loan and the St. Johns Town Center Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established in connection with the WFRBS 2014-C24 securitization on a pro rata basis (based on each such loan’s outstanding principal balance).

●	The related Other Special Servicer will be required to take actions with respect to the related Non-Serviced Mortgage Loan if it becomes a Defaulted Mortgage Loan that are substantially similar to the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●	The servicing provisions relating to performing inspections and collecting operating information will be substantially similar to those of the Pooling and Servicing Agreement.

●
The related Other Master Servicer and related Other Special Servicer (a) will have substantially similar rights related to resignation as those in the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement.

In addition, with respect to the St. Johns Town Center Mortgage Loan, the Other Pooling and Servicing Agreement provides as follows:

●
Under the related Other Pooling and Servicing Agreement, the special servicing fee, the liquidation fee and the workout fee with respect to the St. Johns Town Center Mortgage Loan are substantially similar to the corresponding fee payable under the Pooling and Servicing Agreement.

●
Under the related Other Pooling and Servicing Agreement, the servicing transfer events that would cause the St. Johns Town Center Loan Combination to become specially serviced are substantially similar to the corresponding provisions under the Pooling and Servicing Agreement.

●	For more detailed information, please see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The St. Johns Town Center Loan Combination” in this prospectus supplement.

Following the securitization of the AMCP Portfolio Pari Passu Companion Loan, the related Mortgage Loan will be a Non-Serviced Mortgage Loan, and the related Loan Combination and any related REO Property will be serviced under the AMCP Companion Loan Pooling and Servicing Agreement. With respect to such Non-Serviced Mortgage Loan, the Other Master Servicer will generally make servicing advances and remit collections on such Non-Serviced Mortgage Loan to or on behalf of the Trust Fund. The Master Servicer will generally be obligated to compile reports that include information on such Non-Serviced Mortgage Loan and, to the extent required by the Servicing Standard, to enforce the rights as holder of such Non-Serviced Mortgage Loan under the terms of the related Intercreditor Agreement, and make P&I Advances with respect to such Non-Serviced Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under the AMCP Companion Loan Pooling and Servicing Agreement may differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

The Intercreditor Agreement for the AMCP Portfolio Loan Combination requires that the AMCP Companion Loan Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the AMCP Portfolio Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the AMCP Portfolio Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the AMCP Portfolio Pari Passu Companion Loan.  Required terms include, without limitation:

●
The Other Master Servicer and the special servicer under the AMCP Companion Loan Pooling and Servicing Agreement (the “Other Special Servicer”) must satisfy customary servicer rating criteria and the Other Master Servicer and the Other Special Servicer must be subject to servicer termination events, in each case that are substantially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

●
The AMCP Companion Loan Pooling and Servicing Agreement must provide for a liquidation fee, special servicing fee and workout fee with respect to the AMCP Portfolio Mortgage Loan that are substantially similar in all material respects to or materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined must be not more than 0.25%, 1.0% and 1.0%, respectively.

●
During any senior consultation or similar period under the AMCP Companion Loan Pooling and Servicing Agreement, if the trust advisor under the AMCP Companion Loan Pooling and Servicing Agreement (the “Other Trust Advisor”) determines that the related Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor must have the right to recommend the replacement of such Other Special Servicer.

In addition, with respect to the AMCP Portfolio Loan Combination:

●
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Other Master Servicer, the Other Special Servicer, the Other Certificate Administrator or the Other Trustee appointed under the AMCP Companion Loan Pooling and Servicing Agreement or (b) make Servicing Advances with respect to such Loan Combination.  The obligation of the Master Servicer to provide information and remit collections to the Certificate Administrator for the benefit of the Certificateholders with respect to the AMCP Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable party under the AMCP Companion Loan Pooling and Servicing Agreement.

●
Until a securitization of the AMCP Portfolio Pari Passu Companion Loan, a portion of the Master Servicer’s compensation will include a primary servicing fee accrued and payable with respect to the AMCP Portfolio Mortgage Loan.  From and after a securitization of the related AMCP Portfolio Pari Passu Companion Loan, that primary servicing fee on the AMCP Portfolio Mortgage Loan will accrue and be payable to the Other Master Servicer.

●
The Master Servicer will be required to make P&I Advances with respect to the AMCP Portfolio Mortgage Loan, unless the Master Servicer or the Special Servicer has determined that such advance would not be recoverable from collections on such AMCP Portfolio Mortgage Loan.

●
After the securitization of the AMCP Portfolio Pari Passu Companion Loan, the Other Master Servicer will be obligated to make servicing advances with respect to the AMCP Portfolio Loan Combination.  If the Other Master Servicer determines that a servicing advance it made with respect to the AMCP Portfolio Loan Combination or the related Mortgaged Property is nonrecoverable, such Other Master Servicer will be entitled to be reimbursed first from collections on, and proceeds of, the AMCP Portfolio Mortgage Loan and the AMCP Portfolio Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the AMCP Companion Loan Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
During any subordinate control period or similar period under the AMCP Companion Loan Pooling and Servicing Agreement, the majority subordinate certificateholder or equivalent party under such agreement, or the related representative on its behalf, will have the right to terminate the Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
The AMCP Companion Loan Pooling and Servicing Agreement may provide for a vote of certificateholders of the other securitization to terminate the Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

●
The Other Special Servicer will be required to take actions with respect to the AMCP Portfolio Mortgage Loan if it becomes a Defaulted Mortgage Loan that are expected to be substantially similar to the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●	The servicing provisions relating to performing inspections and collecting operating information are expected to be substantially similar to those of the Pooling and Servicing Agreement.

The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to a Loan Combination (whether or not the Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party must promptly notify the Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in its Collection Account, the Master Servicer and the Special Servicer, as applicable, will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement from the holder of the related Companion Loan for that holder’s allocable share of the amount so paid.  Failure to so notify will not have any impact on the rights of the Master Servicer, the Special Servicer or other applicable parties under the Pooling and Servicing Agreement to indemnification unless such failure has a material adverse effect on the Trust Fund’s ability to perform its obligations under the Pooling and Servicing Agreement or the related Intercreditor Agreement.

The Colorado Mills Mortgage Loan and the AMCP Portfolio Mortgage Loan (prior to securitization of the AMCP Portfolio Pari Passu Companion Loan) will each be a Serviced Mortgage Loan, and the related Serviced Loan Combination and any related REO Property will be serviced and administered in accordance with the Pooling and Servicing Agreement and the related Intercreditor Agreement.  If a Serviced Companion Loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Mortgage Loan will also become a Specially Serviced Mortgage Loan.  If a Serviced Mortgage Loan is a Specially Serviced Mortgage Loan, then the related Serviced Companion Loan will also become a Specially Serviced Mortgage Loan.  For more detailed information, please see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

Accounts

Collection Accounts

General.  The Master Servicer will be required to establish and maintain a segregated account (each a “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments and other collections that it receives with respect to the Mortgage Loans for which it is the Master Servicer. With respect to any Serviced Loan Combination, the Master Servicer will also be required to establish and maintain a separate custodial account (the “Companion Loan Collection Account”), which may be a sub-account of the related Collection Account, and deposit therein all payments and other collections that it receives with respect to such Serviced Companion Loan.  The Issuing Entity will be entitled to amounts on deposit in the Companion Loan Collection Account only to the extent that those amounts are not payable to the holders of the Serviced Companion Loans. Each Collection Account and the Companion Loan Collection Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

Deposits.  The Master Servicer must deposit or cause to be deposited in its Collection Account or the Companion Loan Collection Account, as applicable, generally within one business day following receipt by it of properly identified funds, all payments on and proceeds of the Mortgage Loans and Serviced Companion Loans that are received by or on behalf of the Master Servicer with respect to the related Mortgage Loans and Serviced Companion Loans, as applicable.  These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the Mortgage Loan or Serviced Companion Loan indebtedness and the sales proceeds of any sale of any Mortgage Loan on behalf of the Trust Fund or Serviced Companion Loan on behalf of its holder that may occur as otherwise described in this prospectus supplement.  Notwithstanding the foregoing, the Master Servicer need not deposit into its Collection Account or Companion Loan Collection Account, as applicable any amount that the Master Servicer would be authorized to withdraw immediately from that Collection Account or that Companion Loan Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. The Master Servicer may make withdrawals from the related Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.
to remit to the Certificate Administrator for deposit in the Distribution Account described under “—Distribution Account” below, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in such Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from such Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the Pooling and Servicing Agreement or CREFC® for unreimbursed servicing and P&I Advances, master servicing compensation, special servicing compensation, trust advisor compensation, the CREFC® intellectual property royalty license fee and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of any such advances, compensation, indemnifications or reimbursements that relate to the Loan Combination, any provisions that limit the payment or reimbursement of a pro rata portion thereof from such Collection Account to the extent that funds available therefor have been received on the related Companion Loan, and, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement);

3.
to pay or reimburse the Other Master Servicer, Other Special Servicer, Other Certificate Administrator, Other Trust Advisor or Other Trustee with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to a Non-Serviced Mortgage Loan;

4.
in connection with a Non-Serviced Mortgage Loan, to pay the holder of a related Non-Serviced Companion Loan any amount reimbursable to such party by the Trust Fund, as the holder of such Non-Serviced Mortgage Loan, pursuant to the terms of the related Intercreditor Agreement, if any;

5.
to pay or reimburse any other items that are payable or reimbursable out of such Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor agreement or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions);

6.
to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

7.	to withdraw amounts deposited in such Collection Account in error; and

8.	to clear and terminate such Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above.  The payments, reimbursements and remittances described above may result in shortfalls to the Holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become realized losses for those Holders.

The Master Servicer may make withdrawals from the Companion Loan Collection Account for any one or more of the following purposes (which are not governed by any set of payment priorities):  (i) to pay to the holder of any Serviced Companion Loan any amounts received on or with respect to any Serviced Companion Loan or any successor REO Companion Mortgage Loan with respect thereto that are deposited in such Companion Loan Collection Account (exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (ii) through (v)); (ii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder of any Serviced Companion Loan, as applicable, for unreimbursed servicing advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to the related Loan Combination (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iii) to pay or reimburse any other items that are payable or reimbursable out of the Companion Loan Collection Account or otherwise at the expense of the holder of any Serviced Companion Loan under the terms of the Pooling and Servicing Agreement and/or the related Intercreditor Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the holder of any Serviced Companion Loan to a third party pursuant to such Intercreditor Agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions); (iv) to withdraw amounts deposited in such Companion Loan Collection Account in error; and (v) to clear and terminate the Companion Loan Collection Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of the Loan Combination.

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to any Serviced Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from the Collection Account and the Companion Loan Collection Account pro rata according to the related Intercreditor Agreement and based on the respective outstanding principal balances of each Serviced Mortgage Loan and Serviced Companion Loan but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy such pro rata portion of the payment or reimbursement, such payment or reimbursement will be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds is expected to be deposited into the related Collection Account.

Distribution Account

General.  The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions.  That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the Rating Agencies’ standards for securitizations similar to the one involving the Offered Certificates.  One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III, the portion of the Trust that holds the Regular Interests and the portion of the Trust that holds the Excess Interest.

Deposits.  On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the related Distribution Account the following funds:

●
All payments and other collections on the Mortgage Loans and the Trust’s interest in any REO Properties for which that Master Servicer acts as Master Servicer that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees, any additional special servicing compensation or master servicing compensation deposited in the Collection Account and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as Trust Advisor fees, and

(e)	amounts deposited in such Collection Account in error.

●	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to the Mortgage Loans for that distribution date.

●	Any payments made by that Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period.

See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “—Collection Accounts” above and “—Servicing and Other Compensation and Payment of Expenses” below in this prospectus supplement.

With respect to the distribution date that occurs in March of any calendar year subsequent to 2014 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States Government Securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals. The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the Certificates;

●
to pay itself, the tax administrator, the Master Servicer, the Special Servicer, the Trustee, the Depositor and the Trust Advisor monthly fees that are described under “—Servicing and Other Compensation and Payment of Expenses” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below and “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” in this prospectus supplement;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “Description of the Offered Certificates —Matters Regarding the Certificate Administrator” and “—The Trustee—Matters Regarding the Trustee” in this prospectus supplement;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Federal Income Tax Consequences—Taxes that May Be Imposed on the REMIC Pool” in the attached prospectus;

●	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

●
to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

●
with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

●	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  That Interest Reserve Account must be maintained by the Certificate Administrator on behalf of and in the name of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the Rating Agencies’ standards for securitizations similar to the one involving the Offered Certificates.  The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, which are described in this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced.  In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related Mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the end of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Excess Liquidation Proceeds Account

If any Excess Liquidation Proceeds are received, the Certificate Administrator will establish and maintain one or more accounts (collectively, the “Excess Liquidation Proceeds Account”) in the name of the Certificate Administrator for the benefit of the Trustee in trust and the Certificateholders.  Each account that constitutes the Excess Liquidation Proceeds Account will be an eligible account (or a separately identified sub-account of the Distribution Account, provided that for all purposes of the Pooling and Servicing Agreement (including the obligations of the Certificate Administrator) such account will be considered to be and will be required to be treated as separate and distinct from the Distribution Account).  On the master servicer remittance date, the Master Servicer will withdraw from the related Collection Account and Companion Loan Collection Account and remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by it during the collection period ending on the determination date immediately prior to the master servicer remittance date.  The Certificate Administrator will also deposit in the Excess Liquidation Proceeds Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to the Pooling and Servicing Agreement in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

“Excess Liquidation Proceeds” means the excess, if any, of (a) the net liquidation proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or an REO Property (or the proceeds of the final payment (including any full, partial or discounted payoff) on a Defaulted Mortgage Loan or a Corrected Mortgage Loan that were received by the trust, net of any and all fees, expenses and costs payable therefrom), over (b) the sum of (i) the amount needed to pay all principal, interest (including Default Interest), Prepayment Premiums or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Mortgage Loan (or the related REO Mortgage Loan)  (together with, without duplication, any outstanding unliquidated advances in respect of any such principal or interest), in full, (ii) any other fees that would constitute additional master servicing compensation and/or additional special servicing compensation, (iii) any related unreimbursed Servicing Advances (together with, without duplication, outstanding unliquidated advances in respect of prior Servicing Advances), (iv) all unpaid advance interest on any related advances (but excluding any unliquidated advances), (v) any related liquidation fee and/or special servicing fees paid or payable in respect of such Specially Serviced Mortgage Loan or the related REO Mortgage Loan and (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Mortgage Loan, Companion Loan or REO Property. If Excess Liquidation Proceeds are received on the Mortgage Loans, they may be used to offset or reimburse losses or paid to the Class R Certificateholders.

Loss of Value Reserve Fund

If any Loss of Value Payments are received in connection with a material document defect or material breach involving a Mortgage Loan, the Special Servicer will establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held for the benefit of the Trustee in trust and the Certificateholders, for purposes of holding such Loss of Value Payments.  Each account that constitutes the Loss of Value Reserve Fund will be an eligible account or a sub-account of an eligible account pursuant to the Pooling and Servicing Agreement.  The Special Servicer will, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it.  The Loss of Value Reserve Fund will be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any REMIC.  Furthermore, for all federal tax purposes, the Certificate Administrator will (i) treat amounts paid out of the Loss of Value Reserve Fund to REMIC I through the Collection Account as damages paid on account of a breach of a representation or warranty by the related Mortgage Loan Seller and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund.  The applicable Mortgage Loan Seller will be the beneficial owner of the related account in the Loss of Value Reserve Fund for all federal income tax purposes, and will be taxable on all income earned thereon.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.  The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee for the Master Servicer:

●	will be earned with respect to each and every Mortgage Loan (including a Non-Serviced Mortgage Loan) and Serviced Companion Loan, including—

1.	each such Mortgage Loan that is a Specially Serviced Mortgage Loan and any related Serviced Companion Loan,

2.	each such Mortgage Loan and Serviced Companion Loan as to which the corresponding Mortgaged Property has become an REO Property; and

3.	each such Mortgage Loan and Serviced Companion Loan as to which defeasance has occurred, and

●	in the case of each such Mortgage Loan or Serviced Companion Loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be an Actual/360 Basis,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan or Serviced Companion Loan, as applicable, and

4.
be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or Serviced Companion Loan or, upon liquidation of the Mortgage Loan or Serviced Companion Loan, to the extent such interest collections are not sufficient (whether on deposit in the applicable Collection Account or the Companion Loan Collection Account, as applicable), from general collections on all the Mortgage Loans.

Some of the Mortgage Loans may be primary serviced or sub-serviced by a primary servicer or sub-servicer, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each related Mortgage Loan.  The rate at which the primary servicing fee or sub-servicing fee accrues for each such Mortgage Loan (other than the primary servicing fee payable to an Other Master Servicer on the related Non-Serviced Mortgage Loan) is included in the master servicing fee rate for such Mortgage Loan.

With respect to the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan (after the securitization of the AMCP Portfolio Pari Passu Companion Loan), the related Other Master Servicer will be entitled to a servicing fee accruing at a rate equal to the applicable primary servicing fee rate.

With respect to the AMCP Portfolio Mortgage Loan, (a) before a securitization of the related Companion Loan, the Master Servicer will receive a primary servicing fee and (b) from and after a securitization of the related Companion Loan, the Master Servicer will no longer receive such primary servicing fee and the related Other Master Servicer will be entitled to such primary servicing fee.

The Master Servicer will be entitled to designate a portion of its master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties.  That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls.  The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans and other than Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than the Non-Serviced Mortgage Loans) during the related collection period, and (ii) the aggregate of (A) that portion of its master servicing fees earned by the Master Servicer for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Mortgage Loan thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer will pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a default under the related Mortgage Loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related Mortgage Loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).

Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

Principal Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer with respect to its special servicing activities for each Mortgage Loan for which it is acting as Special Servicer will be—

●	the special servicing fee,

●	the workout fee, and

●	the liquidation fee.

Special Servicing Fee.  The special servicing fee:

●	will be earned with respect to—

1.	each Specially Serviced Mortgage Loan for which it is acting as Special Servicer (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, if any, and

2.
each Mortgage Loan for which it is acting as Special Servicer (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property;

●	in the case of each Mortgage Loan or Serviced Companion Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.
accrue at a special servicing fee rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $1,000 per Specially Serviced Mortgage Loan for the related month; and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

●
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) received on or in respect of such Mortgage Loan (except in the case of a Serviced Companion Loan) and then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee.  The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan worked out by the Special Servicer.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Excess Interest, if any, and each payment of principal received on the Mortgage Loan or Serviced Companion Loan, as applicable, for so long as it remains a Corrected Mortgage Loan.  The workout fee will be subject to the cap described below.

The workout fee with respect to any Corrected Mortgage Loan or Serviced Companion Loan, as applicable, will cease to be payable if that Corrected Mortgage Loan or Serviced Companion Loan, as applicable, again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property.  However, a new workout fee would become payable if the Mortgage Loan or Serviced Companion Loan, as applicable, again became a Corrected Mortgage Loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero will be adjusted in the following manner:  (i) the workout fee rate will be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan or Serviced Companion Loan, as applicable, becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer will not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer will be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer will not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans and Serviced Companion Loans that were worked-out by it (or, except in circumstances where the Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation.  The successor to the Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee.  The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than a Non-Serviced Mortgage Loan) serviced by the Special Servicer for which a full, partial or discounted payoff is obtained from the related borrower.  The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than a REO Property acquired with respect to a Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described below and in the following proviso, the liquidation fee will be payable from, and will be calculated by application of the Liquidation Fee Rate to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges; provided that if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (a) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, then in each case the Special Servicer will not be entitled to collect a liquidation fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.  The liquidation fee will be subject to the cap described below.

The “Liquidation Fee Rate” will be a rate equal to 1.0% or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable.  No liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value Payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises.  Furthermore, no liquidation fee will be payable at the expense of the series 2014-C25 trust fund based on, or out of, proceeds received in connection with the repurchase or replacement of any Serviced Companion Loan in connection with the other securitization under circumstances similar to those described above.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan or Serviced Companion Loan, as applicable, then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan or Serviced Companion Loan, as applicable, in the aggregate will be reduced by the amount of any Offsetting Modification Fees.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period during which any Disclosable Special Servicer Fees were received by the Special Servicer, the Special Servicer must deliver or cause to be delivered to the Master Servicer within two (2) business days following the related determination date, and, if so delivered, the Master Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, within three business days following the related determination date, in each case without charge, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

The total amount of workout fees, liquidation fees and Modification Fees that are received by the Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a Specially Serviced Mortgage Loan (or Serviced Loan Combination that is in special servicing) or REO Mortgage Loan will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the Stated Principal Balance of the subject Specially Serviced Mortgage Loan (or Serviced Loan Combination that is in special servicing) or REO Mortgage Loan.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of the Trust’s interest in any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or REO Property in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property or Serviced Companion Loan, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

“Assumption Application Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all assumption application fees actually collected from the related borrower and not prohibited from being charged by the lender under the related Mortgage Loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

“Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all assumption fees actually collected from the related borrower and not prohibited from being charged by the lender under the related Mortgage Loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

“Modification Fees”  means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided, that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such mortgage loan immediately after giving effect to such transaction; (B) the preceding clause (A) will be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee will be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

“Offsetting Modification Fees”  means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than a Non-Serviced Mortgage Loan),

Serviced Loan Combination or REO Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan as to which such workout fee or liquidation fee became payable or (B)  in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B)) the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there will be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

With respect to a Non-Serviced Loan Combination, the Other Master Servicer and Other Special Servicer are anticipated to be entitled to compensation with respect to the related Non-Serviced Mortgage Loan that is similar, but not identical, to the provisions set forth above.  See “—Servicing of the Loan Combinations” and “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments—Fees and Expenses” in this prospectus supplement.

Additional Servicing Compensation.  The Master Servicer will be entitled to the following items as additional master servicing compensation, in each case, related to a Mortgage Loan or Serviced Companion Loan, or, in the case of the penultimate bullet below, related to an investment account maintained by the Master Servicer, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loans) and Serviced Companion Loans:

●	100% of any defeasance fees;

●
(x) 50% of Modification Fees actually collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement and (y) 100% of Modification Fees actually collected during the related collection period with respect to Performing Mortgage Loans  (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
(x) 100% of Assumption Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of Assumption Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●	100% of Assumption Application Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan);

●
(x) 100% of consent fees on Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Performing Mortgage Loan (or Serviced Companion Loan) and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing

Agreement, and (y) 50% of consent fees on Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Performing Mortgage Loans (or Serviced Companion Loans, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●	any and all amounts collected for checks returned for insufficient funds on all Serviced Mortgage Loans and Serviced Companion Loans;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Performing Mortgage Loans and Serviced Companion Loans;

●
(x) 100% of other loan processing fees actually paid by the borrowers under the Performing Mortgage Loans and Serviced Companion Loans to the extent that the consent of the Special Servicer is not required in connection with the associated action and (y) 50% of other loan processing fees actually paid by the borrowers under the Performing Mortgage Loans and Serviced Companion Loans to the extent that the consent of the Special Servicer is required in connection with the associated action;

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●
interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to receive the following items as additional special servicing compensation, in each case, related to a Mortgage Loan or Serviced Companion Loan for which the Special Servicer acts as Special Servicer, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loans) and Serviced Companion Loans:

●
100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans (and any related Serviced Companion Loan) or successor REO Mortgage Loans, subject to the cap discussed under “—Principal Special Servicing Compensation” above;

●
50% of Modification Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, subject to the cap discussed under “—Principal Special Servicing Compensation” above;

●
(x) 100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (any related Serviced Companion Loan), and (y) 50% of Assumption Fees collected during the related collection period with respect to Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Companion Loan);

●
100% of consent fees on Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan, and 50% of consent fees on Performing Mortgage Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Mortgage Loans;

●
(x) 50% of the other loan processing fees actually paid by the borrowers under the Performing Mortgage Loans (and any related Serviced Companion Loan) to the extent that the consent of the Special Servicer is required in connection with the associated action, and (y) 100% of other loan processing fees actually paid by the borrowers under Specially Serviced Mortgage Loans;

●
interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

●	a portion of late payment charges and Default Interest.

The Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer to, enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of the Special Servicer’s appointment or continuation of appointment as the Special Servicer in connection with the Pooling and Servicing Agreement or the related Intercreditor Agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or the related Intercreditor Agreement or otherwise.  If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement will constitute obligations solely of the Special Servicer and not of any other party hereto.  If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement will not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

Compensation of the Trust Advisor.  The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the Trust Advisor fee.

The Trust Advisor fee:

●	will be earned with respect to each and every Mortgage Loan (other than the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred, and

●	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be an Actual/360 Basis,

2.	accrue at a Trust Advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate with respect to any distribution date will be with respect to each Mortgage Loan (other than the St. Johns Town Center Mortgage Loan and the AMCP Portfolio Mortgage Loan), 0.0027%, per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor will be entitled to receive the Trust Advisor consulting fee.  The Trust Advisor consulting fee will be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee will be paid except to the extent such fee is actually paid by the related borrower (and in no event will such fee be paid from the Trust Fund); (ii) the Trust Advisor will be entitled to waive all or any portion of such fee in its sole discretion; and (iii) the Master Servicer or the Special Servicer, as applicable, will be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver.  In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Trust Advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related Mortgage Loan documents.  In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such Trust Advisor consulting fee, except that such restrictions will not be construed to prohibit requests for payment of such Trust Advisor consulting fee.

In connection with a Non-Serviced Loan Combination, the Trust Advisor will have no duty to consult with the Other Special Servicer, and will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to the Non-Serviced Mortgage Loans.  The Other Trust Advisor will be entitled to compensation with respect to the Non-Serviced Mortgage Loans that is similar, but not identical, to the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement with respect to the Mortgage Loans as described above.  See “—Servicing of the Loan Combinations” and “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments—Fees and Expenses” in this prospectus supplement.

Investment of Accounts.  Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted Investments.  See “—Accounts—Collection Accounts” above.  The Master Servicer or Special Servicer—

●	will be entitled to retain any interest or other income earned on those funds, and

●
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances.  Each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement.  The Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan or Serviced Loan Combination and any related Mortgaged Properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be Servicing Advances.  The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances.  Subject to the limitations described below, the Master Servicer will be required to make Servicing Advances relating to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and/or REO Properties for which it acts as Master Servicer (other than any REO Property acquired with respect to a Non-Serviced Loan Combination).  Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan (or Serviced Loan Combination) or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must either (i) make any necessary emergency advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) or (ii) notify the Master Servicer no later than one (1) business day after the Special Servicer acquires actual knowledge of the need for such emergency Servicing Advance and request the Master Servicer to make such emergency advance.  If the Special Servicer makes an emergency advance, the Master Servicer must reimburse the Special Servicer for such emergency Servicing Advance (with interest on such advance) within five business days following the Special Servicer’s request for reimbursement, upon which the Master Servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the Master Servicer need not so reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance, but such advance, like other nonrecoverable advances, may be reimbursed to the Special Servicer from amounts on deposit in the Collection Account.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

●	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

●	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan, Serviced Companion Loan or REO Property.  If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan, Serviced Loan Combination or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account from time to time, subject to, in the case of any Serviced Loan Combination, the duty of the Master Servicer and the Special Servicer, as applicable, to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement from the holder of the Serviced Companion Loan for that holder’s pro rata share of the advance or interest. The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.  In addition, any Special Servicer may, at its option and in its sole discretion, make a determination, in its reasonable, good faith judgment, that any Servicing Advance previously made and any proposed Servicing Advance, if made, would not ultimately be recoverable and may deliver to the Master Servicer and the Trustee notice of such determination, in which case such Servicing Advance will constitute a nonrecoverable Servicing Advance, (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination that a Servicing Advance constitutes or would constitute a nonrecoverable advance).

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance will be reimbursable (subject to the conditions all described in this prospectus supplement) in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable Servicing Advance (including interest accrued thereon) will be made first from the principal portion of current P&I Advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that such amounts representing Mortgage Pool principal are insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections on or in respect of Mortgage Loans, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate Certificate Principal Balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current P&I Advances and payments and other collections of principal on all the Mortgage Loans and the Trust’s interests in REO Properties after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable Servicing Advances (as described in the prior paragraph) and/or nonrecoverable P&I Advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance (in the case of any Serviced Loan Combination, subject to the additional provisions described further below).  If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph).  The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in an REO Property acquired with respect to a Non-Serviced Loan Combination) is involved, to pay directly out of the related Collection Account and/or the Companion Loan Collection Account any servicing expense that, if advanced by the Master Servicer or Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan, Serviced Companion Loan or REO Property.  This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity.  The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.  Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and the Trust’s interest in any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates (in the case of any Serviced Loan Combination, subject to the additional provisions described further below).  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Notwithstanding any contrary provisions described above, if a Servicing Advance with respect to any Serviced Loan Combination has been determined to be nonrecoverable (after considering amounts, if any, on deposit in the related Collection Account and/or the Loan Combination Collection Account) and that advance or interest thereon is paid from general collections on deposit in the Collection Account as described above, then the Master Servicer and the Special Servicer, as applicable, will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement from the holder of a Serviced Companion Loan for that holder’s pro rata share of the advance or interest.

With respect to a Non-Serviced Loan Combination, each of the Other Master Servicer, Other Special Servicer and Other Trustee will service and administer the related Non-Serviced Mortgage Loan on terms that are or are expected to be substantially similar to the terms of the Pooling and Servicing Agreement, that each will be entitled to receive interest on servicing advances made by those parties in accordance with the related Other Pooling and Servicing Agreement, and that such amount will be reimbursable (in the case of the St. Johns Town Center Loan Combination only, first, from the St. Johns Town Center Subordinate Companion Loan, and then) pro rata from payments allocable to such Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan pursuant to the related intercreditor agreement.  See “—Servicing of the Loan Combinations” in this prospectus supplement.

Trust Advisor Expenses.  The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (in addition to the trust advisor ongoing fee and the trust advisor consulting fee), which we refer to as “Trust Advisor Expenses”.  In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable on the Principal Balance Certificates (other than the Exchangeable Certificates), the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) and the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction of Trust

Advisor Expenses for such distribution date), in each case, allocable to the Class D Certificates and the Class A-S, Class B and Class C Regular Interests for such distribution date.  Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.  Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation among the Holders of the various Classes of Certificates.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than a Non-Serviced Mortgage Loan), and each Serviced Loan Combination, the Master Servicer (with respect to a Performing Mortgage Loan and, if applicable, a related Serviced Companion Loan) or the Special Servicer (with respect to a Specially Serviced Mortgage Loan or a Serviced Loan Combination if it is a Specially Serviced Mortgage Loan), as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or Serviced Loan Combination or a further encumbrance of the related Mortgaged Property.  However, subject to the related Mortgage Loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, or if a Serviced Loan Combination is involved, then neither the Master Servicer nor the Special Servicer may enter into such a waiver or approval, unless it has received a Rating Agency Confirmation.  Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor” in this prospectus supplement.

With respect to a Non-Serviced Mortgage Loan, the related Other Master Servicer or Other Special Servicer, as applicable, will be required to enforce due-on-sale or due-on-encumbrance provisions in the related Mortgage Loan documents on terms that are or are expected to be substantially similar to those described above.  See “—Servicing of the Loan Combinations” in this prospectus supplement.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a Mortgage Loan or Companion Loan (other than a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan) that is not a Specially Serviced Mortgage Loan, to the extent the transfer is allowed under the terms of related Mortgage Loan documents (without the exercise of any lender approval or discretion other than confirming the satisfaction of other specified conditions that do not include any other lender approval or discretion and does not involve incurring new mezzanine indebtedness), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower.  However, subject to the terms of the related Mortgage Loan documents and applicable law, if—

●
the subject Mortgage Loan alone – or together with all other Mortgage Loans that have the same or a known affiliated borrower – is one of the 10 largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance), has a Cut-off Date Principal Balance in excess of

$20,000,000; or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate Mortgage Pool balance, or a Serviced Loan Combination is involved and the Other Pooling and Servicing Agreement would require Rating Agency Confirmation if such Serviced Loan Combination was serviced thereunder; and

●
the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change of control of the borrower (for these purposes, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing), then the Master Servicer may not consent to the transfer unless it has received a Rating Agency Confirmation unless the Mortgage Loan documents grant the borrower a right to enter into such transaction without delivery of a Rating Agency Confirmation.

Inspections

The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property).  The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances. The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing a Non-Serviced Mortgage Loan) every calendar year beginning in 2015, or every second calendar year beginning in 2016 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000.  However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® Servicer Watch List, the Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year not earlier than 2015 so long as such Mortgage Loan continues to be on the CREFC® Servicer Watch List.  Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan.  Each of the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the Certificate Administrator and the Trustee (and to the Master Servicer, if done by the Special Servicer, and to the Special Servicer, if done by the Master Servicer) and to the Subordinate Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Majority Subordinate Certificateholder (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (upon request, during any Collective Consultation Period and any Senior Consultation Period) and, if applicable, upon request, the holder of a Serviced Companion Loan.

Required Appraisals

The Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loans, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the Special Servicer has no knowledge of changed circumstances that in the reasonable judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

The Special Servicer will be required to deliver a copy of any such appraisal to the Subordinate Class Representative (only for so long as any Subordinate Control Period or any Collective Consultation Period is continuing).

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property rather than obtain an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan.  An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan, (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative and (iii) the Voting Rights of the certificateholders.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation.  Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” below, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee, the Master Servicer and, so long as any Subordinate Control Period or Collective Consultation Period is continuing, the Subordinate Class Representative the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan.  This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Majority Subordinate Certificateholder, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period and, if applicable, the allocation of Voting Rights among the respective Classes of Principal Balance Certificates, (i) the Appraised Value of the related Mortgaged Property used to calculate the Appraisal Reduction Amount will be determined on an “as-is” basis and (ii) the Appraisal Reduction Amount so calculated with respect to any Mortgage Loan will be notionally allocable between the respective Classes of Principal Balance Certificates in reverse order of their alphanumeric designations (in each case until the Certificate Principal Balance thereof is notionally reduced to zero) and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates will be treated as a single Class in such notional allocation.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s delivery of the appraisal and the report of the resulting Appraisal Reduction Amount to the Subordinate Class Representative, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative.  Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to (i) deliver a copy of such second appraisal to the Subordinate Class Representative (but only during the continuance of a Subordinate Control Period or a Collective Consultation Period) and (ii) (in any case) determine in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, the Special Servicer will recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

●
the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan will be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there will be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, will be effective); and

●
if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal will be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the Holder (or group of Holders) of Certificates representing a majority of the aggregate Voting Rights of the Classes of Principal Balance Certificates (reduced by any Appraisal Reduction Amounts allocated thereto) to less than 25% of each such Class’s initial Certificate Principal Balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard.  Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information.  If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such Class will have its related Certificate Principal Balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect.  With respect to each Class of Control-Eligible Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any 12-month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described above; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●	will generally equal the excess, if any, of “x” over “y” where—

3.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)
to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest and/or Excess Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the Trust’s interest in the related Mortgaged Property or REO Property, for which neither the Master Servicer nor the Special Servicer holds any escrow funds or reserve funds; and

4.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting Appraised Value of the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

●	may be applied toward the reduction of the Stated Principal Balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the Stated Principal Balance of the subject Mortgage Loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any Mortgage Loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

●	either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s reasonable judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan.  After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

Also notwithstanding the foregoing, with respect to any Serviced Loan Combination, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the Loan Combination as if it were a single “Mortgage Loan” owned by the Trust Fund, the resulting amount will then be allocated to the related Mortgage Loan and Serviced Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances and the amount so allocated will be the “Appraisal Reduction Amount” for such Mortgage Loan or Serviced Companion Loan, as applicable.

In connection with the foregoing, each Mortgage Loan that is part of a single cross-collateralized group, if any, will be treated separately (in each case as a single Mortgage Loan without regard to the cross-collateralization and cross-default provisions) for purposes of calculating an Appraisal Reduction Amount.

Notwithstanding the foregoing, for purposes of determining whether a Subordinate Control Period is in effect, the determination of Appraisal Reduction Amounts will be subject to the provisions and procedures described in this section.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan or Serviced Loan Combination and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan or Serviced Loan Combination after it has been paid in full, liquidated, repurchased or otherwise disposed of.

“Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan, any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan or Serviced Companion Loan by the Special Servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan or Serviced Companion Loan;

2.
except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related borrower and upon which the Special Servicer may conclusively rely); or

3.
in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan or Serviced Companion Loan, as applicable, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the related Mortgaged Property becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the related Mortgaged Property;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●
the related borrower fails to make when due any monthly debt service payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any Balloon Payment and the borrower does not deliver to the Master Servicer or the Special Servicer, on or before the Due Date of the Balloon Payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer (and the Master Servicer will be required to promptly forward such commitment to the Special Servicer) which provides that such refinancing will occur within 120 days after the date on which the Balloon Payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to a Non-Serviced Mortgage Loan, any applicable Appraisal Reduction Amount will be determined by the related Other Master Servicer or Other Special Servicer, as applicable, on terms that are or are expected to be substantially similar to those described above.  See “—Servicing of the Loan Combinations” in this prospectus supplement.

Additionally, with respect to any Serviced Loan Combination, if an Appraisal Trigger Event occurs with respect to either a Serviced Mortgage Loan or a Serviced Companion Loan, it will be deemed to exist with respect to the entirety of the related Serviced Loan Combination.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)      delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the loan documents related to a Mortgage Loan or Loan Combination or under the Pooling and Servicing Agreement,

(b)      the party required to obtain such Rating Agency Confirmations under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any Rating Agency for such Rating Agency Confirmation, and

(c)      within ten business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions will apply:

(i)         in the case of (c)(I) above, such Requesting Party will be required to confirm (by direct communication, without the requirement to post such communication on the Rule 17g-5 Information Provider’s Website to the extent such communication solely relates to such confirmation) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again;

(ii)        if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm (by direct communication, without the requirement to post such communication on the Rule 17g-5 Information Provider’s Website to the extent such communication solely relates to such confirmation) that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) or clause (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to matters it is processing) or the Special Servicer (with respect to matters it is processing)) will determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period, which consent will be deemed given if the Subordinate Class Representative does not respond within five business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), (y) with respect to a replacement or successor of the Master Servicer or Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage backed securitization transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, (ii) the applicable replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction-level” basis for all or a significant portion of the mortgage loans in other commercial mortgage-backed securities transactions and Moody’s has not cited servicing concerns of the applicable replacement servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage backed securitization transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency or (iii) either (a) the applicable replacement master servicer or special servicer has the master servicer or special servicer, as applicable, ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, the applicable replacement master servicer or special servicer is currently acting as the master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any NRSRO and a Responsible Officer of the Trustee does not have actual knowledge that Morningstar has, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement servicer as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency, and (z) with respect to a replacement or successor of the Trust Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement trust advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction with respect to which the replacement trust advisor acts as trust advisor or operating advisor prior to the time of determination;

(iii)       in connection with any determination made by the Requesting Party above, the Special Servicer will be required to obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer; and

(iv)        promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail, to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

Insofar as any matter involving a Serviced Loan Combination requires a Rating Agency Confirmation, substantially similar provisions will also apply with respect to the hired rating agencies for any CMBS backed by the related Serviced Companion Loan if the holder of the Serviced Companion Loan has notified the parties to the Pooling and Servicing Agreement of the identity of the applicable rating agencies, the identity of the applicable Rule 17g-5 information provider and the location of the applicable Rule 17g-5 information provider’s website.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this prospectus supplement, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency) and, if a Serviced Loan Combination is involved, confirmation in writing by each applicable hired rating agency for any CMBS backed by the related Serviced Companion Loan, that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of such CMBS (if then rated by such rating agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, and, if a Serviced Loan Combination is involved, the CMBS backed by the related Serviced Companion Loan are no longer rated by a hired rating agency for such CMBS, then, no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; and provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies.  “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (but only if the Trustee has made an advance during the applicable calendar year) is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor (among other persons) on or before the date specified in the Pooling and Servicing Agreement, an officer’s Certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor, any of the underwriters or the Other Master Servicer or Other Special Servicer that services any of the Mortgage Loans and each person (other than the Special Servicer) that is not an affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor or any of the underwriters, and that, in either case, services 10% or more of the Mortgage Loans based on their Stated Principal Balance.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer required by a Mortgage Loan Seller to be retained by the Master Servicer.

“Servicing Function Participant” means any person, other than the Master Servicer, the Special Servicer and the Trust Advisor, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the Stated Principal Balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.  The Trustee and the Certificate Administrator are Servicing Function Participants.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the custodian, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, will (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Trustee, the Certificate Administrator, the Depositor (and the Other Depositor and the Other Trustee) and the Rule 17g-5 Information Provider, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicer and Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.  That requirement is considered to be satisfied if an affiliate of the Master

Servicer or Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the Master Servicer or the Special Servicer, as the case may be.  Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating.  In addition, so long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer, as the case may be, are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs (which may include Moody’s and Morningstar) or one NRSRO (which may include Moody’s and Morningstar) and AM Best Company) and “A3” by Moody’s, or a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied has been received, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders or the holder of a Serviced Companion Loan for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment.  None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in the Pooling and Servicing Agreement, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicer, Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust.  Such indemnification will not extend, however, to any such amount (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties.  For the purposes of indemnification of the Master Servicer or the Special Servicer and limitation of liability, the Master Servicer or the Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or the Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the Master Servicer or the Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement. Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Loan Combination (with the amount paid from the related Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Mortgage Loan are insufficient therefor) and the Companion Loan Collection Account pro rata according to the related Intercreditor Agreement and based on the respective outstanding principal balances of the Mortgage Loan and Serviced Companion Loan included in the related Serviced Loan Combination, but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to a Serviced Companion Loan, such payment or reimbursement will be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds will be deposited into such Collection Account.  The Master Servicer and the Special Servicer, as applicable, will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement from the holder of a Serviced Companion Loan for the portion of its pro rata portion of the payment or reimbursement allocable to the Serviced Companion Loan.  Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses (except, in the case of any Serviced Loan Combination, to the extent, if any, they are paid or reimbursed by the holder of the related Serviced Companion Loan) and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates” in this prospectus supplement.  The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to a Non-Serviced Loan Combination, the related depositor and Other Master Servicer or Other Special Servicer will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are or are expected to be substantially similar to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

The Depositor, the Trust Advisor, the Master Servicer and the Special Servicer will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (or, if a Serviced Loan Combination is involved, the rights of the Certificateholders and the holder of the related Serviced Companion Loan).  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer, as the case may be, will be entitled to be reimbursed therefor from the Collection Account or the Distribution Account. Insofar as any losses, liabilities or expenses described above relate in whole or in part to any Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Loan Combination (with the amount paid from the related Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Mortgage Loan are insufficient therefor) and the Companion Loan Collection Account pro rata according to the related Intercreditor Agreement and based on the respective outstanding principal balances of the Mortgage Loan and Serviced Companion Loan included in such Serviced Loan Combination, but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the Serviced Companion Loan, such payment or reimbursement will be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the related Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds will be deposited into the related Collection Account.  The Master Servicer and the Special Servicer, as applicable, will each be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the Intercreditor Agreement to obtain reimbursement from each holder of the Serviced Companion Loan for the payment or reimbursement made from the Collection Account as described above with respect to that holder’s allocable share of a loss, liability or expense.  In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement. The rights of any party to the Pooling and Servicing Agreement described above will be in addition to any general rights of indemnification that such party may otherwise have as described above.  Payments or reimbursements to the Trust Advisor pursuant to the provisions described in this paragraph will be subject to the limitations regarding the timing and sources of indemnification payments to the Trust Advisor that we described generally in this prospectus supplement.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor will have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement will be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor will have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words will be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor will not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) will be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) will be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders will be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders and, if applicable, the holder of any Serviced Companion Loan, and such measurement basis will be construed to refer to no particular Class of Certificates or particular Certificateholders or the holder of a Serviced Companion Loan, (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement and (ix) the Trust Advisor is not an “investment adviser” within the meaning of the Investment Advisers Act, and will not owe any fiduciary duty to any person pursuant to the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(i)         the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the related Collection Account, the Companion Loan Collection Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

(ii)        any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

(iii)       any failure by the Master Servicer to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, three business days) following the date on which written notice of such failure has been given to the Master Servicer by any other party to the Pooling and Servicing Agreement;

(iv)        any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by that failure, the holder of any Serviced Companion Loan; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(v)         any breach on the part of the Master Servicer or the Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders or the holder of any Serviced Companion Loan, which breach continues unremedied for 30 days after written notice of such breach has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by such breach, the holder of any Serviced Companion Loan; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(vi)        the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

(vii)       either (A) the Master Servicer or the Special Servicer, as the case may be, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and such ranking is not reinstated within 60 days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be (if the master servicer or special servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Master Servicer or Special Servicer, as the case may be, has not been ranked by Morningstar on or after the Closing Date, Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be);

(viii)      Moody’s (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (B) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal, and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or the Special Servicer , as applicable, as the sole or a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Moody’s (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be);

(ix)       DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (B) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by DBRS within 60 days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be);

(x)        any failure by the Master Servicer to timely make any monthly remittance required to be made under the Pooling and Servicing Agreement to the holder of any Serviced Companion Loan, which failure continues unremedied for one business day following the date on which such remittance was first required to be made; or

(xi)       any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or servicing function participant (such a sub-servicer or servicing function participant, the “Sub-Servicing Entity”) retained by the Master Servicer or the Special Servicer, as applicable, (other than a Designated Sub-Servicer) is required to deliver (any Sub-Servicing Entity that defaults as described in this bullet point will be terminated at the direction of the Depositor according to the Pooling and Servicing Agreement).

When a single entity acts as two or more of the capacities of the Master Servicer and the Special Servicer, a Servicer Termination Event (other than an event described in the clause (vii), (viii) or (ix) above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

“Serviced Companion Loan Securities” means any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and (i) at the direction of Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts), (ii) if a Servicer Termination Event on the part of the Special Servicer generally has occurred, at the written direction of the Subordinate Class Representative during a Subordinate Control Period, or (iii) if a Servicer Termination Event on the part of the Master Servicer or the Special Servicer has occurred under clause (xi) in the definition of “Servicer Termination Event” above, at the written direction of the Depositor, the Trustee will be required to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after receipt by the applicable defaulting party of a such a notice of termination, other than any rights the defaulting party may have as a Certificateholder or as the holder of the Serviced Loan Combination, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.  Notwithstanding the foregoing, if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan, and the Special Servicer is not otherwise terminated, then at the written direction of the holder of the related Serviced Companion Loan, the Trustee will be required to terminate the Special Servicer solely with respect to such Serviced Loan Combination.

Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer”, the Trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

●
appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the Holders of Certificates entitled to a majority of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period, may require the Trustee to appoint or petition a court to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor; provided that the successor is the subject of a Rating Agency Confirmation from each Rating Agency and an analogous “rating agency confirmation” from each hired rating agency for any CMBS backed by a Serviced Companion Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in clause (vii), (viii) or (ix) under the definition of “Servicer Termination Event” that appears in this prospectus supplement, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as Master Servicer for a period of up to 45 days.

If a Servicer Termination Event under the clause (x) under the definition of “Servicer Termination Event” occurs on the part of the Master Servicer, or if any other Servicer Termination Event occurs on the part of the Master Servicer affecting any Serviced Loan Combination and the Master Servicer is not terminated pursuant to the Pooling and Servicing Agreement, whether as a result of waiver of the Servicer Termination Event or otherwise, the holder of such Serviced Companion Loan will be entitled to require the Master Servicer to appoint a sub-servicer, subject to certain conditions that will include the delivery of Rating Agency Confirmation and an analogous “rating agency confirmation” from each hired rating agency for any CMBS backed by such Serviced Companion Loan, to be selected by the Master Servicer, that will be responsible for primary servicing such Serviced Loan Combination.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of a Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates.

Waivers of Servicer Termination Events

In general, Certificateholders entitled to at least 66-2/3% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates affected by any Servicer Termination Event, and with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan if affected by the Servicer Termination Event, may waive the Servicer Termination Event.  However, the Servicer Termination Events described in clauses (i), (ii), (vii)(B), (viii) and (ix) under the definition of “Servicer Termination Event” that appears in this prospectus supplement may only be waived by all of the Holders of the affected Classes of Certificates and, with respect to the related Serviced Loan Combination, all holders of the affected Serviced Companion Loan, if affected by such Servicer Termination Event.  No person other than the holder of the related Serviced Companion Loan will be entitled to waive any Servicer Termination Event described in clause (x) under the definition of “Servicer Termination Event” in this prospectus supplement that arises with respect to a Serviced Companion Loan if affected by such Servicer Termination Event.  No person other than the Depositor will be entitled to waive any Servicer Termination Event described in clause (xi) under the definition of “Servicer Termination Event” in this prospectus supplement without the prior consent of the Depositor and the depositor for any CMBS backed by a Serviced Companion Loan if affected by such Servicer Termination Event.  Furthermore, if the Trustee and/or the Certificate Administrator is required to spend any monies in connection with any Servicer Termination Event, then that Servicer Termination Event may not be waived unless and until the Trustee and/or the Certificate Administrator, as the case may be, has been reimbursed, with interest, by the party requesting the waiver.  Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Replacement of the Special Servicer

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor Special Servicer.  It will be a condition to such appointment that (i) a Rating Agency Confirmation be delivered as to the appointment, and (ii) the successor Special Servicer is a Qualified Replacement Special Servicer.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of Holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates) of all Certificates on an aggregate basis requesting a vote to terminate the Special Servicer and appoint a successor Special Servicer, (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the

Certificate Administrator in connection with administering such vote (which fees and expenses will not be paid from the Trust Fund) and (iii) delivery by such Holders to the Certificate Administrator of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders) (and, if applicable, an analogous rating agency confirmation from each rating agency rating a security issued in connection with the securitization of a Serviced Companion Loan), the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of Holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer that was proposed by the Certificateholders requesting the vote.  Such termination and replacement will be further conditioned, however, on such successor Special Servicer being a Qualified Replacement Special Servicer.  Any such termination will also be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination.  If a proposed termination and replacement of the Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect (except that the Certificate Administrator will be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans), during any Senior Consultation Period, if the Trust Advisor determines, in its sole discretion exercised in good faith, that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the then-current Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement Special Servicer. The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders. The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate Certificate Principal Balances of the Certificates) of all Principal Balance Certificates on an aggregate basis. In the event the Holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies (and, if applicable, an analogous rating agency confirmation from each rating agency rating a security issued in connection with the securitization of a Serviced Companion Loan), unless such Certificateholders themselves deliver such Rating Agency Confirmation. In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and, if applicable, an analogous rating agency confirmation from each rating agency rating a security issued in connection with the securitization of a Serviced Companion Loan) (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer. Any such termination will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense. If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then (i) the proposed termination and replacement will have no further force or effect, (ii) the Certificate Administrator will post such notice to the Certificate Administrator’s Website in accordance with the Pooling and Servicing Agreement and (iii) the Certificate Administrator will notify the Trustee and the then-current Special Servicer. The costs and expenses of administering the notices, solicitation of votes and otherwise incurred by the Certificate Administrator, the Trustee or the Trust Advisor in connection with the proposed removal and replacement (including the costs and expenses associated with obtaining Rating Agency Confirmations and the applicable opinion of counsel) will constitute expenses of the Trust Fund to be paid by withdrawal from the Distribution Account.  None of the Special Servicer, any Certificateholder or any other Person will have any cause of action against the Trust Advisor or any other Person based upon or arising from the Trust Advisor’s determination under this paragraph, or the result of the vote of the Certificateholders.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination:  (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person (other than any change in the entity type or state or jurisdiction of formation), (b) no event or circumstance constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor Special Servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor Special Servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor Special Servicer has been expressly approved by 100% of the Certificateholders; and (ii) is not a Prohibited Party and has not been terminated in the capacity of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in clause (x) of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Events” above, unless the appointment of such person as successor Special Servicer has been expressly approved by depositor acting in its reasonable discretion.

With respect to a Non-Serviced Mortgage Loan, during any “subordinate control period”, the majority subordinate certificateholder under the Other Pooling and Servicing Agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such Other Special Servicer.

In addition, with respect to a Non-Serviced Mortgage Loan, during any “collective consultation period” or “senior consultation period” (or similar periods) under the Other Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the Other Special Servicer may be requested, and a successor Other Special Servicer may be appointed, pursuant to terms that are or are expected to be substantially similar to those in the Pooling and Servicing Agreement.

In addition, with respect to a Non-Serviced Mortgage Loan, during any “senior consultation period” (or similar period) under the Other Pooling and Servicing Agreement, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under such Other Pooling and Servicing Agreement in accordance with the related servicing standard, such Other Trust Advisor will have the right to recommend the replacement of such Other Special Servicer pursuant to terms that are or are expected to be substantially similar to those in the Pooling and Servicing Agreement.

With respect to the St. Johns Town Center Loan Combination, prior to the occurrence and continuance of a Control Appraisal Period with respect to the senior-most class of Control-Eligible WFRBS 2014-C24 Loan-Specific Certificates, the preceding three paragraphs will be inapplicable with respect to the replacement of the Other Special Servicer.  Prior to such Control Appraisal Period, the WFRBS 2014-C24 Loan-Specific Majority Subordinate Certificateholder, or the WFRBS 2014-C24 Loan-Specific Subordinate Class Representative on its behalf, will have the right to terminate and replace the Other Special Servicer with respect to the St. Johns Town Center Loan Combination with or without cause.

See “—Servicing of the Loan Combinations” in this prospectus supplement.

Resignation of the Master Servicer and the Special Servicer

Any of the Master Servicer or the Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement).  Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect.  Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation will become effective until the trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, the Master Servicer and the Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation from each Rating Agency (and, if applicable, an analogous rating agency confirmation from each rating agency rating a security issued in connection with the securitization of a Serviced Companion Loan), (iv)  the successor accepts appointment in writing prior to the effectiveness of such resignation and (v) the successor is not a Prohibited Party at the time of such appointment unless the Depositor consents to the appointment in its reasonable discretion.

A resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, the costs of obtaining Rating Agency Confirmation and reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

No Master Servicer or Special Servicer will be permitted to resign except as described above.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any Serviced Companion Loan or any Mortgaged Property or any REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) (including for purposes of the definition of “Servicing Standard”) be made using a discount rate (a) for principal and interest payments on a Mortgage Loan (or Serviced Loan Combination, as applicable), or the sale of a Mortgage Loan (or Serviced Loan Combination, as applicable), the higher of (x) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan (or Serviced Loan Combination) based on its outstanding Stated Principal Balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application of the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion. The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (with respect to the Appraisal Reduction Amount, once such information is received from the Master Servicer) (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative.  In the event the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any such determination made by the Special Servicer in the exercise of such discretion, the Trust Advisor and the Special Servicer will consult in good faith with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion.  During any Collective Consultation Period, the Special Servicer will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and such information and supporting materials, and to engage in consultation with the Subordinate Class Representative in connection with such calculations and determinations.  During any Collective Consultation Period, in the event that the Trust Advisor and the Subordinate Class Representative agree on such matters, the Special Servicer will perform its calculations in accordance with such agreement.  Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, which must post the report to the Certificate Administrator’s Website, and to the holder of any related Serviced Companion Loan.  No other action is required in connection with such circumstances.

Maintenance of Insurance

In the case of each Mortgage Loan and Serviced Loan Combination (including any Specially Serviced Mortgage Loan but excluding a Non-Serviced Mortgage Loan), the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower(s) to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

●
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the outstanding principal balance of the Mortgage Loan or Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

●	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related Mortgage Loan documents.

Notwithstanding the foregoing, however:

●
the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Loan Combination, pursuant to the related Mortgage Loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

●
the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related Mortgaged Property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of the Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”).  The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided, however, that upon the Special Servicer’s determination, consistent with the

Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of an REO Property whose related REO Mortgage Loan or, if applicable, REO Companion Mortgage Loan had an initial principal balance exceeding $35,000,000), in each case, if so required pursuant to the related Mortgage Loan documents.  However, the Special Servicer will not be required in any event to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest or to the extent that such coverage is not available at commercially reasonable rates or that requiring or maintaining such coverage would not be consistent with the Servicing Standard.

If (1) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or the Special Servicer has long-term unsecured debt obligations that are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs (which may include Moody’s and/or Morningstar) or one NRSRO (which may include Moody’s and/or Morningstar) and AM Best Company) and “A3” by Moody’s or has received a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or the Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the related Collection Account (and, if any Serviced Loan Combination is involved, the Companion Loan Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained under the related Mortgage Loan documents (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).  With respect to a Non-Serviced Mortgage Loan, the related Other Master Servicer or Other Special Servicer, as applicable, will or is expected to service such Non-Serviced Mortgage Loan and any related REO Property on terms that are or are expected to be substantially similar to those described above.  See “—Servicing of the Loan Combinations” in this prospectus supplement.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings” means, (i) with respect to any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan or Serviced Loan Combination, a claims-paying ability rating of at least (1) ”A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating by (A) at least two NRSROs (which may include S&P, Moody’s and/or Fitch) or (B) one NRSRO (which may include S&P, Moody’s and/or Fitch) and A.M. Best Company) or (2) ”A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include Fitch and/or Morningstar) or (B) one NRSRO (which may include Fitch and/or Morningstar) and A.M. Best Company)), and (ii) in the case of fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to any one of the following:  (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch, (d) “A(low)” by DBRS or (e) “A:X” by A.M. Best Company; provided, however, that an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ratings set forth in this clause (ii) if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or the consent of any holder of a Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made herein (or, in the private placement memorandum relating to the non-offered certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement, (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) as evidenced by an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as will be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)      any such amendment for the specific purposes described in clause (iv), (vii) or (ix) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect;

(b)      no such amendment will adversely affect the holder of any Serviced Companion Loan without the written consent of such holder; and

(c)      no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, following non-binding consultation with the Trustee, informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA and at the expense of the Depositor. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party thereto. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of (1) the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to each Class that is materially affected by the amendment and (2) the holder of any Serviced Companion Loan materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, or which are to be distributed to the holder of any Serviced Companion Loan without the consent of such holder, (ii) reduce the aforesaid percentage of aggregate Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the Holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the Holders of all Certificates of the Class(es) affected thereby and the consent of the holders of any affected Serviced Companion Loan, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, (vi) otherwise materially adversely affect the holder of any Serviced Companion Loan without the consent of such holder, or (vii) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition, the Pooling and Servicing Agreement may not be amended in any manner that adversely affects a Serviced Companion Loan without the consent of the holder of any Serviced Companion Loan.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be consented to by any party to the Pooling and Servicing Agreement unless such party has obtained or received, at the expense of the party requesting such amendment, an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above; provided, however, if such amendment is requested by the Trustee or the Certificate Administrator, or if such amendment is requested by any other party for the benefit of Certificateholders as evidenced by an officer’s certificate to such effect delivered by such requesting party, the expense of any related opinion of counsel will be an expense of the Issuing Entity.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,

2.
the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer in that order of preference, and

3.	the exchange by any single Holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund with the consent of the Master Servicer.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder.  The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer and the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

●
if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desires to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single Holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.
the Appraised Value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

●	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then outstanding Certificates.  The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.  Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single Holder of all of the Certificates for all of the Mortgage Loans and interests in REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.  If an exchange is to occur as described above, then the Holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the applicable Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement.  No such exchange may occur until the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) has been reduced to zero.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required Mortgage Loan or Companion Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property.  In general, the Special Servicer will be required to monitor any Mortgage Loan or Companion Loan (other than a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, which are anticipated to be monitored by the related Other Special Servicer) for which it is responsible, that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer (or the related Other Special Servicer) is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the Special Servicer (or an Other Special Servicer) can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders and any holder of a related Companion Loan, if applicable, may vary considerably depending on the particular Mortgage Loan or Loan Combination, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and/or Companion Loan(s) and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or Companion Loan(s) or to foreclose on the Mortgaged Property for a considerable period of time. See “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus.

If a default on a Mortgage Loan has occurred, the Special Servicer (or an Other Special Servicer), on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard (or, with respect to an Other Special Servicer, the servicing standard under the related Other Pooling and Servicing Agreement).  The Special Servicer (or an Other Special Servicer) may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

(i)         either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)        either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the accompanying prospectus.

If title to any Mortgaged Property is acquired pursuant to a default or deed-in-lieu of foreclosure, the Special Servicer (or the related Other Special Servicer), on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition or unless (i) the IRS grants an extension of time to sell such property or such an extension has been granted under IRS regulations or administrative procedures or does not deny an application for extension of time or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer (or the related Other Special Servicer) will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer (or the related Other Special Servicer), on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the Special Servicer (or an Other Special Servicer) of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard (or, with respect to an Other Special Servicer, the servicing standard under the related Other Pooling and Servicing Agreement).

If liquidation proceeds collected and allocable with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer (or an Other Special Servicer) with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer (or the Other Special Servicer) will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such liquidation proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, as a collective whole (or if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, in the best interest of the Certificateholders and the holder of such Serviced Companion Loan as a collective whole), to attempt to sell such Defaulted Mortgage Loan (and if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, to sell the entire Serviced Loan Combination), the Special Servicer will use reasonable efforts to solicit offers for such Defaulted Mortgage Loan or Serviced Loan Combination on behalf of the Certificateholders (or if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, on behalf of the Certificateholders and the holder of such Serviced Companion Loan) in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer will give the Trustee, the Certificate Administrator, the Master Servicer, the Trust Advisor (at any time other than a Subordinate Control Period), the Subordinate Class Representative (at any time other than a Senior Consultation Period) and the Majority Subordinate Certificateholder (at any time other than a Senior Consultation Period), not less than three (3) business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan.  In no event will the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The appraiser conducting any such new appraisal will be an appraiser selected by the Special Servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is so making an offer.  The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance.  Notwithstanding the foregoing, but subject to the proviso in the first sentence of this paragraph, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Mortgage Loan, then the Trustee will not be required to make any such determination of fair price and such offer will be deemed to be a fair price.  Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the Special Servicer will require that all offers be submitted to the Trustee in writing.  In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination. The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price (but subject to the proviso in the first sentence of this paragraph with respect to an offer from an Interested Person).

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard.  Notwithstanding the provisions described above, in connection with any sale of the Mortgage Loan that is part of a Serviced Loan Combination, the Special Servicer will be required to sell such Mortgage Loan with the related Serviced Companion Loan as a whole loan and will require that all offers be submitted to the Certificate Administrator in writing.  Whether any cash offer constitutes a fair price for such Serviced Loan Combination will be determined by the Trustee in accordance with the procedures set forth in the Pooling and Servicing Agreement; provided, that no offer from an interested person (as defined in the related intercreditor agreement) will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any such offer constitutes a fair price for a Serviced Loan Combination, the Trustee will be supplied with and may rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The Trustee will instruct the appraiser to take into account (in addition to the results of any appraisal and updated appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), as applicable, among other factors, the period and amount of any delinquency on such Serviced Loan Combination, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination.  Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Companion Loan without the written consent of the holder of the related Serviced Companion Loan unless the Special Servicer has delivered to the holder of the related Serviced Companion Loan:  (a) at least 15 business days prior written notice of any decision to attempt to sell such Serviced Loan Combination; (b) at least 10 days prior to the proposed sale, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale, a copy of the most recent appraisal for such Serviced Loan Combination, and any documents in the servicing file requested by the holder of such Serviced Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the Majority Subordinate Certificateholder, the Subordinate Class Representative (during any Subordinate Control Period), the holder of such Serviced Companion Loan or a representative thereof will be permitted to bid at any sale of such Serviced Loan Combination.

Notwithstanding the provisions described above, the Special Servicer will not be obligated to accept the highest cash offer if the Special Servicer determines (in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative and, to the extent a Collective Consultation Period or a Senior Consultation Period is then in effect, in consultation with the Trust Advisor), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of a Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole as if they together constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of a Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole as if they together constituted a single lender).  In connection with any consultation with the Trust Advisor contemplated above, the Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the Special Servicer.

If a Non-Serviced Loan Combination serviced under another securitization becomes a “defaulted mortgage loan” under the Other Pooling and Servicing Agreement (which term is or is expected to be defined under that agreement in substantially the same manner as “Defaulted Mortgage Loan” is defined under the Pooling and Servicing Agreement), such Non-Serviced Loan Combination will be subject to sale in its entirety pursuant to the provisions of the Other Pooling and Servicing Agreement.  See “—Servicing of the Loan Combinations” and “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC Provisions require its sale).  The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property.  If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC Provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it will deem necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee.  In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance).  The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if no Interested Person is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if an Interested Person is so submitting an offer.  Notwithstanding the foregoing, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Mortgage Loan, then such offer will be deemed to be a fair price and the Trustee will not be required to make any such determination.  Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing.  In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the Special Servicer will be required to take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC Provisions).  The Purchase Price for any REO Property will in all cases be deemed a fair price.  No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received.  In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited.  If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property.  Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the applicable Collection Account; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the related Collection Account.  Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the Special Servicer nor the Trustee will have any liability to any Certificateholder with respect to the purchase price therefor accepted.

If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●
the IRS grants an extension of time to sell the property, such an extension is deemed to have been granted under IRS regulations or administrative procedures or the IRS does not deny an application for an extension of time, or

●
the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property.

If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only.  The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property.  The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

●	maintains its status as foreclosure property under the REMIC Provisions, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each prospective REO Property prior to acquisition of title by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from the property if the Trust acquired it.  The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Code Section 860G(c), or

●	a tax on prohibited transactions under Code Section 860F.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions,

that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties.  Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income.  The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate.  The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate.  Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any of the preceding entities.

Modifications, Waivers, Amendments and Consents

The Special Servicer (in the case of a Specially Serviced Mortgage Loan) or the Master Servicer (with respect to any Performing Mortgage Loan or related Serviced Companion Loan), may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

●	modify, waive or amend any term of any Mortgage Loan or Serviced Companion Loan;

●	extend the maturity of any Mortgage Loan or Serviced Companion Loan;

●	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan or Serviced Companion Loan;

●	defer or forgive the payment of late payment charges on any Mortgage Loan or Serviced Companion Loan;

●	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan or Serviced Companion Loan;

●	permit the release, addition or substitution of collateral securing any Mortgage Loan or Serviced Companion Loan;

●	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan or Serviced Companion Loan; or

●	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

●
Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to or consent to a request to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, a Serviced Mortgage Loan or Serviced Companion Loan, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Serviced Mortgage Loan or Serviced Companion Loan, (2) materially and adversely affect the security for that Serviced Mortgage Loan or Serviced Companion Loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

●
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to a Serviced Mortgage Loan or Serviced Companion Loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under that Serviced Mortgage Loan or Serviced Companion Loan, or

2.	in the judgment of the Special Servicer, materially impair the security for that Serviced Mortgage Loan or Serviced Companion Loan,

unless a material default on that Serviced Mortgage Loan or Serviced Companion Loan has occurred or, in the judgment of the Special Servicer, a default with respect to payment on that

Serviced Mortgage Loan or Serviced Companion Loan at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders as a collective whole, on a present value basis than would liquidation.

●
Neither the Master Servicer nor the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due on a Serviced Mortgage Loan or Serviced Companion Loan, to a date beyond the earlier of—

1.	five years prior to the rated final distribution date, and

2.
if that Serviced Mortgage Loan or Serviced Companion Loan is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease or space lease, ten years, prior to the end of the then current term of the related ground lease or space lease, plus any unilateral options to extend.

●
Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, a Serviced Mortgage Loan or Serviced Companion Loan, if doing so would result in an Adverse REMIC Event.

●
Subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any performing Mortgage Loan or Serviced Companion Loan unless all related fees and expenses are paid by the borrower.

●
The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for a Serviced Mortgage Loan or Serviced Companion Loan, unless the Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of such Serviced Mortgage Loan or Serviced Companion Loan under the related Mortgage Loan documents, a Rating Agency Confirmation with respect to such addition or substitution of real estate collateral (and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by the related Serviced Companion Loan, if applicable).

●
With limited exceptions generally involving the delivery of substitute collateral, the paydown of any Serviced Mortgage Loan or Serviced Companion Loan or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Serviced Mortgage Loan or Serviced Companion Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, such Serviced Mortgage Loan or Serviced Companion Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulation Section 1.1001-3(c)(3)), provided, however, that in the case of transactions involving a release of a lien on real property that secures a Serviced Mortgage Loan or Serviced Companion Loan, such a lien release will be permitted only if the related Serviced Mortgage Loan or Serviced Companion Loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30.  In addition, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Notwithstanding the foregoing, the Master Servicer will not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder or holder of any Serviced Companion Loan or obtain any Rating Agency Confirmation in order to approve the following modifications, waivers or amendments of Performing Mortgage Loans or any related Serviced Companion Loan:  (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property, including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan or Serviced Companion Loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (A) do not involve a ground lease or lease of an outparcel and (B) affect less than the lesser of (or, in the case of any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign, the greater of) (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) approval of annual budgets to operate a Mortgaged Property, other than a budget with (1) a material (more than 15%) increase in operating expenses or (2) payments to entities actually known by the Master Servicer to be affiliates of the related borrower (excluding payments to affiliated entities agreed to at the origination of the related Mortgage Loan or previously agreed by the Special Servicer); (vi) approval of a change of the property manager that does not otherwise constitute a Material Action pursuant to clause (10) of the definition of Material Action at the request of the related borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan or Serviced Companion Loan does not have a Stated Principal Balance that is greater than or equal to $2,500,000 or 2% of the then-aggregate Stated Principal Balance of the Mortgage Pool, whichever is less; (vii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan or Serviced Companion Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related Mortgage Loan documents that do not include any other approval or exercise); (viii) modifications to cure any ambiguity in, or to correct or supplement any provision of any intercreditor agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the Subordinate

Class Representative’s consent will be required for any such modification of an Intercreditor Agreement during any Subordinate Control Period; provided that any such modification, waiver, consent or amendment (a) would not constitute a “significant modification” of the subject Mortgage Loan or Serviced Loan Combination pursuant to Treasury Regulations Section 1.860G-2(b), would not cause the subject Serviced Mortgage Loan or Serviced Loan Combination to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to any of REMIC I, REMIC II or REMIC III or constitute an Adverse Grantor Trust Event with respect to the Grantor Trust, and (b) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or Serviced Companion Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan or Serviced Companion Loan, then such calculation of the value of the collateral will be solely based on the real property constituting the remaining Mortgaged Property.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans and the Serviced Companion Loans must be in writing.  Each of the Master Servicer and the Special Servicer must deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to a modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s written analysis, and with all information that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or, in connection with an Acceptable Insurance Default, 90 days or, in connection with any Serviced Loan Combination, within ten (10) business days (or in connection with an Acceptable Insurance Default, thirty (30) days, or in connection with a leasing matter with respect to a Serviced Loan Combination, five (5) business days) after the time period provided for in the related Intercreditor Agreement) of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s written analysis and all information reasonably requested thereby in order to make an informed decision, such consent will be deemed to have been granted.  If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

With respect to a Non-Serviced Mortgage Loan, such Non-Serviced Mortgage Loan is or will be subject to the provisions of the Other Pooling and Servicing Agreement in respect of modifications that are or are expected to be substantially similar to the provisions set forth above.  See “—Servicing of the Loan Combinations” in this prospectus supplement.

“Material Action” means, for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any of the following actions:

1.
any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.	any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination;

3.
following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Loan Combination or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.
any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.
any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

7.
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

8.
any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related Mortgage Loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

9.
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Loan Combination, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.
any property management company changes (with respect to a Mortgage Loan with a principal balance equal or greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan or Serviced Loan Combination for which the lender is required to consent or approve such changes under the Mortgage Loan documents);

11.
releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

12.
any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan or Serviced Companion Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Companion Loan and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.
any determination by the Master Servicer to transfer a Mortgage Loan or Serviced Loan Combination to the Special Servicer under the circumstances described in paragraph (c) of the definition of “Servicing Transfer Event”; or

15.
any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (or, in the case of any Mortgage Loan primary serviced by Prudential Asset Resources, Inc. or any successor or assign, the greater of) (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan;

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder.  The “Majority Subordinate Certificateholder” will be the Holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class Control-Eligible Certificates that has an aggregate Certificate Principal Balance (as reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of its total initial Certificate Principal Balance or (ii) during a Collective Consultation Period, the most subordinate Class Control-Eligible Certificates that has an aggregate Certificate Principal Balance (without regard to Appraisal Reduction Amounts) that is at least equal to 25% of its total initial Certificate Principal Balance.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the holder of a majority interest in the Class E Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of any of the rights of the Subordinate Class Representative set forth in the Pooling and Servicing Agreement, by written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor (any such holder or group of affiliated holders that makes such an election, the “Opting-Out Party”).  Any such waiver will remain effective with respect to such holder and such Class until such time as that Opting-Out Party has sold or transferred a majority of the Class E Certificates to an unaffiliated third party (such sale and certification, a “Class E Transfer”).  Following any such Class E Transfer, the successor Majority Subordinate Certificateholder will again have the rights of the Majority Subordinate Certificateholder as described in this prospectus supplement without regard to any prior waiver by the predecessor Majority Subordinate Certificateholder. Such successor Majority Subordinate Certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative or to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of any of the rights of the Subordinate Class Representative. No such successor Majority Subordinate Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to the Class E Transfer that had not also become a Corrected Mortgage Loan prior to such Class E Transfer until such Mortgage Loan becomes a Corrected Mortgage Loan.

Whenever such an “opt-out” by a Majority Subordinate Certificateholder is in effect:

●	a Senior Consultation Period will be deemed to have occurred and continue; and

●
the rights of the Majority Subordinate Certificateholder to appoint a Subordinate Class Representative and the rights of the Subordinate Class Representative will not be operative (notwithstanding whether a Subordinate Control Period or Collective Consultation Period is or would otherwise then be in effect).

A “Subordinate Control Period” will exist as long as the Certificate Principal Balance of the Class E Certificates (as reduced by any Appraisal Reduction Amounts allocable to such Class) is at least 25% of the initial Certificate Principal Balance of the Class E Certificates (unless a Senior Consultation Period is deemed to occur generally or with respect to a particular Mortgage Loan, pursuant to clause (ii) of the definition of “Senior Consultation Period”).

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to a Non-Serviced Mortgage Loan), and appoint itself or an affiliate or another person as the successor Special Servicer.  With respect to a Non-Serviced Mortgage Loan, the subordinate class representative (or similar party) with respect to the related securitization is expected to be have a right to terminate the related Other Special Servicer that is or is expected to be substantially similar to the right described above.  See “—Servicing of the Loan Combinations” in this prospectus supplement. It will be a condition to such appointment that the Trustee receives Rating Agency Confirmations from each Rating Agency (and, in the case of a Serviced Loan Combination, an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by the related Serviced Companion Loan, if applicable). It is anticipated that the B-Piece Buyer will purchase the Class X-C, Class X-D, Class X-E, Class E, Class F, Class G and Class V Certificates on the Closing Date and become the initial Majority Subordinate Certificateholder.

Subordinate Class Representative.  The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”).  This right may be exercised at any time and from time to time.  The Subordinate Class Representative may resign at any time.  The initial Subordinate Class Representative will be the B-Piece Buyer.  If at any time the Majority Subordinate Certificateholder has not appointed a Subordinate Class Representative pursuant to the Pooling and Servicing Agreement, then the Majority Subordinate Certificateholder will be deemed to be the Subordinate Class Representative; provided that this provision will not apply in the event the Majority Subordinate Certificateholder has expressly waived its right to act as or appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder.  The Subordinate Class Representative may not be a borrower or an affiliate of a borrower.  The provisions summarized below will be subject to the right of certain Majority Subordinate Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Rights and Powers of Subordinate Class Representative.  During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to a Non-Serviced Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it.  However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, if affected thereby, the holder(s) of any Serviced Companion Loan, as a collective whole.  Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to a Non-Serviced Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement.  During a Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to remove the existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—Replacement of the Special Servicer” above (in each case, other than with respect to a Non-Serviced Mortgage Loan).  With respect to the St. Johns Town Center Mortgage Loan, neither the Subordinate Class Representative nor any other party will have any right to request that the subordinate class representative (or similar party) with respect to the WFRBS 2014-C24 securitization consult with it on a non-binding or any other basis with respect to material actions under the WFRBS 2014-C24 Pooling and Servicing Agreement, which are similar, but not identical, to the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related Intercreditor Agreement.

With respect to the AMCP Portfolio Mortgage Loan, after the AMCP Portfolio Companion Securitization Date, the Subordinate Class Representative will be permitted to request that the subordinate class representative (or similar party) with respect to the related other securitization consult with it on a nonbinding basis with respect to material actions under the related Other Pooling and Servicing Agreement, which are or are expected to be similar, but not identical, to the Material Actions under the Pooling and  Servicing Agreement, in accordance with the terms of the related Intercreditor Agreement.

Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Collective Consultation Period” will exist when both (i) the aggregate Certificate Principal Balance of the Class E Certificates (as reduced by any Appraisal Reduction Amounts allocable to that Class) is less than 25% of the initial Certificate Principal Balance of the Class E Certificates and (ii) the aggregate Certificate Principal Balance of the Class E Certificates (without regard to any Appraisal Reduction Amounts allocable to that Class) is at least 25% of the initial Certificate Principal Balance of the Class E Certificates.

A “Senior Consultation Period” will exist when either (i) the Certificate Principal Balance of the Class E Certificates (without regard to the allocation of any Appraisal Reduction Amounts to such Class) is less than 25% of the initial Certificate Principal Balance of the Class E Certificates or (ii) the then-Majority Subordinate Certificateholder that holds a majority of the Class E Certificates (provided such Class is the Subordinate Class) has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that with respect to a Non-Serviced Mortgage Loan, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to the other securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to a Non-Serviced Mortgage Loan).  During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove the existing Special Servicer.  With respect to a Non-Serviced Mortgage Loan, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to the other securitization.

Also notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement (or with respect to the Serviced Loan Combination, the related Intercreditor Agreement), including that party’s obligation to act in accordance with the Servicing Standard and the REMIC Provisions;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●
materially expand the scope of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Trustee’s or the Trust Advisor’s responsibilities under the Pooling and Servicing Agreement.

Also notwithstanding the provisions described above, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period under the Pooling and Servicing Agreement will not limit the control and consultation rights of the holder of a Serviced Companion Loan included in a Serviced Loan Combination that we describe in this prospectus supplement.

With respect to a Non-Serviced Mortgage Loan, substantially similar provisions will or are expected to apply with respect to the subordinate class representative (or similar party) under the related other securitization.  See “—Servicing of the Loan Combinations” in this prospectus supplement.

When reviewing this “The Pooling and Servicing Agreement” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

Liability to Borrowers.  In general, any and all expenses of the Subordinate Class Representative are to be borne by the Holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund.  However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders.  The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of Holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the Holders of the Class E, Class F and/or Class G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the Holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the Holders of the Class E, Class F and/or Class G Certificates over the interests of the Holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.  With respect to a Non-Serviced Mortgage Loan, substantially similar provisions will or are expected to apply with respect to the subordinate class representative under the related other securitization.  See “—Servicing of the Loan Combinations” in this prospectus supplement.

The Trust Advisor

General.  The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust.  During a Collective Consultation Period or Senior Consultation Period, the Trust Advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of and report regarding the Special Servicer delivered to the Certificate Administrator.  The review and report generally will be based on: (a) during a Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer; (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer and/or (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult with the Special Servicer with regard to certain matters with respect to the Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard.  The Trust Advisor will have no liability to any Certificateholders or any Companion Loan holders for actions taken or not taken under the Pooling and Servicing Agreement.  No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement.  The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Your Lack of Control Over the Trust and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” above.  For the avoidance of doubt, the Trust Advisor is not an Investment Adviser within the meaning of the Investment Advisers Act, as amended, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

Notwithstanding any contrary provision described herein, the Trust Advisor will have no duty with respect to a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, or the assessment of the actions of any Special Servicer in this securitization or any other securitization taken with respect to a Non-Serviced Mortgage Loan.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of, (1) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, and (2) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer, and (b) during a Senior Consultation Period, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be provided to the Certificate Administrator for the benefit of the Certificateholders (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans during the prior calendar year; provided, however, that during any Subordinate Control Period, such assessment will relate solely to Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued.  No annual report will be required from the Trust Advisor with respect to the Special Servicer if during the prior calendar year no asset status report is prepared (or during a Subordinate Control Period, finalized) by the Special Servicer in connection with any Specially Serviced Mortgage Loan or REO Property.  The Trust Advisor will provide the Special Servicer and, during any Subordinate Control Period or Collective Consultation Period, the Subordinate Class Representative and the holder of any Serviced Companion Loans with a copy of such annual report.  Each of the Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report produced by the Trust Advisor at least ten days prior to the delivery thereof to the Certificate Administrator.  In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.  Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

The form of annual report is attached to this prospectus supplement as Annex G.  In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from the Trust Advisor’s understanding of the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party in litigation or in potential legal proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer that prepared an asset status report in connection with any Specially Serviced Mortgage Loan or REO Property during such preceding calendar year and, subject to the limitations described in this prospectus supplement or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans as described in the Pooling and Servicing Agreement.  During such annual meeting, the Trust Advisor will discuss the Special Servicer’s operational practices in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and may discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans by the Special Servicer during such calendar year.  The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting.  The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that will be discussed during the annual meeting.

In connection with the annual meeting described in the preceding paragraph, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer.  The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the Specially Serviced Mortgage Loans and the related platform-level information for each annual meeting.

Subordinate Control Period.  With respect to all Mortgage Loans (other than the Non-Serviced Mortgage Loans), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews as set forth in this Agreement and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report.  The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor will not be required, in connection with any Trust Advisor Annual Report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then Holders of the Control-Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the trustee or certificate administrator, if any, appointed for the benefit of the holder of any Serviced Companion Loan, and to the extent expressly required by the Pooling and Servicing Agreement and under the circumstances described in the following sentence.  If the Trust Advisor, the Trust Advisor’s subcontractors or the Trust Advisor’s affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer) receives any Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree.  Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor, which will inure to the benefit of the Subordinate Class Representative.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its Trust Advisor Annual Report but will not opine on, or otherwise call into question (whether in the annual report or otherwise) such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period.  During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will promptly deliver each asset status report prepared in connection with the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor and, during a Collective Consultation Period, the Subordinate Class Representative.  The Trust Advisor will be required to provide any comments it may have to the Special Servicer in respect of the asset status reports, if any, within ten business days of receipt of the asset status report and any additional information reasonably requested by the Trust Advisor, and propose possible alternative courses of action to the extent it determines such alternatives may be in the best interest of the Certificateholders (including any Holders of Control-Eligible Certificates) and the holder of a Serviced Companion Loan, if applicable, as a collective whole.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to, and prior to, Material Actions (regardless of whether such Material Actions are covered by an asset status report) and the Trust Advisor will be required to provide any comments it may have to the Special Servicer in respect of each such Material Action within 10 business days of receipt of both a written request for consultation with respect to such Material Action and any additional information reasonably requested by the Trust Advisor.  Any such consultation during a Collective Consultation Period will be in addition to any consultation with the Subordinate Class Representative.  Notwithstanding the provision described in the preceding sentence or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative.  The Special Servicer will revise each such asset status report as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders (and the holder of any affected Serviced Companion Loan) as a collective whole.

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or Serviced Loan Combination or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC Provisions or result in an adverse tax consequence for the Trust Fund.  For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees.  The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.  The Trust Advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” in this prospectus supplement.

Indemnification of the Trust Advisor and Related Persons.  The Trust Advisor, its affiliates and any of its managers, members, directors, officers, shareholders, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that such indemnification will be subject to the limitations described under “Description of the Offered

Certificates” in this prospectus supplement; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties.  See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.

Certain Restrictions on the Trust Advisor and Its Affiliates.  The Pooling and Servicing Agreement will prohibit the Trust Advisor from making any principal investment in any Certificate or interest therein; provided, however, that such prohibition will not be construed to have been violated (i) in connection with riskless principal transactions effected by a broker-dealer affiliate of the Trust Advisor or (ii) pursuant to investments by an affiliate of the Trust Advisor if the Trust Advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the Trust Advisor under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the Trust Fund and the Trust Advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.  In addition, the Pooling and Servicing Agreement will impose an obligation on the Trust Advisor not, and to cause its affiliates not, to enter into any transaction as a result of which (i) the Special Servicer or any affiliate thereof would be obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof in connection with the Pooling and Servicing Agreement (other than compensation to which the Trust Advisor is entitled under the Pooling and Servicing Agreement) (x) in connection with the Trust Advisor’s obligations under the Pooling and Servicing Agreement or (y) in consideration of the appointment or continuation of such person or entity as the Special Servicer, (ii) the Special Servicer would be entitled to receive any compensation from the Trust Advisor in connection with the Pooling and Servicing Agreement or (iii) the Special Servicer would be entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment or continuation of such person or entity as Special Servicer under the Pooling and Servicing Agreement unless, in the case of each provision described in the foregoing clauses (i) through (iii), the transaction is approved by Certificateholders representing 100% of the Voting Rights.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of Holders of Certificates entitled to not less than 25% of the aggregate Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Certificate Principal Balances of Classes to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement Trust Advisor selected by such Certificateholders (subject to certain criteria for the replacement Trust Advisor in the Pooling and Servicing Agreement), (ii) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, (iii) such requesting Holders delivering to the Certificate Administrator a Rating Agency Confirmation from each Rating Agency regarding the appointment of the replacement Trust Advisor (which confirmations will be obtained at the expense of such requesting Holders and will not constitute an Additional Trust Fund Expense) and (iv) such requesting Holders delivering to the Certificate Administrator an analogous “rating agency confirmation” from each NRSRO rating the mortgage backed securities backed by a Serviced Companion Loan regarding the appointment of the replacement Trust Advisor (which confirmations will be obtained at the expense of such requesting Holders and will not constitute an Additional Trust Fund Expense).  In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the vote or written direction of Holders of at least 75% of the aggregate Voting Rights (taking into account the application of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Certificate Principal Balances of Classes to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Certificate Administrator will notify the Trustee, and the Trustee will immediately replace the Trust Advisor with the replacement Trust Advisor.  If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates), the Trustee will, terminate the Trust Advisor.  In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement Trust Advisor pursuant to the terms of the Pooling and Servicing Agreement.  In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class D Certificates, the Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S Component of the Class PEX Certificates), the Class B Regular Interest (and, therefore, the Class B Certificates and the Class B Component of the Class PEX Certificates) or the Class C Regular Interest (and, therefore, the Class C Certificates and the Class C Component of the Class PEX Certificates) has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which will be payable in accordance with the priorities described in the Pooling and Servicing Agreement, and indemnification in respect of the period prior to its termination on the terms and conditions provided in the Pooling and Servicing Agreement.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement Trust Advisor meeting the eligibility requirements described in this prospectus supplement has accepted its appointment as the replacement Trust Advisor.  The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor).  During a Subordinate Control Period, the identity of the replacement Trust Advisor will be subject to the reasonable approval of the Subordinate Class Representative; provided that such approval will be deemed to have been granted if no objection is made within ten (10) business days following the Subordinate Class Representative’s receipt of the request for such approval, and, if granted, such approval may not thereafter be revoked or withdrawn.

Any replacement Trust Advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least five years of experience in collateral analysis and loss projections, and (ii) have at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan which the Special Servicer is servicing (other than a Non-Serviced Mortgage Loan), the Special Servicer must, in general, deliver to the Subordinate Class Representative, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or properties.  That asset status report is required to include the following information to the extent reasonably determinable:

●	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

●
a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property or properties;

●	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

●	the Appraised Value of the related Mortgaged Property or properties, together with the assumptions used in the calculation thereof; and

●	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the Master Servicer, the Certificate Administrator (upon request), the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s website).  During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt  (or, with respect to any Serviced Loan Combination, such longer period of time as may be set forth in the related Intercreditor Agreement), the Special Servicer will be required to implement the recommended action as outlined in the asset status report.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt (or, with respect to any Serviced Loan Combination, such longer period of time as may be set forth in the related Intercreditor Agreement); provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  During a Subordinate Control Period, the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders (as a collective whole, as if they together constituted a single lender).  In the event that, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative. Notwithstanding the foregoing, if the

Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period (or, with respect to any Serviced Loan Combination, such longer period of time as may be set forth in the related Intercreditor Agreement) referenced above and if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such ten business day period would materially and adversely affect the interest of the Certificateholders and the Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.  The foregoing does not relieve the Special Servicer of its duties to comply with the Servicing Standard.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the Certificate Administrator.  Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report will be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor.  Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” in this prospectus supplement.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC Provisions;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

With respect to a Non-Serviced Loan Combination, the related Non-Serviced Mortgage Loan is or will be subject to the provisions of the related Other Pooling and Servicing Agreement (which are or are expected to be substantially similar to the provisions set forth above) which provides or may provide for the production and delivery by the Other Special Servicer, and review by the related subordinate class representative (or similar party) and Other Trust Advisor, of asset status reports.  See “—Servicing of the Loan Combinations” in this prospectus supplement.

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to, and prior to, Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer will not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered Holders or from those parties that cannot receive such statement electronically, provide by first Class mail, on each distribution date to each registered Holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the depositor, a report (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.	the amount of the distribution on the distribution date to the Holders of each Class of Principal Balance Certificates in reduction of the Certificate Principal Balance of the Certificates;

2.	the amount of the distribution on the distribution date to the Holders of each Class of interest-bearing Certificates allocable to the interest distributable on that Class of Certificates;

3.	the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the distribution date;

4.
the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.
the number and aggregate Stated Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.
the Available Distribution Amount for the distribution date and the amount of available funds with respect to (i) the Class A-S Certificates and Class A-S Component, (ii) the Class B Certificates and Class B Component, and (iii) the Class C Certificates and Class C Component, in each case, for the distribution date;

10.	the amount of the distribution on the distribution date to the Holders of any Class of Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding Certificate Principal Balance or Notional Amount, as the case may be, of each Class of Certificates (other than the Class V and Class R Certificates) and the Class A-S, Class B and Class C Regular Interests immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related Stated Principal Balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the Holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid Stated Principal Balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.
with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on P&I Advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the Holders of the Class R Certificates; and

30.	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

For the purposes of item 7 above, in the Distribution Date Statement, a Mortgage Loan is considered to be “30-59 days” delinquent when a payment due on any scheduled Due Date remains unpaid as of the close of business on the Determination Date in the month immediately following such scheduled Due Date; “60-89 days” delinquent when a payment due on any scheduled Due Date remains unpaid as of the close of business on the Determination Date in the second month immediately following such scheduled Due Date; and so on.

On each distribution date, the Certificate Administrator will make available to the general public on the Certificate Administrator’s Website a copy of the Distribution Date Statement.

“Certificate Administrator’s Website” means www.ctslink.com.

Book-Entry Certificates.  See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement for information regarding the ability of Holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Information Available Electronically.  The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the final prospectus supplement, the Distribution Date Statements, the Pooling and Servicing Agreement and the SEC Filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website:

●	The following documents, which must be made available under a tab or heading designated “deal documents”:

(A)      the prospectus supplement that relates to the Offered Certificates;

(B)      the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto; and

(C)      the CREFC® loan setup file prepared by the Master Servicer and delivered to the Certificate Administrator;

●
The following documents, which must be made available under a tab or heading designated “SEC filings”:  each report on Form 10-D, 10-K or 8-K that has been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

●	The following documents, which must be made available under a tab or heading designated “periodic reports”:

(A)      the Distribution Date Statements;

(B)      the CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator; and

(C)      the annual reports prepared by the Trust Advisor;

●	The following documents, which must be made available under a tab or heading designated “additional documents”:

(A)      summaries of Final Asset Status Reports;

(B)      inspection reports; and

(C)      appraisals;

●	The following documents, which must be made available under a tab or heading designated “special notices”:

(A)      notice of final payment on the Certificates;

(B)      notice of termination of the Master Servicer or the Special Servicer;

(C)      notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

(D)      notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

(E)      officer’s Certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

(F)      any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

(G)      any Assessment of Compliance delivered to the Certificate Administrator;

(H)      any Attestation Reports delivered to the Certificate Administrator;

(I)       any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this prospectus supplement;

(J)      any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

(K)      any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

(L)      any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

●	An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

●	An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and other NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and other NRSROs will not have access to the Investor Registry.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Subordinate Class Representative, the Trust Advisor, any Mortgage Loan Seller, the Other Master Servicer, any person who provides the Certificate Administrator with an Investor Certification and any Rating Agency or other NRSRO that delivers an NRSRO certification to the Certificate Administrator, which Investor Certification and NRSRO certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders and beneficial owners of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, (ii) answering the inquiry would be in violation of applicable law or the loan documents, (iii) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, or (iv) answering the inquiry is otherwise not advisable, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters.  None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website.  Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and other NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and other NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and other NRSROs through the facilities of a website.

“CREFC®” means the Commercial Real Estate Finance Council.

“CREFC® Reports” collectively refer to the following electronic files:  (i) CREFC® bond level file, (ii) CREFC® collateral summary file, (iii) CREFC® property file, (iv) CREFC® loan periodic update file, (v) CREFC® loan setup file, (vi) CREFC® financial file, (vii) CREFC® special servicer loan file, (viii) CREFC® comparative financial status report, (ix) CREFC® delinquent loan status report, (x) CREFC® historical loan modification and corrected mortgage loan report, (xi) CREFC® operating statement analysis report, (xii) CREFC® NOI adjustment worksheet, (xiii) CREFC® REO status report, (xiv) CREFC® servicer watch list, (xv) CREFC® loan level reserve/LOC report, (xvi) CREFC® advance recovery report, (xvii) CREFC® reconciliation of funds report, and (xi) solely with respect to the Loan Combinations, CREFC® Total Loan Report.

Other Information.  The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a Borrower Party, a Rating Agency or another NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan documents):

(A)      any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)      the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)      the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator;

(D)      any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act; and

(E)      each of the documents made available by the Certificate Administrator via the Certificate Administrator’s Website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc. and CMBS.com, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it will be required to do so under the Exchange Act.  Such reports will be filed under the name of the issuing entity (File No. 333-197550).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates will be used to pay the purchase price of the Mortgage Loans included in the Trust.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Elections will be made to treat designated portions of the Issuing Entity as three separate real estate Mortgage investment conduits (“REMIC I”, “REMIC II” and “REMIC III”, respectively, and each, a “REMIC”) within the meaning of Sections 860A through 860G of the Code.  REMIC I will hold the Mortgage Loans (exclusive of the Excess Interest), the proceeds of those Mortgage Loans, and any property (including a beneficial interest in real property in the case of a Non-Serviced Loan Combination) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests  (the “REMIC I Regular Interests”) to REMIC II and the uncertificated REMIC I residual interest, represented by the Class R Certificates, as the sole class of residual interests in REMIC I.  REMIC II will hold the REMIC I Regular Interests and will issue several uncertificated classes of regular interests (the “REMIC II Regular Interests”) to REMIC III, and the uncertificated REMIC II residual interest, represented by the Class R Certificates, as the sole class of residual interests in REMIC II.  REMIC III will hold the REMIC II Regular Interests, and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class D, Class E, Class F and Class G Certificates (the “Regular Certificates”) and the Class A-S, Class B and Class C Regular Interests as classes of regular interests in REMIC III and the uncertificated REMIC III residual interest, represented by the Class R Certificates, as the sole class of residual interests in the REMIC III.  The Class X-A Certificates will represent seven classes of regular interests in REMIC III, the Class X-B Certificates will represent three class of regular interests in REMIC III, the Class X-C Certificates will represent one class of regular interests in REMIC III, the Class X-D Certificates will represent one class of regular interests in REMIC III and the Class X-E Certificates will represent one class of regular interests in REMIC III.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate and timely elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, the Other Pooling and Servicing Agreements and the Intercreditor Agreements and (3) compliance with applicable changes in the law, including any amendments to the Code or applicable Treasury Regulations, for federal income tax purposes, (a) REMIC I, REMIC II and REMIC III will each qualify as a REMIC, (b) the REMIC I Regular Interests will evidence “regular interests” in REMIC I, the REMIC II Regular Interests will evidence “regular interests” in REMIC II and the Regular Certificates and the Regular Interests will evidence the “regular interests” in REMIC III and (c) the Class R Certificates will represent the sole Class of “residual interests” in each REMIC within the meaning of the REMIC Provisions.

In addition, on the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that the portions of the assets of the Issuing Entity consisting of (i) the Excess Interest and the related distribution account and (ii) the Class A-S, Class B and Class C Regular Interests and the related distribution account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”). Accordingly, (a) the Class V Certificates will evidence undivided beneficial interests in the portion of the Grantor Trust described in clause (i) of the preceding sentence, (b) the Class A-S Certificates will represent undivided beneficial interests in such Class’ percentage interest of the Class A-S Regular Interest, the Class B Certificates will represent undivided beneficial interests in such Class’ percentage interest of the Class B Regular Interest, the Class C Certificates will represent undivided beneficial interests in such Class’ percentage interest of the Class C Regular Interest and, in each case, related amounts in the related distribution account, and (c) the Class PEX Certificates will represent undivided beneficial interests in the Class A-S Component, the Class B Component and the Class C Component of the Class A-S, Class B and Class C Regular Interests, respectively, and related amounts in the related distribution account.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including any original issue discount (“OID”)) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMICs would be so treated. For the purposes of the foregoing tests, the REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the REMIC qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  The Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately 8.6% of the Cut-off Date Pool Balance by allocated loan amount are secured by multifamily properties.  Investors should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with “government securities” will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute “evidence of indebtedness” within the meaning of Code Section 582(c)(i).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

Original Issue Discount and Premium

Because they represent regular interests in a REMIC, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.  The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that each Mortgage Loan with an Anticipated Repayment Date is assumed to repay in full on that date (the “Prepayment Assumption”).  Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Code Section 1272(a)(6). The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.

It is anticipated that for federal income tax purposes, the Class A-1, Class  A-2, Class  A-3, Class  A-4, Class A-5 and Class A-SB Certificates and the Class A-S, Class B, and Class C Regular Interests will be issued at a premium.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss (which loss may be a capital loss) to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the Holders of the respective Classes of Certificates as described under “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the Holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the Holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act of 2010 (as amended), a 30% withholding tax is generally imposed on certain payments made on obligations issued on or after July 1, 2014, including (i) U.S.-source interest paid on or after July 1, 2014, and (ii) gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest paid on or after January 1, 2017, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The Certificate Administrator will be required under FATCA to withhold amounts on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements.

Taxation of the Exchangeable Certificates

Each Exchangeable Certificate (other than any Class PEX Certificate) will represent a beneficial ownership interest in a regular interest issued by REMIC III, and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEX Certificate) with respect to the applicable underlying regular interest will be the same as the income tax consequences to a holder of any other Offered Certificate, as described in this prospectus supplement.

The Class PEX Certificates will represent beneficial ownership interests in the Class A-S, Class B and Class C Regular Interests, but each such regular interest will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEX Certificate must account separately for its interest in each such regular interest.  The income tax consequences of holding a Class PEX Certificate with respect to each of the Class A-S, Class B and Class C Regular Interests will therefore be the same as the income tax consequences to the holder of separate Class A-S, Class B and Class C Certificates, as described herein.  A purchaser must allocate its basis in the Class PEX Certificates among the interests in each of the Class A-S, Class B and Class C Regular Interests in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEX Certificate, the holder must allocate the amount received on the sale among the interests in each such regular interest in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEX Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEX Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEX Certificates, and the exchange of the Class PEX Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates, will not be taxable.  See “Federal Income Tax Consequences for REMIC Certificates—Tax Treatment of Exchangeable Certificates” in the accompanying prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, or any other plan subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor issued substantially identical individual exemptions to each of RBS Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Exemption”).  The Exemption may exempt from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by RBS Securities Inc. and Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied.  The Depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.  First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).  Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any primary servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized Stated Principal Balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.  Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.  Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption, and the Depositor believes that each of the Rating Agencies meets the requirements to be an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied as of the Closing Date.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above.  A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and

(3) the holding of Offered Certificates by an ERISA Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this prospectus supplement, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  A fiduciary of a Plan not subject to ERISA or Section 4975 of the Code should consult with its advisors regarding the need for and availability of exemptive relief under Similar Law. See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade,  may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

As of the closing date, the Issuing Entity will not be required to register as an investment company under the Investment Company Act.  The Issuing Entity will be relying upon an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.

See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each Class of the Offered Certificates.  The underwriting agreement provides that the underwriters are obligated to purchase all the Offered Certificates if any are purchased.
Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
RBS Securities Inc.	$0	$0	$0	$0	$0
Wells Fargo Securities, LLC	31,829,000	42,716,000	35,436,000	210,000,000	235,930,000
Deutsche Bank Securities Inc.	0	0	0	0	0
Total	$31,829,000	$42,716,000	$35,436,000	$210,000,000	$235,930,000

Underwriter	Class A-SB	Class A-S	Class B	Class C	Class PEX
RBS Securities Inc.	$0	$0	$0	$0	$0
Wells Fargo Securities, LLC	57,125,000	73,345,000	38,315,000	29,557,000	141,217,000
Deutsche Bank Securities Inc.	0	0	0	0	0
Total	$57,125,000	$73,345,000	$38,315,000	$29,557,000	$141,217,000

Underwriter	Class X-A	Class X-B
RBS Securities Inc.	$0	$0
Wells Fargo Securities, LLC	686,381,000	129,176,000
Deutsche Bank Securities Inc.	0	0
Total	$686,381,000	$129,176,000

RBS Securities Inc., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are the underwriters of this offering.  RBS Securities Inc. is acting as sole bookrunning manager with respect to 0% of each Class of Offered Certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 100% of each Class of Offered Certificates.  RBS Securities Inc. and Wells Fargo Securities, LLC will act as co-lead and co-bookrunning managers. Deutsche Bank Securities Inc. is acting as a co-manager.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased.  In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased.  We expect to receive from this offering approximately $821,205,240 in sale proceeds, plus accrued interest on the Offered Certificates from and including December 1, 2014, before deducting expenses payable by us of approximately $4.4 million.

The underwriters have advised us that they will offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

The Offered Certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment for the Offered Certificates on or about December 12, 2014.

The underwriters will be, and any dealers that participate with the underwriters in the distribution of the Offered Certificates may be deemed to be, underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The Depositor and The Royal Bank of Scotland plc have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

Wells Fargo Securities LLC and Deutsche Bank Securities Inc. currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so, and any such secondary market may be terminated at any time. The Royal Bank of Scotland’s Corporate and Institutional Banking, Americas division has announced that it intends to exit the Commercial Real Estate origination and CMBS Sales & Trading businesses and consequently RBS Securities Inc. is not expected to make a market in the Offered certificates.

RBS Securities Inc., one of the underwriters, is an affiliate of the Depositor and The Royal Bank of Scotland plc, a Mortgage Loan Seller, Sponsor and Originator and is an underwriter in the WFRBS 2014-C24 securitization.  Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, a Mortgage Loan Seller, Sponsor and Originator, as well as the Master Servicer, Certificate Administrator, tax administrator, Certificate Registrar and Custodian, and is an underwriter in the WFRBS 2014-C24 securitization.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of RBS Securities Inc. and Wells Fargo Securities, LLC, which are two of the underwriters and are the co-lead managers and co-bookrunners for this offering.  That direction will occur by means of the collective effect of the payment by the underwriters to the Depositor, an affiliate of RBS Securities Inc., of the purchase price for the Offered Certificates and the following payments: (i) the payment by the Depositor to The Royal Bank of Scotland, an affiliate of RBS Securities Inc., in that affiliate’s capacity as Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the depositor by The Royal Bank of Scotland; (ii) the payment by the Depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank; (iii) the payment by Liberty Island Group I LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Liberty Island Group I LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Liberty Island Group I LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Liberty Island Group I LLC in connection with the sale of those Mortgage Loans to the Depositor by Liberty Island Group I LLC; (iv) the payment by Basis Real Estate Capital II, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Basis Real Estate Capital II, LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Basis Real Estate Capital II, LLC under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Basis Real Estate Capital II, LLC in connection with the sale of those Mortgage Loans to the Depositor by Basis Real Estate Capital II, LLC; (v) the payment by C-III Commercial Mortgage LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s

capacity as the purchaser under a repurchase agreement with C-III Commercial Mortgage LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by C-III Commercial Mortgage LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to C-III Commercial Mortgage LLC in connection with the sale of those Mortgage Loans to the Depositor by C-III Commercial Mortgage LLC; (vi) the payment by Rialto Mortgage Finance, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Rialto Mortgage Finance, LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Rialto Mortgage Finance, LLC in connection with the sale of those Mortgage Loans to the Depositor by Rialto Mortgage Finance, LLC; and (vii) the payment by Silverpeak Real Estate Finance LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Silverpeak Real Estate Finance LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Silverpeak Real Estate Finance LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the Depositor, which payment will be made using a portion of the purchase price to be paid by the Depositor to Silverpeak Real Estate Finance LLC in connection with the sale of those Mortgage Loans to the Depositor by Silverpeak Real Estate Finance LLC.

As result of the circumstances described above, RBS Securities Inc. and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See the immediately preceding paragraph under this “Method of Distribution (Underwriter Conflicts of Interest)” section; “Risk Factors— Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “Transaction Parties—The Sponsors” and “—The Originators” and “—Affiliations and Certain Relationships” in this prospectus supplement; and “The Depositor” and “The Sponsor” in the accompanying prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York and for the underwriters by Sidley Austin LLP, New York, New York.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Florida, Texas and Colorado, and representing approximately 14.6%, 12.8% and 11.4%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Certain Legal Aspects of Mortgaged Real Properties Located in Florida.  Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale.  Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered.  However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period.  Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases.  Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents.  Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency.  Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale.  In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

Certain Legal Aspects of Mortgaged Real Properties Located in Colorado.  Mortgage loans in Colorado are typically secured by a deed of trust to the public trustee.  Mortgages and deeds of trust to a private trustee, both of which require a judicial foreclosure, are valid but used infrequently.  As a result, the process described below relates only to mortgage loans secured by a deed of trust to the public trustee.  Following a default, the foreclosure is commenced by filing with the appropriate public trustee of the county in which the property is located a notice of election and demand for sale.  Within ten (10) working days following the receipt of the notice, the public trustee records the notice of election and demand for sale with the clerk and recorder of the county, and commences publication of the notice of sale once a week for five (5) consecutive weeks.  During the publication period a summary proceeding is brought in the district court to obtain an order authorizing sale from the court.  The issues before the court are generally limited to whether a default has occurred under the indebtedness or the security instrument and any other issues required to be examined pursuant to the Servicemembers Civil Relief Act.  A court order authorizing the sale is a prerequisite to the public trustee’s sale.  Under Colorado law the borrower, a guarantor or a holder of a junior encumbrance is entitled to cure the default if the default is solely monetary, and if a notice of the intent to cure is filed with the public trustee or sheriff conducting the sale at least fifteen (15) days prior to the scheduled foreclosure sale.  At the scheduled foreclosure sale the property is sold by the public trustee to the highest bidder, who is usually the foreclosing lender.  An uncontested public trustee foreclosure procedure, not including the redemption periods and the issuance of a public trustee’s deed, typically takes approximately one hundred ten (110) to one hundred twenty-five (125) days to complete for non-agricultural property and approximately two hundred fifteen (215) to two hundred thirty (230) days to complete for agricultural property.  Neither the owner, nor any other person who is liable for a deficiency, has any redemption period following the foreclosure sale.  However, a holder of a lien that is junior to the one being foreclosed, if any, does have a redemption period following the foreclosure sale.  The price for redemption is the sum for which the property was sold at the foreclosure sale, with interest from the date of the sale, plus any taxes or other charges authorized with interest on such charges from the date paid.  Interest is chargeable at the default rate specified in the instrument or if no default rate is specified, at the regular rate specified.  In order to recover a deficiency, the holder of the indebtedness must bid, at minimum, its good faith estimate of the fair market value of the property being sold.

Certain Legal Aspects of Mortgaged Real Properties Located in Texas.  Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from each of the Rating Agencies.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer or another person, or changes to ratings criteria employed by any of the Rating Agencies, may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on the Offered Certificates addresses the likelihood of the timely receipt by their Holders of interest and, except in the case of a Class of interest-only Certificates, the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date.  A rating takes into consideration the credit quality of the related pool of Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the pool of Mortgage Loans is adequate to make payments required under the Offered Certificates.  A securities rating on the Offered Certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related Mortgage Loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of the related Mortgage Loans, the tax attributes of the Offered Certificates or of the Issuing Entity, the allocation of prepayment interest shortfalls, or whether any compensating interest payments will be made or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or permitted charges.  See “Risk Factors” in this prospectus supplement.  The “Rated Final Distribution Date” for each Class of Offered Certificates will be the distribution date in November 2047.

In addition, a securities rating on the Offered Certificates does not represent an assessment of the yield to maturity that investors may experience.  In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates. The Notional Amount of the Class X-A or Class X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to distribute interest timely on such Notional Amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

Further, a rating of any Class of Offered Certificates below an investment grade rating by any of the Rating Agencies or another NRSRO, whether initially or as a result of a ratings downgrade, could affect the ability of a benefit plan or other investor to purchase or retain that Class.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement and the prospectus.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B Certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the Mortgage Loans.  As described in this prospectus supplement, the amounts payable with respect to the Class X-A and Class X-B Certificates consist only of interest.

The Class X-A and Class X-B Certificates are only entitled to interest distributions. If the Mortgage Loans were to prepay in the initial month after the Closing Date, with the result that the holders of the Class X-A and Class X-B Certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A and Class X-B Certificates. The Notional Amounts of the Class X-A or Class X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B Certificates do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

Other NRSROs that we have not hired to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to the Rating Agencies and certain other NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor hired the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of Offered Certificates.  Had the Depositor selected the other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that they would have ultimately assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Each of the Rating Agencies engaged by the Depositor to rate the Offered Certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding.  Fees for such ratings surveillance will be paid by the Depositor.  Although the Depositor will prepay fees for ongoing ratings surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Ratings on the Offered Certificates may be lowered, qualified or withdrawn at any time.  A rating is based on each Rating Agency’s independent evaluation of the Mortgage Loans and the availability of any credit enhancement for the Offered Certificates.  A rating, or a change or withdrawal of a rating, by one Rating Agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other Rating Agency.  See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

2010 PD Amending Directive	vii	BCBS	S-177
ACCD	S-167	Borrower Party	S-289
Acceptable Insurance Default	S-373	B-Piece Buyers	S-122
Actual/360 Basis	S-171	C3CM	S-227
Additional Servicer	S-360	C3CM Mortgage Loans	S-227
Additional Trust Fund Expense	S-285	C3MF	S-228
Administrative Fee Rate	S-272	Cash Flow Analysis	D-1
ADR	D-1	CDI 202.01	S-376
Adverse REMIC Event	S-188	Certificate Administrator	S-245
Aggregate Senior Percentage Interest	S-148	Certificate Administrator’s Website	S-405
ALTA	S-204	Certificate Owners	S-299
AMCP Companion Loan Pooling and		Certificate Principal Balance	S-264
Servicing Agreement	S-153	Certificate Registrar	S-298
AMCP Portfolio Companion		Certificateholder	S-289
Securitization	S-153	Certificates	S-262
AMCP Portfolio Companion		Chapter 100 Bonds	S-141, S-167
Securitization Date	S-154	C-III Capital Group	S-228
AMCP Portfolio Controlling Note Holder	S-154	C-III Parent	S-227
AMCP Portfolio Intercreditor Agreement	S-153	City	S-141, S-167
AMCP Portfolio Loan Combination	S-144	Class	S-262
AMCP Portfolio Mortgage Loan	S-144	Class A-S Component	S-265
AMCP Portfolio Mortgaged Property	S-144	Class A-S Regular Interest	S-265
AMCP Portfolio Non-Controlling Note		Class A-SB Planned Principal Balance	S-276
Holder	S-154	Class A-SBFX Regular Interest	S-265
AMCP Portfolio Noteholders	S-153	Class B Component	S-265
AMCP Portfolio Pari Passu Companion		Class B Regular Interest	S-265
Loan	S-144	Class C Component	S-265
Anticipated Repayment Date	S-180	Class C Regular Interest	S-265
Appraisal Reduction Amount	S-355	Class E Transfer	S-391
Appraisal Trigger Event	S-356	Clearstream	S-56, S-298
Appraisal-Reduced Interest Amount	S-283	Clearstream Participants	S-299
Appraised Value	D-1	Closing Date	S-132
ARD Loan	S-180	CMAE	S-251
Assessment of Compliance	S-361	CMBS	S-63
Assumption Application Fees	S-342	Code	S-57
Assumption Fees	S-342	Collection Account	S-331
Attestation Report	S-361	Collective Consultation Period	S-393
Authorized Collection Account		Colorado Mills Controlling Note Holder	S-152
Withdrawal	S-332	Colorado Mills Intercreditor Agreement	S-151
Available Distribution Amount	S-278	Colorado Mills Loan Combination	S-144
Balloon or ARD LTV Ratio	D-3	Colorado Mills Mortgage Loan	S-144
Balloon or ARD Payment	D-3	Colorado Mills Mortgaged Property	S-144
Balloon Payment	D-3	Colorado Mills Non-Controlling Note
Bankruptcy Code	S-64	Holder	S-152
Base Interest Fraction	S-279	Colorado Mills Noteholders	S-151
Basis	S-220	Colorado Mills Pari Passu Companion
Basis Data Tape	S-226	Loan	S-144
Basis Deal Team	S-226	Companion Loan	S-144
Basis Investment	S-220	Companion Loan Collection Account	S-331
Basis Mortgage Loans	S-221	Companion Loan Rating Agency	S-367
Basis Real Estate Capital	S-220	Control Appraisal Period	S-150

Control-Eligible Certificates	S-273	Exchange Act	S-157, S-298
Control-Eligible WFRBS 2014-C24		Exchange Date	S-266
Loan-Specific Certificates	S-149	Exchange Proportion	S-266
Corrected Mortgage Loan	S-326	Exchangeable Certificates	S-264
CPR	S-310	Excluded Plan	S-415
CRDA	S-168	Exemption	S-413
CRE Loans	S-197	Exemption Rating Agency	S-414
CREFC®	S-408	FATCA	S-412
CREFC® Reports	S-408	FDIC	S-255
Custodian	S-184	FIEL	viii
Cut-off Date	S-131	Final Asset Status Report	S-402
Cut-off Date Loan-to-Value Ratio	D-2	Financial Promotion Order	viii
Cut-off Date LTV Ratio	D-2	Fitch	S-249
Cut-off Date Pool Balance	S-131	Form 8-K	S-189
Cut-off Date Principal Balance	S-131	FPO Persons	viii
CWCAM	S-250	FSMA	viii
D or @%(#)	D-4	Funds	S-255
D(#)	D-4	Grantor Trust	S-57, S-410
Debt Service Coverage Ratio	D-2	GRTR of @% or YM(#)	D-4
Default Interest	S-188	Holder	S-289
Defaulted Mortgage Loan	S-273	IDA	S-168
Defeasance Deposit	S-176	IDB	S-168
Defeasance Loans	S-175	Indirect Participants	S-298
Defeasance Lock-Out Period	S-176	Initial Rate	S-180
Defeasance Option	S-176	Intercreditor Agreement	S-145
Definitive Certificate	S-297	Interest Reserve Account	S-336
Demand Entities	S-198	Interested Person	S-385
Demand Letter	S-199	Investment Company Act	S-1
Depositor	S-132, S-243	Investor Certification	S-289
Depositories	S-298	Investor Q&A Forum	S-407
Designated Sub-Servicer	S-361	Investor Registry	S-407
Designated Trust Advisor Expenses	S-288	IRS	S-58
Determination Date	S-24	Issuing Entity	S-131, S-244
Developer	S-167	JEMB	S-220
Development Agreement	S-167	L(#)	D-4
Dexia	S-199	Lennar	S-255
Disclosable Special Servicer Fees	S-341	Liberty Island	S-236
Discount Rate	S-280	Liberty Island Data Tape	S-241
Distribution Account	S-334	Liberty Island Deal Team	S-240
Distribution Date Statement	S-403	Liberty Island Mortgage Loans	S-236
DSCR	D-2	Liberty Island’s Parent	S-236
DTC	S-56, S-297	Liquidation Fee Rate	S-341
DTC Participants	S-298	Loan Combination	S-144
Due Date	S-171	Loss of Value Payment	S-188
Due Diligence Requirement	S-67	Loss of Value Reserve Fund	S-337
EDGAR	S-409	LTV Ratio at Maturity	D-3
EEA	S-66	LTV Ratio at Maturity or Anticipated
Effective Gross Income	D-1	Repayment Date	D-3
ERISA	S-413	LTV Ratio at Maturity or ARD	D-3
ERISA Plan	S-413	Majority Subordinate Certificateholder	S-391
Euroclear	S-56, S-298	Master Servicer	S-247
Euroclear Operator	S-300	Material Action	S-389
Euroclear Participants	S-300	Maturity Date Balloon or ARD Payment	D-3
Excess Interest	S-265	Modification Fees	S-342
Excess Liquidation Proceeds	S-336	Mortgage	S-131
Excess Liquidation Proceeds Account	S-336	Mortgage File	S-184

Mortgage File Checklist	S-186	Prepayment Assumption	S-411
Mortgage Loan Purchase Agreement	S-183	Prepayment Interest Excess	S-269
Mortgage Loan Schedule	S-321	Prepayment Interest Shortfall	S-268
Mortgage Loan Seller	S-183	Prepayment Premium	S-280
Mortgage Loan Sellers	S-132, S-189	Prepayment Provisions	D-3
Mortgage Loans	S-131	Principal Balance Certificates	S-263
Mortgage Note	S-131	Principal Distribution Amount	S-272, S-274
Mortgage Pass-Through Rate	S-272	Privileged Information	S-396
Mortgage Pool	S-131	Privileged Person	S-407
Mortgaged Property	S-131	Prohibited Party	S-302
Net Aggregate Prepayment Interest		Promotion of Collective Investment
Shortfall	S-268	Schemes Exemptions Order	viii
New Collateral	S-178	Prospectus Directive	vii
Non-Serviced Companion Loan	S-145	Purchase Price	S-187
Non-Serviced Companion Loans	S-144	PWP	S-236
Non-Serviced Loan Combination	S-144, S-145	Qualification Criteria	S-197, S-212
Non-Serviced Mortgage Loan	S-144, S-145	Qualified Insurer	S-375
Note B Percentage Interest	S-148	Qualified Replacement Special Servicer	S-370
Notional Amount	S-264	Rated Final Distribution Date	S-421
NRSROs	S-157	Rating Agencies	S-157
O(#)	D-4	Rating Agency Confirmation	S-360
OCC	S-190	RCM	S-255
Occupancy As Of Date	D-3	REA	S-82
Occupancy Rate	D-3	Realized Losses	S-287
Offered Certificates	S-262	Recovered Interest Amounts	S-270
Offsetting Modification Fees	S-342	Regular Certificates	S-410
OID	S-410	Regular Interests	S-265
OID Regulations	S-411	Regulation AB	S-183
OLA	S-126	Release Date	S-176
Opting-Out Party	S-391	Relevant Member State	vii
Originator	S-198	Relevant Persons	viii
Originators	S-132, S-243	Remaining Term to Maturity or ARD	D-4
Other Certificate Administrator	S-301	REMIC	S-409
Other Master Servicer	S-7, S-145, S-153	REMIC I	S-409
Other Pooling and Servicing Agreement	S-145, S-153	REMIC I Regular Interests	S-410
Other Special Servicer	S-8, S-145, S-329	REMIC II	S-409
Other Trust Advisor	S-330	REMIC II Regular Interests	S-410
Other Trustee	S-9, S-146, S-303	REMIC III	S-409
P&I Advance	S-145, S-290	REO Account	S-263
PAR	S-236	REO Companion Mortgage Loan	S-327
PAR Primary Servicing Agreement	S-254	REO Mortgage Loan	S-327
Parking Parcel	S-178	REO Property	S-263
Participants	S-298	Requesting Party	S-358
PCIS Persons	viii	Required Claims-Paying Ratings	S-375
PCR	S-203	Responsible Repurchase Party	S-73, S-188
Performing Mortgage Loan	S-180	Restricted Group	S-414
Permitted Investments	S-335	Retention Requirement	S-66
Permitted Special Servicer/Affiliate Fees	S-342	Reversion Right	S-168
PIF	S-166	Revised Rate	S-180
PILOT	S-168	RevPAR	D-4
PL	S-170, S-193	Rialto	S-255
Plan	S-413	Rialto Mortgage	S-206
Pledge	S-167	Rialto Mortgage Data Tape	S-211
PMCC	S-236	Rialto Mortgage Loans	S-207
PML	S-170, S-193, S-232, S-239	Rialto Mortgage Review Team	S-211
Pooling and Servicing Agreement	S-320	RMBS	S-246

Rule 15Ga-1	S-198	TIA Applicability Determination	S-376
Rule 17g-5	S-292	Total Expenses	D-1
Rule 17g-5 Information Provider	S-359	Trimont	S-258
Rule 17g-5 Information Provider’s		TRIPRA	S-112
Website	S-360	Trust	S-5
Rules	S-299	Trust Advisor	S-258
S&P	S-249	Trust Advisor Expenses	S-287, S-350
SEC	S-189	Trust Fund	S-5, S-131
Securities Act	S-183	U.S. Bank	S-199
SEL	S-170, S-193, S-239	U/W DSCR	D-2
Senior Consultation Period	S-393	U/W NCF	D-6
Serviced Companion Loan	S-144	U/W NCF Debt Yield	D-8
Serviced Companion Loan Securities	S-367	U/W NCF DSCR	D-2
Serviced Loan Combination	S-144	U/W NOI	D-8
Servicer Termination Events	S-365	U/W NOI Debt Yield	D-8
Servicing Advances	S-280	UCC	S-250
Servicing Function Participant	S-361	Underwriter Entities	S-118
Servicing Standard	S-322	Underwritten Debt Service Coverage
Servicing Transfer Event	S-324	Ratio	D-2
Silverpeak	S-213	Underwritten NCF	D-6
Silverpeak Data Tape	S-219	Underwritten NCF Debt Yield	D-8
Silverpeak Mortgage Loans	S-213	Underwritten Net Cash Flow	D-6
Silverpeak Review Team	S-219	Underwritten Net Operating Income	D-8
Similar Law	S-413	Underwritten NOI	D-8
Similar Requirements	S-67	Underwritten NOI Debt Yield	D-8
Special Servicer	S-250	Volcker Rule	S-68
Specially Serviced Mortgage Loan	S-324	Voting Rights	S-288
Sponsors	S-132, S-189	WAC Rate	S-271
St. Johns Town Center Companion		Wachovia	S-247
Loan	S-144	Wachovia Bank	S-190
St. Johns Town Center Intercreditor		Weighted Averages	D-9
Agreement	S-145	Wells Fargo Bank	S-189, S-245
St. Johns Town Center Loan		Wells Fargo Bank Data Tape	S-195
Combination	S-144	Wells Fargo Bank Deal Team	S-195
St. Johns Town Center Mortgage Loan	S-144	WFRBS 2014-C24 Loan-Specific
St. Johns Town Center Mortgaged		Certificates Sequential Pay Event	S-146
Property	S-144	WFRBS 2014-C24 Loan-Specific
St. Johns Town Center Noteholders	S-145	Majority Subordinate Certificateholder	S-149
St. Johns Town Center Pari Passu		WFRBS 2014-C24 Master Servicer	S-145
Companion Loan	S-144	WFRBS 2014-C24 Pooling and
St. Johns Town Center Subordinate		Servicing Agreement	S-145
Companion Loan	S-144	WFRBS 2014-C24 Special Servicer	S-145, S-255
Stated Principal Balance	D-4	WFRBS 2014-C24 trustee	S-9
Static Pool Data	S-79	WFRBS 2014-C24 Trustee	S-146
Structuring Assumptions	D-5	Woodbridge	S-199
Subordinate Class Representative	S-392	Workout	S-149
Subordinate Control Period	S-391	Workout Fee Projected Amount	S-340
Sub-Servicing Entity	S-366	WTNA	S-245
Terms and Conditions	S-300	Yield Maintenance Charge	S-280
The Royal Bank of Scotland	S-199	Yield Maintenance Discount Rate	S-175
The Royal Bank of Scotland Data Tape	S-205	YM Group A	S-279
The Royal Bank of Scotland Deal Team	S-204	YM Group B	S-279
Third Party Report	S-132	YM Groups	S-279
TIA	S-376	YM(#)	D-4

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code
1	St. Johns Town Center	WFB		4790 River City Drive; 4668 Town Center Parkway; 10261 River Marsh Drive	Jacksonville	FL	32246
2	Colorado Mills	RBS		14500 West Colfax Avenue	Lakewood	CO	80401
3	Plaza Vista	WFB		900 West 48th Place	Kansas City	MO	64112
4	Four Seasons Hotel - Seattle	WFB		99 Union Street	Seattle	WA	98101
5	529 Bryant Street	WFB		529 Bryant Street	Palo Alto	CA	94301
6	Granada Gardens	RMF		4421 Granada Boulevard	Warrensville Heights	OH	44128
7	Tobin Lofts	SPREF		1415 North Main Street	San Antonio	TX	78212
8	Madison Park Office Portfolio	WFB		Various	Winston-Salem	NC	27105
8.01	National General Buildings	WFB		5620 and 5630 University Parkway	Winston-Salem	NC	27105
8.02	Lowe's Buildings	WFB		5640 and 5644 University Parkway	Winston-Salem	NC	27105
8.03	BCBS Buildings	WFB		5650 and 5660 University Parkway	Winston-Salem	NC	27105
8.04	5635 Building	WFB		5635 Hanes Mill Road	Winston-Salem	NC	27105
9	Brookstone Park Apartments	RBS		1842 Ochsner Boulevard	Covington	LA	70433
10	Clarkwood Greens	RMF		4761 Walford Road	Warrensville Heights	OH	44128
11	DoubleTree - Virginia Beach	Basis		1900 Pavilion Drive	Virginia Beach	VA	23451
12	All Storage Keller Haslet & Katy	RBS		4874 Keller Haslet Road	Keller	TX	76244
13	Twin Falls Portfolio	SPREF		Various	Twin Falls	ID	83301
13.01	Holiday Inn Express - Twin Falls	SPREF		1554 Fillmore Street	Twin Falls	ID	83301
13.02	Hampton Inn - Twin Falls	SPREF		1658 Fillmore Street North	Twin Falls	ID	83301
13.03	Quality Inn - Twin Falls	SPREF		1910 Fillmore Street North	Twin Falls	ID	83301
14	Residences at 865 East	WFB		865 Port Republic Road	Harrisonburg	VA	22801
15	Vista Verde Apartments	WFB		1658 South Hiawassee Road	Orlando	FL	32835
16	Georgia MHC Portfolio	RMF		Various	Various	GA	Various
16.01	Hunteridge	RMF		696 Tara Road	Jonesboro	GA	30238
16.02	Riverdale	RMF		8000 Highway 85	Riverdale	GA	30296
16.03	Jonesboro	RMF		275 Upper Riverdale Road Southeast	Jonesboro	GA	30236
17	Sharon Park	SPREF		5600 Chimney Rock Road	Houston	TX	77081
18	Six Trails Apartments	Basis		801 Valley Circle Drive	Saline	MI	48176
19	New York Self Storage Portfolio	RMF		Various	Various	NY	Various
19.01	Capital Self Storage - Liberty	RMF		1695 Route 52	Liberty	NY	12754
19.02	Capital Self Storage - New Hampton	RMF		5 Cannon Hill Drive	New Hampton	NY	10958
19.03	Rite Self Storage	RMF		88-94 Dolson Ave	Middletown	NY	10940
20	Elsinore Courtyard Apartments	Basis		5311-5330 E Street, 5109-5117 C Street, and 5108-5112 Call Place	Washington	DC	20032
21	Kensington Commons	RMF		6300 Refugee Road	Canal Winchester	OH	43110
22	Southgate Mall	RMF		3140 South 4th Avenue	Yuma	AZ	85364
23	The Falls at Tampa Bay	WFB		4610 North Armenia Avenue	Tampa	FL	33603
24	Creekside Village of Fairfield	RMF		5001 Pleasant Avenue	Fairfield	OH	45014
25	The Village at Mirror Lake	LIG I		2000 Mirror Lake Boulevard	Villa Rica	GA	30180
26	John Alden Apartments	CIIICM		1019 Terry Avenue	Seattle	WA	98104
27	Desert Sky Festival	WFB		7333 West Thomas Road; 2611 & 2651 North 75th Avenue	Phoenix	AZ	85035
28	276 Post Road West	SPREF		276 Post Road West	Westport	CT	06880
29	AMCP Portfolio	SPREF		Various	Various	Various	Various
29.01	North Las Vegas - 1 West Mayflower ave	SPREF		1 West Mayflower Avenue	North Las Vegas	NV	89030
29.02	North Las Vegas - Foremaster Lane	SPREF		1100 Foremaster Lane	Las Vegas	NV	89101
29.03	North Las Vegas - Losee Road	SPREF		2501 Losee Road	North Las Vegas	NV	89030
29.04	Atlantic City NJ	SPREF		18 North New Jersey Avenue	Atlantic City	NJ	08401
29.05	Norwich CT	SPREF		5-9 Consumers Avenue	Norwich	CT	06360
30	Abbey Park Apartments	WFB		3221 East Baldwin Road	Grand Blanc	MI	48439
31	Hawthorne 40 Shopping Center	RMF		14231 East Highway 40	Kansas City	MO	64136
32	Great Petaluma Mill	WFB		6 and 16 Petaluma Boulevard	Petaluma	CA	94952
33	Academy Sports - Anderson, SC	WFB		3423 Clemson Boulevard	Anderson	SC	29621
34	Crossing at Sun Meadow	SPREF		1744 Jenkins Road	Pasadena	TX	77506
35	Chesapeake Pointe Apts	SPREF		1070 Chesapeake Drive	Akron	OH	44306
36	Crossing at Burke Regency	SPREF		3602 Burke Road	Pasadena	TX	77504
37	La Quinta Plainfield	Basis		2251 Manchester Drive	Plainfield	IN	46168
38	Cornerstone Apartments	CIIICM		3101 North Midland Drive	Midland	TX	79707
39	Elsea Mobile Village	WFB		1265 North Court Street	Circleville	OH	43113
40	Inn at Queen Anne	CIIICM		505 1st Avenue North	Seattle	WA	98109
41	All Storage Old Denton	RBS		2409 Old Denton Road	Carrollton	TX	75006
42	Sherman Crossroads	RMF		2916 US Highway 75	Sherman	TX	75090
43	Brunswick Apartments	WFB		22123 Brunswick Drive	Woodhaven	MI	48183
44	Shaw’s Supermarkets Land Lease	WFB		20 D'Amante Drive	Concord	NH	03301
45	Villa Nueva	RMF		5600 North Freeway	Houston	TX	77076
46	Village on Lorna	RMF		3301-3326 Lorna Road	Hoover	AL	35216
47	Lewisville Shopping Center	WFB		2325 South Stemmons Freeway	Lewisville	TX	75067
48	855 Ridge Lake	CIIICM		855 Ridge Lake Boulevard	Memphis	TN	38120
49	Villages of Capital Pointe	RMF		7633-7801 Capital Circle North and 7600-7762 Capital Circle South	Washington Township	MI	48094
50	Stones Crossing II & Mooresville II & III	CIIICM		Various	Various	IN	Various
50.01	Stones Crossing II	CIIICM		2800 S. State Route 135	Greenwood	IN	46143
50.02	Mooresville II & III	CIIICM		610 S. State Road 67	Mooresville	IN	46158
51	Cathedral Towne Villas Apartments	CIIICM		36700 Pickfair Street	Cathedral City	CA	92234
52	Walgreens - Savannah	WFB		2109 East Victory Drive	Savannah	GA	31404
53	Texas Avenue at Redmond	Basis		1530 Texas Avenue	College Station	TX	77840
54	Crossing at Allen Square	SPREF		1111 Queens Road	Pasadena	TX	77502
55	Sunrise Plaza	RMF		905 East Rand Road	Mount Prospect	IL	60056
56	Shops at Bay City Mall	Basis		3900 State Street Road	Bay City	MI	48706
57	College MHC	CIIICM		6160 South 6th Street	Milwaukee	WI	53221
58	Maxwell Apartments	CIIICM		6015 24th Avenue NW	Seattle	WA	98107
59	Honeydale MHP	CIIICM		505 Honeydale Road	Brownsville	TX	78520

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF/ Room/Pad ($)(3)	Original Balance ($)(3)
1	St. Johns Town Center	Retail	Regional Mall	2005	2014	981,157	Sq. Ft.	207	100,000,000
2	Colorado Mills	Retail	Regional Mall	2002	2013	918,448	Sq. Ft.	148	100,000,000
3	Plaza Vista	Office	Suburban	2013		253,720	Sq. Ft.	266	67,600,000
4	Four Seasons Hotel - Seattle	Hospitality	Full Service	2009		147	Rooms	285,714	42,000,000
5	529 Bryant Street	Other	Data Center	1928	2004	45,319	Sq. Ft.	852	38,600,000
6	Granada Gardens	Multifamily	Garden	1966	2014	940	Units	36,702	34,500,000
7	Tobin Lofts	Multifamily	Student Housing	2013		552	Units	62,423	34,500,000
8	Madison Park Office Portfolio	Various	Various	Various	Various	482,835	Sq. Ft.	60	29,000,000
8.01	National General Buildings	Office	Suburban	1983	2014	116,048	Sq. Ft.		10,400,000
8.02	Lowe's Buildings	Other	Data Center	1985	2006	169,810	Sq. Ft.		8,800,000
8.03	BCBS Buildings	Office	Suburban	1984	2014	151,774	Sq. Ft.		6,400,000
8.04	5635 Building	Office	Suburban	1986	2006	45,203	Sq. Ft.		3,400,000
9	Brookstone Park Apartments	Multifamily	Garden	2011		240	Units	102,083	24,500,000
10	Clarkwood Greens	Multifamily	Garden	1963	2014	568	Units	41,549	23,600,000
11	DoubleTree - Virginia Beach	Hospitality	Full Service	1983	2014	292	Rooms	68,493	20,000,000
12	All Storage Keller Haslet & Katy	Self Storage	Self Storage	2003		302,996	Sq. Ft.	66	19,850,000
13	Twin Falls Portfolio	Hospitality	Limited Service	Various	Various	277	Rooms	66,628	18,500,000
13.01	Holiday Inn Express - Twin Falls	Hospitality	Limited Service	2009		91	Rooms		7,900,000
13.02	Hampton Inn - Twin Falls	Hospitality	Limited Service	2004	2013	75	Rooms		5,960,000
13.03	Quality Inn - Twin Falls	Hospitality	Limited Service	1992	2014	111	Rooms		4,640,000
14	Residences at 865 East	Multifamily	Student Housing	2009		274	Units	61,496	16,850,000
15	Vista Verde Apartments	Multifamily	Garden	1990	2007	200	Units	83,250	16,650,000
16	Georgia MHC Portfolio	Manufactured Housing Community	Manufactured Housing Community	Various		1,465	Pads	11,249	16,500,000
16.01	Hunteridge	Manufactured Housing Community	Manufactured Housing Community	1991		909	Pads		10,237,884
16.02	Riverdale	Manufactured Housing Community	Manufactured Housing Community	1964		481	Pads		5,417,406
16.03	Jonesboro	Manufactured Housing Community	Manufactured Housing Community	1968		75	Pads		844,710
17	Sharon Park	Multifamily	Garden	1970		636	Units	25,905	16,500,000
18	Six Trails Apartments	Multifamily	Garden	1971	2009	294	Units	44,643	13,125,000
19	New York Self Storage Portfolio	Self Storage	Self Storage	Various	Various	188,633	Sq. Ft.	66	12,500,000
19.01	Capital Self Storage - Liberty	Self Storage	Self Storage	2003		69,450	Sq. Ft.		5,450,000
19.02	Capital Self Storage - New Hampton	Self Storage	Self Storage	1999	2006	76,345	Sq. Ft.		4,750,000
19.03	Rite Self Storage	Self Storage	Self Storage	2008		42,838	Sq. Ft.		2,300,000
20	Elsinore Courtyard Apartments	Multifamily	Low Rise	1960	2013	152	Units	80,263	12,200,000
21	Kensington Commons	Multifamily	Garden	2001		264	Units	45,455	12,000,000
22	Southgate Mall	Retail	Anchored	1973	2014	159,465	Sq. Ft.	70	11,200,000
23	The Falls at Tampa Bay	Multifamily	Garden	1985		241	Units	45,643	11,000,000
24	Creekside Village of Fairfield	Multifamily	Garden	1974	2012	229	Units	42,795	9,800,000
25	The Village at Mirror Lake	Retail	Anchored	2004		76,177	Sq. Ft.	121	9,250,000
26	John Alden Apartments	Multifamily	Mid Rise	1924	1980	80	Units	113,599	9,100,000
27	Desert Sky Festival	Retail	Anchored	1993		130,028	Sq. Ft.	69	9,000,000
28	276 Post Road West	Office	Suburban	1987	2004	32,873	Sq. Ft.	266	8,750,000
29	AMCP Portfolio	Industrial	Warehouse	Various	Various	441,959	Sq. Ft.	54	8,000,000
29.01	North Las Vegas - 1 West Mayflower ave	Industrial	Warehouse	1989		150,101	Sq. Ft.		2,789,189
29.02	North Las Vegas - Foremaster Lane	Industrial	Warehouse	1994		96,561	Sq. Ft.		1,794,595
29.03	North Las Vegas - Losee Road	Industrial	Warehouse	1975	2006	97,058	Sq. Ft.		1,794,595
29.04	Atlantic City NJ	Industrial	Warehouse	2001		62,550	Sq. Ft.		1,210,811
29.05	Norwich CT	Industrial	Warehouse	2003		35,689	Sq. Ft.		410,811
30	Abbey Park Apartments	Multifamily	Senior Housing	2000	2014	144	Units	55,262	8,000,000
31	Hawthorne 40 Shopping Center	Retail	Anchored	1986		209,545	Sq. Ft.	37	7,725,000
32	Great Petaluma Mill	Mixed Use	Retail/Office	1854	1976	45,948	Sq. Ft.	149	6,850,000
33	Academy Sports - Anderson, SC	Retail	Shadow Anchored	2013		76,659	Sq. Ft.	82	6,250,000
34	Crossing at Sun Meadow	Multifamily	Garden	1984	2011	180	Units	32,114	5,780,500
35	Chesapeake Pointe Apts	Multifamily	Garden	1973	2012	200	Units	27,500	5,500,000
36	Crossing at Burke Regency	Multifamily	Garden	1983		190	Units	28,632	5,440,000
37	La Quinta Plainfield	Hospitality	Limited Service	2010		96	Rooms	55,137	5,300,000
38	Cornerstone Apartments	Multifamily	Garden	1979	2012	120	Units	41,667	5,000,000
39	Elsea Mobile Village	Manufactured Housing Community	Manufactured Housing Community	1950		311	Pads	16,055	5,000,000
40	Inn at Queen Anne	Hospitality	Limited Service	1930	2014	69	Rooms	65,859	4,550,000
41	All Storage Old Denton	Self Storage	Self Storage	2008		92,970	Sq. Ft.	47	4,400,000
42	Sherman Crossroads	Retail	Shadow Anchored	2001		37,085	Sq. Ft.	117	4,325,000
43	Brunswick Apartments	Multifamily	Garden	1986		227	Units	18,916	4,300,000
44	Shaw’s Supermarkets Land Lease	Other	Leased Fee	NAP		70,000	Sq. Ft.	61	4,257,500
45	Villa Nueva	Multifamily	Garden	1960	2014	160	Units	26,218	4,200,000
46	Village on Lorna	Retail	Anchored	1986		141,496	Sq. Ft.	30	4,200,000
47	Lewisville Shopping Center	Retail	Shadow Anchored	1994	2014	32,796	Sq. Ft.	127	4,175,000
48	855 Ridge Lake	Office	CBD	1973	2010	79,224	Sq. Ft.	52	4,150,000
49	Villages of Capital Pointe	Multifamily	Garden	2009		48	Units	79,167	3,800,000
50	Stones Crossing II & Mooresville II & III	Retail	Various	Various		36,516	Sq. Ft.	102	3,725,000
50.01	Stones Crossing II	Retail	Anchored	2006		20,800	Sq. Ft.		2,040,000
50.02	Mooresville II & III	Retail	Unanchored	1998/1999		15,716	Sq. Ft.		1,685,000
51	Cathedral Towne Villas Apartments	Multifamily	Garden	2006		61	Units	60,248	3,680,000
52	Walgreens - Savannah	Retail	Single Tenant	1999	2014	12,375	Sq. Ft.	291	3,600,000
53	Texas Avenue at Redmond	Retail	Unanchored	2013		8,640	Sq. Ft.	359	3,100,000
54	Crossing at Allen Square	Multifamily	Garden	1984		111	Units	27,495	3,052,000
55	Sunrise Plaza	Retail	Anchored	2002		13,275	Sq. Ft.	217	2,887,000
56	Shops at Bay City Mall	Retail	Shadow Anchored	1996		33,778	Sq. Ft.	64	2,150,000
57	College MHC	Manufactured Housing Community	Manufactured Housing Community	1949		132	Pads	15,909	2,100,000
58	Maxwell Apartments	Multifamily	Low Rise	1930		21	Units	95,113	2,000,000
59	Honeydale MHP	Manufactured Housing Community	Manufactured Housing Community	1970		177	Pads	8,465	1,500,000

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance(3)	Maturity Date or ARD Balloon Payment ($)(3)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee	Certificate Administrator Fee Rate
1	St. Johns Town Center	100,000,000	11.4%	100,000,000	N	9/11/2014	10/11/2014	9/11/2024		9/11/2024		3.81900%	0.00000%	0.00520%
2	Colorado Mills	100,000,000	11.4%	87,088,527	N	10/30/2014	12/1/2014	11/1/2017	12/1/2017	11/1/2024		4.28200%	0.00270%	0.00520%
3	Plaza Vista	67,600,000	7.7%	67,600,000	N	11/3/2014	12/11/2014	11/11/2024		11/11/2024		4.29000%	0.00270%	0.00520%
4	Four Seasons Hotel - Seattle	42,000,000	4.8%	36,326,505	N	10/2/2014	11/11/2014	4/11/2017	5/11/2017	10/11/2024		4.50000%	0.00270%	0.00520%
5	529 Bryant Street	38,600,000	4.4%	35,676,839	N	11/6/2014	12/11/2014	5/11/2020	6/11/2020	11/11/2024		4.47000%	0.00270%	0.00520%
6	Granada Gardens	34,500,000	3.9%	30,254,676	N	10/31/2014	12/6/2014	11/6/2017	12/6/2017	11/6/2024		4.58000%	0.00270%	0.00520%
7	Tobin Lofts	34,457,384	3.9%	28,224,995	N	10/9/2014	12/6/2014		12/6/2014	11/6/2024		4.85000%	0.00270%	0.00520%
8	Madison Park Office Portfolio	29,000,000	3.3%	25,443,097	N	10/21/2014	12/11/2014	11/11/2017	12/11/2017	11/11/2024		4.60000%	0.00270%	0.00520%
8.01	National General Buildings	10,400,000	1.2%
8.02	Lowe's Buildings	8,800,000	1.0%
8.03	BCBS Buildings	6,400,000	0.7%
8.04	5635 Building	3,400,000	0.4%
9	Brookstone Park Apartments	24,500,000	2.8%	22,327,437	N	11/5/2014	1/1/2015	12/1/2019	1/1/2020	12/1/2024		4.24000%	0.00270%	0.00520%
10	Clarkwood Greens	23,600,000	2.7%	20,695,953	N	11/5/2014	12/6/2014	11/6/2017	12/6/2017	11/6/2024		4.58000%	0.00270%	0.00520%
11	DoubleTree - Virginia Beach	20,000,000	2.3%	17,466,625	N	11/5/2014	1/1/2015	12/1/2017	1/1/2018	12/1/2024		4.40000%	0.00270%	0.00520%
12	All Storage Keller Haslet & Katy	19,850,000	2.3%	16,063,937	N	11/6/2014	1/1/2015		1/1/2015	12/1/2024		4.52600%	0.00270%	0.00520%
13	Twin Falls Portfolio	18,455,952	2.1%	15,093,944	N	9/30/2014	11/6/2014		11/6/2014	10/6/2024		4.76600%	0.00270%	0.00520%
13.01	Holiday Inn Express - Twin Falls	7,881,190	0.9%
13.02	Hampton Inn - Twin Falls	5,945,809	0.7%
13.03	Quality Inn - Twin Falls	4,628,952	0.5%
14	Residences at 865 East	16,850,000	1.9%	15,358,065	N	10/30/2014	12/11/2014	11/11/2019	12/11/2019	11/11/2024		4.25000%	0.00270%	0.00520%
15	Vista Verde Apartments	16,650,000	1.9%	15,807,961	N	10/29/2014	12/11/2014	11/11/2018	12/11/2018	11/11/2021		4.28000%	0.00270%	0.00520%
16	Georgia MHC Portfolio	16,479,050	1.9%	13,431,387	N	10/23/2014	12/6/2014		12/6/2014	11/6/2024		4.70000%	0.00270%	0.00520%
16.01	Hunteridge	10,224,885	1.2%
16.02	Riverdale	5,410,527	0.6%
16.03	Jonesboro	843,637	0.1%
17	Sharon Park	16,475,328	1.9%	14,920,148	N	11/6/2014	12/6/2014		12/6/2014	11/6/2019		3.79100%	0.00270%	0.00520%
18	Six Trails Apartments	13,125,000	1.5%	11,552,169	N	11/6/2014	1/1/2015	12/1/2017	1/1/2018	12/1/2024		4.74000%	0.00270%	0.00520%
19	New York Self Storage Portfolio	12,483,924	1.4%	10,151,242	N	11/3/2014	12/6/2014		12/6/2014	11/6/2024		4.63000%	0.00270%	0.00520%
19.01	Capital Self Storage - Liberty	5,442,991	0.6%
19.02	Capital Self Storage - New Hampton	4,743,891	0.5%
19.03	Rite Self Storage	2,297,042	0.3%
20	Elsinore Courtyard Apartments	12,200,000	1.4%	11,303,174	N	11/5/2014	1/1/2015		1/1/2015	12/1/2019		5.31000%	0.00270%	0.00520%
21	Kensington Commons	12,000,000	1.4%	11,413,322	N	10/24/2014	12/6/2014	11/6/2016	12/6/2016	11/6/2019		4.48000%	0.00270%	0.00520%
22	Southgate Mall	11,186,037	1.3%	9,147,671	N	10/23/2014	12/6/2014		12/6/2014	11/6/2024		4.80000%	0.00270%	0.00520%
23	The Falls at Tampa Bay	11,000,000	1.3%	10,422,232	N	10/14/2014	12/11/2014	11/11/2018	12/11/2018	11/11/2021		4.07000%	0.00270%	0.00520%
24	Creekside Village of Fairfield	9,800,000	1.1%	9,206,162	N	10/31/2014	12/6/2014	11/6/2017	12/6/2017	11/6/2021		5.00000%	0.00270%	0.00520%
25	The Village at Mirror Lake	9,250,000	1.1%	8,472,285	N	10/22/2014	12/1/2014	11/1/2019	12/1/2019	11/1/2024		4.55000%	0.00270%	0.00520%
26	John Alden Apartments	9,087,907	1.0%	7,344,697	N	11/3/2014	12/5/2014		12/5/2014	11/5/2024		4.45000%	0.00270%	0.00520%
27	Desert Sky Festival	8,983,388	1.0%	6,570,186	N	10/30/2014	12/11/2014		12/11/2014	11/11/2024		4.36000%	0.00270%	0.00520%
28	276 Post Road West	8,750,000	1.0%	8,750,000	N	11/3/2014	12/6/2014	11/6/2024		11/6/2024		4.65000%	0.00270%	0.00520%
29	AMCP Portfolio	8,000,000	0.9%	7,309,092	Y	11/10/2014	1/6/2015	12/6/2019	1/6/2020	12/6/2024	12/6/2044	4.39400%	0.00000%	0.00520%
29.01	North Las Vegas - 1 West Mayflower ave	2,789,189	0.3%
29.02	North Las Vegas - Foremaster Lane	1,794,595	0.2%
29.03	North Las Vegas - Losee Road	1,794,595	0.2%
29.04	Atlantic City NJ	1,210,811	0.1%
29.05	Norwich CT	410,811	0.0%
30	Abbey Park Apartments	7,957,705	0.9%	4,856,807	N	10/1/2014	11/11/2014		11/11/2014	10/11/2024		4.10000%	0.00270%	0.00520%
31	Hawthorne 40 Shopping Center	7,715,156	0.9%	6,284,092	N	10/30/2014	12/6/2014		12/6/2014	11/6/2024		4.68000%	0.00270%	0.00520%
32	Great Petaluma Mill	6,841,061	0.8%	5,547,740	N	11/6/2014	12/11/2014		12/11/2014	11/11/2024		4.55000%	0.00270%	0.00520%
33	Academy Sports - Anderson, SC	6,250,000	0.7%	5,346,079	N	10/24/2014	12/1/2014	11/1/2016	12/1/2016	11/1/2024		4.56000%	0.00270%	0.00520%
34	Crossing at Sun Meadow	5,780,500	0.7%	5,055,499	N	10/1/2014	11/6/2014	9/6/2017	10/6/2017	10/6/2024		4.55000%	0.00270%	0.00520%
35	Chesapeake Pointe Apts	5,500,000	0.6%	4,815,680	N	10/30/2014	12/6/2014	11/6/2017	12/6/2017	11/6/2024		4.51200%	0.00270%	0.00520%
36	Crossing at Burke Regency	5,440,000	0.6%	4,757,706	N	10/1/2014	11/6/2014	9/6/2017	10/6/2017	10/6/2024		4.55000%	0.00270%	0.00520%
37	La Quinta Plainfield	5,293,147	0.6%	4,299,741	N	10/30/2014	12/1/2014		12/1/2014	11/1/2024		4.60000%	0.00270%	0.00520%
38	Cornerstone Apartments	5,000,000	0.6%	4,081,291	N	11/4/2014	1/1/2015		1/1/2015	12/1/2024		4.78000%	0.00270%	0.00520%
39	Elsea Mobile Village	4,993,210	0.6%	4,018,748	N	10/30/2014	12/11/2014		12/11/2014	11/11/2024		4.33000%	0.00270%	0.00520%
40	Inn at Queen Anne	4,544,275	0.5%	3,710,035	N	10/31/2014	12/5/2014		12/5/2014	11/5/2024		4.75000%	0.00270%	0.00520%
41	All Storage Old Denton	4,400,000	0.5%	3,560,772	N	11/4/2014	1/1/2015		1/1/2015	12/1/2024		4.52600%	0.00270%	0.00520%
42	Sherman Crossroads	4,325,000	0.5%	3,795,397	N	11/4/2014	12/6/2014	11/6/2017	12/6/2017	11/6/2024		4.61000%	0.00270%	0.00520%
43	Brunswick Apartments	4,293,968	0.5%	3,434,238	N	10/31/2014	12/11/2014		12/11/2014	11/11/2024		4.15000%	0.00270%	0.00520%
44	Shaw’s Supermarkets Land Lease	4,257,500	0.5%	3,613,361	N	10/30/2014	12/11/2014	11/11/2016	12/11/2016	11/11/2024		4.27000%	0.00270%	0.00520%
45	Villa Nueva	4,194,820	0.5%	3,436,998	N	11/5/2014	12/6/2014		12/6/2014	11/6/2024		4.85800%	0.00270%	0.00520%
46	Village on Lorna	4,194,667	0.5%	3,418,898	N	10/31/2014	12/6/2014		12/6/2014	11/6/2024		4.70000%	0.00270%	0.00520%
47	Lewisville Shopping Center	4,169,289	0.5%	3,350,955	N	10/24/2014	12/11/2014		12/11/2014	11/11/2024		4.29000%	0.00270%	0.00520%
48	855 Ridge Lake	4,150,000	0.5%	3,378,387	N	11/4/2014	1/1/2015		1/1/2015	12/1/2024		4.70000%	0.00270%	0.00520%
49	Villages of Capital Pointe	3,800,000	0.4%	3,300,107	N	10/20/2014	12/6/2014	11/6/2016	12/6/2016	11/6/2024		5.15000%	0.00270%	0.00520%
50	Stones Crossing II & Mooresville II & III	3,725,000	0.4%	3,316,907	N	11/5/2014	1/1/2015		1/1/2015	12/1/2019		5.05000%	0.00270%	0.00520%
50.01	Stones Crossing II	2,040,000	0.2%
50.02	Mooresville II & III	1,685,000	0.2%
51	Cathedral Towne Villas Apartments	3,675,154	0.4%	2,975,286	N	10/24/2014	12/5/2014		12/5/2014	11/5/2024		4.50000%	0.00270%	0.00520%
52	Walgreens - Savannah	3,600,000	0.4%	3,600,000	N	10/29/2014	12/11/2014	11/11/2024		11/11/2024		4.50000%	0.00270%	0.00520%
53	Texas Avenue at Redmond	3,100,000	0.4%	2,648,932	N	11/6/2014	1/1/2015	12/1/2016	1/1/2017	12/1/2024		4.52000%	0.00270%	0.00520%
54	Crossing at Allen Square	3,052,000	0.3%	2,669,213	N	10/1/2014	11/6/2014	9/6/2017	10/6/2017	10/6/2024		4.55000%	0.00270%	0.00520%
55	Sunrise Plaza	2,887,000	0.3%	2,651,812	N	10/31/2014	12/6/2014	11/6/2019	12/6/2019	11/6/2024		4.73000%	0.00270%	0.00520%
56	Shops at Bay City Mall	2,147,255	0.2%	1,748,380	N	10/27/2014	12/1/2014		12/1/2014	11/1/2024		4.67000%	0.00270%	0.00520%
57	College MHC	2,100,000	0.2%	1,761,703	N	10/14/2014	12/5/2014	11/5/2015	12/5/2015	11/5/2024		4.78000%	0.00270%	0.00520%
58	Maxwell Apartments	1,997,366	0.2%	1,617,003	N	10/31/2014	12/5/2014		12/5/2014	11/5/2024		4.50000%	0.00270%	0.00520%
59	Honeydale MHP	1,498,241	0.2%	1,238,462	N	11/3/2014	12/5/2014		12/5/2014	11/5/2024		5.13000%	0.00270%	0.00520%

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
1	St. Johns Town Center	0.02000%	0.00050%	3.79330%	Actual/360	322,670.14	Interest-only, Balloon	Actual/360	120	117	120
2	Colorado Mills	0.02000%	0.00050%	4.25360%	Actual/360	493,815.07	Interest-only, Amortizing Balloon	Actual/360	120	119	36
3	Plaza Vista	0.04000%	0.00050%	4.24160%	Actual/360	245,026.53	Interest-only, Balloon	Actual/360	120	119	120
4	Four Seasons Hotel - Seattle	0.05000%	0.00050%	4.44160%	Actual/360	212,807.83	Interest-only, Amortizing Balloon	Actual/360	120	118	30
5	529 Bryant Street	0.04000%	0.00050%	4.42160%	Actual/360	194,893.07	Interest-only, Amortizing Balloon	Actual/360	120	119	66
6	Granada Gardens	0.02000%	0.00050%	4.55160%	Actual/360	176,450.18	Interest-only, Amortizing Balloon	Actual/360	120	119	36
7	Tobin Lofts	0.07000%	0.00050%	4.77160%	Actual/360	182,053.68	Amortizing Balloon		120	119	0
8	Madison Park Office Portfolio	0.03000%	0.00050%	4.56160%	Actual/360	148,666.87	Interest-only, Amortizing Balloon	Actual/360	120	119	36
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings
8.04	5635 Building
9	Brookstone Park Apartments	0.02000%	0.00050%	4.21160%	Actual/360	120,381.89	Interest-only, Amortizing Balloon	Actual/360	120	120	60
10	Clarkwood Greens	0.02000%	0.00050%	4.55160%	Actual/360	120,702.15	Interest-only, Amortizing Balloon	Actual/360	120	119	36
11	DoubleTree - Virginia Beach	0.02000%	0.00050%	4.37160%	Actual/360	100,152.18	Interest-only, Amortizing Balloon	Actual/360	120	120	36
12	All Storage Keller Haslet & Katy	0.02000%	0.00050%	4.49760%	Actual/360	100,883.92	Amortizing Balloon		120	120	0
13	Twin Falls Portfolio	0.02000%	0.00050%	4.73760%	Actual/360	96,683.25	Amortizing Balloon		120	118	0
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East	0.02000%	0.00050%	4.22160%	Actual/360	82,891.87	Interest-only, Amortizing Balloon	Actual/360	120	119	60
15	Vista Verde Apartments	0.02000%	0.00050%	4.25160%	Actual/360	82,200.68	Interest-only, Amortizing Balloon	Actual/360	84	83	48
16	Georgia MHC Portfolio	0.02000%	0.00050%	4.67160%	Actual/360	85,575.24	Amortizing Balloon		120	119	0
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park	0.02000%	0.00050%	3.76260%	Actual/360	76,798.45	Amortizing Balloon		60	59	0
18	Six Trails Apartments	0.02000%	0.00050%	4.71160%	Actual/360	68,387.12	Interest-only, Amortizing Balloon	Actual/360	120	120	36
19	New York Self Storage Portfolio	0.02000%	0.00050%	4.60160%	Actual/360	64,304.85	Amortizing Balloon		120	119	0
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments	0.02000%	0.00050%	5.28160%	Actual/360	67,822.95	Amortizing Balloon		60	60	0
21	Kensington Commons	0.02000%	0.00050%	4.45160%	Actual/360	60,659.72	Interest-only, Amortizing Balloon	Actual/360	60	59	24
22	Southgate Mall	0.02000%	0.00050%	4.77160%	Actual/360	58,762.52	Amortizing Balloon		120	119	0
23	The Falls at Tampa Bay	0.02000%	0.00050%	4.04160%	Actual/360	52,960.57	Interest-only, Amortizing Balloon	Actual/360	84	83	48
24	Creekside Village of Fairfield	0.02000%	0.00050%	4.97160%	Actual/360	52,608.52	Interest-only, Amortizing Balloon	Actual/360	84	83	36
25	The Village at Mirror Lake	0.11000%	0.00050%	4.43160%	Actual/360	47,143.60	Interest-only, Amortizing Balloon	Actual/360	120	119	60
26	John Alden Apartments	0.02000%	0.00050%	4.42160%	Actual/360	45,838.41	Amortizing Balloon		120	119	0
27	Desert Sky Festival	0.07000%	0.00050%	4.28160%	Actual/360	49,312.44	Amortizing Balloon		120	119	0
28	276 Post Road West	0.02000%	0.00050%	4.62160%	Actual/360	34,377.17	Interest-only, Balloon	Actual/360	120	119	120
29	AMCP Portfolio	0.02000%	0.00050%	4.36830%	Actual/360	40,032.53	Interest-only, Amortizing ARD	Actual/360	120	120	60
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments	0.02000%	0.00050%	4.07160%	Actual/360	48,901.01	Amortizing Balloon		120	118	0
31	Hawthorne 40 Shopping Center	0.02000%	0.00050%	4.65160%	Actual/360	39,971.96	Amortizing Balloon		120	119	0
32	Great Petaluma Mill	0.02000%	0.00050%	4.52160%	Actual/360	34,911.75	Amortizing Balloon		120	119	0
33	Academy Sports - Anderson, SC	0.02000%	0.00050%	4.53160%	Actual/360	31,891.04	Interest-only, Amortizing Balloon	Actual/360	120	119	24
34	Crossing at Sun Meadow	0.02000%	0.00050%	4.52160%	Actual/360	29,460.93	Interest-only, Amortizing Balloon	Actual/360	120	118	35
35	Chesapeake Pointe Apts	0.07000%	0.00050%	4.43360%	Actual/360	27,906.92	Interest-only, Amortizing Balloon	Actual/360	120	119	36
36	Crossing at Burke Regency	0.02000%	0.00050%	4.52160%	Actual/360	27,725.53	Interest-only, Amortizing Balloon	Actual/360	120	118	35
37	La Quinta Plainfield	0.02000%	0.00050%	4.57160%	Actual/360	27,170.15	Amortizing Balloon		120	119	0
38	Cornerstone Apartments	0.02000%	0.00050%	4.75160%	Actual/360	26,172.86	Amortizing Balloon		120	120	0
39	Elsea Mobile Village	0.07000%	0.00050%	4.25160%	Actual/360	24,831.73	Amortizing Balloon		120	119	0
40	Inn at Queen Anne	0.02000%	0.00050%	4.72160%	Actual/360	23,734.95	Amortizing Balloon		120	119	0
41	All Storage Old Denton	0.02000%	0.00050%	4.49760%	Actual/360	22,362.18	Amortizing Balloon		120	120	0
42	Sherman Crossroads	0.02000%	0.00050%	4.58160%	Actual/360	22,197.72	Interest-only, Amortizing Balloon	Actual/360	120	119	36
43	Brunswick Apartments	0.02000%	0.00050%	4.12160%	Actual/360	20,902.44	Amortizing Balloon		120	119	0
44	Shaw’s Supermarkets Land Lease	0.02000%	0.00050%	4.24160%	Actual/360	20,994.22	Interest-only, Amortizing Balloon	Actual/360	120	119	24
45	Villa Nueva	0.02000%	0.00050%	4.82960%	Actual/360	22,183.43	Amortizing Balloon		120	119	0
46	Village on Lorna	0.02000%	0.00050%	4.67160%	Actual/360	21,782.79	Amortizing Balloon		120	119	0
47	Lewisville Shopping Center	0.02000%	0.00050%	4.26160%	Actual/360	20,636.37	Amortizing Balloon		120	119	0
48	855 Ridge Lake	0.02000%	0.00050%	4.67160%	Actual/360	21,523.47	Amortizing Balloon		120	120	0
49	Villages of Capital Pointe	0.02000%	0.00050%	5.12160%	Actual/360	20,749.00	Interest-only, Amortizing Balloon	Actual/360	120	119	24
50	Stones Crossing II & Mooresville II & III	0.02000%	0.00050%	5.02160%	Actual/360	21,884.63	Amortizing Balloon		60	60	0
50.01	Stones Crossing II
50.02	Mooresville II & III
51	Cathedral Towne Villas Apartments	0.02000%	0.00050%	4.47160%	Actual/360	18,646.02	Amortizing Balloon		120	119	0
52	Walgreens - Savannah	0.09000%	0.00050%	4.40160%	Actual/360	13,687.50	Interest-only, Balloon	Actual/360	120	119	120
53	Texas Avenue at Redmond	0.02000%	0.00050%	4.49160%	Actual/360	15,744.11	Interest-only, Amortizing Balloon	Actual/360	120	120	24
54	Crossing at Allen Square	0.02000%	0.00050%	4.52160%	Actual/360	15,554.84	Interest-only, Amortizing Balloon	Actual/360	120	118	35
55	Sunrise Plaza	0.02000%	0.00050%	4.70160%	Actual/360	15,025.18	Interest-only, Amortizing Balloon	Actual/360	120	119	60
56	Shops at Bay City Mall	0.02000%	0.00050%	4.64160%	Actual/360	11,111.98	Amortizing Balloon		120	119	0
57	College MHC	0.02000%	0.00050%	4.75160%	Actual/360	10,992.60	Interest-only, Amortizing Balloon	Actual/360	120	119	12
58	Maxwell Apartments	0.02000%	0.00050%	4.47160%	Actual/360	10,133.71	Amortizing Balloon		120	119	0
59	Honeydale MHP	0.02000%	0.00050%	5.10160%	Actual/360	8,171.92	Amortizing Balloon		120	119	0

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning (Mos.)	Prepayment Provisions(4)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	St. Johns Town Center	117	0	0	3	L(27),D(86),O(7)	0	5	760,000,000	8/21/2014
2	Colorado Mills	35	360	360	1	L(25),D(88),O(7)	5	5	215,000,000	10/1/2014
3	Plaza Vista	119	0	0	1	L(25),D(91),O(4)	0	5	104,700,000	9/12/2014
4	Four Seasons Hotel - Seattle	28	360	360	2	L(26),D(90),O(4)	0	5	79,400,000	6/25/2014
5	529 Bryant Street	65	360	360	1	L(25),D(91),O(4)	0	5	55,000,000	9/26/2014
6	Granada Gardens	35	360	360	1	L(25),D(91),O(4)	0	0	47,000,000	9/23/2014
7	Tobin Lofts	0	360	359	1	L(25),D(92),O(3)	0	0	49,600,000	9/1/2014
8	Madison Park Office Portfolio	35	360	360	1	L(25),D(91),O(4)	0	5	40,000,000	9/17/2014
8.01	National General Buildings								10,460,000	9/17/2014
8.02	Lowe's Buildings								9,690,000	9/17/2014
8.03	BCBS Buildings								14,680,000	9/17/2014
8.04	5635 Building								5,170,000	9/17/2014
9	Brookstone Park Apartments	60	360	360	0	L(24),D(92),O(4)	5	0	33,000,000	10/9/2014
10	Clarkwood Greens	35	360	360	1	L(25),D(91),O(4)	0	0	31,500,000	9/22/2014
11	DoubleTree - Virginia Beach	36	360	360	0	L(24),D(93),O(3)	5	5	33,600,000	10/14/2014
12	All Storage Keller Haslet & Katy	0	360	360	0	L(24),D(92),O(4)	0	0	28,500,000	9/26/2014
13	Twin Falls Portfolio	0	360	358	2	L(26),D(90),O(4)	0	0	26,700,000	Various
13.01	Holiday Inn Express - Twin Falls								11,400,000	8/12/2014
13.02	Hampton Inn - Twin Falls								8,600,000	8/13/2014
13.03	Quality Inn - Twin Falls								6,700,000	8/13/2014
14	Residences at 865 East	59	360	360	1	L(25),D(91),O(4)	0	5	24,000,000	9/3/2014
15	Vista Verde Apartments	47	360	360	1	L(25),D(55),O(4)	0	5	22,400,000	9/12/2014
16	Georgia MHC Portfolio	0	360	359	1	L(25),D(91),O(4)	0	0	26,060,000	9/15/2014
16.01	Hunteridge								16,310,000	9/15/2014
16.02	Riverdale								8,480,000	9/15/2014
16.03	Jonesboro								1,270,000	9/15/2014
17	Sharon Park	0	360	359	1	L(25),D(32),O(3)	0	0	27,500,000	8/27/2014
18	Six Trails Apartments	36	360	360	0	L(24),D(93),O(3)	5	5	17,530,000	10/15/2014
19	New York Self Storage Portfolio	0	360	359	1	L(25),D(91),O(4)	0	0	17,900,000	10/22/2014
19.01	Capital Self Storage - Liberty								7,700,000	10/22/2014
19.02	Capital Self Storage - New Hampton								6,600,000	10/22/2014
19.03	Rite Self Storage								3,600,000	10/22/2014
20	Elsinore Courtyard Apartments	0	360	360	0	L(24),D(34),O(2)	5	5	17,600,000	10/17/2014
21	Kensington Commons	23	360	360	1	L(25),D(31),O(4)	0	0	17,250,000	9/26/2014
22	Southgate Mall	0	360	359	1	L(24),GRTR 1% or YM(92),O(4)	0	0	16,600,000	10/10/2014
23	The Falls at Tampa Bay	47	360	360	1	L(25),D(55),O(4)	0	5	14,500,000	9/22/2014
24	Creekside Village of Fairfield	35	360	360	1	L(25),D(55),O(4)	0	0	13,300,000	9/3/2014
25	The Village at Mirror Lake	59	360	360	1	L(25),D(91),O(4)	5	5	13,000,000	7/16/2014
26	John Alden Apartments	0	360	359	1	L(25),D(92),O(3)	0	0	15,630,000	8/25/2014
27	Desert Sky Festival	0	300	299	1	L(25),D(91),O(4)	0	5	11,950,000	2/1/2015
28	276 Post Road West	119	0	0	1	L(25),D(91),O(4)	0	0	12,900,000	9/19/2014
29	AMCP Portfolio	60	360	360	0	L(24),GRTR 1% or YM(89),O(7)	0	0	34,000,000	10/10/2014
29.01	North Las Vegas - 1 West Mayflower ave								9,900,000	10/10/2014
29.02	North Las Vegas - Foremaster Lane								8,300,000	10/10/2014
29.03	North Las Vegas - Losee Road								8,300,000	10/10/2014
29.04	Atlantic City NJ								5,600,000	10/10/2014
29.05	Norwich CT								1,900,000	10/10/2014
30	Abbey Park Apartments	0	240	238	2	L(26),D(90),O(4)	0	5	27,500,000	8/8/2014
31	Hawthorne 40 Shopping Center	0	360	359	1	L(25),D(91),O(4)	0	0	10,300,000	8/22/2014
32	Great Petaluma Mill	0	360	359	1	L(25),D(91),O(4)	0	5	9,600,000	9/23/2014
33	Academy Sports - Anderson, SC	23	360	360	1	L(25),D(91),O(4)	5	5	10,450,000	9/23/2014
34	Crossing at Sun Meadow	33	360	360	2	L(26),D(91),O(3)	0	0	8,200,000	8/25/2014
35	Chesapeake Pointe Apts	35	360	360	1	L(25),D(94),O(1)	0	0	7,500,000	8/22/2014
36	Crossing at Burke Regency	33	360	360	2	L(26),D(91),O(3)	0	0	7,720,000	8/25/2014
37	La Quinta Plainfield	0	360	359	1	L(25),D(93),O(2)	5	5	8,500,000	10/1/2014
38	Cornerstone Apartments	0	360	360	0	L(24),D(92),O(4)	0	0	8,200,000	8/18/2014
39	Elsea Mobile Village	0	360	359	1	L(25),D(91),O(4)	0	5	8,350,000	8/28/2014
40	Inn at Queen Anne	0	360	359	1	L(25),D(92),O(3)	0	0	9,300,000	9/9/2014
41	All Storage Old Denton	0	360	360	0	L(24),D(92),O(4)	0	0	6,350,000	9/26/2014
42	Sherman Crossroads	35	360	360	1	L(25),D(91),O(4)	0	0	6,195,000	8/26/2014
43	Brunswick Apartments	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	5	9,650,000	9/10/2014
44	Shaw’s Supermarkets Land Lease	23	360	360	1	L(25),D(91),O(4)	0	5	6,600,000	9/19/2014
45	Villa Nueva	0	360	359	1	L(25),D(91),O(4)	0	0	5,580,000	10/1/2014
46	Village on Lorna	0	360	359	1	L(25),D(91),O(4)	0	0	9,000,000	9/12/2014
47	Lewisville Shopping Center	0	360	359	1	L(25),D(88),O(7)	0	5	6,600,000	9/24/2014
48	855 Ridge Lake	0	360	360	0	L(24),D(93),O(3)	0	0	6,000,000	10/1/2014
49	Villages of Capital Pointe	23	360	360	1	L(25),D(91),O(4)	0	0	5,850,000	8/25/2014
50	Stones Crossing II & Mooresville II & III	0	300	300	0	L(24),D(33),O(3)	0	0	5,300,000	10/3/2014
50.01	Stones Crossing II								2,900,000	10/3/2014
50.02	Mooresville II & III								2,400,000	10/3/2014
51	Cathedral Towne Villas Apartments	0	360	359	1	L(25),D(92),O(3)	0	0	5,590,000	7/31/2014
52	Walgreens - Savannah	119	0	0	1	L(25),D(91),O(4)	0	5	6,900,000	9/10/2014
53	Texas Avenue at Redmond	24	360	360	0	L(24),D(95),O(1)	5	5	4,150,000	10/15/2014
54	Crossing at Allen Square	33	360	360	2	L(26),D(91),O(3)	0	0	4,330,000	8/25/2014
55	Sunrise Plaza	59	360	360	1	L(24),GRTR 1% or YM(83),O(13)	0	10	3,850,000	9/18/2014
56	Shops at Bay City Mall	0	360	359	1	L(25),D(92),O(3)	5	5	3,300,000	9/10/2014
57	College MHC	11	360	360	1	L(25),D(92),O(3)	0	0	3,500,000	9/12/2014
58	Maxwell Apartments	0	360	359	1	L(25),D(92),O(3)	0	0	3,470,000	9/15/2014
59	Honeydale MHP	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0	2,400,000	9/17/2014

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)	U/W NCF DSCR (x)(3)	Cut-off Date LTV Ratio(3)	LTV Ratio at Maturity or ARD(3)	Cut-off Date U/W NOI Debt Yield(3)	Cut-off Date U/W NCF Debt Yield(3)
1	St. Johns Town Center						3.97	3.81	26.8%	26.8%	15.4%	14.8%
2	Colorado Mills						2.03	1.91	63.3%	55.1%	12.0%	11.3%
3	Plaza Vista						2.28	2.10	64.6%	64.6%	9.9%	9.1%
4	Four Seasons Hotel - Seattle						2.48	1.88	52.9%	45.8%	15.1%	11.5%
5	529 Bryant Street						1.38	1.33	70.2%	64.9%	8.3%	8.1%
6	Granada Gardens						1.61	1.50	73.4%	64.4%	9.9%	9.2%
7	Tobin Lofts						1.40	1.37	69.5%	56.9%	8.9%	8.7%
8	Madison Park Office Portfolio						1.63	1.31	72.5%	63.6%	10.0%	8.1%
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings
8.04	5635 Building
9	Brookstone Park Apartments						1.38	1.35	74.2%	67.7%	8.1%	7.9%
10	Clarkwood Greens						1.54	1.45	74.9%	65.7%	9.5%	8.9%
11	DoubleTree - Virginia Beach						1.97	1.70	59.5%	52.0%	11.9%	10.2%
12	All Storage Keller Haslet & Katy						1.66	1.62	69.6%	56.4%	10.1%	9.9%
13	Twin Falls Portfolio						1.89	1.68	69.1%	56.5%	11.9%	10.6%
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East						1.40	1.35	70.2%	64.0%	8.3%	8.0%
15	Vista Verde Apartments						1.31	1.26	74.3%	70.6%	7.8%	7.5%
16	Georgia MHC Portfolio						2.25	2.05	63.2%	51.5%	14.0%	12.8%
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park						2.19	1.98	59.9%	54.3%	12.2%	11.1%
18	Six Trails Apartments						1.43	1.32	74.9%	65.9%	8.9%	8.3%
19	New York Self Storage Portfolio						1.68	1.64	69.7%	56.7%	10.4%	10.2%
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments						1.30	1.24	69.3%	64.2%	8.7%	8.3%
21	Kensington Commons						1.52	1.43	69.6%	66.2%	9.2%	8.7%
22	Southgate Mall						1.78	1.62	67.4%	55.1%	11.2%	10.2%
23	The Falls at Tampa Bay						1.54	1.44	75.9%	71.9%	8.9%	8.3%
24	Creekside Village of Fairfield						1.62	1.62	73.7%	69.2%	10.5%	10.5%
25	The Village at Mirror Lake						1.46	1.32	71.2%	65.2%	8.9%	8.0%
26	John Alden Apartments						1.35	1.31	58.1%	47.0%	8.2%	7.9%
27	Desert Sky Festival						1.40	1.26	75.2%	55.0%	9.2%	8.3%
28	276 Post Road West						1.85	1.70	67.8%	67.8%	8.7%	8.0%
29	AMCP Portfolio						1.75	1.63	70.7%	64.6%	10.5%	9.8%
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments						3.49	3.41	28.9%	17.7%	25.7%	25.1%
31	Hawthorne 40 Shopping Center						1.81	1.53	74.9%	61.0%	11.3%	9.5%
32	Great Petaluma Mill						1.53	1.39	71.3%	57.8%	9.4%	8.5%
33	Academy Sports - Anderson, SC						1.69	1.55	59.8%	51.2%	10.3%	9.5%
34	Crossing at Sun Meadow						1.65	1.52	70.5%	61.7%	10.1%	9.3%
35	Chesapeake Pointe Apts						1.65	1.44	73.3%	64.2%	10.0%	8.8%
36	Crossing at Burke Regency						1.80	1.63	70.5%	61.6%	11.0%	9.9%
37	La Quinta Plainfield						1.93	1.71	62.3%	50.6%	11.9%	10.5%
38	Cornerstone Apartments						1.96	1.84	61.0%	49.8%	12.3%	11.6%
39	Elsea Mobile Village						1.80	1.75	59.8%	48.1%	10.7%	10.4%
40	Inn at Queen Anne						2.38	2.11	48.9%	39.9%	14.9%	13.2%
41	All Storage Old Denton						1.59	1.54	69.3%	56.1%	9.7%	9.4%
42	Sherman Crossroads						1.68	1.51	69.8%	61.3%	10.3%	9.3%
43	Brunswick Apartments						3.58	3.29	44.5%	35.6%	20.9%	19.2%
44	Shaw’s Supermarkets Land Lease						1.56	1.53	64.5%	54.7%	9.2%	9.1%
45	Villa Nueva						1.52	1.37	75.2%	61.6%	9.7%	8.7%
46	Village on Lorna						2.80	2.48	46.6%	38.0%	17.4%	15.4%
47	Lewisville Shopping Center						1.77	1.64	63.2%	50.8%	10.5%	9.7%
48	855 Ridge Lake						2.16	1.60	69.2%	56.3%	13.5%	10.0%
49	Villages of Capital Pointe						1.48	1.43	65.0%	56.4%	9.7%	9.4%
50	Stones Crossing II & Mooresville II & III						1.55	1.43	70.3%	62.6%	10.9%	10.1%
50.01	Stones Crossing II
50.02	Mooresville II & III
51	Cathedral Towne Villas Apartments						1.42	1.33	65.7%	53.2%	8.6%	8.1%
52	Walgreens - Savannah						2.25	2.24	52.2%	52.2%	10.3%	10.2%
53	Texas Avenue at Redmond						1.41	1.35	74.7%	63.8%	8.6%	8.2%
54	Crossing at Allen Square						1.83	1.64	70.5%	61.6%	11.2%	10.0%
55	Sunrise Plaza						1.59	1.48	75.0%	68.9%	9.9%	9.3%
56	Shops at Bay City Mall						1.85	1.68	65.1%	53.0%	11.5%	10.5%
57	College MHC						2.24	2.19	60.0%	50.3%	14.1%	13.8%
58	Maxwell Apartments						1.38	1.32	57.6%	46.6%	8.4%	8.1%
59	Honeydale MHP						1.47	1.38	62.4%	51.6%	9.6%	9.1%

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Revenues ($)(6)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(6)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period
1	St. Johns Town Center	42,131,307	10,850,053	31,281,254	117,739	1,108,917	30,054,599	99.3%	10/10/2014			TTM 9/30/2014
2	Colorado Mills	28,139,377	11,755,768	16,383,609	229,612	744,367	15,409,630	93.8%	10/1/2014			TTM 8/31/2014
3	Plaza Vista	8,700,730	1,984,957	6,715,773	50,744	487,744	6,177,285	98.6%	10/30/2014			Annualized 8 8/31/2014
4	Four Seasons Hotel - Seattle	30,485,999	24,147,466	6,338,534	0	0	4,809,809	84.3%	8/31/2014	392	330	TTM 8/31/2014
5	529 Bryant Street	3,973,846	757,449	3,216,397	9,064	99,152	3,108,181	100.0%	12/1/2014			TTM 6/30/2014
6	Granada Gardens	7,568,519	4,160,739	3,407,780	235,000	0	3,172,780	91.9%	10/7/2014			TTM 9/30/2014
7	Tobin Lofts	4,501,564	1,451,218	3,050,346	67,896	0	2,982,450	99.8%	8/28/2014			Annualized 11 7/31/2014
8	Madison Park Office Portfolio	3,892,215	988,347	2,903,868	120,709	443,530	2,339,629	90.6%	7/31/2014			TTM 7/31/2014
8.01	National General Buildings	1,276,528	251,188	1,025,340	29,012	106,601	889,727	100.0%	7/31/2014			NAV
8.02	Lowe's Buildings	1,087,434	336,338	751,096	42,453	155,987	552,656	100.0%	7/31/2014			NAV
8.03	BCBS Buildings	1,481,829	321,010	1,160,819	37,944	139,419	983,457	100.0%	7/31/2014			NAV
8.04	5635 Building	46,423	79,810	-33,387	11,301	41,523	-86,211	0.0%	7/31/2014			NAV
9	Brookstone Park Apartments	2,994,671	1,001,653	1,993,018	48,000	0	1,945,018	94.6%	10/20/2014			TTM 9/30/2014
10	Clarkwood Greens	4,870,459	2,633,309	2,237,150	142,000	0	2,095,150	93.1%	10/7/2014			TTM 9/30/2014
11	DoubleTree - Virginia Beach	8,230,169	5,858,148	2,372,021	0	0	2,042,814	53.2%	9/30/2014	114	61	TTM 9/30/2014
12	All Storage Keller Haslet & Katy	2,829,665	818,400	2,011,265	45,449	0	1,965,816	89.6%	8/31/2014			TTM 8/31/2014
13	Twin Falls Portfolio	6,163,210	3,968,739	2,194,471	0	0	1,947,942	63.9%	7/31/2014	94	60	TTM 7/31/2014
13.01	Holiday Inn Express - Twin Falls	2,380,170	1,484,473	895,697	0	0	800,490	69.2%	7/31/2014	103	71	TTM 7/31/2014
13.02	Hampton Inn - Twin Falls	1,952,792	1,253,130	699,662	0	0	621,550	68.1%	7/31/2014	104	71	TTM 7/31/2014
13.03	Quality Inn - Twin Falls	1,830,247	1,231,134	599,113	0	0	525,903	56.7%	7/31/2014	78	44	TTM 7/31/2014
14	Residences at 865 East	2,044,859	654,026	1,390,834	42,191	5,455	1,343,188	99.3%	9/12/2014			TTM 8/31/2014
15	Vista Verde Apartments	2,357,576	1,064,209	1,293,366	50,000	0	1,243,366	97.5%	10/3/2014			TTM 8/31/2014
16	Georgia MHC Portfolio	5,717,675	3,409,761	2,307,913	203,700	0	2,104,213	56.9%	9/16/2014			TTM 8/31/2014
16.01	Hunteridge	3,633,529	2,032,971	1,600,559	171,170	0	1,429,389	56.7%	9/16/2014			TTM 8/31/2014
16.02	Riverdale	1,798,262	1,213,697	584,564	26,455	0	558,109	56.1%	9/16/2014			TTM 8/31/2014
16.03	Jonesboro	285,883	163,093	122,790	6,075	0	116,715	65.3%	9/16/2014			TTM 8/31/2014
17	Sharon Park	4,661,119	2,646,828	2,014,290	190,800	0	1,823,490	96.7%	10/14/2014			TTM 9/30/2014
18	Six Trails Apartments	2,355,065	1,180,947	1,174,118	88,200	0	1,085,918	91.8%	10/21/2014			TTM 9/30/2014
19	New York Self Storage Portfolio	2,004,485	708,241	1,296,245	28,295	0	1,267,950	77.4%	8/6/2014			TTM 9/30/2014
19.01	Capital Self Storage - Liberty	817,168	273,208	543,960	10,418	0	533,543	86.9%	8/6/2014			TTM 9/30/2014
19.02	Capital Self Storage - New Hampton	793,371	282,444	510,927	11,452	0	499,475	74.6%	8/6/2014			TTM 9/30/2014
19.03	Rite Self Storage	393,947	152,590	241,357	6,426	0	234,932	67.1%	8/6/2014			TTM 9/30/2014
20	Elsinore Courtyard Apartments	1,721,628	665,072	1,056,557	45,600	0	1,010,957	96.1%	9/30/2014			TTM 9/30/2014
21	Kensington Commons	2,224,387	1,116,850	1,107,537	66,000	0	1,041,537	92.4%	10/22/2014			TTM 8/31/2014
22	Southgate Mall	1,528,674	275,720	1,252,954	23,920	87,178	1,141,855	91.1%	10/9/2014			TTM 8/31/2014
23	The Falls at Tampa Bay	1,992,951	1,017,090	975,861	60,000	0	915,861	90.9%	10/1/2014			TTM 8/31/2014
24	Creekside Village of Fairfield	1,790,383	764,879	1,025,504	0	0	1,025,504	90.8%	10/8/2014			TTM 9/30/2014
25	The Village at Mirror Lake	1,093,947	266,777	827,170	19,806	63,008	744,355	98.2%	10/20/2014			TTM 8/31/2014
26	John Alden Apartments	1,096,688	353,761	742,928	24,000	0	718,928	100.0%	9/30/2014			TTM 9/30/2014
27	Desert Sky Festival	2,076,920	1,249,112	827,807	25,988	53,257	748,562	94.8%	10/31/2014			TTM 7/31/2014
28	276 Post Road West	1,115,253	352,081	763,172	8,218	53,075	701,879	100.0%	9/22/2014			TTM 8/31/2014
29	AMCP Portfolio	2,599,343	77,980	2,521,362	66,294	98,535	2,356,534	100.0%	10/28/2014			NAV
29.01	North Las Vegas - 1 West Mayflower ave	872,347	26,170	846,177	22,515	33,188	790,474	100.0%	10/28/2014			NAV
29.02	North Las Vegas - Foremaster Lane	561,361	16,841	544,520	14,484	21,350	508,686	100.0%	10/28/2014			NAV
29.03	North Las Vegas - Losee Road	564,076	16,922	547,154	14,559	21,460	511,135	100.0%	10/28/2014			NAV
29.04	Atlantic City NJ	454,582	13,637	440,945	9,383	16,285	415,277	100.0%	10/28/2014			NAV
29.05	Norwich CT	146,976	4,409	142,567	5,353	6,253	130,961	100.0%	10/28/2014			NAV
30	Abbey Park Apartments	4,040,386	1,991,441	2,048,945	50,400	0	1,998,545	100.0%	7/31/2014			TTM 7/31/2014
31	Hawthorne 40 Shopping Center	1,410,231	540,524	869,706	32,677	102,116	734,913	98.5%	10/8/2014			TTM 9/30/2014
32	Great Petaluma Mill	1,061,407	418,846	642,561	13,325	47,368	581,869	94.0%	10/28/2014			TTM 9/30/2014
33	Academy Sports - Anderson, SC	892,837	246,201	646,636	15,332	38,512	592,792	93.7%	12/1/2014			NAV
34	Crossing at Sun Meadow	1,466,599	882,686	583,913	45,000	0	538,913	96.1%	8/18/2014			TTM 7/31/2014
35	Chesapeake Pointe Apts	1,350,257	798,387	551,870	68,600	0	483,270	100.0%	7/14/2014			TTM 9/30/2014
36	Crossing at Burke Regency	1,443,802	844,165	599,637	58,520	0	541,117	95.8%	8/18/2014			TTM 7/31/2014
37	La Quinta Plainfield	1,761,651	1,133,674	627,977	0	0	557,511	74.3%	7/31/2014	67	50	TTM 7/31/2014
38	Cornerstone Apartments	1,129,403	515,002	614,401	36,000	0	578,401	97.5%	10/21/2014			TTM 9/30/2014
39	Elsea Mobile Village	936,813	401,004	535,809	15,550	0	520,259	96.1%	9/1/2014			TTM 7/31/2014
40	Inn at Queen Anne	1,919,323	1,241,199	678,124	0	0	601,351	74.1%	8/31/2014	97	71	TTM 8/31/2014
41	All Storage Old Denton	704,683	277,690	426,993	13,947	0	413,046	93.3%	9/24/2014			TTM 8/31/2014
42	Sherman Crossroads	663,172	215,947	447,225	7,417	37,086	402,723	100.0%	8/25/2014			TTM 7/31/2014
43	Brunswick Apartments	1,560,721	663,410	897,312	71,278	0	826,034	100.0%	8/1/2014			TTM 9/30/2014
44	Shaw’s Supermarkets Land Lease	838,231	444,730	393,501	7,000	0	386,501	100.0%	12/1/2014			Annualized 7 7/31/2014
45	Villa Nueva	1,026,894	621,902	404,992	40,000	0	364,992	90.0%	9/23/2014			TTM 8/31/2014
46	Village on Lorna	1,119,393	387,874	731,519	22,639	61,789	647,091	86.3%	10/27/2014			TTM 9/30/2014
47	Lewisville Shopping Center	569,330	130,501	438,829	6,559	26,250	406,020	100.0%	9/1/2014			TTM 6/30/2014
48	855 Ridge Lake	1,210,392	651,779	558,613	15,816	129,729	413,069	90.1%	11/30/2014			TTM 8/31/2014
49	Villages of Capital Pointe	601,404	232,339	369,065	13,680	0	355,385	100.0%	9/30/2014			Annualized 11 8/31/2014
50	Stones Crossing II & Mooresville II & III	567,904	160,797	407,107	6,938	25,764	374,405	95.1%	9/25/2014			TTM 9/30/2014
50.01	Stones Crossing II	NAV	NAV	NAV	NAV	NAV	NAV	95.7%	9/25/2014			NAV
50.02	Mooresville II & III	NAV	NAV	NAV	NAV	NAV	NAV	94.3%	9/25/2014			NAV
51	Cathedral Towne Villas Apartments	591,889	275,057	316,833	18,300	0	298,533	98.4%	9/30/2014			TTM 7/31/2014
52	Walgreens - Savannah	375,215	5,932	369,283	1,238	0	368,046	100.0%	12/1/2014			NAV
53	Texas Avenue at Redmond	322,333	56,149	266,184	1,296	10,282	254,606	100.0%	10/1/2014			Annualized 11 9/30/2014
54	Crossing at Allen Square	898,679	556,974	341,705	35,964	0	305,741	96.4%	9/11/2014			TTM 7/31/2014
55	Sunrise Plaza	468,878	182,811	286,067	1,991	16,586	267,490	100.0%	10/28/2014			Annualized 9 9/30/2014
56	Shops at Bay City Mall	405,879	158,557	247,321	5,067	17,712	224,542	78.6%	9/9/2014			TTM 8/31/2014
57	College MHC	591,436	295,789	295,646	6,600	0	289,046	84.8%	8/31/2014			TTM 8/31/2014
58	Maxwell Apartments	257,303	89,942	167,361	6,300	0	161,061	100.0%	8/1/2014			TTM 9/30/2014
59	Honeydale MHP	430,711	286,341	144,370	8,700	0	135,670	59.3%	10/1/2014			TTM 9/30/2014

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures ($)	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)
1	St. Johns Town Center	41,008,617	12,670,567	28,338,050	0	28,338,050			Actual 2013	37,866,366	10,412,694
2	Colorado Mills	27,930,819	11,620,460	16,310,359	0	16,310,359			Actual 2013	26,521,923	11,463,887
3	Plaza Vista	8,732,297	1,618,451	7,113,846	0	7,113,846			NAV	NAV	NAV
4	Four Seasons Hotel - Seattle	30,485,999	24,186,083	6,299,917	0	6,299,917	392	330	Actual 2013	28,202,892	22,638,966
5	529 Bryant Street	3,762,119	781,971	2,980,148	0	2,980,148			Actual 2013	3,745,937	769,586
6	Granada Gardens	7,468,707	4,257,287	3,211,421	0	3,211,421			Actual 2013	7,536,556	5,187,068
7	Tobin Lofts	2,569,927	1,276,400	1,293,527	12,875	1,280,652			NAV	NAV	NAV
8	Madison Park Office Portfolio	2,280,024	927,470	1,352,554	0	1,352,554			Actual 2013	1,893,586	877,537
8.01	National General Buildings	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
8.02	Lowe's Buildings	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
8.03	BCBS Buildings	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
8.04	5635 Building	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
9	Brookstone Park Apartments	1,971,695	826,430	1,145,265	0	1,145,265			Actual 2013	1,476,357	574,403
10	Clarkwood Greens	4,920,392	2,783,020	2,137,372	0	2,137,372			Actual 2013	4,812,767	3,039,553
11	DoubleTree - Virginia Beach	8,230,169	5,832,579	2,397,590	329,207	2,068,383	114	61	Actual 2013	7,264,845	5,640,529
12	All Storage Keller Haslet & Katy	2,792,367	718,636	2,073,731	0	2,073,731			Actual 2013	2,748,339	837,823
13	Twin Falls Portfolio	6,163,050	3,899,214	2,263,836	246,522	2,017,314	94	60	Actual 2013	5,876,782	3,728,775
13.01	Holiday Inn Express - Twin Falls	2,380,049	1,453,103	926,946	95,202	831,744	103	71	Actual 2013	2,381,296	1,454,535
13.02	Hampton Inn - Twin Falls	1,952,830	1,233,719	719,111	78,113	640,998	104	71	Actual 2013	1,758,045	1,170,190
13.03	Quality Inn - Twin Falls	1,830,171	1,212,392	617,779	73,207	544,572	78	44	Actual 2013	1,737,441	1,104,050
14	Residences at 865 East	2,076,681	707,491	1,369,190	0	1,369,190			Actual 2013	2,074,856	662,089
15	Vista Verde Apartments	2,297,349	1,159,167	1,138,182	0	1,138,182			Actual 2013	2,285,245	1,114,101
16	Georgia MHC Portfolio	5,737,701	3,226,293	2,511,408	0	2,511,408			Annualized 8 12/31/2013	5,776,595	3,195,285
16.01	Hunteridge	3,649,021	1,961,000	1,688,021	0	1,688,021			Annualized 8 12/31/2013	3,660,573	1,959,152
16.02	Riverdale	1,795,185	1,117,922	677,263	0	677,263			Annualized 8 12/31/2013	1,811,752	1,104,506
16.03	Jonesboro	293,494	147,370	146,124	0	146,124			Annualized 8 12/31/2013	304,271	131,626
17	Sharon Park	4,613,197	2,623,805	1,989,392	0	1,989,392			Actual 2013	4,306,516	2,494,967
18	Six Trails Apartments	2,402,341	1,162,011	1,240,330	0	1,240,330			Actual 2013	2,487,156	1,263,875
19	New York Self Storage Portfolio	2,019,468	559,776	1,459,692	0	1,459,692			Actual 2013	1,839,579	536,466
19.01	Capital Self Storage - Liberty	832,152	197,443	634,709	0	634,709			Actual 2013	787,392	195,333
19.02	Capital Self Storage - New Hampton	793,371	230,794	562,576	0	562,576			Actual 2013	682,323	218,092
19.03	Rite Self Storage	393,946	131,539	262,407	0	262,407			Annualized 5 12/31/2013	369,864	123,042
20	Elsinore Courtyard Apartments	1,686,660	643,168	1,043,492	0	1,043,492			Actual 2013	1,495,618	614,662
21	Kensington Commons	2,233,400	1,097,631	1,135,769	0	1,135,769			Actual 2013	2,161,983	1,080,808
22	Southgate Mall	961,811	240,429	721,382	0	721,382			Actual 2013	953,526	226,827
23	The Falls at Tampa Bay	1,891,388	889,437	1,001,951	0	1,001,951			Actual 2013	1,663,381	847,068
24	Creekside Village of Fairfield	1,397,340	546,333	851,007	0	851,007			Actual 2013	577,565	453,948
25	The Village at Mirror Lake	1,158,191	278,885	879,305	0	879,305			Actual 2013	942,717	249,671
26	John Alden Apartments	1,090,654	328,944	761,711	0	761,711			Actual 2013	1,065,060	304,769
27	Desert Sky Festival	1,922,657	1,192,627	730,030	0	730,030			Actual 2013	1,814,871	1,209,990
28	276 Post Road West	1,093,372	364,805	728,567	0	728,567			Actual 2013	1,253,981	361,557
29	AMCP Portfolio	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
29.01	North Las Vegas - 1 West Mayflower ave	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
29.02	North Las Vegas - Foremaster Lane	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
29.03	North Las Vegas - Losee Road	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
29.04	Atlantic City NJ	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
29.05	Norwich CT	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
30	Abbey Park Apartments	4,162,676	1,930,840	2,231,835	0	2,231,835			Actual 2013	4,101,659	1,915,192
31	Hawthorne 40 Shopping Center	1,416,824	506,471	910,353	0	910,353			Actual 2013	1,371,080	485,414
32	Great Petaluma Mill	1,037,887	401,020	636,867	0	636,867			Actual 2013	1,055,071	392,899
33	Academy Sports - Anderson, SC	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
34	Crossing at Sun Meadow	1,484,008	827,464	656,544	0	656,544			Actual 2013	1,411,889	885,168
35	Chesapeake Pointe Apts	1,381,572	784,977	596,595	0	596,595			Actual 2013	1,363,732	737,040
36	Crossing at Burke Regency	1,403,087	843,294	559,793	0	559,793			Actual 2013	1,417,663	805,036
37	La Quinta Plainfield	1,761,651	1,051,291	710,360	0	710,360	67	50	Actual 2013	1,553,782	1,084,501
38	Cornerstone Apartments	1,129,403	426,286	703,117	0	703,117			Actual 2013	1,071,344	403,755
39	Elsea Mobile Village	937,731	321,752	615,979	0	615,979			Actual 2013	940,994	313,549
40	Inn at Queen Anne	1,962,420	1,044,042	918,379	0	918,379	97	73	Actual 2013	1,682,216	971,654
41	All Storage Old Denton	682,081	286,765	395,316	0	395,316			Actual 2013	613,661	282,197
42	Sherman Crossroads	643,821	210,553	433,268	0	433,268			Actual 2013	580,619	192,779
43	Brunswick Apartments	1,581,254	682,431	898,823	0	898,823			Actual 2013	1,548,783	677,145
44	Shaw’s Supermarkets Land Lease	393,250	23,026	370,224	0	370,224			Actual 2013	360,479	22,009
45	Villa Nueva	926,469	491,876	434,593	0	434,593			Actual 2013	936,669	419,697
46	Village on Lorna	872,907	283,568	589,339	0	589,339			Actual 2013	708,520	283,098
47	Lewisville Shopping Center	375,657	137,539	238,118	0	238,118			Actual 2013	328,438	123,967
48	855 Ridge Lake	1,216,585	587,860	628,725	0	628,725			Actual 2013	1,217,054	625,405
49	Villages of Capital Pointe	574,675	160,789	413,886	0	413,886			Actual 2013	633,900	165,264
50	Stones Crossing II & Mooresville II & III	585,049	142,013	443,036	27,093	415,943			Actual 2013	584,388	142,084
50.01	Stones Crossing II	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
50.02	Mooresville II & III	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
51	Cathedral Towne Villas Apartments	600,527	269,029	331,499	0	331,499			Actual 2013	585,698	263,910
52	Walgreens - Savannah	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
53	Texas Avenue at Redmond	227,079	53,386	173,694	0	173,694			NAP	NAP	NAP
54	Crossing at Allen Square	873,342	518,885	354,457	0	354,457			Actual 2013	876,923	494,690
55	Sunrise Plaza	447,326	152,861	294,465	0	294,465			Actual 2013	408,607	125,413
56	Shops at Bay City Mall	386,733	170,352	216,381	0	216,381			Actual 2013	347,328	146,036
57	College MHC	584,035	256,672	327,363	0	327,363			Actual 2013	551,241	234,693
58	Maxwell Apartments	257,303	89,942	167,361	0	167,361			Actual 2013	234,509	86,484
59	Honeydale MHP	430,711	253,887	176,824	0	176,824			Actual 2013	412,458	217,263

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures ($)	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures ($)	Third Most Recent NCF ($)
1	St. Johns Town Center	27,453,672	0	27,453,672			Actual 2012	37,181,035	10,179,128	27,001,907	0	27,001,907
2	Colorado Mills	15,058,036	0	15,058,036			Actual 2012	26,471,521	11,455,580	15,015,941	0	15,015,941
3	Plaza Vista	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
4	Four Seasons Hotel - Seattle	5,563,926	0	5,563,926	366	301	Actual 2012	25,135,650	21,277,385	3,858,265	0	3,858,265
5	529 Bryant Street	2,976,351	0	2,976,351			Actual 2012	3,672,198	704,896	2,967,302	0	2,967,302
6	Granada Gardens	2,349,488	0	2,349,488			Actual 2012	7,153,502	4,938,589	2,214,913	0	2,214,913
7	Tobin Lofts	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
8	Madison Park Office Portfolio	1,016,049	0	1,016,049			Actual 2012	1,830,317	859,495	970,822	0	970,822
8.01	National General Buildings	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
8.02	Lowe's Buildings	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
8.03	BCBS Buildings	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
8.04	5635 Building	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9	Brookstone Park Apartments	901,954	0	901,954			NAV	NAV	NAV	NAV	NAV	NAV
10	Clarkwood Greens	1,773,214	0	1,773,214			Actual 2012	4,507,380	2,981,395	1,525,985	0	1,525,985
11	DoubleTree - Virginia Beach	1,624,316	0	1,624,316	109	65	Actual 2012	8,819,003	6,067,028	2,751,975	342,743	2,409,232
12	All Storage Keller Haslet & Katy	1,910,516	0	1,910,516			Actual 2012	2,521,245	831,459	1,689,786	0	1,689,786
13	Twin Falls Portfolio	2,148,007	235,072	1,912,935	92	57	Actual 2012	5,628,659	3,550,113	2,078,546	168,860	1,909,686
13.01	Holiday Inn Express - Twin Falls	926,761	95,252	831,509	100	71	Actual 2012	2,241,789	1,391,273	850,516	67,254	783,262
13.02	Hampton Inn - Twin Falls	587,855	70,322	517,533	100	64	Actual 2012	1,688,390	1,068,497	619,893	50,652	569,241
13.03	Quality Inn - Twin Falls	633,391	69,498	563,893	76	42	Actual 2012	1,698,480	1,090,343	608,137	50,954	557,183
14	Residences at 865 East	1,412,767	0	1,412,767			Actual 2012	1,924,650	686,809	1,237,840	0	1,237,840
15	Vista Verde Apartments	1,171,144	0	1,171,144			Actual 2012	2,127,605	1,173,672	953,933	0	953,933
16	Georgia MHC Portfolio	2,581,310	0	2,581,310			Actual 2012	5,865,337	3,363,772	2,501,565	0	2,501,565
16.01	Hunteridge	1,701,420	0	1,701,420			Actual 2012	3,763,191	2,077,635	1,685,556	0	1,685,556
16.02	Riverdale	707,246	0	707,246			Actual 2012	1,829,060	1,149,438	679,623	0	679,623
16.03	Jonesboro	172,645	0	172,645			Actual 2012	273,086	136,699	136,387	0	136,387
17	Sharon Park	1,811,549	0	1,811,549			Actual 2012	3,930,627	2,748,035	1,182,592	0	1,182,592
18	Six Trails Apartments	1,223,281	0	1,223,281			Actual 2012	2,365,916	1,258,294	1,107,622	0	1,107,622
19	New York Self Storage Portfolio	1,303,113	0	1,303,113			Actual 2012	1,392,250	380,087	1,012,164	0	1,012,164
19.01	Capital Self Storage - Liberty	592,060	0	592,060			Actual 2012	731,395	179,667	551,728	0	551,728
19.02	Capital Self Storage - New Hampton	464,231	0	464,231			Actual 2012	660,855	200,420	460,435	0	460,435
19.03	Rite Self Storage	246,823	0	246,823			NAV	NAV	NAV	NAV	NAV	NAV
20	Elsinore Courtyard Apartments	880,956	0	880,956			NAV	NAP	NAP	NAP	NAP	NAP
21	Kensington Commons	1,081,175	0	1,081,175			Actual 2012	2,101,192	1,037,239	1,063,953	0	1,063,953
22	Southgate Mall	726,699	0	726,699			NAV	NAV	NAV	NAV	NAV	NAV
23	The Falls at Tampa Bay	816,313	0	816,313			Actual 2012	1,559,955	825,774	734,181	0	734,181
24	Creekside Village of Fairfield	123,617	0	123,617			NAV	NAV	NAV	NAV	NAV	NAV
25	The Village at Mirror Lake	693,046	0	693,046			Actual 2012	1,058,747	260,145	798,602	0	798,602
26	John Alden Apartments	760,291	0	760,291			Actual 2012	981,333	300,670	680,663	0	680,663
27	Desert Sky Festival	604,881	0	604,881			Actual 2012	1,717,946	1,211,832	506,113	0	506,113
28	276 Post Road West	892,424	0	892,424			Actual 2012	1,098,055	333,803	764,252	0	764,252
29	AMCP Portfolio	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
29.01	North Las Vegas - 1 West Mayflower ave	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
29.02	North Las Vegas - Foremaster Lane	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
29.03	North Las Vegas - Losee Road	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
29.04	Atlantic City NJ	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
29.05	Norwich CT	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
30	Abbey Park Apartments	2,186,468	0	2,186,468			Actual 2012	4,025,521	1,858,856	2,166,665	0	2,166,665
31	Hawthorne 40 Shopping Center	885,666	0	885,666			Actual 2012	1,037,592	520,913	516,679	0	516,679
32	Great Petaluma Mill	662,172	0	662,172			Actual 2012	1,042,065	400,528	641,537	0	641,537
33	Academy Sports - Anderson, SC	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34	Crossing at Sun Meadow	526,721	0	526,721			Actual 2012	1,222,615	769,277	453,338	0	453,338
35	Chesapeake Pointe Apts	626,692	50,000	576,692			Actual 2012	1,315,680	765,031	550,649	50,000	500,649
36	Crossing at Burke Regency	612,627	0	612,627			Actual 2012	1,301,079	717,493	583,586	0	583,586
37	La Quinta Plainfield	469,281	0	469,281	64	40	Actual 2012	1,431,608	972,219	459,389	0	459,389
38	Cornerstone Apartments	667,589	0	667,589			Actual 2012	918,405	368,654	549,751	0	549,751
39	Elsea Mobile Village	627,445	0	627,445			Actual 2012	955,260	309,341	645,918	0	645,918
40	Inn at Queen Anne	710,563	0	710,563	87	62	Actual 2012	1,508,102	942,553	565,549	0	565,549
41	All Storage Old Denton	331,464	0	331,464			Actual 2012	509,860	286,017	223,843	0	223,843
42	Sherman Crossroads	387,840	0	387,840			Actual 2012	271,677	122,116	149,561	0	149,561
43	Brunswick Apartments	871,638	0	871,638			Actual 2012	1,519,959	644,374	875,584	0	875,584
44	Shaw’s Supermarkets Land Lease	338,470	0	338,470			Actual 2012	390,271	23,592	366,679	0	366,679
45	Villa Nueva	516,972	0	516,972			Actual 2012	935,212	446,014	489,198	0	489,198
46	Village on Lorna	425,421	0	425,421			NAV	NAV	NAV	NAV	NAV	NAV
47	Lewisville Shopping Center	204,471	0	204,471			Actual 2012	290,566	99,490	191,077	0	191,077
48	855 Ridge Lake	591,649	0	591,649			Actual 2012	1,117,111	615,822	501,289	0	501,289
49	Villages of Capital Pointe	468,636	0	468,636			NAV	NAV	NAV	NAV	NAV	NAV
50	Stones Crossing II & Mooresville II & III	442,304	0	442,304			Actual 2012	586,773	109,557	477,216	0	477,216
50.01	Stones Crossing II	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
50.02	Mooresville II & III	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
51	Cathedral Towne Villas Apartments	321,788	0	321,788			Actual 2012	571,011	245,893	325,118	0	325,118
52	Walgreens - Savannah	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
53	Texas Avenue at Redmond	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
54	Crossing at Allen Square	382,233	0	382,233			Actual 2012	784,690	479,174	305,516	0	305,516
55	Sunrise Plaza	283,193	0	283,193			Actual 2012	237,356	143,074	94,282	0	94,282
56	Shops at Bay City Mall	201,292	0	201,292			Actual 2012	406,209	140,825	265,384	0	265,384
57	College MHC	316,548	0	316,548			Actual 2012	592,455	282,593	309,862	0	309,862
58	Maxwell Apartments	148,024	0	148,024			Actual 2012	228,147	87,924	140,223	0	140,223
59	Honeydale MHP	195,196	0	195,196			Actual 2012	398,265	216,305	181,960	0	181,960

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(7)(8)	Largest Tenant Sq. Ft.(7)	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	St. Johns Town Center			N	Nordstrom	124,587	12.7%	2/28/2030
2	Colorado Mills			N	United Artists Theatre	82,451	9.0%	12/17/2017
3	Plaza Vista			N	Polsinelli PC	234,876	92.6%	10/31/2033
4	Four Seasons Hotel - Seattle	343	265	N
5	529 Bryant Street			N	Switch and Data CA Nine, LLC	45,319	100.0%	5/3/2025
6	Granada Gardens			N
7	Tobin Lofts			N
8	Madison Park Office Portfolio			N	Various	Various	Various	Various
8.01	National General Buildings			N	National General Insurance (f/k/a GMAC)	116,048	100.0%	9/30/2024
8.02	Lowe's Buildings			N	Lowe's	169,810	100.0%	12/31/2025
8.03	BCBS Buildings			N	Blue Cross Blue Shield NC	136,733	90.1%	12/31/2018
8.04	5635 Building			N
9	Brookstone Park Apartments			N
10	Clarkwood Greens			N
11	DoubleTree - Virginia Beach	100	65	N
12	All Storage Keller Haslet & Katy			N
13	Twin Falls Portfolio	83	55	N
13.01	Holiday Inn Express - Twin Falls	96	67	N
13.02	Hampton Inn - Twin Falls	92	61	N
13.03	Quality Inn - Twin Falls	66	41	N
14	Residences at 865 East			N
15	Vista Verde Apartments			N
16	Georgia MHC Portfolio			N
16.01	Hunteridge			N
16.02	Riverdale			N
16.03	Jonesboro			N
17	Sharon Park			N
18	Six Trails Apartments			N
19	New York Self Storage Portfolio			N
19.01	Capital Self Storage - Liberty			N
19.02	Capital Self Storage - New Hampton			N
19.03	Rite Self Storage			N
20	Elsinore Courtyard Apartments			N
21	Kensington Commons			N
22	Southgate Mall			N	Burlington Coat Factory	80,311	50.4%	1/31/2019
23	The Falls at Tampa Bay			N
24	Creekside Village of Fairfield			N
25	The Village at Mirror Lake			N	Publix	38,997	51.2%	3/31/2024
26	John Alden Apartments			N
27	Desert Sky Festival			N	Jeg-Fit 75th & Thomas, LLC	34,162	26.3%	2/29/2024
28	276 Post Road West			N	India Asset Management	17,000	51.7%	7/31/2019
29	AMCP Portfolio			N	ACLS New England, LLC; Atlantic City Linen Supply, LLC; Brady Linen Services, LLC	441,959	100.0%	9/30/2034
29.01	North Las Vegas - 1 West Mayflower ave			N	ACLS New England, LLC; Atlantic City Linen Supply, LLC; Brady Linen Services, LLC	150,101	100.0%	9/30/2034
29.02	North Las Vegas - Foremaster Lane			N	ACLS New England, LLC; Atlantic City Linen Supply, LLC; Brady Linen Services, LLC	96,561	100.0%	9/30/2034
29.03	North Las Vegas - Losee Road			N	ACLS New England, LLC; Atlantic City Linen Supply, LLC; Brady Linen Services, LLC	97,058	100.0%	9/30/2034
29.04	Atlantic City NJ			N	ACLS New England, LLC; Atlantic City Linen Supply, LLC; Brady Linen Services, LLC	62,550	100.0%	9/30/2034
29.05	Norwich CT			N	ACLS New England, LLC; Atlantic City Linen Supply, LLC; Brady Linen Services, LLC	35,689	100.0%	9/30/2034
30	Abbey Park Apartments			N
31	Hawthorne 40 Shopping Center			N	Old Time Pottery, Inc.	93,605	44.7%	12/31/2023
32	Great Petaluma Mill			N	24 Hours Fitness, Inc.	23,000	50.1%	6/30/2018
33	Academy Sports - Anderson, SC			N	Academy, Ltd.	71,823	93.7%	4/30/2028
34	Crossing at Sun Meadow			N
35	Chesapeake Pointe Apts			N
36	Crossing at Burke Regency			N
37	La Quinta Plainfield	72	40	N
38	Cornerstone Apartments			N
39	Elsea Mobile Village			N
40	Inn at Queen Anne	76	55	N
41	All Storage Old Denton			N
42	Sherman Crossroads			N	King Buffett	9,241	24.9%	9/30/2022
43	Brunswick Apartments			N
44	Shaw’s Supermarkets Land Lease			N	Shaw's Supermarkets Inc.	70,000	100.0%	2/28/2027
45	Villa Nueva			N
46	Village on Lorna			N	Essex Bargain Hunt	51,945	36.7%	9/6/2018
47	Lewisville Shopping Center			N	Tuesday Morning	15,480	47.2%	7/31/2024
48	855 Ridge Lake			N	ServiceMaster Consumer Services Company, LP	32,180	40.6%	12/31/2019
49	Villages of Capital Pointe			N
50	Stones Crossing II & Mooresville II & III			N	Various	Various	Various	Various
50.01	Stones Crossing II			N	Dollar Tree	9,100	43.8%	8/31/2016
50.02	Mooresville II & III			N	Route 67 Bar	4,800	30.5%	6/30/2017
51	Cathedral Towne Villas Apartments			N
52	Walgreens - Savannah			N	Walgreens	12,375	100.0%	4/30/2089
53	Texas Avenue at Redmond			N	Aspen Dental	3,200	37.0%	10/31/2023
54	Crossing at Allen Square			N
55	Sunrise Plaza			N	Titlemax	4,000	30.1%	12/31/2017
56	Shops at Bay City Mall			N	Dollar Tree	12,028	35.6%	3/31/2024
57	College MHC			N
58	Maxwell Apartments			N
59	Honeydale MHP			N

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(6)(8)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(8)
1	St. Johns Town Center	Dick's Sporting Goods	66,000	6.7%	1/31/2021	Jo-Ann Fabrics
2	Colorado Mills	Burlington Coat Factory	63,145	6.9%	1/31/2016	Sports Authority
3	Plaza Vista	Jax Fish House and Oyster Bar	5,200	2.0%	9/30/2024	Waddell & Reed
4	Four Seasons Hotel - Seattle
5	529 Bryant Street
6	Granada Gardens
7	Tobin Lofts
8	Madison Park Office Portfolio	Various	Various	Various	Various
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings	Blue Rhino	15,041	9.9%	4/30/2024
8.04	5635 Building
9	Brookstone Park Apartments
10	Clarkwood Greens
11	DoubleTree - Virginia Beach
12	All Storage Keller Haslet & Katy
13	Twin Falls Portfolio
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East
15	Vista Verde Apartments
16	Georgia MHC Portfolio
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park
18	Six Trails Apartments
19	New York Self Storage Portfolio
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments
21	Kensington Commons
22	Southgate Mall	Goodwill Industries	48,428	30.4%	12/31/2031	Big 5 Sporting Goods
23	The Falls at Tampa Bay
24	Creekside Village of Fairfield
25	The Village at Mirror Lake	Sumo Japanese Steakhouse	5,050	6.6%	12/31/2017	La Fiesta
26	John Alden Apartments
27	Desert Sky Festival	Ross Stores, Inc	27,232	20.9%	1/31/2019	BBB Fashion I, Inc
28	276 Post Road West	Source Capital Group	11,873	36.1%	8/31/2021	Paragon Group Holdings
29	AMCP Portfolio
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments
31	Hawthorne 40 Shopping Center	Furniture Deals	66,089	31.5%	10/31/2017	Dollar Tree Stores, Inc.
32	Great Petaluma Mill	Artbeat Salon & Gallery	3,011	6.6%	10/31/2019	The Apple Box
33	Academy Sports - Anderson, SC
34	Crossing at Sun Meadow
35	Chesapeake Pointe Apts
36	Crossing at Burke Regency
37	La Quinta Plainfield
38	Cornerstone Apartments
39	Elsea Mobile Village
40	Inn at Queen Anne
41	All Storage Old Denton
42	Sherman Crossroads	Jalapeno Tree	5,451	14.7%	5/31/2017	Anytime Fitness
43	Brunswick Apartments
44	Shaw’s Supermarkets Land Lease
45	Villa Nueva
46	Village on Lorna	Freds Store	14,587	10.3%	9/30/2016	Jin Chul Choi dba Beauty
47	Lewisville Shopping Center	Shoe Carnival	10,611	32.4%	5/31/2022	Car Toys
48	855 Ridge Lake	RE Transportation	17,846	22.5%	9/30/2018	The Share Group
49	Villages of Capital Pointe
50	Stones Crossing II & Mooresville II & III	Various	Various	Various	Various	Various
50.01	Stones Crossing II	Zen Spa	6,700	32.2%	10/31/2017	Southside Louie's
50.02	Mooresville II & III	Big O Tire	4,736	30.1%	3/31/2021	Sun Tan City
51	Cathedral Towne Villas Apartments
52	Walgreens - Savannah
53	Texas Avenue at Redmond	St. Joseph's	2,800	32.4%	11/30/2019	Sleep Number
54	Crossing at Allen Square
55	Sunrise Plaza	L&B dba Batteries Plus	1,870	14.1%	5/31/2019	AAA
56	Shops at Bay City Mall	Cato	4,531	13.4%	1/31/2022	Weight Watchers
57	College MHC
58	Maxwell Apartments
59	Honeydale MHP

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA
1	St. Johns Town Center	35,000	3.6%	1/31/2016	Ross Dress For Less	30,187	3.1%
2	Colorado Mills	43,568	4.7%	1/31/2018	Jumpstreet	40,217	4.4%
3	Plaza Vista	5,197	2.0%	11/30/2020	JJ's Bar & Grill, Inc.	4,888	1.9%
4	Four Seasons Hotel - Seattle
5	529 Bryant Street
6	Granada Gardens
7	Tobin Lofts
8	Madison Park Office Portfolio
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings
8.04	5635 Building
9	Brookstone Park Apartments
10	Clarkwood Greens
11	DoubleTree - Virginia Beach
12	All Storage Keller Haslet & Katy
13	Twin Falls Portfolio
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East
15	Vista Verde Apartments
16	Georgia MHC Portfolio
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park
18	Six Trails Apartments
19	New York Self Storage Portfolio
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments
21	Kensington Commons
22	Southgate Mall	16,507	10.4%	5/31/2019
23	The Falls at Tampa Bay
24	Creekside Village of Fairfield
25	The Village at Mirror Lake	3,850	5.1%	6/30/2017	Martial Arts Studio	2,800	3.7%
26	John Alden Apartments
27	Desert Sky Festival	14,128	10.9%	12/31/2022	Anna's Linens	9,271	7.1%
28	276 Post Road West	4,000	12.2%	8/31/2021
29	AMCP Portfolio
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments
31	Hawthorne 40 Shopping Center	21,763	10.4%	9/30/2018	Regency Beauty Institute	6,187	3.0%
32	Great Petaluma Mill	2,557	5.6%	1/31/2021	Petaluma Chamber of Commerce	2,240	4.9%
33	Academy Sports - Anderson, SC
34	Crossing at Sun Meadow
35	Chesapeake Pointe Apts
36	Crossing at Burke Regency
37	La Quinta Plainfield
38	Cornerstone Apartments
39	Elsea Mobile Village
40	Inn at Queen Anne
41	All Storage Old Denton
42	Sherman Crossroads	5,075	13.7%	10/22/2019	Shogun Japanese	4,460	12.0%
43	Brunswick Apartments
44	Shaw’s Supermarkets Land Lease
45	Villa Nueva
46	Village on Lorna	7,800	5.5%	12/31/2021	Silver Coin Inc.	5,000	3.5%
47	Lewisville Shopping Center	6,705	20.4%	11/30/2021
48	855 Ridge Lake	7,107	9.0%	4/30/2018	Smith-Berclair Insurance	6,323	8.0%
49	Villages of Capital Pointe
50	Stones Crossing II & Mooresville II & III	Various	Various	Various	Various	Various	Various
50.01	Stones Crossing II	4,100	19.7%	5/31/2018
50.02	Mooresville II & III	2,700	17.2%	8/31/2017	Lube Center	1,380	8.8%
51	Cathedral Towne Villas Apartments
52	Walgreens - Savannah
53	Texas Avenue at Redmond	2,640	30.6%	10/31/2023
54	Crossing at Allen Square
55	Sunrise Plaza	1,440	10.8%	7/31/2015	Franchise Management Investors US, LLC (Pizza Hut)	1,440	10.8%
56	Shops at Bay City Mall	1,796	5.3%	4/20/2015	Metro PCS	1,796	5.3%
57	College MHC
58	Maxwell Apartments
59	Honeydale MHP

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Exp. Date	5th Largest Tenant Name(6)(8)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date
1	St. Johns Town Center	1/31/2016	DSW Shoe Warehouse	30,000	3.1%	1/31/2016	8/22/2014
2	Colorado Mills	7/31/2017	Last Call Neiman Marcus	32,143	3.5%	1/31/2018	10/6/2014
3	Plaza Vista	10/31/2024					8/27/2014
4	Four Seasons Hotel - Seattle						7/23/2014
5	529 Bryant Street						10/7/2014
6	Granada Gardens						9/18/2014
7	Tobin Lofts						8/19/2014
8	Madison Park Office Portfolio						9/24/2014
8.01	National General Buildings						9/24/2014
8.02	Lowe's Buildings						9/24/2014
8.03	BCBS Buildings						9/24/2014
8.04	5635 Building						9/24/2014
9	Brookstone Park Apartments						10/17/2014
10	Clarkwood Greens						9/18/2014
11	DoubleTree - Virginia Beach						10/21/2014
12	All Storage Keller Haslet & Katy						10/9/2014
13	Twin Falls Portfolio						8/18/2014
13.01	Holiday Inn Express - Twin Falls						8/18/2014
13.02	Hampton Inn - Twin Falls						8/18/2014
13.03	Quality Inn - Twin Falls						8/18/2014
14	Residences at 865 East						9/15/2014
15	Vista Verde Apartments						9/8/2014
16	Georgia MHC Portfolio						Various
16.01	Hunteridge						9/23/2014
16.02	Riverdale						9/24/2014
16.03	Jonesboro						9/24/2014
17	Sharon Park						9/29/2014
18	Six Trails Apartments						10/24/2014
19	New York Self Storage Portfolio						8/15/2014
19.01	Capital Self Storage - Liberty						8/15/2014
19.02	Capital Self Storage - New Hampton						8/15/2014
19.03	Rite Self Storage						8/15/2014
20	Elsinore Courtyard Apartments						10/22/2014
21	Kensington Commons						9/29/2014
22	Southgate Mall						9/15/2014
23	The Falls at Tampa Bay						8/25/2014
24	Creekside Village of Fairfield						9/15/2014
25	The Village at Mirror Lake	6/30/2017	Johnny's Pizza	2,450	3.2%	8/31/2015	7/28/2014
26	John Alden Apartments						9/10/2014
27	Desert Sky Festival	4/30/2019	RMH Franchise Corporation	5,419	4.2%	1/31/2035	8/25/2014
28	276 Post Road West						10/1/2014
29	AMCP Portfolio						7/30/2014
29.01	North Las Vegas - 1 West Mayflower ave						7/30/2014
29.02	North Las Vegas - Foremaster Lane						7/30/2014
29.03	North Las Vegas - Losee Road						7/30/2014
29.04	Atlantic City NJ						7/30/2014
29.05	Norwich CT						7/30/2014
30	Abbey Park Apartments						8/5/2014
31	Hawthorne 40 Shopping Center	6/30/2016	Advance Dental Implant	4,637	2.2%	12/31/2016	9/3/2014
32	Great Petaluma Mill	1/31/2017	Lightstream Pictures	2,115	4.6%	MTM	9/30/2014
33	Academy Sports - Anderson, SC						9/29/2014
34	Crossing at Sun Meadow						9/1/2014
35	Chesapeake Pointe Apts						8/21/2014
36	Crossing at Burke Regency						9/3/2014
37	La Quinta Plainfield						10/2/2014
38	Cornerstone Apartments						8/20/2014
39	Elsea Mobile Village						8/26/2014
40	Inn at Queen Anne						9/18/2014
41	All Storage Old Denton						10/8/2014
42	Sherman Crossroads	1/31/2018	US Army/Navy	3,334	9.0%	8/30/2017	9/5/2014
43	Brunswick Apartments						9/22/2014
44	Shaw’s Supermarkets Land Lease						10/1/2014
45	Villa Nueva						10/6/2014
46	Village on Lorna	2/28/2020	Rent-A-Center	4,200	3.0%	12/31/2019	9/15/2014
47	Lewisville Shopping Center						9/29/2014
48	855 Ridge Lake	12/31/2019	The Sims Financial Group, Inc.	3,957	5.0%	10/31/2018	9/29/2014
49	Villages of Capital Pointe						9/9/2014
50	Stones Crossing II & Mooresville II & III	Various	Various	Various	Various	Various	10/8/2014
50.01	Stones Crossing II						10/8/2014
50.02	Mooresville II & III	3/31/2021	Papa John's	1,200	7.6%	10/31/2020	10/8/2014
51	Cathedral Towne Villas Apartments						7/31/2014
52	Walgreens - Savannah						10/14/2014
53	Texas Avenue at Redmond						10/17/2014
54	Crossing at Allen Square						9/1/2014
55	Sunrise Plaza	4/30/2018	Opulent Dentistry	1,276	9.6%	1/31/2020	9/23/2014
56	Shops at Bay City Mall	12/31/2017	Sally Beauty Supply	1,660	4.9%	12/31/2014	9/23/2014
57	College MHC						9/17/2014
58	Maxwell Apartments						9/17/2014
59	Honeydale MHP						10/15/2014

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial) ($)
1	St. Johns Town Center	8/22/2014			N	Y	Refinance	0	0
2	Colorado Mills	10/10/2014			N	Y	Refinance	0	0
3	Plaza Vista	9/24/2014			N	Y	Acquisition	0	0
4	Four Seasons Hotel - Seattle	7/23/2014		8.0%	N	Y	Refinance	0	31,970
5	529 Bryant Street	10/6/2014		18.0%	N	Y	Refinance	0	96,412
6	Granada Gardens	9/18/2014			N	Y	Refinance	0	328,702
7	Tobin Lofts	8/18/2014			N	Y	Refinance	0	0
8	Madison Park Office Portfolio	9/24/2014			N	Y	Refinance	0	140,170
8.01	National General Buildings	9/24/2014			N	Y
8.02	Lowe's Buildings	9/24/2014			N	Y
8.03	BCBS Buildings	9/24/2014			N	Y
8.04	5635 Building	9/24/2014			N	Y
9	Brookstone Park Apartments	10/16/2014			N	Y	Refinance	0	198,902
10	Clarkwood Greens	9/18/2014			N	Y	Refinance	18,480	229,842
11	DoubleTree - Virginia Beach	10/21/2014			N	Y	Refinance	0	92,199
12	All Storage Keller Haslet & Katy	10/9/2014			N	Y	Refinance	0	0
13	Twin Falls Portfolio	8/18/2014			N	Y	Refinance	46,250	109,429
13.01	Holiday Inn Express - Twin Falls	8/18/2014			N	Y
13.02	Hampton Inn - Twin Falls	8/18/2014			N	Y
13.03	Quality Inn - Twin Falls	8/18/2014			N	Y
14	Residences at 865 East	9/15/2014			N	Y	Refinance	0	0
15	Vista Verde Apartments	9/8/2014			N	Y	Acquisition	0	0
16	Georgia MHC Portfolio	9/22/2014			N	Y	Acquisition	245,628	41,634
16.01	Hunteridge	9/22/2014			N	Y
16.02	Riverdale	9/22/2014			N	Y
16.03	Jonesboro	9/22/2014			N	Y
17	Sharon Park	9/26/2014			N	Y	Refinance	16,875	0
18	Six Trails Apartments	10/20/2014			N	Y	Refinance	17,426	94,479
19	New York Self Storage Portfolio	8/15/2014			N	Y	Acquisition	37,032	132,094
19.01	Capital Self Storage - Liberty	8/15/2014			N	Y
19.02	Capital Self Storage - New Hampton	8/15/2014			N	Y
19.03	Rite Self Storage	8/15/2014			N	Y
20	Elsinore Courtyard Apartments	10/22/2014			N	Y	Refinance	28,813	22,372
21	Kensington Commons	9/29/2014			N	Y	Acquisition	37,188	139,283
22	Southgate Mall	9/15/2014		7.0%	N	Y	Refinance	26,325	15,785
23	The Falls at Tampa Bay	8/25/2014			N	Y	Acquisition	112,255	0
24	Creekside Village of Fairfield	9/16/2014			N	Y	Acquisition	0	45,667
25	The Village at Mirror Lake	7/28/2014			N	Y	Refinance	66,969	19,739
26	John Alden Apartments	9/9/2014		19.0%	N	Y	Refinance	6,525	30,818
27	Desert Sky Festival	8/22/2014			N	Y	Refinance	0	42,144
28	276 Post Road West	8/5/2014			N	Y	Acquisition	0	0
29	AMCP Portfolio	Various			N	Y	Refinance	750,532	0
29.01	North Las Vegas - 1 West Mayflower ave	10/23/2014			N	Y
29.02	North Las Vegas - Foremaster Lane	10/23/2014			N	Y
29.03	North Las Vegas - Losee Road	10/23/2014			N	Y
29.04	Atlantic City NJ	10/23/2014			N	Y
29.05	Norwich CT	10/22/2014			N	Y
30	Abbey Park Apartments	8/1/2014			N	Y	Refinance	0	0
31	Hawthorne 40 Shopping Center	9/3/2014			N	Y	Refinance	106,538	214,209
32	Great Petaluma Mill	10/24/2014		18.0%	N	Y	Refinance	0	18,192
33	Academy Sports - Anderson, SC	9/29/2014			N	Y	Acquisition	18,438	169,392
34	Crossing at Sun Meadow	9/3/2014			N	Y	Acquisition	6,250	98,115
35	Chesapeake Pointe Apts	11/14/2013			N	Y	Refinance	26,875	55,220
36	Crossing at Burke Regency	9/3/2014			N	Y	Acquisition	10,000	107,778
37	La Quinta Plainfield	10/2/2014			N	Y	Refinance	0	9,180
38	Cornerstone Apartments	10/29/2014			N	Y	Refinance	65,269	41,189
39	Elsea Mobile Village	8/26/2014			N	Y	Refinance	97,719	28,351
40	Inn at Queen Anne	9/18/2014		20.0%	Y	Y	Refinance	8,750	13,991
41	All Storage Old Denton	10/8/2014			N	Y	Refinance	0	0
42	Sherman Crossroads	9/5/2014			N	Y	Refinance	90,469	0
43	Brunswick Apartments	9/22/2014			N	Y	Refinance	0	0
44	Shaw’s Supermarkets Land Lease	10/1/2014			N	N	Acquisition	0	0
45	Villa Nueva	10/6/2014			N	Y	Acquisition	79,049	73,865
46	Village on Lorna	9/16/2014			N	Y	Refinance	37,625	96,136
47	Lewisville Shopping Center	9/9/2014			N	Y	Acquisition	0	57,002
48	855 Ridge Lake	9/29/2014		18.0%	N	Y	Acquisition	3,125	47,506
49	Villages of Capital Pointe	9/9/2014			N	Y	Refinance	43,123	34,192
50	Stones Crossing II & Mooresville II & III	Various			N	Y	Refinance	1,688	11,405
50.01	Stones Crossing II	10/10/2014			N	Y
50.02	Mooresville II & III	11/3/2014			N	Y
51	Cathedral Towne Villas Apartments	7/31/2014		11.0%	N	Y	Refinance	0	11,390
52	Walgreens - Savannah	9/25/2014			N	N	Acquisition	0	0
53	Texas Avenue at Redmond	10/17/2014			N	Y	Acquisition	0	31,264
54	Crossing at Allen Square	9/3/2014			N	Y	Acquisition	0	91,646
55	Sunrise Plaza	9/24/2014			N	Y	Acquisition	0	39,622
56	Shops at Bay City Mall	9/23/2014			N	Y	Refinance	187,500	8,935
57	College MHC	9/17/2014			N	Y	Refinance	0	48,131
58	Maxwell Apartments	9/18/2014		20.0%	Y	Y	Refinance	6,313	6,981
59	Honeydale MHP	8/18/2014			N	Y	Refinance	21,463	2,852

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)(9)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial) ($)	Monthly Insurance Escrow ($)(9)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC
1	St. Johns Town Center	Springing			0	Springing			0	Springing	0
2	Colorado Mills	Springing			0	Springing			0	Springing	460,000
3	Plaza Vista	Springing			0	Springing			100,000	4,229	100,000	Cash
4	Four Seasons Hotel - Seattle	31,970	Cash		0	Springing			0	127,000	0	Cash
5	529 Bryant Street	48,206	Cash		0	Springing			0	760	18,000	Cash
6	Granada Gardens	62,610	Cash		61,994	14,760	Cash		0	19,583	705,000	Cash
7	Tobin Lofts	0			32,171	Springing	Cash		5,658	5,658	0	Cash
8	Madison Park Office Portfolio	13,441	Cash		16,819	5,606	Cash		0	10,059	0	Cash
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings
8.04	5635 Building
9	Brookstone Park Apartments	24,161	Cash		67,230	8,404	Cash		4,000	4,000	0	Cash
10	Clarkwood Greens	43,779	Cash		37,356	11,859	Cash		0	11,833	426,000	Cash
11	DoubleTree - Virginia Beach	48,863	Cash		164,638	41,160	Cash		0	82,500	0	Cash
12	All Storage Keller Haslet & Katy	32,703	Cash		29,104	3,234	Cash		0	3,787	136,348	Cash
13	Twin Falls Portfolio	21,885	Cash		22,500	4,500	Cash		20,544	20,544	0	Cash
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East	8,404	Cash		12,062	3,017	Cash		0	3,435	0	Cash
15	Vista Verde Apartments	22,999	Cash		7,708	7,711	Cash		0	4,167	150,000	Cash
16	Georgia MHC Portfolio	41,634	Cash		27,559	13,123	Cash		57,978	16,975	0	Cash
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park	31,500	Cash		30,000	29,650	Cash		0	15,900	0	Cash
18	Six Trails Apartments	23,620	Cash		52,519	7,503	Cash		0	7,350	0	Cash
19	New York Self Storage Portfolio	17,972	Cash		11,438	2,723	Cash		0	2,358	0	Cash
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments	5,593	Cash		6,933	3,467	Cash		0	3,800	0	Cash
21	Kensington Commons	26,530	Cash		0	5,094	Cash		0	5,500	0	Cash
22	Southgate Mall	7,893	Cash		14,389	2,398	Cash		0	1,993	119,598	Cash
23	The Falls at Tampa Bay	13,007	Cash		15,679	7,841	Cash		0	5,000	180,000	Cash
24	Creekside Village of Fairfield	11,417	Cash		10,312	4,910	Cash		250,000	2,850	0	Cash
25	The Village at Mirror Lake	9,870	Cash		4,360	545	Cash		1,650	1,650	0	Cash
26	John Alden Apartments	10,273	Cash		11,478	1,043	Cash		2,000	2,000	0	Cash
27	Desert Sky Festival	21,072	Cash		19,281	1,928	Cash		0	2,165; Springing	77,965	Cash
28	276 Post Road West	9,212	Cash		0	1,900	Cash		100,000	685	75,000	Cash
29	AMCP Portfolio	Springing			0	Springing			0	Springing	0
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments	Springing			0	Springing			0	Springing	0
31	Hawthorne 40 Shopping Center	17,001	Cash		58,610	4,294	Cash		0	2,723	0	Cash
32	Great Petaluma Mill	9,096	Cash		0	Springing			0	1,110	26,650	Cash
33	Academy Sports - Anderson, SC	16,243	Cash		1,209	1,206	Cash		1,278	1,278	0	Cash
34	Crossing at Sun Meadow	10,902	Cash		6,900	6,900	Cash		3,750	3,750	0	Cash
35	Chesapeake Pointe Apts	13,805	Cash		47,299	5,000	Cash		5,717	5,717	0	Cash
36	Crossing at Burke Regency	11,975	Cash		6,600	6,600	Cash		4,877	4,877	0	Cash
37	La Quinta Plainfield	9,180	Cash		6,089	1,015	Cash		0	5,872	0	Cash
38	Cornerstone Apartments	3,432	Cash		8,633	2,878	Cash		3,000	3,000	0	Cash
39	Elsea Mobile Village	4,050	Cash		5,688	569	Cash		0	1,300	0	Cash
40	Inn at Queen Anne	4,664	Cash		16,359	2,045	Cash		6,398	6,398	0	Cash
41	All Storage Old Denton	7,648	Cash		12,963	1,440	Cash		0	1,162	41,837	Cash
42	Sherman Crossroads	7,867	Cash		5,555	661	Cash		0	618	0	Cash
43	Brunswick Apartments	Springing			0	Springing			0	Springing	0
44	Shaw’s Supermarkets Land Lease	Springing			0	Springing			0	0	0
45	Villa Nueva	6,715	Cash		55,650	5,300	Cash		300,000	3,333	0	Cash
46	Village on Lorna	9,383	Cash		8,917	4,246	Cash		0	2,358	0	Cash
47	Lewisville Shopping Center	5,182	Cash		2,756	1,378	Cash		0	547	0	Cash
48	855 Ridge Lake	9,501	Cash		5,160	1,720	Cash		1,318	1,318	0	Cash
49	Villages of Capital Pointe	10,855	Cash		17,188	2,046	Cash		0	1,140	0	Cash
50	Stones Crossing II & Mooresville II & III	5,703	Cash		14,219	1,580	Cash		578	578	0	Cash
50.01	Stones Crossing II
50.02	Mooresville II & III
51	Cathedral Towne Villas Apartments	5,695	Cash		6,787	617	Cash		1,525	1,525	0	Cash
52	Walgreens - Savannah	Springing			0	Springing			0	Springing	0
53	Texas Avenue at Redmond	2,605	Cash		1,054	527	Cash		0	108	0	Cash
54	Crossing at Allen Square	10,183	Cash		4,000	4,000	Cash		2,997	2,997	0	Cash
55	Sunrise Plaza	9,434	Cash		1,455	693	Cash		15,000	166	0	Cash
56	Shops at Bay City Mall	2,978	Cash		6,087	507	Cash		0	422	25,335	Cash
57	College MHC	4,376	Cash		4,170	1,043	Cash		550	550	0	Cash
58	Maxwell Apartments	2,327	Cash		3,632	605	Cash		525	525	0	Cash
59	Honeydale MHP	1,426	Cash		15,390	2,565	Cash		17,700	738	17,700	Cash

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	St. Johns Town Center		0	Springing	0			0	0
2	Colorado Mills		0	Springing	3,000,000			0	0
3	Plaza Vista		0	0	0			0	0
4	Four Seasons Hotel - Seattle		0	0	0			0	0
5	529 Bryant Street		0	0	0			0	0
6	Granada Gardens		0	0	0			0	0
7	Tobin Lofts		0	0	0			0	0
8	Madison Park Office Portfolio		0	0	0			0	0
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings
8.04	5635 Building
9	Brookstone Park Apartments		0	0	0			0	0
10	Clarkwood Greens		0	0	0			0	0
11	DoubleTree - Virginia Beach		0	0	0			0	0
12	All Storage Keller Haslet & Katy		0	0	0			0	0
13	Twin Falls Portfolio		0	0	0			0	0
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East		0	455	0	Cash		0	0
15	Vista Verde Apartments		0	0	0			0	0
16	Georgia MHC Portfolio		0	0	0			0	0
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park		0	0	0			0	0
18	Six Trails Apartments		0	0	0			0	0
19	New York Self Storage Portfolio		0	0	0			0	0
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments		0	0	0			0	0
21	Kensington Commons		0	0	0			0	0
22	Southgate Mall		500,000	7,265; Springing	500,000	Cash		0	0
23	The Falls at Tampa Bay		0	0	0			0	0
24	Creekside Village of Fairfield		0	0	0			0	0
25	The Village at Mirror Lake		5,201	5,201	0	Cash		0	0
26	John Alden Apartments		0	0	0			0	0
27	Desert Sky Festival		250,000	6,400; Springing	250,000	Cash		0	0
28	276 Post Road West		0	3,424	0	Cash		0	0
29	AMCP Portfolio		0	Springing	0			0	0
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments		0	0	0			0	0
31	Hawthorne 40 Shopping Center		100,000	8,510	0	Cash		0	0
32	Great Petaluma Mill		0	2,437	87,732	Cash		0	0
33	Academy Sports - Anderson, SC		0	0	0			0	0
34	Crossing at Sun Meadow		0	0	0			0	0
35	Chesapeake Pointe Apts		0	0	0			0	0
36	Crossing at Burke Regency		0	0	0			0	0
37	La Quinta Plainfield		0	0	0			0	0
38	Cornerstone Apartments		0	0	0			0	0
39	Elsea Mobile Village		0	0	0			0	0
40	Inn at Queen Anne		0	0	0			0	0
41	All Storage Old Denton		0	0	0			0	0
42	Sherman Crossroads		0	3,090	148,340	Cash		0	0
43	Brunswick Apartments		0	0	0			0	0
44	Shaw’s Supermarkets Land Lease		0	0	0			0	0
45	Villa Nueva		0	0	0			0	0
46	Village on Lorna		200,000	5,896	200,000	Cash		0	0
47	Lewisville Shopping Center		0	2,188	0	Cash		0	0
48	855 Ridge Lake		205,601	5,601	0	Cash		0	0
49	Villages of Capital Pointe		0	0	0			0	0
50	Stones Crossing II & Mooresville II & III		50,000	1,522	85,000	Cash		0	0
50.01	Stones Crossing II
50.02	Mooresville II & III
51	Cathedral Towne Villas Apartments		0	0	0			0	0
52	Walgreens - Savannah		0	Springing	0			0	0
53	Texas Avenue at Redmond		0	857	0	Cash		0	0
54	Crossing at Allen Square		0	0	0			0	0
55	Sunrise Plaza		0	1,382	0	Cash		0	0
56	Shops at Bay City Mall		0	1,537	75,000	Cash		0	0
57	College MHC		0	0	0			0	0
58	Maxwell Apartments		0	0	0			0	0
59	Honeydale MHP		0	0	0			0	0

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(6)(11)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC
1	St. Johns Town Center		0	0	0
2	Colorado Mills		0	0	0
3	Plaza Vista	Ground Lease Rent Reserve	340,000	340,000	340,000	Cash
4	Four Seasons Hotel - Seattle	Seasonality Reserve	0	Springing	0
5	529 Bryant Street		0	0	0
6	Granada Gardens		0	0	0
7	Tobin Lofts		0	0	0
8	Madison Park Office Portfolio		0	0	0
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings
8.04	5635 Building
9	Brookstone Park Apartments		0	0	0
10	Clarkwood Greens		0	0	0
11	DoubleTree - Virginia Beach	Renovation Reserve; Seasonality Reserve	2,110,000; 500,000	Springing	0	Cash
12	All Storage Keller Haslet & Katy		0	0	0
13	Twin Falls Portfolio	Seasonality Reserve	122,991	15,374	122,991	Cash
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East	Tenant Reserve	87,600	0	0	Cash
15	Vista Verde Apartments		0	0	0
16	Georgia MHC Portfolio	Borrower Owned Homes Funds	300,000	12,143	0	Cash
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park		0	0	0
18	Six Trails Apartments	Capital Improvement Reserve	1,100,740	0	0	Cash
19	New York Self Storage Portfolio		0	0	0
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments		0	0	0
21	Kensington Commons		0	0	0
22	Southgate Mall	Critical Tenant TI/LC Funds	0	Springing	0
23	The Falls at Tampa Bay		0	0	0
24	Creekside Village of Fairfield		0	0	0
25	The Village at Mirror Lake	Villa Rica Pediatric Dentistry Escrow	14,700	0	0	Cash
26	John Alden Apartments		0	0	0
27	Desert Sky Festival	Applebee's Reserve	1,260,079	0	0	Cash
28	276 Post Road West	Rent Abatement Reserve	33,640	0	0	Cash
29	AMCP Portfolio		0	0	0
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments		0	0	0
31	Hawthorne 40 Shopping Center	Critical Tenant TI/LC Funds	0	Springing	0
32	Great Petaluma Mill	24 Hour Fitness TILC Reserve	0	Springing	0
33	Academy Sports - Anderson, SC		0	0	0
34	Crossing at Sun Meadow		0	0	0
35	Chesapeake Pointe Apts		0	0	0
36	Crossing at Burke Regency		0	0	0
37	La Quinta Plainfield		0	0	0
38	Cornerstone Apartments		0	0	0
39	Elsea Mobile Village		0	0	0
40	Inn at Queen Anne	Retrofit Reserve	248,614	0	0	Cash
41	All Storage Old Denton		0	0	0
42	Sherman Crossroads	Anytime Fitness Funds	325,000	0	0	Cash
43	Brunswick Apartments		0	0	0
44	Shaw’s Supermarkets Land Lease		0	0	0
45	Villa Nueva		0	0	0
46	Village on Lorna	Critical Tenant TI/LC Funds	0	Springing	0
47	Lewisville Shopping Center		0	0	0
48	855 Ridge Lake	Rent Reserve Deposit	40,000	0	0	Cash
49	Villages of Capital Pointe		0	0	0
50	Stones Crossing II & Mooresville II & III	Shell Space Reserve	22,500	0	0	Cash
50.01	Stones Crossing II
50.02	Mooresville II & III
51	Cathedral Towne Villas Apartments		0	0	0
52	Walgreens - Savannah	Additional Security Reserve	75,000	0	0	Cash
53	Texas Avenue at Redmond	St. Joseph's Reserve	9,142	0	0	Cash
54	Crossing at Allen Square		0	0	0
55	Sunrise Plaza	Roof & HVAC Repair Reserve	0	1,250	0	Cash
56	Shops at Bay City Mall		0	0	0
57	College MHC		0	0	0
58	Maxwell Apartments	Retrofit Reserve	146,324	0	0	Cash
59	Honeydale MHP		0	0	0

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)(12)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty
1	St. Johns Town Center			0	0	0
2	Colorado Mills			0	0	0
3	Plaza Vista		Tenant Specific TILC Reserve	86,467	0	0	Cash
4	Four Seasons Hotel - Seattle			0	0	0
5	529 Bryant Street			0	0	0
6	Granada Gardens			0	0	0
7	Tobin Lofts			0	0	0
8	Madison Park Office Portfolio			0	0	0
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings
8.04	5635 Building
9	Brookstone Park Apartments			0	0	0
10	Clarkwood Greens			0	0	0
11	DoubleTree - Virginia Beach		Case Goods Reserve	0	Springing	0
12	All Storage Keller Haslet & Katy			0	0	0
13	Twin Falls Portfolio			0	0	0
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East			0	0	0
15	Vista Verde Apartments			0	0	0
16	Georgia MHC Portfolio		Borrower Owned Home Sales Proceeds Funds	0	Springing	0
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park			0	0	0
18	Six Trails Apartments			0	0	0
19	New York Self Storage Portfolio			0	0	0
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments			0	0	0
21	Kensington Commons			0	0	0
22	Southgate Mall			0	0	0
23	The Falls at Tampa Bay			0	0	0
24	Creekside Village of Fairfield			0	0	0
25	The Village at Mirror Lake		2014 Tax Holdback Reserve	114,986	0	0	Cash
26	John Alden Apartments			0	0	0
27	Desert Sky Festival		Landscaping Reserve	25,139	0	0	Cash
28	276 Post Road West			0	0	0
29	AMCP Portfolio			0	0	0
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments			0	0	0
31	Hawthorne 40 Shopping Center			0	0	0
32	Great Petaluma Mill			0	0	0
33	Academy Sports - Anderson, SC			0	0	0
34	Crossing at Sun Meadow			0	0	0
35	Chesapeake Pointe Apts			0	0	0
36	Crossing at Burke Regency			0	0	0
37	La Quinta Plainfield			0	0	0
38	Cornerstone Apartments			0	0	0
39	Elsea Mobile Village			0	0	0
40	Inn at Queen Anne		Seasonality Reserve	100,000	0	0	Cash
41	All Storage Old Denton			0	0	0
42	Sherman Crossroads			0	0	0
43	Brunswick Apartments			0	0	0
44	Shaw’s Supermarkets Land Lease			0	0	0
45	Villa Nueva			0	0	0
46	Village on Lorna			0	0	0
47	Lewisville Shopping Center			0	0	0
48	855 Ridge Lake		RE Transport TI/LC	50,000	0	0	Cash
49	Villages of Capital Pointe			0	0	0
50	Stones Crossing II & Mooresville II & III			0	0	0
50.01	Stones Crossing II
50.02	Mooresville II & III
51	Cathedral Towne Villas Apartments			0	0	0
52	Walgreens - Savannah			0	0	0
53	Texas Avenue at Redmond			0	0	0
54	Crossing at Allen Square			0	0	0
55	Sunrise Plaza			0	0	0
56	Shops at Bay City Mall			0	0	0
57	College MHC			0	0	0
58	Maxwell Apartments			0	0	0
59	Honeydale MHP			0	0	0

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Holdback ($)	Ownership Interest(13)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases
1	St. Johns Town Center		Fee
2	Colorado Mills		Fee
3	Plaza Vista		Leasehold	Office: 12/1/2037; Parking: 6/14/2040	Office: Sum of monthly bond payments; Parking: $1.00	NAP
4	Four Seasons Hotel - Seattle		Fee
5	529 Bryant Street		Fee
6	Granada Gardens		Fee
7	Tobin Lofts		Leasehold	7/31/2087	$0	NAP
8	Madison Park Office Portfolio		Fee
8.01	National General Buildings		Fee
8.02	Lowe's Buildings		Fee
8.03	BCBS Buildings		Fee
8.04	5635 Building		Fee
9	Brookstone Park Apartments		Fee
10	Clarkwood Greens		Fee
11	DoubleTree - Virginia Beach		Fee
12	All Storage Keller Haslet & Katy		Fee
13	Twin Falls Portfolio		Fee
13.01	Holiday Inn Express - Twin Falls		Fee
13.02	Hampton Inn - Twin Falls		Fee
13.03	Quality Inn - Twin Falls		Fee
14	Residences at 865 East		Fee
15	Vista Verde Apartments		Fee
16	Georgia MHC Portfolio		Fee
16.01	Hunteridge		Fee
16.02	Riverdale		Fee
16.03	Jonesboro		Fee
17	Sharon Park		Fee
18	Six Trails Apartments		Fee
19	New York Self Storage Portfolio		Various	Various	Various	NAP
19.01	Capital Self Storage - Liberty		Leasehold	2/15/2024	$2,500	NAP
19.02	Capital Self Storage - New Hampton		Fee
19.03	Rite Self Storage		Fee
20	Elsinore Courtyard Apartments		Fee
21	Kensington Commons		Fee
22	Southgate Mall		Fee
23	The Falls at Tampa Bay		Fee
24	Creekside Village of Fairfield		Fee
25	The Village at Mirror Lake		Fee
26	John Alden Apartments		Fee
27	Desert Sky Festival		Leasehold	12/31/2047	$515,000	Increase negotiated between landlord and tenant to be determined in 2024
28	276 Post Road West		Fee
29	AMCP Portfolio		Fee
29.01	North Las Vegas - 1 West Mayflower ave		Fee
29.02	North Las Vegas - Foremaster Lane		Fee
29.03	North Las Vegas - Losee Road		Fee
29.04	Atlantic City NJ		Fee
29.05	Norwich CT		Fee
30	Abbey Park Apartments		Fee
31	Hawthorne 40 Shopping Center		Fee
32	Great Petaluma Mill		Fee
33	Academy Sports - Anderson, SC		Fee
34	Crossing at Sun Meadow		Fee
35	Chesapeake Pointe Apts		Fee
36	Crossing at Burke Regency		Fee
37	La Quinta Plainfield		Fee
38	Cornerstone Apartments		Fee
39	Elsea Mobile Village		Fee
40	Inn at Queen Anne		Fee
41	All Storage Old Denton		Fee
42	Sherman Crossroads		Fee
43	Brunswick Apartments		Fee
44	Shaw’s Supermarkets Land Lease		Fee
45	Villa Nueva		Fee
46	Village on Lorna		Fee
47	Lewisville Shopping Center		Fee
48	855 Ridge Lake		Fee
49	Villages of Capital Pointe		Fee
50	Stones Crossing II & Mooresville II & III		Fee
50.01	Stones Crossing II		Fee
50.02	Mooresville II & III		Fee
51	Cathedral Towne Villas Apartments		Fee
52	Walgreens - Savannah		Fee
53	Texas Avenue at Redmond		Fee
54	Crossing at Allen Square		Fee
55	Sunrise Plaza		Fee
56	Shops at Bay City Mall		Fee
57	College MHC		Fee
58	Maxwell Apartments		Fee
59	Honeydale MHP		Fee

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield	Whole Loan Cut- off Date U/W NCF Debt Yield
1	St. Johns Town Center	Hard/Springing Cash Management	350,000,000	1,129,345	146,500,000	146,500,000	2.31	2.22	46.1%	8.9%	8.6%
2	Colorado Mills	Hard/Springing Cash Management
3	Plaza Vista	Hard/Upfront Cash Management
4	Four Seasons Hotel - Seattle	Soft/Upfront Cash Management	63,050,000	340,628	26,050,000	21,050,000	1.55	1.18	79.4%	10.1%	7.6%
5	529 Bryant Street	Hard/Upfront Cash Management
6	Granada Gardens	Springing (Without Established Account)
7	Tobin Lofts	Soft/Upfront Cash Management
8	Madison Park Office Portfolio	Hard/Springing Cash Management
8.01	National General Buildings
8.02	Lowe's Buildings
8.03	BCBS Buildings
8.04	5635 Building
9	Brookstone Park Apartments	Soft/Springing Cash Management
10	Clarkwood Greens	Springing (Without Established Account)
11	DoubleTree - Virginia Beach	Springing (Without Established Account)
12	All Storage Keller Haslet & Katy	Springing (Without Established Account)
13	Twin Falls Portfolio	Springing (Without Established Account)
13.01	Holiday Inn Express - Twin Falls
13.02	Hampton Inn - Twin Falls
13.03	Quality Inn - Twin Falls
14	Residences at 865 East	Springing (Without Established Account)
15	Vista Verde Apartments	Springing (Without Established Account)
16	Georgia MHC Portfolio	Springing (Without Established Account)
16.01	Hunteridge
16.02	Riverdale
16.03	Jonesboro
17	Sharon Park	Soft/Springing Cash Management
18	Six Trails Apartments	Springing (Without Established Account)
19	New York Self Storage Portfolio	Springing (Without Established Account)
19.01	Capital Self Storage - Liberty
19.02	Capital Self Storage - New Hampton
19.03	Rite Self Storage
20	Elsinore Courtyard Apartments	Springing (Without Established Account)
21	Kensington Commons	Springing (Without Established Account)
22	Southgate Mall	Hard/Springing Cash Management
23	The Falls at Tampa Bay	Springing (Without Established Account)
24	Creekside Village of Fairfield	Springing (Without Established Account)
25	The Village at Mirror Lake	Hard/Springing Cash Management
26	John Alden Apartments	Springing (Without Established Account)
27	Desert Sky Festival	Soft/Springing Cash Management
28	276 Post Road West	Hard/Upfront Cash Management
29	AMCP Portfolio	Hard/Springing Cash Management
29.01	North Las Vegas - 1 West Mayflower ave
29.02	North Las Vegas - Foremaster Lane
29.03	North Las Vegas - Losee Road
29.04	Atlantic City NJ
29.05	Norwich CT
30	Abbey Park Apartments	None
31	Hawthorne 40 Shopping Center	Soft/Springing Cash Management
32	Great Petaluma Mill	Springing (Without Established Account)
33	Academy Sports - Anderson, SC	Hard/Springing Cash Management
34	Crossing at Sun Meadow	Hard/Springing Cash Management
35	Chesapeake Pointe Apts	None
36	Crossing at Burke Regency	Hard/Springing Cash Management
37	La Quinta Plainfield	Springing (With Established Account)
38	Cornerstone Apartments	Springing (Without Established Account)
39	Elsea Mobile Village	None
40	Inn at Queen Anne	Springing (Without Established Account)
41	All Storage Old Denton	Springing (Without Established Account)
42	Sherman Crossroads	Hard/Springing Cash Management
43	Brunswick Apartments	None
44	Shaw’s Supermarkets Land Lease	Springing (Without Established Account)
45	Villa Nueva	Springing (Without Established Account)
46	Village on Lorna	Springing (Without Established Account)
47	Lewisville Shopping Center	Springing (Without Established Account)
48	855 Ridge Lake	Springing (Without Established Account)
49	Villages of Capital Pointe	Springing (Without Established Account)
50	Stones Crossing II & Mooresville II & III	Springing (Without Established Account)
50.01	Stones Crossing II
50.02	Mooresville II & III
51	Cathedral Towne Villas Apartments	Springing (Without Established Account)
52	Walgreens - Savannah	Hard/Upfront Cash Management
53	Texas Avenue at Redmond	Hard/Springing Cash Management
54	Crossing at Allen Square	Hard/Springing Cash Management
55	Sunrise Plaza	Springing (Without Established Account)
56	Shops at Bay City Mall	Hard/Springing Cash Management
57	College MHC	Springing (Without Established Account)
58	Maxwell Apartments	Springing (Without Established Account)
59	Honeydale MHP	Springing (Without Established Account)

WFRBS Commercial Mortgage Trust 2014-C25
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mezzanine Debt Cut-off Date Balance($)	Sponsor(14)	Affiliated Sponsors	Mortgage Loan Number
1	St. Johns Town Center		Simon Property Group & Deutsche Bank Asset & Wealth Management	Y-Group A	1
2	Colorado Mills		Simon Property Group	Y-Group A	2
3	Plaza Vista		EverWest, LLC		3
4	Four Seasons Hotel - Seattle	9,450,000	The Seattle Hotel Group, LLC		4
5	529 Bryant Street		Menlo Equities LLC		5
6	Granada Gardens		Michael E. Gibbons	Y-Group B	6
7	Tobin Lofts		The NRP Group		7
8	Madison Park Office Portfolio		Howard Lavitt; Edward J. Kulik, Jr.		8
8.01	National General Buildings				8.01
8.02	Lowe's Buildings				8.02
8.03	BCBS Buildings				8.03
8.04	5635 Building				8.04
9	Brookstone Park Apartments		Quentin Dastugue; Paul Dastugue; Pratt Provosty		9
10	Clarkwood Greens		Michael E. Gibbons	Y-Group B	10
11	DoubleTree - Virginia Beach		Mark F. Garcea; Page S. Johnson, II		11
12	All Storage Keller Haslet & Katy		Jay Schuminsky	Y-Group D	12
13	Twin Falls Portfolio		Jim Burgess; Jeff Burgess		13
13.01	Holiday Inn Express - Twin Falls				13.01
13.02	Hampton Inn - Twin Falls				13.02
13.03	Quality Inn - Twin Falls				13.03
14	Residences at 865 East		Janis J. Brown; Dain T. Hammond; The Janis J. Brown Revocable Trust		14
15	Vista Verde Apartments		Erwin Sredni; Luis Delgado	Y-Group C	15
16	Georgia MHC Portfolio		Gary Bellomy; Wayne Siemens		16
16.01	Hunteridge				16.01
16.02	Riverdale				16.02
16.03	Jonesboro				16.03
17	Sharon Park		Omid Bolour; Yakov Albaz		17
18	Six Trails Apartments		Derron Sanders; Joshua Griggs		18
19	New York Self Storage Portfolio		Robert Moser; Robert Morgan		19
19.01	Capital Self Storage - Liberty				19.01
19.02	Capital Self Storage - New Hampton				19.02
19.03	Rite Self Storage				19.03
20	Elsinore Courtyard Apartments		Aubrey Carter Nowell		20
21	Kensington Commons		Matthew A. Sharp; J. David Kelsey		21
22	Southgate Mall		CCA Acquisition Company, LLC		22
23	The Falls at Tampa Bay		Erwin Sredni; Luis Delgado	Y-Group C	23
24	Creekside Village of Fairfield		Donald A. Direnzo, Jr.; Christina Direnzo		24
25	The Village at Mirror Lake		Craig and Maxine Bernstein		25
26	John Alden Apartments		Raymond Russo; Linda Russo	Y-Group E	26
27	Desert Sky Festival		Richard C. Decker; Decker Family II, LLLP		27
28	276 Post Road West		Gerard Alexander Sponsor LLC		28
29	AMCP Portfolio		AG Net Lease III Corp; AG Net Lease III (SO) Corp		29
29.01	North Las Vegas - 1 West Mayflower ave				29.01
29.02	North Las Vegas - Foremaster Lane				29.02
29.03	North Las Vegas - Losee Road				29.03
29.04	Atlantic City NJ				29.04
29.05	Norwich CT				29.05
30	Abbey Park Apartments		Edward B. Rosenbaum; Benjamin Stein; Joseph Norber		30
31	Hawthorne 40 Shopping Center		Thomas Kuo; The Estate of Christian E. Hansen		31
32	Great Petaluma Mill		Darla T. Flanagan individually and as trustee of the Flanagan Revocable Trust		32
33	Academy Sports - Anderson, SC		Richard Kassis		33
34	Crossing at Sun Meadow		Monument Real Estate Services & First Market Properties	Y-Group F	34
35	Chesapeake Pointe Apts		James E. Dixon Jr		35
36	Crossing at Burke Regency		Monument Real Estate Services & First Market Properties	Y-Group F	36
37	La Quinta Plainfield		Yagnesh Patel; Ichchhu Patel		37
38	Cornerstone Apartments		Brian Darisay and Graciela Ybarra		38
39	Elsea Mobile Village		Asa James Elsea		39
40	Inn at Queen Anne		Raymond Russo; Linda Russo	Y-Group E	40
41	All Storage Old Denton		Jay Schuminsky	Y-Group D	41
42	Sherman Crossroads		Zaffar S. Tabani		42
43	Brunswick Apartments		George M. Nyman; David T. Horton; George M. Nyman Reovocable Living Trust; David T. Horton Revocable Living Trust		43
44	Shaw’s Supermarkets Land Lease		James D. LaRocca; David H. Malcolm		44
45	Villa Nueva		Daniel E. Posner		45
46	Village on Lorna		Rafat Shaikh		46
47	Lewisville Shopping Center		Herman Singer; Ann Singer; Scott Singer		47
48	855 Ridge Lake		Adir Levitas		48
49	Villages of Capital Pointe		Christopher A. Kouza		49
50	Stones Crossing II & Mooresville II & III		Donald J. Thorp		50
50.01	Stones Crossing II				50.01
50.02	Mooresville II & III				50.02
51	Cathedral Towne Villas Apartments		Raymond Russo; Linda Russo	Y-Group E	51
52	Walgreens - Savannah		Rafi Nourafchan		52
53	Texas Avenue at Redmond		Bradley B. Jones		53
54	Crossing at Allen Square		Monument Real Estate Services & First Market Properties	Y-Group F	54
55	Sunrise Plaza		US Property Trust North America LLC		55
56	Shops at Bay City Mall		R. Bruce Aikens, Jr.		56
57	College MHC		David Worth		57
58	Maxwell Apartments		Raymond Russo; Linda Russo	Y-Group E	58
59	Honeydale MHP		Emery J. Yuhasz, Jr.		59

WFRBS Commercial Mortgage Trust 2014-C25

FOOTNOTES TO ANNEX A

See “Annex D: Additional Mortgage Loan Information/Definitions” in the Prospectus Supplement for additional information on all mortgage loans and “Annex B: Top Fifteen Loan Summaries” in the Prospectus Supplement.

(1)
“WFB” denotes Wells Fargo Bank, National Association, “RBS” denotes The Royal Bank of Scotland plc, “LIG I” denotes Liberty Island Group I LLC, “CIIICM” denotes C-III Commercial Mortgage LLC, “Basis” denotes Basis Real Estate Capital II, LLC, and “SPREF” denotes Silverpeak Real Estate Finance LLC.

(2)	For mortgage loan #32 (Great Petaluma Mill), the Number of Units includes 37,867 square feet of retail space and 8,081 square feet of office space.

(3)
For mortgage loan #1 (St. Johns Town Center), the mortgage loan represents Note A-4, Note A-5 and Note A-6 of six pari passu notes, which have a combined Cut-off Date principal balance of $203,500,000.  Note A-1, A-2 and Note A-3 are not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 in the aggregate (“St. Johns Town Center Pooled Loan Combination”).  The Note A-4, Note A-5 and Note A-6 mortgage loans are non-controlling interests in St. Johns Town Center Pooled Loan Combination.  Notes B-1, B-2 and B-3 are subordinate, companion loans to the St. Johns Town Center Pooled Loan Combination (collectively, with the St. Johns Town Center Pooled Loan Combination, the “St. Johns Town Center Loan Combination”) and will be the controlling interest on the St. Johns Town Center Loan Combination and have a combined Cut-off Date principal balance of $146,500,000 and was contributed to the WFRBS 2014-C24 Trust.

For mortgage loan #2 (Colorado Mills), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $136,000,000.  Note A-2 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and  Note A-2 in the aggregate (“Colorado Mills Loan Combination”).  The Note A-1 mortgage loan is the controlling interest in the Colorado Mills Loan Combination.

For mortgage loan #29 (AMCP Portfolio), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date principal balance of $24,050,000.  Note A-2 is not included in the trust.  All LTV DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented is based on Note A-1 and  Note A-2 in the aggregate (“AMCP Portfolio Loan Combination”).  The Note A-1 mortgage loan is the non-controlling interest in the AMCP Portfolio Loan Combination.

(4)
For mortgage loan #27 (Desert Sky Festival), if the ground lessor exercises its purchase option prior to December 1, 2016, the borrower has the right to prepay the mortgage loan in whole, but not in part, accompanied with the payment of a yield maintenance premium equal to the greater of 3% of the amount being prepaid or the present value of all unpaid principal and interest through August 1, 2024.

(5)
For mortgage loan #27 (Desert Sky Festival), the as-is appraised value was $11,600,000, assuming the fifth largest tenant (5,419 square feet), representing 4.2% of net rentable square feet, has recently signed a lease but is not in occupancy nor paying rent. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the as-is appraised value are 77.4% and 56.6%, respectively.  The Appraised Value represents the value given that the tenant is in occupancy as of February 1, 2015.  There is a $1,260,079 reserve related to the build out of the fifth largest tenant’s space.

(6)
In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting. The tenant leases discussed in this footnote are not intended to be an exclusive list. In particular, the tenant leases mentioned below are generally included only for top five tenants by net rentable square feet.

For mortgage loan #3 (Plaza Vista), the third largest tenant (5,197 square feet), representing 2.0% of net rentable square feet, has abated rent through December 2014.

WFRBS Commercial Mortgage Trust 2014-C25

FOOTNOTES TO ANNEX A

For mortgage loan #22 (Southgate Mall), the second largest tenant (48,428 square feet), representing 30.4% of net rentable square feet, is currently utilizing 10,000 square feet of its space and is expected to take occupancy and commence rental payments in the remaining 38,428 square feet in December 2014.

For mortgage loan #27 (Desert Sky Festival), the fifth largest tenant (5,419 square feet), representing 4.2% of net rentable square feet, has executed a lease but is not in occupancy or paying rent.  The fifth largest tenant is anticipated to begin paying rent in January 2015.  There is a $1,260,079 reserve related to the fifth largest tenant.

For mortgage loan #28 (276 Post Road West), the second largest tenant (11,873 square feet), representing 36.1% of net rentable square feet, has abated rent for the month of January, 2015.  There is a $33,640 reserve representing the outstanding rent abatement.

For mortgage loan #42 (Sherman Crossroads), the third largest tenant (5,075 square feet), representing 13.7% of net rentable square feet, is expected to take occupancy in December 2014 and commence rental payments in March 2015.

For mortgage loan #48 (855 Ridge Lake), the second largest tenant (17,846 square feet), representing 22.5% of net rentable square feet, has abated rent through March 2015.  There is a $40,000 reserve representing the outstanding rent abatement.

(7)
For mortgage loan #5 (529 Bryant Street), the only tenant (45,319 square feet), representing 100% of net rentable square feet, subleases co-location/connection space to subtenants under co-location agreements.

(8)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (Plaza Vista), the largest tenant (234,876 square feet), representing 92.6% of net rentable square feet, may terminate its lease on October 31, 2028 upon providing at least 24 months written notice and payment of a termination fee equal to $5,000,000.

For mortgage loan #8 (Madison Park Office Portfolio), the only tenant at the National General Buildings mortgaged property (116,048 square feet), representing 24.0% of the net rentable square feet of all the mortgaged properties securing the mortgage loan, may terminate its lease on September 30, 2021 upon providing written notice by September 30, 2020 and payment of a termination fee equal to three years base rent ($4,482,975) less the cost of janitorial services the landlord would have incurred if the lease were not terminated.  The only tenant at the National General Buildings mortgaged property has a one-time option to surrender either the first floor (14,365 square feet) or the first and second floors (28,740 square feet) of the 5620 Building on October 1, 2021, upon providing notice by October 1, 2020 and payment of a downsize fee equal to all unamortized tenant improvements and leasing commissions related to the surrendered space.  The second largest tenant at the BCBS Buildings mortgaged property (15,041 square feet), representing 3.1% of the net rentable square feet of all the mortgaged properties securing the mortgage loan, may terminate its lease on April 30, 2020, and every year thereafter, upon providing at least 180 days’ written notice and payment of a termination fee ($191,098 in 2020, $143,324 in 2021, $95,549 in 2022 and $47,775 in 2023).

For mortgage loan #27 (Desert Sky Festival), the third largest tenant (14,128 square feet), representing 10.9% of net rentable square feet, may terminate its lease if gross sales in any lease year through December 31, 2018 do not exceed $120 per square foot.  The third largest tenant must provide six months’ written notice within 90 days after December 31, 2018 in order to exercise such termination option.

WFRBS Commercial Mortgage Trust 2014-C25

FOOTNOTES TO ANNEX A

For mortgage loan #42 (Sherman Crossroads), the fifth largest tenant (3,334 square feet), representing 9.0% of net rentable square feet - whose lease is contingent upon the availability of annually appropriated funds - may terminate its lease in whole or in part at any time upon 60 days’ notice.

For mortgage loan #47 (Lewisville Shopping Center), the second largest tenant (10,611 square feet), representing 32.4% of net rentable square feet, has the one-time right to terminate its lease as of January 31, 2018 if sales in the 12 months ending January 31, 2017 do not exceed $2,100,000.  The second largest tenant must provide notice within 30 days of January 31, 2017 and pay a termination fee equal to $75,000.

For mortgage loan #52 (Walgreens – Savannah), the only tenant (12,375 square feet), representing 100% of net rentable square feet, may terminate its lease on or after April 30, 2034, upon providing 12 months’ written notice.

For mortgage loan #53 (Texas Avenue at Redmond), the third largest tenant (2,640 square feet), representing 30.6% of net rentable square feet, has the one time right to terminate its lease if its gross sales are less than $1,500,000 during the lease year ending September 31, 2018, upon providing written notice no later than November 14, 2018 and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #55 (Sunrise Plaza), the largest tenant (4,000 square feet), representing 30.1% of net rentable square feet, may terminate its lease if at any time any laws or other governmental restrictions are enacted which, in tenant's sole discretion, have a material negative impact on its ability to conduct its business operations for its primary intended use.

(9)	For mortgage loan #11 (DoubleTree - Virginia Beach), the Monthly Tax Escrow and Monthly Insurance Escrow are payable each year on June 1, July 1, August 1, and September 1.

(10)
For mortgage loan #4 (Four Seasons Hotel – Seattle), the Monthly Replacement Reserve will be adjusted to an amount equal the greatest of: (i) the Monthly Replacement Reserve immediately prior to the adjustment; (ii) 1/12th of 5% of operating income from the prior fiscal year; and (iii) the monthly amount required under the hotel management agreement.

For mortgage loan #11 (Doubletree - Virginia Beach), starting in 2016, the Monthly Replacement Reserve is due on each June 1, July 1, August 1 and September 1 based on 1/4th of 4% of the hotel’s total revenues achieved in the previous year, but never less than the current Monthly Replacement Reserve.

For mortgage loan #37 (La Quinta Plainfield),  the Monthly Replacement Reserve, to be adjusted annually each January, is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related franchisor, but in no event may the Monthly Replacement Reserve be less than the current Monthly Replacement Reserve. Collection of the Monthly Replacement Reserve will commence on December 1, 2015.

(11)	For mortgage loan #3 (Plaza Vista), the Other Escrow I (Initial) will be disbursed on every payment date to make a bond payment and replenished every month with funds from the bond payment.

(12)
For mortgage loan #11 (DoubleTree - Virginia Beach), the Other Escrow II is a Case Goods Reserve of $350,000 which will be taken during the first loan year based on four monthly payments of $87,500 on June 1, 2015, July 1, 2015, August 1, 2015, and September 1, 2015. The funds will be used no later than December 2016 to fund the purchase of new case goods for half of the hotel’s guest rooms. The borrower is then obligated to replenish the account by an additional $350,000 in order to fund the purchase of new case goods for the remainder of the hotel’s guest rooms no later than December 1, 2017.

WFRBS Commercial Mortgage Trust 2014-C25

FOOTNOTES TO ANNEX A

(13)
For mortgage loan #48 (855 Ridge Lake) the mortgaged property includes a payment in lieu of taxes lease (“PILOT”) which gives the borrower a leasehold interest in the property. Once the PILOT lease expires on August 1, 2020 the property fee interest will be re-conveyed to the borrower upon execution of a $1,000 purchase option.  The lessor under the PILOT lease has signed a joinder to the mortgage instrument thereby encumbering the fee interest.
For mortgage loan #3 (Plaza Vista), the mortgaged property consists of the leasehold interest in two units, the office and the garage, of a three unit condominium regime (the hotel unit is excluded from the mortgaged property). The City of Kansas City is obligated to transfer the fee interest in the office unit and the garage unit to the borrower at the end of the respective lease terms for nominal amounts.

(14)
For mortgage loan #50 (Stones Crossing II & Mooresville II & III), the third largest tenant (4,100 square feet), at the Stones Crossing II mortgaged property, representing 11.2% of net rentable square feet of all the mortgaged properties securing the mortgage loan, is 45% owned by the mortgage loan sponsor.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

TOP FIFTEEN LOAN SUMMARIES

ST. JOHNS TOWN CENTER

ST. JOHNS TOWN CENTER

ST. JOHNS TOWN CENTER

ST. JOHNS TOWN CENTER

St. Johns Town Center
4790 River City Drive; 4668 Town Center Parkway; 10261 River Marsh Drive
Jacksonville, FL 32246
JACKSONVILLE
Jacksonville Intl. Airport 10 miles
Gateway Shopping Ctr.
City Park
Fort Caroline Rd
Mill Cove
FT. GEORGE ISLAND CULTURAL STATE PARK
Dunes City Golf Club
Mt. Pleasant Rd
McCormick Rd
Arlington Hills
Talleyrand Ave
MLK Pkwy
21st St
Jacksonville University
Merrill Rd
Univ. of Florida Health Science Center
8th St
St. Johns River
Rogero Rd
Monument Rd
Mill Cove Golf Club
East Arlington
FSCJ Downtown Campus
Baseball Grounds of Jacksonville
Lone Star Rd
Jacksonville Executive at Craig Airport
Kernan Blvd
Girvin Rd
Downtown
Arlington Expwy
Arlington
Regency Square Mall
Baptist Medical Ctr. Downtown
Riverplace Tower
EverBank Field
Atlantic Blvd
Jacksonville Veterans Mem. Arena
Harbour Place
Nemours Children's Clinic
Hendricks Ave
Blvd
Atlantic
Sandalwood
Alden Rd
Hart Expwy
Beach Blvd
Spring Park
San Marco
Brooks Rehabilitation Hospital
St Johns Bluff Rd
FSCJ South Campus
Jacksonville Beach 4 miles
Emerson St
Beach Blvd
Miramar
Memorial Hospital
Philips Hwy
Spring Park Rd
St. Augustine Rd
Jacksonville Golf & Country Club
University of North Florida
Town Ctr. Pkwy
Bowden Rd
Comcast
University Blvd
NOVA Southeastern University
Belfort Rd
St. Vincent's Medical Ctr. Southside
Blue Cross & Blue Shield
Glen Kernan Golf & Country Club
Lakewood
Powers Ave
Butler Blvd
Markets At Town Center
FBI
DUVAL COUNTY
Baymeadows
San Jose Golf Course
Vistakon
San Pablo Creek Conservation Easement
Jacksonville Naval Air Station
Mayo Clinic Primary Care Center
FSCJ Deerwood Center
Deerwood Golf Club
St. Johns River
Deerwood Village
Deerwood
Baymeadows Rd
Baymeadows Rd
Beauclerc Rd
Sunbeam Rd
Philips Hwy
Southside Blvd
Southside
The Avenues Mall
Deer Creek Country Club
Losco Rd
Greenland Rd
Philips Hwy
Old St. Augustine Rd
Bayward
Baptist Medical Ctr. South
Mandarin South Shopping Center
Julington-Durbin Preserve
Citigroup
JACKSONVILLE
Atlantic Ocean

No. 1 – St. Johns Town Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$100,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$100,000,000			Location:	Jacksonville, FL
% of Initial Pool Balance:	11.4%			Size:	981,157 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$207.41
Borrower Names:	Shops at St. Johns, LLC; STJTC II, LLC			Year Built/Renovated:	2005/2014
Sponsors:	Simon Property Group; Deutsche Bank Asset & Wealth Management			Title Vesting:	Fee
Mortgage Rate:	3.819%			Property Manager:	Self-managed
Note Date:	September 11, 2014			3rd Most Recent Occupancy (As of):	99.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.0% (12/31/2012)
Maturity Date:	September 11, 2024			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	99.3% (10/10/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$27,001,907 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$27,453,672 (12/31/2013)
Call Protection:	L(27),D(86),O(7)			Most Recent NOI (As of)(4):	$28,338,050 (TTM 9/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(2):	Yes
Additional Debt Type(1)(2):	Pari Passu and Subordinate Debt			U/W Revenues:	$42,131,308
				U/W Expenses:	$10,850,053
				U/W NOI(4):	$31,281,255
				U/W NCF:	$30,054,599
				U/W NOI DSCR(1):	3.97x
Escrows and Reserves(3):				U/W NCF DSCR(1):	3.81x
				U/W NOI Debt Yield(1):	15.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	14.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$760,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 21, 2014
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	26.8%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	26.8%

(1)
The St. Johns Town Center Loan Combination, totaling $350,000,000, is comprised of six pari passu notes totaling $203,500,000 (Notes A-1, A-2, A-3, A-4, A-5 and A-6) and three subordinate non-pooled notes totaling $146,500,000 (Notes B-1, B-2 and B-3).  Notes A-4, A-5 and A-6 (collectively, the “St. Johns Town Center Mortgage Loan”) had an original principal balance of $100,000,000, have an outstanding principal balance of $100,000,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C25 Trust.  Notes A-1, A-2 and A-3 (collectively, the “St. Johns Town Center Pari Passu Companion Loan”), had an original principal balance of $103,500,000 and were contributed to the WFRBS 2014-C24 Trust.  Notes B-1, B-2 and B-3 (collectively, the “Subordinate Loan”) had an original principal balance of $146,500,000, and were contributed to the WFRBS 2014-C24 Trust.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—St. Johns Town Center Loan Combination” in the Prospectus Supplement.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the St. Johns Town Center Pooled Loan Combination.  As of the Cut-off Date, the U/W NCF DSCR, U/W NCF debt yield and the LTV for the St. Johns Town Center Loan Combination were 2.22x, 8.6% and 46.1%, respectively.

(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “St. Johns Town Center Loan Combination”) is evidenced by six pari passu promissory notes (Notes A-1, A-2, A-3, A-4, A-5 and A-6, collectively, the “St. Johns Town Center Pooled Loan Combination”) and three subordinate non-pooled notes totaling $146,500,000 (Notes B-1, B-2 and B-3, collectively the “Subordinate Loan”) secured by a first mortgage encumbering a super-regional mall located in Jacksonville, Florida (the “St. Johns Town Center Property”). The St. Johns Town Center Loan Combination was originated on September 11, 2014 by Wells Fargo Bank, National Association. The St. Johns Town Center Loan Combination had an original principal balance of $350,000,000, has an outstanding principal balance as of the Cut-off Date of $350,000,000 and accrues interest at an interest rate of 3.819% per annum.  The St. Johns Town Center Loan Combination had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the term of the St. Johns Town Center Loan Combination.  The St. Johns Town Center Loan Combination matures on September 11, 2024.

ST. JOHNS TOWN CENTER

Notes A-4, A-5 and A-6 (collectively, the “St. Johns Town Center Mortgage Loan”) had an original principal balance of $100,000,000, have an outstanding principal balance of $100,000,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C25 Trust.  Notes A-1, A-2 and A-3 (collectively, the “St. Johns Town Center Pari Passu Companion Loan”) had an original principal balance of $103,500,000 and will be contributed to the WFRBS 2014-C24 Trust.  Notes B-1, B-2 and B-3 will be the initial controlling interest in the St. Johns Town Center Loan Combination and had an original principal balance of $146,500,000 and will be contributed to the WFRBS 2014-C24 Trust.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—St. Johns Town Center Loan Combination” in the Prospectus Supplement.

Following the lockout period, the borrowers have the right to defease the St. Johns Town Center Loan Combination in whole, but not in part, on any date before March 11, 2024. In addition, the St. Johns Town Center Loan Combination is prepayable without penalty on or after March 11, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$350,000,000	100.0%	Loan payoffs(1)	$254,574,535	72.7%
			Closing costs	4,728,252	1.4
			Return of equity	90,697,213	25.9
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

(1)
Phase I of the St. Johns Town Center Property was securitized in CSFB 2005-C5.  The phase I loan payoff was approximately $159.6 million, phase II loan payoff was approximately $76.8 million and the phase III loan payoff was approximately $18.2 million.

The Property.  The St. Johns Town Center Property is an outdoor super-regional mall located in Jacksonville, Florida. The St. Johns Town Center Property contains approximately 1.4 million square feet of retail space, of which 981,157 square feet (the “St. Johns Center Mortgaged Property”) serve as collateral for the St. Johns Town Center Loan Combination. The St. Johns Town Center Property is situated on a 151.0-acre parcel of land and is anchored by Target (not part of the collateral), Dillard’s (not part of the collateral), Ashley Furniture (not part of the collateral), Nordstrom and Dick’s Sporting Goods.  Other major tenants include Jo-Ann Fabrics, Ross Dress For Less, DSW Shoe Warehouse, Staples, PetSmart, Old Navy, Apple and XXI Forever.  The St. Johns Town Center Property was built in three Phases beginning in 2004.  The initial phase of the project (“Phase I”) was completed in March 2005 and comprises approximately 1.0 million square feet. The Phase I comprises an approximately 600,000 square foot lifestyle center anchored by Dillard’s and Dick’s Sporting Goods in addition to approximately 100 shops including Anthropologie, Apple and Williams Sonoma. Phase I also includes a community center anchored by Target, Ashley Furniture, Jo-Ann Fabric and Ross Dress For Less. The community center creates cross shopping opportunities within the project, providing customers with a mix of both discount and moderate-priced retailers.  In 2007, the second phase of the project (“Phase II”) was completed and consists of a luxury wing with approximately 200,000 square feet of small shops and restaurants occupied by tenants that include Louis Vuitton, West Elm, Lululemon, Pottery Barn and Tiffany & Co.  The final phase of the development (“Phase III”) opened in October 2014 and includes a Nordstrom anchor and approximately 33,000 square feet of additional in-line square footage.   Other Phase III tenants consist of a two-level Arhaus Furniture store, the Disney Store, Free People, Boston Proper and Yankee Candle. The Nordstrom at the St. Johns Town Center Property is the first location for this retailer in northeast Florida and the nearest previous Nordstrom location, 130 miles south in Orlando, Florida, closed in August 2014. The total development cost of Phase III was approximately $27.0 million and as of October 10, 2014, the St. Johns Town Center Mortgaged Property was 99.3% occupied by 182 tenants.

ST. JOHNS TOWN CENTER

The following table presents certain information relating to the tenancy at the St. Johns Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Target	A-/A2/A		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Dillard’s	BBB-/Ba2/BB+		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Ashley Furniture	NR/NR/NR		ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants
Dick’s Sporting Goods	NR/NR/NR	66,000	6.7%	$14.50	$957,000	3.5%	$278	6.6%	1/31/2021(4)
Nordstrom(5)	A-/Baa1/A-	124,587	12.7%	$4.41	$550,000	2.0%	NAV(6)	NAV(6)	2/28/2030
Total Anchor Tenants		190,587	19.4%	$7.91	$1,507,000	5.5%

Major Tenants
XXI Forever	NR/NR/NR	14,470	1.5%	$62.95	$910,867	3.3%	$338	20.3%	7/31/2020(7)
DSW Shoe Warehouse	NR/NR/NR	30,000	3.1%	$17.00	$510,000	1.9%	$281	6.1%	1/31/2016
Barnes & Noble	NR/NR/NR	25,000	2.5%	$19.80	$495,000	1.8%	$268	7.4%	4/30/2015
Arhaus Furniture	NR/NR/NR	16,000	1.6%	$28.25	$452,000	1.6%	NAV	NAV	1/31/2025
Urban Outfitters	NR/NR/NR	12,139	1.2%	$37.00	$449,143	1.6%	$376	15.2%	10/31/2017
Maggiano’s Little Italy	BBB-/Ba2/BBB-	14,832	1.5%	$27.60	$409,363	1.5%	$603	6.5%	3/31/2015
Cheesecake Factory	NR/NR/NR	10,500	1.1%	$38.70	$406,350	1.5%	$1,067	4.8%	1/31/2026
West Elm	NR/NR/NR	11,462	1.2%	$31.18	$357,396	1.3%	$322	16.2%	3/31/2020
Ballard Design	NR/NR/NR	10,347	1.1%	$34.45	$356,454	1.3%	$334	16.4%	1/31/2018
JoAnn Fabrics	NR/Caa1/B	35,000	3.6%	$10.00	$350,000	1.3%	$167	6.9%	1/31/2016
Anthropologie	NR/NR/NR	10,736	1.1%	$32.00	$343,552	1.2%	$444	11.3%	1/31/2016
Ross Dress For Less	NR/A3/A+	30,187	3.1%	$11.00	$332,057	1.2%	NAV	NAV	1/31/2016
Pottery Barn	NR/NR/NR	12,221	1.2%	$26.56	$324,603	1.2%	$623	7.0%	3/31/2020
PetSmart	NR/NR/B+	19,107	1.9%	$14.50	$277,052	1.0%	$405	3.8%	5/31/2020
Old Navy	BBB-/Baa3/BBB-	16,953	1.7%	$15.73	$266,671	1.0%	$523	3.5%	3/31/2020
Total Major Tenants		268,954	27.4%	$23.20	$6,240,508	22.7%

Non-Major Tenants		514,682	52.5%	$38.38	$19,752,242	71.8%

Occupied Collateral Total		974,223	99.3%	$28.23	$27,499,750	100.0%

Vacant Space		6,934	0.7%

Collateral Total		981,157	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2015.
(3)	Sales and Occupancy Costs are based on the trailing 12-month period ending December 31, 2013 and Annual U/W Base Rent, respectively.
(4)	Dick’s Sporting Goods has three, 5-year renewal options
(5)	Nordstrom is a fashion specialty retailer offering clothing, shoes and accessories for men, women and children.
(6)	Sales figures for Nordstrom are not available as the tenant opened for business in October 2014.
(7)
XXI Forever may terminate its lease 60 days after August 1, 2015 if gross sales between August 1, 2014 and August 1, 2015 are less than $4.8 million.  Gross sales as of year-end 2013 were approximately $4.9 million.

ST. JOHNS TOWN CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the St. Johns Town Center Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2011	2012	2013	Occupancy Cost(2)
Dick’s Clothing & Sport	$289	$293	$278	6.6%
XXI Forever	$365	$370	$338	20.3%
DSW Shoe Warehouse	$250	$270	$281	6.1%
Barnes & Noble	$324	$287	$268	7.4%
Urban Outfitters	$310	$289	$376	15.2%
Magginano’s Little Italy	$561	$582	$603	6.5%
Cheesecake Factory	$1,038	$1,042	$1,067	4.8%
Ballard Design	$262	$302	$334	16.4%
West Elm	$271	$315	$322	16.2%
Jo-Ann Fabrics	$179	$172	$167	6.9%
Anthropologie	$443	$416	$444	11.3%
Pottery Barn	$430	$577	$623	7.0%
PetSmart	$352	$377	$405	3.8%
Old Navy	$445	$500	$523	3.5%

Total Comparable Sales(3)	$559	$593	$603
Occupancy Costs(4)	9.8%	8.8%	9.4%

(1)
Historical Sales (PSF) and Occupancy Costs were provided by the borrowers and include tenants occupying less than 10,000 square feet and report full 12-month sales for the periods ending 2011, 2012 and 2013.

(2)	Occupancy Costs are based on the Annual U/W Base Rent and year-end 2013 reimbursements and sales for tenants occupying less than 10,000 square feet.
(3)	Excluding Apple, 2011, 2012 and 2013 Comparable Sales were $458 per square foot, $485 per square foot and $502 per square foot, respectively.
(4)	Excluding Apple, 2011, 2012 and 2013 Occupancy Costs were 11.2%, 10.2% and 10.8%, respectively.

The following table presents certain information relating to the lease rollover schedule at the St. Johns Town Center Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2014	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2015	29	144,907	14.8%	144,907	14.8%	$4,048,771	14.7%	$27.94
2016	37	213,970	21.8%	358,877	36.6%	$4,704,807	17.1%	$21.99
2017	15	63,569	6.5%	422,446	43.1%	$2,812,710	10.2%	$44.25
2018	25	90,699	9.2%	513,145	52.3%	$4,225,433	15.4%	$46.59
2019	7	28,370	2.9%	541,515	55.2%	$944,586	3.4%	$33.30
2020	13	126,976	12.9%	668,491	68.1%	$3,615,939	13.1%	$28.48
2021	6	86,005	8.8%	754,496	76.9%	$1,901,404	6.9%	$22.11
2022	4	5,297	0.5%	759,793	77.4%	$553,843	2.0%	$104.56
2023	10	25,586	2.6%	785,379	80.0%	$1,152,381	4.2%	$45.04
2024	10	25,940	2.6%	811,319	82.7%	$1,554,791	5.7%	$59.94
Thereafter	26	162,904	16.6%	974,223	99.3%	$1,985,085	7.2%	$12.19
Vacant	0	6,934	0.7%	981,157	100.0%	$0	0.0%	$0.00
Total/Weighted Average	182	981,157	100.0%			$27,499,750	100.0%	$28.23

(1)       Information obtained from the underwritten rent roll.
(2)       Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)       Weighted Average Annual U/W Base Rent PSF excludes vacant space.

ST. JOHNS TOWN CENTER

The following table presents historical occupancy percentages at the St. Johns Town Center Mortgaged Property:

Historical Occupancy

12/31/2009(1)	12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	10/10/2014(2)
99.0%	99.0%	99.0%	99.0%	100.0%	99.3%

(1)	Information obtained from the borrowers and occupancy was based on only the Phase I & Phase II square footage.
(2)	Information obtained from the underwritten rent roll and includes the Phase III development.

The following table presents historical base rent per square foot at St. Johns Town Center Mortgaged Property:

Historical Average Base Rent (PSF)(1)

12/31/2011	12/31/2012	12/31/2013	9/30/2014
$43.51	$44.35	$45.16	$41.15

(1)
Information obtained from borrower operating statements. The average base rent is based on the gross potential rent divided by the total square footage.  The 2011, 2012 and 2013 Historical Average Base Rent was based on only the Phase I and Phase II square footage.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the St. Johns Town Center Mortgaged Property:

Cash Flow Analysis

	2011	2012	2013	TTM 9/30/2014	U/W(1)	Market Adjusted U/W	U/W $ per SF
Base Rent	$23,135,423	$23,121,892	$23,565,999	$24,393,090	$26,340,833	$26,340,833	$26.85
Grossed Up Vacant Space	0	0	0	0	211,282	211,282	$0.22
Rent Steps	0	0	0	0	710,092	710,092	$0.72
Rent Averaging	0	0	0	0	149,411	149,411	$0.15
Near Term Roll Benefit	0	0	0	0	448,824	0	$0.46
Occ. Cost Mark-to-Market	0	0	0	0	0	2,915,084(2)	$0.00
Percentage Rent	938,210	1,108,480	1,103,226	1,144,549	1,352,750	1,352,750	$1.38
Total Reimbursables	11,265,366	11,687,660	11,968,065	14,392,005	13,108,151	13,108,151	$13.36
Other Income	560,777	608,968	675,593	693,831	685,748	685,748	$0.70
Specialty Leasing	515,632	623,416	576,544	448,050	482,268	482,268	$0.49
Less Vac & Credit Loss	(256,477)	30,619	(23,061)	(62,908)	(1,358,052)(3)	(1,336,056)(3)	($1.38)
Effective Gross Income	$36,158,931	$37,181,035	$37,866,366	$41,008,617	$42,131,307	$44,619,564	$42.94

Total Operating Expenses	$9,907,668	$10,179,128	$10,412,694	$12,670,567	$10,850,053	$10,850,053	$11.06

Net Operating Income	$26,251,263	$27,001,907	$27,453,672	$28,338,050	$31,281,254	$33,769,511	$31.88

TI/LC	0	0	0	0	1,108,917	1,108,917	$1.13
Capital Expenditures	0	0	0	0	117,739	117,739	$0.12
Net Cash Flow	$26,251,263	$27,001,907	$27,453,672	$28,338,050	$30,054,599	$32,542,855	$30.63

NOI DSCR(4)	3.33x	3.43x	3.48x	3.60x	3.97x	4.29x
NCF DSCR(4)	3.33x	3.43x	3.48x	3.60x	3.81x	4.13x
NOI DY(4)	12.9%	13.3%	13.5%	13.9%	15.4%	16.6%
NCF DY(4)	12.9%	13.3%	13.5%	13.9%	14.8%	16.0%

(1)
The increase in Base Rent from the TTM 9/30/2014 to U/W is mostly attributed to the opening of the 157,164 square feet Phase III development that opened in October 2014.  The Phase III tenants account for approximately $1.8 million of U/W Base Rent.

(2)
A mark-to-market rental adjustment was made for all Phase I original tenants that have leases that expire in 2015 and 2016, excluding Apple and tenants who occupy over 10,000 square feet.  The following assumptions were made: (i) rent for any tenants with an occupancy cost greater than 20.0% were decreased to a rental rate that would achieve a 20.0% occupancy cost based on year-end 2013 sales and recoveries (-$149,967); (ii) rent for any tenants with an occupancy cost less than 15.0% were increased to a rental rate that would achieve a 15.0% occupancy cost based on year-end 2013 sales and recoveries ($2,858,729); (iii) rent adjustments were not made for any tenant with an occupancy cost between 15.0% and 20.0% based on year-end 2013 sales and recoveries; and (iv) tenants with leases that expire in 2015 or 2016 that have automatic predetermined rental rate renewals were assumed to renew at the predetermined rental rates ($206,323).

(3)	The underwritten economic vacancy is 3.2%. The St. Johns Town Center Mortgaged Property was 99.3% occupied as of October 10, 2014.
(4)	DSCRs and debt yields are based on the St. Johns Town Center Pooled Loan Combination.

Appraisal.  As of the appraisal valuation date of August 21, 2014, the St. Johns Town Center Mortgaged Property had an “as-is” appraised value of $760,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 22, 2014, there was no evidence of any recognized environmental conditions at the St. Johns Town Center Mortgaged Property.

Market Overview and Competition.  The St. Johns Town Center Property is located approximately 12.0 miles southeast of the Jacksonville central business district, approximately 2.1 miles west of the University of North Florida, approximately one mile east of

ST. JOHNS TOWN CENTER

the Florida Blue Cross and Blue Shields headquarters and approximately 1.5 mile east of a Merrill Lynch campus.  In addition, there are several million square feet of multi-tenant Class A office space in low and mid-rise buildings, primarily west and southwest of the St. Johns Town Center Property.  Jacksonville is the largest city in Florida and the largest city in land area in the contiguous United States.  With a population of nearly 1.4 million residents, Jacksonville is the most populous city in Florida and the third most populous city on the east coast, behind New York City and Philadelphia. Jacksonville is home to the Mayo Clinic, Nemours Children’s Clinic and UF Health Jacksonville (a teaching hospital for the University of Florida Health Science Center) and the headquarters for the surgical technologies division for Medtronic and other life science firms with headquarters that are located in the Jacksonville area, including vision-care products manufacturer Vistakon and the United States headquarters for Ranbaxy Pharmaceuticals.  As of April 2014, Jacksonville’s unemployment rate of 5.6% remains lower than both the national rate of 6.3% and the state rate at 6.2% and year-over-year, the unemployment rate is down 1.2%.  Additionally, Jacksonville is home to three Fortune 500 corporations: CSX, Fidelity National Financial and Fidelity National Information Services.  According to the appraisal, The St. Johns Town Center Property’s primary trade area is defined as the Jacksonville core based statistical area (“CBSA”) with an estimated residential population of 1.4 million people as of year-end 2014.  The estimated population within a five and ten-mile radius of the St. Johns Town Center Property is 157,124 and 511,747, respectively, with an average household income within the same radii of $68,440 and $69,635, respectively. The appraiser estimated market rent to be $43.38 per square foot on a triple-net basis for in-line tenants. The appraiser concluded to a vacancy rate of 3.0% for the St. Johns Town Center Mortgaged Property and the primary competitive set vacancy is approximately 3.1%.

The following table presents certain information relating to comparable properties to the St. Johns Town Center Property:

Competitive Set(1)

	St. Johns Town Center (Subject)	Avenues Mall	Orange Park Mall	River City Marketplace	Markets at Town Center
Location	Jacksonville, FL	Jacksonville, FL	Orange Park, FL	Jacksonville, FL	Jacksonville, FL
Distance from Subject	--	5.0 miles	13.5 miles	16.0 miles	0.7 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Regional Center	Power Center
Year Built/Renovated	2005/2014	1964/2005	1975/1991	2005/NAP	2008/NAP
Anchors	Various(2)	Dillard’s, Belk, JC Penney, Sears, Books A Million, Forever 21	Dillard’s, Belk, JC Penney, Sears, Dick’s Sporting Goods	WalMart Supercenter, Lowe’s, Gander Mountain, Best Buy, Ashley Furniture	Toys R Us, Nordstrom Rack, Best Buy, West Marine
Total GLA	981,157 SF	1,116,480 SF	944,255 SF	943,505 SF	317,295 SF
Total Occupancy	99%	96%	100%	99%	91%

(1)	Information obtained from the appraisal.
(2)	See “Major Tenants” section.

The Borrowers. The borrowers are Shops at St. Johns, LLC and STJTC II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the St. Johns Town Center Loan Combination. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts up to 10.0% of the principal balance of the St. Johns Town Center Loan Combination.

The Sponsors. The sponsors are Simon and Deutsche Bank Asset & Wealth Management (“DeAWM”).  Simon is an S&P 100 company with total market capitalization of $88.0 billion as of June 30, 2014 and Simon owns or has an interest in 228 retail commercial properties totaling approximately 189.0 million square feet.  DeAWM, formerly known as RREEF, has been investing in real estate for over 40 years with a current portfolio of approximately €35.2 billion of assets under management as of June 30, 2014. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deed-in-lieu of foreclosure. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows. The loan documents do not require monthly escrows for real estate tax payments provided (i) no event of default has occurred and is continuing; (ii) the borrowers provide the lender with timely proof of payment; or (iii) the trailing 12-month debt service coverage ratio is not less than 1.20x for two consecutive calendar quarters.   The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrowers is maintained pursuant to one or more blanket insurance policies approved by the lender; (iii) the borrowers provide the lender with timely proof of payment of insurance premiums; and (iv) the borrowers provide evidence of renewal of insurance policies. The loan documents do not require monthly deposits for replacement reserves or tenant improvements or leasing commissions as long as (i) no event of default has occurred and is continuing; or (ii) the trailing 12-month debt service coverage ratio is not less than 1.20x.  If an event of default has occurred and is continuing or the trailing 12-month debt service coverage ratio is less than 1.20x for two consecutive calendar quarters, then monthly deposits of $20,441 (subject to a cap of $490,578) will be required for replacement reserves and $81,763 (subject to a cap of $1,962,314) will be required for tenant improvements and leasing commissions.

ST. JOHNS TOWN CENTER

Lockbox and Cash Management. The St. Johns Town Center Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt.  Prior to the occurrence of a Lockbox Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrowers.  During a Lockbox Event Period, all excess cash flow is swept to a lender-controlled cash management account on a monthly basis.

A “Lockbox Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the borrowers or property manager declares bankruptcy; or (iii) for the trailing-twelve month period, the net cash flow debt service coverage ratio is less than 1.10x for two consecutive calendar quarters.  A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii)(a) if the borrowers replace the sponsor with a Qualified Manager (as defined below) within 60 days of the bankruptcy or (b) the bankruptcy is discharged or dismissed within 90 days; or with regard to clause (iii), for the trailing-twelve month period, the net cash flow debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.  The borrowers will have the right to cure a Lockbox Event Period no more than five times (in aggregate).

 A “Qualified Manager” is a reputable and experienced professional management organization which is not subject to a bankruptcy, insolvency or similar proceeding that manages, together with its affiliates, (i) at least five retail properties containing at least 750,000 square feet of gross leasable area per property; and (ii) retail properties and shopping centers other than the St. Johns Town Center Property totaling at least in the aggregate 5,000,000 square feet of gross leasable area.

Property Management.  The St. Johns Town Center Mortgaged Property is managed by an affiliate of Simon other than the borrower.

Assumption. The borrowers have the right to transfer the St. Johns Town Center Mortgaged Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates, and similar confirmations with respect to the ratings of any securities backed by the St. Johns Town Center Pooled Companion Loan.

Free Release.  Provided no event of default has occurred and is continuing, the borrowers are permitted to a free release of immaterial or a non-income producing portions of the St. Johns Town Center Mortgaged Property to third parties or affiliates of the borrowers.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The St. Johns Town Center Loan Combination includes a Subordinate Companion Loan, a subordinate interest in the St. Johns Town Center Loan Combination totaling $146,500,000.  See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—St. Johns Town Center Loan Combination” in the Prospectus Supplement.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the St Johns Town Center Mortgaged Property.  The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with an 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the St. Johns Town Center Mortgaged Property. At the time of loan closing, the St. Johns Town Center Mortgaged Property had insurance coverage for windstorm.

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COLORADO MILLS

COLORADO MILLS

H&M

UNITED ARTISTS
Theatres
IMAX

SPORTS
AUTHORITY

COLORADO MILLS

COLORADO MILLS

COLORADO MILLS

Colorado Mills
14500 West Colfax Avenue
Lakewood, CO 80401
Westminster
Arvada
Wheat Ridge
DENVER
Applewood
Golden
Lakewood
Westwood
Morrison
DENVER COUNTY
JEFFERSON COUNTY
Arvada Reservoir
Jeffco North Area Stadium Complex
Long Lake Ranch Park
West Woods Golf Course
W. 64th Ave
W. 58th Ave
Harold D. Lutz Sports Complex
Olde Town Arvada
60TH & SHERIDAN
Van Bibber Open Space Park
Red Rocks Comm. Coll Arvada
ARVADA RIDGE
RTD GOLD LINE (Under Construction)
WHEAT RIDGE-WARD
Arvada Marketplace
Wills Case Golf Course
Denver Intl. Airport 24 miles
Berkeley Park
Lakeside Amusement Park
W. 44th Ave
W. 38th Ave
W. 32nd Ave
W. 26th Ave
W. 20th Ave
W. Colfax Ave
W. 32nd Ave
Applewood Golf Course
Applewood Village Shopping Center
Exempla Lutheran Medical Ctr.
Crown Hill Regional Park
Coors Brewing Company
Colorado School of Mines
Rolling Hills Country Club
AMC Cancer Research Center
Sloan Lake
St. Anthony Central Hospital
Fossil Trace GC
Windy Saddle Open Space Park
S. Golden Rd
Denver West Village
RTD WEST RAIL LINE
OAK
GARRISON
LAKEWOOD WADSWORTH
LAMAR
SHERIDAN
PERRY
KNOX
Jefferson County Courts
JEFFCO GOLDEN
Lakewood Country Club
6th Ave Frwy
RED ROCKS COLLEGE
Jefferson County Fairgrounds
Red Rock Community College
FEDERAL CENTER
DENVER FEDERAL CENTER
Jefferson Co. Stadium
Colorado Christian University
W. Alameda Ave
Apex Open Space Park
Market Square at Union & Alameda
Lakewood City Commons
Belmar Colorado
Belmar Park
W. Mississippi Ave
W. Florida Ave
W. Jewell Ave
W. Evans Ave
Morrison Rd
Hayden Green Mtn. Park
Alameda Pkwy
Kipling Pkwy
Matthews/Winters Open Space Park
Red Rocks Amphitheatre
Red Rocks Park
South Dinosaur Park
Bear Creek Golf Course
Fox Hollow Golf Course
W. Morrison Rd
Bear Creek Lake Park
Mt. Falcon Canyon Park
W. Belleview Ave
Red Rocks Country Club
Simms St
Ward Rd
Carr St
Sheridan Blvd
Lowell Blvd
McIntyre St
Indiana St
Eldridge St
Youngfield St
Kipling St
Wadsworth Blvd
Garrison St
Knox Ct
70
76
40
6
93
58
121
95
391
470
26
74
8
285
Broomfield
Thornton
Northglenn
Commerce City
Englewood
Cherry Hills Village
Greenwood Village
Glendale
AURORA
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport

No. 2 – Colorado Mills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$100,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$100,000,000			Location:	Lakewood, CO
% of Initial Pool Balance:	11.4%			Size:	918,448 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$148.08
Borrower Name:	Colorado Mills Mall Limited Partnership			Year Built/Renovated:	2002/2013
Sponsor:	Simon Property Group			Title Vesting:	Fee
Mortgage Rate:	4.282%			Property Manager:	Self-managed
Note Date:	October 30, 2014			3rd Most Recent Occupancy (As of)(3):	86.5% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	91.6% (12/31/2012)
Maturity Date:	November 1, 2024			Most Recent Occupancy (As of)(3):	94.0% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(3):	93.8% (10/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$15,015,941 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$15,058,036 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of):	$16,310,359 (TTM 8/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$28,139,377
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$11,755,768
				U/W NOI:	$16,383,609
				U/W NCF:	$15,409,630
				U/W NOI DSCR(1):	2.03x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.91x
				U/W NOI Debt Yield(1):	12.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$215,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 1, 2014
Replacement Reserves	$0	Springing	$460,000	Cut-off Date LTV Ratio(1):	63.3%
TI/LC Reserve	$0	Springing	$3,000,000	LTV Ratio at Maturity or ARD(1):	55.1%

(1)
The Colorado Mills Loan Combination, totaling $136,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $100,000,000, has an outstanding principal balance of $100,000,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C25 Trust.  The non-controlling Note A-2 had an original principal balance of $36,000,000 and is expected to be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Colorado Mills Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants. The Colorado Mills Property was 86.0% occupied by permanent tenants as of October 1, 2014.

The Mortgage Loan.  The mortgage loan (the “Colorado Mills Loan Combination”) is evidenced by two pari passu notes (Notes A-1 and A-2) secured by a first mortgage encumbering a regional mall located in Lakewood, Colorado (the “Colorado Mills Property”). The Colorado Mills Loan Combination was originated on October 30, 2014 by The Royal Bank of Scotland plc. The Colorado Mills Loan Combination had an original principal balance of $136,000,000, has an outstanding principal balance as of the Cut-off Date of $136,000,000 and accrues interest at an interest rate of 4.282% per annum. The Colorado Mills Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Colorado Mills Loan Combination matures on November 1, 2024.

Note A-1, which represents the controlling interest in the Colorado Mills Loan Combination and will be contributed to the WFRBS 2014-C25 Trust, had an original principal balance of $100,000,000 and has an outstanding principal balance as of the Cut-off Date of $100,000,000. Note A-2 (the “Colorado Mills Companion Loan”), which represents a non-controlling interest in the Colorado Mills Loan Combination, had an original principal balance of $36,000,000, and is expected to be contributed to a future trust. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The Colorado Mills Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in the Prospectus Supplement.

Following the lockout period, the borrower has the right to defease the Colorado Mills Loan Combination in whole, but not in part, on any due date before May 1, 2024. In addition, the Colorado Mills Loan Combination is prepayable without penalty on or after May 1, 2024.

COLORADO MILLS

Sources and Uses

Sources			Uses
Original loan combination amount	$136,000,000	100.0%	Loan payoff	$113,748,969	83.6%
			Closing costs	518,866	0.4
			Return of equity	21,732,165	16.0
Total Sources	$136,000,000	100.0%	Total Uses	$136,000,000	100.0%

The Property.  The Colorado Mills Property is a single-story regional outlet mall and entertainment center located at the intersection of West Colfax Avenue and Indiana Street, adjacent to Interstate-70, in Lakewood, Colorado, approximately 10 miles west of downtown Denver. The Colorado Mills Property contains 1,099,545 square feet of retail space, of which 918,448 square feet (the “Colorado Mills Mortgaged Property”) serve as collateral for the Colorado Mills Loan Combination.  The Colorado Mills Property was constructed in 2002 and is situated on a 122.0-acre parcel of land, of which 90.2-acres serve as collateral. The Colorado Mills Property is anchored by Target (not part of the collateral), a 16-screen United Artists Theatre (a movie theater) and Burlington Coat Factory (an apparel and home product retailer). Junior anchors at the Colorado Mills Property include Sports Authority, Last Call Neiman Marcus, Off 5th Saks Fifth Avenue, H&M, and Forever 21 (each are national retailers).   In-line tenants at the Colorado Mills Property include Pier 1 Imports (ground lease), Nike Factory Store, Victoria’s Secret, Gap Outlet, Express, and Coach Factory. In 2013, approximately $7.0 million of capital was invested by the sponsor to remodel ten stores, secure 12 new tenants, and relocate five existing tenants.  In 2014, the Colorado Mills Property added new tenants including J. Crew, Adidas, Michael Kors, Calvin Klein and five new food court tenants.  The Colorado Mills Property contains 7,038 parking spaces, resulting in a parking ratio of 6.4 spaces per 1,000 square feet of rentable area. As of June 30, 2014, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $324 per square foot with an average occupancy cost of 11.8%. As of October 1, 2014, the Colorado Mills Mortgaged Property was 93.8% occupied by 165 tenants (including temporary tenants).

Tenants at the Colorado Mills Property are required to remit an amount equal to 1.4% of all sales (“PIF”) to the City of Lakewood, Colorado to support certain bonds. Neither the borrower nor the sponsor has any obligation to fund any portion of the PIF due by the tenants and the failure of a tenant to pay such amounts will not result in a lien against the Colorado Mills Mortgaged Property. See “Description of the Mortgage Pool—Tenant or Other Third Party Issues” in the Prospectus Supplement.

COLORADO MILLS

The following table presents certain information relating to tenancy at the Colorado Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenant - Not Part of Collateral
Target	A-/A2/A	181,039	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
United Artists Theatre	B+/B3/B+	82,451	9.0%	$10.50	$865,736	6.2%	$371,648(5)	14.6%	12/17/2017(6)
Burlington Coat Factory	NR/NR/NR	63,145	6.9%	$8.05	$508,317	3.7%	$123	6.2%	1/31/2016(7)
Total Anchor Tenants - Collateral		145,596	15.9%	$9.44	$1,374,053	9.9%

Other Major Tenants – Collateral
Sports Authority	NR/NR/NR	43,568	4.7%	$16.94	$738,042	5.3%	$198	10.3%	1/31/2018
Off Broadway Shoes	NR/NR/NR	23,051	2.5%	$24.50	$564,750	4.1%	$204	15.6%	6/30/2020
Last Call Neiman Marcus	NR/Caa2/B	32,143	3.5%	$15.75	$506,252	3.6%	$221	9.2%	1/31/2018
Forever 21	NR/NR/NR	21,975	2.4%	$15.12	$332,313	2.4%	$160	9.3%	8/31/2023
Jumpstreet	NR/NR/NR	40,217	4.4%	$7.09	$285,000	2.0%	$38	18.6%	7/31/2017
Off 5th Saks Fifth Ave	NR/NR/NR	28,003	3.0%	$0.00(8)	$0(8)	0.0%	$108	3.5%	1/31/2016(8)
H&M	NR/NR/NR	23,464	2.6%	$0.00(9)	$0(9)	0.0%	$213	9.0%	1/31/2024
Total Other Major Tenants - Collateral		212,421	23.1%	$15.07	$2,426,356	17.4%

Non-Major Retail Tenants(10) – Collateral		503,604	54.8%	$25.40	$10,124,044	72.7%

Total Occupied Collateral(10)		861,621	93.8%	$19.75	$13,924,453	100.0%

Total Vacant Space		56,827	6.2%

Collateral Total		918,448	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2015.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending June 30, 2014.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(5)	United Artists Theatre operates 16 screens and reported sales of $371,648 per screen for the trailing 12-month period ending June 30, 2014.
(6)	United Artists Theatre has three, 5-year lease renewal options.
(7)	Burlington Coat Factory has four, 5-year lease renewal options.
(8)
Off 5th Saks Fifth Ave pays percentage rent in-lieu of base rent in an amount equal to 3.5% of gross sales. Off 5th Saks Fifth Ave has the right to terminate its lease upon 90 days’ notice, at the end of the third lease year and every three years thereafter if its annual gross sales for such year are less than $250.00 per square foot.

(9)	H&M pays percentage rent in-lieu of base rent in an amount equal to 9.0% of gross sales.
(10)
Includes 71,555 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent, along with 84,967 square feet attributed to certain tenants paying percentage rent in-lieu of base rent, for a total of 156,522 square feet. The Annual U/W Base Rent PSF for Non-Major Retail Tenants and Total Occupied Collateral exclude the square footage attributed to these tenants.

COLORADO MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Colorado Mills Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2011	2012	2013	TTM 6/30/2014
Burlington Coat Factory	$97	$107	$122	$123
Forever 21(2)	$344	$292	$163	$160
H&M	NAV	NAV	$219	$213
Jumpstreet	NAV	$64	$40	$38
Last Call Neiman Marcus	$229	$241	$221	$221
Off 5th Saks Fifth Ave	$121	$110	$106	$108
Off Broadway Shoes	$182	$178	$189	$204
Sports Authority	$174	$180	$183	$198
United Artists Theatre(3)	$295,250	$371,875	$388,375	$371,648

Total In-line (<10,000 square feet)	$289	$306	$312	$324
Occupancy Costs	14.5%	13.5%	12.5%	11.8%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Forever 21 expanded its space in August 2013 from 3,688 square feet to 21,975 square feet.
(3)	Represents sales per screen. United Artists Theatre operates 16 screens.

The following table presents certain information relating to the lease rollover schedule at the Colorado Mills Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	35	71,555	7.8%	71,555	7.8%	$0	0.0%	$0.00
2014	4	21,608	2.4%	93,163	10.1%	$366,298	2.6%	$16.95
2015	20	63,861	7.0%	157,024	17.1%	$1,278,564	9.2%	$21.25
2016	18	139,043	15.1%	296,067	32.2%	$1,826,487	13.1%	$16.83
2017	12	157,532	17.2%	453,599	49.4%	$1,730,393	12.4%	$11.81
2018	13	102,678	11.2%	556,277	60.6%	$2,161,491	15.5%	$21.05
2019	9	50,934	5.5%	607,211	66.1%	$860,002	6.2%	$20.14
2020	6	45,493	5.0%	652,704	71.1%	$1,098,612	7.9%	$24.15
2021	3	10,923	1.2%	663,627	72.3%	$243,466	1.7%	$22.29
2022	6	20,923	2.3%	684,550	74.5%	$542,386	3.9%	$25.92
2023	15	71,821	7.8%	756,371	82.4%	$1,802,655	12.9%	$25.10
2024	20	90,135	9.8%	846,506	92.2%	$1,584,454	11.4%	$27.05
Thereafter	4	15,115	1.6%	861,621	93.8%	$429,644	3.1%	$28.43
Vacant(5)	0	56,827	6.2%	918,448	100.0%	$0	0.0%	$0.00
Total/Weighted Average	165	918,448	100.0%			$13,924,453	100.0%	$19.75

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
The Annual U/W Base Rent PSF and Total/Weighted Average Annual U/W Base Rent PSF exclude vacant space, square feet attributed to tenants paying percentage rent in lieu of base rent and square footage attributed to temporary tenants. These rents were included in the underwritten percentage rent and other income.

(4)	Includes 35 temporary tenants. The rent for temporary tenants has been included in the underwritten other income.
(5)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Colorado Mills Mortgaged Property:

Historical Occupancy(1)

12/31/2009 (2)	12/31/2010(2)	12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	10/1/2014(3)
83.1%	86.9%	86.5%	91.6%	94.0%	93.8%

(1)	Occupancy includes temporary and seasonal tenants. The Colorado Mills Property was 86.0% occupied by permanent tenants as of October 1, 2014.
(2)	Information obtained from the borrower.
(3)	Information obtained from underwritten rent roll.

COLORADO MILLS

The following table presents historical base rent per square foot at the Colorado Mills Mortgaged Property:

Historical Average Base Rent (PSF)(1)

12/31/2011	12/31/2012	12/31/2013	TTM 8/31/2014
$16.50	$15.89	$14.99	$15.05

(1)
Information obtained from the borrower’s operating statements. The average base rent is based on the gross potential rent divided by the occupied square footage and does not take into account temporary tenants or tenants paying percentage rent in lieu of base rent.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colorado Mills Mortgaged Property:

Cash Flow Analysis

	2012	2013	TTM 8/31/2014	U/W	U/W $ per SF
Base Rent	$13,369,544	$12,938,317	$13,061,074	$13,924,453	$15.16
Grossed Up Vacant Space	0	0	0	4,816,331	5.24
Percentage Rent	1,453,601	1,752,830	2,223,477	1,919,172	2.09
Total Reimbursables	7,772,047	8,015,759	8,809,946	8,467,168	9.22
Other Income	3,894,530	3,860,076	3,828,584	3,828,584	4.17
Less Vacancy & Credit Loss	(18,201)	(45,059)	7,738	(4,816,331)(1)	(5.24)
Effective Gross Income	$26,471,521	$26,521,923	$27,930,819	$28,139,377	$30.64

Total Operating Expenses	$11,455,580	$11,463,887	$11,620,460	$11,755,768	$12.80

Net Operating Income	$15,015,941	$15,058,036	$16,310,359	$16,383,609	$17.84
TI/LC	0	0	0	744,367	0.81
Replacement Reserves	0	0	0	229,612	0.25
Net Cash Flow	$15,015,941	$15,058,036	$16,310,359	$15,409,630	$16.78

NOI DSCR(2)	1.86x	1.87x	2.02x	2.03x
NCF DSCR(2)	1.86x	1.87x	2.02x	1.91x
NOI DY(2)	11.0%	11.1%	12.0%	12.0%
NCF DY(2)	11.0%	11.1%	12.0%	11.3%

(1)
The underwritten economic vacancy is 15.8%. The Colorado Mills Mortgaged Property was 86.0% physically occupied by permanent tenants (93.8% occupied including temporary and seasonal tenants) as of October 1, 2014.

(2)	DSCRs and debt yields are based on the Colorado Mills Loan Combination.

Appraisal. As of the appraisal valuation date of October 1, 2014, the Colorado Mills Mortgaged Property had an “as-is” appraised value of $215,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 10, 2014, there was no evidence of any recognized environmental conditions at the Colorado Mills Mortgaged Property.

Market Overview and Competition. The Colorado Mills Property is located at the intersection of West Colfax Avenue and Indiana Street, adjacent to Interstate-70 in Lakewood, Colorado. The Colorado Mills Property is located in the western portion of the Denver metropolitan statistical area, situated approximately 10 miles west of downtown Denver. According to the appraisal, the Colorado Mills Property is located in the west Denver submarket and has a primary trade area that encompasses a seven-mile radius. The 2014 population within a seven- and 10-mile radius were reported at approximately 375,029 and 764,500, respectively, and average household income within the same seven- and 10-mile radius were reported at approximately $71,817 and $70,906, respectively.

The appraiser estimated market rent for in-line tenants in the west Denver submarket to be $17.89 per square foot on a triple net basis and concluded to an estimate of $12.50 per square foot on a triple net basis for anchor tenants comprising less than 40,000 square feet and $9.00 per square foot on a triple net basis for anchor tenants comprising more than 40,000 square feet. The appraiser concluded a vacancy rate of 5.0% and a third party market research report indicated a second quarter 2014 west Denver retail submarket vacancy rate of 4.3%.

COLORADO MILLS

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Colorado Mills Property:

Competitive Set(1)

	Colorado Mills (Subject)	Belmar	Denver Pavilions	Southwest Plaza	Cherry Creek	Flatiron Crossing
Market	Lakewood, CO	Lakewood, CO	Denver, CO	Littleton, CO	Denver, CO	Broomfield, CO
Distance from Subject	--	7 miles	12 miles	14 miles	13 miles	21 miles
Property Type	Super Regional Mall	Lifestyle Center	Lifestyle Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	2002/2013	2006/NAP	1998/NAP	1983/1994/2001/ 2005/2007	1990/1998	2000/2009/2013
Anchors	Target, United Artists Theatre, Burlington Coat Factory	Target, Century Theatres, Whole Foods, Nordstrom Rack	United Artists Theatres, Barnes & Noble, Nike, Forever 21	Dillard’s, Macy’s, Sears, JC Penney	Saks Fifth Avenue, Neiman Marcus, Nordstrom, Macy’s	Nordstrom, Dillard’s, Macy’s, Cinemas
Total GLA	1,099,545 SF	715,000 SF	411,527 SF	1,390,720 SF	1,032,000 SF	1,435,000 SF
Total Occupancy	94%	93%	91%	86%	99%	94%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Colorado Mills Mall Limited Partnership, a Delaware limited partnership and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Colorado Mills Loan Combination. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts up to 10.0% of the Colorado Mills Loan Combination.

The Sponsor. The sponsor, Simon (NYSE: SPG), is an S&P 100 company with total market capitalization of $88.0 billion as of June 30, 2014 and owns or has an interest in 228 retail commercial properties totaling approximately 189.0 million square feet.  Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deed-in-lieu of foreclosure. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or tenant improvement and leasing commissions reserves so long as no Debt Service Coverage Ratio Trigger Period (as defined below) has occurred and is continuing under the Colorado Mills Loan Combination. In the event that a Debt Service Coverage Ratio Trigger Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $19,167 (subject to a cap of $460,000); and (iii) for tenant improvements and leasing commissions in an amount equal to $125,000 (subject to a cap of $3,000,000).

A “Debt Service Coverage Ratio Trigger Period” will commence if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarters falls below 1.20x for two consecutive calendar quarters. A Debt Service Coverage Ratio Trigger Period will end when an amortizing debt service coverage ratio of at least 1.20x has been achieved for two consecutive calendar quarters.

Lockbox and Cash Management.  The Colorado Mills Loan Combination requires a lender controlled lockbox, which is already in place, and that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt.  Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a weekly basis.  Upon the occurrence and continuance of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or on each business day, during the continuance of an event of default) into a lender controlled cash management account.

A “Lockbox Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); or (iii) the amortizing debt service coverage ratio based on the trailing four-calendar quarters falls below 1.20x for two consecutive calendar quarters.  A Lockbox Event will end with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii), if the borrower replaces the property manager pursuant to a replacement management agreement, each pursuant to the terms of the Colorado Mills Loan Combination documents, or such bankruptcy or insolvency proceeding of the property manager is discharged or dismissed within 90 days; or with respect to clause (iii), when an amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.20x has been achieved for two consecutive calendar quarters; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Colorado Mills Loan Combination documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in

COLORADO MILLS

connection with such Lockbox Event, including reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Colorado Mills Loan Combination.

Property Management. The Colorado Mills Mortgaged Property is managed by an affiliate of Simon other than the borrower.

Assumption. The borrower has the right to transfer the Colorado Mills Mortgaged Property, or greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions to one or more Qualified Transferees (as defined below) (other than a transfer to a Key Principal (as defined below) or any person wholly owned by one or more Key Principals, so long as such Key Principals owned 49% of the aggregate interests in the borrower prior to such transfer), 61 days after the Series 2014-C25 Trust closing date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

The borrower also has the right to transfer the Colorado Mills Mortgaged Property or 100% of the aggregate interests in the borrower to a transferee that is not a Qualified Transferee, provided that no event of default has occurred and is continuing, the conditions with respect to transfers to a transferee that is not a Qualified Transferee and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates and similar confirmations with respect to the ratings of any securities backed by the Colorado Mills Companion Loan.

A “Qualified Transferee” is (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five shopping centers and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation from each of DBRS, Moody’s and Morningstar that the transfer to such person will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Series 2014-C25 Certificates and similar confirmations with respect to ratings of any securities backed by the Colorado Mills Companion Loan; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

“Key Principal” means any of Simon Property Group, L.P., Simon Property Group, Inc. or Kan Am USA XX Limited Partnership.

Free Release. Provided that no event of default has occurred and is continuing, the borrower may (i) make transfers of immaterial or non-income producing portions of the Colorado Mills Mortgaged Property in connection with takings or condemnations of any portion of the Colorado Mills Mortgaged Property; (ii) make transfers of non-income producing portions of the Colorado Mills Mortgaged Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Colorado Mills Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including, with respect to any of the transfers described in (ii) and (iii), delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Colorado Mills Mortgaged Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Colorado Mills Loan Combination.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Colorado Mills Mortgaged Property or if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will be required to obtain a stand alone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Colorado Mills Mortgaged Property is located, so long as in no event shall such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Colorado Mills Mortgaged Property is repaired or replaced and operations are resumed.

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PLAZA VISTA

PLAZA VISTA

Plaza Vista
900 West 48th Place
Kansas City, MO 64112
Kansas City
KANSAS CITY
Charles B. Wheeler Downtown Airport
Holland Park
CLAY COUNTY
Kansas City Intl. Airport 21 Miles
Kessler Park
Missouri River
River Market Antique Mall
Washington Blvd.
State Ave.
Bethany Medical Center
Old Hwy 32
N. 18th St.
N. 10th St.
N. 7th St.
N. 5th St.
James St.
W. 9th St.
West Bottoms
Kansas City Convention Center
Downtown
City Hall
Power and Light District
Sprint Center
E. Independence Ave.
E. 9th St.
E. 12th St.
E. Truman Rd.
WYANDOTTE COUNTY
Westside North
Kauffman Center for the Performing Arts
Negro Leagues Baseball Museum
E. 18th St.
American Royal Museum Visitor
Union Station Kansas City
AMTRAK
Kansas Ave.
7th Street Trafficway
Kemper Arena
Kansas River
Summit St.
Hallmark Visitors Ctr.
Children's Mercy Hosp.
UMKC Hospital Hill Campus
CROWN CENTER
Hallmark Kaleidoscope
National WW I Memorial
Wendell Phillips
E. 23rd St.
Beacon Hill
Spring Valley Park
E. 27th St.
Indiana Ave.
SW Blvd.
Penn Valley Park
Trinity Lutheran Hospital
W. 31st St.
E. 31st St.
E. Linwood Blvd.
Penn Valley Community College
JACKSON COUNTY
W. Armour Blvd.
E. Armour Blvd.
Southwest Trafficway
Broadway St.
Main St.
Troost Ave.
Prospect Ave.
Jackson Ave.
Steele Rd.
Southwest Blvd.
University of Kansas Medical Ctr.
W. 39th St.
E. 39th St.
Westport
Merriam Ln.
Rosedale Park
Gillham Park
Saint Lukes Hospital
Kemper Museum of Contemporary Art
KC Art Institute
West Plaza
Bellevue Ave.
Madison Ave.
Paseo Blvd.
Benton Blvd.
County Line Rd.
W. 47th St.
Westwood
Country Club Plaza
Volker Blvd.
Oak St.
Westwood Hills
Roeland Park
Anita B. Gorman Discovery Ctr.
Brush Creek Park
W. 51st St.
University of Missouri - Kansas City
Rockhurst University
Mission
Jacob Loose Mem. Park
Brookside Blvd.
Cleveland Ave.
Mission Hills Country Club
W. 55th St.
Fairway
KANSAS
MISSOURI
Lamar Ave.
Nall Ave.
Roe Blvd.
Johnson Dr.
The Gateway (Under Construction)
Kansas City Country Club
Mission Rd.
W. 63rd St.
JOHNSON COUNTY
Meyer Blvd.
Mission Hills
W. 67th St.
The Village Shopping Center
Indian Hills Country Club
Ward Pkwy.
Wornall Rd.
W. 71st St.
Overland Park
Prairie Village
W. 75th St.
Leavenworth
MISSOURI
KANSAS
Gladstone
Liberty
Independence
Bonner Springs
Shawnee
Raytown
Blue Springs
Lenexa
Olathe
Leawood
Lee's Summit
Grandview

No. 3 – Plaza Vista

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$67,600,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$67,600,000			Location:	Kansas City, MO
% of Initial Pool Balance:	7.7%			Size:	253,720 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$266.44
Borrower Name:	48th Place Associates, LLC			Year Built/Renovated:	2013/NAP
Sponsor:	EverWest, LLC			Title Vesting(2):	Leasehold
Mortgage Rate:	4.290%			Property Manager:	Self-managed
Note Date:	November 3, 2014			3rd Most Recent Occupancy (As of)(3):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	NAP
Maturity Date:	November 11, 2024			Most Recent Occupancy (As of):	92.6% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	98.6% (10/30/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(3):	NAP
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	NAP
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$7,113,846 (Annualized T8 8/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$8,700,730
				U/W Expenses:	$1,984,957
				U/W NOI:	$6,715,773
				U/W NCF:	$6,177,285
Escrows and Reserves(1):				U/W NOI DSCR:	2.28x
				U/W NCF DSCR:	2.10x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.9%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	9.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$104,700,000
Replacement Reserves	$100,000	$4,229	$100,000	As-Is Appraisal Valuation Date:	September 12, 2014
Office Lease Rent Reserve	$340,000	$340,000	$340,000	Cut-off Date LTV Ratio:	64.6%
Tenant Specific TI/LC Reserve	$86,467	$0	NAP	LTV Ratio at Maturity or ARD:	64.6%

(1)	See “Escrows” section.
(2)	See “Ground Leases” section.
(3)	Historical occupancy and financial statements are not available, as the Plaza Vista Property was completed in November 2013.

The Mortgage Loan.  The mortgage loan (the “Plaza Vista Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in two condominium units in an office tower and adjacent parking garage located in Kansas City, Missouri (the “Plaza Vista Property”).  The Plaza Vista Mortgage Loan was originated on November 3, 2014 by Wells Fargo Bank, National Association. The Plaza Vista Mortgage Loan had an original principal balance of $67,600,000, has an outstanding principal balance as of the Cut-off Date of $67,600,000 and accrues interest at an interest rate of 4.290% per annum.  The Plaza Vista Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments though the term of the Plaza Vista Mortgage Loan.  The Plaza Vista Mortgage Loan matures on November 11, 2024.

Following the lockout period, the borrowers have the right to defease the Plaza Vista Mortgage Loan in whole, but not in part, on any date before August 11, 2024.  In addition, the Plaza Vista Mortgage Loan is prepayable without penalty on or after August 11, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$67,600,000	64.1%	Purchase price	$103,600,000	98.2%
Sponsor’s new cash contribution	37,855,871	35.9	Reserves	526,467	0.5
			Closing costs	1,329,404	1.3
Total Sources	$105,455,871	100.0%	Total Uses	$105,455,871	100.0%

PLAZA VISTA

The Property.  The Plaza Vista Property is comprised of two condominium units consisting of a 10-story, class A, office tower and a six-level subterranean parking garage located in Kansas City, Missouri. The Plaza Vista Property is situated on 1.9 acres and consists of 253,720 square feet of net rentable area. At the time of acquisition by the prior owner in a November 2010 bankruptcy auction, the improvements were partially constructed. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement. Redevelopment incentives were arranged through the Missouri Development Finance Board to defray the costs of dismantling the prior office tower construction, and additional tax incentives were provided by the City of Kansas City. See “Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives” section.  In 2011, a lease was executed with Polsinelli for 234,876 square feet (92.6% of net rentable area) and construction of the Plaza Vista Property was completed in November 2013. The Plaza Vista Property serves as Polsinelli’s corporate headquarters, and they have been headquartered in the Country Club Plaza district of Kansas City since 1972. According to a third party legal publication, Polsinelli is ranked number 93 among the top 100 law firms nationally in gross revenues. For the period between 2008 and 2012, Polsinelli’s gross revenue increased 142.7% from $113.5 million to $275.5 million. Polsinelli has more than 740 attorneys in 19 offices in the United States. Polsinelli focuses on healthcare, financial services, real estate, life sciences and technology, energy and business litigation, and has depth of experience in 100 service areas and 70 industries. Building amenities include three exterior balconies along the top floor, black terrazzo floors, chenille white stone walls and floor-to-ceiling windows with expansive view of the Kansas City skyline.

The Plaza Vista Property contains 18,844 square feet (7.4% of net rentable area) of first and second floor retail space, which includes the relocated JJ’s Bar & Grill, a popular Kansas City restaurant in business since 1985. Further, the Plaza Vista Property is located adjacent to the Hotel Sorella, a 132-room luxury boutique hotel that also opened in November 2013. The hotel features nine regular suites, one presidential suite, 5,700 square feet of meeting space, a 4,000-square-foot restaurant/bar and an 1,800-square-foot pool and terrace. The six-level subterranean parking garage at the Plaza Vista Property offers 940 spaces (120 of which are dedicated exclusively for the Hotel Sorella and 28 for the adjacent residential cooperative), resulting in a parking ratio of approximately 3.7 spaces per 1,000 square feet of rentable area.  As of October 30, 2014 the Plaza Vista Property was 98.6% occupied by four tenants.

Condominium. The Plaza Vista Property is comprised of two condominium units: the office unit and garage unit of the 4840 Roanoke Condominium Association, Inc. (the “Master Association”). The Master Association also includes a third condominium unit – a hotel unit comprised of 132 hotel rooms. The Plaza Vista Mortgage Loan borrowers have a combined 71.4% voting interest in the Master Association and the ability to control operational decisions, along with the right to vote or appoint directors on behalf of the office and garage units.

The following table presents certain information relating to the tenancy at the Plaza Vista Property:

Major Tenants

						% of Total
	Credit Rating			Annual U/W		Annual	Lease
	(Fitch/Moody’s/	Tenant	% of	Base Rent	Annual	U/W Base	Expiration
Tenant Name	S&P)	NRSF	NRSF	PSF	U/W Base Rent	Rent	Date

Major Tenants
Polsinelli	NR/NR/NR	234,876	92.6%	$34.85(1)	$8,186,294(1)	93.6%	10/31/2033(2)
Jax Fish House and Oyster Bar	NR/NR/NR	5,200	2.0%	$40.00	$208,000	2.4%	9/30/2024
JJ’s Bar & Grill, Inc.	NR/NR/NR	4,888	1.9%	$36.00	$175,968	2.0%	10/31/2024
Waddell & Reed	NR/NR/NR	5,197	2.0%	$33.75	$175,399	2.0%	11/30/2020
Total Major Tenants		250,161	98.6%	$34.96	$8,745,661	100.0%

Occupied Collateral Total		250,161	98.6%	$34.96	$8,745,661	100.0%

Vacant Space		3,559	1.4%

Collateral Total		253,720	100.0%

(1)	Polsinelli pays $35.51 per square foot on 221,644 square feet (87.4% of net rentable area) and $23.86 per square foot on 13,232 square feet (5.2% of net rentable area).
(2)	Polsinelli has a one-time right to terminate its lease with 24 months’ notice effective October 31, 2028 and payment of a termination fee of $5.0 million.

PLAZA VISTA

The following table presents certain information relating to the lease rollover schedule at the Plaza Vista Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	5,197	2.0%	5,197	2.0%	$175,399	$33.75
2021	0	0	0.0%	5,197	2.0%	$0	$0.00
2022	0	0	0.0%	5,197	2.0%	$0	$0.00
2023	0	0	0.0%	5,197	2.0%	$0	$0.00
2024	2	10,088	4.0%	15,285	6.0%	$383,968	$38.06
Thereafter	1	234,876	92.6%	250,161	98.6%	$8,186,294	$34.85
Vacant	0	3,559	1.4%	253,720	100.0%	$0	$0.00
Total/Weighted Average	4	253,720	100.0%			$8,745,661	$34.96

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Plaza Vista Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(2)	10/30/2014(3)
NAP	NAP	92.6%	98.6%

(1)       Historical occupancy is not available as the Plaza Vista Property was completed in 2013.
(2)       Information obtained from the borrower.
(3)       Information obtained from the underwritten rent roll.

PLAZA VISTA

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza Vista Property:

Cash Flow Analysis

	Annualized T8 8/31/2014	U/W	U/W $ per SF
Base Rent	$8,186,294	$8,745,661	$34.47
Grossed Up Vacant Space	0	142,360	0.56
Total Reimbursables	139,976	183,273	0.72
Parking Income	327,140	225,023	0.89
Other Income	78,888	26,574	0.10
Less Vacancy	0	(622,161)(1)	(2.45)
Effective Gross Income	$8,732,297	$8,700,730	$34.29

Total Operating Expenses	$1,618,451(2)	$1,984,957(2)	$7.82

Net Operating Income	$7,113,846	$6,715,773	$26.47

TI/LC	0	487,744	1.92
Capital Expenditures	0	50,744	0.20
Net Cash Flow	$7,113,846	$6,177,285	$24.30

NOI DSCR	2.42x	2.28x
NCF DSCR	2.42x	2.10x
NOI DY	10.5%	9.9%
NCF DY	10.5%	9.1%

(1)	The underwritten economic vacancy is 7.0%. The Plaza Vista Property was 98.6% physically occupied as of October 30, 2014.
(2)	See “Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives” section. The Plaza Vista Property is currently exempt from property taxes

Appraisal.  As of the appraisal valuation date of September 12, 2014, the Plaza Vista Property had an “as-is” appraised value of $104,700,000.

Environmental Matters.  According to a Phase I environmental site assessment dated September 24, 2014, there was no evidence of any recognized environmental conditions at the Plaza Vista Property.

Market Overview and Competition.  The Plaza Vista Property is located at the intersection of Madison Avenue and 48th Street, approximately 4.6 miles south of the Kansas City central business district in the Country Club Plaza district (often referred to as “The Plaza”). The Kansas City metropolitan area is the most centrally located of any principal city in the United States, and is undergoing a significant redevelopment, with more than $9.0 billion in major improvements recently completed or currently under construction.

The Plaza is accessible by US Highway 71. Located approximately 2.2 miles east of the Plaza Vista Property, US Highway 71 is a six-lane, north-south highway connecting The Plaza to the Kansas City central business district to the north and the cities of Lee’s Summit, Grandview, and Belton to the southeast. Established in 1922 by J. C. Nichols and designed architecturally after Seville, Spain, The Plaza comprises office space, high-end retail establishments, restaurants, and entertainment venues. It was the first shopping area in the world designed to accommodate shoppers arriving by car, and offers a year-round calendar of music and special events, including the famous Plaza Lights and the renowned Plaza Art Fair. In addition to Polsinelli, The Plaza is home to the headquarters locations for American Century Investments, Bartlett Grain Company, Bernstein-Rein Advertising, Lockton, and Russell Stover, and its tenants include two other high profile law firms (Husch Blackwell Sanders and Dentons). The Plaza offers a full complement of walkable amenities, including more than 150 upscale retail shops, dozens of restaurants and nearly 2,000 hotel rooms and suites. According to the appraisal, as of 2014, the residential population within a three- and five-mile radius of the Plaza Vista Property is 108,503 and 255,679, respectively, with an average household income within the same radii of $69,792 and $60,044, respectively. According to the appraisal, the Plaza Vista Property is located in the Country Club Plaza office submarket of the Kansas City office market. As of the second quarter 2014, the Country Club Plaza office submarket had a total inventory of 5.1 million square feet in 117 buildings and exhibited a vacancy rate of 10.9%, with year-to-date net absorption of 68,907 square feet. No buildings are currently under construction in the submarket. The appraiser’s five-building competitive set had an average occupancy rate of 93.2%, with full-service gross asking rents ranging from $23.50 to $34.00 per square foot (excluding parking; parking fees typically range from $2.00 to $4.00 per square foot). The appraiser assumed a market rent conclusion of $33.00 per square foot, full-service gross (excluding parking) for the Plaza Vista Property.

PLAZA VISTA

 The following table presents certain information relating to comparable properties to the Plaza Vista Property:

Competitive Set(1)

	Plaza Vista (Subject)	Plaza Colonnade	Valencia Place	American Century – Tower II	Plaza West	Plaza Steppes Building
Location	Kansas City, MO	Kansas City, MO	Kansas City, MO	Kansas City, MO	Kansas City, MO	Kansas City, MO
Distance from Subject	--	0.7 miles	0.3 miles	0.8 miles	0.3 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2013/NAP	2004/NAV	2000/NAV	1994/NAV	1986/NAV	1990/NAV
Stories	10	9	12	15	16	11
Total GLA	253,720 SF	278,000 SF	251,335 SF	246,451 SF	279,602 SF	225,000 SF
Total Occupancy	99%	97%	100%	87%	84%	98%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 48th Place Associates, LLC, a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza Vista Mortgage Loan.  EverWest, LLC is the guarantor of certain nonrecourse carveouts under the Plaza Vista Mortgage Loan.

The Sponsor. The sponsor is EverWest, LLC (“EverWest”), formerly known as Alliance Capital Partners. Founded in 1997 and headquartered in Denver, Colorado, EverWest is a privately held real estate operating and investment company with over 100 years of combined commercial real estate experience from its management team. As of July 2014, EverWest’s commercial real estate portfolio comprised 33 office, industrial, retail and multifamily properties located in 10 states and totaling approximately 5.2 million square feet. EverWest and its affiliates have been involved with multiple loan workouts related to commercial and residential real estate investments. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows. The loan documents provide for upfront reserves in the amount of $100,000 for replacement reserves, $340,000 related to the outstanding Chapter 100 Bonds (as defined below; see “Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives” section) and $86,467 for outstanding tenant improvement costs associated with Jax Fish House.

The loan documents require monthly deposits of $4,229 for replacement reserves, provided the balance of the replacement reserve is less than $100,000. Monthly replacement reserve deposits will continue until the balance reaches $100,000. The loan documents do not require monthly escrows for taxes provided the Plaza Vista Property remains exempt from property taxes. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Plaza Vista Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt service coverage ratio is less than 1.55x at the end of any calendar quarter; (iii) a default under the Polsinelli lease; (iv) Polsinelli going dark or vacating substantially all of its leased space or (v) Polsinelli’s failure to maintain a minimum paid in capital and minimum adjusted net income above fiscal year 2011 amounts, as further described in the loan documents.

A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters; with regard to clause (iii), upon the cure of such default; with regard to clause (iv), upon Polsinelli recommencing business operations in its entire space and paying full contractual rent or an acceptable replacement tenant (as determined by the lender) is in occupancy, open for business and paying rent; and with regard to clause (v), upon the lender’s receipt of an officer’s certificate from the borrower certifying that Polsinelli now maintains minimum paid in capital and minimum adjusted net income above fiscal year 2011 amounts.

Property Management.  The Plaza Vista Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Plaza Vista Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s

PLAZA VISTA

and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Leases. To achieve property tax abatement objectives, the Plaza Vista Property is subject to two ground leases with the City of Kansas City, Missouri (the “City”): the “Plaza Vista Office Ground Lease” and the “Plaza Vista Garage Ground Lease”. The Plaza Vista Office Ground Lease has an expiration date of December 1, 2037, and the Plaza Vista Garage Ground Lease has an expiration date of June 14, 2040. The annual rent payment due from the borrower to the City under the Plaza Vista Office Ground Lease is $4,080,000, which equals the annual interest payment due under the Chapter 100 Bonds. See “Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives” section below. The amount on deposit in the Office Lease Rent Reserve will be disbursed on a recurring, monthly basis to the City, to fund the borrower’s lease payments to the City under the Plaza Vista Ground Lease; the City will then remit that amount to the bond trustee for the benefit of the borrower/bondholder to pay interest on the Chapter 100 Bonds; and amounts received by the borrower from the bond trustee as payments under the Chapter 100 Bonds will be deposited pursuant to loan document requirements back into the Office Lease Rent Reserve account to be available for the following month’s lease payment.  The annual rent payment due under the Plaza Vista Garage Ground Lease is $1.00.  The fee interest in the Plaza Vista Office Ground Lease will revert to the borrower in December 2037 for nominal consideration and surrender of the Chapter 100 Bonds for redemption. The fee interest in the Plaza Vista Garage Ground Lease will revert to the borrower in June 2040 for nominal consideration. The borrower has the option to purchase the garage portion of the Plaza Vista Property for the lesser of (i) fair market value or (ii) a fixed price, $9,500,000 currently, that decreases by $475,000 effective January 1st of each calendar year. Effective January 1, 2034, the purchase price for the garage portion will be $100.00.

Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives. The development of the office portion of the Plaza Vista Property was financed by the issuance of $90.0 million of industrial development revenue bonds (“Chapter 100 Bonds”) arranged by the Missouri Development Finance Board and issued by the City. The borrower owns the related Chapter 100 Bonds. Disbursements from the Office Lease Rent Reserve will fund the borrower’s lease payments to the City under the Plaza Vista Office Ground Lease; the City will remit that amount to the bond trustee for the benefit of the borrower/bondholder to pay interest on the Chapter 100 Bonds; and amounts received by the borrower from the bond trustee as payments under the Chapter 100 Bonds will be deposited pursuant to loan document requirements back into the Office Lease Rent Reserve account to be available for the following month’s lease payment. The City, as issuer of the Chapter 100 Bonds, also authorized a property tax abatement for the Plaza Vista Property for the duration of the borrower’s ownership of the Chapter 100 Bonds. See “Ground Leases” section above. The Chapter 100 Bonds were pledged as collateral for the Plaza Vista Mortgage Loan. The Chapter 100 Bonds mature on December 1, 2037 and the tax abatement will expire at that time. Therefore, property taxes were not underwritten.  In addition, the related development agreement provides that the City pay the borrower a redirected tax incentive derived from the earnings tax, sales tax and tourism tax-related revenue generated by the Plaza Vista Property, subject to Polsinelli substantially occupying its leased space, for a period of 20 years. See “Description of the Mortgage Pool—Tenant or Other Third Party Issues” in the Prospectus Supplement.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Plaza Vista Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

FOUR SEASONS HOTEL - SEATTLE

FOUR SEASONS HOTEL - SEATTLE

Queen Anne
Lake Union
Volunteer Park
Capitol Hill
Ward St
Aloha St
Valley St
Roy St
W Mercer St
Mercer St
Valley St
E Aloha St
E Roy St
E Mercer St
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E Republican St
Harrison St
E Harrison St
E Thomas St
E John St
E Denny Way
Seattle Repertory Theatre
Cornish Playhouse
Marion Oliver McCaw Hall
The Bill & Melinda Gates Foundation
Key Arena
SEATTLE CENTER
Memorial Stadium
Theater Puget Sound
Seattle Center
Space Needle
Pacific Science Center
Thomas St
John St
Denny Way
Broad St
Dexter Ave N
5th Ave
9th Ave
Westlake Ave N
Fairview Ave N
Yale Ave N
Taylor Ave N
Thomas Street Park
Denny Park
John St
Denny Way
Bellevue Place
Broadway Market
Bellevue Ave E
Summit Ave E
Belmont Ave E
Broadway E
E Olive Way
KING COUNTY
MONORAIL
Midtown
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Elliott Ave
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7th Ave
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SOUNDER - EVERETT/SEATTLE LINE
Alaskan Way Viaduct
4th Ave
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2nd Ave
1st Ave
Pacific Place
Nordstrom
Westlake Center
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Convention Place
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Washington State Convention Ctr.
RETAIL CORRIDOR
University Link (Under Construction)
E Pike St
E Union St
12th Ave
13th Ave
SEATTLE
Downtown
Pike St
Rainier Tower
The 5th Avenue Theater
Two Union Square
Freeway Park
Union Square
Virginia Mason Medical Ctr
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Swedish Medical Center
Seattle University
Alaskan Way
Piers 62 & 63
PIKE PLACE MARKET
Puget Sound Plaza
Benaroya Hall
Union St
University St
Seneca St
First Hill
Terry Ave
9th Ave
8th Ave
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James St
E Jefferson St
Four Seasons Hotel - Seattle
99 Union Street
Seattle, WA 98101
Seattle Aquarium
Seattle Art Museum
Seattle Public Library
Waterfront Park
Russell Investments
Safeco Plaza
Seattle Great Wheel
Spring St
Central Link
Wells Fargo Center
Marion St
Seattle Municipal Tower
Columbia Center
Harborview Medical Center
Puget Sound
Columbia St
Cherry St
Pioneer Square
PIONEER SQUARE
S Washington St
S Main St
S Jackson St
Light Rail
Yesler Way
Kobe Terrace Park
Yesler Terrace
Broadway
Boren Ave S
12th Ave
S Jackson St
S King St
S Weller St
Intl District Chinatown
KING STREET
S Lane St
S Dearborn St
CenturyLink Field
International District
SOUNDER - TACOMA/SEATTLE LINE
Stadium
Safeco Field
Rizal Park
Golf Dr S
S Judkins St
Sea-Tac Intl. Airport 13 Miles
Marysville
Everett
SEATTLE
Redmond
Kirkland
Bellevue
Renton
Kent
Auburn
TACOMA
Lakewood
CASCADE RANGE

No. 4 – Four Seasons Hotel - Seattle

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$42,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$42,000,000			Location:	Seattle, WA
% of Initial Pool Balance:	4.8%			Size:	147 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$285,714
Borrower Names(1):	Various			Year Built/Renovated:	2009/NAP
Sponsor:	The Seattle Hotel Group, LLC			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Four Seasons Hotels Limited
Note Date:	October 2, 2014			3rd Most Recent Occupancy (As of)(4):	73.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	77.1% (12/31/2012)
Maturity Date:	October 11, 2024			Most Recent Occupancy (As of):	82.2% (12/31/2013)
IO Period:	30 months			Current Occupancy (As of):	84.3% (8/31/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$3,858,265 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$5,563,926 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$6,299,917 (TTM 8/31/2014)
Lockbox Type:	Soft/Upfront Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2):	Subordinate Debt
				U/W Revenues:	$30,485,999
				U/W Expenses:	$24,147,466
				U/W NOI:	$6,338,534
				U/W NCF:	$4,809,809
Escrows and Reserves(3):				U/W NOI DSCR(2):	2.48x
				U/W NCF DSCR(2):	1.88x
				U/W NOI Debt Yield(2):	15.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(2):	11.5%
Taxes	$31,970	$31,970	NAP	As-Is Appraised Value(5):	$79,400,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	June 25, 2014
FF&E Reserve	$0	$127,000	NAP	Cut-off Date LTV Ratio(2)(5):	52.9%
Seasonality Reserve	$0	Springing	$540,000	LTV Ratio at Maturity or ARD(2)(5):	45.8%

(1)	See “The Borrowers” section.
(2)
See “Subordinate and Mezzanine Indebtedness” section. The Four Seasons Hotel - Seattle Property has a subordinate second mortgage with a balance as of June 30, 2014 of $21,050,000 along with $5,434,671 of accrued interest (the “Four Seasons Hotel - Seattle Second Mortgage”). The Four Seasons Hotel – Seattle Second Mortgage is fully subordinate to the Four Seasons Hotel – Seattle Mortgage Loan and the lender has obtained a subordination and standstill agreement. Further, the equity interests in the Four Seasons Hotel - Seattle Mortgage Loan borrowers and certain affiliates have been pledged to secure additional subordinate indebtedness with a balance as of June 30, 2014 of $9,450,000 along with $3,530,208 of accrued interest. The LTV, DSCR, debt yield and Cut-off Date Balance per room numbers shown in the chart above are based solely on the Four Seasons Hotel – Seattle Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, the combined LTV ratio and the combined U/W NCF Debt Yield are 1.04x, 91.3% and 6.6%, respectively. However, all subordinate debt payments are currently accruing and are only required to be paid to the extent there is excess cash flow after payment of debt service on the Four Seasons Hotel – Seattle Mortgage Loan.

(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.
(5)
The appraiser concluded to an “as stabilized” appraised value of $84,400,000, which assumes that the Four Seasons Hotel - Seattle Property will have stabilized as of June 25, 2016. Based on the “as stabilized” appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 49.8% and 43.0%, respectively.

The Mortgage Loan.  The mortgage loan (the “Four Seasons Hotel - Seattle Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in three condominium units that comprise a full-service hotel located in the central business district of Seattle, Washington (the “Four Seasons Hotel - Seattle Property”).  The Four Seasons Hotel - Seattle Mortgage Loan was originated on October 2, 2014 by Wells Fargo Bank, National Association. The Four Seasons Hotel - Seattle Mortgage Loan had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 4.500% per annum.  The Four Seasons Hotel - Seattle Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 30 payments following origination and, thereafter, requires payments of principal and interest payments based on a 30-year amortization schedule.  The Four Seasons Hotel - Seattle Mortgage Loan matures on October 11, 2024.

Following the lockout period, the borrowers have the right to defease the Four Seasons Hotel - Seattle Mortgage Loan in whole, but not in part, on any date before July 11, 2024.  In addition, the Four Seasons Hotel - Seattle Mortgage Loan is prepayable without penalty on or after July 11, 2024.

FOUR SEASONS HOTEL - SEATTLE

Sources and Uses

Sources			Uses
Original loan amount	$42,000,000	100.0%	Loan payoff	$39,200,839	93.3%
			Reserves	31,970	0.1
			Closing costs	623,065	1.5
			Return of equity	2,144,126	5.1
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

The Property. The Four Seasons Hotel - Seattle Property is a 147-room, 20-story, full-service luxury hotel located in the central business district of Seattle, Washington, one block south of Pike Place Market. The Four Seasons Hotel – Seattle Property is comprised of three condominium units: (i) the 147-room hotel on floors 3-10, (ii) the 130-space parking garage on three underground levels and (iii) approximately 2,885 square feet of ground-floor retail space. The meeting and event space is situated on the second floor. Further, there are 36 private residential condominium units located on floors 11-20, which are not part of the collateral for the Four Seasons Hotel Mortgage Loan. See “Condominium” section. The Four Seasons Hotel - Seattle Property and the residential condominium units were built in 2009 by the borrowers for a reported cost of approximately $180.0 million. The Four Seasons Hotel – Seattle Property comprises 108 king-rooms, 20 double-rooms, 13 suites, and six handicap accessible rooms. Guestrooms typically feature 42-inch plasma televisions, 130 square foot bathrooms with separate cast iron tubs and glass showers, built-in private bar and refrigerator and built-in television screens in the vanity mirror. All suites feature unobstructed views of Elliot Bay, Puget Sound and/or the Olympic Mountains and offer separate bedroom and living rooms, with some offering separate dining areas. Situated on the Four Seasons Hotel – Seattle Property’s top floor, the 2,480 square foot presidential suite includes a spacious living room, built-in fireplace, formal dining room for 10 people, butler’s pantry and private study.

Amenities at the Four Seasons Hotel - Seattle Property include valet parking, 24-hour concierge service, 24-hour fitness center, infinity-edge pool, outdoor fireplace and terrace, whirlpool overlooking Elliot Bay, 6,000 square foot spa, 84-seat upscale restaurant (ART Restaurant), 58-seat bar and grill, 21-seat raw bar and 10,570 square feet of meeting and event space, including a 4,940 square foot ballroom with capacity for 500 guests. In the near future, the bar and grill will be reconfigured to offer a more inviting appearance and expand seating capacity by approximately 30 seats at a cost of approximately $1.5 million. The borrowers under the Four Seasons Hotel - Seattle Mortgage Loan entered into a franchise agreement with Four Seasons Hotels Limited (the “Hotel Manager”) that expires in December 2028, with three 20-year renewal options.

Condominium. The Four Seasons Hotel – Seattle Property is comprised of three condominium units: the hotel unit, garage unit, and the retail unit of the 99 Union Street Condominium Master Association (the “Master Association”). The Master Association also includes a fourth condominium unit - a residential unit comprised of 36 privately owned residences. The residential unit is restricted from leasing or renting any of its residences for transient purposes or for a period of less than 30 days. Thirty of the 36 units are owned by third party owners unaffiliated with the borrowing entity. The Four Seasons Hotel – Seattle Mortgage Loan borrowers have a combined 75% voting interest in the Master Association and the ability to control all operational decisions.

FOUR SEASONS HOTEL - SEATTLE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Four Seasons Hotel - Seattle Property:

Cash Flow Analysis

	2011	2012(1)	2013(1)	TTM 8/31/2014	U/W	U/W $ per Room
Occupancy	73.3%	77.1%	82.2%	84.3%	84.3%
ADR	$325.78	$343.28	$365.64	$391.66	$391.66
RevPAR	$238.92	$264.68	$300.51	$330.18	$330.18

Total Revenue	$23,007,620	$25,135,650	$28,202,892	$30,485,999	$30,485,999	$207,388
Total Department Expenses	12,109,028	13,013,693	13,909,884	14,771,408	14,771,408	$100,486
Gross Operating Profit	$10,898,591	$12,121,957	$14,293,009	$15,714,592	$15,714,592	$106,902

Total Undistributed Expenses	6,960,300	7,321,600	7,878,900	8,511,100	8,330,003	$56,667
Profit Before Fixed Charges	$3,938,291	$4,800,357	$6,414,109	$7,203,492	$7,384,588	$50,235

Total Fixed Charges	848,830	942,092	850,183	903,575	1,046,055	$7,116

Net Operating Income	$3,089,461	$3,858,265	$5,563,926	$6,299,917	$6,338,534	$43,119
FF&E	0	0	0	0	1,528,725(2)	$10,399
Net Cash Flow	$3,089,461	$3,858,265	$5,563,926	$6,299,917	$4,809,809	$32,720

NOI DSCR	1.21x	1.51x	2.18x	2.47x	2.48x
NCF DSCR	1.21x	1.51x	2.18x	2.47x	1.88x
NOI DY	7.4%	9.2%	13.2%	15.0%	15.1%
NCF DY	7.4%	9.2%	13.2%	15.0%	11.5%

(1)	The increase in occupancy, ADR and RevPAR and Net Operating Income is due to the Four Seasons Hotel – Seattle Property’s continued stabilization since construction in 2009.
(2)	U/W FF&E includes tenant improvement costs of $4,425 associated with the ground floor retail space.

Appraisal.  As of the appraisal valuation date of June 25, 2014, the Four Seasons Hotel - Seattle Property had an “as-is” appraised value of $79,400,000 and an “as stabilized” value of $84,400,000, which assumes that the Four Seasons Hotel – Seattle Property will have stabilized as of June 25, 2016.

Environmental Matters.  According to the Phase I environmental site assessment dated July 23, 2014, there was no evidence of any recognized environmental conditions at the Four Seasons Hotel - Seattle Property.

Market Overview and Competition. The Four Seasons Hotel - Seattle Property is located in Seattle, Washington, at the intersection of Union Street and First Avenue. The Four Seasons Hotel – Seattle Property is located in the central business district, one block south of Pike Place Market, one of Seattle’s top tourist attractions and the oldest public farmers’ market in the United States. The Four Seasons Hotel – Seattle Property’s location provides convenient access to the financial center, the Seattle Art Museum, the Seattle Aquarium, Lake Union, the Puget Sound central waterfront, and the central business district’s retail core.

The Four Seasons Hotel – Seattle Property is located immediately adjacent to the Russell Investments Center, an 880,000 square foot class A office tower occupied by such tenants as Russell Investments, JPMorgan Chase, Goldman Sachs, Morgan Stanley and Nordstrom. Within a one-mile radius of the Four Seasons Hotel – Seattle Property, there are 454 office buildings, totaling 48.8 million square feet, with an average occupancy of 88.8%. Further, there is 5.3 million square feet of office space currently under construction in the Seattle central business district, which includes the first phase (1.1 million square feet) of Amazon.com’s planned 3.3 million square foot corporate headquarters, with an additional 10.4 million square feet in various stages of planning. The Washington State Convention and Trade Center, which is located 0.4 miles east of the Four Seasons Hotel – Seattle Property, plans to expand the facility by approximately 310,000 square feet of exhibit spaces (plus meeting space), with construction tentatively scheduled to begin in 2017. According to a marketing organization, in the past five years, Seattle has turned away more than 300 conventions representing nearly $1.6 billion in future business primarily because the Washington State Convention and Trade Center is undersized for a market of Seattle’s size and appeal; it is the smallest primary convention center of any large city on the West Coast and ranks 55th in size nationally. Additional demand drivers include the cruise line industry, which, according to a third party agency, attracted 870,994 passengers and generated approximately $381.0 million for Seattle in 2013, weddings and board of director groups. According to the appraisal, the Seattle hospitality market contained approximately 5,675 hotel rooms as of year-end 2013 exhibiting a RevPAR of $153.91, a 10.4% increase from year-end 2012.

FOUR SEASONS HOTEL - SEATTLE

The following table presents certain information relating to the Four Seasons Hotel - Seattle Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Four Seasons Hotel - Seattle			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	83.7%	$218.84	$183.13	83.1%	$405.23	$336.75	99.3%	185.2%	183.9%
9/30/2013 TTM	80.4%	$203.50	$163.71	79.2%	$366.99	$290.49	98.4%	180.3%	177.4%
9/30/2012 TTM	75.7%	$196.63	$148.87	74.4%	$344.60	$256.22	98.2%	175.3%	172.1%

(1)
Information obtained from a third party hospitality report dated October 17, 2014.  The competitive set includes the following hotels: Fairmont Olympic Hotel, Inn @ The Market, Kimpton Hotel Monaco Seattle, W Hotel Seattle, Grand Hyatt Seattle and Hotel 1000.

The Borrowers.  The borrowers are SHG Hotel SPE, LLC, SHG Garage SPE, LLC and SHG Retail SPE, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Each borrower owns the respective hotel, parking garage and retail condominium unit of the Four Seasons Hotel – Seattle Property. See “Condominium” section. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Four Seasons Hotel - Seattle Mortgage Loan.

The Sponsor.  The sponsor is The Seattle Hotel Group, LLC (“SHG”), which was formed to develop the project in 2004 and effectively owns 100% of each borrower. In addition to the Four Seasons Hotel – Seattle Property, SHG also owns the six remaining unsold residential condominium units. Due to the economic recession and sluggish residential condominium sales, the borrowers defaulted on and ultimately restructured the prior construction financing. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans-Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows.  The loan documents provide for upfront escrows in the amount of $31,970 for real estate taxes. The loan documents provide for monthly escrows in the amount of $31,970 for real estate taxes and FF&E reserves in an amount equal to the greatest of (i) $127,000; (ii) 1/12 of 5.0% of operating income for the prior fiscal year (estimated to be $127,000 currently) or (iii) the aggregate monthly amount required to be reserved for FF&E under the hotel management agreement (a monthly amount equal to 1/12 of 5.0% of operating income for the prior fiscal year). However, the required monthly FF&E reserve will be reduced (on a dollar-for-dollar basis) by any amounts the borrower is required to reserve with the Hotel Manager pursuant to the hotel management agreement.

If at any time the seasonality reserve balance is less than $540,000 on the monthly payment date occurring in June through November, the borrower must deposit $90,000 until the capped amount of $540,000 has been achieved. Both the capped amount and the monthly deposit will be subject to adjustment annually, based on the trailing 12-month operating period. Funds may only be disbursed to the borrower on the monthly payment dates occurring in February and March of each applicable year, and only to the extent there is insufficient cash flow from the Four Seasons Hotel – Seattle Property to make debt service payments. However, the capped amount and monthly payment will be reduced (on a dollar-for-dollar basis) by any amount the borrowers are required to reserve in the Hotel Manager-held working capital reserve, in accordance with the hotel management agreement. Provided the balance in the working capital reserve, which has a minimum balance requirement of $500,000, is within 10% of the capped amount ($540,000 currently) and no Cash Trap Event Period (as defined below) has occurred and is continuing, the monthly seasonality deposit will be waived. Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Four Seasons Hotel - Seattle Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Four Seasons Hotel – Seattle Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower or property manager cause all hotel revenue payable with respect to the Four Seasons Hotel – Seattle Mortgage Loan to be deposited into a lockbox account. The loan documents also require that all hotel revenue received by the borrower or the Hotel Manager be deposited into the lockbox account within one business day of receipt. All amounts on deposit in the lockbox account are swept on a daily basis into a lender-controlled cash management account. Prior to the occurrence of a Cash Trap Event Period, all excess funds after application in accordance with the loan documents are distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is retained in the lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio being less than 1.30x at the end of any calendar month based on the trailing 12-month operating period. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.40x for two consecutive calendar quarters.

Property Management.  The Four Seasons Hotel - Seattle Property is managed by Four Seasons Hotels Limited.

Assumption.  The borrower has the two-time right to transfer the Four Seasons Hotel - Seattle Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration

FOUR SEASONS HOTEL - SEATTLE

transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The Four Seasons Hotel - Seattle Property, along with the six unsold residential condominium units, secure the non-pooled subordinate second mortgage (the “Four Seasons Hotel - Seattle Second Mortgage”), which has a balance as of June 30, 2014 of $21,050,000 along with $5,434,671 of accrued interest, totaling $26,484,671. The Four Seasons Hotel - Seattle Second Mortgage has an interest rate of 7.000% per annum on $19,083,592 and 9.000% per annum on $1,966,408 of the Four Seasons Hotel – Seattle Second Mortgage, and matures on December 31, 2016; monthly interest payments are only required to the extent there is excess cash flow after payment of debt service on the Four Seasons Hotel - Seattle Mortgage Loan and will accrue. The Four Seasons Hotel – Seattle Second Mortgage is not included in the trust and is held by an affiliate of SHG, the owner of the borrowers. The borrowers will apply all net sale proceeds from the sale of residential condominiums to pay down the Four Seasons Hotel – Seattle Second Mortgage. The Four Seasons Hotel – Seattle Second Mortgage is fully subordinate to the Four Seasons Hotel – Seattle Mortgage Loan and the lender has obtained a subordination and standstill agreement.

Further, the Four Seasons Hotel - Seattle Mortgage Loan borrowers and certain affiliates (including the parent of the Four Seasons Hotel – Seattle Mortgage Loan borrower) have incurred non-pooled subordinate indebtedness with a balance as of June 30, 2014 of $9,450,000 along with $3,530,208 of accrued interest, totaling $12,980,208 and held by the Hotel Manager (the “Four Seasons Hotel – Seattle Operator Loans”). The Four Seasons Hotel - Seattle Operator Loans have an interest rate of 6.000% per annum on $6,562,500 and interest payments equal to 0.525% of effective gross income for the Four Seasons Hotel – Seattle Property on $2,887,500 of the Four Seasons Hotel – Seattle Operator Loans, and both have a term of 80 years. Principal payments are not required unless the management agreement is terminated. Interest payments shall accrue annually, but are only payable to the extent there is sufficient cash flow remaining after payment of debt service on the Four Seasons Hotel – Seattle Mortgage Loan. The Four Seasons Hotel – Seattle Operator Loans are secured by the equity interests in the Four Seasons Hotel - Seattle Mortgage Loan borrowers and the owner of the unsold residential condominium units. A subordination and standstill agreement was obtained that provides, among other things, that upon foreclosure, neither the lender nor successors will be liable for the Four Seasons Hotel – Seattle Operator Loans and any transfer resulting from the pledge may only be exercised in accordance with terms of Four Seasons Hotel – Seattle Mortgage Loan documents. The rights of the lenders under the Four Seasons Hotel – Seattle Second Mortgage and the Four Seasons Hotel – Seattle Operator Loans are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Prospectus Supplement. The borrower is not permitted to incur any future subordinate debt.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Four Seasons Hotel - Seattle Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance: The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 8.0%.

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529 BRYANT STREET

529 BRYANT STREET

529 Bryant Street
529 Bryant Street
Palo Alto, CA 94301
San Francisco Intl. Airport 14 miles
San Jose Intl. Airport 12 miles
Redwood City
Atherton
Menlo Park
East Palo Alto
Downtown Palo Alto
PALO ALTO
Stanford University
MOUNTAIN VIEW
Los Altos
Los Altos Hills
SAN MATEO COUNTY
SANTA CLARA COUNTY
Bay Front Park
DON EDWARDS SAN FRANCISCO BAY NATL. WILDLIFE REFUGE
Dumbarton Bridge
Facebook Headquarters
TE Connectivity
ETrade Financial
Pacific Biosciences
ForteBio
Flood County Park
Holbrook Palmer Park
Menlo College
US Geological Survey
VA Healthcare Menlo Park
IKEA
Ravenswood Shopping Center
Palo Alto Municipal Golf Course
Palo Alto Airport of Santa Clara County
City of Palo Alto Main Library
Rinconada Park
Palo Alto Junior Museum & Zoo
Palo Alto Art Center
Amazon
Stanford Shopping Center
Stanford Medical Center
Stanford Arboretum
Palo Alto Medical Foundation
Foster Field
Palo Alto Baylands Park
Greer Park
Mitchell Park
Inluit
Mercedes-Benz Research
Varian Medical Systems
HP
Lockheed Martin
EMC
Jazz Pharmaceuticals
NTT DoCoMo
STANFORD RESEARCH PARK
VA Palo Alto Healthcare System
VMWare
SAP
Tesla Motors
Esther Clark Park
Arastradero Preserve
Rengstorff Park
ATHERTON
MENLO PARK
PALO ALTO
STANFORD
CALIFORNIA AVENUE
SAN ANTONIO
CALTRAIN
Bayshore Freeway
Junipero Serra Fwy
Bayfront Expy.
Bay Rd.
Hamilton Ave.
Ivy Dr.
Willow Rd.
Newbridge St.
University Ave.
Palmer Ln.
Marsh Rd.
Middlefield Rd.
Ringwood Ave.
Coleman Ave.
Oak Grove Ave.
El Camino Real
Menalto Ave.
Pulgas Ave.
Channing Ave.
Newell Rd.
Embarcadero Rd.
Waverley St.
Oregon Expy.
Colorado Ave.
Alma St.
Palm Dr.
Quarry Rd.
Sand Hill Rd.
Campus Dr.
Valparaiso Ave.
Santa Cruz Ave.
Junipero Serra Blvd.
Page Mill Rd.
Loma Verde Ave.
Louis Rd.
Meadow Dr.
Fabian Way
San Antonio Rd.
Garcia Ave.
Charleston Rd.
Central Expwy.
Rengstorff Ave.
Arastradero Rd.
Foothill Expwy.
Alpine Rd.
San Francisco
Oakland
San Jose
Richmond
Concord
Berkeley
Daly City
Hayward
Pleasanton
Livermore
Fremont
San Mateo
Redwood City
Mtn View
Palo Alto
Sunnyvale
Santa Clara
Cupertino
Saratoga
Los Gatos
Milpitas
Newark
Half Moon Bay
Woodside
Pacific Ocean
Portola Valley
Pacifica
Millbrae
Hillsborough
Belmont
Union City
Walnut Creek
Danville
San Ramon
Dublin
Castro Valley
Lafayette
Alamo
Alameda
Mill Valley
Corte Madera
Pleasant Hill
Antioch
San Francisco Intl. Airport
Oakland Intl. Airport
San Jose Intl. Airport
Moffett Federal Airfield
CONTRA COSTA COUNTY
ALAMEDA COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY

No. 5 – 529 Bryant Street

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Property Type:	Other
Original Principal Balance:	$38,600,000	Specific Property Type:	Data Center
Cut-off Date Principal Balance:	$38,600,000	Location:	Palo Alto, CA
% of Initial Pool Balance:	4.4%	Size:	45,319 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$851.74
Borrower Name:	529 Bryant Street Partners LLC	Year Built/Renovated:	1928/2004
Sponsor:	Menlo Equities LLC	Title Vesting:	Fee
Mortgage Rate:	4.470%	Property Manager:	Self-managed
Note Date:	November 6, 2014	3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	November 11, 2024	Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	66 months	Current Occupancy (As of):	100.0% (12/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$2,967,302 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,976,351 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$2,980,148 (TTM 6/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues(2):	$3,973,846
U/W Expenses:	$757,449
U/W NOI(2):	$3,216,397
U/W NCF(2):	$3,108,181
U/W NOI DSCR(2):	1.38x
U/W NCF DSCR(2):	1.33x
Escrows and Reserves(1):	U/W NOI Debt Yield(2):	8.3%
U/W NCF Debt Yield(2):	8.1%
Type:	Initial	Monthly	Cap (If Any)	Appraised Value:	$55,000,000
Taxes	$96,412	$48,206	NAP	Appraisal Valuation Date:	September 26, 2014
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	70.2%
Replacement Reserve	$0	$760	$18,000	LTV Ratio at Maturity or ARD:	64.9%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “529 Bryant Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single-tenant data center located in Palo Alto, California (the “529 Bryant Street Property”).  The 529 Bryant Street Mortgage Loan was originated on November 6, 2014 by Wells Fargo Bank, National Association.  The 529 Bryant Street Mortgage Loan had an original principal balance of $38,600,000, has an outstanding principal balance as of the Cut-off Date of $38,600,000 and accrues interest at an interest rate of 4.470% per annum.  The 529 Bryant Street Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 66 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 529 Bryant Street Mortgage Loan matures on November 11, 2024.

Following the lockout period, the borrower has the right to defease the 529 Bryant Street Mortgage Loan in whole, but not in part, on any date before August 11, 2024. In addition, the 529 Bryant Street Mortgage Loan is prepayable without penalty on or after August 11, 2024.

529 BRYANT STREET

Sources and Uses

Sources			Uses
Original loan amount	$38,600,000	100.0%	Loan payoff	$21,735,052	56.3%
			Reserves	96,412	0.2
			Closing costs	655,352	1.7
			Return of equity	16,113,184	41.7
Total Sources	$38,600,000	100.0%	Total Uses	$38,600,000	100.0%

The Property.  The 529 Bryant Street Property is a three-story (plus basement) internet exchange and colocation data center facility containing approximately 45,319 square feet located in downtown Palo Alto, California. The 529 Bryant Street Property was constructed in 1928 as a multi-tenant office building and was established as the first major carrier-neutral internet exchange in the United States in 1996. In 2004 and 2005, the 529 Bryant Street Property underwent a significant renovation, expanding data center operations to the entire building. In 2010, Equinix acquired Switch and Data (the prior tenant) for $689.0 million with the 529 Bryant Street Property’s colocation operations (also commonly referred to as the Palo Alto Internet Exchange) constituting a large percentage of the sale price. The 529 Bryant Street Property houses equipment for nearly 100 providers exchanging network traffic. The 529 Bryant Street Property is the primary “peering” point (where two internet networks connect and exchange traffic) between Asia and the United States, providing access for Silicon Valley’s largest internet service providers. As a carrier-neutral facility, it hosts all major internet carriers and is one of the primary fiber optic terminal and interconnection points for most major data centers in Silicon Valley. Many firms use Equinix facilities like the 529 Bryant Street Property because of the access it provides to fast interconnectivity with other providers in prime locations around the world.

The 529 Bryant Street Property has a dedicated power line from Palo Alto’s private power plant and multiple fiber lines are concentrated in and around the building. The 529 Bryant Street Property currently contains two 2.0 Megawatt (“MW”) generators and Equinix is reportedly installing another 1.5 MW generator. Building systems feature ample chilled water capacity, an uninterruptable power supply, backup generation capacity and enhanced security. The 529 Bryant Street Property does not contain any onsite parking, but street parking, surface parking lots and parking garages are available within the area.

The 529 Bryant Street Property is 100.0% leased to an Equinix subsidiary and Equinix guarantees the lease. Equinix then subleases colocation / connection space to subtenants under colocation agreements. Equinix is the world’s largest International Business Exchange data center and colocation provider, connecting more than 4,500 companies directly to their customers and partners inside the world’s most networked data centers. Businesses leverage the Equinix interconnection platform in 32 markets across 15 countries worldwide. As of year-end 2013, Equinix reported total revenue of $2.2 billion (an increase of 14.1% from 2012 levels), total assets of $7.5 billion and total stockholder’s equity of $2.5 billion. Equinix’s absolute, triple net lease contains a 15.0% rent increase in 2020 and one ten-year lease renewal option. As of December 1, 2014, the 529 Bryant Street Property was 100.0% leased by Equinix.

The following table presents certain information relating to the tenant at the 529 Bryant Street Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Equinix(1)	NR/Ba3/BB	45,319	100.0%	$76.41(2)	$3,462,743(2)	100.0%	5/3/2025(3)
Total Major Tenant		45,319	100.0%	$76.41(2)	$3,462,743(2)	100.0%

Vacant Space		0	0.0%

Collateral Total		45,319	100.0%

(1)	Equinix, Inc. is the guarantor of the lease between Switch and Data CA Nine LLC (an Equinix subsidiary) and the borrower.
(2)
Equinix’s current in-place annual rent is $3,050,875 ($67.32 per square foot); Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the May 1, 2015 contractual rent increase. Equinix’s contractual rent increases to $3,982,155 ($87.87 per square foot) on May 1, 2020. See “Cash Flow Analysis” section.

(3)	Equinix has one, 10-year lease extension option.

529 BRYANT STREET

The following table presents certain information relating to the lease rollover schedule at the 529 Bryant Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	45,319	100.0%	45,319	100.0%	$3,462,743	$76.41
Vacant	0	0	0.0%	45,319	100.0%	$0	$0.00
Total/Weighted Average	1	45,319	100.0%			$3,462,743	$76.41

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 529 Bryant Street Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/1/2014(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the 529 Bryant Street Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	$3,050,875	$3,050,875	$3,050,875	$3,462,743(1)	$76.41
Grossed Up Vacant Space	0	0	0	0	0.00
Total Reimbursables	573,357	695,062	711,244	684,241	15.10
Other Income	47,966	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(173,137)(2)	(3.82)
Effective Gross Income	$3,672,198	$3,745,937	$3,762,119	$3,973,846	$87.69

Total Operating Expenses	$704,896	$769,586	$781,971	$757,449	$16.71

Net Operating Income	$2,967,302	$2,976,351	$2,980,148	$3,216,397	$70.97
TI/LC	0	0	0	99,152	2.19
Capital Expenditures	0	0	0	9,064	0.20
Net Cash Flow	$2,967,302	$2,976,351	$2,980,148	$3,108,181	$68.58

NOI DSCR	1.27x	1.27x	1.27x	1.38x
NCF DSCR	1.27x	1.27x	1.27x	1.33x
NOI DY	7.7%	7.7%	7.7%	8.3%
NCF DY	7.7%	7.7%	7.7%	8.1%

(1)
U/W Base Rent is based on the contractual rent increase occurring on May 1, 2015.  Current in-place rent is $3,050,875 ($67.32 per square foot).  Equinix’s contractual rent increases to $3,982,155 ($87.87 per square foot) on May 1, 2020.

(2)	The underwritten economic vacancy is 5.0%. The 529 Bryant Street Property was 100.0% physically occupied as of December 1, 2014.

Appraisal.  As of the appraisal valuation date of September 26, 2014, the 529 Bryant Street Property has an “as-is” appraised value of $55,000,000.

Environmental Matters.  According to the Phase I environmental assessment dated October 6, 2014, there was no evidence of any recognized environmental conditions at the 529 Bryant Street Property.

529 BRYANT STREET

Market Overview and Competition.  The 529 Bryant Street Property is located in the central business district of Palo Alto, California, less than one-mile northeast of Stanford University and approximately 30.7 miles south of San Francisco. The 529 Bryant Street Property is located 0.8 miles east of the Stanford Shopping Center, a major northern California shopping and dining destination anchored by Bloomingdales, Macy’s, Nordstrom, Neiman Marcus and Wilkes Bashford, among others. The immediate area is predominantly commercial in nature, with many restaurants, office buildings, shops and mixed-use projects. Further, the nearby Stanford University campus houses the Stanford Research Park (a 700-acre, 10.0 million square foot business park housing over 150 companies), which includes headquarters for Hewlett-Packard, Tesla Motors and VMware Inc. Construction is expected to start in 2014 on 260 residential units at the Stanford Research Park, the first housing ever built there. As of 2014, the city of Palo Alto has a population of 67,747 residents, a labor force of roughly 34,000 employees and a median household income of $170,000. As of 2014, the population within a three- and five-mile radius of the 529 Bryant Street Property was 147,654 and 270,531, respectively. The estimated average household income within the same three- and five-mile radii was $150,911 and $137,036, respectively.

According to the appraiser, the top five data center markets in the United States are (1) New York / New Jersey, (2) Los Angeles, California, (3) Chicago, Illinois, (4) San Francisco/Oakland/San Jose (Silicon Valley) and (5) Washington, D.C./Arlington. Availability of power, optical fiber routing the existence of one or more major Internet Exchange Points, along with major centers of population are the key characteristics driving data center demand in each of these markets. Silicon Valley is an attractive colocation area because of lower energy pricing (no utility tax and low, stable electricity rates), proximity to major corporations and robust connectivity. Santa Clara has its own power company (Silicon Valley Power) which serves Palo Alto and offers one of the lowest rates in the San Francisco area. The drivers of telecommunication and data center space are diverse, with e-commerce driving significant co-location demand in the market. According to a data center research company, “the inevitable movement of transactions toward e-commerce will continue to drive data center demand in the area.”

There are primarily three types of telecommunications infrastructure buildings: (a) data centers, such as the Bloomberg Data Center Property in Orangeburg, New York, which are physical locations designed to store redundant copies of data that can be continuously updated, (b) telecommunications facilities, such as One Wilshire in Los Angeles, which are used primarily for switching and connecting two or more parties, but can support data storage and (c) carrier-neutral hotels, such as the 529 Bryant Street Property and 60 Hudson in New York, which provide both of these services, typically on a multi-tenant basis – they allow any fiber carrier to connect into the facility and to connect to other third parties in the facility. According to the appraiser, the competitive “data center” (used generically to refer to all three types of buildings) market is more national in scale, as users are more interested in the available infrastructure and layout of a data center asset rather than its specific location. The lease rates for this type of space vary based on the infrastructure of the building, the availability of power in the building and the cost of power in the market (power is one of the key occupancy expense drivers for data center tenants), and the connectivity available in the building. Rental rates for turnkey space are well in excess of typical rents for other types of real estate. The appraiser analyzed recent (the majority were signed in 2013) leases negotiated in competitive turnkey data centers. The comparables generally average a monthly rent of $100.60 per kilowatt, triple-net (ranging from $97.50 to $110.00 per kilowatt). Equinix pays a current monthly rent of approximately $109.72 per kilowatt. The appraiser estimates a market rent of $80.00 to $100.00 per kilowatt per month. However, the 529 Bryant Street Property commands higher rents due to the mission critical nature of the facility and irreplaceable access to Asia and other major data center providers.

The Borrower.  The borrower is 529 Bryant Street Partners LLC, a limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 529 Bryant Street Mortgage Loan.  Menlo Equities LLC is the guarantor of certain nonrecourse carveouts under the 529 Bryant Street Mortgage Loan.

The Sponsor.  The sponsor is Menlo Equities LLC (“Menlo”). Founded in 1994, Menlo is a vertically integrated commercial real estate company engaged in the acquisition, development and operation of properties in select technology markets in the western U.S.  Since inception, Menlo has acquired or developed over 80 properties for a total cost of approximately $1.4 billion, and has developed and built over 3.2 million square feet of office, R&D and engineering commercial real estate properties.

Escrows.  The loan documents provide for upfront reserves in the amount of $96,412 for taxes. The loan documents require monthly deposits of $48,206 for real estate taxes and $760 for replacement reserves (subject to a cap of $18,000). Ongoing monthly reserves for insurance are not required provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies approved by lender; and (iii) the borrower provides the lender with evidence of renewal of the policy and with timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The 529 Bryant Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the borrower to direct the tenant to pay its rent directly into such lockbox account. The loan documents also require that all rents and other income received by the borrower be deposited in the lockbox account within two business days of receipt. Funds are then swept to a cash management account controlled by the lender and, prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow after application in accordance with the loan documents is distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar month (based on the trailing-12 month operating period); or (iii) the occurrence of an Equinix Cash Trap Event Period (as defined below). A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), upon the cure of the Equinix Cash Trap Event Period, as outlined below (provided that a Cash Trap Event Period with regard to clause (i) has not occurred).

529 BRYANT STREET

An “Equinix Cash Trap Event Period” will commence upon the earlier of (i) August 1, 2024; (ii) the occurrence and continuance of an event of default under the Equinix lease; (iii) a reduction in rent payable under the Equinix lease; (iv) a material modification to the Equinix lease affecting the economics of the lease to the detriment of the borrower; (v) Equinix filing bankruptcy or otherwise being subject to an insolvency proceeding; and (vi) Equinix going dark, vacating or ceasing operations for longer than 45 days.

An Equinix Cash Trap Event Period will expire, with regard to clause (i), upon the payoff of the 529 Bryant Street Mortgage Loan; with regard to clause (ii), upon the cure of such lease default; with regard to clauses (iii) and (iv), upon Equinix recommencing all obligations under the current or amended Equinix lease and bringing current all sums due and payable; with regard to clause (v), upon Equinix no longer being subject to any bankruptcy or insolvency proceeding and affirming the lease; and with regard to clause (vi), upon Equinix (or a replacement tenant acceptable to the lender) continuously operating its business for 45 consecutive days and is paying full rent as required under the lease.

Property Management.  The 529 Bryant Street Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the 529 Bryant Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates.

Right of First Offer.  Equinix has a right of first offer (“ROFO”) to purchase the 529 Bryant Street Property. The ROFO is not extinguished by a foreclosure of the 529 Bryant Street Property; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release.  Not Permitted.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 529 Bryant Street Property; provided, however, that the borrower will not be required to spend more than 200.0% of the cost of property coverage immediately prior to the date that the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance: The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 18%.

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GRANADA GARDENS

GRANADA GARDENS

Lake Erie
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Granada Gardens
4421 Granada Boulevard
Warrensville Heights, OH 44128
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RED LINE
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RTA
90
2
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6
271
91
322
77
490
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14
176
480
17
8
87
43
Lake Erie
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No. 6 - Granada Gardens

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Original Principal Balance:	$34,500,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$34,500,000	Location:	Warrensville Heights, OH
% of Initial Pool Balance:	3.9%	Size:	940 Units
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Unit:	$36,702
Borrower Name:	Granada Apartments Ltd.	Year Built/Renovated:	1966/2014
Sponsor:	Michael E. Gibbons	Title Vesting:	Fee
Mortgage Rate:	4.580%	Property Manager:	AIY Properties, Inc.
Note Date:	October 31, 2014	3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy(2):	NAV
Maturity Date:	November 6, 2024	Most Recent Occupancy (As of):	93.0% (7/31/2013)
IO Period:	36 months	Current Occupancy (As of):	91.9% (10/7/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$2,214,913 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,349,488 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of)(3):	$3,211,421 (TTM 9/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$7,568,519
Additional Debt Type:	NAP	U/W Expenses:	$4,160,739
U/W NOI(3):	$3,407,780
U/W NCF(3):	$3,172,780
U/W NOI DSCR:	1.61x
U/W NCF DSCR:	1.50x
Escrows and Reserves(1):	U/W NOI Debt Yield:	9.9%
U/W NCF Debt Yield:	9.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$47,000,000
Taxes	$328,702	$62,610	NAP	As-Is Appraisal Valuation Date:	September 23, 2014
Insurance	$61,994	$14,760	NAP	Cut-off Date LTV Ratio:	73.4%
Replacement Reserves	$0	$19,583	$705,000	LTV Ratio at Maturity or ARD:	64.4%

(1)	See “Escrows” section.
(2)	The sponsor acquired the Granada Gardens Property in September 2013 and historical occupancy information was not available.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Granada Gardens Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Warrensville Heights, Ohio (the “Granada Gardens Property”).  The Granada Gardens Mortgage Loan was originated on October 31, 2014 by Rialto Mortgage Finance, LLC.  The Granada Gardens Mortgage Loan had an original principal balance of $34,500,000, has an outstanding principal balance as of the Cut-off Date of $34,500,000 and accrues interest at an interest rate of 4.580% per annum.  The Granada Gardens Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Granada Gardens Mortgage Loan matures on November 6, 2024.

Following the lockout period, the borrower has the right to defease the Granada Gardens Mortgage Loan in whole, but not in part, on any date before August 6, 2024.  In addition, the Granada Gardens Mortgage Loan is prepayable without penalty on or after August 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$34,500,000	100.0%	Loan payoff	$28,106,644	81.5%
			Reserves	390,695	1.1
			Closing costs	454,552	1.3
			Return of equity	5,548,109	16.1
Total Sources	$34,500,000	100.0%	Total Uses	$34,500,000	100.0%

GRANADA GARDENS

The Property.  The Granada Gardens Property is a class B, garden-style multifamily property located in Warrensville Heights, Ohio, approximately 10 miles southeast of the Cleveland central business district.  The Granada Gardens Property is situated on approximately 37.9 acres and comprises 940 units in 13 buildings. The improvements were built in 1966 and were recently renovated in 2013 and 2014. Since the acquisition of the Granada Gardens Property in 2013, the borrower has reportedly invested approximately $680,000 in capital expenditures. Common area amenities include controlled access, indoor pool, covered parking, playground, on-site laundry facilities and storage lockers. The Granada Gardens Property contains 1,750 parking spaces, reflecting an overall parking ratio of 1.9 spaces per unit. As of October 7, 2014, the Granada Gardens Property was 91.9% occupied.

The following table presents certain information relating to the unit mix of the Granada Gardens Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	254	27.0%	700	$636
2 Bedroom	523	55.6%	893	$722
3 Bedroom	155	16.5%	1,151	$866
4 Bedroom	8	0.9%	1,343	$927
Total/Weighted Average	940	100.0%	887	$724

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Granada Gardens Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	7/31/2013(2)	10/7/2014(3)
NAV	NAV	93.0%	91.9%

(1) The sponsor acquired the Granada Gardens Property in September 2013 and historical occupancy information was not available.
(2) Information obtained from the borrower.
(3) Information obtained from the underwritten rent roll.

GRANADA GARDENS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Granada Gardens Property:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W(1)		U/W $ per Unit
Base Rent	$7,771,621	$8,303,219	$8,458,319	$7,495,752		$7,974
Grossed Up Vacant Space	0	0	0	682,548		726
Concessions	0	(374,069)	(546,167)	(252,000)		(268)
Other Income	477,612	454,314	420,460	441,800		470
Less Vacancy & Credit Loss	(1,095,731)	(846,907)	(863,904)	(799,581	)(2)	(851)
Effective Gross Income	$7,153,502	$7,536,556	$7,468,707	$7,568,519		$8,052

Total Operating Expenses	$4,938,589	$5,187,068	$4,257,287	$4,160,739		$4,426

Net Operating Income	$2,214,913	$2,349,488	$3,211,421	$3,407,780		$3,625
Capital Expenditures	0	0	0	235,000		250
Net Cash Flow	$2,214,913	$2,349,488	$3,211,421	$3,172,780		$3,375

NOI DSCR	1.05x	1.11x	1.52x	1.61x
NCF DSCR	1.05x	1.11x	1.52x	1.50x
NOI DY	6.4%	6.8%	9.3%	9.9%
NCF DY	6.4%	6.8%	9.3%	9.2%

(1)	The increase in Net Operating Income and Net Cash Flow from 2013 to the U/W is primarily due to the sponsor’s reduction of both operating expenses and concessions offered at the property.
(2)	The underwritten economic vacancy is 12.9%. The Granada Gardens Property was 91.9% physically occupied as of October 7, 2014.

Appraisal.  As of the appraisal valuation date of September 23, 2014, the Granada Gardens Property had an “as-is” appraised value of $47,000,000.

Environmental Matters.  According to a Phase I environmental assessment dated September 18, 2014, there was no evidence of any recognized environmental conditions at the Granada Gardens Property.

Market Overview and Competition.  The Granada Gardens Property is located in Warrensville Heights, Ohio, approximately 10 miles southeast of the Cleveland central business district. Regional access to the area is provided by Interstate 71, Interstate 77, and Interstate 90.  Interstates 71 and 77 are major north-south thoroughfares providing access to the Cleveland central business district to the north and through Columbus and Akron, Ohio, respectively, to the south. Interstate 90 is a major east-west thoroughfare providing access to Toledo, Ohio to the west and Buffalo, New York to the east. Approximately two miles northeast of the Granada Gardens Property is the University Hospital’s Ahuja Medical Center, a $300 million medical center that opened in 2011. The corporate headquarters of Eaton Corporation is located just west of the medical center. Thistledown Race Track, which underwent an $88 million renovation before re-opening in 2013, is located within one mile of the Granada Gardens Property. The renovated track now offers over 1,150 video lottery terminals, seasonal live racing as well as year-round simulcast racing. The 2014 estimated population within a one-, three- and five-mile radius of the Granada Gardens Property was 8,787, 79,983 and 226,186, respectively. The average household income within the same one-, three- and five-mile radius was $37,403, $59,698 and $63,060, respectively. The appraisal identified a competitive set of seven multifamily properties, which exhibit a 5.5% average vacancy rate. According to a third party market research report, the Granada Gardens Property is located in the Bedford/Garfield Heights/Bedford Heights submarket, which reported a second quarter 2014 average vacancy rate of 3.0%.

GRANADA GARDENS

The following table presents certain information relating to some comparable multifamily properties for the Granada Gardens Property:

Competitive Set(1)

	Granada Gardens (Subject)	Trinity Towers Property	Highland Woods Property	Rockside Park Property	Clarkwood Greens Property	Columbus Park Property	Emerick Manor Property	Huntington Green Property
Location	Warrensville Heights	Bedford Heights	Warrensville Heights	Bedford Heights	Warrensville Heights	Bedford Heights	Warrensville Heights	University Heights
Distance to Subject	--	3 miles	2 miles	3 miles	1 miles	3 miles	1 mile	6 miles
Property Type	Garden	Mid-Rise	Mid-Rise	Mid-Rise	Garden	Mid-Rise	Mid-Rise	Mid-Rise
Number of Units	940	499	663	536	568	623	133	426
Average Monthly Rent (per unit)
0-1 Bedroom	$636	$612	$605	$690	$690	$514	$645	$705-$920
2 Bedroom	$722	$769	$724	$797-$832	$705-$809	$662	$710	$760-$1,170
3 Bedroom	$866	$904	$860	$974-$992	$789-$879	$899	$843	$1,340
4 Bedroom	$927	N/A	N/A	N/A	$886	N/A	N/A	N/A
Utilities	Some Incl.	Some Incl.	Some Incl.	Some Incl.	Some Incl.	Not Incl.	Some Incl.	Some Incl.
Total Occupancy	92%	98%	89%	96%	93%	97%	96%	94%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower.  The borrower is Granada Apartments Ltd., a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Granada Gardens Mortgage Loan.  Michael E. Gibbons is the guarantor of certain nonrecourse carveouts under the Granada Gardens Mortgage Loan.  Michael E. Gibbons also serves as the guarantor of certain nonrecourse carveouts for the Clarkwood Greens Mortgage Loan, which has a cut-off date principal balance of $23,600,000 and will be contributed to the WFRBS 2014-C25 Trust. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus Supplement.

The Sponsor.  The sponsor, Michael E. Gibbons, is a senior managing director and principal of Brown Gibbons Lang & Company, an independent investment bank serving middle market companies worldwide. He is also on the board of directors for Associated Estates Realty Corporation, a publically traded REIT specializing in owning and managing apartment communities. Associated Estates Realty Corporation currently owns a portfolio of 53 properties totaling more than 13,908 apartment units in eight states. Over the past 30 years, Mr. Gibbons has purchased, managed and sold approximately 7,000 apartment units.

Escrows.  The loan documents provide for upfront escrows in the amount of $328,702 for real estate taxes and $61,994 for insurance. The loan documents also provide for ongoing monthly reserves in the amount of $62,610 for taxes, $14,760 for insurance and $19,583 for replacement reserves (subject to a cap of $705,000).

Lockbox and Cash Management.  Upon the occurrence of a Cash Management Trigger Event (as defined below), the Granada Gardens Mortgage Loan requires the borrower to (i) establish a lender-controlled lockbox account and (ii) direct the manager to deliver all receipts payable (and other amounts received) with respect to the Granada Gardens Property directly into the lockbox account within two business days of receipt.

In the absence of any Cash Sweep Event (as defined below), all funds in the cash management account will be applied by the lender to payments of debt service, required reserves, approved operating expenses and other items required under the loan documents and the remaining cash flow (the “Remaining Cash Flow”) will be released to the borrower. Upon the occurrence and during the continuation of any Cash Sweep Event (other than an event of default), the Remaining Cash Flow will be held by the lender as additional collateral for the Granada Gardens Mortgage Loan.

A “Cash Management Trigger Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of the borrower, guarantor or property manager; or (iii) upon the amortizing debt service coverage ratio falling below 1.20x based on the trailing 12 month period.  A Cash Management Trigger Event will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; or with respect to clause (iii) above, upon the amortizing debt service coverage ratio being above 1.20x based on the trailing twelve month period.

A “Cash Sweep Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of borrower, guarantor or property manager; or (iii) upon the amortizing debt service coverage ratio falling below 1.20x based on the trailing 12 month period. A Cash Sweep Event will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; or with respect to clause (iii) above, upon the amortizing debt service coverage ratio being above 1.20x based on the trailing 12 month period.

Property Management.  The Granada Gardens Property is managed by AIY Properties, Inc.

GRANADA GARDENS

Assumption.  The borrower has the right to transfer the Granada Gardens Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Granada Gardens Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12 month extended period of indemnity.

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TOBIN LOFTS

TOBIN LOFTS

SAN ANTONIO
Tobin Lofts
1415 North Main Street
San Antonio, TX 78212
San Antonio Intl. Airport 5 miles
Austin 77 miles
Monte Vista
Midtown
Five Points
Gardendale
Prospect Hill
Avenida Guadalupe
Downtown
Riverwalk
King William
Dignowity Hill
Fort Sam Houston
BEXAR COUNTY
Laurie Auditorium
Alamo Stadium
Trinity University
E. M. Stevens Stadium
Japanese Tea Gardens
San Antonio Zoo
Brackenridge Park
Brackenridge Park Municipal Golf Course
McFarlin Tennis Ctr.
The Playhouse
San Pedro Park
San Antonio College Bookstore
San Antonio College Library
San Antonio College
San Antonio College Law Enforcement Training Academy
Metropolitan General Hospital
DPT Laboratories Pharmaceuticals
Culinary Institute of America San Antonio
San Antonio Museum of Art
Maverick Park
Baptist Medical Center
Central Library
University Health Center
Columbus Park
Santa Rosa Hospital
Milam Square
City of San Antonio Municipal Aud.
Weston Centre
Travis Park
San Fernando Cathedral
The Buckhorn Saloon & Museum
The Alamo
Rivercenter Mall
Bexar County Courthouse
UT San Antonio Downtown Campus
The Henry B. Gonzalez Convention Center
Arneson River Theatre
Lila Cockrell Theatre
Hemisfair Park
Tower of the Americas
Institute of Texas Cultures
Alamodome
Commanders House Park
San Antonio River
RIVERWALK
McAllister Frwy
McDermott Frwy
PanAm Expwy
E. Rosewood Ave
Howard St
McCullough Ave
Shook Ave
E. Kings Hwy
Stadium Dr
W. Summit Ave
N. Main Ave
W. Mulberry Ave
E. Mulberry Ave
E. Magnolia Ave
N. St. Mary's St
E. Craig Pl
W. Ashby Pl
E. Ashby Pl
Fredericksburg Rd
E. Dewey Pl
E. Josephine St
E. Grayson St
N. Brazos St
N. Flores St
Broadway St
Culebra Rd
E. Park Ave
Avenue A
N. Alamo St
Lombrano St
W. Laurel St
W. Cypress St
E. Poplar St
W. Poplar St
E. Euclid Ave
Rivas St
Marshall St
San Pedro Ave
W. Euclid Ave
Camden St
Arbor Pl
N. Frio St
Jones Ave
Augusta St
Loal St
Morales St
W. Martin St
W. Salinas St
Gonzal St
Soledad St
E. Pecan St
3rd St
N. Cherry St
N. Mesquite St
N. Hackberry
W. Houston St
W. Commerce St
Buena Vista St
Navarro St
E. Houston St
E. Commerce St
Center St
Cesar E. Chavez Blvd
Main Ave
S. Salado St
San Luis St
S. Frio St
S. Flores St
S. Colorado St
Guadalupe St
St. Mary's St
S. Presa St
S. Cherry St
S. Montana St
Dakota St
10
35
37
281
New Braunfels
SAN ANTONIO
La Vernia
Somerset

No. 7 – Tobin Lofts

Loan Information	Properties Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Original Principal Balance:	$34,500,000	Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$34,457,384	Location:	San Antonio, TX
% of Initial Pool Balance:	3.9%	Size:	552 beds
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Bed:	$62,423
Borrower Name:	Tobin Lofts, LLC	Year Built/Renovated:	2013/NAP
Sponsor:	The NRP Group	Title Vesting(2):	Leasehold
Mortgage Rate:	4.850%	Property Manager:	Campus Advantage, Inc.
Note Date:	October 9, 2014	3rd Most Recent Occupancy (As of):	NAP
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	NAP
Maturity Date:	November 6, 2024	Most Recent Occupancy (As of):	NAP
IO Period:	None	Current Physical Occupancy (As of):	99.8% (8/28/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	NAP
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	NAP
Call Protection:	L(25),D(92),O(3)	Most Recent NOI (As of)(3):	$1,293,527 (Annualized T11 7/31/2014)
Lockbox Type:	Soft/Upfront Cash Management
Additional Debt:	None	U/W Revenues:	$4,501,564
Additional Debt Type:	NAP	U/W Expenses:	$1,451,218
U/W NOI(3):	$3,050,346
U/W NCF(3):	$2,982,450
U/W NOI DSCR:	1.40x
U/W NCF DSCR:	1.37x
U/W NOI Debt Yield:	8.9%
Escrows and Reserves(1):	U/W NCF Debt Yield:	8.7%
As-Is Appraised Value:	$49,600,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	September 1, 2014
Insurance	$32,171	Springing	NAP	Cut-off Date LTV Ratio:	69.5%
Replacement Reserves	$5,658	$5,658	NAP	LTV Ratio at Maturity or ARD:	56.9%

(1)	See “Escrows” section.
(2)	See “Ground Lease and Condominium” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Tobin Lofts Mortgage Loan”) is evidenced by a single promissory note that is secured by a deed of trust encumbering a leasehold interest in two condominium units consisting of a student housing complex located in San Antonio, Texas (the “Tobin Lofts Property”).  The Tobin Lofts Mortgage Loan was originated on October 9, 2014 by Silverpeak Real Estate Finance LLC.  The Tobin Lofts Mortgage Loan had an original principal balance of $34,500,000, has an outstanding principal balance as of the Cut-off Date of $34,457,384 and accrues interest at an interest rate of 4.850% per annum.  The Tobin Lofts Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Tobin Lofts Mortgage Loan matures on November 6, 2024.

Following the lockout period, the borrower has the right to defease the Tobin Lofts Mortgage Loan in whole, but not in part on any due date before September 6, 2024.  In addition, the Tobin Lofts Mortgage Loan is prepayable without penalty on or after September 6, 2024.

TOBIN LOFTS

Sources and Uses

Sources			Uses
Original loan amount	$34,500,000	100.0%	Loan payoff	$31,261,036	91.5%
			Reserves	37,829	0.1
			Closing costs	860,803	2.5
			Return of equity(1)	2,340,332	6.9
Total Sources	$34,500,000	100.0%	Total Uses	$34,500,000	100.0%

(1)
Return of equity included $867,630 to NRP Holdings LLC and $867,630 to the borrower for a total of $1,735,259.  The remaining funds were used to pay development fees to affiliates of the borrower and the sponsor.

The Property.  The Tobin Lofts Property consists of 225 units (552 beds) and 13,359 square feet of ground floor retail in two buildings located in San Antonio, Texas.  The Tobin Lofts Property was built in two phases, Phase I was completed in 2013 and Phase II was completed in 2014.  The unit mix is comprised of 19 one-bedroom units (19 beds), 66 two-bedroom units (132 beds), and 79 four-bedroom units (316 beds) completed in Phase I, and 37 one-bedroom units (37 beds), and 24 two-bedroom units (48 beds) completed in Phase II. As of the August 28, 2014 rent roll, the Tobin Lofts Property was 99.8% occupied.

Rents for Phase I at the Tobin Lofts Property include all utilities (water, sewer, electricity, cable and internet).  Rents for Phase II at the Tobin Lofts Property do not include utilities other than cable and internet. Unit amenities include fully-furnished units (Phase I only), high speed internet, walk-in closets, courtyard / pool views, fully-equipped modern kitchens, individual bedrooms, individual baths, and full size washer and dryer in every unit.  The Tobin Lofts Property includes the following community amenities: a resort style pool, café, business center, fitness club, tanning room, 24 hour on-call maintenance and street-level retail space.

Ground Lease and Condominium.  The Tobin Lofts Property is comprised of the borrower’s leasehold interest in two units in a three-unit condominium.  The third unit in the three unit condominium is the parking garage, which is owned by Alamo Community College District. Pursuant to the condominium declaration, the third unit is required to provide parking to units one and two.  The ground lease is between ACCD Public Facility Corporation (“ACCD”) and the borrower.   ACCD is the 100.0% owner of the borrower.  There are no monthly rental obligations of the borrower under the ground lease.  The ground lease expires in July 2087.  Pursuant to the ground lease, all rights of ACCD, including voting rights and the right to appoint directors, in and to the condominium are controlled by the borrower.  The condominium is controlled by the board of directors, which is comprised of three directors, with one director being appointed by each unit owner.  Decisions of the board of directors require a majority vote.  The borrower controls the decisions of the board of directors and the condominium association.

The following table presents certain information relating to the unit mix of the Tobin Lofts Property:

Unit Mix Summary(1)

Unit Type	No. of Beds	% of Total Beds	Average Unit Size (SF)	Average U/W Monthly Rent Per Bed
1 Bedroom	212	38.4%	561	$669
2 Bedroom	136	24.6%	1,032	$787
4 Bedroom	204	37.0%	1,282	$597
Total/Weighted Average	552	100.0%	944	$671

(1)	Information obtained from the underwritten rent roll.

TOBIN LOFTS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tobin Lofts Property:

Cash Flow Analysis

	T11 Annualized 7/31/2014		U/W		U/W $ per Unit
Base Rent	$4,471,537		$4,631,405		$8,390
Other Income(1)	95,997		157,493		285
Less Vacancy & Credit Loss	(1,997,607)		(287,334	)(2)	(521)
Effective Gross Income	$2,569,927		$4,501,564		$8,155

Total Operating Expenses	$1,276,400	(3)	$1,451,218	(3)	$2,629

Net Operating Income	$1,293,527	(4)	$3,050,346	(4)	$5,526
Capital Expenditures	6,849		67,896		123
Net Cash Flow	$1,280,652		$2,982,450		$5,403

NOI DSCR	0.59	x	1.40x
NCF DSCR	0.59	x	1.37x
NOI DY	3.8%		8.9%
NCF DY	3.7%		8.7%

(1)   U/W Other Income includes rent and reimbursements from Luther’s Café, Inc., a 5,327 square foot retail tenant which pays $15.00 per square foot (on a triple-net basis) through April 2020 and Alamo Community College District, a 7,000 square foot tenant which pays $12.62 per square foot (on a triple-net basis) through August 2019.

(2) The underwritten economic vacancy is 5.0% and underwritten collection loss is 1.0%. The Tobin Lofts Property was 99.8% physically occupied as of August 28, 2014.
(3)   The Tobin Lofts Property benefits from a tax exemption as long as the borrower owns the property.  The U/W Total Operating Expenses includes the full benefit of the tax exemption.  See “Development Agreement” section for further description of the tax exemption and lender’s remedies upon foreclosure.

(4)   The increase in T11 annualized NOI to U/W NOI is a result of the lease-up of the Tobin Lofts Property as constriction finished in 2014. Gross Potential Rent is based on all units leased at contract rates, per the most recent leasing report.

Appraisal.  As of the appraisal valuation date of September 1, 2014, Tobin Lofts had an “as-is” appraised value of $49,600,000.

Environmental Matters.  According to a Phase I environmental assessment dated August 18, 2014, there was evidence of a recognized environmental condition (“REC”) at the Tobin Lofts Property relating to a leaking petroleum storage tank (“LPST”) at the northeast corner of the southern portion of the Tobin Lofts Property where the former Luther’s Café was located (prior to the reconstruction at the Tobin Lofts Property).  Alamo College (an affiliate of the borrower, but not the guarantor) has been identified as the responsible party for liability and costs associated with groundwater monitoring and remediation, if required.  The LPST is considered a REC based on the low levels of identified groundwater impact and the ongoing groundwater monitoring; however, the Phase I environmental assessment does not consider the ground water impacts a vapor encroachment condition.  The Phase I environmental assessment recommended no further investigation, however it recommends the borrower continue to provide site access to environmental consultants performing the ongoing groundwater monitoring.  See “Risk Factors—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in the Prospectus Supplement and “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the accompanying Prospectus.

Market Overview.  The Tobin Lofts Property is located immediately southeast of San Antonio College (“SAC”) and is the main student housing accommodation for SAC because there is no on-campus housing at SAC. The Tobin Lofts Property is located on SAC’s land and is advertised on the campus website as the only student housing option. While the primary demand generator is SAC, the Tobin Lofts Property benefits from its location within just a few miles from several other colleges: Trinity University, University of Texas San Antonio Downtown (“UTSA-Downtown”) and University of Incarnate Word. SAC has a fall 2013 enrollment of 23,004 students, with approximately 25.0% of the total enrollment represented by full time students. Trinity University has a fall 2013 enrollment of 2,353 students, of which only seniors (estimated to be 20% of total enrollment, or 471 students) can reside off campus. UTSA-Downtown (an extension of the University of Texas San Antonio, located about 15 miles northwest of downtown San Antonio) has a fall 2013 enrollment of 2,358, of which 1,651 are estimated to be full time – representing additional potential demand for the Tobin Lofts Property. University of Incarnate Word has a fall 2013 total enrollment of 6,099 students, of which 4,458 are reported to be living off campus.  According to the appraisal, the San Antonio market contains eleven student housing projects, ten of which were built after 2004. The average occupancy is 95.0%. The average monthly rent is $1,732 per unit and $1.42 per square foot. All student housing properties lease by the bed, as does most of the Tobin Lofts Property. The Tobin Lofts Property’s rent, at monthly rent of $1,620 per unit and $1.64 per square foot, is within the San Antonio indicated range.

TOBIN LOFTS

The following table presents certain information relating to comparable properties to the Tobin Lofts Property:

Competitive Set(1)

	Tobin Lofts (Subject)	Villas at Babcock	Avalon Place	Estates at San Antonio	Luxx
Location	San Antonio, TX	San Antonio, TX	San Antonio, TX	San Antonio, TX	San Antonio, TX
Distance to Subject	--	8 miles	14 miles	14 miles	14 miles
Property Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Year Built	2013-2014	2010	2009	2010	2013
Number of Beds	552	792	680	326	662
Average Rent (per bed)
1 Bedroom	$979	$969	$926	N/A	$969
2 Bedroom	$773	N/A	$721	$669	$679
3 Bedroom	N/A	N/A	N/A	$605	N/A
4 Bedroom	$559	$529	$654	$646	$575-$620
Total Occupancy	99%	94%	98%	98%	95%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Tobin Lofts, LLC, a Texas limited liability single purpose entity, with one independent director. The borrower is 100% owned by ACCD Public Facility Corporation, which is 100% owned by Alamo Community College District, a Texas junior college district. Alamo Community College District is a San Antonio based community college system consisting of San Antonio College, St. Phillip’s College, Palo Alto College, Northwest Vista College and Northeast Lakeview College.  The Alamo Community College District was established as a public community college through a public election in 1945 and operates as a political subdivision under the laws of the State of Texas.  NRP Investment Corp., an Ohio corporation, is the guarantor of certain nonrecourse carveouts under the Tobin Lofts Mortgage Loan.

The Sponsor.  The sponsor is the NRP Group.  The NRP Group is a full-service developer, contractor, and manager of multifamily, senior and student housing properties throughout the United States.  Since its founding in 1995, NRP Group has developed more than 22,000 multifamily units in 13 states, and closed more than $3.5 billion in real estate ($1.5 billion since 2009).  NRP Group currently manages over 12,500 residential units and has more than 500 employees across its platform.  Revenues from NRP Group’s buildings exceed $250.0 million per year.

Escrows.  The loan documents provide for upfront reserves in the amount of $5,658 for replacement reserves and $32,171 for insurance (which represents 50% of the annual insurance premiums due under the policies covering the Tobin Lofts Property).  The loan documents also provide for ongoing monthly reserves in the amount of $5,658 for replacement reserves. In lieu of the borrower’s obligations to make monthly insurance deposits, borrower must maintain a balance equal to 50% of the annual insurance premiums due under the policies covering the Tobin Lofts Property.

Lockbox and Cash Management.  The loan documents require a lender-controlled lockbox account, which is already in place, and that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  All amounts on deposit in the lockbox account are swept on a daily basis into a lender-controlled cash management account.  Prior to the occurrence of a Cash Trap Event (as defined below), all excess funds remaining on deposit in the cash management account after application to debt service and other expenses in accordance with the cash management agreement will be swept to the borrowers’ operating account.  Upon the occurrence of a Cash Trap Event, all such excess funds will be swept into the excess cash flow account and held as additional collateral for the Tobin Lofts Mortgage Loan.

A “Cash Trap Event” will commence (i) upon the occurrence of an event of default, or (ii) if the debt service coverage ratio at the end of any calendar quarter is less than 1.05x. A Cash Trap Event will be cured with respect to clause (i), upon the cure of such event of default, and with respect to clause (ii) upon the date that the debt service coverage ratio is at least 1.10x at the end of any calendar quarter.

Property Management.  The Tobin Lofts Property is managed by Campus Advantage, Inc.

Assumption.  Not permitted.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Development Agreement.  The Tobin Lofts Property benefits from a 100.0% real estate tax exemption for so long as ACCD is the equity owner of the Tobin Lofts Property.   NRP Tobin LLC (the “Developer”), an affiliate of the sponsor, is entitled to 50% of the revenue from the Tobin Lofts Property pursuant to a development agreement (the “Development Agreement”).  As additional collateral for the Tobin Lofts Mortgage Loan, the sole member of the Developer pledged to the lender its 100.0% equity interest in the Developer and the Developer’s rights under the Development Agreement pursuant to a pledge and security agreement (the

TOBIN LOFTS

“Pledge”).  In the event of a default under the Tobin Lofts Mortgage Loan, as an alternative to foreclosing on the mortgage (which will remain available as a subsequent remedy for 36 months following the completion of the foreclosure of the Pledge), the lender will have the option to foreclose on the Pledge and become the equity owner of the Developer.  In so doing, ACCD will remain the equitable owner of the Tobin Lofts Property and the tax exemption benefiting the Tobin Lofts Property will be preserved.   See “Risk Factors—Other Risks—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loan or Your Investment—Tax Considerations Relating to Foreclosure” in the Prospectus Supplement.

Pursuant to the Development Agreement and the amendments thereto, from and after a foreclosure of the Pledge, the revenue from the Tobin Lofts Property will be applied as follows:  (i) first, 100% to the lender (as the 100% owner of the Developer) until the entirety of the Tobin Lofts Mortgage Loan (including all costs, expenses and default interest) has been retired, (ii) second, to the lender (as the 100% owner of the Developer) until the lender receives a 20% return on the Tobin Lofts Mortgage Loan (the “Preferred Return”), (iii) third, during the Revenue Sharing Period (as defined below), 50% cash flow to the lender (as the 100% owner of the Developer) and 50% cash flow to ACCD, and (iv) thereafter, all remaining amounts to the borrower.  In addition, during the Developer Exclusive Control Period (as defined below), the Developer will have rights to control all matters related to the Tobin Lofts Property, including the right to replace the property manager (with ACCD maintaining non-binding consultation rights with respect to all such decisions).

The “Revenue Sharing Period” means the period of time equal to the earlier to occur of (a) 10 years from the completion of the foreclosure of the Pledge and (b) five years from the payment of the Preferred Return in full.  The “Developer Exclusive Control Period” means the period ending as of the later to occur of (a) the end of the Revenue Sharing Period and (b) the payment of the Preferred Return in full.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Tobin Lofts Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

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MADISON PARK OFFICE PORTFOLIO

MADISON PARK OFFICE PORTFOLIO

W. Hanes Mill Road
National General
5630
5620
5640
5644
Parking Garage
VACANT
5635
5650
5650
5660
Blue Rhino
BlueCross BlueShield
University Parkway
Madison Park Office Portfolio
Parking Garage
Vacant

MADISON PARK OFFICE PORTFOLIO

Madison Park Office Portfolio
1 National General Buildings Winston-Salem, NC
2 Lowe's Buildings Winston-Salem, NC
3 BCBS Buildings Winston-Salem, NC
4 5635 Building Winston-Salem, NC
King
STOKES COUNTY
Rural Hall
Tobaccoville
The Long Creek Club
Old Hollow Rd
Pine Brook Country Club
Old Rural Hall Rd
SciWorks
Reynolda Rd
Shattalon Dr
FORSYTH COUNTY
Patterson Ave
Yadkinville Rd
Indiana Ave
Silas Cr. Pkwy
Old Walkertown Rd
Walkertown
Wake Forest University
Smith Reynolds Airport
BB&T Field
The Southeastern Center for Contemporary Art
Reynolda Village
LVJM Coliseum
Winston Lake Golf Course
Robinhood Rd
Graylyn Intl. Conference Ctr.
Kernersville
WINSTON-SALEM
Old Greensboro Rd
Lewisville
Shallowford Rd
Peace Haven Rd
Wake Forest Innovation Quarter
Salem Lake Regional Park
Salem Lake
Piedmont Triad Intl. Airport 21 miles
Thruway Shopping Center
BB&T Ballpark
Winston-Salem State Univ
Wake Forest Univ. Baptist Medical Center
Salem College
Bowman Gray Stadium
Forsyth Medical Center
NC School of the Arts
Waughtown St
Clemmons
Hanes Mall
High Point Rd
Union Cross Rd
Thomasville Rd
Olde Homeplace Golf Club
Old Salisbury Rd
Salisbury Rd
S. Main St
Wallburg
Friendship-Ledford Rd
DAVIDSON COUNTY
Midway
Roanoke
VIRGINIA
Winston-Salem
Greensboro
High Point
Durham
Cary
RALEIGH
NORTH CAROLINA
Asheville
Concord
CHARLOTTE
Fayetteville
SOUTH CAROLINA
Columbia
Florence
TENN
GA

No. 8 – Madison Park Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Various – See Table
Original Principal Balance:	$29,000,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$29,000,000			Location:	Winston-Salem, NC
% of Initial Pool Balance:	3.3%			Size:	482,835 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$60.06
Borrower Name:	KBR-LRC Madison Park, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Howard Lavitt and Edward J. Kulik, Jr.			Title Vesting:	Fee
Mortgage Rate:	4.600%			Property Manager:	Cassidy Turley Commercial Real Estate Services, Inc.
Note Date:	October 21, 2014			3rd Most Recent Occupancy (As of)(2):	46.7% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	52.3% (12/31/2012)
Maturity Date:	November 11, 2024			Most Recent Occupancy (As of)(2):	66.6% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(2):	90.6% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$970,822 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,016,049 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(3):	$1,352,554 (TTM 7/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$3,892,215
Additional Debt Type:	NAP			U/W Expenses:	$988,347
				U/W NOI(3):	$2,903,868
				U/W NCF(3):	$2,339,629
				U/W NOI DSCR:	1.63x
Escrows and Reserves(1):				U/W NCF DSCR:	1.31x
				U/W NOI Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.1%
Taxes	$140,170	$13,441	NAP	As-Is Appraised Value:	$40,000,000
Insurance	$16,819	$5,606	NAP	As-Is Appraisal Valuation Date:	September 17, 2014
Replacement Reserves	$0	$10,059	NAP	Cut-off Date LTV Ratio:	72.5%
TI/LC Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	63.6%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Madison Park Office Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a seven building office park and adjacent six-story parking garage located in Winston-Salem, North Carolina (the “Madison Park Office Portfolio Properties”).  The Madison Park Office Portfolio Mortgage Loan was originated on October 21, 2014 by Wells Fargo Bank, National Association.  The Madison Park Office Portfolio Mortgage Loan had an original principal balance of $29,000,000, has an outstanding principal balance as of the Cut-off Date of $29,000,000 and accrues interest at an interest rate of 4.600% per annum.  The Madison Park Office Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Madison Park Office Portfolio Mortgage Loan matures on November 11, 2024.

Following the lockout period, the borrower has the right to defease the Madison Park Office Portfolio Mortgage Loan in whole, or in part, on any date before August 11, 2024.  In addition, the Madison Park Office Portfolio Mortgage Loan is prepayable without penalty on or after August 11, 2024.

MADISON PARK OFFICE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$29,000,000	73.6%	Loan payoff	$20,530,715	52.1%
Sponsor’s new cash contribution(1)	10,397,565	26.4%	Reserves	156,989	0.4
			Closing Costs	1,192,028	3.0
			Return of equity	17,517,833	44.5
Total Sources	$39,397,565	100.0%	Total Uses	$39,397,565	100.0%

(1)	The Sponsor’s new cash contribution is from Red Starr Investments, LLC.

The Property.  The Madison Park Office Portfolio Properties are comprised of seven, three- to five-story office buildings totaling 482,835 square feet and a six-story parking garage located in Winston-Salem, North Carolina.  The sponsor acquired the Madison Park Office Portfolio Properties in June 2010 and has increased occupancy from 46.7% as of December 2011 to 90.6% as of July 2014 due to expansions by Lowe’s Home Improvements (“Lowe’s”) and Blue Cross Blue Shield NC (“BCBS”), along with new leases by National General Insurance and Blue Rhino.  Two buildings are 100.0% leased to National General Insurance (“National General Buildings”), two buildings are 100.0% leased to Lowe’s (“Lowe’s Buildings”), two buildings are 100.0% leased to BCBS and Blue Rhino (“BCBS Buildings”) and the seventh building is currently vacant (“5635 Building”).  Built in 1985 and renovated in 2006, the Lowe’s Buildings house one of the company’s two U.S. data centers (the other data center is located in San Antonio, Texas) and Lowe’s has reportedly invested in excess of $50.0 million in the space.  In addition, the National General Buildings serve as the tenant’s headquarters.  The Madison Park Office Portfolio Properties offer 3,250 parking spaces, including a six-story parking garage that contains 1,600 spaces, resulting in a parking ratio of 6.7 spaces per 1,000 square feet of rentable area.  As of July 31, 2014 the Madison Park Office Portfolio Properties were 90.6% occupied by four tenants.

The following table presents certain information relating to the Madison Park Office Portfolio Properties:

Property Name	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
National General Buildings	Suburban Office	$10,400,000	35.9%	100.0%	1983/2014	116,048	$10,460,000
Lowe’s Buildings	Data Center	$8,800,000	30.3%	100.0%	1985/2006	169,810	$9,690,000
BCBS Buildings	Suburban Office	$6,400,000	22.1%	100.0%	1984/2014	151,774	$14,680,000
5635 Building	Suburban Office	$3,400,000	11.7%	0.0%	1986/2006	45,203	$5,170,000
Total/Weighted Average		$29,000,000	100.0%	90.6%		482,835	$40,000,000

The following table presents certain information relating to the tenants at the Madison Park Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Blue Cross Blue Shield NC	NR/NR/NR	136,733	28.3%	$9.67(2)	$1,322,463	36.2%	12/31/2018
National General Insurance	NR/NR/NR	116,048(3)	24.0%	$11.00	$1,276,528	34.9%	9/30/2024(4)
Lowe’s	NR/A3/A-	169,810	35.2%	$5.31(5)	$900,884	24.6%	12/31/2025
Blue Rhino	NR/B3/B+	15,041	3.1%	$10.44	$156,975	4.3%	4/30/2024(6)
Total Major Tenants		437,632	90.6%	$8.36	$3,656,850	100.0%

Vacant Space		45,203	9.4%

Collateral Total		482,835	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Annual U/W Base Rent PSF for Blue Cross Blue Shield NC represents the weighted average rent of the tenant’s space in the 5650 building (40,494 square feet; 8.4% of the net rentable area), which has an Annual U/W Base Rent of $9.49 per square foot and the 5660 building (96,239 square feet; 19.9% of the net rentable area), which has an Annual U/W Base Rent of $9.75 per square foot.

(3)
National General Insurance has the right to reduce its total square footage by returning 14,365 square feet (3.0% of the net rentable area) or 28,740 square feet (6.0% of the net rentable area) on October 1, 2021 with one years notice and payment of a fee, equal to the sum of the unamortized tenant improvement allowance and brokerage commissions allocated on a per rentable square foot basis of the returned space by April 1, 2021.

(4)
National General Insurance has the right to terminate its lease on September 30, 2020 with one years notice and payment of a termination fee, equal to approximately $4.5 million, by March 31, 2021.  National General Insurance has two 5-year lease renewal options.

(5)
The Annual U/W Base Rent PSF for Lowe’s represents the weighted average rent of the tenant’s space in the 5644 building (86,013 square feet; 17.8% of the net rentable area) which has an Annual U/W Base Rent of $5.12 per square foot and the 5640 building (83,797 square feet; 17.4% of the net rentable area) which has an Annual U/W Base Rent of $5.50 per square foot.

(6)
Blue Rhino has the right to terminate its lease on April 30, 2020 with payment of a termination fee of $191,098; on April 30, 2021 with payment of a termination fee of $143,324; on April 30, 2022 with payment of a termination fee of $95,549; and on April 30, 2023 with payment of a termination fee of $47,775.  The tenant must provide notice at least 180 days prior to the termination date and pay a termination fee at least 30 days prior to the termination date.

MADISON PARK OFFICE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Madison Park Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	2	136,733	28.3%	136,733	28.3%	$1,322,463	$9.67
2019	0	0	0.0%	136,733	28.3%	$0	$0.00
2020	0	0	0.0%	136,733	28.3%	$0	$0.00
2021	0	0	0.0%	136,733	28.3%	$0	$0.00
2022	0	0	0.0%	136,733	28.3%	$0	$0.00
2023	0	0	0.0%	136,733	28.3%	$0	$0.00
2024	2	131,089	27.1%	267,822	55.5%	$1,433,503	$10.94
Thereafter	4	169,810	35.2%	437,632	90.6%	$900,884	$5.31
Vacant	0	45,203	9.4%	482,835	100.0%	$0	$0.00
Total/Weighted Average	8(4)	482,835	100.0%			$3,656,850	$8.36

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	The Madison Park Portfolio Properties are leased to four tenants on eight leases.

The following table presents historical occupancy percentages at the Madison Park Office Portfolio Properties:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)(2)	12/31/2013(1)(2)	7/31/2014(3)(4)
46.7%	52.3%	66.6%	90.6%

(1)	Information obtained from the borrower.
(2)	The sponsors acquired the Madison Park Office Portfolio Properties in June 2010 when they were approximately 51.0% occupied.
(3)	Information obtained from the underwritten rent roll.
(4)	The increase in occupancy is due to National General Insurance (24.0% of net rentable area) taking occupancy in April 2014.

MADISON PARK OFFICE PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Madison Park Office Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 7/31/2014	U/W	U/W $ per SF
Base Rent	$1,800,263	$1,953,955	$2,669,010	$3,656,850	$7.57
Grossed Up Vacant Space	0	0	0	587,639	$1.22
Total Reimbursables	117,249	133,213	154,254	235,365	$0.49
Free Rent Adjustment	(87,195)	(193,582)	(543,240)	0	$0.00
Less Vacancy & Credit Loss	0	0	0	(587,639)(2)	($1.22)
Effective Gross Income	$1,830,317	$1,893,586	$2,280,024(1)	$3,892,215(3)	$8.06

Total Operating Expenses	$859,495	$877,537	$927,470	$988,347	$2.05

Net Operating Income	$970,822	$1,016,049	$1,352,554	$2,903,868(2)	$6.01

TI/LC	0	0	0	443,530	$0.92
Capital Expenditures	0	0	0	120,709	$0.25
Net Cash Flow	$970,822	$1,016,049	$1,352,554	$2,339,629	$4.85

NOI DSCR	0.54x	0.57x	0.76x	1.63x
NCF DSCR	0.54x	0.57x	0.76x	1.31x
NOI DY	3.3%	3.5%	4.7%	10.0%
NCF DY	3.3%	3.5%	4.7%	8.1%

(1)
The increase in the TTM 7/31/2014 Effective Gross Income from 2013 is attributed to the BSBS expansion (approximately $196,000), Lowe’s expansion (approximately $87,000) and the expiration of Blue Rhino’s rent abatement period in April 2014 (approximately $39,000).

(2)	The underwritten economic vacancy is 13.8%. Madison Park Office Portfolio Properties were 90.6% physically occupied as of July 31, 2014.
(3)
The increase in U/W Effective Gross Income and Net Operating Income from the TTM 7/31/2014 is primarily due to the expiration of National General Insurance’s rent abatement period in September 2014 (approximately $1,277,000).

Appraisal.  As of the appraisal valuation date of September 17, 2014, the Madison Park Office Portfolio Properties had an “as-is” appraised value of $40,000,000.

Environmental Matters.  The Phase I environmental report dated September 24, 2014 noted an open case associated with an active leaking underground storage tank located at the Lowe’s Buildings.  According to information obtained from the North Carolina Department of Environment and Natural Resources (“NCDENR”), a 10,000-gallon diesel underground storage tank (“UST”) was removed on November 9, 2011.  Soil samples were taken and one monitoring well was installed during the UST excavation.  The soil samples were reported to be clean; however, the groundwater contained petroleum constituents greater than the North Carolina groundwater action limit but less than the gross contamination limits.  The NCDENR identified Lowe’s Companies Inc. as the responsible party.  The case remains open as long as Lowe’s operates a well onsite to be used for data center cooling water in the event that the Winston-Salem water supply is interrupted.  As of January 31, 2014, Lowe’s Companies, Inc. reported total assets of $32.7 billion. See “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Prospectus Supplement.

Market Overview and Competition. The Madison Park Office Portfolio Properties are located at the intersection of West Hanes Mill Road and University Parkway, less than one mile from US Route 52 in Winston-Salem, North Carolina.  University Parkway is a primary north/south commuter thoroughfare in north Winston-Salem.  Wake Forest University, located approximately 2.8 miles south of the Madison Park Office Portfolio Properties, significantly influences the area and is Winston-Salem’s largest employer with approximately 13,430 employees.  According to the appraisal, the Madison Park Office Portfolio Properties are located within the Forsyth County market which reported approximately 19.6 million square feet of total office space and a vacancy rate of 8.0% as of second quarter 2014, an improvement over the first quarter vacancy rate of 8.4%.  Average asking rental rates in Forsyth County market increased from $13.82 per square foot gross in first quarter 2014 to $14.39 per square foot gross in second quarter 2014.  The Madison Park Office Portfolio Properties are located within the Northwest Forsyth submarket which reported an inventory of approximately 3.5 million square feet, vacancy rate of 14.5% and average asking rental rate of $12.85 per square foot gross as of the second quarter 2014.

MADISON PARK OFFICE PORTFOLIO

The following table presents certain information relating to comparable properties to the Madison Park Office Portfolio Properties:

Competitive Set(1)

	Madison Park Office Portfolio (Subject)	7628 Thorndike Road	190 Oak Plaza Boulevard	150 Oak Plaza Boulevard	1100 Reynolds Boulevard	7823 National Service Road	7825 National Service Road
Location	Winston-Salem, NC	Greensboro, NC	Winston-Salem, NC	Winston-Salem, NC	Winston-Salem, NC	Greensboro, NC	Greensboro, NC
Distance from Subject	--	24.9 miles	2.1 miles	2.2 miles	3.7 miles	25.1 miles	25.2 miles
Property Type	Various	Office	Office	Office	Office	Office	Office
Year Built/Renovated	Various/Various	1999/NAP	1997/2012	2000/NAP	1978/NAP	1984/NAP	1984/NAP
Stories	Various	2	3	2	5	3	3
Total GLA	482,835 SF	100,000 SF	90,264 SF	37,775 SF	205,000 SF	45,600 SF	60,000 SF
Total Occupancy	91%	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is KBR-LRC Madison Park, LLC, which is a single purpose entity with one independent director.  KBR-LRC Madison Park, LLC is owned by a subsidiary of LCR Properties, LLC and Red Starr Investments, LLC.  LRC Opportunity Fund, LLC and Arthur Samberg are the guarantors of certain nonrecourse carveouts under the Madison Park Office Portfolio Mortgage Loan.

The Sponsors. The sponsors are Howard Lavitt and Edward J. Kulik, Jr. as principals of LRC Properties, LLC.  LRC Properties, LLC is an investment manager focused on commercial real estate investments located on the east coast that has recently acquired six office and industrial properties totaling approximately 2.4 million square feet. Arthur Samberg is a principal investor in the LRC Opportunity Fund, LLC.  Mr. Samberg settled a lawsuit with the Securities and Exchange Commission in May 2010 in connection with possible insider trading.  Please see “Description of the Mortgage Pool—Litigation Considerations” in the Prospectus Supplement.

Escrows. The loan documents provide for upfront reserves in the amount of $140,170 for taxes and $16,819 for insurance.  The loan documents require monthly deposits of $13,441 for real estate taxes, $5,606 for insurance and $10,059 for replacement reserves.  Upon the occurrence of a Tenant Cash Trap Event Period (as defined below), the borrower must deposit all excess cash flow into a TI/LC reserve account.  To the extent the borrower is required to deposit the Required Release Deposit Amount (see “Partial Release” section), such amounts will be part of the TI/LC reserve.

Lockbox and Cash Management. The Madison Park Office Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower.  During a Cash Trap Event Period, all excess cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing net cash flow debt service coverage ratio is less than 1.20x; (iii) the occurrence of a Tenant Cash Trap Event Period (as defined below); and (iv) the occurrence of a 2024 Tenant Cash Trap Event Period (as defined below).  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service ratio being equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iii), the termination of a Tenant Cash Trap Event Period; and with regard to clause (iv), the termination of a 2024 Tenant Cash Trap Event Period.

A “Tenant Cash Trap Event Period” will commence upon the earlier of (i) BCBS fails to extend or renew its lease for at least a three year term on or prior to December 31, 2017; or (ii) National General Insurance gives notice of its intent to terminate its lease early.  A Tenant Cash Trap Event Period will expire, with regard to clause (i), the occurrence of  the earlier of (a) a BCBS Cure Event (as defined below); (b) a BCBS DSCR Cure Event (as defined below); or (c) the borrower leasing all or a substantial portion of the BCBS space to acceptable replacement tenants on leases acceptable to lender and the replacement tenants are in occupancy, open for business and paying full rent due under the lease; with regard to clause (ii), the occurrence of the earlier of (I) National General Insurance revoking or rescinding all termination or cancellation notices and re-affirming its lease; (II) the borrower leasing all or a substantial portion of the National General Insurance space to acceptable replacement tenants on leases acceptable to lender and the replacement tenants are in occupancy, open for business and paying full rent due under the lease; or (III) the borrower leasing all or a substantial portion of the National General Insurance space to acceptable replacement tenants on leases acceptable to lender and upon the lease taking effect, the amortizing net cash flow debt service coverage ratio is equal to or greater than either (A) 1.30x for one calendar quarter or (B) 1.20x for two consecutive calendar quarters.

A “BSCS Cure Event” will commence upon BCBS having renewed or extended its lease for a term of at least three years at a rental rate acceptable to lender.

MADISON PARK OFFICE PORTFOLIO

A “BCBS DSCR Cure Event” will commence upon (i) the borrower leasing all or a substantial portion of the BSCS space to acceptable replacement tenants on leases acceptable to lender; or (ii) the amortizing net cash flow debt service coverage ratio is equal to or greater than either (a) 1.30x for one calendar quarter or (b) 1.20x for two consecutive calendar quarters.

A “2024 Cash Trap Event Period” will commence on December 11, 2020 and will expire upon (i) each of Lowe’s, National General Insurance and Blue Rhino having renewed or extended their leases on terms acceptable to lender; (ii) the borrower leasing all or a substantial portion of the applicable tenant space to an acceptable replacement tenant on terms acceptable to lender; or (iii) the amortizing net cash flow debt service coverage is greater than or equal to 1.30x for one quarter.  During a 2024 Cash Trap Event Period, all excess cash flow must be deposited into the leasing reserve subaccount in an amount equal to (i) $4,513,485 or (ii) if one or more of the Lowe’s, National General Insurance or Blue Rhino spaces have been re-leased, an amount equal to the difference between $4,513,485 and the amount of square feet re-leased multiplied by $15.00.

Property Management. The Madison Park Office Portfolio Properties are managed by Cassidy Turley Commercial Real Estate Services, Inc.

Assumption. The borrower has a two-time right to transfer the Madison Park Office Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates.

The loan documents also provide that, following 12 months from the closing date of the Madison Park Office Portfolio Mortgage Loan, lender will not unreasonably withhold consent to a single property sale involving the National General Buildings, Lowe’s Buildings  or the 5635 Building and related partial assumption of the loan, subject to certain conditions, including  (i) the post-sale amortizing net cash flow debt service coverage ratio for the remaining properties will be greater than the greater of (A) 1.25x or (B) the amortizing net cash flow debt service coverage ratio of all properties prior to the sale; (ii) the post-sale assumed debt service coverage ratio (based on an imputed interest rate of 10.0%) for the remaining properties will be greater than the greater of (A) 0.80x or (B) the assumed amortizing net cash flow debt service coverage ratio of all properties prior to the sale; and (iii) the post-sale loan-to-value ratio for the remaining properties is not greater than 70%.

Right of First Refusal. The tenant (Lowe’s) has a right of first refusal (“ROFR”) to purchase the Lowe’s Buildings if a bona fide offer is received that the borrower is otherwise willing to accept.  The lease is not subject to a subordination, non-disturbance and attornment agreement.  The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Partial Release.  Following the lockout period, the borrower is permitted to partially release any of the National General Buildings, Lowe’s Buildings or the 5635 Building in connection with a partial defeasance, subject to certain conditions including (i) the principal is reduced by an amount equal to 110% of the released property’s allocated loan balance; (ii) borrower has delivered evidence that the release property is not necessary for the uses of the remaining properties and sufficient parking remains on the remaining properties; (iii) borrower has delivered a copy of a new easement or amendment to any applicable reciprocal easement agreement addressing shared facilities, cross-indemnification and other matters reasonably requested by lender; (iv) rating agency confirmation from DBRS, Moody’s and Morningstar that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates; (v) the amortizing net cash flow debt service coverage ratio of the remaining properties is greater than the greater of (x) the amortizing net cash flow debt service coverage ratio prior to the release and (y) 1.25x; (vi) the loan-to-value ratio following the release is not greater than 70.0%; (vii) on or before December 31, 2018, if the lender determines that the projected remaining excess net cash flow during the year prior to the expiration of the BCBS lease is insufficient to sweep an amount equal to $20.00 per square foot of the BCBS space, the borrower must deposit the difference; (viii) on and after January 1, 2019, if the lender determines that the projected remaining excess net cash flow during the last three years of the loan term is insufficient to sweep an amount equal to $15.00 per square foot for any space covered by a lease scheduled to expire in 2024 and 2025, the borrower must deposit the difference; and (ix) if, prior to BCBS’ lease expiration in December 31, 2018, BCBS has not renewed or extended its lease or an acceptable replacement tenant has not executed a lease, borrower may release the National General Buildings or the Lowe’s Buildings, but not both.

Notwithstanding the foregoing, any time prior to BCBS Cure Event or BCBS DSCR Cure Event, the borrower has the right to utilize a portion of the amount on deposit, as outlined in the loan documents, to be applied toward the next monthly debt service payment provided the revenue from the Madison Park Office Portfolio Properties is not sufficient to pay such monthly debt service payment.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Additional Indebtedness. The loan documents permit the pledge of equity interests by the controlling owner of the borrower to secure an operating debt facility to parties satisfying “qualified pledgee” criteria (generally, total assets in excess of $400 million and, except for pension advisory firms or similar fiduciaries, $150 million in capital/statutory surplus or shareholder equity), involving multiple underlying real estate assets.

Ground Lease. None.

MADISON PARK OFFICE PORTFOLIO

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Madison Park Office Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 120 day extended period of indemnity.  However, the borrower’s obligation to provide the foregoing coverages shall be suspended with respect to the Lowe’s Buildings to the extent that such coverages are maintained by the tenant in accordance with terms of its lease.  Lowe’s currently maintains its own insurance coverage.

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BROOKSTONE PARK APARTMENTS

BROOKSTONE PARK APARTMENTS

COVINGTON
Abita Springs
Madisonville
Mandeville
ST. TAMMANY PARISH
Lake Pontchartrain
Brookstone Park Apartments
1842 Ochsner Boulevard
Covington, LA 70433
Baton Rouge 58 miles
New Orleans 32 miles
State Route 1085
Ochsner Blvd
Turnpike Rd
S. Tyler St
N. Collins Blvd
W. 21st Ave
E. Boston St
N. Lee Rd
Stafford Rd
Old Military Rd
Military Rd
Covington Hwy
Range Line Rd
Harrison Ave
Tammany Pkwy
3 Rivers Rd
Helenberg Rd
Pinnacle Pkwy
Mulberry St
Emerald Rd
Sharp Rd
Monroe St
Florida St
Lake Pontchartrain Causeway
Tchefuncte River
St. Tammany Parish Fairgrounds
City Hall
St. Tammany Justice Ctr.
St. Tammany Parish Hospital
Tulane Nat'l Primate Research Ctr.
Colonial Pinnacle
River Chase
Holiday Square Mall
Tchefuncta Country Club
Covington Country Club
Fairview-Riverside State Park
Beau Chene Golf and Racquet Club
Northlake Center
Premier Centre Mall
ARKANSAS
LOUISIANA
MISSISSIPPI
TEXAS
SHREVEPORT
JACKSON
BATON ROUGE
LAFAYETTE
NEW ORLEANS
BEAUMONT
Gulf of Mexico

No. 9 – Brookstone Park Apartments

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc	Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Original Principal Balance:	$24,500,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$24,500,000	Location:	Covington, LA
% of Initial Pool Balance:	2.8%	Size:	240 units
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Unit:	$102,083
Borrower Name:	PPQ Northshore L.L.C.	Year Built/Renovated(2):	2011 and 2014/NAP
Sponsors:	Quentin Dastugue, Paul Dastugue and Gerald Pratt Provosty	Title Vesting:	Fee
Mortgage Rate:	4.240%	Property Manager:	Self-Managed
Note Date:	November 5, 2014	3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(2):	97.7% (10/17/2012)
Maturity Date:	December 1, 2024	Most Recent Occupancy (As of)(2):	93.0% (12/31/2013)
IO Period:	60 months	Current Occupancy (As of)(2):	94.6% (10/20/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of)(2):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(2):	$901,954 (12/31/2013)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of)(2):	$1,145,265 (TTM 9/30/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None	U/W Revenues(3):	$2,994,671
Additional Debt Type:	NAP	U/W Expenses(3):	$1,001,653
U/W NOI(3):	$1,993,018
U/W NCF(3):	$1,945,018
U/W NOI DSCR:	1.38x
U/W NCF DSCR:	1.35x
Escrows and Reserves(1):	U/W NOI Debt Yield:	8.1%
U/W NCF Debt Yield:	7.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$33,000,000
Taxes	$198,902	$24,161	NAP	As-Is Appraisal Valuation Date:	October 9, 2014
Insurance	$67,230	$8,404	NAP	Cut-off Date LTV Ratio:	74.2%
Replacement Reserves	$4,000	$4,000	NAP	LTV Ratio at Maturity or ARD:	67.7%

(1)	See “Escrows” section.
(2)
The sponsors developed the Brookstone Park Apartments Property in two phases.  Phase I, consisting of 128 units, was completed at the end of 2011 and Phase II, consisting of 112 units, was completed in early 2014. Year-end occupancies for 2012 and 2013 include only Phase I.

(3)	See “Cash Flow Analysis” Section.

The Mortgage Loan. The mortgage loan (the “Brookstone Park Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 10 building, class A, garden-style multifamily property located in Covington, Louisiana (the “Brookstone Park Apartments Property”). The Brookstone Park Apartments Mortgage Loan was originated on November 5, 2014 by the Royal Bank of Scotland plc. The Brookstone Park Apartments Mortgage Loan had an original principal balance of $24,500,000, has an outstanding principal balance as of the Cut-off Date of $24,500,000 and accrues interest at an interest rate of 4.240% per annum. The Brookstone Park Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Brookstone Park Apartments Mortgage Loan matures on December 1, 2024.

Following the lockout period, the borrower has the right to defease the Brookstone Park Apartments Mortgage Loan in whole, but not in part, on any date before September 1, 2024.  In addition, the Brookstone Park Apartments Mortgage Loan is prepayable without penalty on or after September 1, 2024.

BROOKSTONE PARK APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$24,500,000	100.0%	Loan payoff	$19,805,367	80.8%
			Closing costs	376,760	0.6
			Reserves	270,132	1.1
			Return of equity	4,047,741	17.5
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%

The Property. The Brookstone Park Apartments Property is a class A, garden-style multifamily property located in Covington, Louisiana, situated on approximately 14.7 acres and comprising 240 units in 10 buildings. The improvements were built in two phases at a total cost of $23,462,145. Phase I, consisting of 128 units, was completed at the end of 2011 and Phase II, consisting of 112 units, was completed in early 2014. The unit mix is comprised of 122 one-bedroom units, 106 two-bedroom units and 12 three-bedroom units. Unit amenities include fully equipped kitchens with all electric appliances, large walk-in closets and enclosed patios with outside storage closets. Common area amenities include a community pool, a 5,090 square foot office/clubhouse building with fitness center, business center and a lounge, and gated entry.  The Brookstone Park Apartments Property contains 407 parking spaces, including 62 parking garage spaces available to residents at an additional monthly fee, reflecting an overall parking ratio of 1.7 spaces per unit. As of October 20, 2014, the Brookstone Park Apartments Property was 94.6% occupied.

The following table presents certain information relating to the unit mix of the Brookstone Park Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent Per Unit
1 Bedroom	122	50.8%	744	$917
2 Bedroom	106	44.2%	1,113	$1,207
3 Bedroom	12	5.0%	1,287	$1,419
Total/Weighted Average	240	100.0%	934	$1,070

(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Brookstone Park Apartments Property:

Historical Occupancy(1)

12/31/2011	10/17/2012(2)	12/31/2013(2)	10/20/2014(3)
NAV	97.7%	93.0%	94.6%

(1)
The sponsors developed the Brookstone Park Apartments Property in two phases.  Phase I, consisting of 128 units, was completed at the end of 2011 and Phase II, consisting of 112 units, was completed in early 2014.

(2)	Information obtained from the borrower. Year-end occupancies for 2012 and 2013 include only Phase I.
(3)	Information obtained from the underwritten rent roll.

BROOKSTONE PARK APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brookstone Park Apartments Property:

Cash Flow Analysis

	2013(1)	TTM 9/30/2014(1)	U/W(1)		U/W $ per Unit
Unit Count	128	203	240
Base Rent	$1,720,010	$2,862,194	$3,081,864		$12,841
Loss to Lease & Concessions	(81,379)	(94,625)	(50,844)		(212)
Other Income	88,828	117,443	143,835		599
Less Vacancy & Credit Loss	(251,102)	(913,317)	(180,184	)(2)	(751)
Effective Gross Income	$1,476,357	$1,971,695	$2,994,671		$12,478

Total Operating Expenses	$574,403	$826,430	$1,001,653		$4,174

Net Operating Income	$901,954	$1,145,265	$1,993,018		$8,304
Capital Expenditures	0	0	48,000		200
Net Cash Flow	$901,954	$1,145,265	$1,945,018		$8,104

NOI DSCR	0.62x	0.79x	1.38x
NCF DSCR	0.62x	0.79x	1.35x
NOI DY	3.7%	4.7%	8.1%
NCF DY	3.7%	4.7%	7.9%

(1)
The sponsors developed the Brookstone Park Apartments Property in two phases.  Phase I, consisting of 128 units, was completed at the end of 2011 and Phase II, consisting of 112 units, was completed in early 2014.

(2)	The underwritten economic vacancy is 5.6%. The Brookstone Park Apartments Property was 94.6% physically occupied as of October 20, 2014.

Appraisal. As of the appraisal valuation date of October 9, 2014, the Brookstone Park Apartments Property had an “as-is” appraised value of $33,000,000.

Environmental Matters. According to a Phase I environmental assessment dated October 16, 2014, there was no evidence of any recognized environmental conditions at the Brookstone Park Apartments Property.

Market Overview and Competition. The Brookstone Park Apartments Property is located in Covington, Louisiana, which is part of the New Orleans metropolitan statistical area, approximately 40 miles north of New Orleans. Regional access to the local area is provided by Highway 21, a four-lane roadway that extends north towards US 190 and veers westward to Baton Rouge and Interstate 12 which is the major east-west thoroughfare in the St. Tammany Parish. Since Hurricane Katrina, Highway 21 has seen a substantial amount of new retail development and has become the primary growth corridor within western St. Tammany Parish.  New developments include the River Chase Center, a 253-acre master planned, mixed-use development with 605,000 square feet of retail space anchored by Target and Sam’s Club, and the Pinnacle Nor du Lac, a 300,000 square foot shopping plaza, anchored by Kohl’s and Hobby Lobby.  Western St. Tammany Parish has seen a number of companies relocate to the area and, according to the appraisal, 5,243 jobs have been added to the parish between 2010 and 2013.  The 2014 estimated population within a one-, three- and five-mile radius of the Brookstone Park Apartments Property was 2,523, 16,523 and 45,775, respectively. The average household income within the same one-, three- and five-mile radius was $116,329, $93,040 and $95,292, respectively. The appraisal identified a competitive set of six multifamily properties, which exhibit a 5.6% average vacancy rate and average asking rents range of $832-$999 per month for one-bedroom units, $1,158-$1,310 per month for two-bedroom units and $1,419 per month for three-bedroom units.

The following table presents certain information relating to some comparable multifamily properties for the Brookstone Park Apartments Property:

Competitive Set(1)

	Brookstone Park Apartments (Subject)	Chenier	Brewster Apartments	Abita View	Ibis Trail at Covington	Chapel Creek	Botanica
Location	Covington, LA	Mandeville, LA	Covington, LA	Covington, LA	Covington, LA	Mandeville, LA	Mandeville, LA
Distance to Subject	--	7 miles	1 mile	4 miles	5 miles	4 miles	6 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	240	288	240	140	264	168	228
Average Rent (per unit)
1 Bedroom	$832-$999	$895-$1,795	$938-$993	$945	$969	$920-$1,025	$860-$935
2 Bedroom	$1,158-$1,310	$1,265-$1,510	$1,235-$1,350	$1,085	$1,132	$1,175-$1,480	$1,039-$1,109
3 Bedroom	$1,419	NAP	$1,413-$1,475	$1,340	$1,208	$1,650	$1,409-$1,459
Utilities	Paid by tenant	Trash, Pest	Water/Sewer, Trash, Pest	Trash, Pest	Trash, Pest	Trash, Pest	Trash, Pest
Total Occupancy	95%	95%	95%	92%	90%	95%	98%

(1)	Information obtained from the appraisal and underwritten rent roll.

BROOKSTONE PARK APARTMENTS

The Borrower. The borrower is PPQ Northshore L.L.C., a special purpose entity. Quentin Dastugue, Paul Dastugue and Pratt Provosty are the guarantors of certain nonrecourse carveouts under the Brookstone Park Apartments Mortgage Loan.

The Sponsors. The sponsors are Quentin Dastugue, Paul Dastugue and Pratt Provosty.  Over his 20-plus year career, Pratt Provosty has experience as a commercial real estate broker, operator, asset manager, loan underwriter and originator.  In 2001, Mr. Provosty teamed up with the Dastugue brothers and formed PPQ Development, LLC (“PPQ”).  Since joining PPQ, Mr. Provosty has been responsible for the acquisition and/or development of approximately 800 apartment units and several of the complexes have been either sold or converted to condominiums.  Paul Dastugue has been involved in commercial property development, leasing, and property management since 1973 and co-founded Property One, Inc. with his brother in 1985.  Quentin Dastugue is CEO and co-founder of Property One, Inc., the property manager of the Brookstone Park Apartments Property. Mr. Dastugue has more than 24 years of experience in the commercial real estate industry, including leasing, investment deals, development, property management, construction project management, and consulting.  During the same period, Mr. Dastugue served four consecutive terms as a Louisiana State Representative.

Escrows. The loan documents provide for upfront reserves in the amount of $198,902 for taxes, $67,230 for insurance and $4,000 for replacement reserves.  The loan documents also provide for ongoing monthly reserves in the amount of $24,161 for taxes, $8,404 for insurance and $4,000 for replacement reserves.

Lockbox and Cash Management. The Brookstone Park Apartments Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Upon the occurrence of a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day. Upon the occurrence and during the continuation of any Cash Management Trigger Event, the remaining cash flow will be held by the lender as additional collateral for the Brookstone Park Apartments Mortgage Loan.

A “Cash Management Trigger Event” will commence (i) December 1, 2024; (ii) upon the occurrence and continuance of an event of default; or (iii) after the first six months of the loan, upon the amortizing debt service coverage ratio falling below 1.10x. A Cash Management Trigger Event will end, with respect to clause (i), the Brookstone Park Apartments Mortgage Loan and all other obligations under the loan documents have been repaid in full; (ii), upon the cure of such event of default; and with respect to clause (iii), upon the date that the amortizing debt service coverage ratio is greater than 1.10x for two consecutive quarters.

Property Management. The Brookstone Park Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Brookstone Park Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and creditworthiness; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, the receipt of a rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Brookstone Park Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Brookstone Park Apartments Property. At the time of loan closing, the Brookstone Park Apartments Property had insurance coverage for windstorm.

CLARKWOOD GREENS

CLARKWOOD GREENS

Clarkwood Greens
4761 Walford Road
Warrensville Heights, OH 44128
Lake Erie
CLEVELAND
Downtown
Euclid
Willoughby Hills
LAKE COUNTY
Bratenahl
East Cleveland
Richmond Heights
Highland Heights
Mayfield
South Euclid
Mayfield Heights
Lyndhurst
Cleveland Heights
Beachwood
Pepper Pike
Shaker Hts.
Woodmere
Highland Hills
Orange
Warrensville Heights
North Randall
Bedford Heights
Maple Hts.
Garfield Heights
Newburgh Hts.
Cuyahoga Hts.
Brooklyn Heights
CUYAHOGA COUNTY
Solon
Bedford
Valley View
Oakwood
Glenwillow
Walton Hills
CUYAHOGA VALLEY NATIONAL PARK
SUMMIT COUNTY
Macedonia
Twinsburg
Burke Lakefront Airport
Rock and Roll Hall of Fame
Cuyahoga County Airport
Stonewater Golf Club
Richmond Town Square
Forest Hills Park
Cleveland Museum of Art
Case Western University
Cleveland Clinic
Cleveland State Univ.
Progressive Field
Quicken Loans Arena
Notre Dame College
John Carroll University
Legacy Village
Acacia Country Club
Beachwood Place
Ursuline College
Siegal Coll. of Judaic Study
Cuyahoga Comm. College East Campus
Thistledown Racino
Garfield Park
Marymount Hospital
Southgate USA
Meadowbrook Market Square
University Hosp. Health Systems Bedford Medical
Bedford Chagrin Park
Shawnee Hills GC
Highland Park GC
MetroHealth Medical Center
Solon Square
Cleveland-Hopkins Intl. Airport 8 miles
Lakeshore Blvd
Saint Clair Ave
Euclid Ave
Highland Rd
Green Rd
Noble Rd
Monticello Rd
Taylor Rd
Lee Blvd
Mayfield Rd
Warrensville Ctr Rd
Cedar Rd
Richmond Rd
Bishop Rd
Fairmount Blvd
Shaker Blvd
Kinsman Rd
Union Ave
Harvard Ave
Miles Ave
Miles Rd
Libby Rd
Northfield Rd
Turney Rd
Broadway Ave
Superior Ave
Quincy Ave
Eddy Rd
Pinetree Rd
Chagrin Blvd
Cannon Rd
Solon Rd
Alexander Rd
Ravenna Rd
SOM Center Rd
RED LINE
GREEN LINE
BLUE LINE
Lake Erie
CLEVELAND
Lakewood
Euclid
Parma
Solon
Elyria
AKRON
Barberton
Medina
Strongsville
Hudson
Streetsboro
Kent
Aurora
North Olmsted
Mentor

No. 10 - Clarkwood Greens

Loan Information		Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
		Property Type:	Multifamily
Original Principal Balance:	$23,600,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$23,600,000	Location:	Warrensville Heights, OH
% of Initial Pool Balance:	2.7%	Size:	568 Units
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Unit:	$41,549
Borrower Name:	Clarkwood Apartments Ltd.	Year Built/Renovated:	1963/2014
Sponsor:	Michael Gibbons	Title Vesting:	Fee
Mortgage Rate:	4.580%	Property Manager:	AIY Properties, Inc.
Note Date:	November 5, 2014	3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy(2):	NAV
Maturity Date:	November 6, 2024	Most Recent Occupancy (As of):	93.0% (7/31/2013)
IO Period:	36 months	Current Occupancy (As of):	93.1% (10/7/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,525,985 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,773,214 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of) (3):	$2,137,372 (TTM 9/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$4,870,459
Additional Debt Type:	NAP	U/W Expenses:	$2,633,309
		U/W NOI(3):	$2,237,150
		U/W NCF(3):	$2,095,150
		U/W NOI DSCR:	1.54x
Escrows and Reserves(1):		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	9.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.9%
Taxes	$229,842	$43,779	NAP	As-Is Appraised Value:	$31,500,000
Insurance	$37,356	$11,859	NAP	As-Is Appraisal Valuation Date:	September 22, 2014
Replacement Reserves	$0	$11,833	$426,000	Cut-off Date LTV Ratio:	74.9%
Deferred Maintenance	$18,480	$0	NAP	LTV Ratio at Maturity or ARD:	65.7%

(1)	See “Escrows” section.
(2)	The sponsor acquired the Clarkwood Greens Property in September 2013 and historical occupancy information was not available.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Clarkwood Greens Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Warrensville Heights, Ohio (the “Clarkwood Greens Property”).  The Clarkwood Greens Mortgage Loan was originated on November 5, 2014 by Rialto Mortgage Finance, LLC.  The Clarkwood Greens Mortgage Loan had an original principal balance of $23,600,000, has an outstanding principal balance as of the Cut-off Date of $23,600,000 and accrues interest at an interest rate of 4.580% per annum.  The Clarkwood Greens Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Clarkwood Greens Mortgage Loan matures on November 6, 2024.

Following the lockout period, the borrower has the right to defease the Clarkwood Greens Mortgage Loan in whole, but not in part, on any date before August 6, 2024.  In addition, the Clarkwood Greens Mortgage Loan is prepayable without penalty on or after August 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$23,600,000	100.0%	Loan payoff	$19,082,435	80.9%
			Reserves	285,678	1.2
			Closing costs	372,553	1.6
			Return of equity	3,859,334	16.4
Total Sources	$23,600,000	100.0%	Total Uses	$23,600,000	100.0%

The Property.  The Clarkwood Greens Property is a class B, garden-style multifamily property located in Warrensville Heights, Ohio, approximately 10 miles southeast of the Cleveland central business district. The Clarkwood Greens Property is situated on

CLARKWOOD GREENS

approximately 30.9 acres and comprises 568 units in 25 buildings. The improvements were built in 1963 and were recently renovated in 2013 and 2014. Since the acquisition of the Clarkwood Greens Property in 2013, the borrower reportedly invested approximately $449,196 in capital expenditures. Common area amenities include an outdoor swimming pool, a picnic area, covered parking, a playground, on-site laundry, storage lockers and on-site management. The Clarkwood Greens Property contains 763 parking spaces, reflecting an overall parking ratio of 1.3 spaces per unit. As of October 7, 2014, the Clarkwood Greens Property was 93.1% occupied.

The following table presents certain information relating to the unit mix of the Clarkwood Greens Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	56	9.9%	700	$656
2 Bedroom	245	43.1%	804	$686
3 Bedroom	235	41.4%	1,146	$819
4 Bedroom	32	5.6%	1,338	$909
Total/Weighted Average	568	100.0%	965	$750

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Clarkwood Greens Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	7/31/2013(2)	10/7/2014(3)
NAV	NAV	93.0%	93.1%

(1)	The sponsor acquired the Clarkwood Greens Property in September 2013 and historical occupancy information was not available.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

CLARKWOOD GREENS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Clarkwood Greens Property:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W(1)	U/W $ per Unit
Base Rent	$4,878,810	$5,203,976	$5,365,972	$4,753,692	$8,369
Grossed Up Vacant Space	0	0	0	360,828	635
Concessions	0	(218,742)	(360,576)	(107,736)	(190)
Other Income	380,625	381,576	456,310	380,503	670
Less Vacancy & Credit Loss	(752,055)	(554,044)	(541,312)	(516,828)(2)	(910)
Effective Gross Income	$4,507,380	$4,812,767	$4,920,392	$4,870,459	$8,575

Total Operating Expenses	$2,981,395	$3,039,553	$2,783,020	$2,633,309	$4,636

Net Operating Income	$1,525,985	$1,773,214	$2,137,372	$2,237,150	$3,939
Capital Expenditures	0	0	0	142,000	250
Net Cash Flow	$1,525,985	$1,773,214	$2,137,372	$2,095,150	$3,689

NOI DSCR	1.05x	1.22x	1.48x	1.54x
NCF DSCR	1.05x	1.22x	1.48x	1.45x
NOI DY	6.5%	7.5%	9.1%	9.5%
NCF DY	6.5%	7.5%	9.1%	8.9%

(1)	The increase in Net Operating Income and Net Cash Flow from TTM 9/30/2014 to the U/W is primarily due to the sponsor’s reduction of both operating expenses and concessions offered at the property
(2)	The underwritten economic vacancy is 12.2%. The Clarkwood Greens Property was 93.1% physically occupied as of October 7, 2014.

Appraisal.  As of the appraisal valuation date of September 22, 2014, the Clarkwood Greens Property had an “as-is” appraised value of $31,500,000.

Environmental Matters.  According to a Phase I environmental assessment dated September 18, 2014, there was no evidence of any recognized environmental conditions at the Clarkwood Greens Property.

Market Overview and Competition.  The Clarkwood Greens Property is located in Warrensville Heights, Ohio, approximately 10 miles southeast of the Cleveland central business district. Regional access to the area is provided by Interstate 71, Interstate 77, and Interstate 90.  Interstates 71 and 77 are major north-south thoroughfares providing access to the Cleveland central business district to the north and through Columbus and Akron, Ohio, respectively, to the south. Interstate 90 is a major east-west thoroughfare. Approximately two miles northeast of the Clarkwood Greens Property is the University Hospital’s Ahuja Medical Center, a $300 million medical center that opened in 2011. The corporate headquarters of Eaton Corporation is located just west of the medical center. After an $88 million renovation the Thistledown Race Track re-opened in 2013 and now offers over 1,150 video lottery terminals, seasonal live racing as well as year-round simulcast racing. The 2014 population within a one-, three- and five-mile radius of the property was 8,281, 68,169 and 188,856, respectively. The average household income within the same one-, three- and five-mile radius was $37,336, $56,425 and $67,149, respectively. The appraisal identified a competitive set of seven multifamily properties, which exhibit a 5.3% average vacancy rate. According to a third party market research report, the Clarkwood Greens Property is located in the Bedford/Garfield Heights/Bedford Heights submarket, which reported a second quarter 2014 average vacancy rate of 3.0%.

The following table presents certain information relating to some comparable multifamily properties for the Clarkwood Greens Property:

Competitive Set(1)

	Clarkwood Greens Property (Subject)	Trinity Towers Property	Granada Gardens Property	Highland Woods Property	Rockside Park Property	Columbus Park Property	Emerick Manor Property	Huntington Green Property
Location	Warrensville Heights	Bedford Heights	Warrensville Heights	Warrensville Heights	Bedford Heights	Bedford Heights	Warrensville Heights	University Heights
Distance to Subject	--	2 miles	1 mile	<1 mile	3 miles	4 miles	1 mile	6 miles
Property Type	Garden	Mid-Rise	Garden	Mid-Rise	Mid-Rise	Mid-Rise	Mid-Rise	Mid-Rise
Number of Units	568	499	940	663	536	623	131	426
Average Monthly Rent (per unit)
0-1 Bedroom	$656	$612	$629-$654	$605	$690	$514	$645	$705-$920
2 Bedroom	$655-$759	$769	$739-$819	$724	$797-$832	$662	$710	$760-$1,170
3 Bedroom	$776-$829	$904	$805-$934	$860	$974-$992	$899	$843	$1,340
4 Bedroom	$909	N/A	$869	N/A	N/A	N/A	N/A	N/A
Utilities	Some Incl.	Some Incl.	Some Incl.	Some Incl.	Some Incl.	Some Incl.	Some Incl.	Some Incl.
Total Occupancy	93%	98%	95%	89%	96%	97%	96%	94%

(1)	Information obtained from the appraisal and underwritten rent roll.

CLARKWOOD GREENS

The Borrower.  The borrower is Clarkwood Apartments Ltd., a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Clarkwood Greens Mortgage Loan.  Michael E. Gibbons is the guarantor of certain nonrecourse carveouts under the Clarkwood Greens Mortgage Loan.  Michael E. Gibbons also serves as the guarantor of certain nonrecourse carveouts for the Granada Gardens Mortgage Loan, which has a cut-off date principal balance of $34,500,000 and will be contributed to the WFRBS 2014-C25 Trust. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus Supplement.

The Sponsor.  The sponsor, Michael E. Gibbons, is a senior managing director and principal of Brown Gibbons Lang & Company, an independent investment bank serving middle market companies worldwide. He is also on the board of directors for Associated Estates Realty Corporation, a publically traded REIT specializing in owning and managing apartment communities. Associated Estates Realty Corporation currently owns a portfolio of 53 properties totaling more than 13,908 apartment units in eight states. Over the past 30 years, Mr. Gibbons has purchased, managed and sold approximately 7,000 apartment units.

Escrows.  The loan documents provide for upfront escrows in the amount of $229,842 for real estate taxes, $37,356 for insurance and $18,480 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $43,779 for taxes, $11,859 for insurance and $11,833 for replacement reserves (subject to a cap of $426,000).

Lockbox and Cash Management.  Upon the occurrence of a Cash Management Trigger Event (as defined below), the Clarkwood Greens Mortgage Loan requires the borrower to (i) establish a lender-controlled lockbox account and (ii) direct the manager to deliver all receipts payable (and other amounts received) with respect to the Clarkwood Greens Property directly into the lockbox account within two business days of receipt.

In the absence of any Cash Sweep Event (as defined below), all funds in the cash management account will be applied by the lender to payments of debt service, required reserves, approved operating expenses and other items required under the loan documents and the remaining cash flow (the “Remaining Cash Flow”) will be released to the borrower. Upon the occurrence and during the continuation of any Cash Sweep Event (other than an event of default), the Remaining Cash Flow will be held by the lender as additional collateral for the Clarkwood Greens Mortgage Loan.

A “Cash Management Trigger Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of the borrower, guarantor or property manager; or (iii) upon the amortizing debt service coverage ratio falling below 1.20x based on the trailing 12 month period.  A Cash Management Trigger Event will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; or with respect to clause (iii) above, upon the amortizing debt service coverage ratio being above 1.20x based on the trailing 12 month period.

A “Cash Sweep Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of borrower, guarantor or property manager; or (iii) upon the amortizing debt service coverage ratio falling below 1.20x based on the trailing 12 month period. A Cash Sweep Event will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; or with respect to clause (iii) above, upon the amortizing debt service coverage ratio being above 1.20x based on the trailing 12 month period.

Property Management.  The Clarkwood Greens Property is managed by AIY Properties, Inc.

Assumption.  The borrower has the right to transfer the Clarkwood Greens Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the payment of a 1% assumption fee, (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, rating agency confirmation from DBRS, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C25 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Clarkwood Greens Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12 month extended period of indemnity.

No. 11 – DoubleTree - Virginia Beach

Loan Information	Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Original Principal Balance:	$20,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$20,000,000	Location:	Virginia Beach, VA
% of Initial Pool Balance:	2.3%	Size:	292 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$68,493
Borrower Name:	1900 Pavilion, LLC	Year Built/Renovated:	1983/2014
Sponsor:	Mark F. Garcea and Page S. Johnson, II	Title Vesting:	Fee
Mortgage Rate:	4.400%	Property Manager:	Harmony Hospitality Inc.
Note Date:	November 5, 2014	3rd Most Recent Occupancy (As of):	83.3% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(6):	64.6% (12/31/2012)
Maturity Date:	December 1, 2024	Most Recent Occupancy (As of)(6):	49.4% (12/31/2013)
IO Period:	36 months	Current Occupancy (As of):	53.2% (9/30/2014)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	3rd Most Recent NOI (As of):	$2,751,975 (12/31/2012)
Call Protection:	L(24),D(93),O(3)	2nd Most Recent NOI (As of)(6):	$1,624,316 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)	Most Recent NOI (As of):	$2,397,590 (TTM 9/30/2014)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$8,230,169
U/W Expenses:	$5,858,148
U/W NOI:	$2,372,021
Escrows and Reserves:	U/W NCF:	$2,042,814
U/W NOI DSCR:	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.70x
Taxes	$92,199	(1)	NAP	U/W NOI Debt Yield:	11.9%
Insurance	$164,638	(1)	NAP	U/W NCF Debt Yield:	10.2%
Renovation Reserve(2)	$2,110,000	$0	NAP	As-Is Appraised Value:	$33,600,000
FF&E Reserve	$0	(3)	NAP	As-Is Appraisal Valuation Date:	October 14, 2014
Seasonality Reserve(4)	$500,000	Springing	$500,000	Cut-off Date LTV Ratio:	59.5%
Case Goods Reserve(5)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	52.0%

(1)
Ongoing escrows for taxes and insurance will be payable each year on June 1, July 1, August 1, and September 1. These collections are sufficient to cover the full year’s tax and insurance escrow obligation.

(2)	A Renovation Reserve of $2,110,000 was deposited at closing. This reserve will be used to upgrade the exterior and lobby of the DoubleTree - Virginia Beach Property.
(3)
Collections of the FF&E Reserve will be suspended for the first year of the mortgage loan. Starting in 2016, the FF&E reserves will be due each year in June, July, August and September (based on 4% of the hotel’s total revenues achieved in the previous year of the mortgage loan, but never less than $82,500 per month).

(4)
A Seasonality Reserve of $500,000 was deposited at closing, which will be used to cover projected debt service shortfalls during the non-summer months. The reserve must be replenished to $500,000 from available excess cash flow in June, July, August, and September of each year.

(5)
A Case Goods Reserve of $350,000 will be taken during the first year of the mortgage loan based on four monthly payments of $87,500 in June, July, August, and September of 2015. The funds will be used no later than December 2016 to fund the purchase of new case goods for half of the hotel’s guest rooms. The borrower is then obligated to replenish the account by an additional $350,000 in order to fund the purchase of new case goods for the remainder of the hotel’s guest rooms no later than December 2017. The borrower is obligated under the loan documents to replace the case goods. The Case Goods Reserve is guaranteed by the guarantors (Mark F. Garcea and Page S. Johnson II).

(6)	See “Cash Flow Analysis” section.

The DoubleTree - Virginia Beach mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 12-story, full service hotel located in Virginia Beach, Virginia (the “DoubleTree - Virginia Beach Property”).  Built in 1983, the DoubleTree - Virginia Beach Property comprises 292 guestrooms and was last renovated in 2013-2014 at a cost of $2.5 million (inclusive of a $1.98 million property improvement plan (“PIP”)). The DoubleTree - Virginia Beach Property is located adjacent to the Virginia Beach Convention Center, with immediate access to Interstate 264 East. The DoubleTree - Virginia Beach Property is an approximately 15 minute drive southeast to the nearest airport and eight blocks west of Virginia Beach. Guest rooms include either one king size bed or two double beds.   Hotel amenities include a pool, fitness room, business center and self-service guest laundry facilities.  All rooms include 37” flat screen televisions, refrigerators, microwaves and work desks. The DoubleTree - Virginia Beach Property underwent a renovation in 2013-2014 that included the installation of new carpeting and vinyl flooring and painting of all guestrooms. The renovation also included new chairs, new vanities, mirrors and bathroom fixtures in each of the guestroom bathrooms, new light fixtures, furniture drapes, carpeting and vinyl flooring in the public spaces and upgrades to the elevators. The DoubleTree - Virginia Beach Property operates under a franchise agreement with Hilton, which expires in June 2025.

DOUBLETREE - VIRGINIA BEACH

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$12,608,470	63.0%
			Reserves	2,866,837	14.3
			Closing costs	448,786	2.2
			Return of equity	4,075,907	20.4
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			DoubleTree - Virginia Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2014 TTM	60.3%	$121.17	$73.10	53.0%	$115.61	$61.22	87.8%	95.4%	83.7%
8/31/2013 TTM	60.3%	$117.32	$70.76	50.8%	$108.71	$55.19	84.2%	92.7%	78.0%
8/31/2012 TTM	61.6%	$113.84	$70.13	74.5%	$97.29	$72.44	120.9%	85.5%	103.3%

(1)
Information obtained from a third party hospitality report dated September 18, 2014. The competitive set includes the following hotels: Holiday Inn Virginia Beach Norfolk, Sheraton Virginia Beach Oceanfront, Crown Plaza Virginia Beach Town Center, Wyndham Virginia Beach and Hilton Garden Inn Virginia Beach Town Center.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DoubleTree - Virginia Beach Property:

Cash Flow Analysis

	2012(1)	2013(1)	TTM 9/30/2014(1)	U/W	U/W $ per Room
Occupancy	64.6%	49.4%	53.2%	53.2%
ADR	$99.83	$108.98	$114.23	$114.23
RevPAR	$64.52	$64.52	$60.77	$60.77

Total Revenue	$8,819,003	$7,264,845	$8,230,169	$8,230,169	$28,186
Total Department Expenses	2,814,460	2,458,538	2,529,838	2,529,838	8,664
Gross Operating Profit	$6,004,543	$4,806,307	$5,700,331	$5,700,331	$19,522

Total Undistributed Expenses	2,941,995	2,827,070	2,918,940	2,934,606	10,050
Profit Before Fixed Charges	$3,062,548	$1,979,237	$2,781,391	$2,765,725	$9,472

Total Fixed Charges	310,573	354,921	383,801	393,705	1,348

Net Operating Income	$2,751,975	$1,624,316	$2,397,590	$2,372,021	$8,123
FF&E	342,743	0	329,207	329,207	1,127
Net Cash Flow	$2,409,232	$1,624,316	$2,068,383	$2,042,814	$6,996

NOI DSCR	2.29x	1.35x	1.99x	1.97x
NCF DSCR	2.00 x	1.35x	1.72x	1.70x
NOI DY	13.8%	8.1%	12.0%	11.9%
NCF DY	12.0%	8.1%	10.3%	10.2%

(1)
The decrease in occupancy and Net Operating Income from 2012 to 2013 and TTM 9/30/2014 at the DoubleTree - Virginia Beach Property is attributed to the non-renewal of contract with the Military Sea Lift Command, part of the U.S. Navy, in early 2012 and major renovation work that commenced in 2013. Upon completion of the renovation work in early 2014, occupancy and Net Operating Income began to stabilize.

No. 12 – All Storage Keller Haslet & Katy

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc	Single Asset/Portfolio:	Single Asset
Property Type:	Self Storage
Original Principal Balance:	$19,850,000	Specific Property Type:	Self Storage

Cut-off Date Principal Balance:	$19,850,000	Location:	Keller, TX

% of Initial Pool Balance:	2.3%	Size:	302,996 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$65.51
Borrower Name:	K&K All Storage, Ltd.	Year Built/Renovated:	2003/NAP
Sponsor(1):	Jay Schuminsky	Title Vesting:	Fee
Mortgage Rate:	4.526%	Property Manager:	Regional Management Co., Inc.
Note Date:	November 6, 2014	3rd Most Recent Occupancy (As of)(2):	88.2% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(2):	92.4% (12/31/2012)
Maturity Date:	December 1, 2024	Most Recent Occupancy (As of)(2):	93.9% (12/31/2013)
IO Period:	None	Current Occupancy (As of):	89.6% (8/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$1,689,786 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,910,516 (12/31/2013)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$2,073,731 (TTM 8/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$2,829,665
Additional Debt Type:	NAP	U/W Expenses:	$818,400
U/W NOI:	$2,011,265
U/W NCF:	$1,965,816
U/W NOI DSCR:	1.66x
U/W NCF DSCR:	1.62x
Escrows and Reserves:	U/W NOI Debt Yield:	10.1%
U/W NCF Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$28,500,000
Taxes	$0	$32,703	NAP	As-Is Appraisal Valuation Date:	September 26, 2014
Insurance	$29,104	$3,234	NAP	Cut-off Date LTV Ratio:	69.6%
Replacement Reserves	$0	$3,787	136,348	LTV Ratio at Maturity or ARD:	56.4%

(1)
Jay Schuminsky also serves as the loan sponsor for the All Storage Old Denton mortgage loan, which has a Cut-off Date Principal Balance of $4,400,000 and is being contributed to the WFRBS 2014-C25 Trust.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus Supplement.

(2)	Occupancy based on per unit, inclusive of 883 open parking/carport spaces utilized for RV/boat storage. Historical occupancy based on net rentable square footage is unavailable.

The All Storage Keller Haslet & Katy mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 302,996 square foot self storage facility located in Keller, Texas (the “All Storage Keller Haslet & Katy Property”), approximately 18 miles northeast of the Fort Worth central business district. The All Storage Keller Haslet & Katy Property is comprised of 28 single-story buildings, 17 carport buildings and one two-story building. In total, the All Storage Keller Haslet & Katy Property comprises 1,318 storage units, including 552 (41.9%) climate controlled units and 883 parking units. The All Storage Keller Haslet & Katy Property amenities include surveillance cameras, two elevators and two service lifts that provide access to the second level units, key pad entry and a two-story leasing office/apartment unit.  As of August 31, 2014, the All Storage Keller Haslet & Katy Property was 89.6% occupied.

All STORAGE KELLER HASLET & KATY

Sources and Uses

Sources			Uses
Original loan amount	$19,850,000	100.0%	Loan payoff(1)	$7,422,590	37.4%
			Reserves	29,104	0.1
			Closing costs	518,528	2.6
			Return of equity	11,879,778	59.8
Total Sources	$19,850,000	100.0%	Total Uses	$19,850,000	100.0%

(1)	The All Storage Keller Haslet & Katy Property was previously securitized in JPMCC 2004-CBX. In addition to paying off the previous CMBS loan, proceeds were used to retire a loan from a regional bank.

The following table presents information relating to the historical occupancy for the All Storage Keller Haslet & Katy Property:

Historical Occupancy(1)

12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	8/31/2014
88.2%	92.4%	93.9%	89.6%

(1) Information obtained from the underwritten rent roll.
(2) Occupancy based on per unit, inclusive of 883 open parking/carport spaces utilized for RV/boat storage. Historical occupancy based on net rentable square footage is unavailable.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the All Storage Keller Haslet & Katy Property:

Cash Flow Analysis

	2012	2013	TTM 8/31/2014	U/W	U/W $ per SF
Base Rent	$2,408,070	$2,637,200	$3,356,784	$3,356,784	$11.08
Loss to Lease & Concessions	0	0	(458,471)	(429,456)	(1.42)
Other Income	113,175	111,139	106,125	106,125	0.35
Less Vacancy & Credit Loss	0	0	(212,071)	(203,788)(1)	(0.67)
Effective Gross Income	$2,521,245	$2,748,339	$2,792,367	$2,829,665	$9.34

Total Operating Expenses	$831,459	$837,823	$718,636	$818,400	$2.70

Net Operating Income	$1,689,786	$1,910,516	$2,073,731	$2,011,265	$6.64
Replacement Reserves	0	0	0	45,449	0.15
Net Cash Flow	$1,689,786	$1,910,516	$2,073,731	$1,965,816	$6.49

NOI DSCR	1.40x	1.58x	1.71x	1.66x
NCF DSCR	1.40x	1.58x	1.71x	1.62x
NOI DY	8.5%	9.6%	10.4%	10.1%
NCF DY	8.5%	9.6%	10.4%	9.9%
(1) The underwritten economic Vacancy & Credit Loss is 7.0%. The All Storage Keller Haslet & Katy Property was 89.6% physically occupied by net rentable square footage as of August 31, 2014.

No. 13 – Twin Falls Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Hospitality
Original Principal Balance:	$18,500,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$18,455,952			Location:	Various – See Table
% of Initial Pool Balance:	2.1%			Size:	277 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$66,628
Borrower Names:	Twin Falls Hotels, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	James Burgess; Jeff Burgess			Title Vesting:	Fee
Mortgage Rate:	4.766%			Property Manager:	Safari Hospitality, Inc.
Note Date:	September 30, 2014			3rd Most Recent Occupancy (As of):	58.7% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	66.0% (12/31/2012)
Maturity Date:	October 6, 2024			Most Recent Occupancy (As of):	62.5% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	63.9% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,078,546 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,148,007 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$2,263,835 (TTM 7/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,163,210
				U/W Expenses:	$3,968,739
				U/W NOI:	$2,194,471
				U/W NCF:	$1,947,942
Escrows and Reserves:				U/W NOI DSCR:	1.89x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.9%
Taxes	$109,429	$21,885	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$22,500	$4,500	NAP	As-Is Appraised Value:	$26,700,000
FF&E Reserve	$20,544	$20,544	NAP	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$46,250	NAP	NAP	Cut-off Date LTV Ratio:	69.1%
Seasonality Reserve(1)	$122,991	15,374	122,991	LTV Ratio at Maturity or ARD:	56.5%

(1)
A Seasonality Reserve of $122,991 was deposited at closing, which will be used to cover debt service shortfalls during the months of November, December, January and February.  This reserve must be replenished to $122,991 from available cash flow on each payment date from March through October.

The Twin Falls Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering three limited service hotels: the Holiday Inn Express Twin Falls property, the Hampton Inn - Twin Falls property, and the Quality Inn - Twin Falls property, each located in Twin Falls, Idaho (the “Twin Falls Portfolio Properties”). The Holiday Inn Express Twin Falls was constructed in 2009, consists of one, three-story building, is situated on a 2.2 acre site and comprises a total building area of approximately 53,494 square feet. The Hampton Inn - Twin Falls was constructed in 2004, consists of one, three-story building, is situated on a 1.6 acre site and comprises a total building area of approximately 43,500 square feet. The Quality Inn - Twin Falls was constructed in 1992, expanded in 1999 and renovated in 2014, consists of two buildings, one three-story building and one two-story building, is situated on a 2.1 acre site and comprises a total building area of approximately 56,105 square feet.  Amenities and services provided at the Twin Falls Portfolio Properties include indoor pools, whirlpools, complimentary breakfasts and Wi-Fi, business centers and fitness facilities. The Holiday Inn Express Twin Falls and Hampton Inn - Twin Falls have 1,100 square feet and 750 square feet of meeting space, respectively. Demand generators in Twin Falls include, the College of Southern Idaho, St. Luke’s Magic Valley Medical Center, food companies such as Glanbia Foods, Chobani, Clif Bar, Falls Brand, Amalgamated Sugar Company and Lamb Weston.

Sources and Uses

Sources			Uses
Original loan amount	$18,500,000	100.0%	Loan payoff	$13,328,258	72.0%
			Reserves	321,713	1.7
			Closing costs	385,137	2.1
			Return of equity	4,464,891	24.1
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

TWIN FALLS PORTFOLIO

The following table presents certain information relating to the Twin Falls Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value
Holiday Inn Express – Twin Falls, ID	Limited Service	$7,881,190	42.7%	91	$86,606	2009/NAP	$11,400,000
Hampton Inn – Twin Falls, ID	Limited Service	$5,945,809	32.2%	75	$79,277	2004/2013	$8,600,000
Quality Inn – Twin Falls, ID	Limited Service	$4,628,952	25.1%	111	$41,702	1992/2014	$6,700,000
Total/Weighted Average		$18,455,952	100.0%	277	$66,628		$26,700,000

     Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express Twin Falls)(1)

	Competitive Set			Holiday Inn Express			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2014 TTM	62.4%	$88.39	$55.13	69.1%	$102.61	$70.95	110.9%	116.1%	128.7%
12/31/2013	62.5%	$86.57	$54.09	70.6%	$100.54	$70.94	112.9%	116.1%	131.2%
12/31/2012	59.8%	$82.93	$49.62	69.5%	$96.58	$67.15	116.2%	116.5%	135.3%

(1)
Information obtained from third party hospitality research reports dated January 17, 2013, January 17, 2014, and August 19, 2014 for 12/31/2012, 12/31/2013, and 7/31/2014 TTM, respectively. The competitive set includes the following hotels: Red Lion Hotel Canyon Springs Twin Falls, Best Western Plus Twin Falls Hotel, Shilo Inn Suites Twin Falls, La Quinta Inns & Suites Twin Falls, Comfort Inn & Suites Jerome, and Hilton Garden Inn Twin Falls.

     Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn - Twin Falls)(1)

	Competitive Set			Hampton Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2014 TTM	62.4%	$88.39	$55.13	68.1%	$104.42	$71.10	109.2%	118.1%	129.0%
12/31/2013	62.5%	$86.57	$54.09	64.0%	$100.09	$64.01	102.4%	115.6%	118.3%
12/31/2012	59.8%	$82.93	$49.62	66.4%	$92.30	$61.32	111.0%	111.3%	123.6%

(1)
Information obtained from third party hospitality research reports dated January 17, 2013, January 17, 2014, and August 20, 2014 for 12/31/2012, 12/31/2013, and 7/31/2014 TTM, respectively.  The competitive set includes the following hotels: Red Lion Hotel Canyon Springs Twin Falls, Best Western Plus Twin Falls Hotel, Shilo Inn Suites Twin Falls, La Quinta Inns & Suites Twin Falls, Comfort Inn & Suites Jerome, and Hilton Garden Inn Twin Falls.

Subject and Market Historical Occupancy, ADR and RevPAR
(Quality Inn - Twin Falls)(1)

	Competitive Set			Quality Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2014 TTM	58.9%	$83.46	$49.20	57.0%	$77.20	$44.02	96.7%	92.5%	89.5%
12/31/2013	59.4%	$81.78	$48.60	54.2%	$76.99	$41.73	91.2%	94.2%	85.9%
12/31/2012	57.3%	$78.80	$45.15	62.1%	$65.79	$40.86	108.4%	83.5%	90.5%

(1)
Information obtained from third party hospitality research reports dated January 18, 2013, January 17, 2014, and August 20, 2014 for 12/31/2012, 12/31/2013, and 7/31/2014 TTM, respectively.  The competitive set includes the following hotels: Red Lion Hotel Canyon Springs Twin Falls, Best Western Plus Twin Falls Hotel, Shilo Inn Suites Twin Falls, La Quinta Inns & Suites Twin Falls, and Comfort Inn & Suites Jerome.

TWIN FALLS PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Twin Falls Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 7/31/2014	U/W	U/W $ per Room
Occupancy	66.0%	62.5%	63.9%	63.9%
ADR	$83.46	$91.75	$94.25	$94.25
RevPAR	$55.06	$57.34	$60.20	$60.20

Total Revenue	$5,628,659	$5,876,782	$6,163,050	$6,163,210	$22,250
Total Department Expenses	1,528,742	1,646,542	1,742,010	1,742,055	6,289
Gross Operating Profit	$4,099,917	$4,230,240	$4,421,040	$4,421,154	$15,961

Total Undistributed Expenses	1,720,924	1,779,143	1,851,593	1,913,244	6,907
Profit Before Fixed Charges	$2,378,993	$2,451,097	$2,569,447	$2,507,910	$9,054

Total Fixed Charges	300,447	303,090	305,612	313,439	1,132

Net Operating Income	$2,078,546	$2,148,007	$2,263,835	$2,194,471	$7,922
FF&E	168,860	235,072	246,522	246,528	890
Net Cash Flow	$1,909,686	$1,912,935	$2,017,313	$1,947,942	$7,032

NOI DSCR	1.79x	1.85x	1.95x	1.89x
NCF DSCR	1.65x	1.65x	1.74x	1.68x
NOI DY	11.3%	11.6%	12.3%	11.9%
NCF DY	10.3%	10.4%	10.9%	10.6%

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No. 14 – Residences at 865 East

Loan Information		Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
		Property Type:	Multifamily
Original Principal Balance:	$16,850,000	Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$16,850,000	Location:	Harrisonburg, VA
% of Initial Pool Balance:	1.9%	Size(3):	274 Beds
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Bed:	$61,496
Borrower Name:	865 East, LLC	Year Built/Renovated:	2009/NAP
Sponsor(1):	Various	Title Vesting:	Fee
Mortgage Rate:	4.250%	Property Manager:	Self-managed
Note Date:	October 30, 2014	3rd Most Recent Occupancy (As of):	86.4% (9/30/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (8/1/2012)
Maturity Date:	November 11, 2024	Most Recent Occupancy (As of):	97.8% (9/1/2013)
IO Period:	60 months	Current Occupancy (As of):	99.3% (9/12/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,237,840 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,412,767 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$1,369,190 (TTM 8/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$2,044,859
Additional Debt Type:	NAP	U/W Expenses:	$654,026
		U/W NOI:	$1,390,834
		U/W NCF:	$1,343,188
Escrows and Reserves:		U/W NOI DSCR:	1.40x
		U/W NCF DSCR:	1.35x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.3%
Taxes	$0	$8,404	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$12,062	$3,017	NAP	As-Is Appraised Value:	$24,000,000
Replacement Reserves	$0	$3,435	NAP	As-Is Appraisal Valuation Date:	September 3, 2014
TI/LC Reserve	$0	$455	NAP	Cut-off Date LTV Ratio:	70.2%
Tenant Reserve(2)	$87,600	$0	NAP	LTV Ratio at Maturity or ARD:	64.0%

(1)	The sponsors are Janis J. Brown, Dain T. Hammond, and The Janis J. Brown Revocable Trust.
(2)	The Tenant Reserve represents 125.0% of the amount of future rent credits and outstanding TI/LCs owed by the landlord for two of the retail tenants.
(3)	There are 274 beds in 96 units.

The Residences at 865 East mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a six-story, 274-bed student housing project located in Harrisonburg, Virginia (the “Residences at 865 East Property”) located less than one mile south of the James Madison University campus.  Built in 2009, the Residences at 865 East Property offers ten one-bedroom units, 34 two-bedroom units, 12 three-bedroom units and 40 four-bedroom units and has four retail tenants located on the first floor.  Amenities at the Residences at 865 East Property include a leasing office, game room, media room, fitness center, computer lab and 378 parking spaces, reflecting a parking ratio of 1.4 spaces per bed.  James Madison University reported a total undergraduate enrollment of 18,431 as of Fall 2013 with approximately 67.0% of students living off campus.  As of September 12, 2014, the Residences at 865 East Property was 99.3% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$16,850,000	100.0%	Loan payoff	$15,573,567	92.4%
			Reserves	99,662	0.6
			Closing costs	555,967	3.3
			Return of equity	620,804	3.7
Total Sources	$16,850,000	100.0%	Total Uses	$16,850,000	100.0%

RESIDENCES AT 865 EAST

The following table presents certain information relating to the unit and bed mix of the Residences at 865 East Property:

Unit/Bed Mix Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Base Rent per Unit
1 Bedroom	10	10	3.6%	583	$982
2 Bedroom	34	68	24.8%	812	$1,150
3 Bedroom	12	36	13.1%	1,056	$1,716
4 Bedroom	40	160	58.4%	1,437	$2,184
Total/Weighted Average	96	274	100.0%	1,079	$1,634

(1)	Information obtained from the underwritten rent roll and appraisal.

The following table presents historical occupancy percentages at the Residences at 865 East Property:

Historical Occupancy
9/30/2011(1)	8/1/2012(1)	9/1/2013(1)	9/12/2014(2)
86.4%	100.0%	97.8%	99.3%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Residences at 865 East Property:

Cash Flow Analysis

	2012	2013	TTM 8/31/2014	U/W	U/W $ per Bed
Base Rent	$1,667,712	$1,835,074	$1,817,379	$1,868,400	$6,819
Grossed Up Vacant Space	0	0	0	13,800	50
Other Income(1)	256,938	280,154	272,569	256,770	937
Less Vacancy & Credit Loss	0	(40,372)	(13,267)	(94,110)(2)	(343)

Effective Gross Income	$1,924,650	$2,074,856	$2,076,681	$2,044,859	$7,463

Total Operating Expenses	$686,809	$662,089	$707,491	$654,026	$2,387

Net Operating Income	$1,237,840	$1,412,767	$1,369,190	$1,390,834	$5,076
Capital Expenditures	0	0	0	47,646	174
Net Cash Flow	$1,237,840	$1,412,767	$1,369,190	$1,343,188	$4,902

NOI DSCR	1.24x	1.42x	1.38x	1.40x
NCF DSCR	1.24x	1.42x	1.38x	1.35x
NOI DY	7.3%	8.4%	8.1%	8.3%
NCF DY	7.3%	8.4%	8.1%	8.0%

(1)	Other Income includes revenue derived from four retail tenants ($198,339), a rooftop antenna ($15,600) and miscellaneous other income ($44,712).
(2)	The underwritten economic vacancy is 5.0%. The Residences at 865 East Property was 99.3% physically occupied as of September 12, 2014.

No. 15 – Vista Verde Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$16,650,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$16,650,000			Location:	Orlando, FL
% of Initial Pool Balance:	1.9%			Size:	200 units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$83,250
Borrower Name:	Moncler Vista Verde LLC			Year Built/Renovated(2):	1990/2007
Sponsors(1):	Erwin Sredni; Luis Delgado			Title Vesting:	Fee
Mortgage Rate:	4.280%			Property Manager:	Michaelson Real Estate Group, LLC
Note Date:	October 29, 2014			3rd Most Recent Occupancy (As of)(2):	96.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	97.6% (12/31/2013)
Maturity Date:	November 11, 2021			Most Recent Occupancy (As of)(2):	95.9% (8/31/2014)
IO Period:	48 months			Current Occupancy (As of):	97.5% (10/3/2014)
Loan Term (Original):	84 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$953,933 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,171,144 (12/31/2013)
Call Protection:	L(25),D(55),O(4)			Most Recent NOI (As of):	$1,138,182 (TTM 8/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,357,576
				U/W Expenses:	$1,064,209
				U/W NOI(3):	$1,293,366
				U/W NCF:	$1,243,366
				U/W NOI DSCR:	1.31x
				U/W NCF DSCR:	1.26x
Escrows and Reserves:				U/W NOI Debt Yield:	7.8%
				U/W NCF Debt Yield:	7.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$22,400,000
Taxes	$0	$22,999	NAP	As-Is Appraisal Valuation Date:	September 12, 2014
Insurance	$7,708	$7,711	NAP	Cut-off Date LTV Ratio:	74.3%
Replacement Reserves	$0	$4,167	$150,000	LTV Ratio at Maturity or ARD:	70.6%

(1)
Erwin Sredni and Luis Delgado also serve as loan sponsors for the The Falls at Tampa Bay mortgage loan, which has a Cut-off Date Principal Balance of $11,000,000 and is being contributed to the WFRBS 2014-C25 Trust.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus Supplement.

(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Vista Verde Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a two-story, garden-style multifamily property containing 200 units and located in Orlando, Florida, approximately eight miles southwest of the central business district (the “Vista Verde Apartments Property”).  Built in 1990 and renovated in 2007, the Vista Verde Apartments Property is situated on a 16.1-acre parcel and comprises 27 buildings with a mixture of one- and two-bedroom units, including 12 one-bedroom bungalows units.  Amenities at the Vista Verde Apartments Property include a swimming pool, fitness center, community clubhouse, controlled entry and a car wash area.  Units at the Vista Verde Apartments Property feature a patio or balcony, full kitchen appliance package with dishwasher and microwave, washer/dryer, fireplace and air conditioning.  The Vista Verde Apartments Property contains 375 parking spaces, resulting in a parking ratio of 1.9 spaces per unit.  As of October 3, 2014, the Vista Verde Apartments Property was 97.5% occupied.

VISTA VERDE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$16,650,000	73.1%	Purchase price	$22,200,000	97.5%
Sponsor’s new cash contribution	6,121,629	26.9	Reserves	7,708	0.0
			Closing costs	563,921	2.5
Total Sources	$22,771,629	100.0%	Total Uses	$22,771,629	100.0%

The following table presents certain information relating to the unit mix of the Vista Verde Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Base Rent Per Unit
1 Bedroom/1 Bathroom	68	34.0%	740	$858
1 Bedroom/1 Bathroom (Bungalow)	12	6.0%	740	$905
2 Bedroom/2 Bathroom	120	60.0%	1,040	$1,040
Total/Weighted Average	200	100.0%	920	$971

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Vista Verde Apartments Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	8/31/2014(1)(2)	10/3/2014(3)
96.2%	97.6%	95.9%	97.5%

(1) Information obtained from the borrower.
(2) Represents the average economic occupancy over the trailing 12-month period.
(3) Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Vista Verde Apartments Property:

Cash Flow Analysis

	2012	2013	TTM 8/31/2014	U/W(1)	U/W $ per Unit
Base Rent	$2,125,782	$2,211,651	$2,270,687	$2,331,480	$11,657
Less Concessions	(111,126)	(60,060)	(67,402)	(44,175)	(221)
Other Income	222,323	229,571	222,283	222,283	1,111
Less Vacancy & Credit Loss	(109,374)	(95,917)	(128,219)	(152,012)(2)	(760)
Effective Gross Income	$2,127,605	$2,285,245	$2,297,349	$2,357,576	$11,788

Total Operating Expenses	$1,173,672	$1,114,101	$1,159,167	$1,064,209	$5,321

Net Operating Income	$953,933	$1,171,144	$1,138,182	$1,293,366	$6,467
Replacement Reserves	0	0	0	50,000	250
Net Cash Flow	$953,933	$1,171,144	$1,138,182	$1,243,366	$6,217

NOI DSCR	0.97x	1.19x	1.15x	1.31x
NCF DSCR	0.97x	1.19x	1.15x	1.26x
NOI DY	5.7%	7.0%	6.8%	7.8%
NCF DY	5.7%	7.0%	6.8%	7.5%

(1)   The U/W Net Operating Income is higher than the historical Net Operating Income primarily due to increases in underwritten base rent and decreases in operating expenses.  U/W base rent is based on the rent roll dated October 3, 2014 and is higher than the base rent for the trailing 12-month period ending August 31, 2014.  U/W Total Operating Expenses are lower than historical Total Operating Expenses primarily due to underwritten amounts for general & administrative, payroll and repairs & maintenance, which are areas where the sponsor expects to achieve cost savings compared to the prior owner.

(2) The underwritten economic vacancy is 5.0%. The Vista Verde Apartments Property was 97.5% physically occupied as of October 3, 2014.

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ANNEX C

MORTGAGE POOL INFORMATION

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WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Wells Fargo Bank, National Association	17	$373,046,122	42.6%	4.229%	116	352	2.29x	12.1%	11.0%	54.5%	50.2%
The Royal Bank of Scotland plc	4	148,750,000	17.0	4.315	119	360	1.77	11.0	10.5	66.1	57.4
Rialto Mortgage Finance, LLC	13	147,165,654	16.8	4.669	112	360	1.60	10.7	9.9	70.5	61.1
Silverpeak Real Estate Finance LLC	9	105,911,164	12.1	4.562	109	359	1.60	10.3	9.6	68.2	58.9
Basis Real Estate Capital II, LLC	6	55,865,402	6.4	4.715	107	360	1.49	10.3	9.3	66.6	58.5
C-III Commercial Mortgage LLC	9	35,777,944	4.1	4.681	113	353	1.59	11.0	10.0	60.9	50.2
Liberty Island Group I LLC	1	9,250,000	1.1	4.550	119	360	1.32	8.9	8.0	71.2	65.2
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Multifamily	24	$284,937,132	32.5%	4.517%	106	356	1.53x	10.0%	9.4%	69.2%	61.1%
Garden	18	202,386,770	23.1	4.454	104	360	1.53	9.8	9.2	71.3	63.9
Student Housing	2	51,307,384	5.9	4.653	119	359	1.36	8.7	8.5	69.7	59.2
Low Rise	2	14,197,366	1.6	5.196	68	360	1.25	8.7	8.3	67.7	61.7
Mid Rise	1	9,087,907	1.0	4.450	119	359	1.31	8.2	7.9	58.1	47.0
Senior Housing	1	7,957,705	0.9	4.100	118	238	3.41	25.7	25.1	28.9	17.7
Retail	16	271,532,792	31.0	4.198	117	355	2.52	12.9	12.2	51.0	45.2
Regional Mall	2	200,000,000	22.8	4.051	118	360	2.86	13.7	13.1	45.1	41.0
Anchored	7	46,336,248	5.3	4.643	116	345	1.54	10.8	9.7	69.6	57.7
Shadow Anchored	4	16,891,544	1.9	4.520	119	360	1.58	10.5	9.6	63.9	53.9
Unanchored	2	4,705,000	0.5	4.701	100	340	1.38	9.4	8.8	73.2	63.4
Single Tenant	1	3,600,000	0.4	4.500	119	0	2.24	10.3	10.2	52.2	52.2
Office	6	100,700,000	11.5	4.400	119	360	1.89	10.0	8.8	66.7	64.3
Suburban	5	96,550,000	11.0	4.387	119	360	1.90	9.8	8.8	66.5	64.7
CBD	1	4,150,000	0.5	4.700	120	360	1.60	13.5	10.0	69.2	56.3
Hospitality	7	90,293,374	10.3	4.551	119	359	1.80	13.5	11.1	58.0	49.3
Full Service	2	62,000,000	7.1	4.468	119	360	1.82	14.1	11.1	55.0	47.8
Limited Service	5	28,293,374	3.2	4.732	118	358	1.75	12.4	11.0	64.6	52.7
Other	3	51,657,500	5.9	4.476	119	360	1.34	8.7	8.2	70.1	63.8
Data Center	2	47,400,000	5.4	4.494	119	360	1.33	8.6	8.1	70.6	64.7
Leased Fee	1	4,257,500	0.5	4.270	119	360	1.53	9.2	9.1	64.5	54.7
Self Storage	5	36,733,924	4.2	4.561	120	360	1.62	10.2	9.9	69.6	56.5
Self Storage	5	36,733,924	4.2	4.561	120	360	1.62	10.2	9.9	69.6	56.5
Manufactured Housing Community	6	25,070,500	2.9	4.659	119	359	1.96	13.1	12.2	62.2	50.7
Manufactured Housing Community	6	25,070,500	2.9	4.659	119	359	1.96	13.1	12.2	62.2	50.7
Industrial	5	8,000,000	0.9	4.394	120	360	1.63	10.5	9.8	70.7	64.6
Warehouse	5	8,000,000	0.9	4.394	120	360	1.63	10.5	9.8	70.7	64.6
Mixed Use	1	6,841,061	0.8	4.550	119	359	1.39	9.4	8.5	71.3	57.8
Retail/Office	1	6,841,061	0.8	4.550	119	359	1.39	9.4	8.5	71.3	57.8
Total/Weighted Average:	73	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
Location (State)	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Florida	3	$127,650,000	14.6%	3.901%	110	360	3.27x	13.8%	13.3%	37.2%	36.4%
Texas	13	111,742,561	12.8	4.547	110	359	1.57	10.2	9.6	67.9	56.9
Colorado	1	100,000,000	11.4	4.282	119	360	1.91	12.0	11.3	63.3	55.1
Ohio	6	90,393,210	10.3	4.594	107	360	1.50	9.8	9.2	72.6	64.6
Missouri	2	75,315,156	8.6	4.330	119	359	2.04	10.0	9.1	65.7	64.2
Washington	4	57,629,549	6.6	4.512	118	360	1.79	13.8	10.9	53.6	45.6
California	3	49,116,215	5.6	4.483	119	360	1.34	8.5	8.2	70.0	63.0
Northern	2	45,441,061	5.2	4.482	119	360	1.34	8.5	8.2	70.4	63.8
Southern	1	3,675,154	0.4	4.500	119	359	1.33	8.6	8.1	65.7	53.2
Virginia	2	36,850,000	4.2	4.331	120	360	1.54	10.3	9.2	64.4	57.5
Michigan	5	31,323,929	3.6	4.541	119	329	2.16	15.1	14.3	57.2	47.5
Georgia	5	29,329,050	3.3	4.628	119	359	1.84	11.9	11.0	64.4	55.9
North Carolina	4	29,000,000	3.3	4.600	119	360	1.31	10.0	8.1	72.5	63.6
Louisiana	1	24,500,000	2.8	4.240	120	360	1.35	8.1	7.9	74.2	67.7
Arizona	2	20,169,425	2.3	4.604	119	332	1.46	10.3	9.4	70.9	55.1
Idaho	3	18,455,952	2.1	4.766	118	358	1.68	11.9	10.6	69.1	56.5
New York	3	12,483,924	1.4	4.630	119	359	1.64	10.4	10.2	69.7	56.7
District of Columbia	1	12,200,000	1.4	5.310	60	360	1.24	8.7	8.3	69.3	64.2
Connecticut	2	9,160,811	1.0	4.639	119	360	1.70	8.8	8.1	67.9	67.7
Indiana	3	9,018,147	1.0	4.786	95	335	1.59	11.5	10.3	65.6	55.6
Nevada	3	6,378,378	0.7	4.394	120	360	1.63	10.5	9.8	70.7	64.6
South Carolina	1	6,250,000	0.7	4.560	119	360	1.55	10.3	9.5	59.8	51.2
New Hampshire	1	4,257,500	0.5	4.270	119	360	1.53	9.2	9.1	64.5	54.7
Alabama	1	4,194,667	0.5	4.700	119	359	2.48	17.4	15.4	46.6	38.0
Tennessee	1	4,150,000	0.5	4.700	120	360	1.60	13.5	10.0	69.2	56.3
Illinois	1	2,887,000	0.3	4.730	119	360	1.48	9.9	9.3	75.0	68.9
Wisconsin	1	2,100,000	0.2	4.780	119	360	2.19	14.1	13.8	60.0	50.3
New Jersey	1	1,210,811	0.1	4.394	120	360	1.63	10.5	9.8	70.7	64.6
Total/Weighted Average:	73	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1,498,241 - 2,000,000	2	$3,495,607	0.4%	4.770%	119	359	1.35	x	8.9%	8.5%	59.7%	48.7%
2,000,001 - 3,000,000	3	7,134,255	0.8	4.727	119	360	1.75		11.6	11.0	67.6	58.6
3,000,001 - 4,000,000	6	20,952,154	2.4	4.726	109	347	1.57		9.9	9.3	66.1	58.1
4,000,001 - 5,000,000	11	48,522,730	5.5	4.543	119	359	1.88		12.6	11.5	61.0	50.1
5,000,001 - 6,000,000	4	22,013,647	2.5	4.553	118	360	1.57		10.7	9.6	69.2	59.6
6,000,001 - 7,000,000	2	13,091,061	1.5	4.555	119	359	1.47		9.8	9.0	65.8	54.6
7,000,001 - 8,000,000	3	23,672,861	2.7	4.388	119	319	2.20		15.9	14.8	58.0	47.7
8,000,001 - 9,000,000	2	17,733,388	2.0	4.503	119	299	1.48		9.0	8.2	71.5	61.3
9,000,001 - 10,000,000	3	28,137,907	3.2	4.674	106	360	1.42		9.2	8.8	67.8	60.7
10,000,001 - 15,000,000	6	71,994,962	8.2	4.681	94	360	1.45		9.5	9.0	71.2	63.3
15,000,001 - 20,000,000	7	124,760,329	14.2	4.397	106	359	1.66		10.9	10.0	66.5	57.7
20,000,001 - 30,000,000	3	77,100,000	8.8	4.479	119	360	1.37		9.2	8.3	73.8	65.5
30,000,001 - 50,000,000	4	149,557,384	17.1	4.591	119	360	1.53		10.7	9.4	65.9	57.6
50,000,001 - 70,000,000	1	67,600,000	7.7	4.290	119	0	2.10		9.9	9.1	64.6	64.6
90,000,001 - 100,000,000	2	200,000,000	22.8	4.051	118	360	2.86		13.7	13.1	45.1	41.0
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91	x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.24 - 1.30	3	$37,833,388	4.3%	4.631%	84	346	1.25	x	8.4%	7.9%	72.9%	64.8%
1.31 - 1.40	14	196,176,933	22.4	4.547	119	360	1.34		8.8	8.2	70.7	62.0
1.41 - 1.50	8	97,012,000	11.1	4.551	105	358	1.46		9.6	9.0	73.2	65.5
1.51 - 1.60	7	36,878,156	4.2	4.568	119	360	1.54		10.6	9.4	68.5	57.6
1.61 - 1.70	12	123,334,458	14.1	4.611	116	359	1.65		10.9	10.0	67.7	58.1
1.71 - 1.80	2	10,286,356	1.2	4.469	119	359	1.73		11.3	10.5	61.1	49.4
1.81 - 1.90	2	47,000,000	5.4	4.530	118	360	1.88		14.8	11.5	53.8	46.2
1.91 - 2.00	2	116,475,328	13.3	4.213	111	360	1.92		12.0	11.3	62.8	55.0
2.01 - 2.25	5	94,323,325	10.8	4.403	119	359	2.10		11.0	10.1	63.0	60.3
2.26 - 2.50	1	4,194,667	0.5	4.700	119	359	2.48		17.4	15.4	46.6	38.0
2.51 - 3.50	2	12,251,674	1.4	4.118	118	280	3.37		24.0	23.0	34.4	24.0
3.51 - 3.81	1	100,000,000	11.4	3.819	117	0	3.81		15.4	14.8	26.8	26.8
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91	x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.8 - 8.9	14	$203,242,812	23.2%	4.531%	111	360	1.35	x	8.5%	8.1%	70.7%	63.6%
9.0 - 9.9	12	174,562,009	19.9	4.466	115	355	1.70		9.7	9.0	69.4	63.3
10.0 - 10.9	13	117,476,924	13.4	4.590	114	358	1.54		10.3	9.4	69.3	59.9
11.0 - 11.9	8	73,289,547	8.4	4.622	119	359	1.66		11.6	10.2	66.4	55.6
12.0 - 12.9	3	121,475,328	13.9	4.236	111	360	1.92		12.0	11.3	62.7	54.8
13.0 - 13.9	1	4,150,000	0.5	4.700	120	360	1.60		13.5	10.0	69.2	56.3
14.0 - 14.9	3	23,123,325	2.6	4.717	119	359	2.07		14.2	13.0	60.1	49.1
15.0 - 16.9	2	142,000,000	16.2	4.020	117	360	3.24		15.3	13.8	34.5	32.4
17.0 - 17.9	1	4,194,667	0.5	4.700	119	359	2.48		17.4	15.4	46.6	38.0
18.0 - 25.7	2	12,251,674	1.4	4.118	118	280	3.37		24.0	23.0	34.4	24.0
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91	x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.5 - 7.9	3	$50,237,907	5.7%	4.291%	108	360	1.31x	8.0%	7.8%	71.3%	64.9%
8.0 - 8.9	18	243,124,172	27.8	4.591	112	357	1.37	9.0	8.4	71.5	63.2
9.0 - 9.9	15	180,472,685	20.6	4.463	119	360	1.75	10.1	9.3	68.1	61.8
10.0 - 10.9	12	98,886,525	11.3	4.660	113	357	1.68	11.4	10.3	66.1	56.1
11.0 - 11.9	4	163,475,328	18.7	4.304	113	360	1.91	12.8	11.3	60.2	52.5
12.0 - 12.9	1	16,479,050	1.9	4.700	119	359	2.05	14.0	12.8	63.2	51.5
13.0 - 13.9	2	6,644,275	0.8	4.759	119	359	2.14	14.6	13.4	52.4	43.2
14.0 - 25.1	4	116,446,341	13.3	3.882	117	300	3.72	16.4	15.7	28.3	26.9
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
26.8 - 40.0	2	$107,957,705	12.3%	3.840%	117	238	3.78	x	16.2%	15.6%	27.0%	26.1%
40.1 - 45.0	1	4,293,968	0.5	4.150	119	359	3.29		20.9	19.2	44.5	35.6
45.1 - 50.0	2	8,738,943	1.0	4.726	119	359	2.29		16.1	14.3	47.8	39.0
50.1 - 55.0	2	45,600,000	5.2	4.500	118	360	1.91		14.7	11.4	52.8	46.3
55.1 - 60.0	7	60,903,811	7.0	4.270	103	359	1.71		11.1	10.1	59.4	51.2
60.1 - 65.0	9	208,097,226	23.8	4.360	119	360	1.95		11.3	10.6	63.7	57.6
65.1 - 70.0	13	148,080,707	16.9	4.738	109	359	1.52		10.0	9.3	69.0	58.6
70.1 - 75.0	20	267,915,717	30.6	4.519	115	359	1.40		9.3	8.6	72.7	65.0
75.1 - 75.9	3	24,178,207	2.8	4.314	103	337	1.36		9.2	8.4	75.5	63.8
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91	x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
17.7 - 35.0	2	$107,957,705	12.3%	3.840%	117	238	3.78x	16.2%	15.6%	27.0%	26.1%
35.1 - 45.0	3	13,032,911	1.5	4.536	119	359	2.62	17.7	15.9	46.7	37.9
45.1 - 50.0	5	63,078,484	7.2	4.502	118	360	1.77	13.3	10.8	55.0	46.5
50.1 - 55.0	13	94,928,351	10.8	4.387	109	353	1.76	11.6	10.5	62.4	52.6
55.1 - 60.0	10	215,624,359	24.6	4.521	119	360	1.71	11.0	10.4	66.5	55.9
60.1 - 65.0	16	249,582,475	28.5	4.506	115	359	1.60	9.6	8.8	69.7	64.0
65.1 - 70.0	8	103,912,000	11.9	4.555	109	360	1.43	9.0	8.6	73.1	66.8
70.1 - 71.9	2	27,650,000	3.2	4.196	83	360	1.33	8.2	7.8	74.9	71.1
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
3.791 - 4.000	2	$116,475,328	13.3%	3.815%	109	359	3.55x	14.9%	14.3%	31.5%	30.7%
4.001 - 4.250	5	64,601,674	7.4	4.190	113	345	1.75	11.3	10.9	65.9	59.2
4.251 - 4.500	16	345,613,814	39.5	4.360	115	358	1.76	10.9	9.9	63.8	57.6
4.501 - 4.750	25	242,658,035	27.7	4.606	119	360	1.56	10.5	9.5	70.1	60.3
4.751 - 5.000	7	85,194,193	9.7	4.837	115	359	1.55	10.4	9.8	69.2	57.6
5.001 - 5.250	3	9,023,241	1.0	5.105	95	335	1.42	10.2	9.6	66.8	58.2
5.251 - 5.310	1	12,200,000	1.4	5.310	60	360	1.24	8.7	8.3	69.3	64.2
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Original Terms to Maturity or ARD

				Weighted Average
			Percent by Aggregate Cut-off Date
	Number of Mortgage	Aggregate Cut-off Date		Mortgage	Remaining Term to Maturity	Remaining Amortization	U/W NCF	U/W NOI Debt	U/W NCF Debt	Cut-off Date	Balloon or ARD

Range of Original Terms to Maturity or ARD (mos.)	Loans	Principal Balance ($)	Principal Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	4	$44,400,328	5.1%	4.500%	59	355	1.58x	10.3%	9.6%	66.0%	60.9%
84	3	37,450,000	4.3	4.407	83	360	1.41	8.8	8.5	74.6	70.6
120	52	793,915,956	90.7	4.406	119	357	1.95	11.4	10.5	61.2	53.9
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
59 - 60	4	$44,400,328	5.1%	4.500%	59	355	1.58x	10.3%	9.6%	66.0%	60.9%
61 - 84	3	37,450,000	4.3	4.407	83	360	1.41	8.8	8.5	74.6	70.6
85 - 120	52	793,915,956	90.7	4.406	119	357	1.95	11.4	10.5	61.2	53.9
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
Range of Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	4	$179,950,000	20.5%	4.050%	118	0	3.03x	12.9%	12.2%	43.5%	43.5%
240	1	7,957,705	0.9	4.100	118	238	3.41	25.7	25.1	28.9	17.7
241 - 300	2	12,708,388	1.5	4.562	102	299	1.31	9.7	8.8	73.8	57.2
301 - 360	52	675,150,192	77.1	4.508	113	360	1.60	10.7	9.8	67.1	58.5
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	4	$179,950,000	20.5%	4.050%	118	0	3.03x	12.9%	12.2%	43.5%	43.5%
238	1	7,957,705	0.9	4.100	118	238	3.41	25.7	25.1	28.9	17.7
241 - 300	2	12,708,388	1.5	4.562	102	299	1.31	9.7	8.8	73.8	57.2
301 - 360	52	675,150,192	77.1	4.508	113	360	1.60	10.7	9.8	67.1	58.5
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Interest-only, Amortizing Balloon	26	$447,367,000	51.1%	4.447%	114	360	1.58x	10.5%	9.5%	67.7%	60.4%
Amortizing Balloon	28	240,449,284	27.5	4.613	111	352	1.70	11.4	10.6	64.9	53.3
Interest-only, Balloon	4	179,950,000	20.5	4.050	118	0	3.03	12.9	12.2	43.5	43.5
Interest-only, Amortizing ARD	1	8,000,000	0.9	4.394	120	360	1.63	10.5	9.8	70.7	64.6
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Mortgage Loans by Financing Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	40	$674,122,201	77.0%	4.398%	116	357	1.95x	11.6%	10.7%	60.3%	52.6%
Acquisition	19	201,644,083	23.0	4.453	109	360	1.76	10.1	9.4	67.7	62.9
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Springing (Without Established Account)	31	$307,516,207	35.1%	4.593%	109	359	1.54x	10.2%	9.5%	68.9%	59.9%
Hard/Springing Cash Management	13	287,530,793	32.8	4.215	118	360	2.43	12.6	11.8	52.7	47.1
Hard/Upfront Cash Management	4	118,550,000	13.5	4.382	119	360	1.82	9.3	8.7	66.3	64.6
Soft/Upfront Cash Management	2	76,457,384	8.7	4.658	118	360	1.65	12.3	10.2	60.4	50.8
Soft/Springing Cash Management	4	57,673,871	6.6	4.189	102	350	1.54	9.9	9.1	70.4	61.0
None	4	22,744,884	2.6	4.260	119	317	2.55	17.7	16.8	49.4	39.0
Springing (With Established Account)	1	5,293,147	0.6	4.600	119	359	1.71	11.9	10.5	62.3	50.6
Total/Weighted Average:	59	$875,766,284	100.0%	4.411%	114	357	1.91x	11.3%	10.4%	62.0%	55.0%

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	42	$447,299,399	51.1%	50	$545,599,727	62.3%	8	$295,709,174	33.8%
Insurance Escrow	46	$471,866,050	53.9	47	$458,158,666	52.3	12	$417,607,619	47.7
Replacement Reserve	24	$258,174,649	29.5	52	$647,657,111	74.0	7	$232,835,061	26.6
TI/LC Reserve(1)	7	$49,204,248	11.3	14	$81,423,853	18.7	6	$231,769,425	53.3

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, mixed use, industrial, and other properties.

WFRBS Commercial Mortgage Trust 2014-C25 Annex C: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	December	December	December	December	December	December	December	December	December	December	December
Prepayment Restriction	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Locked Out	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	96.85%	96.86%	96.86%	96.70%	96.71%	96.57%	96.59%	96.61%	0.00%
Yield Maintenance	0.00%	0.00%	3.15%	3.14%	3.14%	3.30%	3.29%	3.43%	3.41%	3.02%	0.00%
Prepayment Premium	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.38%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)(3)	$875.77	$871.89	$867.80	$862.32	$852.67	$801.22	$789.84	$742.22	$730.10	$717.40	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.56%	99.09%	98.46%	97.36%	91.49%	90.19%	84.75%	83.37%	81.92%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.
(3) Approximate Outstanding Balance due to rounding.

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ANNEX D

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

General.  For purposes of the statistical information regarding the Mortgage Loans set forth in this prospectus supplement, including the Annexes hereto:

(1)         “ADR” means, with respect to any hospitality property, the average daily rate.

(2)         “Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the Cut-off Date.  The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value, an “as-completed” value, an “as-renovated” value and/or a “hypothetical as-is” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as-is” value is presented as the Appraised Value in this prospectus supplement, except where we specifically state otherwise.  See the footnotes to Annex A to this prospectus supplement.

(3)         “Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

•
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•
“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)         “Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement.  See also the footnotes to Annex A in this prospectus supplement.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus supplement, even after taking into account any amortization since origination.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.  In the case of a Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio shown on Annex A to this prospectus supplement was calculated based on the aggregate principal balance of the Mortgage Loan and the related Companion Loan as of the Cut-off Date.

(5)         “Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property(ies) to the annual debt service as shown on Annex A to this prospectus supplement.  In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity or any related Anticipated Repayment Date (as applicable), 12 months of principal and interest payments is used as the annual debt service.  In the case of any Mortgage Loan that provides for payments of interest-only for its entire term or through any related Anticipated Repayment Date (as applicable), 12 months of interest-only payments is used as the annual debt service. In the case of a Mortgage Loan that is part of a Loan Combination, the Underwritten Debt Service Coverage Ratio shown on Annex A to this prospectus supplement was calculated based on the aggregate annual debt service of the Mortgage Loan and the related Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(6)         “LTV Ratio at Maturity”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity or ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the scheduled maturity date or of an ARD Loan scheduled to be outstanding on the Anticipated Repayment Date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.  In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Companion Loan.

(7)         “Maturity Date Balloon or ARD Payment”, “Balloon or ARD Payment” or “Balloon Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date.

(8)         “Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, generally the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, generally either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.  In the case of some of the Mortgaged Properties, the calculation of Occupancy Rate was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A to this prospectus supplement.

(9)         “Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(10)       “Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lock-out period or Yield Maintenance Charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•
“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•
“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•
“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•
“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•
“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•
“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(11)       “Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

(12)       “RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)       “Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

•
will initially equal its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

•
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of

Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(14)       “Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:

•
except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A to this prospectus supplement and the Cut-off Date Pool Balance is as described in this prospectus supplement;

•	the initial aggregate Certificate Principal Balance or Notional Amount, as the case may be, of each interest-bearing Class of Certificates is as described in this prospectus supplement;

•	the pass-through rate for each interest-bearing Class of Certificates is as described in this prospectus supplement;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•
no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees), the CREFC® intellectual property royalty license fees and the trust advisor fees, each as set forth on Annex A to this prospectus supplement;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•
each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•
all monthly debt service payments on the Mortgage Loans are timely received by the Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	each ARD Loan in the Trust Fund is paid in full on its Anticipated Repayment Date;

•
no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•
except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lock-out period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•
no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “The Pooling and Servicing Agreement—Termination of the Pooling and Servicing Agreement”;

•	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

•	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2015; and

•	the Offered Certificates are settled with investors on December 12, 2014.

(15)       “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease or space lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, master leases, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by any anchor or single tenant or other large creditworthy tenant may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) 5%.  In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property.  In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year.  In determining revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period.  In the case of manufactured housing communities with leased homes owned by the borrower or an affiliate, the related Mortgage Loan Seller generally underwrote only the paid rental income without regard to the leased home.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross income (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are:  (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.35 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $50 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues.  In circumstances where a sole tenant is responsible for all repairs and maintenance at a Mortgaged Property, the annual replacement reserves may be $0.  In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third party provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases.  We cannot assure you that the assumptions and calculations made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this prospectus supplement.

(16)       “Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan.  However, in the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Mortgage Loan and the related Companion Loan as of the Cut-off Date.

(17)       “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this prospectus supplement.

(18)       “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Mortgage Loan and the related Companion Loan as of the Cut-off Date.

You should review the footnotes to Annex A in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex C may not equal the indicated total due to rounding.

Historical information presented in this prospectus supplement, including information in Annexes A and B to this prospectus supplement is derived from audited and/or unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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ANNEX E-1

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Mortgage Loan Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Mortgage Loan Seller will make with respect to the Mortgage Loans that it is selling to the Depositor the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex E-2 for the applicable Mortgage Loan Seller. Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer to the Issuing Entity, for the benefit of the Certificateholders, its rights under the Mortgage Loan Purchase Agreements with respect to the Mortgage Loan representations and warranties. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the trust fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import will mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

1.
Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the Mortgage File for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any

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and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.
Loan Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.
Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.
Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or, if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date.  The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the

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extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.
Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related borrower.  Each related mortgage is a legal, valid and enforceable first lien on the related borrower’s fee (or if identified on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal

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(including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which items (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges are not considered due and payable until the date on which interest and/or penalties would be payable thereon.  Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower other than as disclosed in the Prospectus.

10.
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

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11.
Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by borrower and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.
Condition of Property.  Mortgage Loan Seller or the Originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or servicing file and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.
Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of

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funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.
Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.
Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.
Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.
No Holdbacks.  The principal amount of the Mortgage Loan stated on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the

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related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by borrower included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an

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earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.
Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.
No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value

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of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

22.
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Companion Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Companion Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the

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related borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.
Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.
Licenses and Permits.  Each borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.
Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the borrower and guarantor (which is a natural person or persons, or an entity or entities distinct from the borrower (but may be affiliated with the borrower) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the borrower; (ii) borrower or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the borrower or (iii) transfers of either the Mortgaged Property or controlling equity interests in borrower made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the borrower and guarantor (which is a natural person or persons, or an entity or entities distinct from the borrower (but may be affiliated with the borrower) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than

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equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) borrower’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) borrower’s fraud or intentional misrepresentation; (iii) criminal acts by the borrower or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) borrower’s commission of material physical waste at the Mortgaged Property.

29.
Mortgage Releases.  The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in 34 below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Loan Combination, as applicable, outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan (together with any related Companion Loan) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Companion Loan).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.
Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

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31.
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on a schedule to the related Mortgage Loan Purchase Agreement.

32.
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a borrower, (iv) transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Agreement, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.
Single-Purpose Entity.  Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of

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owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.
Ground Leases.  For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

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(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)
Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)
The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the

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lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)
The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)
Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.
Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.
Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related Originator if the Mortgage Loan Seller was not the Originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

39.
Rent Rolls; Operating Histories.  Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach,

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violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.
Organization of Borrower.  The Mortgage Loan Seller has obtained an organizational chart or other description of each borrower which identifies all beneficial controlling owners of the borrower (i.e., managing members, general partners or similar controlling person for such borrower) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an

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environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the borrower was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on Schedule A to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule A to the related Mortgage Loan Purchase Agreement (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee will be a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related borrower (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as Originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the ARD or maturity of the Mortgage Loan.

44.
Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related borrower to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

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45.
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.
Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on a schedule to the related Mortgage Loan Purchase Agreement.

48.
Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by Mortgage Loan Seller to the related borrower, and no funds have been received from any person other than the related borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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ANNEX E-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(7) Lien, Valid Assignment)	St. Johns Town Center (Loan No.1)
$350 million loan to borrower is secured on a pari passu basis by two senior loans (evidenced by Note A-1, Note A-2 and Note A-3 in the aggregate amount of $103,500,000 and Note A-4, Note A-5 and Note A-6 in the aggregate amount of $100,000,000) and a non-pooled subordinate loan (evidenced by Note B-1, Note B-2 and Note B-3 in the aggregate amount of $146,500,000). Wells Fargo is contributing Note A-4, Note A-5 and Note A-6 to the pooled loans in WFRBS 2014-C25 Trust. (Wells Fargo contributed Note B-1, B-2 and B-3 to separate, non-pooled interests in the WFRBS 2014-C24 Trust.)  The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2014-C24 Trust.

(8) Permitted Liens, Title Insurance)	St. Johns Town Center (Loan No. 1)
$350 million loan to borrower is secured on a pari passu basis by two senior loans (evidenced by Note A-1, Note A-2 and Note A-3 in the aggregate amount of $103,500,000 and Note A-4, Note A-5 and Note A-6 in the aggregate amount of $100,000,000) and a non-pooled subordinate loan (evidenced by Note B-1, Note B-2 and Note B-3 in the aggregate amount of $146,500,000). Wells Fargo is contributing Note A-4, Note A-5 and Note A-6 to the pooled loans in WFRBS 2014-C25 Trust. (Wells Fargo contributed Note B-1, B-2 and B-3 to separate, non-pooled interests in the WFRBS 2014-C24 Trust.)  The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2014-C24 Trust.

Plaza Vista (Loan No. 3)
Mortgaged property consists of leasehold interest in two units (office and garage) of three unit condominium regime (hotel unit excluded). The office and garage units have an ownership interest in the common elements equal to  57.14% and 14.29%, respectively, and an aggregate of 5 votes out of 7 in the condo association.  So long as the borrower’s master lease for the office and garage units is in place, the borrower has the right to vote or appoint directors on behalf of the office and garage units.  Amendment or termination of the condominium regime, new easements, assignment of association income and common element improvements in excess of $300,000 require unanimous consent of all unit owners, but otherwise the borrower has effective operational control over the condominium association.

Four Seasons Hotel - Seattle (Loan No. 4)
Mortgaged property consists of 3 units (hotel, garage and retail units) in a 4 unit condominium. The residential unit is not included as part of collateral. Co-borrowers’ have a combined 75% voting interest in the owners’ association, and the ability to control operational decisions.

529 Bryant Street (Loan No. 5)
Tenant (Switch & Data CA Nine LLC) has a Right of First Offer (ROFO) to purchase subject property if borrower is not marketing property for sale and receives unsolicited third party offer from a tenant competitor that is otherwise acceptable, in which event tenant has 72 hours to counter-offer (borrower has no obligation to disclose terms of unsolicited third party offer to tenant). The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

E-2-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Madison Park Office Portfolio (Loan No. 8)
Single tenant at constituent parcel  (Lowe’s) has Right of First Refusal (ROFR) to purchase Lowe’s buildings parcels or other parts of mortgaged property including same if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure (but would apply to deed in lieu thereof).

Desert Sky Festival (Loan No. 27)
Ground lessor (Westridge Park Investors Limited Partnership) has certain purchase rights with respect to ground lessee’s/ borrower’s interest in the mortgaged property, as follows:  (i) Conditional Purchase Option. If gross rental revenue from leased premises declines for a period of 2 consecutive years by an amount in excess of 10% annually, among other things, landlord shall give written notice and ground lessee shall have one year to restore gross revenue to that of calendar year prior to decline. If ground lessee fails, ground lessor has purchase option to acquire mortgaged property the greater of (A) the current market value or (B) 100% of all amounts due or owing to the first leasehold mortgagee held by a bona fide nonaffiliated lender.  If ground lessor exercises the purchase option, ground lessee has the  obligation to discharge any liens on the leasehold estate. The ground lessor has agreed to comply with the terms of the loan documents with respect to prepayment, release of lien and assumption of the loan, however.  (ii) Right of First Refusal.  Ground lessor has a right of first refusal (ROFR) to purchase all or any portion of the ground lessee’s estate if bona fide offer received ground lessee otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Walgreens - Savannah (Loan No. 52)
Tenant (Walgreen Co.) has Right of First Refusal (ROFR) to purchase subject property  if bona fide offer received borrower otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(18) Insurance	St. Johns Town Center (Loan No. 1)
(i) Insurance Policy Deductible. $500,000 deductible permitted under both property and liability policies. In-place coverage provides for $250,000 property insurance deductible and $500,000 liability insurance deductible. (ii) Disbursement of Casualty Proceeds. Lender has the right to hold and disburse restoration proceeds for losses in excess of $17,500,000 (5% of total senior/ subordinate indebtedness, but more than 5% of Notes A-4, A-5 and A-6). (iii) Insurance Syndicate. The loan documents provide that required insurance may be supplied by a syndicate of insurers, in which event 75% (if there are 4 or fewer insurers) or 60% (if five or more insurers) of such coverage, must be with insurers rated S & P “BBB” or better (and the equivalent rating by Fitch and Moody’s). There is no minimum A.M. Best’s rating for insurance providers that is specified. Members of the current property insurance syndicate have at least one of the following minimum ratings: (A) A.M Best’s rating of “A:VIII”, (B) S & P rating of “A-” or (C) Moody’s rating of “A3”.

E-2-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Madison Park Office Portfolio (Loan No. 8)
 (i) Tenant Self-Insurance. Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if Lowes elects to self-insure in  accordance with its lease, which is permitted if, among other things, Lowes maintains a minimum net worth of $100 million. (ii) Third Party Insurance Variations. If Lowes elects to provide third party insurance in accordance with its lease, the borrowers’ obligation to provide rent loss or terrorism insurance is suspended and such third party insurance may have a deductible up to $250,000. The lease has no rent abatement or termination remedies for any reason during the loan term.

Desert Sky Festival (Loan No. 27)
Conn’s, Applebee’s and McDonalds pad sites are leased fees, where tenant or other non-borrower party will be constructing improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

Academy Sports - Anderson, SC (Loan No. 33)
If the Academy lease is in full force and effect, and there is no continuing tenant default for non-payment of rent, the provisions of the Academy lease would control concerning the disbursement of proceeds for any casualty in excess of 5%. If the tenant provided third party insurance, it would also control the disbursement of proceeds.

Shaw’s Supermarkets Land Lease (Loan No. 44)
Mortgaged property consists of leased fee, where tenant or other non-borrower party has constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

Walgreens - Savannah (Loan No. 52)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to self-insure in  accordance with its lease. In addition, if Walgreen elects to provide third party insurance in accordance with its lease, the borrowers’ obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(28) Recourse Obligations)	St. Johns Town Center (Loan No. 1)
The loan documents do not provide that the guarantor (Simon Property, L.P.) has personal liability for losses arising from borrower’s commission of material physical waste at the mortgaged property. In addition, the loan documents provide that the guarantor’s liability is capped at $35 million, and permit the guarantor to be replaced with an affiliate of the transferee pursuant to an approved assumption or otherwise with certain RREEF or Simon affiliates having minimum net worth of $400 million.

Four Seasons Hotel - Seattle (Loan No. 4)
SPE co-borrowers only on non-recourse carve-outs (SHG Hotel SPE, LLC; SHG Garage SPE, LLC; and SHG Retail SPE, LLC). Co-borrowers have $37.4 million combined net worth as of 06.25.2014. [52.9% LTV at origination and 45.8% LTV at maturity; 1.88x DSCR NCF and 11.5% debt yield at loan origination.]

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(31) Acts of Terrorism Exclusion	Four Seasons Hotel - Seattle (Loan No. 4)	Terrorism Insurance Deductible. $100,000 deductible for stand-alone terrorism insurance policy.

529 Bryant Street (Loan No. 5)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to  spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism) required by the loan documents.

Madison Park Office Portfolio (Loan No. 8)
(i) Tenant Self-Insurance. Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if Lowes elects to self-insure in  accordance with its lease, which is permitted if, among other things, Lowes maintains a minimum net worth of $100 million. (ii) Third Party Insurance Variations. In addition, if Lowes elects to provide third party insurance in accordance with its lease, the borrowers’ obligation to provide rent loss or terrorism insurance is suspended and such third party insurance may have a deductible up to $250,000. The lease has no rent abatement or termination remedies for any reason during the loan term.

Vista Verde Apartments (Loan No. 15)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to  spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism) required by the loan documents. . The loan documents provide for personal liability to borrower and guarantors for losses arising from uninsured damage to the mortgaged property resulting from terrorism.

The Falls at Tampa Bay (Loan No. 23)
If TRIPRA or a successor statute is not in effect, borrower shall not be required to  spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism) required by the loan documents. The loan documents provide for personal liability to borrower and guarantors for losses arising from uninsured damage to the mortgaged property resulting from terrorism.

Desert Sky Festival (Loan No. 27)
Conn’s, Applebee’s and McDonalds pad sites are leased fees, where tenant or other non-borrower party will be constructing improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

Shaw’s Supermarkets Land Lease (Loan No. 44)
Mortgaged property consists of leased fee, where tenant or other non-borrower party has constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

Walgreens - Savannah (Loan No. 52)
Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to self-insure in  accordance with its lease. In addition, if Walgreen elects to provide third party insurance in accordance with its lease, the borrowers’ obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

E-2-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(33) Single-Purpose Entity.	Desert Sky Festival (Loan No. 27)
Borrower is recycled SPE, but prior owned property not same as mortgaged property. Borrower previously owned an adjacent out-parcel that was conveyed prior to loan origination. Wells Fargo reviewed existing Phase I environmental site assessment including the out-parcel that concluded no further action was required. Loan documents include personal liability to borrower and guarantor for losses related to the prior owned property.

Shaw’s Supermarkets Land Lease (Loan No. 44)
Borrower is recycled SPE, but prior owned property not same as mortgaged property. Borrower previously owned two other retail properties located in Atwater, CA and Multnomah, OR.  Wells Fargo reviewed the existing Phase I environmental site assessments for the two prior owned properties, each of which concluded that no further action was required. Loan documents include personal liability to borrower and guarantor for losses related to the prior owned property.

(36) Ground Leases.	Plaza Vista (Loan No. 3)
Leasehold/ Fee Not Subordinated. Mortgaged property consists of leasehold interest in two units (office and garage) of three unit condominium regime (hotel unit excluded).  Redevelopment incentives were arranged through Missouri Development Finance Board in connection with project costs, and additional tax credits were provided by City of Kansas City. The borrower is also the obligee under the bonds. The mortgaged property receives a full abatement of property taxes through 2037. To qualify for the tax abatement, The City of Kansas City retained the fee interest and entered into ground leases for the office tower and parking garage with the borrower at a ground rent equal to the corresponding interest payment on the bonds. The City then remits the interest payment to borrower/ bondholder, such that the ground lease structure has no net economic effect.   Variations: (C) The office lease expires on the earlier to occur of (i) the last day the office unit is owned by the City or (ii) December 1, 2037, and the garage lease expires on the earlier to occur of  (i) the borrower’s exercise of the repurchase option thereunder or (ii) June 15, 2040. (The loan maturity is November 11, 2024.) The borrower has a purchase option to acquire the parking garage for $100 in 2032, and the fee interest reverts to the borrower in 2037 for $10.  (E) Ground lessor consent is not required in connection with the exercise of foreclosure remedies, but any further assignment would require ground lessor’s consent, not to be unreasonably withheld.

(39) Rent Rolls, Operating Histories.	Academy Sports - Anderson, SC (Loan No. 33)	No certified operating history obtained (single tenant property).

	Walgreens - Savannah (Loan No. 52)	No certified operating history obtained (single tenant property).

E-2-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(43) Environmental Conditions.	Madison Park Office Portfolio (Loan No. 8)
The Phase I environmental site assessment identified a recognized environmental condition associated with a  leaking UST at one of the buildings on the Lowe’s parcel. The 10,000 gallon diesel fuel tank was removed in 2011, and was used in conjunction with the tenant’s (Lowe’s) data center operations. Groundwater tests at the time of UST removal identified contaminants above regulatory action limits, but below gross contamination limits.  The Phase I ESA concluded that Lowe’s was the responsible party for the LUST and had sufficient resources to remediate the issue. The loan documents provide that the borrower and guarantors are personally liable for losses arising from breaches of environmental laws or related loan document requirements concerning hazardous substances.

Walgreens - Savannah (Loan No. 52)
The Phase I environmental site assessment identified a recognized environmental condition is connection with one on-site dry cleaners that operated between 1954-1966 and a second on-site dry cleaners that operated between 1960-1997. Due to the duration of these operations and the lack of available information concerning materials and solvents used, a Phase II ESA was recommended to evaluate possible soil or groundwater contamination and vapor intrusion risks. In lieu of a Phase II ESA, the borrower obtained a $3 million environmental insurance policy from Steadfast Insurance Company, a member company of Zurich American Insurance Co., with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Zurich American Insurance Co. has an S & P rating of “AA-”.

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The Royal Bank of Scotland

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	Colorado Mills (Loan No. 2)
$136,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-1 Note in the amount of $100,000,000; A-2 Note in the amount of $36,000,000). The Royal Bank of Scotland plc is contributing the A-1 Note to the WFRBS 2014-C25 Trust and is expected to contribute the A-2 Note to the Wells Fargo Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18 securitization.  The Mortgage Loan will be serviced pursuant to the WFRBS 2014-C25 Trust Pooling and Servicing Agreement.

(7) Liens, Valid Assignment	Colorado Mills (Loan No. 2)
$136,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-1 Note in the amount of $100,000,000; A-2 Note in the amount of $36,000,000). The Royal Bank of Scotland plc is contributing the A-1 Note to the WFRBS 2014-C25 Trust and is expected to contribute the A-2 Note to the Wells Fargo Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18 securitization.  The Mortgage Loan will be serviced pursuant to the WFRBS 2014-C25 Trust Pooling and Servicing Agreement.

(8) Permitted Liens; Title Insurance	Colorado Mills (Loan No. 2)
Barnes & Noble Booksellers, Inc., which is not a current tenant at the related Mortgaged Property, has a right of first offer to lease or purchase certain space on the related Mortgaged Property if such space will be leased or purchased by an entity that proposes to use such space for the display and retail sale or rental of books, magazines, periodicals and newspapers.

(20) No Encroachments	All Storage Keller Haslet & Katy (Loan No. 12)
A number of self-storage buildings of the Mortgaged Property encroach into a flood plain easement area located in the northern portion of the Mortgaged Property. Affirmative title coverage is unavailable in the jurisdiction where the Mortgaged Property is located.

(28) Recourse Obligations	Colorado Mills (Loan No. 2)
The Mortgage Loan documents do not provide that such Mortgage Loan becomes full recourse to the borrower and guarantor in the event that the guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the borrower.

The Mortgage Loan documents do not contain provisions for recourse against the borrower and guarantor for losses and damages resulting from criminal acts by the borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property or borrower’s commission of material physical waste at the related Mortgaged Property.

In addition, the Mortgage Loan documents limit the guarantor’s recourse liability to $13,600,000 plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of, or preservation of the lender’s rights under, the guaranty.

E-2-7

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(31) Acts of Terrorism Exclusion	Colorado Mills (Loan No. 2)
If TRIA is not in effect and the “all risk” insurance policy contains an exclusion for acts of terrorism, borrower will not be required to pay annual premiums for a stand-alone policy in excess of an amount equal to 2 times the amount of the then-current annual “all risk” insurance premiums (excluding the catastrophic coverage of flood, earthquake and wind components of such insurance premiums) and such stand-alone policy shall not have a deductible exceeding 5% of the total insured values.

E-2-8

Rialto Mortgage Finance, LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(26) Local Law Compliance	New York Self Storage Portfolio (Capital Self Storage – New Hampton – NYSSP) (Loan No. 19)
The self-storage facility located at 5 Cannon Hill Drive, New Hampton, New York has a legal nonconforming use.  The present self-storage and truck rental uses require a special use approval under current code requirements.  The facility predates this requirement. In the event of a casualty that would require the borrower to obtain the special use approval, the mortgage loan is recourse to the guarantor for loss incurred in the event the borrower is unable to obtain the use permit and restore the facility to its pre-casualty condition and operation.

(28) Recourse Obligations	Various Rialto Mortgage Loans	Criminal acts by the guarantor do not comprise a basis for recourse to the Mortgagor or the guarantor.

E-2-9

Silverpeak Real Estate Finance LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(7) Lien, Valid Assignment	AMCP Portfolio (Loan No. 29)
$24,050,000 loan to the borrower is secured on a pari passu basis by two notes (A-1 Note in the amount of $8,000,000 and A-2 Note in the amount of $16,050,000). Silverpeak Real Estate Finance LLC is contributing the A-1 Note to the WFRBS 2014-C25 Trust and is expected to contribute the A-2 Note to a future trust.  The Mortgage Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with the securitization of Note A-2.

(8) Permitted Liens, Title Insurance	AMCP Portfolio (Loan No. 29)	See exception to representation number (7).

(33) Single-Purpose Entity	Twin Falls Portfolio (Loan No. 13)	The borrower is a recycled single-purpose entity which previously owned other property.

(43) Environmental Conditions	Tobin Lofts (Loan No. 7)
The Phase I environmental assessment identified evidence of a recognized environmental condition at the Mortgaged Property relating to a leaking petroleum storage tank. Alamo College (an affiliate of the borrower) has been identified as the responsible party for liability and costs associated with groundwater monitoring and remediation, if required. The Phase I environmental assessment recommended no further investigation, however it recommends that the borrower continue to provide site access to environmental consultants performing the ongoing groundwater monitoring.

E-2-10

Basis Real Estate Capital II, LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(18) Insurance	La Quinta - Plainfield (Loan No. 37); DoubleTree – Virginia Beach (Loan No. 11); Elsinore Courtyard Apartments (Loan No. 20); Texas Avenue at Redmond (Loan No. 53);
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $150,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Six Trails Apartments (Loan No. 18);
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $500,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Shops at Bay City Mall (Loan No. 56)
The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is less than 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(26) Local Law Compliance	Elsinore Courtyard Apartments (Loan No. 20)
The Mortgaged Property is legal non-conforming in that, among other conditions, the existing use of the Mortgaged Property as a multi-family property is no longer permitted. In the event of a casualty of more than 50% of the cost of reconstructing the entire structure, the borrower will be required to restore or rebuild the structure in compliance with current zoning requirements. While law and ordinance insurance was obtained in the customary amount, the current zoning requirements may nevertheless have a material and adverse effect on the borrower’s ability to restore the Mortgaged Property to the current level of income.

(28) Recourse Obligations	DoubleTree – Virginia Beach (Loan No. 11); Elsinore Courtyard Apartments (Loan No. 20); La Quinta – Plainfield (Loan No. 37);	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only.

(28) Recourse Obligations	Six Trails Apartments (Loan No. 18); Texas Avenue at Redmond (Loan No. 53); Shops at Bay City Mall (Loan No. 56)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional physical waste only.

(28) Recourse Obligations	DoubleTree – Virginia Beach (Loan No. 11); La Quinta – Plainfield (Loan No. 37); Six Trails Apartments (Loan No. 18); Elsinore Courtyard Apartments (Loan No. 20); Texas Avenue at Redmond (Loan No. 53)	The provisions in the Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.

(33) Single-Purpose Entity	Elsinore Courtyard Apartments (Loan No. 20)
At the origination of the Mortgage Loan, the Borrower was not a single purpose entity.  However, the related Mortgaged Property is being assigned to a new single purpose entity on or about November 12, 2014 and such new borrower meets all of the single purpose entity requirements.

E-2-11

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(44) Lease Estoppels	DoubleTree – Virginia Beach (Loan No. 11)
Lease estoppels have not, as at November 5, 2014, been obtained in respect of the following tenants: (1) Nextel Communications of the Mid-Atlantic, Inc.; and (2) nTelos Wireless as successor in interest to PCS Primeco, L.P. Pursuant to the Mortgage Loan documents, the related borrower is required to provide the estoppels in respect of the aforementioned tenants within 45 days of origination (November 5, 2014) and the failure to do so is, at the option and in the sole discretion of the lender, considered a default under the related loan agreement.

E-2-12

C-III Commercial Mortgage LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(8) Permitted Liens; Title Insurance	Stones Crossing II & Mooresville II & III (Loan No. 50)	The “Mooresville II & III” Mortgaged Property consists of two non-contiguous strip shopping centers in the same retail development.

(18) Insurance	All C3CM Mortgage Loans (Loan Nos. 26, 38, 40, 48, 50, 51, 57, 58 and 59)
The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).

(20) No Encroachments	College MHC (Loan No. 57)
The title policy excepts certain noted encroachments as shown on the survey including several mobile home pads over an easement and onto a public right of way. Homes could be relocated to other pads within the park.

(26) Local Law Compliance	John Alden Apartments (Loan No. 26) Cornerstone Apartments (Loan No. 38) 855 Ridge Lake (Loan No. 48) College MHC (Loan No. 57) Maxwell Apartments (Loan No. 58) Honeydale MHP (Loan No. 59)
For each of the subject Mortgage Loans, the related Mortgaged Property constitutes a legal nonconforming use and/or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.

(29) Mortgage Releases	Inn at Queen Anne (Loan No. 40)
The subject Mortgage Loan permits the release of a specified parcel used for parking in connection with a partial defeasance of $200,000 of the subject Mortgage Loan (which may only occur after the second anniversary of the Closing Date) or a substitution of new real estate collateral (which may occur at any time), upon the satisfaction of various conditions, including but not limited to: (a) a loan-to-value ratio test; (b) a debt service coverage ratio test; and (c) delivery of an opinion of counsel to the effect that the subject Mortgage Loan will not fail to maintain its status as a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code and the REMIC holding the subject Mortgage Loan will not fail to qualify as a REMIC or otherwise lose its status as such or incur any tax as a result of the partial defeasance or collateral substitution, as applicable.  The $200,000 partial defeasance amount is not based on a specified percentage of the allocated loan amount for the parcel to be released.

(31) Acts of Terrorism Exclusion	All C3CM Mortgage Loans (Loan Nos. 26, 38, 40, 48, 50, 51, 57, 58 and 59)
The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).

E-2-13

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(32) Due on Sale or Encumbrance	Inn at Queen Anne (Loan No. 40)
The subject Mortgage Loan permits a specified parcel used for parking to be released and sold to a third party in connection with a partial defeasance or collateral substitution contemplated by the exception for the subject Mortgage Loan to Representation and Warranty No. 29.

(34) Defeasance	All C3CM Mortgage Loans (Loan Nos. 26, 38, 40, 48, 50, 51, 57, 58 and 59)
The related loan documents do not require that the defeased note be assumed by, or that the defeasance collateral be transferred to, a Single-Purpose Entity.  However, in such cases, the successor borrower must be an entity established or designated by the lender or its designee.

(34) Defeasance	Inn at Queen Anne (Loan No. 40)
The subject Mortgage Loan permits the release of a specified parcel used for parking in connection with a partial defeasance of $200,000 of the subject Mortgage Loan.  The $200,000 partial defeasance amount is not based on a specified percentage of the allocated loan amount for the parcel to be released.

E-2-14

Liberty Island Group I LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	The Village at Mirror Lake (Loan No. 25)
Prudential Asset Resources, Inc. is the primary servicer of the Mortgage Loan.  The Mortgage Loan will be transferred to the WFRBS Commercial Mortgage Trust 2014-C25 subject to the terms of a primary servicing agreement.

(8) Permitted Liens; Title Insurance	The Village at Mirror Lake (Loan No. 25)
Largest tenant (Publix) has a Right of First Offer (ROFO) to purchase the Mortgaged Property in the event that the borrower markets the Mortgaged Property for sale. The ROFO is extinguished by foreclosure and does not apply to foreclosure or deed in lieu of foreclosure.

E-2-15

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ANNEX F

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

The globally offered WFRBS Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class X-A, Class X-B, Class B, Class C and Class PEX certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositories of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositories, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depository to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the Cut-off Date) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30 day months.  Payment will then be made by participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depository for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depository, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depository to deliver the book-entry certificates to the DTC participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the Cut-off Date) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30 day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor forms); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN, W-8BEN-E or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN or W-8BEN-E, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX G

FORM OF TRUST ADVISOR ANNUAL REPORT1

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction: WFRBS Commercial Mortgage Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25
Trust Advisor:  Trimont Real Estate Advisors, Inc.
Special Servicer:  CWCapital Asset Management LLC
Subordinate Class Representative:  Seer Capital Management, LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.
Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:]  Met with the Special Servicer on [DATE] for the annual meeting.  Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE].  The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting.  The discussion focused on the Special Servicer’s execution of its

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.
Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and background discussion and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:] the annual meeting] and the generation of this report:  [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST].  The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor.  Such recommendations generally included the following:  [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer.

b.
The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.
After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly.  [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in any of those discussions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of December 1, 2014.

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ANNEX H

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
Initial Balance	$57,125,000.00	December 2019	$57,124,034.33
January 2015	$57,125,000.00	January 2020	$56,259,952.33
February 2015	$57,125,000.00	February 2020	$55,392,522.48
March 2015	$57,125,000.00	March 2020	$54,376,363.04
April 2015	$57,125,000.00	April 2020	$53,501,633.30
May 2015	$57,125,000.00	May 2020	$52,551,066.38
June 2015	$57,125,000.00	June 2020	$51,622,948.16
July 2015	$57,125,000.00	July 2020	$50,614,228.99
August 2015	$57,125,000.00	August 2020	$49,678,607.71
September 2015	$57,125,000.00	September 2020	$48,739,362.33
October 2015	$57,125,000.00	October 2020	$47,719,833.12
November 2015	$57,125,000.00	November 2020	$46,772,999.51
December 2015	$57,125,000.00	December 2020	$45,746,098.33
January 2016	$57,125,000.00	January 2021	$44,791,618.38
February 2016	$57,125,000.00	February 2021	$43,833,441.12
March 2016	$57,125,000.00	March 2021	$42,643,454.41
April 2016	$57,125,000.00	April 2021	$41,676,953.17
May 2016	$57,125,000.00	May 2021	$40,630,944.89
June 2016	$57,125,000.00	June 2021	$39,656,646.76
July 2016	$57,125,000.00	July 2021	$38,603,063.80
August 2016	$57,125,000.00	August 2021	$37,620,909.07
September 2016	$57,125,000.00	September 2021	$36,634,949.55
October 2016	$57,125,000.00	October 2021	$35,570,037.57
November 2016	$57,125,000.00	November 2021	$34,575,778.34
December 2016	$57,125,000.00	December 2021	$33,560,827.26
January 2017	$57,125,000.00	January 2022	$32,612,477.40
February 2017	$57,125,000.00	February 2022	$31,660,448.54
March 2017	$57,125,000.00	March 2022	$30,494,203.09
April 2017	$57,125,000.00	April 2022	$29,533,954.46
May 2017	$57,125,000.00	May 2022	$28,500,072.32
June 2017	$57,125,000.00	June 2022	$27,532,086.79
July 2017	$57,125,000.00	July 2022	$26,490,688.21
August 2017	$57,125,000.00	August 2022	$25,514,906.46
September 2017	$57,125,000.00	September 2022	$24,535,339.05
October 2017	$57,125,000.00	October 2022	$23,482,688.64
November 2017	$57,125,000.00	November 2022	$22,495,236.25
December 2017	$57,125,000.00	December 2022	$21,434,925.54
January 2018	$57,125,000.00	January 2023	$20,439,527.73
February 2018	$57,125,000.00	February 2023	$19,440,268.01
March 2018	$57,125,000.00	March 2023	$18,231,196.56
April 2018	$57,125,000.00	April 2023	$17,223,366.94
May 2018	$57,125,000.00	May 2023	$16,143,259.65
June 2018	$57,125,000.00	June 2023	$15,127,328.41
July 2018	$57,125,000.00	July 2023	$14,039,350.37
August 2018	$57,125,000.00	August 2023	$13,015,255.40
September 2018	$57,125,000.00	September 2023	$11,987,186.94
October 2018	$57,125,000.00	October 2023	$10,887,417.53
November 2018	$57,125,000.00	November 2023	$9,851,092.31
December 2018	$57,125,000.00	December 2023	$8,743,301.43
January 2019	$57,125,000.00	January 2024	$7,698,656.15
February 2019	$57,125,000.00	February 2024	$6,649,957.48
March 2019	$57,125,000.00	March 2024	$5,463,101.80
April 2019	$57,125,000.00	April 2024	$4,405,727.47
May 2019	$57,125,000.00	May 2024	$3,277,487.26
June 2019	$57,125,000.00	June 2024	$2,211,631.51
July 2019	$57,125,000.00	July 2024	$1,075,151.57
August 2019	$57,125,000.00	August 2024	$749.39
September 2019	$57,125,000.00	September 2024
October 2019	$57,125,000.00	and thereafter	$0
November 2019	$57,125,000.00

H-1

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PROSPECTUS

RBS COMMERCIAL FUNDING INC.
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

RBS Commercial Funding Inc. from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are trusts. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, any sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 7 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 105 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

September 15, 2014

Important Notice About Information Presented in this
Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 109 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to RBS Commercial Funding Inc.

If you require additional information, the mailing address of our principal executive offices is RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901 and the telephone number is (203) 897-2700. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 107 of this prospectus.

SUMMARY OF PROSPECTUS	6
RISK FACTORS	7
The Certificates May Not Be a Suitable Investment for You	7
Risks of Commercial and Multifamily Lending Generally	7
Tenancies in Common May Hinder Recovery	9
Condominium Ownership May Limit Use and Improvements	9
Risks Related to Ground Leases and Other Leasehold Interests	9
Operation of a Mortgaged Property Depends on the Property Manager’s Performance Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or	11
Defeasance Provisions	12
Risks Associated with One Action Rules	12
State Law Limitations on Assignments of Leases and Rents May Entail Risks	12
Your Certificates Are Not Obligations of Any Other Person or Entity	12
Limited Liquidity	13
Modifications of the Mortgage Loans	13
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	14
Your Lack of Control Over A Trust Can Adversely Impact Your Investment	14
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	14
Variability in Average Life of Offered Certificates	14
Certain Legal Aspects of the Mortgage Loans	15
Environmental Law Considerations	16
Risk of Early Termination	16
THE PROSPECTUS SUPPLEMENT	16
THE DEPOSITOR	18
THE SPONSOR	18
Overview	18
USE OF PROCEEDS	19
DESCRIPTION OF THE CERTIFICATES	20
General	20
Distributions on Certificates	22
Accounts	23
Amendment	25
Termination	26
Reports to Certificateholders	26
The Trustee	27
Exchangeable Certificates	27
THE MORTGAGE POOLS	29
General	29
Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans	31
Assignment of Mortgage Loans	31
Representations and Warranties	32
SERVICING OF THE MORTGAGE LOANS	33
General	33
Servicing Standards	34
Trust Advisor	34
Collections and Other Servicing Procedures	35
Insurance	35
Fidelity Bonds and Errors and Omissions Insurance	37
Servicing Compensation and Payment of Expenses	37
Advances	37
Modifications, Waivers and Amendments	38
Evidence of Compliance	38

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee	39
Events of Default	40
CREDIT ENHANCEMENT	41
General	41
Subordinate Certificates	41
Cross-Support Features	42
Letter of Credit	42
Certificate Guarantee Insurance	42
Reserve Funds	42
Overcollateralization	43
SWAP AGREEMENT	43
YIELD CONSIDERATIONS	44
General	44
Prepayment and Maturity Assumptions	44
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	45
Mortgages and Deeds of Trust Generally	46
Rights of Mortgagees or Beneficiaries	46
Foreclosure	47
Bankruptcy Issues	50
Automatic Stay	50
Sales Free and Clear of Liens	51
Post-Petition Credit	51
Modification of Lender’s Rights	51
Leases and Rents	52
Lease Assumption or Rejection by Tenant	53
Lease Rejection by Lessor – Tenant’s Rights	53
Intercreditor Issues	54
Avoidance Actions	54
Management Agreements	54
Certain of the Borrowers May Be Partnerships	55
Single Purpose Entity Covenants and Substantive Consolidation	56
State Law Limitations on Lenders	57
Environmental Risks	57
Rights of Redemption	60
Junior Mortgages; Rights of Senior Mortgagees	61
Anti-Deficiency Legislation	61
Statutory Liabilities	62
Enforceability of Certain Provisions	62
Prepayment Provisions	62
Due-on-Sale Provisions	62
Acceleration on Default	63
Servicemembers Civil Relief Act	63
Anti-Money Laundering, Economic Sanctions and Bribery	64
Potential Forfeiture of Assets	64
Applicability of Usury Laws	64
Alternative Mortgage Instruments	65
Leases and Rents	65
Secondary Financing; Due-on-Encumbrance Provisions	66
Certain Laws and Regulations	66
Type of Mortgaged Property	67
Americans With Disabilities Act	67
Terrorism Insurance Program	67
Cooperative Loans	68
FEDERAL INCOME TAX CONSEQUENCES	69
General	69
Federal Income Tax Consequences for REMIC Certificates	69

General	69
Status of REMIC Certificates	70
Qualification as a REMIC	70
Taxation of Regular Certificates	72
Sale, Exchange or Retirement of Regular Certificates	78
Tax Treatment of Exchangeable Certificates	79
Taxation of Residual Certificates	82
Taxes that May Be Imposed on the REMIC Pool	89
Liquidation of the REMIC Pool	90
Administrative Matters	91
Limitations on Deduction of Certain Expenses	91
Taxation of Certain Foreign Investors	92
3.8% Medicare Tax on “Net Investment Income”	93
Backup Withholding	93
Reporting Requirements	94
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	94
Standard Certificates	94
Stripped Certificates	97
Reporting Requirements and Backup Withholding	100
Taxation of Certain Foreign Investors	101
3.8% Medicare Tax on “Net Investment Income” for Standard and Stripped Certificates	101
STATE AND LOCAL TAX CONSIDERATIONS	102
ERISA CONSIDERATIONS	102
Prohibited Transactions	102
Unrelated Business Taxable Income — Residual Interests	103
LEGAL INVESTMENT	104
THE APPRAISAL REGULATIONS	105
PLAN OF DISTRIBUTION	105
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	107
LEGAL MATTERS	108
RATINGS	108
INDEX OF DEFINED TERMS	109

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	RBS Commercial Funding Inc., a Delaware corporation. Our telephone number is (203) 897-2700.

Description of Certificates; Ratings	The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.
The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

	•	the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

	•	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

	•	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

	•	the tax status of certificates;

	•	whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA; and

	•	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the applicable prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in any of (i) an early repayment of the related mortgage loan, (ii) a significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), (iii) a material impairment in property management, and (iv) a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common for under a mortgage loans will be special purpose entities.  Each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not part of a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default.  As a result, as delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by a servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the related servicing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of such related servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume such servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over A Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the related trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by the servicer or the trustee.  Any decision made by any of those parties in respect of the related trust or trust fund in accordance with the terms of such servicing agreement or indenture, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

•	the prepayment provisions of the related mortgage notes;

•	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

Environmental Law Considerations

Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of a trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

•	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

•	whether the trust will be treated for federal income tax purposes as one or more grantor trusts or REMICs;

•	the identity of each class within a series;

•	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

•
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

•	the identity of the master servicer;

•	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

•	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

•	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

•	the final scheduled distribution date of each class of offered certificates;

•	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

•	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate certificates;

•	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

•	the distribution dates for each class of offered certificates;

•	the representations and warranties to be made by us or another entity relating to the mortgage loans;

•	information with respect to the terms of the subordinate certificates or residual certificates, if any;

•	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

•
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

•	additional information with respect to the plan of distribution;

•	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

•	any significant obligors in accordance with Regulation AB under the Securities Act (17 CFR 229.1100 - 229.1123 (“Regulation AB” ));

•
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

•
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

•
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

•
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

RBS Commercial Funding Inc. (the “Depositor”) was incorporated in the State of Delaware on November 18, 1999 as Greenwich Capital Commercial Funding Corp., for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The Depositor changed its name to RBS Commercial Funding Inc. on July 8, 2009.  The principal executive offices of the Depositor are located at 600 Washington Boulevard, Stamford, Connecticut 06901. Its telephone number is (203) 897-2700. The Depositor will not have any material assets other than the trust funds.

Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor, if specifically set forth in the Agreement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended.  In addition, the bylaws of the Depositor provide that the Depositor will indemnify to the full extent permitted by law any person for any and all liabilities incurred by reason of the fact that the person is or was a director, officer, employee or agent of the Depositor or, at the request of the Depositor, served another corporation, partnership, joint venture, trust or other enterprise in such capacity.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSOR

Overview

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series.  The related prospectus supplement may identify a sponsor to be The Royal Bank of Scotland plc or RBS Financial Products Inc. (collectively, “The Royal Bank of Scotland”).

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliated entities and each of them is an affiliate of the depositor.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc and RBS Financial Products Inc. are indirect subsidiaries of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., who may be listed as an underwriter in the related prospectus supplement.  The principal offices of The Royal Bank of Scotland plc and RBS Financial Products Inc. in the United States

are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

RBS’s Commercial Mortgage Securitization Program.  The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of mortgage loans that The Royal Bank of Scotland originates:

•
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties.  These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

•
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, including RBS Commercial Mortgage Funding Inc., or another entity that acts in a similar capacity, who in turn transfers those mortgage loans to the issuing trust fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade,” typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)       a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)      all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)     all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

*           Whenever used in this prospectus the terms “certificates,” “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)       mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)      the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)     the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)  all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)  all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)  all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)  all proceeds from the liquidation of a mortgage loan (“Liquidation Proceeds”), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)  all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

(6)  any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)  any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)  any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)       remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)      to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)     pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)     reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)      make remittances to the Collection Account as required by the Agreement;

(ii)     pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)    provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)       to cure any ambiguity;

(ii)      to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)     to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)     for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

•
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

•	reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates then outstanding; or

•	alter the servicing standard set forth in the related Agreement.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC”) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)       the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)      the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)     the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)     mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)       information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)      updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)     financial information relating to the underlying Mortgaged Properties;

(iv)     information with respect to delinquent mortgage loans;

(v)      information on mortgage loans which have been modified; and

(vi)     information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the certificate administrator of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

•
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

•
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

•	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

•
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

•
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

•
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

•
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the certificate administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the certificate administrator will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan or lease is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.      mortgage loans with fixed interest rates;

2.      mortgage loans with adjustable interest rates;

3.      mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

4.      mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

5.      mortgage loans that provide for recourse against only the Mortgaged Properties; and

6.      mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)       the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)      the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)     the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)     the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)      the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)     the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

(vii)    the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)   the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)    the debt service coverage ratios relating to the mortgage loans;

(x)     information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)   information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)  payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

(i)     the mortgage note, endorsed to the order of the Trustee without recourse;

(ii)    the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)    any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)    a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)     if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)    a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)   any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)     have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)    have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)   have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)   comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.  A series may provide for multiple Master Servicers.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). A series may provide for multiple Special Servicers.  Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

•
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

•	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

•	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Trust Advisor

If so specified in the related prospectus supplement, an advisor (the “Trust Advisor”) may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Trust Advisor; (ii) the method of selection of the Trust Advisor; (iii) certain decisions as to which the Trust Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Trust Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Trust Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer (or any other party as may be identified in the related prospectus supplement) or us, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)     with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

(ii)    with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)   with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)   with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)    with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)   with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) and, therefore, could be rescinded in favor of the bankrupt’s estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent “fair consideration” (“reasonably equivalent value” under the Bankruptcy Code).  Although the reasoning and result of Durrett in respect of the Bankruptcy Code were rejected by the United States Supreme Court in May 1994, in BFP v. Resolution Trust Corp., the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, a lender may be unwilling to purchase the property from the trustee or referee for less than an amount equal to the principal amount of the mortgage, accrued or unpaid interest and the expenses of foreclosure.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Cooperative Loans

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Issues

Automatic Stay

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere substantially with and delay the ability of a secured mortgage lender to obtain payment of a loan, to exercise remedies to realize upon collateral and/or to enforce a deficiency judgment.  The delay and consequences of the delay caused by an automatic stay can be significant.  For example, upon the filing of a voluntary or involuntary petition for relief under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to obtain property of or from a debtor’s estate are subject to the automatic stay of Section 362(a) of the Bankruptcy Code.  Often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, a bankruptcy filing by or with respect to a third party may adversely affect a mortgage lender’s rights.  For example, the filing of a petition under the Bankruptcy Code by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is "necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior lien holder.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan of reorganization or lien avoidance proceeding or claims objection proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is

“adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease conditioned upon the commencement of a bankruptcy case or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing an assignment of rents, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  An assignment of rents and leases be unenforceable in bankruptcy (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a perfected security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the "ordinary course" exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract conditioned upon the commencement of a bankruptcy case or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this offering circular with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. If such an order were entered, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in trust or trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

•	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

•
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

•	involving radon; or

•	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as the Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates.  In addition, each of the Depositor, the trust fund, the initial purchasers, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, we cannot assure you that such a defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” in this prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the offered certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates issued by a REMIC Pool are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Cadwalader, Wickersham & Taft LLP will render its opinion that, assuming (i) the making of appropriate and timely elections, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, for federal income tax purposes, (a) each REMIC Pool will qualify as a REMIC, (b) the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and (c) the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day,” which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” Section 860A through 860G of the Code, along with the related regulations and announcements promulgated by the U.S. Treasury (the “REMIC Provisions”) provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, loans secured by timeshare interests that represent undivided fractional fee interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification or as of the Startup Day. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the case of each REMIC Pool, the Regular Certificates will constitute one or more classes of regular interests, and the Residual Certificates will constitute a single class of residual interests on which distributions are made pro rata.

If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the

Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Provisions, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained and not previously deducted during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below the holder’s basis in the Regular Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments.  Losses attributable to interest previously reported as income and losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business.  Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC Pool.  A Residual Certificateholder must account separately for its interest in each REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Provisions appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Provisions currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium

Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount

The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Provisions provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium

Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations

If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Provisions provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any non-U.S. Person or its agent other than (i) a non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests

The REMIC Provisions would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Provisions, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Provisions explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)   the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)   the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors

The REMIC Provisions provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property,” taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non-resident aliens, foreign corporations or other non-U.S. Persons (i.e., any person that is not a U.S. Person) will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is an individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8BEN-E, if the non-U.S. Person is an entity eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. Additional information may be required by holders that are “foreign financial institutions” under FACTA. See “—Foreign Accounting Tax Compliance Act” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person.  In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having non-U.S. Persons as partners.  Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) non-U.S. Persons, will be prohibited under the related Agreement.

Foreign Accounting Tax Compliance Act

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.     A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.     A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.     A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased if its “stated redemption price at maturity” exceeds its “issue price” by more than a de minimis amount.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations other than in the case of an interest-only Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the Closing Date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) (a) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any assets of the Trust Fund are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Taxation of Certain Foreign Investors—Regular Certificates.”

For a discussion of requirements that may be imposed on “foreign financial institutions” under the Foreign Accounting Tax Compliance Act, see “—Taxation of Certain Foreign Investors—Foreign Accounting Act Compliance Act” above.

3.8% Medicare Tax on “Net Investment Income” for Standard and Stripped Certificates

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—3.8% Medicare Tax on “Net Investment Income”” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets,” it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity.  The Pension Protection Act of 2006 contains a provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

Certain exceptions are provided in the Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates.”

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

•	are rated in one of two highest rating categories by at least one NRSRO; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions.  Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of offered certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certiﬁcates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by means of this prospectus and the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of offered certificates will describe the method of offering of the series, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of offered certificates may be made through a combination of two or more of these methods:

1.   By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

2.   By placements by the Depositor with investors through dealers; and

3.   By direct placements by the Depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by RBS Securities Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. RBS Securities Inc. is an affiliate of the Depositor and, as such, RBS Securities Inc. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, RBS Securities Inc., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the offered certificates.

If specified in the prospectus supplement relating to a series of offered certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the offered certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of such certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of offered certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the offered certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement.  All documents (other than annual reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901 (phone: (203) 897-2700).

This prospectus and the prospectus supplement for each series are parts of our registration statement filed with the SEC pursuant to the Securities Act File No. 333-177891 (the “Registration Statement”). This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in the Registration Statement. For further information, please see the Registration Statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the SEC upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.  The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 600 Washington Boulevard, Stamford, Connecticut 06901 (phone: 1-866-884-2071), Attention:  Legal Department or by emailing rbscmbs@rbs.com.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the Registration Statement, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

1

1986 Act	72

A

ADA	67
Advances	37
Agreement	20
Appraisal Regulations	105
Assessment of Compliance	38

B

Balloon Payments	45
Bankruptcy Code	48
beneficial owner	21

C

CERCLA	59
Certificateholders	22
Closing Date	31
Code	69
Collection Account	23
Cut-Off Date	23

D

Defective Mortgage Loans	33
Department	103
Depositor	18
Depository	21
Disqualified Non-U.S. Person	87
Disqualified Organization	103
Distribution Account	23
Distribution Date	22

E

EDGAR	27
Environmental Condition	59
ERISA	102
ERISA Plans	102
Event of Default	40
Exchange Act	20
Exchangeable Certificates	27

F

FATCA	93
FDIA	14
Financial Intermediary	21

FIRREA	105
FIRREA Appraisal	105
Form 8-K	31

G

Garn-St Germain Act	62

H

Holders	22

I

Insurance Proceeds	23
IRS	71

L

Lender Liability Act	59
Letter of Credit Bank	42
Liquidation Proceeds	23

M

Master Servicer	33
Master Servicer Remittance Date	24
Mortgage Loan File	32
Mortgage Loan Schedule	31
Mortgaged Property	29
Mortgages	29

N

NRSRO	20

O

OID Regulations	73

P

Pass-Through Entity	86
Patriot Act	64
Permitted Investments	25
Plans	102
Prepayment Assumption	74
Prepayment Premium	24
Property Protection Expenses	24

R

Random Lot Certificates	73
Rating Agency	20

Registration Statement	107
Regular Certificateholder	72
Regulation AB	17
Regulations	103
Relief Act	63
REMIC	25
REMIC Pool	69
REMIC Provisions	70
REO Account	24
REO Property	23
Repurchase Price	32
Requirements	64
Residual Certificateholder	82
Responsible Party	32

S

SEC	18
Secured-Creditor Exemption	59
Securities Act	18
Senior Certificates	41
Servicing Fee	37
Similar Law	102
SMMEA	104
Special Servicer	34
Specially Serviced Mortgage Loans	34
Standard Certificateholder	94
Standard Certificates	94
Startup Day	70
Stripped Certificateholder	99
Stripped Certificates	94, 97
Subordinate Certificates	41
Substitute Mortgage Loans	33

T

The Royal Bank of Scotland	18
Title V	65
Title VIII	65
Treasury	67
TRIPRA	67
Trust Advisor	34
Trust Fund	20
Trustee	27

U

U.S. Person	88
Underwriter’s Exemption	103

V

Voting Rights	40

				$754,253,000 (APPROXIMATE) WFRBS Commercial Mortgage Trust 2014-C25 (as Issuing Entity) RBS Commercial Funding Inc. (as Depositor) Commercial Mortgage Pass-Through Certificates, Series 2014-C25
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

		Prospectus supplement
Summary			S-1
Risk Factors			S-62
Risks Related to the Offered Certificates			S-62
Risks Related to Mortgage Loans and Mortgaged
Properties			S-78
Risks Related to Conflicts of Interest			S-114
Other Risks			S-125
Description of the Mortgage Pool			S-131
Transaction Parties			S-189
Description of the Offered Certificates			S-262
Yield and Maturity Considerations			S-304
The Pooling and Servicing Agreement Use of Proceeds			S-320 S-409
Material Federal Income Tax Consequences			S-409
State and Local Tax Considerations			S-413
ERISA Considerations			S-413
Legal Investment Method of Distribution (Underwriter Conflicts of Interest)			S-415 S-416
Legal Matters			S-418
Certain Legal Aspects of the Mortgage Loans			S-418
Ratings			S-420
Index of Significant Definitions			S-423
ANNEX A	–	Certain Characteristics of the Mortgage Loans		Class A-1	$ 31,829,000
		and Mortgaged Properties	A-1	Class A-2	$ 42,716,000
ANNEX B	–	Top Fifteen Loan Summaries	B-1	Class A-3	$ 35,436,000
ANNEX C	–	Mortgage Pool Information	C-1	Class A-4	$ 210,000,000
ANNEX D	–	Additional Mortgage Loan		Class A-5	$ 235,930,000
		Information/Definitions	D-1	Class A-SB	$ 57,125,000
ANNEX E-1	–	Mortgage Loan Seller Representations and		Class A-S	$ 73,345,000
		Warranties	E-1-1	Class B	$ 38,315,000
ANNEX E-2	–	Exceptions to Representations and		Class C	$ 29,557,000
		Warranties	E-2-1	Class PEX	$ 141,217,000
ANNEX F	–	Global Clearance, Settlement and Tax		Class X-A	$ 686,381,000
		Documentation Procedures	F-1	Class X-B	$ 129,176,000
ANNEX G	–	Form of Trust Advisor Annual Report	G-1
ANNEX H	–	Class A-SB Planned Principal Balance
		Schedule	H-1

Prospectus
Table of Contents			3	PROSPECTUS SUPPLEMENT
Summary of Prospectus			6
Risk Factors			7
The Prospectus Supplement			16
The Depositor			18	RBS Wells Fargo Securities Deutsche Bank Securities November 19, 2014
The Sponsor			18
Use of Proceeds			19
Description of the Certificates			20
The Mortgage Pools			29
Servicing of the Mortgage Loans			33
Credit Enhancement			41
Swap Agreement			43
Yield Considerations			44
Certain Legal Aspects of the Mortgage Loans			45
Federal Income Tax Consequences			69
State and Local Tax Considerations			102
ERISA Considerations			102
Legal Investment			104
The Appraisal Regulations			105
Plan of Distribution			105
Incorporation of Certain Information by Reference			107
Legal Matters			108
Ratings			108
Index of Defined Terms			109

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.